UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies:
Common stock, par value $0.01 per share, of Westinghouse Air Brake Technologies Corporation

	2.	Aggregate number of securities to which transaction applies:

98,480,083 (represents an estimate of the maximum number of shares of common stock of Westinghouse Air Brake Technologies Corporation (“Wabtec”) issuable upon completion of the transactions contemplated by the Agreement and Plan of Merger dated as of May 20, 2018, among General Electric Company, Transportation Systems Holdings Inc. (“SpinCo”), Wabtec and Wabtec US Rail Holdings, Inc. (the “Merger Agreement”), as described in this proxy statement).

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$109.31 (calculated in accordance with Rule 0-11(c)(1)(i) and 0-11(a)(4) under the Securities Exchange Act of 1934, as amended, based on the average of the high and low prices of shares of common stock of Wabtec, into which shares of common stock of SpinCo will be converted, as reported on the New York Stock Exchange on August 1, 2018).

	4.	Proposed maximum aggregate value of transaction: $10,764,857,873

Calculated pursuant to Rule 0-11(c)(1)(i) and 0-11(a)(4) under the Securities Exchange Act of 1934, as amended, based on the average of the high and low prices of shares of common stock of Wabtec, into which shares of common stock of SpinCo will be converted, as reported on the New York Stock Exchange on August 1, 2018 and based on the expected merger exchange ratio.

	5.	Total fee paid: $1,340,225
Calculated pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended, and Rule 0-11(c)(1)(i) thereunder, by multiplying $10,764,857,873 by 0.0001245.

☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount previously paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing party:

	4.	Date Filed:

Explanatory Note

This proxy statement relates to a special meeting of stockholders of Westinghouse Air Brake Technologies Corporation (“Wabtec”) to approve the proposals described herein with respect to the merger (the “Merger”) of Wabtec US Rail Holdings, Inc., a Delaware corporation (“Merger Sub”), which is a wholly owned subsidiary of Wabtec, with and into Transportation Systems Holdings Inc., a Delaware corporation (“SpinCo”), which is a wholly owned subsidiary of General Electric Company (“GE”), whereby the separate corporate existence of Merger Sub will cease and SpinCo will continue as the surviving company and as a wholly owned subsidiary of Wabtec. SpinCo will file a registration statement with the Securities and Exchange Commission (the “SEC”) to register shares of its common stock, par value $0.01 per share, certain of which common shares will be distributed to GE stockholders prior to the Merger. In the Merger, the shares of SpinCo common stock held by GE and GE stockholders will be converted into the right to receive shares of Wabtec common stock. In addition, Wabtec has filed a registration statement on Form S-4 (No. 333-227444) with the SEC to register the shares of its common stock, par value $0.01 per share, that will be issued in the Merger. The Merger will be preceded by a direct sale of certain assets of GE Transportation (the “Direct Sale”) from GE to Wabtec US Rail, Inc. (the “Direct Sale Purchaser”) in exchange for a cash payment of $2.9 billion. Concurrently, the Direct Sale Purchaser will assume certain liabilities of GE Transportation in connection with the Direct Sale. GE and Wabtec may elect, in an economically equivalent structure, to reduce the assets included in the Direct Sale by $25 million and, in such event, GE would contribute such assets to SpinCo and would receive shares of non-voting preferred stock in SpinCo (the “SpinCo preferred stock”) in the SpinCo Transfer in addition to the SpinCo common stock that GE will otherwise be receiving in the SpinCo Transfer. If GE and Wabtec make such an election, the Direct Sale Price would be reduced by $25 million. The SpinCo preferred stock would not be distributed in the Distribution or converted in the Merger and, accordingly, would remain outstanding as stock of SpinCo and held by GE immediately following the effective time of the Merger. The SpinCo preferred stock would pay cumulative quarterly dividends at a rate, and have other terms, to be agreed by GE and Wabtec that would be intended to result in the fair market value of the SpinCo preferred stock equaling its face value. At any time after the seventh anniversary of the effective time of the Merger, SpinCo would be permitted (but would not be obligated) to redeem the SpinCo preferred stock for a per share redemption price (including an amount in satisfaction of any accrued and unpaid dividends).

Based on market conditions prior to the closing of the Merger, corporate finance considerations and timing considerations, GE will determine whether the shares of SpinCo common stock that will be distributed to GE stockholders will be distributed in a spin-off or a split-off. In a spin-off, all GE stockholders would receive from GE, on a pro rata basis, a number of shares of SpinCo common stock constituting not less than 80.25% of the outstanding shares of SpinCo common stock (the “Distribution Shares”). In a split-off, GE would offer its stockholders the option to exchange shares of GE common stock for shares of SpinCo common stock in an exchange offer, resulting in a reduction in GE’s outstanding shares. If the exchange offer is undertaken and consummated, the remaining Distribution Shares, if any, would be distributed on a pro rata basis to GE stockholders whose shares of GE common stock remain outstanding after the consummation of the exchange offer. Immediately following the consummation of the spin-off or split-off, as the case may be, and in connection with the Merger, the shares of SpinCo held by GE and GE stockholders will be converted into the right to receive shares of Wabtec common stock in the Merger. This proxy statement and Wabtec’s registration statement on Form S-4 assume that the Distribution Shares will be distributed to GE stockholders pursuant to a spin-off. In addition, SpinCo has filed a registration statement on Form 10 (No. 000-55990) to register the Distribution Shares under the assumption that such shares of SpinCo common stock will be distributed to GE stockholders pursuant to a spin-off. GE may make its final decision as to whether the SpinCo common stock will be distributed in a spin-off or split-off after the date of the special meeting.

NOTICE OF SPECIAL MEETING—NOVEMBER 14, 2018
AND PROXY STATEMENT

MERGER PROPOSED—YOUR VOTE IS IMPORTANT

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
1001 Air Brake Avenue
Wilmerding, Pennsylvania 15148

Dear Wabtec Stockholder:

We invite you to attend the special meeting of stockholders of Westinghouse Air Brake Technologies Corporation (“Wabtec”), doing business as Wabtec Corporation, on November 14, 2018 at 9:00 a.m. Eastern time in Pittsburgh, Pennsylvania.

At the special meeting you will be asked to:

1.	authorize the issuance of shares of Wabtec common stock in the Merger (the “Share Issuance”);
2.	amend Wabtec’s Restated Certificate of Incorporation dated January 30, 1995, as amended December 31, 2003 and May 14, 2013 (the “Wabtec Charter”), to increase the number of authorized shares of common stock from 200 million to 500 million (the “Wabtec Charter Amendment”); and
3.	if it is determined by the board of directors to be necessary or appropriate, approve adjournments or postponements of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance and the Wabtec Charter Amendment.

As previously announced, on May 20, 2018, Wabtec entered into an Agreement and Plan of Merger (the “Merger Agreement”) with General Electric Company (“GE”), Transportation Systems Holdings Inc., a Delaware corporation (“SpinCo”), which is a wholly owned subsidiary of GE, and Wabtec US Rail Holdings, Inc., a Delaware corporation (“Merger Sub”), which is a wholly owned subsidiary of Wabtec, pursuant to which Wabtec will combine with GE’s transportation business (collectively, “GE Transportation”) in a modified Reverse Morris Trust transaction, through the merger (the “Merger”) of Merger Sub with and into SpinCo, whereby the separate corporate existence of Merger Sub will cease and SpinCo will continue as the surviving company and as a wholly owned subsidiary of Wabtec. The Merger will be preceded by a direct sale of certain assets of GE Transportation (the “Direct Sale”) from GE to Wabtec US Rail, Inc. (the “Direct Sale Purchaser”) in exchange for a cash payment of $2.9 billion. Concurrently, the Direct Sale Purchaser will assume certain liabilities of GE Transportation in connection with this purchase.

If the proposals to approve the Share Issuance and the Wabtec Charter Amendment are not approved, the Merger and the related transactions cannot be completed.

As more fully described in the accompanying proxy statement, in order to complete the Merger and the related transactions, immediately following the Direct Sale, GE will transfer the remaining business and operations of GE Transportation to SpinCo (to the extent not completed previously) and GE will distribute certain of the shares of SpinCo’s common stock to GE’s stockholders by way of a spin-off or a split-off (the “Distribution”), as determined in GE’s discretion. Immediately after the Distribution, the Merger will be completed, and each outstanding share of SpinCo common stock will be converted automatically into the right to receive a number of shares of Wabtec common stock based on the exchange ratio set forth in the Merger Agreement.

Upon consummation of the Merger and calculated based on Wabtec’s outstanding common stock immediately prior to the Merger on a fully-diluted, as-converted and as-exercised basis, 50.1% of the outstanding shares of Wabtec common stock would be held collectively by GE and pre-Merger holders of GE common stock (with approximately 9.9% of the outstanding shares of Wabtec common stock expected to be held by GE) and 49.9% of the outstanding shares of Wabtec common stock would be held by pre-Merger Wabtec stockholders. The shares held by GE will be subject to GE’s obligations under (x) the Tax Matters Agreement to sell a number of shares of Wabtec common stock within two years of the Distribution Date (as described in the section of this proxy statement entitled “Other Agreements—Tax Matters Agreement”) and (y) the Shareholders Agreement to sell, subject to limited exceptions, all of the shares of Wabtec common stock GE beneficially owns within three years of the closing date of the Merger and prior thereto, to vote all of such shares in the proportion required under the Shareholders Agreement (as described in the section of this proxy statement entitled “Other Agreements—Shareholders Agreement”). After the Merger, the Wabtec common stock will continue to be listed on the New York Stock Exchange (“NYSE”) under Wabtec’s current symbol, “WAB.”

Where calculations are presented in this proxy statement on a fully-diluted, as-converted and as-exercised basis, such calculations reflect a number of outstanding shares of Wabtec common stock that will be higher than the number of shares of Wabtec common stock actually outstanding at the relevant time, which variance may affect the actual percentages upon consummation of the Merger. Such calculations also make assumptions about the ownership of Wabtec common stock by, among others, holders of Wabtec equity awards.

The board of directors of Wabtec recommends that stockholders vote:

1.	“FOR” the authorization of the issuance of shares of Wabtec common stock in the Merger (the “Share Issuance”);
2.	“FOR” the amendment to Wabtec’s Restated Certificate of Incorporation dated January 30, 1995, as amended December 31, 2003 and May 14, 2013, to increase the number of authorized shares of common stock from 200 million to 500 million (the “Wabtec Charter Amendment”); and
3.	If it is determined by the board of directors to be necessary or appropriate, “FOR” the approval of adjournments or postponements of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance and the Wabtec Charter Amendment.

The Wabtec Board has fixed the close of business on October 11, 2018 as the record date for the determination of stockholders entitled to receive notice of and vote at the special meeting or any adjournment(s) thereof.

Your vote is very important. Whether or not you plan to attend the special meeting, please vote by completing, signing and dating the enclosed proxy card for the special meeting and mailing the proxy card in the enclosed envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” each of proposals 1 through 3 presented at the special meeting. In addition, you may vote by proxy by calling the toll-free telephone number or by using the Internet as described in the instructions included with the enclosed proxy card. If you do not return your proxy card, vote over the Internet or by telephone, or if you do not specifically instruct your bank, broker or other nominee how to vote any shares that are held for you in “street name,” your shares will not be voted at the special meeting. Voting over the Internet, by telephone or by proxy card does not affect your right to vote in person if you attend the special meeting.

If you have any questions or need assistance voting your shares of Wabtec common stock, please contact Morrow Sodali LLC, Wabtec’s proxy solicitor, by calling (800) 662-5200 toll-free.

This document is a proxy statement of Wabtec for its use in soliciting proxies for the special meeting. This proxy statement answers questions about the Merger, the related transactions and the special meeting and includes a summary description of the Merger and the related transactions. We urge you to review this entire document carefully. In particular, you should consider the matters discussed under “Risk Factors” beginning on page 115.

Sincerely yours,

Albert J. Neupaver
Executive Chairman

This proxy statement is dated October 12, 2018 and is first being mailed to Wabtec stockholders on or about October 12, 2018.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
1001 Air Brake Avenue
Wilmerding, Pennsylvania 15148

NOTICE OF SPECIAL MEETING—NOVEMBER 14, 2018

Date, Time and Place

•	November 14, 2018
•	9:00 a.m. Eastern time
•	The Duquesne Club, 325 Sixth Avenue, Pittsburgh, Pennsylvania 15222

Purpose

•	Authorize the issuance of shares of Wabtec common stock in the Merger (the “Share Issuance”).
•	Amend Wabtec’s Restated Certificate of Incorporation dated January 30, 1995, as amended December 31, 2003 and May 14, 2013 (the “Wabtec Charter”), to increase the number of authorized shares of common stock from 200 million to 500 million (the “Wabtec Charter Amendment”).
•	If it is determined by the board of directors to be necessary or appropriate, approve adjournments or postponements of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance and the Wabtec Charter Amendment.

Procedures

•	If you own stock directly, please vote by Internet, by telephone or by completing, signing and dating the enclosed proxy card for the special meeting and mailing the proxy card in the enclosed envelope.
•	If you own stock through a bank, stockbroker or trustee, please vote by following the instructions included in the material that you receive from your bank, stockbroker or trustee.
•	Only stockholders of record on October 11, 2018 will receive notice of and may vote at the special meeting.

Please refer to the proxy statement of which this notice is a part for further information with respect to the business to be transacted at the Wabtec special meeting. Wabtec will transact no other business at the meeting except such business as may properly be brought before the meeting or any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT!
REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET Go to the website address on your proxy card or voting instruction form and follow the instructions.	BY MAIL Sign, date and return your proxy card or voting instruction form in the enclosed envelope.

BY TELEPHONE Call the toll-free number on your proxy card or voting instruction form and follow the instructions for telephone voting shown on your proxy card or voting instruction form.	IN PERSON Attend the special meeting in Pittsburgh, Pennsylvania.

The Wabtec board of directors (the “Wabtec Board”) has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, the Share Issuance and the Wabtec Charter Amendment, and determined that the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of Wabtec and its stockholders. The Wabtec Board unanimously recommends that Wabtec stockholders vote FOR each of proposals 1 through 3 being submitted to a vote of stockholders at the special meeting. In considering the recommendation of the Wabtec Board, you should be aware that Wabtec directors and executive officers have financial interests in the transactions that are different from, or in addition to, the interests of Wabtec stockholders generally. See the section entitled “The Transactions—Interests of Wabtec’s Directors and Executive Officers in the Transactions” of the accompanying proxy statement.

If you have any questions concerning the proxy statement, would like additional copies of this proxy statement, or need help voting your shares of Wabtec common stock, please contact the proxy solicitor at:

Morrow Sodali LLC
470 West Ave, Stamford, CT 06902
Stockholders, please call Toll Free 1-800-662-5200
Banks and Brokerage Firms, please call 1-203-658-9400

Your vote is important. Please vote over the Internet, by telephone or by returning your proxy card promptly.

David L. DeNinno
Executive Vice President,
General Counsel and Secretary
October 12, 2018

i

Annexes
The Merger Agreement	A
The Separation Agreement	B
The Voting Agreement	C
Form of the Shareholders Agreement	D
Form of the Employee Matters Agreement	E
Form of the Tax Matters Agreement	F
Opinion of Goldman Sachs.	G

Helpful Information

For a description of the use of certain terms in this proxy statement, please see the section of this proxy statement entitled “Certain Definitions” beginning on page 186.

References to Additional Information

This proxy statement incorporates important business and financial information about Wabtec from documents filed with the Securities and Exchange Commission (“SEC”) that is not included in or delivered with this proxy statement. This information is available to Wabtec stockholders without charge by accessing the SEC’s website maintained at www.sec.gov or upon written request directed to David L. DeNinno, Esq., Executive Vice President, General Counsel and Secretary, Westinghouse Air Brake Technologies Corporation, 1001 Air Brake Avenue, Wilmerding, Pennsylvania 15148-0001, Telephone: (412) 825-1000. See “Where You Can Find More Information; Incorporation by Reference.”

All information contained or incorporated by reference in this proxy statement with respect to Wabtec, Merger Sub, Direct Sale Purchaser and their respective subsidiaries, as well as information on Wabtec after the consummation of the Transactions, has been provided by Wabtec. All information contained or incorporated by reference in this proxy statement with respect to GE, SpinCo or their respective subsidiaries or GE Transportation and with respect to the terms and conditions of the Distribution has been provided by GE.

The information included in this proxy statement regarding the Distribution is being provided for informational purposes only and does not purport to be complete. For additional information on the Distribution and the terms and conditions thereof, Wabtec stockholders are urged to read SpinCo’s registration statement that was filed on Form 10 (No. 000-55990) under the assumption that shares of SpinCo common stock will be distributed to GE stockholders pursuant to a spin-off (or such other form as may be required by applicable SEC rules), Wabtec’s registration statement on Form S-4 (No. 333-227444), and all other documents GE, SpinCo or Wabtec file with the SEC relating to the Merger. This proxy statement constitutes only a proxy statement for Wabtec stockholders relating to the special meeting and is not an offer to sell or a solicitation of an offer to purchase shares of Wabtec common stock, GE common stock or SpinCo common stock.

Questions and Answers About the Special Meeting and the Transactions

The following are some of the questions that Wabtec stockholders may have and answers to those questions. These questions and answers, as well as the summary section that follows, are not meant to be a substitute for the information contained in the remainder of this proxy statement, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this proxy statement. You are urged to read this proxy statement in its entirety prior to making any decision.

Questions and Answers About the Special Meeting

Why am I receiving these materials?

Stockholder approval of the Share Issuance and the Wabtec Charter Amendment is required in connection with the Merger. Wabtec is holding a special meeting of its stockholders to obtain such approvals. The Merger, together with the Direct Sale, will have the effect of combining GE Transportation with Wabtec’s existing business. Wabtec cannot complete the Merger unless the Share Issuance is approved by a majority of votes cast by Wabtec stockholders on the Share Issuance proposal at the special meeting and the Wabtec Charter Amendment is approved by a majority of the outstanding shares of Wabtec common stock.

This proxy statement includes important information about the Transactions and the special meeting of Wabtec stockholders. Wabtec stockholders should read this information carefully and in its entirety. Copies of the Material Agreements are attached as Annexes A through F to this proxy statement. The special meeting of stockholders will be held at 9:00 a.m. Eastern time, on November 14, 2018 at The Duquesne Club, 325 Sixth Avenue, Pittsburgh, Pennsylvania 15222. The enclosed voting materials allow Wabtec stockholders to vote their shares without attending the Wabtec special meeting. The vote of Wabtec stockholders is very important and Wabtec encourages its stockholders to vote their proxy as soon as possible. Please follow the instructions set forth on the enclosed proxy card (or on the voting instruction form that is provided to you by the record holder if your shares of Wabtec common stock are held in the name of a bank, broker or other nominee).

What proposals will be voted on at the special meeting?

Wabtec stockholders will vote on the following proposals:

1.	To authorize the issuance of shares of Wabtec common stock in the Merger (the “Share Issuance”).
2.	To amend the Wabtec Charter to increase the number of authorized shares of common stock from 200 million to 500 million (the “Wabtec Charter Amendment”).
3.	If it is determined by the board of directors to be necessary or appropriate, to approve adjournments or postponements of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance and the Wabtec Charter Amendment.

What votes are required to approve the Proposals?

Pursuant to NYSE rules and as required under the Merger Agreement, Proposal 1 (the Share Issuance) must be approved by a majority of the votes cast by Wabtec stockholders on Proposal 1 at the special meeting. An abstention will be treated as a vote cast under NYSE rules and will have the same effect as a vote against the proposal. In accordance with applicable rules, banks, brokers and other nominees who hold shares of common stock in “street name” on behalf of beneficial owners do not have discretionary authority to vote the shares with respect to the proposals described in this proxy statement. If your shares are held in “street name” and you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted. Because only votes cast with respect to Proposal 1 are counted, a failure to instruct your broker, bank or other nominee to vote your shares held in “street name” will have no effect on the outcome of Proposal 1. If Proposal 1 is not approved, the Merger cannot be completed.

In accordance with applicable law and as required under the Merger Agreement, Proposal 2 (the Wabtec Charter Amendment) must be approved at the special meeting by a majority of the outstanding shares of Wabtec common stock. An abstention will have the same effect as a vote against the proposal. In accordance with applicable rules, banks, brokers and other nominees who hold shares of common stock in “street name” on behalf of beneficial owners do not have discretionary authority to vote the shares with respect to the proposals described in this proxy statement. If your shares are held in “street name” and you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted. Because the required vote with respect to Proposal 2 is based upon the number of outstanding Wabtec shares and not the number of shares that are actually voted, a failure to instruct your broker, bank or other nominee to vote your shares held in “street name” will have the same effect as a vote cast against the Wabtec Charter Amendment. If Proposal 2 is not approved, the Merger cannot be completed.

Proposal 3 (the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 and Proposal 2) must be approved by a majority of the votes cast by Wabtec stockholders on Proposal 3 at the special meeting. Because only votes present and entitled to vote at the special meeting are counted, a failure to instruct your broker, bank or other nominee to vote your shares held in “street name” will have no effect on the outcome of Proposal 3.

Approval of any other matter that properly comes before the special meeting shall, unless required otherwise by applicable law or the Wabtec Bylaws, require the affirmative vote of a majority of shares present and entitled to vote on the matter.

Who is entitled to vote at the special meeting?

Only stockholders of record of Wabtec common stock as of the close of business on the record date of October 11, 2018 are entitled to notice of, and to vote at, the special meeting. Each share of Wabtec common stock represents one vote. There were 96,614,946 shares of common stock outstanding as of October 11, 2018.

A list of stockholders entitled to vote at the meeting will be available for inspection by any Wabtec stockholder for any purpose germane to the special meeting at 1001 Air Brake Avenue, Wilmerding, PA 15148 for at least 10 days prior to the special meeting and will also be available for inspection at the special meeting.

How do I vote my shares?

Shares of common stock represented by a properly executed and timely proxy will, unless it has previously been revoked, be voted in accordance with its instructions. In the absence of specific instructions, the shares represented by a properly executed and timely proxy will be voted in accordance with the Wabtec Board’s recommendations as follows:

FOR the Share Issuance;

FOR the Wabtec Charter Amendment; and

FOR the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

No other business is expected to come before the special meeting; however, should any other matter properly come before the special meeting, the proxy holders intend to vote such shares in accordance with their best judgment on such matter.

If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the special meeting or by one of the three following methods:

•	Vote by Internet, by going to the website address on your proxy card or voting instruction form and following the instructions for Internet voting shown on the website.
•	Vote by Telephone, by dialing the toll-free number on your proxy card or voting instruction form and following the instructions for telephone voting shown on the proxy card or voting instruction form.
•	Vote by Proxy Card, by completing, signing, dating and mailing a proxy card or voting instruction form in the envelope provided.

If a Wabtec stockholder’s shares are held in “street name” through its bank, broker or other nominee, will that bank, broker or other nominee vote those shares?

If your shares are held by a bank, broker or other nominee on your behalf in “street name,” your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card. Please follow the instructions for voting that your bank, broker or other nominee sends you. If you receive instructions from more than one bank, broker or nominee, please respond to each set of instructions.

In accordance with the applicable rules, banks, brokers and other nominees who hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to any of the matters to be considered at the special meeting. Because banks, brokers and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if you fail to provide your bank, broker or other nominee with voting instructions with respect to your shares held in “street name” with respect to at least one of the proposals, then those shares will not be present in person or represented by proxy at the special meeting. Accordingly, there will be no broker non-votes and shares held in “street name” will not be voted on any of the proposals unless the bank, broker or other nominee has received voting instructions from its customer with respect to such proposal.

If a Wabtec stockholder is not going to attend the special meeting, should that stockholder return its proxy card or otherwise vote its shares?

Yes. Returning the proxy card or voting by calling the toll-free number shown on the proxy card or visiting the website shown on the proxy card before the required deadline ensures that the shares will be represented and voted at the special meeting, even if a Wabtec stockholder will be unable to or does not attend.

What are the voting deadlines?

The deadline for submitting a proxy using the Internet or the telephone is 11:59 p.m. Eastern time on November 13, 2018. If you are returning a proxy card by mail, you should mail your completed proxy card sufficiently in advance for it to be received no later than 11:59 p.m. Eastern time on November 13, 2018.

Do I need an admission ticket to attend the special meeting?

Yes. If you attend the special meeting, you will be asked to present an admission ticket or proof of ownership and valid photo identification. Your admission ticket is:

•	Attached to your proxy card;
•	Can be printed from the online voting site; or
•	A letter or a recent account statement showing your ownership of Wabtec common stock as of the record date, if you hold shares through a bank, broker or other nominee.

What constitutes a quorum?

To conduct the business of the special meeting, there must be a quorum. This means at least a majority of the outstanding shares of Wabtec common stock entitled to vote on the record date must be present in person or represented by proxy at the meeting. You are considered a part of the quorum if you vote over the Internet, by telephone or by submitting a properly signed proxy card. If you are present in person or represented by proxy at the meeting, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists. Because banks, brokers and other nominees who hold shares of common stock in “street name” on behalf of beneficial owners do not have discretionary authority to vote the shares with respect to the proposals described in this proxy statement, a failure to instruct your broker, bank or other nominee to vote your shares held in “street name” with respect to at least one of the proposals means your shares will not be present in person or represented by proxy at the special meeting and will not be counted toward determining whether a quorum exists. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement and will subject Wabtec to additional expense.

Can I change my vote after mailing my proxy card or submitting voting instructions by Internet or telephone?

Yes, you can change your vote in any of the following ways:

•	by sending a signed notice of revocation to the Secretary of Wabtec at 1001 Air Brake Avenue, Wilmerding, PA 15148, that is received prior to 11:59 p.m. Eastern time on November 13, 2018, stating that the Wabtec stockholder revokes its proxy;
•	by properly completing a new proxy card bearing a later date and properly submitting it so that it is received prior to the special meeting;

•	by logging onto the Internet website specified on the proxy card in the same manner a stockholder would to submit its proxy electronically or by calling the toll-free number specified on the proxy card, in each case, prior to 11:59 p.m. Eastern time on November 13, 2018, and in each case if the Wabtec stockholder is eligible to do so and following the instructions on the proxy card; or
•	by attending the special meeting and voting in person.

Simply attending the special meeting will not revoke a proxy. In the event of multiple online or telephone votes by a stockholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the stockholder unless such vote is revoked in person at the special meeting.

If a Wabtec stockholder holds shares in “street name” through its bank, broker or other nominee, and has directed such person to vote its shares, it should instruct such person to change its vote, or if in the alternative a Wabtec stockholder wishes to vote in person at the special meeting, it must bring to the special meeting a letter from the bank, broker or other nominee confirming its beneficial ownership of the shares and that the bank, broker or other nominee is not voting the shares at the special meeting.

Who is soliciting these proxies?

Wabtec is soliciting these proxies and the cost of the solicitation will be borne by Wabtec, including the charges and expenses of record holders holding shares in their name as nominee that are incurred in connection with forwarding proxy materials to the beneficial owners of such shares.

In addition to the use of the mail, proxies may be solicited by Wabtec’s officers, directors and employees in person, by telephone or by email. Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. To help assure the presence, in person or by proxy, of the largest number of Wabtec stockholders possible, Wabtec has also retained Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902, to assist in soliciting proxies on Wabtec’s behalf. Wabtec has agreed to pay Morrow Sodali LLC a proxy solicitation fee of $17,500.00, plus reasonable out-of-pocket costs and expenses.

Where can I find the voting results of the special meeting?

Wabtec intends to announce preliminary voting results at the special meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days of the special meeting.

Questions and Answers About the Transactions

What is Wabtec proposing?

Wabtec is proposing to combine GE Transportation with Wabtec’s existing business, which will be effected through a series of transactions, including the Merger, that are described in more detail below and elsewhere in this proxy statement.

What are the key steps of the Transactions?

Below is a summary of the key steps of the Transactions. A step-by-step description of material events relating to the Transactions is set forth under “The Transactions.”

•	GE will conduct the Internal Reorganization.
•	Certain assets of GE Transportation will be sold by GE to Direct Sale Purchaser for a cash payment of $2.9 billion (the “Direct Sale Purchase Price”). Direct Sale Purchaser will assume certain liabilities of GE Transportation in connection with this purchase. Wabtec and the other Borrowers entered into the Credit Agreement on June 8, 2018, which includes (i) a $1.2 billion unsecured revolving credit facility (the “Revolving Credit Facility”), which replaced Wabtec’s previous revolving credit facility, (ii) a $350.0 million refinancing term loan (the “Refinancing Term Loan”), which refinanced Wabtec’s previous term loan, and (iii) a $400.0 million delayed draw term loan (the “Delayed Draw Term Loan”). Wabtec also obtained commitments (the “Bridge Commitments”) in respect of a bridge loan facility (the “Bridge Loan Facility”) in an amount not to exceed $2.5 billion. On September 14, 2018, in accordance with the Commitment Letter, the Bridge Commitments were permanently reduced to $0 in connection with Wabtec’s issuance of $500 million aggregate principal amount of its Floating Rate Senior Notes due 2021 (the “Floating Rate Notes”), $750 million aggregate principal amount of its 4.150% Senior Notes due 2024 (the “2024 Notes”) and $1.25 billion aggregate principal amount of its 4.700% Senior Notes due 2028 (the “2028 Notes,” and, together with the Floating Rate Notes and the 2024 Notes, the “New Wabtec Notes”). The New Wabtec Notes were issued pursuant to the Indenture, dated August 8, 2013 (the “Base Indenture”), between Wabtec and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated November 3, 2016 (the “Second Supplemental Indenture”), between Wabtec, the subsidiary guarantors party thereto and the Trustee, and the Ninth Supplemental Indenture, dated September 14, 2018 (the “Ninth Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, the “New Wabtec Notes Indenture”), between Wabtec, the subsidiary guarantors party thereto and the Trustee. Wabtec will use funds available under the Delayed Draw Term Loan and the proceeds from the issuance of the New Wabtec Notes to pay the Direct Sale Purchase Price.

•	GE and its subsidiaries will transfer the SpinCo Business to SpinCo and its subsidiaries (to the extent not already held by SpinCo and its subsidiaries) in the SpinCo Transfer.
•	In connection with the SpinCo Transfer, SpinCo will issue to GE additional shares of SpinCo common stock. Following this issuance of additional shares to GE, GE will own 8,700,000,000 shares of SpinCo common stock, or such other amount as GE shall determine with Wabtec’s consent, which will constitute all of the outstanding stock of SpinCo.
•	GE will effect the Distribution by distributing on a pro rata basis all of the Distribution Shares to GE stockholders as of the record date for the Distribution. GE will deliver the Distribution Shares to the exchange agent, who will hold such shares for the benefit of GE stockholders. GE has the option, however, to effect the Distribution pursuant to a split-off. In the event GE elects to effect the Distribution pursuant to a split-off, GE would offer to holders of GE common stock the right to exchange all or a portion of their GE common stock for a number of Distribution Shares (which, in the aggregate, may be less than all of the Distribution Shares) at a discount to the implied value of the SpinCo common stock (based on the per-share value of Wabtec common stock multiplied by the exchange ratio set forth in the Merger Agreement), subject to proration if the GE stockholders have validly tendered more shares of GE common stock than GE is offering to accept for exchange (the “GE Exchange Offer”). In the event the GE Exchange Offer is consummated, GE would distribute the remaining Distribution Shares, if any, on a pro rata basis to GE stockholders whose shares of GE common stock remain outstanding after the consummation of the GE Exchange Offer.
•	Immediately after the Distribution, Merger Sub will merge with and into SpinCo, whereby the separate corporate existence of Merger Sub will cease and SpinCo will continue as the surviving company and as a wholly owned subsidiary of Wabtec. In the Merger, each share of SpinCo common stock will be converted into the right to receive a number of shares of Wabtec common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement—Merger Consideration.” Upon consummation of the Merger and calculated based on Wabtec’s outstanding common stock immediately prior to the Merger on a fully-diluted, as-converted and as-exercised basis, 50.1% of the outstanding shares of Wabtec common stock would be held collectively by GE and pre-Merger holders of GE common stock (with approximately 9.9% of the outstanding shares of Wabtec common stock expected to be held by GE) and 49.9% of the outstanding shares of Wabtec common stock would be held by pre-Merger Wabtec stockholders. The shares held by GE will be subject to GE’s obligations under (x) the Tax Matters Agreement to sell a number of shares of Wabtec common stock within two years of the Distribution Date (as described in the section of this proxy statement entitled “Other Agreements—Tax Matters Agreement”) and (y) the Shareholders Agreement to sell, subject to limited exceptions, all of the shares of Wabtec common stock GE beneficially owns within three years of the closing date of the Merger and prior thereto, to vote all of such shares in the proportion required under the Shareholders Agreement (as described in the section of this proxy statement entitled “Other Agreements—Shareholders Agreement”).

What is the effect of calculations being presented on a fully-diluted, as-converted and as-exercised basis?

Where calculations are presented in this proxy statement on a fully-diluted, as-converted and as-exercised basis, such calculations reflect a number of outstanding shares of Wabtec common stock that will be higher than the number of shares of Wabtec common stock actually outstanding at the relevant time, which variance may affect the actual percentages upon consummation of the Merger. In addition, in those instances, references to “Wabtec stockholders” owning 49.9% of the outstanding Wabtec common stock assume that the holders of instruments convertible into or exercisable for Wabtec common stock are the owners of the underlying Wabtec common stock and, with limited exceptions, assume that Wabtec equity awards, including those that may be settled in cash, are instruments convertible into or exercisable for Wabtec common stock.

What are the material U.S. federal income tax consequences to Wabtec and its stockholders resulting from the Transactions?

Wabtec will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, the Distribution or the Direct Sale. Because Wabtec stockholders will not participate in the Distribution, the Merger or the Direct Sale, Wabtec stockholders generally will not recognize gain or loss as a result of such transactions. Wabtec stockholders should consult their own tax advisors for a full understanding of the tax consequences to them of the Distribution, the Merger and the Direct Sale. The material U.S. federal income tax consequences of the Distribution, the Merger and the Direct Sale to Wabtec stockholders are described in more detail in “The Transactions—Material U.S. Federal Income Tax Consequences of the Distribution, the Merger and the Direct Sale.”

What will Wabtec stockholders receive in connection with the Merger?

All shares of Wabtec common stock issued and outstanding immediately before the Merger will remain issued and outstanding immediately after the consummation of the Merger. Immediately after consummation of the Merger, and calculated on a fully-diluted, as-converted and as-exercised basis, pre-Merger Wabtec stockholders will continue to own shares in Wabtec, which will include GE Transportation as it exists following the Separation, constituting 49.9% of the outstanding shares of Wabtec common stock.

Wabtec stockholders will not receive separate merger consideration as part of the Merger and no additional shares of Wabtec common stock will be issued to Wabtec stockholders pursuant to the Merger. Wabtec stockholders will receive the commercial benefit of Wabtec’s ownership of GE Transportation as it exists following consummation of the Separation. Wabtec stockholders will thus hold an interest in a diversified, global company that is better positioned to meet anticipated growth, including with respect to intelligence and network optimization products and services, and to capitalize on increased opportunities for cross-selling and the provision of aftermarket services, with significant adjusted EBITDA and revenue growth opportunities, strong forecasted future cash flows, anticipated tax benefits, and additional executive management talent. See “Wabtec’s Reasons for the Transactions.”

As a result of the Transactions, Wabtec stockholders’ ownership of Wabtec common stock will also mean that they own an interest in a company with increased levels of indebtedness. Wabtec and the other Borrowers entered into the Credit Agreement on June 8, 2018, which includes (i) a $1.2 billion Revolving Credit Facility, (ii) a $350.0 million Refinancing Term Loan and (iii) a $400.0 million Delayed Draw Term Loan. Wabtec also obtained Bridge Commitments in respect of the Bridge Loan Facility in an amount not to exceed $2.5 billion. On September 14, 2018, in accordance with the Commitment Letter, the Bridge Commitments were permanently reduced to $0 in connection with Wabtec’s issuance of $500 million aggregate principal amount of the Floating Rate Notes, $750 million aggregate principal amount of the 2024 Notes and $1.25 billion aggregate principal amount of the 2028 Notes. Wabtec will use funds available under the Delayed Draw Term Loan and the proceeds from the issuance of the New Wabtec Notes to pay the Direct Sale Purchase Price. The Credit Agreement is expected to have approximately $812 million of unused availability immediately following consummation of the Transactions. In addition, the Credit Agreement contains an uncommitted accordion feature allowing Wabtec to request, in an aggregate amount not to exceed $600.0 million, increases to the borrowing commitments under the Revolving Credit Facility or a new incremental term loan commitment. See “Debt Financing.”

What are the principal adverse effects of the Transactions to Wabtec stockholders?

Following the consummation of the Transactions, Wabtec stockholders will participate in a company that holds GE Transportation as it exists following the Separation, but their percentage interest in Wabtec will be diluted.

Immediately after consummation of the Merger, pre-Merger Wabtec stockholders are expected to own no more than 49.9% of the outstanding shares of Wabtec common stock, calculated on a fully-diluted, as-converted and as-exercised basis. Therefore, the voting power represented by the shares of Wabtec common stock held by pre-Merger Wabtec stockholders will be lower immediately following the Merger than immediately prior to the Merger. In addition, the issuance of shares of Wabtec common stock pursuant to the Merger may negatively affect the market price of Wabtec common stock.

In addition, if GE elects to effect the Distribution pursuant to a split-off, the GE stockholders that participate in the GE Exchange Offer will be exchanging their shares of GE common stock for a number of Distribution Shares at a discount to the implied value of the SpinCo common stock (based on the per share value of Wabtec common stock multiplied by the exchange ratio set forth in the Merger Agreement) subject to proration if the GE stockholders have validly tendered more shares of GE common stock than GE is offering to accept for exchange. The existence of a discount may negatively affect the market price of Wabtec common stock. See “Risk Factors” for a further discussion of the material risks associated with the Transactions.

Further, Wabtec will use funds available under the Delayed Draw Term Loan and the proceeds from the issuance of the New Wabtec Notes to pay the Direct Sale Purchase Price. This additional indebtedness could materially and adversely affect the liquidity, results of operations and financial condition of Wabtec. Wabtec also expects to incur significant one-time costs in connection with the Transactions, which may have an adverse impact on Wabtec’s liquidity, cash flows and operating results in the periods in which they are incurred. Finally, Wabtec’s management will be required to devote a significant amount of time and attention to the process of integrating the operations of Wabtec’s business and GE Transportation, as it exists following the Separation. If Wabtec management is not able to manage the integration process effectively, or if any significant business activities are interrupted as a result of the integration process, Wabtec’s business could suffer and its stock price may decline.

What is the estimated total value of the consideration to be paid by Wabtec in the Transactions?

Wabtec will pay GE $2.9 billion in cash as consideration for the Direct Sale. Subject to adjustment under certain circumstances as set forth in the Merger Agreement, Wabtec will issue approximately 98.5 million shares of Wabtec common stock in the Merger. Based upon the reported closing sale price of $109.97 per share for Wabtec common stock on the NYSE on August 17, 2018, the total value of the shares of Wabtec common stock to be issued by Wabtec in the Merger would be approximately $10.8 billion, and the cash to be received by GE in the Transactions, including in respect of the Direct Sale, would be approximately $2.9 billion plus any payments GE receives pursuant to the Tax Matters Agreement. The actual value of the Wabtec common stock to be issued in the Merger will depend on the market price of shares of Wabtec common stock at the time of the Merger.

Are there possible adverse effects on the value of Wabtec common stock ultimately to be received by GE stockholders?

The issuance of shares of Wabtec common stock pursuant to the Merger may affect negatively the market price of Wabtec common stock. The market price of Wabtec common stock also will be affected by the performance of the post-Transaction combined company and other risks associated with the Transactions.

In addition, if GE elects to effect the Distribution pursuant to a split-off, the GE stockholders that participate in the GE Exchange Offer will be exchanging their shares of GE common stock for a number of Distribution Shares at a discount to the implied value of the SpinCo common stock (based on the per share value of Wabtec common stock multiplied by the exchange ratio set forth in the Merger Agreement) subject to proration if the GE stockholders have validly tendered more shares of GE common stock than GE is offering to accept for exchange. The existence of a discount may negatively affect the market price of Wabtec common stock.

These risks and other risk factors associated with the Transactions are described in more detail in the section of this proxy statement entitled “Risk Factors.”

How will the Transactions impact the future liquidity and capital resources of Wabtec?

Wabtec and the other Borrowers entered into the Credit Agreement on June 8, 2018, which includes (i) a $1.2 billion Revolving Credit Facility, (ii) a $350.0 million Refinancing Term Loan and (iii) a $400.0 million Delayed Draw Term Loan. Wabtec also obtained Bridge Commitments in respect of the Bridge Loan Facility in an amount not to exceed $2.5 billion. On September 14, 2018, in accordance with the Commitment Letter, the Bridge Commitments were permanently reduced to $0 in connection with Wabtec’s issuance of $500 million aggregate principal amount of the Floating Rate Notes, $750 million aggregate principal amount of the 2024 Notes and $1.25 billion aggregate principal amount of the 2028 Notes. Wabtec will use funds available under the Delayed Draw Term Loan and the proceeds from the issuance of the New Wabtec Notes to pay the Direct Sale Purchase Price. The Credit Agreement is expected to have approximately $812 million of unused availability immediately following consummation of the Transactions. In addition, the Credit Agreement contains an uncommitted accordion feature allowing Wabtec to request, in an aggregate amount not to exceed $600.0 million, increases to the borrowing commitments under the Revolving Credit Facility or a new incremental term loan commitment. See “Debt Financing.”

Wabtec’s debt financing could materially and adversely affect the liquidity, results of operations and financial condition of Wabtec. Wabtec also expects to incur significant one-time costs in connection with the Transactions, which may have an adverse impact on Wabtec’s liquidity, cash flows and operating results in the periods in which they are incurred. Finally, Wabtec management will be required to devote a significant amount of time and attention to the process of integrating the operations of Wabtec’s business and GE Transportation. If Wabtec management is not able to manage the integration process effectively, or if any significant business activities are interrupted as a result of the integration process, Wabtec’s business could suffer and its stock price may decline. See “Risk Factors” for a further discussion of the material risks associated with the Transactions.

Following the consummation of the Transactions, it is expected that post-Transaction GE Transportation will be owned by Wabtec through SpinCo, which will be a wholly owned subsidiary of Wabtec and will hold the SpinCo Business, and Direct Sale Purchaser, which will also be a wholly owned subsidiary of Wabtec and will hold the assets, potentially including the equity interests in certain pre-Transaction subsidiaries of GE that compose part of GE Transportation, acquired in the Direct Sale and the liabilities assumed in the Direct Sale. Nevertheless, because of the significant assets and operations represented by GE Transportation, Wabtec expects that, following the consummation of the Transaction, SpinCo, Direct Sale Purchaser, and/or other entities through which GE Transportation (as it exists following the Separation) is owned and operated may be required to become guarantors of the indebtedness of the Borrowers under the Credit Agreement, the New Wabtec Notes and Wabtec’s existing senior unsecured notes.

What is a modified Reverse Morris Trust transaction?

A Reverse Morris Trust transaction structure typically allows a parent company (here, GE) to divest a business (here, GE Transportation) tax-efficiently. In a typical Reverse Morris Trust transaction, the parent generally will receive a cash payment from the subsidiary to be spun off (an “exit dividend”), usually financed by new borrowings at the subsidiary level, after which the parent will divest stock of the subsidiary (here, SpinCo) through a dividend (a “spin-off”) or exchange offer (a “split-off”) of the subsidiary stock to parent stockholders. Immediately after the distribution, the subsidiary effects a merger with an unrelated company (here, Wabtec), in a transaction in which the unrelated company’s stockholders will hold less than 50% of the capital stock of the combined company immediately after the transaction. In this regard, the Transactions are similar to a traditional Reverse Morris Trust transaction because they include both GE’s distribution of SpinCo common stock in the Distribution and SpinCo’s substantially simultaneous merger with a subsidiary of Wabtec in the Merger.

However, the Transactions are referred to in this document as a “modified” Reverse Morris Trust transaction for two reasons. First, unlike in a typical Reverse Morris Trust transaction, GE’s distribution of SpinCo common stock will be preceded by the Direct Sale of certain assets of GE Transportation (and an assumption of certain liabilities of GE Transportation) in exchange for a $2.9 billion cash payment to GE in lieu of an exit dividend from GE Transportation (which would be typical in a Reverse Morris Trust transaction). Second, while a distribution in a typical Reverse Morris Trust transaction would be tax-free to the parent and its stockholders, here the receipt of stock in the Distribution is intended to be tax-free to the GE stockholders but the transaction is intended to be taxable to GE.

By utilizing the Direct Sale rather than having SpinCo incur debt and distribute an exit dividend to GE, the modified Reverse Morris Trust structure should result in tax benefits to Wabtec (including by avoiding certain ambiguities under the depreciation rules in U.S. federal income tax law that otherwise might be relevant), which will be shared between the parties (up to a cap) as realized by Wabtec after the Merger. The Direct Sale also should reduce administrative complexity and financing costs.

How do the Transactions impact Wabtec’s dividend policy?

The Transactions are not expected to affect Wabtec’s dividend policy. See “Summary Historical and Pro Forma Financial Data—Wabtec Dividend Policy” for a further discussion of Wabtec’s current dividend policy.

What will GE receive in the Transactions?

GE will receive a $2.9 billion cash payment as consideration for the Direct Sale. Furthermore, following consummation of the Merger, GE is expected to hold approximately 9.9% of the outstanding shares of Wabtec common stock on a fully-diluted, as-converted and as-exercised basis, subject to GE’s obligation under (x) the Tax Matters Agreement to sell a number of shares of Wabtec common stock within two years of the Distribution Date (as described in the section of this proxy statement entitled “Other Agreements—Tax Matters Agreement”) and (y) the Shareholders Agreement to sell, subject to limited exceptions, all of the shares of Wabtec common stock GE beneficially owns within three years of the closing date of the Merger (as described in the section of this proxy statement entitled “Other Agreements—Shareholders Agreement”).

What will GE stockholders receive in the Transactions?

Following the Separation, GE will distribute all of the Distribution Shares to the holders of GE common stock. Specifically, GE will effect the Distribution by distributing on a pro rata basis all of the Distribution Shares to GE stockholders as of the record date for the Distribution. GE will deliver the Distribution Shares to the exchange agent, who will hold such shares for the benefit of GE stockholders. GE stockholders will not be able to trade shares of SpinCo common stock during this period or at any time before or after the consummation of the Merger. In the Merger, each share of SpinCo common stock will be converted into the right to receive a number of shares of Wabtec common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement—Merger Consideration.”

GE has the option, however, to effect the Distribution pursuant to a split-off. In the event GE elects to effect the Distribution pursuant to a split-off, GE would offer to holders of GE common stock the right to exchange all or a portion of their GE common stock for a number of Distribution Shares (which, in the aggregate, may be less than all of the Distribution Shares) at a discount to the implied value of the SpinCo common stock (based on the per-share value of Wabtec common stock multiplied by the exchange ratio set forth in the Merger Agreement), subject to proration if the GE stockholders have validly tendered more shares of GE common stock than GE is offering to accept for exchange. In the event the GE Exchange Offer is consummated, GE would distribute the remaining Distribution Shares, if any, on a pro rata basis to GE stockholders whose shares of GE common stock remain outstanding after the consummation of the GE Exchange Offer.

Are there any conditions to the consummation of the Transactions?

Yes. The consummation of the Transactions is subject to a number of conditions, including:

•	the approval by Wabtec stockholders of the Share Issuance;
•	the approval by Wabtec stockholders of the Wabtec Charter Amendment;
•	the termination or expiration of the applicable waiting period under the HSR Act;
•	the taking, making or obtaining of all material actions by, consents or approvals of, or in respect of or filings with any governmental authority required to permit the Transactions;
•	the effectiveness under the Securities Act of SpinCo’s registration statement on Form 10 or such Form(s) as shall be required under applicable SEC rules and Wabtec’s registration statement on Form S-4, and the absence of any stop order issued by the SEC or any pending proceeding before the SEC seeking a stop order with respect thereto;

•	the receipt of the GE Tax Opinions and the Wabtec Tax Opinion by GE and Wabtec, respectively;
•	the receipt of the Direct Sale Purchase Price by GE;
•	the completion of the various transaction steps contemplated by the Merger Agreement and the Separation Agreement, including the International Reorganization, the Direct Sale, the SpinCo Transfer and the Distribution; and
•	other customary conditions.

To the extent permitted by applicable law, GE and SpinCo, on the one hand, and Wabtec and Merger Sub, on the other hand, may waive the satisfaction of the conditions to their respective obligations to consummate the Transactions. If Wabtec waives the satisfaction of a material condition to the consummation of the Transactions, Wabtec will evaluate the facts and circumstances at that time and re-solicit stockholder approval of the Share Issuance and the Wabtec Charter Amendment if required to do so by law or the rules of the NYSE.

This proxy statement describes these conditions in more detail under “The Merger Agreement—Conditions to the Merger.”

When will the Transactions be completed?

The Transactions are expected to be completed by early 2019, subject to customary closing conditions, as described in this proxy statement. However, it is possible that the Transactions could be completed at an earlier time, at a later time or not at all. The Merger Agreement provides that GE or Wabtec may terminate the Merger Agreement if the Merger is not consummated on or before May 20, 2019 (the one-year anniversary of the date of the Merger Agreement) subject to extension to August 20, 2019 (the fifteen-month anniversary of the date of the Merger Agreement), upon either Wabtec’s or GE’s written request, if the only reason that the Transactions have not closed is due to certain conditions relating to regulatory approvals having not yet been satisfied. For a discussion of the conditions to consummate of the Transactions and the circumstances under which the Merger Agreement may be terminated by the parties, see “The Merger Agreement—Conditions to the Merger” and “The Merger Agreement—Termination,” respectively.

Are there risks associated with the Transactions?

Yes. The material risks and uncertainties associated with the Transactions are discussed in the section of this proxy statement entitled “Risk Factors” and the section of this proxy statement entitled “Cautionary Statement on Forward-Looking Statements.” Those risks include, among others, the possibility that the Transactions will not be completed on the contemplated timeline or at all, the possibility that integration may not be successful or anticipated benefits of the Transactions may not be realized, uncertainty about the impact of the Transactions and related costs on the value of Wabtec common stock, the impact of reduced ownership and voting power for existing holders of Wabtec common stock, the impact of increased leverage on Wabtec’s financial condition, results of operations and cash flows, and the possibility that Wabtec may be unable to provide certain benefits, services and resources to GE Transportation that historically have been provided by GE.

What stockholder approvals are needed in connection with the Transactions?

Wabtec cannot complete the Transactions unless the proposal relating to the Share Issuance is approved by a majority of votes cast by Wabtec stockholders on the Share Issuance proposal at the special meeting and the proposal relating to the Wabtec Charter Amendment is approved by a majority of outstanding shares of Wabtec common stock.

Where will the Wabtec shares to be issued in the Merger be listed?

Wabtec common stock is listed on the NYSE under the symbol “WAB.” After the consummation of the Transactions, all shares of Wabtec common stock issued in the Merger, and all other outstanding shares of Wabtec common stock, will continue to be listed on the NYSE and trade under the same symbol.

Will there be any change to the Wabtec Board or executive officers of Wabtec after the consummation of the Transactions?

Yes. In connection with the Transactions, the size of the Wabtec Board will be increased to include three additional directors, each of whom is required to be independent as defined in the listing standards of the NYSE, to be designated as nominees by GE (subject to the nominees being reasonably acceptable to the Nominating and

Corporate Governance Committee of the Wabtec Board), effective at the time of closing of the Merger. The Merger Agreement provides that, at the direction of GE, the GE designees will be assigned among the Wabtec Board’s classes of directors so that one GE designee is appointed to the class of directors that is up for reelection at each of the first three annual meetings of Wabtec stockholders that occurs after the closing of the Merger. Additionally, in certain circumstances (see “The Merger Agreement—Post-Closing Wabtec Board of Directors and Officers”), the Wabtec Board will take all actions necessary to include the GE designee up for reelection at the first annual meeting of Wabtec stockholders that occurs after the closing of the Merger as nominee for the Wabtec Board at such annual meeting, to recommend that Wabtec stockholders vote in favor of the GE designee and to support the election of the GE designee at such annual meeting. The executive officers of Wabtec immediately prior to consummation of the Merger are generally expected to be the executive officers of Wabtec immediately following consummation of the Merger, with Albert J. Neupaver remaining as Wabtec’s executive chairman and Raymond T. Betler remaining as Wabtec’s president and CEO. Following consummation of the Transactions, Stéphane Rambaud-Measson will become president and CEO of Wabtec’s Transit Segment and Rafael O. Santana, president and CEO of GE Transportation, will become president and CEO of Wabtec’s Freight Segment.

Do GE stockholders have to vote to approve the Transactions?

No.

Have any Wabtec stockholders already agreed to vote for the Share Issuance and the Wabtec Charter Amendment?

Yes. Certain stockholders, directors and officers of Wabtec beneficially owning approximately 10.9% of the outstanding shares of Wabtec common stock entered into a Voting Agreement with GE under which these persons agreed to vote in favor of the Share Issuance proposal and the Wabtec Charter Amendment proposal. The parties to the Voting Agreement are subject to certain other agreements, including restrictions on their ability to transfer their shares prior to the earlier of the special meeting of Wabtec stockholders to approve these proposals and the termination of the Voting Agreement. See “Other Agreements—The Voting Agreement.”

Can Wabtec stockholders dissent and require appraisal of their shares?

No.

Will the instruments that govern the rights of Wabtec stockholders with respect to their shares of Wabtec common stock after the consummation of the Transactions be different from those that govern the rights of current Wabtec stockholders?

No. The only proposed change is to increase the number of authorized shares of common stock from 200 million to 500 million. The rights of Wabtec stockholders with respect to their shares of Wabtec common stock after the consummation of the Transactions will otherwise continue.

Who can answer my questions?

If you have any questions about the Transactions or the special meeting, need assistance in voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Morrow Sodali LLC
470 West Ave, Stamford, CT 06902
Stockholders, please call Toll Free 1-800-662-5200
Banks and Brokerage Firms, please call 1-203-658-9400

or

Westinghouse Air Brake Technologies Corporation
1001 Air Brake Avenue
Wilmerding, PA 15148
Attention: Investor Relations
Telephone: (412) 825-1019

Where can I find more information about Wabtec and GE Transportation?

Wabtec stockholders can find more information about Wabtec and GE Transportation in “Information on Wabtec” and “Information on GE Transportation” and from the various sources described in “Where You Can Find More Information; Incorporation by Reference.”

Summary

The following summary contains certain information described in more detail elsewhere in this proxy statement. It does not contain all the details concerning the Transactions, including information that may be important to you. To better understand the Transactions, you should carefully review this entire proxy statement and the documents it refers to. See “Where You Can Find More Information; Incorporation by Reference.”

The Companies

Westinghouse Air Brake Technologies Corporation
1001 Air Brake Avenue
Wilmerding, PA 15148

Westinghouse Air Brake Technologies Corporation, doing business as Wabtec Corporation, is a Delaware corporation with headquarters in Wilmerding, Pennsylvania. George Westinghouse founded the original Westinghouse Air Brake Co. in 1869 when he invented the air brake. Westinghouse Air Brake Company was formed in 1990 when it acquired certain assets and operations from American Standard, Inc., now known as Trane. The company went public on the New York Stock Exchange in 1995. In 1999, the company merged with MotivePower Industries, Inc. and adopted the name Wabtec. In 2017, Wabtec acquired Faiveley Transport, S.A. (“Faiveley Transport”), a leading provider of value-added, integrated systems and services, principally for the global transit rail market. Today, Wabtec is one of the largest providers of value-added, technology-based equipment, systems and services for the global passenger transit and freight rail industries. Through its subsidiaries, Wabtec manufactures a range of products for locomotives, freight cars and passenger transit vehicles. Wabtec also builds new switcher and commuter locomotives, and provides aftermarket services. Wabtec has roughly 18,000 employees and facilities located throughout the world.

Wabtec US Rail Holdings, Inc.
c/o Westinghouse Air Brake Technologies Corporation
1001 Air Brake Avenue
Wilmerding, PA 15148

Wabtec US Rail Holdings, Inc., a Delaware corporation, referred to in this proxy statement as Merger Sub, is a direct, wholly owned subsidiary of Wabtec that was organized specifically for the purpose of completing the Merger. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the Transactions.

Wabtec US Rail, Inc.
c/o Westinghouse Air Brake Technologies Corporation
1001 Air Brake Avenue
Wilmerding, PA 15148

Wabtec US Rail, Inc., a Delaware corporation, referred to in this proxy statement as Direct Sale Purchaser, is a direct, wholly owned subsidiary of Wabtec that was organized specifically for the purpose of completing the Direct Sale. Direct Sale Purchaser has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the Transactions.

General Electric Company
41 Farnsworth Street
Boston, MA 02210

General Electric Company, is a New York corporation, with its principal executive offices in Boston, Massachusetts. GE is a global digital industrial company, transforming industry with software-defined machines and solutions that are connected, responsive and predictive. With products and services ranging from aircraft engines, power generation and oil and gas production equipment to medical imaging, financing and industrial products, GE serves customers in over 180 countries and employed approximately 313,000 people worldwide as of December 31, 2017. Since its incorporation in 1892, GE has developed or acquired new technologies and services that have considerably broadened and changed the scope of its activities.

Transportation Systems Holdings Inc.
c/o General Electric Company
41 Farnsworth Street
Boston, MA 02210

Transportation Systems Holdings Inc., a Delaware corporation, referred to in this proxy statement as SpinCo, is a direct, wholly owned subsidiary of GE that was organized specifically for the purpose of housing the SpinCo Business and effecting the Merger. SpinCo has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the Transactions. Prior to the closing of the Distribution and the Direct Sale, GE and SpinCo will own, directly and, indirectly, GE Transportation. GE Transportation is a global technology leader and supplier to the railroad, mining, marine, stationary power and drilling industries.

The Transactions

GE, Wabtec, SpinCo and Merger Sub, entered into the Merger Agreement on May 20, 2018, and GE, SpinCo, Wabtec and Direct Sale Purchaser entered into the Separation Agreement on May 20, 2018, which together provide for the combination of Wabtec and GE Transportation through a modified Reverse Morris Trust transaction structure. In connection with the Separation of GE Transportation from the remaining business of GE, GE will conduct the Internal Reorganization.

In connection with the Direct Sale, certain assets of GE Transportation, potentially including the equity interests of certain pre-Transaction subsidiaries of GE that compose part of GE Transportation, will be sold to Direct Sale Purchaser for a cash payment of $2.9 billion, and Direct Sale Purchaser will assume certain liabilities of GE Transportation in connection with this purchase. Thereafter, GE will transfer the SpinCo Business to SpinCo and its subsidiaries (to the extent not already held by SpinCo and its subsidiaries) in the SpinCo Transfer, and SpinCo will issue to GE additional shares of SpinCo common stock. Following this issuance of additional SpinCo common stock to GE, GE will own 8,700,000,000 shares of SpinCo common stock, or such other amount as GE shall determine with Wabtec’s consent, which will constitute all of the outstanding stock of SpinCo.

GE will effect the Distribution by distributing on a pro rata basis all of the Distribution Shares to GE stockholders as of the record date for the Distribution. GE will deliver the Distribution Shares to the exchange agent, who will hold such shares for the benefit of GE stockholders. GE has the option, however, to effect the Distribution pursuant to a split-off. In the event GE elects to effect the Distribution pursuant to a split-off, GE would offer to holders of GE common stock the right to exchange all or a portion of their GE common stock for a number of Distribution Shares (which, in the aggregate, may be less than all of the Distribution Shares) at a discount to the implied value of the SpinCo common stock (based on the per-share value of Wabtec common stock multiplied by the exchange ratio set forth in the Merger Agreement), subject to proration if the GE stockholders have validly tendered more shares of GE common stock than GE is offering to accept for exchange. In the event the GE Exchange Offer is consummated, GE would distribute the remaining Distribution Shares, if any, on a pro rata basis to GE stockholders whose shares of GE common stock remain outstanding after the consummation of the GE Exchange Offer.

Immediately after the Distribution and on the closing date of the Merger, Merger Sub will merge with and into SpinCo, whereby the separate corporate existence of Merger Sub will cease and SpinCo will continue as the surviving company and a wholly owned subsidiary of Wabtec. In the Merger, subject to adjustment in accordance with the Merger Agreement, each share of SpinCo common stock will be converted into the right to receive a number of shares of Wabtec common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement—Merger Consideration.”

Upon consummation of the Merger and calculated based on Wabtec’s outstanding common stock immediately prior to the Merger on a fully-diluted, as-converted and as-exercised basis, 50.1% of the outstanding shares of Wabtec common stock would be held collectively by GE and pre-Merger holders of GE common stock (with approximately 9.9% of the outstanding shares of Wabtec common stock expected to be held by GE) and 49.9% of the outstanding shares of Wabtec common stock would be held by pre-Merger Wabtec stockholders. The shares held by GE will be subject to GE’s obligations under (x) the Tax Matters Agreement to sell a number of shares of Wabtec common stock within two years of the Distribution Date (as described in the section of this proxy statement entitled “Other Agreements—Tax Matters Agreement”) and (y) the Shareholders Agreement to

sell, subject to limited exceptions, all of the shares of Wabtec common stock GE beneficially owns within three years of the closing date of the Merger and prior thereto, to vote all of such shares in the proportion required under the Shareholders Agreement (as described in the section of this proxy statement entitled “Other Agreements—Shareholders Agreement”).

Subject to adjustment under certain circumstances as set forth in the Merger Agreement, Wabtec will issue approximately 98.5 million shares of Wabtec common stock in the Merger. Based upon the reported closing sale price of $109.97 per share for Wabtec common stock on the NYSE on August 17, 2018, the total value of the shares of Wabtec common stock to be issued by Wabtec in the Merger would be approximately $10.8 billion, and the cash to be received by GE in the Transactions, including in respect of the Direct Sale, would be approximately $2.9 billion plus any payments GE receives pursuant to the Tax Matters Agreement. The actual value of the Wabtec common stock to be issued in the Merger will depend on the market price of shares of Wabtec common stock at the time of the Merger.

After the Merger, Wabtec will own and operate the SpinCo Business and the assets acquired in the Direct Sale. It is anticipated that SpinCo, which will be Wabtec’s wholly owned subsidiary, will hold the SpinCo Business and Direct Sale Purchaser, which will also be Wabtec’s wholly owned subsidiary, will hold the assets purchased and the liabilities assumed in connection with the Direct Sale. Together, SpinCo and Direct Sale Purchaser will own and operate post-Transaction GE Transportation. Wabtec will also continue its current businesses. All shares of Wabtec common stock, including those issued in the Merger, will be listed on the NYSE under Wabtec’s current trading symbol “WAB.”

Set forth below are diagrams that graphically illustrate, in simplified form, (i) the existing corporate structures, (ii) the corporate structures immediately following the Direct Sale, the SpinCo Transfer and the Distribution but before the Merger and (iii) the corporate structures immediately following the consummation of the Merger. A step-by-step description of material events relating to the Transactions is set forth under “The Transactions.”

Existing Structure

Wabtec Stockholders
GE Stockholders
Wabtec
GE
(holds the SpinCo Business and assets to be transferred and liabilities to be assumed in the Direct Sale)
Merger Sub
Direct Sale Purchaser
SpinCo

Structure following the Separation (including the Internal Reorganization), the Direct Sale, the SpinCo
Transfer and the Distribution but prior to the Merger

Wabtec Stockholders
GE and GE Stockholders receiving SpinCo common stock in the Distribution
GE Stockholders
Wabtec
SpinCo
(holds the SpinCo Business)
GE
Merger Sub
Direct Sale Purchaser
(holds the assets transferred and liabilities assumed in the Direct Sale)

Structure following the Merger

Wabtec Stockholders
GE and GE Stockholders receiving SpinCo common stock in the Distribution
GE Stockholders
49.9%
50.1%
Wabtec
GE
SpinCo
(holds the SpinCo Business)
Direct Sale Purchaser
(holds the assets transferred and liabilities assumed in the Direct Sale)

After completion of all of the steps described in the section of this proxy statement entitled “The Transactions,” it is anticipated that SpinCo, which will be Wabtec’s wholly owned subsidiary, will hold the SpinCo Business and Direct Sale Purchaser, which will also be Wabtec’s wholly owned subsidiary, will hold the assets purchased and the liabilities assumed in connection with the Direct Sale. Together, SpinCo and Direct Sale Purchaser will own and operate the post-Transaction GE Transportation.

In connection with the Transactions, on the date of the Distribution, GE or its subsidiaries and SpinCo or the SpinCo Transferred Subsidiaries will enter into the Additional Agreements relating to, among other things, intellectual property, employee matters, tax matters, research and development and transition services. See “Other Agreements.”

Opinion of Wabtec’s Financial Advisor

Goldman Sachs & Co. LLC (“Goldman Sachs”) rendered to the Wabtec Board its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated May 20, 2018, that, as of the date of such written opinion and based upon and subject to the factors and assumptions as set forth in such written opinion, the Aggregate Consideration (as defined below) to be paid by Wabtec pursuant to the Merger Agreement was fair from a financial point of view to Wabtec. For purposes of Goldman Sachs’ financial analyses and opinion, the term “Aggregate Consideration” means (i) the Share Issuance, (ii) the Direct Sale Purchase Price, as adjusted pursuant to the Separation Agreement, and (iii) the payments relating to the Company Structure Benefits (as defined in the Tax Matters Agreement) pursuant to Section 13 of the Tax Matters Agreement (the “TMA Payments”).

The full text of the written opinion of Goldman Sachs, dated May 20, 2018, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex G. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Wabtec Board in connection with its consideration of the Transactions. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Wabtec common stock should vote with respect to the Share Issuance, the Wabtec Charter Amendment or any other matter. Pursuant to an engagement letter between Wabtec and Goldman Sachs, Wabtec has agreed to pay Goldman Sachs a transaction fee of $32 million plus a discretionary fee of up to $4 million, all of which is contingent upon consummation of the Transactions. See “The Transactions—Opinion of Wabtec’s Financial Advisor” for further information.

Debt Financing

On May 20, 2018, in connection with their entry into the Merger Agreement, Wabtec entered into the Commitment Letter with the Commitment Parties pursuant to which the Commitment Parties agreed to provide debt financing to Wabtec, including financing for the Direct Sale Purchase Price. Wabtec and the other Borrowers entered into the Credit Agreement on June 8, 2018, which includes (i) a $1.2 billion Revolving Credit Facility, (ii) a $350.0 million Refinancing Term Loan and (iii) a $400.0 million Delayed Draw Term Loan. Wabtec also obtained Bridge Commitments in respect of the Bridge Loan Facility in an amount not to exceed $2.5 billion. On September 14, 2018, in accordance with the Commitment Letter, the Bridge Commitments were permanently reduced to $0 in connection with Wabtec’s issuance of $500 million aggregate principal amount of the Floating Rate Notes, $750 million aggregate principal amount of the 2024 Notes and $1.25 billion aggregate principal amount of the 2028 Notes. Wabtec will use funds available under the Delayed Draw Term Loan and the proceeds from the issuance of the New Wabtec Notes to pay the Direct Sale Purchase Price. The Credit Agreement is expected to have approximately $812 million of unused availability immediately following consummation of the Transactions. See “Debt Financing” for further information.

Interests of Wabtec’s Directors and Executive Officers in the Transactions

Wabtec directors and executive officers have financial interests in the Transactions that are different from, or in addition to, the interests of Wabtec stockholders generally. The members of the Wabtec Board were aware of and considered these interests, among other matters, in deciding to approve the terms of the Merger Agreement and the Transactions, including the Merger, and in recommending to Wabtec stockholders that they vote to approve the Share Issuance and the Wabtec Charter Amendment. See “The Transactions—Interests of Wabtec’s Directors and Executive Officers in the Transactions” for further information.

Board of Directors and Management of Wabtec Following the Transactions

Following the consummation of the Distribution, Merger Sub will merge with and into SpinCo, whereby the separate corporate existence of Merger Sub will cease and SpinCo will continue as the surviving company and a wholly owned subsidiary of Wabtec. Directors of Wabtec serving on the Wabtec Board immediately before the consummation of the Merger are expected to continue to serve as directors of Wabtec immediately following the closing of the Merger. In connection with the Transactions, the size of the Wabtec Board will be increased to include three additional directors, each of whom is required to be independent as defined in the listing standards of the NYSE, to be designated as nominees by GE (subject to the nominees being reasonably acceptable to the Nominating and Corporate Governance Committee of the Wabtec Board), effective at the time of closing of the Merger. The Merger Agreement provides that, at the direction of GE, the GE designees will be assigned among the Wabtec Board’s classes of directors so that one GE designee is appointed to the class of directors that is up for reelection at each of the first three annual meetings of Wabtec stockholders that occurs after the closing of the Merger. Additionally, in certain circumstances (see “The Merger Agreement – Post-Closing Wabtec Board of Directors and Officers”), the Wabtec Board will take all actions necessary to include the GE designee up for reelection at the first annual meeting of Wabtec stockholders that occurs after the closing of the Merger as nominee for the Wabtec Board at such annual meeting, to recommend that Wabtec stockholders vote in favor of the GE designee and to support the election of the GE designee at such annual meeting. The executive officers of Wabtec immediately prior to consummation of the Merger are generally expected to be the executive officers of Wabtec immediately following consummation of the Merger, with Albert J. Neupaver remaining as Wabtec’s executive chairman and Raymond T. Betler remaining as Wabtec’s president and CEO. Following consummation of the Transactions, Stéphane Rambaud-Measson will become president and CEO of Wabtec’s Transit Segment and Rafael O. Santana, president and CEO of GE Transportation, will become president and CEO of Wabtec’s Freight Segment.

Wabtec Stockholder Approval

Wabtec cannot complete the Transactions unless the proposal relating to the Share Issuance is approved by a majority of votes cast by Wabtec stockholders on the proposal at the special meeting, either in person or by proxy (assuming a quorum is present), and the Wabtec Charter Amendment is approved by a majority of outstanding shares of Wabtec common stock.

Wabtec Stockholders Meeting

Under the terms of the Merger Agreement, Wabtec has agreed to call, give notice of, convene and hold a special meeting of its stockholders for the purpose of voting upon the proposals to approve the Share Issuance and the Wabtec Charter Amendment. The Wabtec Board has called a special meeting of Wabtec stockholders to be held on November 14, 2018, for Wabtec stockholders of record on October 11, 2018. The definitive proxy statement was mailed to Wabtec stockholders on or about October 12, 2018.

Wabtec’s directors and executive officers held approximately 11.16% of the shares entitled to vote at Wabtec’s special meeting of stockholders as of August 1, 2018. SpinCo’s directors, executive officers and their affiliates did not own any shares of Wabtec common stock entitled to vote at Wabtec’s special meeting of stockholders as of August 1, 2018.

Certain stockholders, directors and officers of Wabtec beneficially owning approximately 10.9% of the outstanding shares of Wabtec common stock entered into a Voting Agreement with GE under which these persons agreed to vote in favor of the Share Issuance proposal and the Wabtec Charter Amendment proposal. The parties to the Voting Agreement are subject to certain other agreements, including restrictions on their ability to transfer their shares prior to the earlier of the special meeting of Wabtec stockholders to approve these proposals and the termination of the Voting Agreement. See “Other Agreements—The Voting Agreement.”

Accounting Treatment and Considerations

Accounting Standard Codification 805, Business Combinations, requires the use of the acquisition method of accounting for business combinations. In applying the acquisition method, it is necessary to identify both the accounting acquiree and the accounting acquiror. In a business combination effected through an exchange of equity interests, such as the Merger, the entity that issues the interests (Wabtec, in this case) is generally the acquiring entity. In identifying the acquiring entity in a combination effected through an exchange of equity interests, however, all pertinent facts and circumstances must be considered, including the following:

Issuance of equity by Wabtec. Wabtec expects to issue approximately 98.5 million shares of Wabtec common stock in the Merger.

Incurrence of debt by Wabtec. Approximately $2.9 billion of indebtedness is expected to be incurred in connection with the Transactions to fund the Direct Sale. Following the consummation of the Transactions, it is expected that post-Transaction GE Transportation will be owned by Wabtec through SpinCo, which will be a wholly owned subsidiary of Wabtec and will hold the SpinCo Business, and Direct Sale Purchaser, which will also be a wholly owned subsidiary of Wabtec and will hold the assets, potentially including the equity interests in certain pre-Transaction subsidiaries of GE that compose part of GE Transportation, acquired in the Direct Sale and the liabilities assumed in the Direct Sale. Nevertheless, because of the significant assets and operations represented by GE Transportation, Wabtec expects that following the consummation of the Transaction, SpinCo, Direct Sale Purchaser, and/or other entities through which GE Transportation is owned and operated may be required to become guarantors of the indebtedness of the Borrowers under the Credit Agreement, the New Wabtec Notes and Wabtec’s existing senior unsecured notes.

The relative voting interests of Wabtec stockholders after the consummation of the Transactions. In this case and calculated on a fully-diluted, as-converted and as-exercised basis, GE and pre-Merger holders of GE common stock will collectively hold 50.1% of the equity ownership and associated voting rights in Wabtec after the consummation of the Transactions (with approximately 9.9% of the outstanding shares of Wabtec common stock expected to be held by GE) and 49.9% of the outstanding shares of Wabtec common stock will be held by pre-Merger Wabtec stockholders. The shares held by GE will be subject to GE’s obligations under (x) the Tax Matters Agreement to sell a number of shares of Wabtec common stock within two years of the Distribution Date (as described in the section of this proxy statement entitled “Other Agreements—Tax Matters Agreement”) and (y) the Shareholders Agreement to sell, subject to limited exceptions, all of the shares of Wabtec common stock GE beneficially owns within three years of the closing date of the Merger and prior thereto, to vote all of such shares in the proportion required under the Shareholders Agreement (as described in the section of this proxy statement entitled “Other Agreements—Shareholders Agreement”).

The composition of the governing body of Wabtec after the consummation of the Transactions. The Wabtec Board currently consists of 12 directors. In connection with the Transactions, the size of the Wabtec Board will be increased to include three additional directors, each of whom is required to be independent as defined in the listing standards of the NYSE, to be designated as nominees by GE (subject to the nominees being reasonably acceptable to the Nominating and Corporate Governance Committee of the Wabtec Board), effective at the time of closing of the Merger. The Merger Agreement provides that, at the direction of GE, the GE designees will be assigned among the Wabtec Board’s classes of directors so that one GE designee is appointed to the class of directors that is up for reelection at each of the first three annual meetings of Wabtec stockholders that occurs after the closing of the Merger. Additionally, in certain circumstances (see “Merger Agreement – Post-Closing Wabtec Board of Directors and Officers”), the Wabtec Board will take all actions necessary to include the GE designee up for reelection at the first annual meeting of Wabtec stockholders that occurs after the closing of the Merger as nominee for the Wabtec Board at such annual meeting, to recommend that Wabtec stockholders vote in favor of the GE designee and to support the election of the GE designee at such annual meeting.

The composition of the senior management of Wabtec after the consummation of the Transactions. The executive officers of Wabtec immediately prior to consummation of the Merger are generally expected to be the executive officers of Wabtec immediately following consummation of the Merger, with Albert J. Neupaver remaining as Wabtec’s executive chairman and Raymond T. Betler remaining as Wabtec’s president and CEO. Following consummation of the Transactions, Stéphane Rambaud-Measson will become president and CEO of Wabtec’s Transit Segment and Rafael O. Santana, president and CEO of GE Transportation, will become president and CEO of Wabtec’s Freight Segment.

Wabtec management has determined that Wabtec will be the accounting acquiror in the Merger based on the facts and circumstances outlined above and the analysis of the relevant GAAP guidance. Consequently, Wabtec will apply acquisition accounting to the assets and liabilities of GE Transportation acquired or assumed upon the consummation of the Direct Sale and the Merger. The historical financial statements of Wabtec for periods ended prior to the consummation of the Merger will reflect only the operations and financial condition of Wabtec. Subsequent to the consummation of the Merger, the financial statements of Wabtec will include the combined operations and financial condition of Wabtec and GE Transportation.

Regulatory Approvals

Under the HSR Act, the parties must file pre-merger notifications with the U.S. Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) and observe specified waiting periods before consummating the Merger. Wabtec and GE each filed the requisite notification and report forms with the FTC and the DOJ on June 22, 2018. Wabtec and GE have each received a request for additional information (“second request”) from the DOJ. The second request is not an uncommon part of the regulatory review process under the HSR Act in respect of large transactions. The effect of the second request is to extend the waiting period imposed by the HSR Act until 30 days after Wabtec and GE have substantially complied with their respective request, unless that period is extended voluntarily by both parties or terminated sooner by the DOJ. Wabtec and GE will continue to cooperate fully with the DOJ as it reviews the proposed transaction. In addition to the expiration of the waiting period under the HSR Act, the parties have agreed to take, make or obtain all material actions by, consents or approvals of, or in respect of or filings with any governmental authority required to permit the consummation of the Merger, including the governmental authorizations to be sought in Austria, Brazil, Canada, Germany, Kazakhstan, Mexico, Pakistan, Russia, South Africa and Ukraine. The required waiting period in Canada has expired, and the parties have already obtained clearance from Austria, Germany, Russia and Ukraine.

Federal Securities Law Consequences; Resale Restriction

Wabtec common stock issued in the Merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares of Wabtec common stock issued to any person who may be deemed to be an “affiliate” of Wabtec under the Securities Act.

No Appraisal or Dissenters’ Rights

None of the stockholders of Wabtec, Merger Sub, Direct Sale Purchaser, GE or SpinCo will be entitled to exercise appraisal rights or to demand payment for their shares in connection with the Transactions.

Summary Historical, Pro Forma and Supplemental Financial Data

The following summary combined financial data of GE Transportation and summary consolidated financial data of Wabtec are being provided to help you in your analysis of the financial aspects of the Transactions. You should read this information in conjunction with the financial information included elsewhere and incorporated by reference in this proxy statement. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for GE Transportation,” “Where You Can Find More Information; Incorporation by Reference,” “Information on GE Transportation,” “Information on Wabtec,” “Selected Historical Financial Data” and “Unaudited Pro Forma Condensed Combined Financial Statements.”

Summary Historical Combined Financial Data of GE Transportation

The following data of GE Transportation as of June 30, 2018, and for the six-month periods ended June 30, 2018 and June 30, 2017, have been derived from the unaudited combined financial statements of GE Transportation included elsewhere in this proxy statement. The following data of GE Transportation as of December 31, 2017 and 2016, and for the three years in the period ended December 31, 2017, have been derived from the audited combined financial statements of GE Transportation included elsewhere in this proxy statement. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for GE Transportation,” the combined financial statements of GE Transportation and the notes thereto and the unaudited pro forma condensed combined financial statements of Wabtec and GE Transportation included elsewhere in this proxy statement.

	Six Months Ended June 30,		Year Ended December 31,
In thousands	2018	2017	2017	2016	2015
Income Statement Data
Total revenues	$1,773,888	$1,980,585	$3,930,308	$4,606,591	$5,421,479
Gross profit	486,597	418,019	923,234	1,171,637	1,325,936
Other operating and non-operating expenses(1)	(274,287)	(260,936)	(490,835)	(464,120)	(489,037)
Earnings before income taxes	212,310	157,083	432,399	707,517	836,899
Provision for income taxes	(44,084)	(56,984)	(44,303)	(167,428)	(349,275)
Net earnings	168,226	100,099	388,096	540,089	487,624
Less net earnings attributable to noncontrolling interests	4,136	6,811	14,311	6,144	7,547
Net earnings attributable to GE	$164,090	$93,288	$373,785	$533,945	$480,077
(1)	Includes selling, general and administrative expenses, impairment of goodwill, non-operating benefit costs and other (expense) income.
	As of June 30,	As of December 31,
In thousands	2018	2017	2016
Balance Sheet Data
Total assets	$3,839,271	$3,544,573	$3,626,918
Cash and cash equivalents	131,516	105,338	151,151
Total liabilities	2,008,697	1,871,350	2,243,954
Total equity	1,830,574	1,673,223	1,382,964
	Six Months Ended June 30,		Year Ended December 31,
In thousands	2018	2017	2017	2016	2015
Cash provided by (used for):
Operating activities	$76,436	$(34,120)	$322,004	$853,712	$875,234
Investing activities	(68,393)	(143,973)	(200,956)	(168,214)	(225,875)
Financing activities	20,548	229,226	(171,062)	(625,586)	(622,770)

Summary Historical Consolidated Financial Data of Wabtec

The following data of Wabtec as of June 30, 2018, and for the six-month periods ended June 30, 2018 and June 30, 2017, have been derived from the unaudited consolidated financial statements of Wabtec, which are incorporated by reference herein from Wabtec’s quarterly report on Form 10-Q filed with the SEC for the six-month period ended June 30, 2018. The following data of Wabtec as of December 31, 2017 and 2016, and for the three years in the period ended December 31, 2017, have been derived from the audited consolidated financial statements of Wabtec, which are incorporated by reference herein from Wabtec’s current report on Form 8-K filed with the SEC on September 10, 2018. The summary historical consolidated financial data presented below is not necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. This information is only a summary and should be read in conjunction with the financial statements of Wabtec and the notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in Wabtec’s quarterly report on Form 10-Q filed with the SEC for the six-month period ended June 30, 2018 and Wabtec’s current report on Form 8-K filed with the SEC on September 10, 2018, which are incorporated by reference in this proxy statement. See “Where You Can Find More Information; Incorporation By Reference.”

	Six Months Ended June 30,		Year Ended December 31,
In thousands, except per share data	2018	2017	2017	2016	2015
Income Statement Data
Net Sales	$2,167,857	$1,848,287	$3,881,756	$2,931,188	$3,307,998
Gross profit	634,848	543,670	1,065,313	924,239	1,047,816
Operating expenses	(380,046)	(315,801)	(644,234)	(467,632)	(438,962)
Income from operations	254,802	227,869	421,079	456,607	608,854
Interest expense, net	(52,204)	(37,422)	(77,884)	(50,298)	(27,254)
Other (expenses) income, net	4,757	5,747	8,868	6,528	3,768
Net income attributable to Wabtec stockholders	$172,782	$145,914	$262,261	$304,887	$398,628
Diluted Earnings per Common Share
Basic
Net income attributable to Wabtec stockholders per share	$1.80	$1.52	$2.74	$3.37	$4.14
Diluted
Net income attributable to Wabtec stockholders per share	$1.79	$1.52	$2.72	$3.34	$4.10
Cash dividends declared per share	$0.24	$0.20	$0.44	$0.36	$0.28
Weighted average shares outstanding
Basic	95,867	95,370	95,453	90,359	96,074
Diluted	96,471	96,071	96,125	91,141	97,006
	As of June 30,	As of December 31,
In thousands	2018	2017	2016
Balance Sheet Data
Total assets	$6,677,606	$6,579,980	$6,581,018
Cash and cash equivalents	245,574	233,401	398,484
Total debt	1,884,921	1,870,528	1,892,776
Total equity	2,874,628	2,828,532	2,976,825
	Six Months Ended June 30,		Year Ended December 31,
In thousands	2018	2017	2017	2016	2015
Cash provided by (used for):
Operating activities	$67,904	$(13,703)	$188,811	$450,530	$450,844
Investing activities	(69,100)	(884,629)	(1,033,474)	(232,966)	(177,194)
Financing activities	22,764	41,590	(97,431)	522,971	(251,498)

Summary Unaudited Pro Forma Condensed Combined Financial Data

The following summary unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the Transactions described in this proxy statement under “The Transactions.” The following unaudited pro forma condensed combined balance sheet as of June 30, 2018, and the unaudited pro forma condensed combined statement of income for the six months ended June 30, 2018 and the year ended December 31, 2017 (collectively, the “Pro Forma Statements”) have been prepared in compliance with the requirements of Regulation S-X under the Securities Act using accounting policies in accordance with U.S. GAAP.

The Pro Forma Statements should be read in conjunction with the audited consolidated financial statements of Wabtec as of and for the year ended December 31, 2017, which are incorporated by reference herein from Wabtec’s current report on Form 8-K filed with the SEC on September 10, 2018, Wabtec’s interim financial statements as of and for the six-month period ended June 30, 2018, which are incorporated by reference herein from Wabtec’s quarterly report on Form 10-Q filed with the SEC for the quarter ended June 30, 2018, and the audited combined financial statements of GE Transportation as of and for the year ended December 31, 2017 and GE Transportation’s interim financial statements as of and for the six-month period ended June 30, 2018, which are, in each case, included elsewhere in this proxy statement. GE Transportation’s historical financial statements included in this proxy statement have been presented on a “carve-out” basis from GE’s consolidated financial statements using the historical results of operations, cash flows, assets and liabilities of GE Transportation and include allocations of corporate expenses from GE. These allocations reflect significant assumptions, and the financial statements do not fully reflect what GE Transportation’s financial position, results of operations or cash flows would have been had it been a stand-alone company during the periods presented. As a result, historical financial information is not necessarily indicative of GE Transportation’s future results of operations, financial position or cash flows. The note disclosure requirements of annual consolidated financial statements provide additional disclosures to that required for pro forma condensed combined financial information.

The unaudited Pro Forma Statements give effect to the Transactions as if they had occurred on January 1, 2017, for the purposes of the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2018 and the year ended December 31, 2017. The unaudited Pro Forma Statements give effect to the Transactions as if they had occurred on June 30, 2018, for the purposes of the unaudited pro forma condensed combined balance sheet. In the opinion of Wabtec’s management, these Pro Forma Statements include all material adjustments necessary to be in accordance with Article 11 of Regulation S-X under the Securities Act. The Pro Forma Statements are presented for illustrative purposes only and may not be indicative of the results of operations that would have occurred if the events reflected therein had been in effect on the dates indicated or the results which may be obtained in the future. In preparing the Pro Forma Statements, no adjustments have been made to reflect the potential operating synergies and administrative cost savings or the costs of integration activities that could result from the combination of Wabtec and GE Transportation. Actual amounts recorded upon consummation of the Transactions will differ from the Pro Forma Statements, and the differences may be material. See “Where You Can Find More Information; Incorporation by Reference,” “Unaudited Pro Forma Combined Consolidated Financial Statements” and the interim combined financial statements of GE Transportation and the notes thereto and audited combined financial statements of GE Transportation and notes thereto, which are, in each case, included elsewhere in this proxy statement.

Unaudited Pro Forma Condensed Combined Statement of Income Data

The following table presents the unaudited pro forma combined consolidated statement of income data for the six months ended June 30, 2018.

In millions, except per share data (in U.S. dollars unless otherwise indicated)	Wabtec Historical	GE Transportation Historical	Reclassification Adjustments	Pro Forma Adjustments	Pro Forma Combined Wabtec/GE Transportation
Sales of goods	$2,167.9	$1,101.8	$(91.3)	$(29.2)	$3,149.2
Sales of services	—	672.1	91.3	(58.0)	705.4
Net sales	2,167.9	1,773.9	—	(87.2)	3,854.6
Cost of goods sold	(1,533.0)	(881.3)	153.1	19.6	(2,241.6)
Cost of services sold	—	(406.0)	(73.9)	(3.1)	(483.0)
Gross profit	634.8	486.6	79.2	(70.7)	1,129.9
Income from operations before income taxes	207.4	212.3	—	(161.5)	258.2
Income tax expense	(36.6)	(44.1)	—	36.2	(44.5)
Net income	170.7	168.2	—	(125.3)	213.6
Less: Net income attributable to noncontrolling interest	2.1	(4.1)	—	—	(2.0)
Net income attributable to Wabtec stockholders	$172.8	$164.1	$—	$(125.3)	$211.6

The following table presents the unaudited pro forma combined consolidated statement of income data for the year ended December 31, 2017.

In millions, except per share data (in U.S. dollars unless otherwise indicated)	Wabtec Historical	GE Transportation Historical	Reclassification Adjustments	Pro Forma Adjustments	Pro Forma Combined Wabtec/GE Transportation
Sales of goods	$3,881.8	$2,546.6	$(196.1)	$(73.8)	$6,158.5
Sales of services	—	1,383.7	196.1	(78.9)	1,500.9
Net sales	3,881.8	3,930.3	—	(152.7)	7,659.4
Cost of goods sold	(2,816.4)	(2,129.7)	319.0	52.5	(4,574.6)
Cost of services sold	—	(877.4)	(149.4)	(4.4)	(1,031.2)
Gross profit	1,065.3	923.2	169.6	(104.6)	2,053.5
Income from operations before income taxes	352.2	432.4	—	(385.9)	398.7
Income tax expense	(89.8)	(44.3)	—	113.8	(20.3)
Net income	262.4	388.1	—	(272.1)	378.4
Less: Net income attributable to noncontrolling interest	—	(14.3)	—	—	(14.3)
Net income attributable to Wabtec stockholders	$262.4	$373.8	$—	$(272.1)	$364.1

Unaudited Pro Forma Condensed Combined Balance Sheet Data

The following table presents the unaudited pro forma combined consolidated balance sheet data as of June 30, 2018.

In millions (in U.S. dollars unless otherwise indicated)	Wabtec Historical	GE Transportation Historical	Reclassification Adjustments	Pro Forma Adjustments	Pro Forma Combined Wabtec/GE Transportation
Assets
Cash and cash equivalents	$245.6	$131.5	$—	$(127.2)	$249.9
Total assets	6,677.6	3,839.3	—	11,897.5	22,414.4
Liabilities and Shareholders’ Equity
Long-term debt	1,857.8	67.5	—	2,810.7	4,736.0
Total liabilities	3,803.0	2,008.7	—	2,891.4	8,703.1
Total shareholders’ equity	2,857.3	1,785.9	—	9,006.1	13,649.3

Summary Comparative Historical and Pro Forma Per Share Data

The following table sets forth certain historical and pro forma per share data for Wabtec. The Wabtec historical data has been derived from and should be read together with Wabtec’s unaudited consolidated financial statements and related notes thereto contained in Wabtec’s quarterly report on Form 10-Q filed with the SEC for the six-month period ended June 30, 2018 and Wabtec’s audited consolidated financial statements and related notes thereto as of and for the year ended December 31, 2017, which are incorporated by reference herein from Wabtec’s current report on Form 8-K filed with the SEC on September 10, 2018. See “Where You Can Find More Information; Incorporation by Reference.” The pro forma data as of and for the six-month period ended June 30, 2018 and for the year ended December 31, 2017 has been derived from the unaudited pro forma condensed combined financial statements included elsewhere in this proxy statement. See “Unaudited Pro Forma Condensed Combined Financial Statements.”

This comparative historical and pro forma per-share data is being provided for illustrative purposes only. Wabtec and GE Transportation may have performed differently had the Transactions occurred prior to the periods or at the date presented. You should not rely on the pro forma per-share data presented as being indicative of the results that would have been achieved had Wabtec and GE Transportation been combined during the periods or at the date presented or of the future results or financial condition of Wabtec or GE Transportation to be achieved following the consummation of the Transactions.

	As of and for the Six Months Ended June 30, 2018		As of and for the Year Ended December 31, 2017
In thousands, except per share data	Wabtec Historical	Pro Forma Combined	Wabtec Historical	Pro Forma Combined
Diluted Earnings per Common Share
Basic
Net income attributable to Wabtec stockholders	$1.80	$1.09	$2.74	$1.87
Diluted
Net income attributable to Wabtec stockholders	$1.79	$1.08	$2.72	$1.87
Weighted average shares outstanding
Basic	95,867	194,347	95,453	193,933
Diluted	96,471	194,951	96,125	194,605

Historical Common Stock Market Price and Dividend Data

Historical market price data for SpinCo and GE Transportation has not been presented as GE Transportation is currently operated by GE and SpinCo is a wholly owned subsidiary of GE and there is no established trading market in SpinCo common stock. Shares of SpinCo common stock do not currently trade separately from GE common stock.

Shares of Wabtec common stock currently trade on the NYSE under the symbol “WAB.” There were 455 holders of record of Wabtec common stock at the close of business on October 11, 2018. A number of Wabtec stockholders hold their shares in “street name;” therefore Wabtec believes that there are substantially more beneficial owners of Wabtec common stock. On May 18, 2018, the last trading day before the announcement of the Transactions, the last sale price of Wabtec common stock reported by the NYSE was $95.19. The last sale price of Wabtec common stock reported by the NYSE on October 11, 2018 was $96.89.

The following table sets forth on a per share basis the cash dividend declared, and the high and low sales prices of Wabtec common stock as reported on the NYSE:

	Wabtec Common Stock
	High	Low	Dividend
2018
First Quarter	$86.24	$69.75		$0.120
Second Quarter	$104.21	$78.80		$0.120
Third Quarter	$115.40	$96.56		$0.120
Fourth Quarter (through October 11, 2018)	$107.02	$96.77	$	N/A

2017
First Quarter	$88.87	$74.06		$0.100
Second Quarter	$92.00	$77.09		$0.100
Third Quarter	$93.81	$69.20		$0.120
Fourth Quarter	$82.13	$71.96		$0.120

2016
First Quarter	$80.61	$60.28		$0.080
Second Quarter	$88.46	$66.14		$0.080
Third Quarter	$82.00	$65.54		$0.100
Fourth Quarter	$89.18	$74.32		$0.100

Wabtec Dividend Policy

Wabtec currently intends to continue paying dividends on a quarterly basis, although the declaration of any future dividends will be determined by the Wabtec Board and will depend on many factors, including available cash, estimated cash needs, earnings, financial condition, operating results, and capital requirements, as well as limitations in Wabtec’s contractual agreements, applicable law, regulatory constraints, industry practice and other business considerations that the Wabtec Board considers relevant. Wabtec’s ability to declare and pay future dividends on Wabtec common stock may be restricted by the provisions of the DGCL and covenants in Wabtec’s then-existing indebtedness arrangements.

The Transactions

GE, Wabtec, SpinCo and Merger Sub, entered into the Merger Agreement on May 20, 2018, and GE, SpinCo, Wabtec and Direct Sale Purchaser entered into the Separation Agreement on May 20, 2018, which together provide for the combination of Wabtec and GE Transportation through a modified Reverse Morris Trust transaction structure. In connection with the Separation of GE Transportation from the remaining business of GE, GE will conduct the Internal Reorganization.

In connection with the Direct Sale, certain assets of GE Transportation, potentially including the equity interests of certain pre-Transaction subsidiaries of GE that compose part of GE Transportation, will be sold to Direct Sale Purchaser for a cash payment of $2.9 billion, and Direct Sale Purchaser will assume certain liabilities of GE Transportation in connection with this purchase. Thereafter, GE will transfer the SpinCo Business to SpinCo and its subsidiaries (to the extent not already held by SpinCo and its subsidiaries) in the SpinCo Transfer, and SpinCo will issue to GE additional shares of SpinCo common stock in the SpinCo Transfer. Following this issuance of additional SpinCo common stock to GE, GE will own 8,700,000,000 shares of SpinCo common stock, or such other amount as GE shall determine with Wabtec’s consent, which will constitute all of the outstanding stock of SpinCo.

GE will effect the Distribution by distributing on a pro rata basis all of the Distribution Shares to GE stockholders as of the record date for the Distribution. GE will deliver the Distribution Shares to the exchange agent, who will hold such shares for the benefit of GE stockholders. GE has the option, however, to effect the Distribution pursuant to a split-off. In the event GE elects to effect the Distribution pursuant to a split-off, GE would offer to holders of GE common stock the right to exchange all or a portion of their GE common stock for a number of Distribution Shares (which, in the aggregate, may be less than all of the Distribution Shares) at a discount to the implied value of the SpinCo common stock (based on the per-share value of Wabtec common stock multiplied by the exchange ratio set forth in the Merger Agreement), subject to proration if the GE stockholders have validly tendered more shares of GE common stock than GE is offering to accept for exchange. In the event the GE Exchange Offer is consummated, GE would distribute the remaining Distribution Shares, if any, on a pro rata basis to GE stockholders whose shares of GE common stock remain outstanding after the consummation of the GE Exchange Offer.

Immediately after the Distribution and on the closing date of the Merger, Merger Sub will merge with and into SpinCo, whereby the separate corporate existence of Merger Sub will cease and SpinCo will continue as the surviving company and a wholly owned subsidiary of Wabtec. In the Merger, subject to adjustment in accordance with the Merger Agreement, each share of SpinCo common stock will be converted into the right to receive a number of shares of Wabtec common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement—Merger Consideration.”

Upon consummation of the Merger and calculated based on Wabtec’s outstanding common stock immediately prior to the Merger on a fully-diluted, as-converted and as-exercised basis, 50.1% of the outstanding shares of Wabtec common stock would be held collectively by GE and pre-Merger holders of GE common stock (with approximately 9.9% of the outstanding shares of Wabtec common stock expected to be held by GE) and 49.9% of the outstanding shares of Wabtec common stock would be held by pre-Merger Wabtec stockholders. The shares held by GE will be subject to GE’s obligations under (x) the Tax Matters Agreement to sell a number of shares of Wabtec common stock within two years of the Distribution Date (as described in the section of this proxy statement entitled “Other Agreements—Tax Matters Agreement”) and (y) the Shareholders Agreement to sell, subject to limited exceptions, all of the shares of Wabtec common stock GE beneficially owns within three years of the closing date of the Merger and prior thereto, to vote all of such shares in the proportion required under the Shareholders Agreement (as described in the section of this proxy statement entitled “Other Agreements—Shareholders Agreement”).

Subject to adjustment under certain circumstances as set forth in the Merger Agreement, Wabtec will issue approximately 98.5 million shares of Wabtec common stock in the Merger. Based upon the reported closing sale price of $109.97 per share for Wabtec common stock on the NYSE on August 17, 2018, the total value of the shares of Wabtec common stock to be issued by Wabtec in the Merger would be approximately $10.8 billion, and the cash to be received by GE in the Transactions, including in respect of the Direct Sale, would be approximately $2.9 billion plus any payments GE receives pursuant to the Tax Matters Agreement. The actual value of the Wabtec common stock to be issued in the Merger will depend on the market price of shares of Wabtec common stock at the time of the Merger.

After the Merger, Wabtec will own and operate the SpinCo Business and the assets acquired in the Direct Sale. It is anticipated that SpinCo, which will be Wabtec’s wholly owned subsidiary, will hold the SpinCo Business and Direct Sale Purchaser, which will also be Wabtec’s wholly owned subsidiary, will hold the assets purchased and the liabilities assumed in connection with the Direct Sale. Together, SpinCo and Direct Sale Purchaser will own and operate post-Transaction GE Transportation. Wabtec will also continue its current businesses. All shares of Wabtec common stock, including those issued in the Merger, will be listed on the NYSE under Wabtec’s current trading symbol “WAB.”

Below is a step-by-step description of the sequence of material events relating to the Transactions.

Step 1 Internal Reorganization

GE will undertake an internal reorganization in which the assets and liabilities of GE Transportation will be segregated from the assets and liabilities of GE’s remaining business.

Step 2 Direct Sale

On the date of the Distribution, immediately prior to the SpinCo Transfer, GE shall sell certain assets of GE Transportation, potentially including the equity interests of certain pre-Transaction subsidiaries of GE that compose part of GE Transportation, to Direct Sale Purchaser for a cash payment of $2.9 billion. Concurrently, the Direct Sale Purchaser will assume certain liabilities of GE Transportation in connection with this purchase.

Wabtec and the other Borrowers entered into the Credit Agreement on June 8, 2018, which includes (i) a $1.2 billion Revolving Credit Facility, (ii) a $350.0 million Refinancing Term Loan and (iii) a $400.0 million Delayed Draw Term Loan. Wabtec also obtained Bridge Commitments in respect of the Bridge Loan Facility in an amount not to exceed $2.5 billion. On September 14, 2018, in accordance with the Commitment Letter, the Bridge Commitments were permanently reduced to $0 in connection with Wabtec’s issuance of $500 million aggregate principal amount of the Floating Rate Notes, $750 million aggregate principal amount of the 2024 Notes and $1.25 billion aggregate principal amount of the 2028 Notes. Wabtec will use funds available under the Delayed Draw Term Loan and the proceeds from the issuance of the New Wabtec Notes to pay the Direct Sale Purchase Price.

Step 3 SpinCo Transfer

On the date of the Distribution, immediately following the Direct Sale, GE shall transfer the SpinCo Business, which will comprise the remaining business and operations of GE Transportation after giving effect to the Direct Sale, to SpinCo and its subsidiaries (to the extent not already held by SpinCo and its subsidiaries). SpinCo will assume certain liabilities of the SpinCo Business.

Step 4 Issuance of SpinCo Common Stock to GE

In connection with the SpinCo Transfer, SpinCo will issue and deliver to GE additional shares of SpinCo common stock. Following this issuance of additional shares to GE, GE will own 8,700,000,000 shares of SpinCo common stock, or such other amount as GE shall determine with Wabtec’s consent, which will constitute all of the outstanding stock of SpinCo.

Step 5 Distribution

Based on market conditions prior to the closing of the Merger, corporate finance considerations and timing considerations, GE will determine whether the Distribution Shares will be distributed to GE stockholders pursuant to a spin-off or a split-off. This proxy statement assumes that the Distribution Shares will be distributed in a spin-off. GE may make its final decision as to whether the SpinCo common stock will be distributed in a spin-off or split-off after the date of the special meeting.

In this case, GE will effect the Distribution by distributing on a pro rata basis all of the Distribution Shares to GE stockholders as of the record date for the Distribution. GE will deliver the Distribution Shares to the exchange agent, who will hold such shares for the benefit of GE stockholders.

In the event GE elects to effect the Distribution pursuant to a split-off, GE would offer to holders of GE common stock the right to exchange all or a portion of their GE common stock for a number of Distribution Shares (which, in the aggregate, may be less than all of the Distribution Shares) at a discount to the implied value of the SpinCo common stock (based on the per-share value of Wabtec common stock multiplied by the exchange ratio set forth in the Merger Agreement), subject to proration if the GE stockholders have validly tendered more shares of GE common stock than GE is offering to accept for exchange. In the event the GE Exchange Offer is consummated, GE would distribute the remaining Distribution Shares, if any, on a pro rata basis to GE stockholders whose shares of GE common stock remain outstanding after the consummation of the GE Exchange Offer. Any GE stockholders that validly tender (and do not validly withdraw) shares of GE common stock for shares of SpinCo common stock in the GE Exchange Offer would have, with respect to such tendered shares, waived their rights to receive, and forfeited any rights to, shares of SpinCo common stock subsequently distributed on a pro rata basis to GE stockholders. In connection with the GE Exchange Offer, SpinCo would file with the SEC a registration statement on Form S-4 and Form S-1 to register the shares of its common stock that would be distributed to GE stockholders. In addition, Wabtec would file with the SEC an amendment to its registration statement on Form S-4. The terms and conditions of the GE Exchange Offer would be described in SpinCo’s registration statement on Form S-4 and Form S-1 and Wabtec’s amended registration statement on Form S-4. Wabtec and Wabtec stockholders would not be a party to the GE Exchange Offer and would not be asked to separately vote on the GE Exchange Offer or to otherwise participate in the GE Exchange Offer. The information included in this section regarding the GE Exchange Offer is being provided to Wabtec stockholders for informational purposes only and does not purport to be complete. This proxy statement constitutes only a proxy statement for Wabtec stockholders relating to the special meeting and is not an offer to sell or a solicitation of an offer to purchase shares of Wabtec common stock, GE common stock or SpinCo common stock.

Step 6 Merger

Immediately after the Distribution and on the closing date of the Merger, Merger Sub will merge with and into SpinCo, whereby the separate corporate existence of Merger Sub will cease and SpinCo will continue as the surviving company and a wholly owned subsidiary of Wabtec. In the Merger, subject to adjustment in accordance with the Merger Agreement, each share of SpinCo common stock will be converted into the right to receive a number of shares of Wabtec common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement—Merger Consideration.”

Upon consummation of the Merger and calculated based on Wabtec’s outstanding common stock immediately prior to the Merger on a fully-diluted, as-converted and as-exercised basis, 50.1% of the outstanding shares of Wabtec common stock would be held collectively by GE and pre-Merger holders of GE common stock (with approximately 9.9% of the outstanding shares of Wabtec common stock expected to be held by GE) and 49.9% of the outstanding shares of Wabtec common stock would be held by pre-Merger Wabtec stockholders. The shares held by GE will be subject to GE’s obligations under (x) the Tax Matters Agreement to sell a number of shares of Wabtec common stock within two years of the Distribution Date (as described in the section of this proxy statement entitled “Other Agreements—Tax Matters Agreement”) and (y) the Shareholders Agreement to sell, subject to limited exceptions, all of the shares of Wabtec common stock GE beneficially owns within three years of the closing date of the Merger and prior thereto, to vote all of such shares in the proportion required under the Shareholders Agreement (as described in the section of this proxy statement entitled “Other Agreements—Shareholders Agreement”).

Set forth below are diagrams that graphically illustrate, in simplified form, (i) the existing corporate structures, (ii) the corporate structures immediately following the Direct Sale, the SpinCo Transfer and the Distribution but before the Merger and (iii) the corporate structures immediately following the consummation of the Merger.

Existing Structure

Structure following the Separation (including the Internal Reorganization), the Direct Sale, the SpinCo Transfer and the Distribution but prior to the Merger

Structure following the Merger

After completion of all of the steps described above, it is anticipated that SpinCo, which will be Wabtec’s wholly owned subsidiary, will hold the SpinCo Business and Direct Sale Purchaser, which will also be Wabtec’s wholly owned subsidiary, will hold the assets purchased and the liabilities assumed in connection with the Direct Sale. Together, SpinCo and Direct Sale Purchaser will own and operate post-Transaction GE Transportation.

In connection with the Transactions, on the date of the Distribution, GE or its subsidiaries and SpinCo or the SpinCo Transferred Subsidiaries will enter into the Additional Agreements relating to, among other things, intellectual property, employee matters, tax matters, research and development and transition services. See “Other Agreements.” Pursuant to the Tax Matters Agreement, after completion of all of the steps described above, GE will be obligated to sell a number of shares of Wabtec common stock within two years of the Distribution Date. See “Other Agreements—Tax Matters Agreement.” Pursuant to the Shareholders Agreement, after completion of all of the steps described above, GE will be obligated to sell, subject to limited exceptions, all of the shares of Wabtec common stock GE beneficially owns within three years of the closing date of the Merger (as described in the section of this proxy statement entitled “Other Agreements—Shareholders Agreement”).

Determination of Number of Shares of SpinCo Common Stock to Be Distributed to GE Stockholders

Immediately prior to the Distribution, the total number of shares of SpinCo common stock outstanding will equal 8,700,000,000 shares or such other amount as GE shall determine with Wabtec’s consent. GE is expected to retain 19.75% of the outstanding shares of SpinCo common stock. Accordingly, assuming that there are outstanding 8,700,000,000 shares of SpinCo common stock immediately prior to the Distribution, the total number of shares of SpinCo common stock to be distributed to holders of GE common stock as a pro rata dividend will be equal to 6,981,750,000 shares. The actual number of shares of SpinCo common stock to be distributed to GE stockholders, and the actual number of shares of SpinCo common stock to be retained by GE, will be determined by GE prior to the Distribution. All shares of SpinCo common stock will be converted into the right to receive shares of Wabtec common stock at the effective time of the Merger.

No Fractional Shares; Exchange of Certificates

Each issued and outstanding share of SpinCo common stock will be converted in the Merger into the right to receive a number of shares of Wabtec common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement—Merger

Consideration.” In the conversion, no fractional shares of Wabtec common stock will be delivered to SpinCo stockholders. All fractional shares of Wabtec common stock that any SpinCo stockholder otherwise would be entitled to receive as a result of the Merger will be aggregated by the exchange agent on behalf of Wabtec. The exchange agent will cause the whole shares obtained thereby to be sold on behalf of the SpinCo stockholders that would otherwise be entitled to receive such fractional shares of Wabtec common stock pursuant to the Merger, in the open market or otherwise, in each case at then-prevailing market prices, and, in no case later than five business days after the Distribution. The exchange agent will make available the net proceeds thereof, subject to the deduction of the amount of any withholding taxes and brokerage charges, commissions and conveyance and similar taxes, on a pro rata basis, without interest, as soon as practicable to the SpinCo stockholders that would otherwise be entitled to receive such fractional shares of Wabtec common stock pursuant to the Merger.

Upon consummation of the Merger, shares of SpinCo common stock held by GE or GE stockholders will no longer be outstanding and will automatically be canceled and retired and will cease to exist. Prior to the Merger, Wabtec will deposit with the exchange agent, for the benefit of holders of SpinCo common stock, book-entry shares representing the shares of Wabtec common stock issuable to the holders of SpinCo common stock in the Merger.

Background of the Transactions

Wabtec continually invests in new products and services with the objective of strategically growing its business, both organically and through acquisitions, joint ventures and other transactions.

GE continually reviews its portfolio to determine whether any changes are advisable and, on June 12, 2017, GE’s incoming Chief Executive Officer announced that GE was initiating a comprehensive review with a focus on each of its businesses’ performance, growth outlook, cost structures, returns and competitive environment.

On June 20, 2017, senior executives of Wabtec and GE met to discuss the railway transportation business generally, the parties’ respective industry outlooks and recent events affecting GE. The meeting was arranged by Morgan Stanley & Co. LLC (“Morgan Stanley”), a financial advisor to GE. At the conclusion of the meeting, the participants agreed to meet again in a few weeks to consider whether discussions of a possible strategic transaction may be worth pursuing.

On July 12, 2017, Wabtec and GE signed a confidentiality agreement. Over the course of the next several months, Wabtec and GE exchanged confidential information and engaged in preliminary discussions about a possible strategic transaction.

In September 2017, Wabtec retained Goldman Sachs as its financial advisor and Jones Day as its legal advisor in connection with the possible strategic transaction.

On November 13, 2017, GE disclosed that it was considering possible strategic alternatives for several businesses of GE, including GE Transportation.

In late November, representatives of Wabtec and GE continued to work on potential synergies that may be involved in a possible transaction and a general outline of potential terms, and agreed that their respective financial advisors should meet to discuss a potential transaction. These meetings occurred in early December 2017.

During the weeks of December 11, 2017 and December 18, 2017, representatives of Wabtec and GE conducted facility tours and engaged in detailed discussions regarding potential synergies that may be realized in a combination of GE Transportation and Wabtec. During this period, Wabtec’s senior management kept the Wabtec Board apprised on a regular basis on the progress of the discussions with respect to the possible transaction.

Wabtec management also reviewed the preliminary discussions about a strategic transaction with respect to GE Transportation with the Wabtec Board at the Wabtec Board meetings held on December 4, 2017, January 26, 2018, February 5-6, 2018, February 20, 2018 and March 6, 2018. In each such meeting, the Wabtec Board directed Wabtec’s senior management to continue discussions with GE, although the Wabtec Board recognized that transactions like the possible transaction were difficult to negotiate due to their scope and complexity.

Discussions and due diligence progressed during January 2018, February 2018 and March 2018. Early during that time period, representatives of Wabtec and GE began to focus on a possible transaction in which Wabtec and

GE Transportation would be combined in a “Reverse Morris Trust” transaction in which GE Transportation would be either spun off or split-off to GE stockholders and thereafter merged with a subsidiary of Wabtec whereby GE stockholders would receive a majority of the common stock of the combined company on a tax-free basis.

On January 26, 2018, following a meeting of the Wabtec Board, Wabtec’s CEO sent to GE’s Head of Corporate Development a proposed term sheet for a possible combination of Wabtec and GE Transportation. The parties negotiated the proposed term sheet over the next several weeks, including the allocation of value between Wabtec and GE.

GE senior management met with the GE Board and various committees of the GE Board on numerous occasions in 2018 to discuss progress on the discussions with Wabtec while continuing to explore other strategic alternatives for GE Transportation, including an initial public offering.

Following the exchange of draft term sheets over the next several weeks and continuing due diligence, on March 19, 2018, Wabtec and GE signed a term sheet outlining the key high-level terms of a possible transaction. The term sheet was nonbinding except for certain customary binding provisions, including an exclusivity provision under which GE agreed to work exclusively with Wabtec on the possible transaction for 30 days. The term sheet contemplated a possible Reverse Morris Trust transaction for the combination of Wabtec and GE Transportation whereby GE would receive a cash payment from SpinCo in the range of $2.9 billion to $3.0 billion and GE stockholders would receive a majority of the combined company’s common stock, with the amount of the cash payment and percentage of common stock being subject to continued discussions. The notion that a portion of the consideration to GE would be payable in cash was part of the parties’ discussions from the outset, in part because such payments are typical in Reverse Morris Trust transactions.

The Wabtec Board met on April 16, 2018 to review the possible transaction in detail. Representatives of Goldman Sachs and Jones Day participated in the meeting. At the meeting, Wabtec’s senior management reviewed the strategic and financial rationale of the possible transaction, the results of due diligence and discussions with GE to date. A representative of Jones Day reviewed the Wabtec directors’ fiduciary duties in the circumstances, the material terms of draft transaction documentation, the major open issues at the time and the major actions involved in the possible transaction. The Transactions were considered by the Wabtec Board at this and subsequent meetings as a potential alternative to Wabtec continuing to operate pursuant to its existing business plan under its existing capital structure. The representatives of Goldman Sachs then provided a financial review of the possible transaction. Following these discussions, the Wabtec Board directed Wabtec’s management and legal and financial advisors to continue discussions with representatives of GE.

In April and through May 20, 2018, the parties continued due diligence and exchanged drafts of the principal Transaction Documents. Representatives of GE, including representatives from Davis Polk & Wardwell LLP, GE’s legal counsel, and Morgan Stanley and Dyal & Co. LLC (“Dyal”), GE’s financial advisors, and representatives of Wabtec, including representatives from Jones Day and Goldman Sachs, met on a substantially continuous basis in New York City in respect of the possible transaction and the principal Transaction Documents during most of the first three weeks of May 2018. Key terms negotiated in this period included:

•	the portion of Wabtec common stock to be owned by GE and GE stockholders following the consummation of the Transactions;
•	the terms of the cash and debt purchase price adjustments;
•	the pro forma leverage and indebtedness of the combined company;
•	the allocation of certain liabilities of GE Transportation;
•	the amount of the cash payment to GE of $2.9 billion, in line with the $2.9 billion–$3.0 billion amount reflected in the March 2018 nonbinding term sheet;
•	the parties’ decision that it would be in their mutual interests to pursue the Direct Sale rather than having SpinCo incur debt and distribute an exit dividend to GE, because the modified Reverse Morris Trust structure should result in tax benefits to Wabtec (including by avoiding certain ambiguities under the depreciation rules in U.S. federal income tax law that otherwise might be relevant), which will be shared between the parties (up to a cap) as realized by Wabtec after the Merger. The Direct Sale also should reduce administrative complexity and financing costs;

•	provisions relating to the composition of the Wabtec Board following the closing of the Transactions;
•	provisions relating to closing certainty, including obligations to seek antitrust approvals, termination fees and certain closing conditions;
•	the terms of the tax matters agreement, including terms governing payments to be made to GE in respect of certain tax benefits expected to be realized by the combined company as a result of the Transactions;
•	obligations of various Wabtec parties to support the Transactions; and
•	GE retaining a portion of the interest in SpinCo rather than distributing it to GE stockholders and the terms of the Shareholders Agreement that would apply in respect of GE’s ownership of Wabtec shares that would be issued in the Merger in respect of that retained interest.

The GE Board met on May 17, 2018 and unanimously approved the Transactions.

On May 14, 2018 and May 19, 2018, the Wabtec Board met to review the possible transaction. Representatives of Goldman Sachs and Jones Day participated in the meetings. At the May 19, 2018 meeting, Wabtec’s senior management reviewed the strategic and financial rationale of the possible transaction, and the final results of due diligence and economic terms of the possible transaction. A representative of Jones Day reviewed the Wabtec directors’ fiduciary duties in the circumstances, and the material terms of drafts of the principal Transaction Documents. The representatives of Goldman Sachs then provided a financial review of the possible transaction. At the meeting on May 19, 2018, Goldman Sachs rendered to the Wabtec Board its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated May 20, 2018, that, as of the date of such written opinion and based upon and subject to the factors and assumptions as set forth in such written opinion, the Aggregate Consideration to be paid by Wabtec pursuant to the Merger Agreement was fair from a financial point of view to Wabtec (See “The Transactions—Opinion of Wabtec’s Financial Advisor”). A representative of Jones Day also provided an update on the status of the debt financing (See “Debt Financing”), as well as the various Transaction Documents. Following discussions with Wabtec management and Wabtec’s legal and financial advisors, the Wabtec Board unanimously determined that the Transactions, as well as the Wabtec Charter Amendment and the Share Issuance, were advisable and in the best interests of Wabtec and its stockholders, and approved the Transactions and the Transaction Documents, including the Wabtec Charter Amendment, the Share Issuance and the proposed debt financing.

Over the May 19-20, 2018 weekend, representatives of Wabtec and GE finalized the Transaction Documents providing for the Transactions.

On May 20, 2018, Wabtec and GE publicly announced the Transactions.

Wabtec’s Reasons for the Transactions

In deciding to approve the Transactions, as well as the Wabtec Charter Amendment and the Share Issuance, the Wabtec Board, in consultation with Wabtec’s senior management and financial advisors, considered, among other things, the potential strategic benefits to be achieved by combining GE Transportation and Wabtec relative to Wabtec’s prospects on a standalone basis, the expected financial benefits of the Transactions and the terms of Transactions and Transaction Documents, as well as potential risks and negative considerations associated with the Transactions.

Factors Supporting the Transactions

The Wabtec Board considered the following factors, among others, as supporting its decision to approve the Transactions:

Strategic Benefits

•	The combined company is expected to be a diversified global leader in the transportation and logistics business with pro forma 2017 combined revenues of $8 billion;
•	the combined company is expected to be better positioned to meet anticipated growth in demand for train intelligence and network optimization products; and

•	Wabtec’s and GE Transportation’s respective businesses are believed to be complementary with a large, global installed customer base. It is anticipated that the combined company will have the ability to provide customers with more desirable and affordable solutions and aftermarket services in rapidly evolving categories than the two companies would have separately.

Financial Benefits

•	Wabtec believes that the combination will occur at an attractive time in the railway industry cycle and expects significant growth in revenue and adjusted EBITDA as the cycle rebounds from trough levels;
•	the Transactions are expected to be accretive to cash earnings per share beginning in the first full year after the closing of the Transactions;
•	Wabtec expects to realize $250 million total run-rate operating synergies, driven by cost and revenue opportunities, within four years after the closing of the Transactions;
•	the step-up in tax basis associated with the Transactions is expected by Wabtec to result in average annual cash tax benefits for 15 years of $150.0 million, with the first $470.0 million of cumulative cash benefits to be paid to GE and the remainder (which Wabtec estimated at a net present value of $1.1 billion) to accrue to the combined company;
•	the combined company has forecasted future cash flows which Wabtec expects will allow for rapid deleveraging after the closing of the Transactions and enable the combined company to maintain an investment grade debt rating; and
•	the Transactions were valued by the Wabtec Board at $11.1 billion based on the Wabtec share price of $83.79 on April 19, 2018—the last unaffected trading day prior to media speculation regarding a potential transaction. When adjusted for the estimated net tax step-up value of $1.1 billion accruing to the combined company, the Transactions were valued by the Wabtec Board at $10.0 billion. The Wabtec Board considered that these valuations were favorable.

Transaction Terms

•	The Transactions, including the aggregate consideration being paid by Wabtec in the Transactions, were the result of extensive arms’-length negotiations between Wabtec and GE;
•	the prospective financial results of GE Transportation (as well as the risks involved in achieving those results), the fit of GE Transportation with Wabtec’s previously established strategic goals (which include adding capabilities, expanding customer and geographic access and increasing scale) and the results of Wabtec’s due diligence review of GE Transportation;
•	the opinion of Goldman Sachs, dated May 20, 2018, to the Wabtec Board that, as of such date and based upon and subject to the factors and assumptions as set forth in such opinion, the Aggregate Consideration being paid by Wabtec pursuant to the Merger Agreement was fair from a financial point of view to Wabtec, as more fully described in the section of this proxy statement entitled “The Transactions—Opinion of Wabtec’s Financial Advisor”;
•	the Wabtec Board would be expanded to include three additional directors, each of whom shall be independent as defined in the listing standards of the NYSE, to be designated by GE;
•	immediately following the consummation of the Transactions, the current executive officers of Wabtec would continue in their current positions, with additional executive management talent to be gained from former management of GE Transportation and the other changes described in “Information on Wabtec—Directors and Officers of Wabtec Before and After the Consummation of the Transactions”;
•	the Transactions are expected to be approved by regulatory authorities without significant disruption in the business of Wabtec or GE Transportation; and
•	the Merger Agreement permits the Wabtec Board in certain circumstances to withdraw or modify its recommendation that Wabtec stockholders approve the Wabtec Charter Amendment and the Share Issuance, subject to the payment of a termination fee in certain circumstances.

Potential Risks and Negative Considerations

The Wabtec Board also considered, among other things, the following potential risks and other potentially negative considerations associated with the Transactions, but determined that the benefits of the Transactions substantially outweighed such risks and other considerations:

•	The inability of Wabtec to influence the operations of GE Transportation during the potentially significant time period prior to consummating the Transactions;
•	the possibility that the increased revenues, earnings and efficiencies expected to result from the Transactions would fail to materialize in whole or part;
•	the challenges inherent in fully and successfully separating the operations of GE Transportation from GE and integrating such business with Wabtec, especially given that GE Transportation is similar in size and scope to Wabtec’s business;
•	the significant, one-time costs expected to be incurred in connection with the Transactions, including approximately $35.0 million of financing-related fees, approximately $60.0 million of transaction-related costs (including advisory, legal, accounting and professional fees) and approximately $88.0 million of transition and integration-related costs (a portion of which will be incremental capital spending), that Wabtec management believes will be necessary to realize the anticipated synergies from the Transactions;
•	the potential impact of the restrictions under the Merger Agreement on Wabtec’s ability to take certain actions during the period between execution of the Merger Agreement and the consummation of the Transactions, generally requiring Wabtec to conduct business only in the ordinary course or, if not in the ordinary course, to first seek and obtain GE’s consent (which could delay or prevent Wabtec from undertaking business opportunities that may arise pending completion of the Transactions) and restricting the ability of Wabtec to pursue certain strategic transactions;
•	the dilution of the ownership interest of Wabtec’s current stockholders that would result from the Share Issuance and that Wabtec’s current stockholders, as a group, would control less than a majority of Wabtec’s outstanding common stock after consummation of the Transactions;
•	the fact that GE will acquire 9.9% of Wabtec’s common shares in the Transactions, including the possible effects that a sale of this stake would have on Wabtec’s stock price;
•	potential difficulties in integrating the management and operating personnel of Wabtec and GE Transportation, including the risk of losing key personnel due to uncertainties over future roles;
•	the risk that the Transactions and integration of GE Transportation with Wabtec may divert management attention and resources away from other strategic opportunities and from operational matters;
•	the operations of the business of GE Transportation will be dependent in part on the provision of transition services by GE for a period of time after the consummation of the Transactions;
•	the need for Wabtec to incur substantial indebtedness in connection with the Transactions;
•	the potential payment of a termination fee of $300 million by Wabtec in certain circumstances, including in certain circumstances based on regulatory challenges to the Transactions;
•	the restrictions imposed on Wabtec’s ability to take certain corporate actions under the terms of the Tax Matters Agreement, which could reduce its ability to engage in certain future business transactions that might be advantageous;
•	the absence of an indemnity from GE for breaches of representations and warranties;
•	the possibility that the Transactions may not be consummated and the potential adverse consequences, including substantial costs that would be incurred and potential damage to Wabtec’s reputation, if the Transactions are not completed; and
•	the other risks described under the section entitled “Risk Factors—Risks Related to the Transactions” beginning on page 115 of this proxy statement.

The foregoing discussion of the information and factors considered by the Wabtec Board is not exhaustive, but includes the material factors considered by the Wabtec Board, including factors that support the Transactions as well as those that weigh against them. In view of the wide variety of factors considered by the Wabtec Board in connection with its evaluation of the Transactions and the complexity of these matters, the Wabtec Board was not asked to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, the Wabtec Board based its recommendation on the totality of the information presented to and considered by it. The Wabtec Board evaluated the factors described above with the assistance of Wabtec’s senior management and legal and financial advisors. In considering the factors described above, individual members of the Wabtec Board gave different weights to other or different factors.

This explanation of the factors considered by the Wabtec Board is in part forward-looking in nature and, therefore, should be read in light of the factors discussed in the sections of this proxy statement entitled “Cautionary Statement on Forward-Looking Statements” and “Risk Factors—Risks Related to the Transactions” beginning on pages 132 and 115, respectively, of this proxy statement.

After careful consideration, the Wabtec Board unanimously approved the Merger Agreement, the Separation Agreement, the Transactions, as well as the Share Issuance and the Wabtec Charter Amendment, and determined that the Merger Agreement, the Separation Agreement and the Transactions are advisable and in the best interests of Wabtec and its stockholders.

Opinion of Wabtec’s Financial Advisor

Goldman Sachs rendered to the Wabtec Board its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated May 20, 2018, that, as of the date of such written opinion and based upon and subject to the factors and assumptions as set forth in such written opinion, the Aggregate Consideration to be paid by Wabtec pursuant to the Merger Agreement was fair from a financial point of view to Wabtec.

The full text of the written opinion of Goldman Sachs, dated May 20, 2018, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex G. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Wabtec Board in connection with its consideration of the Transactions. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Wabtec common stock should vote with respect to the Share Issuance, the Wabtec Charter Amendment or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;
•	the Separation Agreement;
•	the Tax Matters Agreement;
•	the annual reports to stockholders and Annual Reports on Form 10-K of Wabtec and GE for the five years ended December 31, 2017;
•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Wabtec and GE;
•	certain other communications from Wabtec and GE to their respective stockholders;
•	certain publicly available research analyst reports for Wabtec and GE;
•	certain unaudited financial statements of GE Transportation (as described in the Merger Agreement);
•	certain internal financial analyses and forecasts for GE Transportation prepared by the management of GE;
•	certain internal financial analyses and forecasts for Wabtec standalone and pro forma for the Transactions, certain financial analyses and forecasts for tax benefits, including the Company Structure Benefits, associated with the Transactions, and certain financial analyses and forecasts for GE Transportation, in each case as prepared by the management of Wabtec and approved for Goldman Sachs’ use by Wabtec (the “Forecasts”);

•	certain operating synergies projected by the management of Wabtec to result from the Transactions, as approved for Goldman Sachs’ use by Wabtec (the “Synergies”);
•	estimates of the SpinCo Adjustment Amount and the Direct Sale Adjustment Amount (each as defined in the Separation Agreement) prepared by the management of Wabtec and approved for Goldman Sachs’ use by Wabtec (the “Adjustment Estimates”); and
•	estimates of the amounts and timing of the TMA Payments prepared by management of Wabtec and approved for Goldman Sachs’ use by Wabtec (the “TMA Payment Estimates”).

Goldman Sachs also (i) held discussions with members of the senior managements of Wabtec and GE regarding their assessment of the past and current business operations, financial condition and future prospects of GE Transportation, and with the members of senior management of Wabtec regarding their assessment of the past and current business operations, financial condition and future prospects of Wabtec and the strategic rationale for, and the potential benefits of, the Transactions; reviewed the reported price and trading activity for the shares of Wabtec common stock, (ii) compared certain financial and stock market information for Wabtec and certain financial information for GE Transportation with similar financial and stock market information for certain other companies the securities of which are publicly traded, (iii) reviewed the financial terms of certain recent business combinations in the rail transportation industry and in other industries and (iv) performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with Wabtec’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Wabtec’s consent that the Forecasts, the Synergies, the Adjustment Estimates and the TMA Payment Estimates were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Wabtec. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Wabtec, SpinCo, Merger Sub or GE or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on Wabtec, GE Transportation or SpinCo or on the expected benefits of the Transactions in any way meaningful to its analysis. Goldman Sachs has also assumed that the Transactions will be consummated on the terms set forth in the Merger Agreement, Separation Agreement and Tax Matters Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Wabtec to engage in the Transactions, or the relative merits of the Transactions as compared to any strategic alternatives that may be available to Wabtec; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to Wabtec, as of May 20, 2018, of the Aggregate Consideration to be paid by Wabtec pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement, Separation Agreement or Tax Matters Agreement or the Transactions or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement, Separation Agreement or Tax Matters Agreement or entered into or amended in connection with the Transactions, including, without limitation, the Shareholders Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Internal Reorganization, the SpinCo Transfer, the Distribution, any allocation of the Aggregate Consideration or liabilities assumed as part of the Direct Sale or any indemnification or adjustments contemplated by the Transaction Documents; the fairness of the Transactions to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of Wabtec; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Wabtec, SpinCo or GE, or any class of such persons, in connection with the Transactions, whether relative to the Aggregate Consideration to be paid by Wabtec pursuant to the Merger Agreement or otherwise. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs did not express any opinion as to the prices at which shares of Wabtec common stock will trade at any time or as to the impact of the Transactions on the solvency or viability of Wabtec, SpinCo, Merger Sub, GE Transportation or GE or the ability of Wabtec, SpinCo, Merger Sub, GE Transportation or GE to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Wabtec Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 17, 2018 and is not necessarily indicative of current market conditions.

Financial Analyses of GE Transportation

Analysis of Implied Transaction Values. Goldman Sachs calculated the implied enterprise value (“EV”) of GE Transportation by adding the $2.9 billion cash payment to be received by GE to the implied value of the shares of Wabtec common stock to be issued in the Transactions. Goldman Sachs calculated the implied value of such shares of Wabtec common stock by using $83.79 per share, which was the closing trading price per share of Wabtec common stock on April 19, 2018, which was the last closing price prior to media reports about the Transactions (the “Undisturbed Price”), and the closing price per share of Wabtec common stock on May 17, 2018 (the “May 17, 2018 Price”). The implied EV of GE Transportation, using the Undisturbed Price, was $11.1 billion and the implied EV of GE Transportation, using the May 17, 2018 Price, was $12.2 billion. Goldman Sachs then adjusted these implied EV calculations for GE Transportation to take into account the net present value of the tax attributes of the Transactions that would accrue to Wabtec pro forma for the Transactions. Goldman Sachs used the Forecasts and applied an illustrative discount rate of 7.0%, which represented a mid-point between an illustrative cost of debt and an illustrative weighted average cost of capital for Wabtec pro forma for the Transactions, to determine the net present value of these tax attributes. The illustrative implied EV of GE Transportation as adjusted to take into account these tax attributes was $10.0 billion, when using the Undisturbed Price, and $11.1 billion, when using the May 17, 2018 Price.

Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information for Wabtec and the following publicly traded companies in the rail infrastructure and equipment industry (collectively referred to as the “Rail Infrastructure & Equipment Selected Companies”), the rail car industry (collectively referred to as the “Rail Car Selected Companies”) and the diversified industrials/transportation industry (collectively referred to as the “Diversified Industrials/Transportation Selected Companies”, and together with Rail Infrastructure & Equipment Selected Companies and the Rail Car Selected Companies, the “Selected Companies”):

Rail Infrastructure & Equipment Selected Companies

•	Talgo
•	CAF
•	Vossloh
•	Alstom
•	Ansaldo

Rail Car Selected Companies

•	Greenbrier
•	American Rail Car
•	Trinity

Diversified Industrials/Transportation Selected Companies

•	Allison Transmission
•	Caterpillar

•	Cummins
•	Paccar

Although none of the Selected Companies is directly comparable to GE Transportation, the companies included were chosen because they are publicly traded companies that, for the purposes of analysis, may be considered similar to certain operations of GE Transportation.

Goldman Sachs calculated and compared public market multiples for Wabtec and mean public market multiples for each of the Rail Infrastructure & Equipment Selected Companies, the Rail Car Selected Companies and the Diversified Industrials/Transportation Selected Companies, in each case using information from publicly available historical data, publicly available market data and Institutional Brokers’ Estimate System consensus estimates.

Goldman Sachs calculated these public market multiples by dividing the EV for each of the selected companies and Wabtec (using the closing trading price per share of each company’s stock as of May 17, 2018 and, in the case of Wabtec, the Undisturbed Price, as well the latest available net debt amounts as of the dates of such trading prices) by earnings before interest, tax, depreciation and amortization (“EBITDA”) for the last reported 12 months (“LTM EBITDA”), for the next 12 months (“NTM EBITDA”), and for the one-year forward calendar year (“CY+2 EBITDA”). In addition, Goldman Sachs calculated (using historical trading prices and publicly available financial data) the average over the last five years (“Through the Cycle”), for Wabtec and the Selected Companies, of the EV/LTM EBITDA, EV/NTM EBITDA and EV/CY+2 EBITDA multiples. The Through the Cycle metrics are intended to present multiples based on normalized EBITDA in view of the cyclical nature of the industry. The following table presents the results of this analysis:

	EV/LTM EBITDA	EV/LTM EBITDA Through the Cycle	EV/NTM EBITDA	EV/NTM EBITDA Through the Cycle	EV/CY+2 EBITDA	EV/CY+2 EBITDA Through the Cycle
Wabtec	17.9x	14.3x	14.7x	12.5x	13.8x	12.0x
Median of Rail Infrastructure & Equipment Selected Companies	9.3x	10.1x	8.8x	8.5x	8.1x	8.4x
Median of Rail Car Selected Companies	9.3x	6.6x	8.3x	6.4x	9.1x	6.7x
Median of Diversified Industrials/Transportation Selected Companies	8.6x	9.2x	8.0x	8.9x	7.8x	8.7x

In addition, Goldman Sachs calculated illustrative EV/EBITDA multiples for GE Transportation using the implied EV for GE Transportation (calculated using the Undisturbed Price and the May 17, 2018 Price, and with and without adjustment to the implied EV to account for the net present value of the tax attributes of the Transactions that would accrue to Wabtec pro forma for the Transactions as described above) and using the Forecasts and Synergies. The inclusion of these tax attributes is intended to present the implied EV for GE Transportation inclusive of these benefits of the transaction to Wabtec, while the exclusion of these tax attributes is intended to present the implied EV of GE Transportation reflective of GE Transportation on a stand-alone basis from a tax attributes perspective. The following table presents the results of this analysis:

	Multiple (Undisturbed Price)	Multiple (May 17, 2018 Price)
EV*/2018E EBITDA (Forecasts, No Synergies)	15.0x	16.4x
EV*/2019E EBITDA (Forecasts, No Synergies)	10.9x	11.9x
EV*/2021E EBITDA (Forecasts, No Synergies)***	9.0x	9.9x
EV*/2018E EBITDA (Forecasts with Synergies)	11.2x	12.3x
EV*/2019E EBITDA (Forecasts with Synergies)	8.7x	9.5x
EV*/2021E EBITDA (Forecasts with Synergies)***	7.5x	8.2x
EV**/2018E EBITDA (Forecasts with Synergies)	10.1x	11.2x
EV**/2019E EBITDA (Forecasts with Synergies)	7.9x	8.7x
EV**/2021E EBITDA (Forecasts with Synergies)***	6.8x	7.5x
*	No adjustment to implied EV to take into account the tax attributes of the Transaction
**	Adjustment to implied EV to take into account the tax attributes of the Transaction
***	Management of Wabtec instructed Goldman Sachs that these 2021 estimates were comparable to Through the Cycle estimates

Goldman Sachs then applied an illustrative range of multiples of 9.0x to 12.0x to the estimated EBITDA for GE Transportation for 2019 contained in the Forecasts and an illustrative range of multiples of 8.5x to 10.5x to the estimated EBITDA for GE Transportation for 2021 contained in the Forecasts, which management of Wabtec had instructed Goldman Sachs were comparable to Through the Cycle estimates, to calculate the following illustrative ranges of implied EVs for GE Transportation: $9.2 billion to $12.3 billion, and $10.5 billion to $13.0 billion, respectively.

Selected Transactions Analysis. Goldman Sachs analyzed certain publicly available information relating to the following selected transactions in the rail transportation industry (the “Rail Transportation Selected Transactions”) during the preceding 16 years. Based on Goldman Sachs’ professional judgment and experience, these transactions comprised all the transactions that met these criteria and, to the extent available, the data from these transactions were all considered equally without giving weight to the available data from any transaction in particular:

Date Announced	Acquiror	Target
October 2016	CIMIC	UGL Limited (86%)
July 2015	Wabtec	Faiveley Transport (51%)
February 2015	Hitachi	Ansaldo STS (40%)
June 2014	Alstom	GE Signaling
January 2015	Heinz Herman Thiele	Vossloh (70%)
December 2014	CSR Corporation	China CNR Corporation
November 2012	Siemens	Invensys Rail
May 2011	CVC	Delachaux (Majority Stake)
June 2010	Progress Rail	Electro-Motive Diesel
May 2006	Caterpillar	Progress Rail
December 2006	Thales	Alcatel (Rail Signaling)
October 2004	Sagard PE	Faiveley Transport (36%)
July 2002	Vossloh	Cogifer
July 2002	Voest-Alpin Stahl	VAE (Railway Systems) (55%)

For each of the Rail Transportation Selected Transactions, Goldman Sachs calculated and compared the EV of the target company or business segment, as applicable, as implied by the transaction value, as a multiple of the target company or business segment’s EBITDA, based on publicly available information for the 12-month period prior to the announcement of the transaction. The following table presents the results of this analysis.

EV/LTM EBITDA
High	14.7x
Median	9.7x
Low	8.5x

Goldman Sachs viewed this range of multiples for these selected transactions as illustrative of Through the Cycle multiples.

While none of the companies or business segments that participated in the Rail Transportation Selected Transactions is directly comparable to GE Transportation, such companies and business segments have operations that, for purposes of analysis, may be considered similar to certain of GE Transportation’s results, market size and product profile.

Goldman Sachs also analyzed certain publicly available information relating to the following selected transactions in the high quality industrial sector (the “High Quality Industrial Selected Transactions”). Based on Goldman Sachs’ professional judgment and experience, these transactions comprised all the transactions that met these criteria and, to the extent available, the data from these transactions were all considered equally without giving weight to the available data from any transaction in particular:

Acquiror	Target
United Technologies	Goodrich
TE Connectivity	Measurement Specialties
Siemens	Dresser Rand
Danaher Corporation	Pall Corporation
Solvay	Cytec
Berkshire Hathaway Inc.	Precision Castparts Corp.
Sherwin Williams	Valspar
MTS	PCB
Kion Group	Dematic
Thermo Fisher Scientific	FEI
Monsanto	Bayer
Rockwell Collins	B/E Aerospace, Inc.
Siemens	Mentor Graphics
Parker Hannifin Corporation	Clarcor

For each of the High Quality Industrial Selected Transactions, Goldman Sachs calculated and compared the EV of the target company or business segment, as applicable, as implied by the transaction value, as a multiple of the target company or business segment’s LTM EBITDA or estimated forward EBITDA, based in all cases on publicly available information. The following table presents the results of this analysis.

EV/LTM EBITDA
High	23.6x
Median	15.7x
Low	12.9x

While none of the companies or business segments that participated in the High Quality Industrial Selected Transactions is directly comparable to GE Transportation, such companies and business segments have operations that, for purposes of analysis, may be considered similar to certain of GE Transportation’s results, market size and product profile.

Goldman Sachs then applied an illustrative range of multiples of 9.0x to 11.0x to the estimated EBITDA for GE Transportation for 2021 contained in the Forecasts, which Management of Wabtec had instructed Goldman Sachs were comparable to Through the Cycle estimates, and an illustrative range of multiples of 8.5x to 14.7x to the historical EBITDA for GE Transportation for 2017, as provided by Wabtec management, to calculate the following illustrative ranges of implied EVs for GE Transportation: $11.1 billion to $13.6 billion, and $7.0 billion to $12.1 billion, respectively.

Illustrative Discounted Cash Flow Analysis. Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on GE Transportation. Using discount rates ranging from 9.0% to 10.0%, reflecting estimates of GE Transportation’s weighted average cost of capital, Goldman Sachs discounted to present value as of April 2018 (i) estimates of unlevered free cash flow for GE Transportation for the final 9 months of 2018 through year-end 2022 as reflected in the Forecasts and (ii) a range of illustrative terminal values for GE Transportation, which were calculated by applying perpetuity growth rates ranging from 2.5% to 3.5%, to a terminal year estimate of the free cash flow to be generated by GE Transportation, as reflected in the Forecasts (which analysis implied exit terminal year EBITDA multiples ranging from 10.0x to 13.7x). Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs then added the ranges of present values it derived above to derive a range of illustrative EVs for GE Transportation ranging from $10.4 billion to $13.8 billion.

Financial Analyses of Wabtec (Standalone)

Illustrative Discounted Cash Flow Analysis. Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Wabtec. Using discount rates ranging from 9.0% to 10.0%, reflecting estimates of Wabtec’s weighted average cost of capital, Goldman Sachs discounted to present value as of April 2018 (i) estimates of unlevered free cash flow for Wabtec for the final 9 months of 2018 through year-end 2022 as reflected in the Forecasts and (ii) a range of illustrative terminal values for Wabtec, which were calculated by applying perpetuity growth rates ranging from 3.0% to 4.0%, to a terminal year estimate of the free cash flow to be generated by Wabtec, as reflected in the Forecasts (which analysis implied exit terminal year EBITDA multiples ranging from 10.5x to 14.8x). Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs then added the ranges of present values it derived above to derive a range of illustrative EVs for Wabtec of $9.3 billion to $12.7 billion. Goldman Sachs then subtracted the amount of Wabtec’s adjusted net debt for the Transactions as of March 31, 2018 as well as the value of certain other Wabtec enterprise value adjustments, both as provided by the management of Wabtec, from the range of illustrative EVs it derived for Wabtec to derive a range of illustrative equity values for Wabtec. Goldman Sachs then divided the range of illustrative equity values it derived by the fully diluted number of shares (98.0 million), as provided by the management of Wabtec (and which number was updated by management after the Wabtec Board meeting on May 19, 2018 and before the execution of the Merger Agreement to be 98.1 million), to derive a range of illustrative present values per share of Wabtec common stock ranging from $77.00 to $111.00 (rounded to the nearest dollar).

Illustrative Present Value of Future Share Price Analysis. Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Wabtec common stock on a standalone basis, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial multiples. For purposes of this analysis, Goldman Sachs applied an illustrative range of EV/NTM EBITDA multiples of 11.0x to 14.0x to the estimated standalone next 12 months’ EBITDA of Wabtec at the end of each of the years 2018 to 2021 using the Forecasts. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical next 12 months’ EV/EBITDA multiples for Wabtec. Goldman Sachs derived from this analysis a range of illustrative EVs for Wabtec on a standalone basis of $10.5 billion to $12.9 billion. Goldman Sachs then subtracted the amount of Wabtec’s standalone debt from, and added the assumed amount of Wabtec’s standalone cash and cash equivalents to, in each case as of the relevant year-end per the Forecasts, the illustrative EVs in order to calculate the implied future equity values of Wabtec. The implied future equity values in turn were divided by the number of fully diluted shares of Wabtec common stock, as provided by the management of Wabtec. Goldman Sachs then discounted this range of implied future values per share of Wabtec common stock for the years 2018 through 2021, respectively, as well as the projected dividends per share (per the Forecasts), back to April 2018 using a discount rate of 11.0%, reflecting an estimate of the standalone cost of equity for Wabtec. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then added such implied present value of projected dividends per share to such range of implied present values per share to derive a range of implied present values per share of $68.00 to $113.00 (rounded to the nearest dollar). In addition, Goldman Sachs compared the Undisturbed Price and the May 17, 2018 Price to the range of implied present values per share of Wabtec common stock of $89.00 to $113.00 (rounded to the nearest dollar), which were derived from this analysis when using only the implied future values per share of Wabtec common stock as of year-end 2021.

Financial Analysis of Wabtec (Pro Forma for the Transactions)

Illustrative Discounted Cash Flow Analysis. Using the Forecasts and the Synergies, Goldman Sachs also performed an illustrative discounted cash flow analysis on Wabtec pro forma for the Transactions (after giving effect to (a) the Synergies and (b) both the Synergies and tax attributes of the Transactions that would accrue to Wabtec (per the Forecasts)). Using discount rates ranging from 9.0% to 10.0%, reflecting estimates of Wabtec’s pro forma weighted average cost of capital, Goldman Sachs discounted to present value as of April 2018 (i) estimates of pro forma unlevered free cash flow for Wabtec pro forma for the Transactions for the final 9 months of 2018 through year-end 2022, as reflected in the Forecasts (inclusive of the Synergies) and (ii) a range of illustrative pro forma terminal values for Wabtec pro forma for the Transactions, which was calculated by applying perpetuity growth rates ranging from 2.75% to 3.75%, to a terminal year estimate of the free cash flow to be generated by Wabtec pro forma for the Transactions, as reflected in the Forecasts (inclusive of the Synergies), which analysis implied exit terminal year EBITDA multiples ranging from 11.5x to 15.9x. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of the perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived a range of illustrative EVs for Wabtec pro forma for the Transactions by adding the ranges of present values it derived above. In addition, using the Forecasts for the tax attributes of the Transactions that would accrue to Wabtec pro forma for the Transactions, Goldman Sachs calculated an illustrative net present value of these tax attributes, using an illustrative discount rate of 7.0%, which represented a mid-point between an illustrative cost of debt and an illustrative weighted average cost of capital for Wabtec pro forma for the Transactions, and added this illustrative net present value to this range of illustrative EVs for Wabtec pro forma for the Transactions. Goldman Sachs then subtracted the amount of Wabtec’s adjusted net debt pro forma for the Transactions as well as the value of certain Wabtec pro forma enterprise value adjustments, both as provided by the management of Wabtec, from the range of illustrative EVs it derived for Wabtec to derive a range of illustrative equity values for Wabtec. Goldman Sachs then divided the range of illustrative equity values it derived by the fully diluted number of shares (196.5 million) pro forma for the Transactions, as provided by the management of Wabtec (and which number was updated by management after the Wabtec Board meeting on May 19, 2018 and before the execution of the Merger Agreement, but continued to be 196.5 million when rounded to the nearest decimal place), to derive a range of illustrative present values per share of Wabtec common stock pro forma for the Transactions of $88.00 to $127.00 (when the analysis included the Synergies, but not the tax attributes of the Transactions that would accrue to Wabtec pro forma for the Transactions) and $93.00 to $132.00 (when the analysis included both the Synergies and the tax attributes of the Transactions that would accrue to Wabtec pro forma for the Transactions), in each case, as rounded to the nearest dollar.

Illustrative Present Value of Future Share Price Analysis. Goldman Sachs also performed an illustrative analysis of the implied present value of an illustrative future value per share of Wabtec common stock pro forma for the Transactions. For purposes of this analysis, Goldman Sachs applied an illustrative range of next 12 months’ EV/EBITDA multiples of 10.0x to 13.0x to the estimated next 12 months’ EBITDA of Wabtec pro forma for the Transactions at the end of each of the years 2018 to 2021 using the Forecasts and the Synergies (but not the tax attributes of the Transactions that would accrue to Wabtec (per the Forecasts)). These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical next 12 months’ EV/EBITDA multiples for Wabtec. Goldman Sachs then subtracted the amount of Wabtec’s debt from, and added the assumed amount of Wabtec’s cash and cash equivalents to, in each case pro forma for the Transactions and as of the relevant year-end per the Forecasts and the Synergies, the illustrative EVs in order to calculate the implied future equity values of Wabtec pro forma for the Transactions. The implied future equity values in turn were divided by the number of fully diluted shares of Wabtec common stock pro forma for the Transactions, as provided by the management of Wabtec. Goldman Sachs then discounted this range of implied future values per share of Wabtec common stock for the years 2018 through 2021, respectively, as well as the projected dividends per share of Wabtec pro forma (per the Forecasts), back to April 2018 using a discount rate of 11.0%, reflecting an estimate of the pro forma cost of equity for Wabtec pro forma for the Transactions. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then added such implied present value of projected dividends per share to such range of implied present values per share to derive a range of implied present values per share of $70.00 to $126.00 (rounded to the nearest dollar). In addition, Goldman Sachs adjusted this range of implied present values per share of Wabtec common stock pro forma for the Transactions as of year-end 2021 to include an illustrative net present value per share attributable to the tax attributes of the Transactions that would accrue to Wabtec pro forma for the Transactions, calculated by using the Forecasts for such attributes and an illustrative discount rate of 7.0%, which represented a mid-point between an illustrative cost of debt and an illustrative weighted average cost of capital for Wabtec pro forma for the Transactions. Goldman Sachs compared this range to the range of implied present values per share of Wabtec common stock pro forma for the Transactions inclusive of the Synergies but not such tax attributes as of year-end 2021. This comparison presented a range of implied present values per share of $102.00 to $132.00 (taking into account both the Synergies and the tax attributes) and $97.00 to $126.00 (taking into account the Synergies, but not the tax attributes), in each case, as rounded to the nearest dollar.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Wabtec, GE, GE Transportation or the Transactions.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the Wabtec Board as to the fairness from a financial point of view to Wabtec of the Aggregate Consideration to be paid by Wabtec pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Wabtec, SpinCo, GE, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Aggregate Consideration was determined through arms’-length negotiations between Wabtec and GE and was approved by the Wabtec Board. Goldman Sachs provided advice to Wabtec during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Wabtec or the Wabtec Board or that any specific amount of consideration constituted the only appropriate consideration for the Transactions.

As described above, Goldman Sachs’ opinion to the Wabtec Board was one of many factors taken into account by the Wabtec Board in making its determination to approve the Merger Agreement and the transactions contemplated thereby. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex G to this proxy statement.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Wabtec, GE, SpinCo, Merger Sub, and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the Transactions. Goldman Sachs has acted as financial advisor to Wabtec in connection with, and has participated in certain of the negotiations leading to, the Transactions.

Goldman Sachs has provided certain financial advisory and/or underwriting services to General Electric and/or its affiliates from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner with respect to an initial public offering of 260,610,000 shares of common stock of Moneta Money Bank, a former General Electric subsidiary (”MMB”), in May 2016; as financial advisor to General Electric in connection with the sale of General Electric Appliances, a former General Electric subsidiary, in June 2016; as joint bookrunner with respect to a follow on public offering of 125,000,000 shares of common stock of MMB in September 2016; as financial advisor to General Electric Capital Corporation, a subsidiary of General Electric (“GCC”), in connection with GCC’s sale of a 23.3% stake in Hyundai Capital Services in September 2016; as joint bookrunner with respect to a follow on public offering of 92,214,009 shares of common stock of MMB in November 2016; as financial advisor to GCC in connection with GCC’s sale of a 43% stake in Hyundai Card in February 2017; as joint bookrunner with respect to a public offering of the 2.125% Senior Unsecured Notes due 2037, 1.500% Senior Unsecured Notes due 2029, 0.875% Senior Unsecured Notes due 2025 and 0.375% Senior Unsecured Notes due 2022 (aggregate principal amount $8.7 billion) of General Electric in May 2017; as financial advisor to General Electric in connection with the sale of General Electric Water, a former General Electric subsidiary, in September 2017; as financial advisor to General Electric in connection with the sale of General Electric Industrial Solutions, a General Electric subsidiary, announced in September 2017; as co-manager with respect to the public offering of the 4.080% Senior Notes due 2047, 3.337% Senior Notes due 2027 and 2.773% Senior Notes due 2022 (aggregate principal amount $4 billion) of Baker Hughes, a subsidiary of General Electric, in December 2017; and as financial advisor to GCC in connection with the formation of an origination venture involving General Electric Capital Aviation Services in December 2017. During the two-year period ended May 20, 2018, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to GE and/or its affiliates of approximately $83.1 million.

During the two-year period ended May 20, 2018, the Investment Banking Division of Goldman Sachs has not been engaged by Wabtec or any of its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide, and may currently be providing, financial advisory and/or underwriting services to Wabtec, GE, SpinCo, Merger Sub and their respective affiliates for which Goldman Sachs’ Investment Banking Division may recognize compensation.

In addition, at the request of Wabtec, at the time of the execution of the Merger Agreement, an affiliate of Goldman Sachs entered into financing commitments and agreements to provide Wabtec with the Credit Agreement, the Bridge Commitments, and certain other alternative financing in connection with the consummation of the Transactions and subject to the terms of such commitments. The actual amount of aggregate fees received by Goldman Sachs and its affiliates in connection with the debt financing for the Transactions will depend on, among other things, the completion date of the Transactions. Wabtec estimates that Goldman Sachs and its affiliates will receive approximately $13 million in fees in the aggregate in connection with the proposed financing.

The Wabtec Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transactions. Pursuant to a letter agreement dated March 1, 2018, Wabtec engaged Goldman Sachs to act as its financial advisor in connection with the Transactions. The engagement letter between Wabtec and Goldman Sachs provides for a transaction fee of $32 million plus a discretionary fee of up to $4 million, all of which is contingent upon the consummation of the Transactions. In addition, Wabtec has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Certain Unaudited Financial Projections

In connection with its consideration of the potential combination of Wabtec and GE Transportation, the Wabtec Board was provided with certain non-public financial projections initially prepared by management of GE and GE Transportation and subsequently adjusted by management of Wabtec, as discussed below, with respect to GE Transportation for the years ending December 31, 2018 through December 31, 2022 (as prepared by management of GE and GE Transportation, the “GE Transportation Financial Projections” and, as adjusted by management of Wabtec, the “Wabtec Adjusted GE Transportation Financial Projections”) and certain non-public financial projections prepared by management of Wabtec with respect to Wabtec’s business, as a stand-alone company, for the years ending December 31, 2018 through December 31, 2022 (the “Wabtec Financial Projections,” and, collectively with the GE Transportation Financial Projections and the Wabtec Adjusted GE Transportation Financial Projections, the “Financial Projections”). The Financial Projections also were provided to Wabtec’s financial advisor, Goldman Sachs, in connection with the preparation of its opinion. Wabtec believes that no material change in its operations or performance, or the projections or assumptions provided to the Wabtec Board and Goldman Sachs in connection with the Transactions, has occurred since the Wabtec Board meeting held to approve the Merger, and Wabtec does not anticipate any material changes in such operations, performance, projections or assumptions before the Wabtec special meeting.

The Wabtec Adjusted GE Transportation Financial Projections and the Wabtec Financial Projections are included in this proxy statement solely to give Wabtec stockholders access to information that was made available in connection with, and material to, the Wabtec Board’s consideration of the Transactions, and are not included in this proxy statement to influence any Wabtec stockholder to make any investment decision with respect to the Transactions or for any other purpose. In particular, these projections should not be viewed as public guidance.

The Financial Projections were not prepared with a view towards public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the independent registered public accounting firms of Wabtec or GE Transportation nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the unaudited Financial Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and the independent accounting firms of Wabtec or GE Transportation assume no responsibility for, and disclaim any association with, the unaudited Financial Projections. The reports of the independent registered public accounting firms of Wabtec contained in Wabtec’s current report on Form 8-K filed with the SEC on September 10, 2018, which is incorporated by reference into this document, relate to the historical financial information of Wabtec. The report of the independent registered public accounting firm of GE Transportation contained in Audited Financial Statements of GE Transportation as of December 31, 2017 and 2016 and for each of the years in the three year period ended December 31, 2017, which is included in this document, relates to the historical financial information of GE Transportation. These reports do not extend to the unaudited Financial Projections and should not be read to do so. Furthermore, the unaudited Financial Projections do not take into account any circumstances or events occurring after the date the Financial Projections were prepared.

Moreover, the Financial Projections:

•	were based upon numerous estimates or expectations, beliefs, opinions and assumptions with respect to GE Transportation and Wabtec’s business, respectively, including their respective results of operations and financial conditions, customer requirements and competition, and with respect to general business, economic, market, regulatory and financial conditions and other future events, all of which are difficult to predict and many of which are beyond Wabtec’s or GE’s control and may not be realized;
•	do not take into account any transactions, circumstances or events occurring after the date they were prepared, including the Transactions, or the effect of any failure of the Merger or the other Transactions to occur;
•	do not give effect to adjustments to GE Transportation’s historical financial statements, as described in Note 7.a. under “Unaudited Pro Forma Condensed Combined Financial Statements,” which, with respect to the harmonization of revenue recognition policies, are expected (i) to produce a $63 million decrease from GE Transportation in Wabtec’s reported consolidated net revenue and EBIT in 2019 and no material effect in future years and (ii) not to materially change Wabtec’s future reported consolidated cash from operations;
•	are not necessarily indicative of current market conditions or values or future performance, which may be significantly more or less favorable than as set forth in the Financial Projections; and
•	are not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the Financial Projections will be achieved.

The Wabtec Financial Projections, and the adjustments by Wabtec management that are reflected in the Wabtec Adjusted GE Transportation Financial Projections, are materially impacted by a combination of factors in the global passenger and freight rail industries. Other factors impacting such financial projections, include assumptions about energy markets and the overall economy. Wabtec’s key assumptions include:

•	Economic growth consistent with recent years, including continued expansion and growth in international markets, new products and capabilities.
•	Execution of original equipment backlog in the Transit markets, increasing Wabtec’s installed base of products leading to aftermarket parts and services revenues.
•	Original equipment freight markets in North America remain consistent with historical averages, especially as it relates to build rate of freight cars and locomotives. Aftermarket freight sales are expected to support current and potentially expanding rail activity and volumes.
•	Energy markets remain strong, impacting rail activity as well as our industrial markets, such as heat exchangers, cooling product and power generation equipment.
•	Electronic products, including Signaling revenues, to grow with railroad’s continuing use of technology in their industry. Revenues are expected to increase with the introduction of additional new products improving the safety and efficiency of our customer’s operations.

The GE Transportation Financial Projections are materially impacted by a combination of factors in freight rail and mining industries. GE and GE Transportation’s key assumptions include:

•	Economic growth consistent with recent years, including continued expansion and growth in international markets.
•	Execution of original equipment backlog, increasing GE Transportation’s installed base of products leading to future aftermarket parts and services revenue.
•	Original equipment freight markets in North America to recover and be consistent with historical averages, especially as it relates to build rate of locomotives. Aftermarket services, including parts, service and modifications, to be consistent with current and expanding rail activity and volumes, and in line with existing backlog.
•	Mining markets remain strong based on commodity prices, consistent with historical averages of units manufactured, and consistent with current backlog.
•	Growth in digital products which enhance the operations of rail customers including fuel efficiency, network optimization, as well as train monitoring products.

Wabtec management believes that the assumptions used as a basis for the Financial Projections were reasonable based on the information available to Wabtec management at the time prepared. However, the Financial Projections are not a guarantee of future actual performance. The future financial results of GE Transportation and Wabtec’s business, respectively, may differ materially from those expressed in the Financial Projections due to factors that are beyond Wabtec’s or GE’s ability to control or predict.

Although the Financial Projections were prepared with numerical specificity, they are forward-looking statements that involve inherent risks and uncertainties. Further, the Financial Projections cover multiple years and such information by its nature becomes less predictive with each successive quarter and year. Stockholders are urged to read the section of this proxy statement entitled “Cautionary Statement on Forward-Looking Statements” for additional information regarding the risks inherent in forward-looking information such as the Financial Projections. Wabtec stockholders also should review the factors described in the section of this proxy statement entitled “Risk Factors” and those risk factors incorporated in this proxy statement by reference from Item 1A of Wabtec’s annual report on Form 10-K for the fiscal year ended December 31, 2017.

None of Wabtec, GE or SpinCo or any of their respective affiliates intends to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or correct the Financial Projections to reflect circumstances existing or arising after the date such projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error or any of the Financial Projections otherwise would not be realized. Neither GE nor SpinCo made any representations to Wabtec in the Merger Agreement or otherwise concerning the GE Transportation Financial Projections or the Wabtec Adjusted GE Transportation Financial Projections.

Certain of the financial information contained in the Financial Projections, including EBITDA, may be considered non-GAAP financial measures. Wabtec management provided this information to the Wabtec Board and Wabtec’s financial advisor because Wabtec management believed it could be useful in evaluating GE Transportation, in the case of the GE Transportation Financial Projections and the Wabtec Adjusted GE Transportation Financial Projections, and Wabtec’s business, in the case of the Wabtec Financial Projections. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Wabtec or GE may not be comparable to similarly titled amounts used by other companies.

For the foregoing reasons, the inclusion of the Wabtec Adjusted GE Transportation Financial Projections and the Wabtec Financial Projections in this proxy statement should not be regarded as an indication that Wabtec, GE, SpinCo or their respective affiliates or representatives considered or consider the Wabtec Adjusted GE Transportation Financial Projections or the Wabtec Financial Projections to be necessarily predictive of actual future events, and the Wabtec Adjusted GE Transportation Financial Projections and the Wabtec Financial Projections should not be relied upon as such. The Wabtec Adjusted GE Transportation Financial Projections should be evaluated in conjunction with the limitations described above and the historical financial statements and other information regarding GE Transportation contained elsewhere in this proxy statement, and the Wabtec Financial Projections should be evaluated in conjunction with the limitations described above and the historical financial statements and other information regarding Wabtec’s business contained elsewhere in this proxy statement. In light of the foregoing factors and the uncertainties inherent in financial projections, stockholders are cautioned not to place undue reliance on these projections.

The Wabtec Adjusted GE Transportation Financial Projections

Wabtec was provided with non-public financial projections prepared by management of GE and GE Transportation with respect to GE Transportation. The projections reflect strong orders and the execution of existing backlog over the forecast period. The revenue growth in the outer years is fueled by a North American market recovery, primarily driven by carloading growth. Subsequently, Wabtec management made certain adjustments to these financial projections based on its judgment and experience in the industry to reflect Wabtec management’s alternative perspectives regarding GE Transportation. These changes resulted in the Wabtec Adjusted GE Transportation Financial Projections.

The following is a summary of the Wabtec Adjusted GE Transportation Financial Projections:

In millions	2018E	2019E	2020E	2021E	2022E
Revenue	$3,807	$4,914	$5,141	$5,493	$6,104
EBITDA(1)	$742	$1,026	$1,119	$1,234	$1,418
EBIT(2)	$605	$886	$981	$1,100	$1,291
EBITDA(1) less capital expenditures	$642	$927	$1,025	$1,141	$1,325
(1)	Defined as earnings before interest and tax, plus depreciation and amortization.
(2)	Defined as earnings before interest and tax.

The Wabtec Financial Projections

Wabtec management prepared non-public financial projections with respect to Wabtec’s business as a stand-alone company. These projections do not give pro forma effect to the combination of Wabtec and GE Transportation.

The following is a summary of the Wabtec Financial Projections:

In millions	2018E	2019E	2020E	2021E	2022E
Revenue	$4,210	$4,755	$5,206	$5,643	$6,063
EBITDA(1)	$665	$793	$915	$1,049	$1,181
EBIT(2)	$561	$683	$805	$939	$1,071
EBITDA(1) less capital expenditures	$543	$698	$811	$936	$1,060
(1)	Defined as earnings before interest and tax, plus depreciation and amortization.
(2)	Defined as earnings before interest and tax.

Material U.S. Federal Income Tax Consequences of the Distribution, the Merger and the Direct Sale

This section describes the material U.S. federal income tax consequences of the Distribution, the Merger and the Direct Sale to Wabtec stockholders solely as a result of their ownership of Wabtec common stock. This section is based on the Code, the Treasury regulations promulgated thereunder, and interpretations of such authorities by the courts and the IRS, all as they exist as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. The discussion below assumes that the Transactions have been and will be consummated in accordance with the Material Agreements and as further described in this proxy statement. This section does not address any U.S. federal estate, gift or other non-income tax consequences or any state, local or foreign tax consequences. Holders of Wabtec common stock should consult their own tax advisors as to the particular tax consequences to them of the Transactions, including the Distribution, the Merger and the Direct Sale.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds shares of Wabtec common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Wabtec common stock should consult its own tax advisors regarding the tax consequences of the Transactions, including the Distribution, the Merger and the Direct Sale.

Treatment of the Distribution

Because Wabtec and Wabtec stockholders will not participate in the Distribution, they generally will not recognize gain or loss upon the Distribution. Wabtec stockholders should consult their own tax advisors regarding any tax consequences to them of the Distribution.

Treatment of the Merger

Wabtec will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger. Because Wabtec stockholders will not participate in the Merger, Wabtec stockholders generally will not recognize gain or loss upon the Merger. Wabtec stockholders should consult their own tax advisors regarding any tax consequences to them of the Merger.

Treatment of the Direct Sale

Wabtec will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Direct Sale, which GE and Wabtec intend to treat as a taxable sale for U.S. federal income tax purposes. Because Wabtec stockholders will not participate in the Direct Sale, Wabtec stockholders generally will not recognize gain or loss upon the Direct Sale. Wabtec stockholders should consult their own tax advisors regarding any tax consequences to them of the Direct Sale.

THE FOREGOING IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION, THE MERGER AND THE DIRECT SALE TO WABTEC STOCKHOLDERS UNDER CURRENT LAW AND FOR GENERAL INFORMATION ONLY. THE FOREGOING DOES NOT PURPORT TO ADDRESS ALL U.S. FEDERAL INCOME TAX CONSEQUENCES OR OTHER TAX CONSEQUENCES THAT MAY ARISE OR THAT MAY APPLY TO PARTICULAR CATEGORIES OF STOCKHOLDERS. EACH WABTEC STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION, THE MERGER AND THE DIRECT SALE TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

Wabtec Stockholders Meeting

Under the terms of the Merger Agreement, Wabtec has agreed to call, give notice of, convene and hold a special meeting of its stockholders for the purpose of voting upon the proposals to approve the Share Issuance and the Wabtec Charter Amendment. The Wabtec Board has called a special meeting of Wabtec stockholders to be held on November 14, 2018, for Wabtec stockholders of record on October 11, 2018. The definitive proxy statement was mailed to Wabtec stockholders on or about October 12, 2018.

Wabtec’s directors and executive officers held approximately 11.16% of the shares entitled to vote at Wabtec’s special meeting of stockholders as of August 1, 2018. SpinCo’s directors, executive officers and their affiliates did not own any shares of Wabtec common stock entitled to vote at Wabtec’s special meeting of stockholders as of August 1, 2018.

Certain stockholders, directors and officers of Wabtec beneficially owning approximately 10.9% of the outstanding shares of Wabtec common stock entered into a Voting Agreement with GE under which these persons agreed to vote in favor of the Share Issuance proposal and the Wabtec Charter Amendment proposal. The parties to the Voting Agreement are subject to certain other agreements, including restrictions on their ability to transfer their shares prior to the earlier of the special meeting of Wabtec stockholders to approve these proposals and the termination of the Voting Agreement. See “Other Agreements—The Voting Agreement.”

Interests of GE’s and SpinCo’s Directors and Executive Officers in the Transactions

As of August 1, 2018, SpinCo’s directors and executive officers owned less than 1% of the outstanding shares of GE’s common stock. All of SpinCo’s outstanding common stock is currently owned directly by GE. Except as described below, none of GE’s or SpinCo’s directors or executive officers will receive any severance or other compensation as a result of the Transactions, or any extra or special benefit that is not shared on a pro rata basis by all of GE stockholders in connection with the Transactions. If a director or executive officer of GE or SpinCo owns shares of GE common stock, such director or executive officer will have the right to participate in the Distribution and the Merger on the same terms as other GE stockholders.

It is anticipated that SpinCo’s executive officers will include Rafael O. Santana (President and Chief Executive Officer), Jason M. Frierott (Chief Financial Officer), Thomas P. LaFrance (General Counsel), Nathan W. Bailey (Chief Human Resources Officer), Yuvbir Singh (Vice President, Equipment) and Pascal Schweitzer (Vice President, Global Services).

GE has entered into Leadership Incentive Program agreements with 415 SpinCo employees, including each of SpinCo’s executive officers, which provide for the opportunity to earn incentive payments in the aggregate amount of approximately $65 million. The agreements are intended to secure the employees’ dedication and best efforts toward facilitating the Merger and assisting with the integration of the GE Transportation business with the business of Wabtec after the closing date of the Merger. The incentive payments will vest 50% on the closing date of the Merger and 50% twelve months following the closing date, subject to certain customary terms and conditions, including restrictions on soliciting or hiring GE employees during employment with GE and for 12 months thereafter. The target amount of the incentive payment for participating employees is based on a percentage applied to the sum of the employee’s annual base salary plus annual target bonus, with certain employees eligible for additional amounts if specified transaction or business-related goals are attained. The maximum amount of the incentive payments that may be payable in the aggregate to the executive officers is approximately $9.8 million.

SpinCo’s executive officers, in aggregate, hold unvested options to purchase 1,242,000 shares of GE common stock (with a weighted average exercise price of $18.30) and unvested restricted stock units with respect to 251,428 shares of GE common stock that will vest on the closing date of the Merger in accordance with their terms.

In addition, on the closing date of the Merger, the SpinCo executive officers (other than Mr. Schweitzer) will vest in their GE Supplemental Pension Benefit or GE Executive Retirement Benefit, as applicable, in order to avoid the forfeiture of such benefits in connection with the Transactions. These benefits will not become payable until the executive officer reaches age 60.

Wabtec may enter into employment agreements or other compensation arrangements with certain executive officers of SpinCo. Wabtec is in the process of documenting the terms of Mr. Santana’s employment which are subject to finalization in an employment contract that will be entered into prior to the closing of the Merger. The proposed terms for Mr. Santana include an annual base salary of $1,000,000, a target annual bonus opportunity of 100% of his base salary and maximum annual bonus opportunity of 225% of his base salary. In addition, subject to the approval of Wabtec’s Compensation Committee, Mr. Santana will be granted a one-time award of Wabtec restricted stock with an aggregate grant date fair market value of $2,000,000, subject to annual vesting over a four-year period, and will, subject to the approval of Wabtec’s Compensation Committee, receive annual Wabtec equity incentive awards with an aggregate grant date value of at least approximately $2,000,000. The agreement will also include severance arrangements.

Interests of Wabtec’s Directors and Executive Officers in the Transactions

In considering the recommendations of the Wabtec Board that Wabtec stockholders vote to approve the Share Issuance and the Wabtec Charter Amendment, Wabtec stockholders should be aware that Wabtec directors and executive officers have financial interests in the Transactions that are different from, or in addition to, the interests of Wabtec stockholders generally, as more fully described below. The members of the Wabtec Board were aware of and considered these interests, among other matters, in deciding to approve the terms of the Merger Agreement and the Transactions.

Outstanding Stock Awards

Under the terms of Wabtec’s Stock Incentive Plans, upon the closing of the Merger, all outstanding Wabtec Options, Wabtec Restricted Stock, Wabtec Restricted Stock Units and Wabtec Performance Units will vest. Wabtec Performance Units will be considered earned at a level of 200% of target and they and Wabtec Restricted Stock Units will be settled in cash by Wabtec as promptly as practicable following the Merger.

The following table sets forth the number of shares of Wabtec common stock underlying outstanding unvested Wabtec Options, Wabtec Restricted Stock, Wabtec Restricted Stock Units and Wabtec Performance Units (assuming maximum vesting at 200% of target), which are referred to collectively as “Wabtec equity awards,” held by Wabtec directors and executive officers as of July 16, 2018. The table also sets forth the value of these awards, assuming a price per share of Wabtec common stock of $97.07, the average per share closing price of Wabtec common stock during the first five business days following May 21, 2018, the date of the first public announcement of the Merger. The assumed $97.07 per share price is referred to as the “Assumed Wabtec Stock Price.”

Name	No. of Shares Subject to Unvested Wabtec Options	Aggregate Value of Unvested Wabtec Options ($)(1)	No. of Shares Underlying Unvested Wabtec Restricted Stock	Aggregate Value of Unvested Wabtec Restricted Stock ($)	No. of Shares Underlying Unvested Wabtec Restricted Stock Units	Aggregate Value of Unvested Wabtec Restricted Stock Units ($)	No. of Shares Underlying Unvested Wabtec Performance Units(2)	Aggregate Value of Unvested Wabtec Performance Units ($)	Total Value ($)
Executive Officers
Raymond T. Betler	32,675	748,145	42,550	4,130,329	–	–	116,000	11,260,120	16,138,594
Patrick D. Dugan	12,250	262,231	27,750	2,693,693	–	–	42,000	4,076,940	7,032,864
Stéphane Rambaud-Measson	–	–	–	–	39,400	3,824,558	54,000	5,241,780	9,066,338
David L. DeNinno	9,800	216,318	29,800	2,892,686	–	–	34,000	3,300,380	6,409,384
Scott E. Wahlstrom	5,465	122,825	12,640	1,226,965	–	–	19,200	1,863,744	3,213,534
Albert J. Neupaver	39,175	443,245	39,075	3,793,010	–	–	96,000	9,318,720	13,554,975
5 Other Executive Officers(3)	6,351	149,682	10,523	1,021,468	–	–	23,700	2,300,559	3,471,709
Non-Executive Directors
Philippe Alfroid	–	–	1,620	157,253	–	–	–	–	157,253
Robert J. Brooks	–	–	1,620	157,253	–	–	–	–	157,253
Erwan Faiveley	–	–	1,620	157,253	–	–	–	–	157,253
Emilio A. Fernandez	–	–	1,620	157,253	–	–	–	–	157,253
Lee B. Foster, II	–	–	1,620	157,253	–	–	–	–	157,253
Linda S. Harty	–	–	1,620	157,253	–	–	–	–	157,253
Brian P. Hehir	–	–	1,620	157,253	–	–	–	–	157,253
Michael W.D. Howell	–	–	1,620	157,253	–	–	–	–	157,253
William E. Kassling	–	–	1,620	157,253	–	–	–	–	157,253

(1)	For purposes of calculating these estimated values, the value of each unvested Wabtec Option is assumed to be equal to the number of shares of Wabtec common stock subject to each unvested Wabtec Option multiplied by the excess of the Assumed Wabtec Stock Price over the applicable exercise price per share of such unvested Wabtec Option.
(2)	Assumes 200% of the target number of shares granted.
(3)	Three executive officers who are not named executive officers held Wabtec equity awards as of July 16, 2018. This row includes the total number of shares of Wabtec common stock and the related total value of these unvested awards held by them. The other two executive officers who are not named executive officers did not hold any unvested Wabtec equity awards as of July 16, 2018.

Employment Continuation Agreements with Certain Executive Officers

Wabtec entered into employment continuation agreements with seven executive officers, including Raymond T. Betler, Patrick D. Dugan, David L. DeNinno, Scott E. Wahlstrom and Albert J. Neupaver (the “Continuation Agreements”). Under each Continuation Agreement, if the executive officer is employed by Wabtec on the closing date of a “change of control,” which, as defined in the Continuation Agreement, would include the Merger, the executive officer would be entitled to remain employed by Wabtec until the 24-month anniversary of the closing date (the “Protection Period”), subject to certain termination provisions described below.

During the Protection Period, the executive officer will (1) receive a base salary at a monthly rate at least equal to his monthly salary immediately prior to the closing of the Merger, (2) be afforded the opportunity to receive an annual cash bonus on terms and conditions no less favorable to him than his annual cash bonus opportunity for the year immediately prior to the closing of the Merger and in an amount not less than his target cash bonus amount in that year, (3) participate in all long-term incentive compensation programs for key executives and benefit plans at levels commensurate with his opportunity to participate in such plans immediately prior to the closing of the Merger, or, if better, at the level made available to him or other similarly situated officers at any time thereafter, (4) receive vacation and fringe benefits at a level commensurate with his benefits immediately prior to the closing of the Merger, or, if better, at the level made available to him or other similarly situated officers at any time thereafter, (5) be provided an office and support staff at a level commensurate with the level provided to other similarly situated officers or, if better, the level provided to him immediately prior to the closing of the Merger, (6) receive expense reimbursement in accordance with the policies and procedures of Wabtec in effect immediately prior to the closing of the Merger, or, if better, the policies and procedures in effect after the closing of the Merger, and (7) be indemnified for claims arising from or out of his performance as an officer, director or employee of Wabtec or any of its subsidiaries, or in any other capacity while serving at the request of Wabtec, to the maximum extent permitted by applicable law and Wabtec’s governing documents. Wabtec is also required to maintain existing or comparable insurance policies covering such matters and, in any event, provide a level of protection that is no less than that afforded under Wabtec’s governing documents in effect immediately prior to the closing of the Merger.

Termination Other than for Cause/Resignation for Good Reason. If, during the Protection Period, the executive officer’s employment is terminated by Wabtec other than for cause, as defined in the Continuation Agreement, or the executive officer terminates his employment for “good reason,” as defined in the Continuation Agreement, the executive officer will receive severance payments and benefits equal to (1) a cash amount of two times the sum of his then-current annual base salary and target cash bonus amount for the year immediately prior to the closing of the Merger and (2) any vested benefits under Wabtec’s benefit plans, including accrued but unpaid vacation. The executive officer will also be entitled to continue participation in all of Wabtec’s employee and executive welfare and fringe benefit plans until the earlier of the 24-month anniversary of the termination date and the date the executive officer becomes eligible for comparable benefits under a similar plan, policy or program of a subsequent employer.

Receipt of severance payments and benefits under the Continuation Agreements is subject to standard confidentiality and other restrictive covenants, including restrictions for a period of one year following termination of the executive officer’s employment on soliciting business or employees away from Wabtec or providing any services that compete with the Wabtec business.

The Continuation Agreements provide that if the payments and benefits to each executive officer would be subject to an excise tax on “excess parachute payments” by reason of Sections 4999 and 280G of the Code, the payments and benefits under the Continuation Agreement will be reduced to the extent necessary to prevent any portion of the executive officer’s payments and benefits from becoming subject to such excise tax, but only if, by reason of that reduction, the net after-tax benefit received by the executive officer exceeds the net after-tax benefit that the executive officer would receive if no reduction was made. In addition, each Continuation Agreement provides that Wabtec will pay the executive officer’s costs, including reasonable attorneys’ fees and expenses, in asserting any claim in any contest as to the validity, enforceability or interpretation of the Continuation Agreement if the executive officer is the prevailing party.

The following table sets forth the cash severance payments and estimated value of the welfare and fringe benefits that each executive officer party to a Continuation Agreement would receive, assuming the closing date of the Merger occurred on July 16, 2018 and that each executive officer experienced a qualifying termination of employment immediately after the closing of the Merger. The following table does not take into account any reduction in payments or benefits that may apply to avoid the excise tax by reason of Sections 4999 and 280G of the Code.

Name	Cash Severance Payment ($)(1)	Welfare and Fringe Benefit Value ($)(2)	Total Value ($)
Raymond T. Betler	5,000,000	22,800	5,022,800
Patrick D. Dugan	2,340,000	22,800	2,362,800
David L. DeNinno	1,955,000	22,800	1,977,800
Scott E. Wahlstrom	1,312,000	22,800	1,334,800
Albert J. Neupaver	2,800,000	22,800	2,822,800
2 Other Executive Officers	1,470,000	45,600	1,515,600
(1)	Two times the sum of (1) the executive officer’s annual base salary and (2) the target bonus amount for the executive officer for 2018, based on the assumptions described above, to be paid in cash in a single lump sum 30 days following the date of termination.
(2)	Reflects the value of 24 months of continued welfare and fringe benefits pursuant to the Continuation Agreements, based on the full premium costs of such benefits.

Potential Change of Control. If, after the occurrence of a “potential change of control,” as defined in the Continuation Agreements, and prior to the consummation of a change of control, (1) an executive officer’s employment is terminated by Wabtec other than for cause or by the executive officer for good reason or Wabtec terminates the Continuation Agreement and (2) a change of control, which also constitutes certain changes in ownership or effective control under Section 409A of the Code, occurs within one year of such termination, the executive officer is deemed for purposes of determining the executive officer’s rights under the Continuation Agreement to have remained employed by Wabtec until the change of control and to have been terminated by Wabtec without cause immediately after the change of control. Each of the executive officers party to a Continuation Agreement would become entitled to receive the amounts described in the table above in those circumstances.

Severance Arrangement with Paul Overby

Paul Overby, one of Wabtec’s executive officers, would, upon elimination of his job, be provided with a minimum amount of severance equal to six months of his then-current base salary. Assuming such a qualifying termination of employment occurred on July 16, 2018, the aggregate value of the severance payments payable to Mr. Overby would equal $125,000. Mr. Overby has not entered into an employment continuation agreement with Wabtec.

Employment Agreement with Mr. Rambaud-Measson

Wabtec entered into an employment agreement with Mr. Rambaud-Measson, a named executive officer, in connection with the closing of Wabtec's acquisition of Faiveley Transport in 2016. The employment agreement with Mr. Rambaud-Measson provides for an initial term of four years, during which Mr. Rambaud-Measson will serve as Executive Vice President of Wabtec and President and Chief Executive Officer of Faiveley, with such duties and responsibilities as are commensurate with such position.

During the employment period, Mr. Rambaud-Measson (1) will receive an annual base salary of €668,000, (2) will be eligible for an annual cash bonus at a target equal to 100% of annual base salary and a maximum of 225% of target, (3) received a grant of Wabtec Restricted Stock Units in connection with the Faiveley Transport acquisition in an amount equal to $1,425,000, which Restricted Stock Units vest over four years and are settled in shares of Wabtec common stock, (4) will be entitled to receive an annual grant of Wabtec Restricted Stock Units with a grant date value of at least €800,000 during each year of the employment period commencing in the first calendar quarter of 2017, (5) will be entitled to receive an annual grant of Wabtec Performance Units with a target grant date value of at least €800,000 and a three-year performance period, (6) will be eligible to participate in welfare and other benefit plans as are in effect for senior executives of Wabtec generally, provided that such benefits are at least as favorable as those provided by Faiveley, (7) will receive paid vacation of five weeks per calendar year, (8) will receive expense reimbursement for all reasonable, documented business expenses, and

(9) will be indemnified to the maximum extent permitted under applicable law for acts taken within the scope of his employment and his service as an officer or director of Wabtec or any of its subsidiaries or affiliates. To the extent Wabtec maintains insurance policies covering such matters, Mr. Rambaud-Measson will be entitled to such coverage on a basis no less favorable than coverage provided to any other Wabtec officer or director.

Termination Other than for Cause/Resignation for Good Reason. If Mr. Rambaud-Measson’s employment is terminated by Wabtec other than for “cause,” death, or “disability” or by Mr. Rambaud-Measson for “good reason,” in each case as defined in the employment agreement, Mr. Rambaud-Measson will receive severance payments equal to (1) a lump-sum cash payment of two times his then-current annual base salary and two times his target bonus for the year of termination, (2) a payment of the pro rata portion of his annual bonus payable for the year in which he was terminated based on the satisfaction of applicable performance targets and payable in a lump sum at such time as bonuses are paid to other senior executives of Wabtec and (3) a pro rata portion of his Wabtec Performance Units outstanding at the time of his termination that he would have earned if he had remained employed until the end of the applicable performance period, which will be settled in shares of Wabtec common stock at such time (as such awards are generally settled for senior executives of Wabtec). Payments described in clauses (1) through (3) are subject to the execution of a release by Mr. Rambaud-Measson. Assuming Mr. Rambaud-Measson’s employment was terminated by Wabtec other than for cause or by himself for good reason on July 16, 2018, the value of the cash severance payments payable to Mr. Rambaud-Measson would have been $4,050,000, which does not include the value of a pro rata portion of outstanding Wabtec Performance Units because those will vest in full upon the closing of the Merger. See the section entitled “The Transactions—Interests of Wabtec’s Directors and Executive Officers in the Transactions—Outstanding Stock Awards” for a description and quantification of Mr. Rambaud-Measson’s Wabtec Performance Units that will vest in connection with the Merger.

Golden Parachute Compensation

The table below is intended to comply with Item 402(t) of the SEC's Regulation S-K, which requires disclosure of change-in-control compensation to which Wabtec directors and executive officers could become entitled that is based on or otherwise relates to the Merger. The amounts shown are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the Merger. These amounts do not take into account any reduction in payment of benefits that may be imposed with respect to any so-called “golden parachute payments” under Section 280G of the Code. None of the named executive officers are entitled to a “gross-up” payment with respect to any such “golden parachute payment.” The executive officers may take certain actions to reduce excise tax exposure by reason of Sections 4999 and 280G of the Code, which may include waiving vesting acceleration with respect to a portion of their incentive equity.

For purposes of calculating the amounts in the table below, the following assumptions were used solely for purposes of the disclosure in this section:

•	The relevant price per share of Wabtec common stock is the Assumed Wabtec Stock Price;
•	The closing of the Merger occurs on July 16, 2018; and
•	Each named executive officer of Wabtec experiences a qualifying termination of employment (termination by Wabtec without “cause” or resignation by the named executive officer for “good reason”, as such terms are defined in the Continuation Agreements or Mr. Rambaud-Measson’s employment agreement, as applicable) immediately following the assumed closing of the Merger.
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Raymond T. Betler	5,000,000	16,138,594	22,800	21,161,394
Patrick D. Dugan	2,340,000	7,032,864	22,800	9,395,664
Stéphane Rambaud-Measson	4,050,000	9,066,338	–	13,116,338
David L. DeNinno	1,955,000	6,409,384	22,800	8,387,184
Scott E. Wahlstrom	1,312,000	3,213,534	22,800	4,548,334
Albert J. Neupaver	2,800,000	13,554,975	22,800	16,377,775
(1)	Cash. The amounts in this column represent the cash severance payments to which the named executive officers would be entitled under the employment agreement for Mr. Rambaud-Measson and under the Continuation Agreements for Mr. Betler, Mr. Dugan, Mr. DeNinno, Mr. Wahlstrom and Mr. Neupaver, in each case, as described above. Mr. Rambaud-Measson becomes entitled to the severance amounts listed here upon a qualifying termination of employment during the term of his employment agreement. The Continuation Agreements provide for double-trigger payments upon a qualifying termination of employment that occurs within the 24-month period following a change of control. The estimated amount of each such payment is shown in the following table, with maximum achievements assumed for amounts based on actual performance.
Named Executive Officer	Base Salary ($)	Target Annual Bonus ($)	Pro Rata Bonus Payment ($)	Total ($)
Raymond T. Betler	2,500,000	2,500,000	–	5,000,000
Patrick D. Dugan	1,300,000	1,040,000	–	2,340,000
Stéphane Rambaud-Measson	1,800,000	1,800,000	450,000	4,050,000
David L. DeNinno	1,150,000	805,000	–	1,955,000
Scott E. Wahlstrom	820,000	492,000	–	1,312,000
Albert J. Neupaver	1,400,000	1,400,000	–	2,800,000
(2)	Equity. The amounts in this column include unvested Wabtec equity awards, the vesting of which will accelerate in connection with the closing of the Merger on a single-trigger basis, in each case, as described above. The amounts in this column for the unvested and accelerated Wabtec Options (1) disregard Wabtec Options that have an exercise price per share greater than the Assumed Wabtec Stock Price, and (2) do not reflect any taxes payable by the option holders. The following table sets forth the estimated value by type of equity award:
Named Executive Officer	Unvested Wabtec Options ($)	Unvested Shares of Wabtec Restricted Stock ($)	Unvested Wabtec Restricted Stock Units ($)	Unvested Wabtec Performance Units ($)	Total
Raymond T. Betler	748,145	4,130,329	–	11,260,120	16,138,594
Patrick D. Dugan	262,231	2,693,693	–	4,076,940	7,032,864
Stéphane Rambaud-Measson	–	–	3,824,558	5,241,780	9,066,338
David L. DeNinno	216,318	2,892,686	–	3,300,380	6,409,384
Scott E. Wahlstrom	122,825	1,226,965	–	1,863,744	3,213,534
Albert J. Neupaver	443,245	3,793,010	–	9,318,720	13,554,975
(3)	Perquisites/Benefits. The amounts in this column represent the estimated value of 24 months of continued health and welfare benefits provided pursuant to the Continuation Agreements, which provide double-trigger benefits, based on the full premium costs of such benefits. The estimated values of these benefits is $22,800 for each of Mr. Betler, Mr. Dugan, Mr. DeNinno, Mr. Wahlstrom and Mr. Neupaver. These named executive officers would become entitled to these amounts under the Continuation Agreements upon a qualifying termination of employment that occurs within the 24-month period following the closing of the Merger. In accordance with applicable SEC rules, the estimated value of health and welfare benefits was calculated based on the same assumptions used for financial reporting purposes. Each Continuation Agreement contains standard confidentiality and other restrictive covenants, including non-solicitation and non-competition covenants for a period of one year following termination of the executive’s employment. Mr. Rambaud-Measson is not entitled to any continued health or welfare benefits under the terms of his employment agreement.

Accounting Treatment and Considerations

Accounting Standard Codification 805, Business Combinations, requires the use of the acquisition method of accounting for business combinations. In applying the acquisition method, it is necessary to identify both the accounting acquiree and the accounting acquiror. In a business combination effected through an exchange of equity interests, such as the Merger, the entity that issues the interests (Wabtec, in this case) is generally the acquiring entity. In identifying the acquiring entity in a combination effected through an exchange of equity interests, however, all pertinent facts and circumstances must be considered, including the following:

Issuance of equity by Wabtec. Wabtec expects to issue approximately 98.5 million shares of Wabtec common stock in the Merger.

Incurrence of debt by Wabtec. Approximately $2.9 billion of indebtedness is expected to be incurred in connection with the Transactions to fund the Direct Sale. Following the consummation of the Transactions, it is expected that post-Transaction GE Transportation will be owned by Wabtec through SpinCo, which will be a wholly owned subsidiary of Wabtec and will hold the SpinCo Business, and Direct Sale Purchaser, which will also be a wholly owned subsidiary of Wabtec and will hold the assets, potentially including the equity interests in certain pre-Transaction subsidiaries of GE that compose part of GE Transportation, acquired in the Direct Sale and the liabilities assumed in the Direct Sale. Nevertheless, because of the significant assets and operations represented by GE Transportation, Wabtec expects that following the consummation of the Transaction, SpinCo, Direct Sale Purchaser, and/or other entities through which GE Transportation is owned and operated may be required to become guarantors of the indebtedness of the Borrowers under the Credit Agreement, the New Wabtec Notes and Wabtec’s existing senior unsecured notes.

The relative voting interests of Wabtec stockholders after the consummation of the Transactions. In this case and calculated on a fully-diluted, as-converted and as-exercised basis, GE and pre-Merger holders of GE common stock will collectively hold 50.1% of the equity ownership and associated voting rights in Wabtec after the consummation of the Transactions (with approximately 9.9% of the outstanding shares of Wabtec common stock expected to be held by GE) and 49.9% of the outstanding shares of Wabtec common stock will be held by pre-Merger Wabtec stockholders. The shares held by GE will be subject to GE’s obligations under (x) the Tax Matters Agreement to sell a number of shares of Wabtec common stock within two years of the Distribution Date (as described in the section of this proxy statement entitled “Other Agreements—Tax Matters Agreement”) and (y) the Shareholders Agreement to sell, subject to limited exceptions, all of the shares of Wabtec common stock GE beneficially owns within three years of the closing date of the Merger and prior thereto, to vote all of such shares in the proportion required under the Shareholders Agreement (as described in the section of this proxy statement entitled “Other Agreements—Shareholders Agreement”).

The composition of the governing body of Wabtec after the consummation of the Transactions. The Wabtec Board currently consists of 12 directors. In connection with the Transactions, the size of the Wabtec Board will be increased to include three additional directors, each of whom is required to be independent as defined in the listing standards of the NYSE, to be designated as nominees by GE (subject to the nominees being reasonably acceptable to the Nominating and Corporate Governance Committee of the Wabtec Board), effective at the time of closing of the Merger. The Merger Agreement provides that, at the direction of GE, the GE designees will be assigned among the Wabtec Board’s classes of directors so that one GE designee is appointed to the class of directors that is up for reelection at each of the first three annual meetings of Wabtec stockholders that occurs after the closing of the Merger. Additionally, in certain circumstances (see “The Merger Agreement – Post-Closing Wabtec Board of Directors and Officers”), the Wabtec Board will take all actions necessary to include the GE designee up for reelection at the first annual meeting of Wabtec stockholders that occurs after the closing of the Merger as nominee for the Wabtec Board at such annual meeting, to recommend that Wabtec stockholders vote in favor of the GE designee and to support the election of the GE designee at such annual meeting.

The composition of the senior management of Wabtec after the consummation of the Transactions. The executive officers of Wabtec immediately prior to consummation of the Merger are generally expected to be the executive officers of Wabtec immediately following consummation of the Merger, with Albert J. Neupaver remaining as Wabtec’s executive chairman and Raymond T. Betler remaining as Wabtec’s president and CEO. Following consummation of the Transactions, Stéphane Rambaud-Measson will become president and CEO of Wabtec’s Transit Segment and Rafael O. Santana, president and CEO of GE Transportation, will become president and CEO of Wabtec’s Freight Segment.

Wabtec management has determined that Wabtec will be the accounting acquiror in the Merger based on the facts and circumstances outlined above and the analysis of the relevant GAAP guidance. Consequently, Wabtec will apply acquisition accounting to the assets and liabilities of GE Transportation acquired or assumed upon the consummation of the Direct Sale and the Merger. The historical financial statements of Wabtec for periods ended prior to the consummation of the Merger will reflect only the operations and financial condition of Wabtec. Subsequent to the consummation of the Merger, the financial statements of Wabtec will include the combined operations and financial condition of Wabtec and GE Transportation.

Regulatory Approvals

Under the HSR Act, the parties must file pre-merger notifications with the FTC and the DOJ and observe specified waiting periods before consummating the Merger. Wabtec and GE each filed the requisite notification and report forms with the FTC and the DOJ on June 22, 2018. Wabtec and GE have each received a request for additional information (“second request”) from the DOJ. The second request is not an uncommon part of the regulatory review process under the HSR Act in respect of large transactions. The effect of the second request is to extend the waiting period imposed by the HSR Act until 30 days after Wabtec and GE have substantially complied with their respective request, unless that period is extended voluntarily by both parties or terminated sooner by the DOJ. Wabtec and GE will continue to cooperate fully with the DOJ as it reviews the proposed transaction. In addition to the expiration of the waiting period under the HSR Act, the parties have agreed to take, make or obtain all material actions by, consents or approvals of, or in respect of or filings with any governmental authority required to permit the consummation of the Merger, including the governmental authorizations to be sought in Austria, Brazil, Canada, Germany, Kazakhstan, Mexico, Pakistan, Russia, South Africa and Ukraine. The required waiting period in Canada has expired, and the parties have already obtained clearance from Austria, Germany, Russia and Ukraine.

Federal Securities Law Consequences; Resale Restriction

Wabtec common stock issued in the Merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares of Wabtec common stock issued to any person who may be deemed to be an “affiliate” of Wabtec under the Securities Act.

No Appraisal or Dissenters’ Rights

None of the stockholders of Wabtec, Merger Sub, Direct Sale Purchaser, GE or SpinCo will be entitled to exercise appraisal rights or to demand payment for their shares in connection with the Transactions.

The Merger Agreement

The following is a summary of the material provisions of the Merger Agreement. This summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to this proxy statement and incorporated herein by reference. Wabtec stockholders are urged to read the Merger Agreement in its entirety. This summary of the Merger Agreement has been included to provide Wabtec stockholders with information regarding its terms. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary or any other information included in this proxy statement. It is not intended to provide any other factual information about Wabtec, Merger Sub, GE or SpinCo. Information about Wabtec, Merger Sub, GE and SpinCo can be found elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See also “Where You Can Find More Information; Incorporation by Reference.”

The Merger

Under the Merger Agreement and in accordance with the DGCL, at the effective time of the Merger, Merger Sub will merge with and into SpinCo. As a result of the Merger, the separate existence of Merger Sub will cease and SpinCo will continue as the surviving corporation and as a wholly owned subsidiary of Wabtec. From and after the effective time of the Merger, the surviving corporation will possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of SpinCo and Merger Sub, all as provided under the DGCL. The certificate of incorporation and bylaws of Merger Sub in effect at the effective time of the Merger will be the certificate of incorporation and bylaws of the surviving corporation until amended in accordance with applicable law, except the name of the surviving corporation will be as Wabtec may determine.

Under the terms of the Merger Agreement, from and after the effective time of the Merger until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Sub at the effective time of the Merger will be the directors of the surviving corporation and (ii) the officers of SpinCo at the effective time of the Merger will be the officers of the surviving corporation.

Closing; Effective Time

Under the terms of the Merger Agreement, the closing of the Merger will take place as soon as possible, but in any event no later than two business days after the date the conditions precedent to the Merger (other than those to be satisfied at closing, but subject to their satisfaction) have been satisfied or, to the extent permissible, waived or on such other date as GE and Wabtec may mutually agree. At the closing, SpinCo and Merger Sub will file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger will become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as the parties may agree and as is specified in the certificate of merger).

Merger Consideration

The Merger Agreement provides that, at the effective time of the Merger, by virtue of the Merger and without any action on the part of Wabtec, Merger Sub, SpinCo or the holders of shares of SpinCo common stock, each share of SpinCo common stock outstanding immediately prior to the effective time of the Merger (except shares of SpinCo common stock held by SpinCo or Wabtec, which will be cancelled) will be converted into the right to receive a number of fully paid and non-assessable shares of Wabtec common stock equal to the exchange ratio in the Merger Agreement. The exchange ratio will be determined prior to the closing of the Merger based on the number of shares of Wabtec common stock on a fully-diluted, as-converted and as-exercised basis, on the one hand, and the number of shares of SpinCo common stock, on the other hand, in each case outstanding immediately prior to the effective time of the Merger, such that the stockholders of SpinCo (including GE) will own shares of Wabtec common stock representing 50.1% of the shares of Wabtec common stock outstanding immediately following the Merger on a fully-diluted, as-converted and as-exercised basis. As described in the Merger Agreement, the exchange ratio equals the quotient of (a) the aggregate number of shares of Wabtec common stock outstanding immediately prior to the effective time of the Merger on a fully-diluted, as-converted and as-exercised basis multiplied by the quotient of 50.1% divided by 49.9%, divided by (b) the number of shares of SpinCo common stock outstanding immediately prior to the effective time of the Merger. For example, solely for illustrative purposes, assume there are 1,000 shares of Wabtec common stock outstanding immediately prior to the effective time of the Merger on a fully-diluted, as-converted and as-exercised basis and 2,000 shares of SpinCo common stock outstanding immediately prior to the effective time of the Merger. In order for holders of SpinCo common stock to own shares of Wabtec common stock representing 50.1% of the shares of Wabtec common stock immediately following the effective time of the Merger on a fully-diluted, as-converted and as-exercised basis, Wabtec would have to issue to holders of the outstanding shares of SpinCo common stock representing a number of shares of Wabtec common stock equal to 1,000 multiplied by the quotient of 50.1% divided by 49.9%, or 1,004 shares of Wabtec common stock. The exchange ratio therefore would equal the quotient of 1,004 shares of Wabtec common stock divided by 2,000 shares of SpinCo common stock, or 0.502.

No fractional shares of Wabtec common stock will be issued pursuant to the Merger. All fractional shares of Wabtec common stock that a holder of shares of SpinCo common stock would otherwise be entitled to receive as a result of the Merger will be aggregated by the exchange agent, and the exchange agent will cause the whole shares obtained by such aggregation to be sold in the open market or otherwise at then-prevailing market prices no later than five business days after the Distribution. The exchange agent will pay the net proceeds of the sale, after deducting any required withholding taxes and brokerage charges, commissions and conveyance and similar taxes, on a pro rata basis, without interest, as soon as practicable to the holders of shares of SpinCo common stock that would otherwise be entitled to receive such fractional shares of Wabtec common stock pursuant to the Merger.

The merger consideration and cash in lieu of fractional shares (if any) paid in connection with the Merger will be reduced by any applicable withholding taxes as described below under “—Withholding Rights.”

Distribution of Per Share Merger Consideration

Prior to the effective time of the Merger, GE will designate a nationally recognized commercial bank or trust company reasonably acceptable to Wabtec to act as exchange agent for the benefit of the holders of SpinCo common stock. Prior to the effective time of the Merger, Wabtec will deposit or cause to be deposited with the exchange agent, for the benefit of holders of shares of SpinCo common stock, for exchange in accordance with the provisions of the Merger Agreement promptly after the effective time of the Merger, book-entry shares of Wabtec common stock representing the merger consideration issuable to holders of shares of SpinCo common stock as of the effective time of the Merger.

At the effective time of the Merger, all issued and outstanding shares of SpinCo common stock will be converted into the right to receive shares of Wabtec common stock as described above under “—Merger Consideration.” As promptly as practicable thereafter, Wabtec will cause the exchange agent to distribute the shares of Wabtec common stock into which the shares of SpinCo common stock have been converted pursuant to the Merger, which, in the case of shares of SpinCo common stock distributed in the Distribution, will be distributed on the same basis as shares of SpinCo common stock were distributed in the Distribution and to the persons who received shares of SpinCo common stock in the Distribution. Each holder of shares of SpinCo common stock will be entitled to receive in respect of the shares of SpinCo common stock held by such person a book-entry authorization representing the number of whole shares of Wabtec common stock that such holder has the right to receive pursuant to the Merger (and cash in lieu of fractional shares of Wabtec common stock as described above under “—Merger Consideration”, together with any dividends or distributions and other amounts as described below under “—Distributions With Respect to Shares of Wabtec Common Stock after the Effective Time of the Merger”).

Distributions With Respect to Shares of Wabtec Common Stock after the Effective Time of the Merger

Subject to the following sentence, no dividends or other distributions declared after the effective time of the Merger with respect to Wabtec common stock will be paid with respect to any shares of Wabtec common stock that are not able to be distributed by the exchange agent promptly after the effective time of the Merger, whether due to a legal impediment to such distribution or otherwise. Subject to the effect of abandoned property, escheat, tax or other applicable laws, following the distribution of any such previously undistributed shares of Wabtec common stock, the record holder of such shares of Wabtec common stock will be paid, without interest:

•	at the time of the distribution, the amount of cash payable in lieu of fractional shares of Wabtec common stock to which such holder is entitled pursuant to the Merger Agreement and the amount of dividends or other distributions with a record date after the effective time of the Merger paid before that time with respect to such whole shares of Wabtec common stock; and

•	at the appropriate payment date, the amount of dividends or other distributions with a record date after the effective time of the Merger but prior to the distribution of such whole shares of Wabtec common stock and a payment date subsequent to the distribution of such whole shares of Wabtec common stock.

Wabtec is required under the Merger Agreement to deposit all such amounts with the exchange agent.

Termination of the Exchange Fund; No Liability

Any portion of the amounts deposited with the exchange agent under the Merger Agreement that remains undistributed to the former SpinCo stockholders on the one-year anniversary of the effective time of the Merger will be delivered to Wabtec upon demand. Subject to any applicable abandoned property, escheat or similar applicable law, any former SpinCo stockholders who have not received shares of Wabtec common stock (as described above under “—Merger Consideration”) may thereafter look only to Wabtec for the merger consideration to which they are entitled under the Merger Agreement (as described above under “—Merger Consideration”), any cash in lieu of fractional shares of Wabtec common stock to which they may be entitled under the Merger Agreement (as described above under “—Merger Consideration”) or any dividends or other distributions with respect to the Wabtec common stock to which they may be entitled under the Merger Agreement (as described above under “—Distributions With Respect to Shares of Wabtec Common Stock after the Effective Time of the Merger”).

Pursuant to the Merger Agreement, none of Wabtec, GE, SpinCo, Merger Sub, the surviving corporation or the exchange agent will be liable to any person for any merger consideration deposited by Wabtec with the exchange agent (or dividends or distributions with respect to Wabtec common stock) or other cash, in each case delivered to a public official pursuant to any abandoned property, escheat or similar applicable law.

Withholding Rights

Each of the exchange agent, the surviving corporation, Wabtec and Merger Sub are entitled to deduct and withhold from any amounts otherwise payable under the Merger Agreement such amount as it is required to deduct and withhold with respect to the making of such payment under any provision of tax law. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the former SpinCo stockholders otherwise entitled to such amounts in respect of which such deduction and withholding was made.

Stock Transfer Books

From and after the effective time of the Merger, the stock transfer books of SpinCo will be closed, and there will be no further registration of transfers of shares of SpinCo common stock after that time on the records of SpinCo.

Post-Closing Wabtec Board of Directors and Officers

The Merger Agreement provides that Wabtec will, and will cause the Wabtec Board to, take all actions necessary to cause three individuals designated by GE to be appointed to the Wabtec Board as of the effective time of the Merger, including by increasing the size of the Wabtec Board and appointing the GE designees to fill the vacancies. Each of the GE designees will qualify as an “independent director” under the rules of the NYSE and will be reasonably acceptable to the Nomination and Corporate Governance Committee of the Wabtec Board.

At the direction of GE, (i) one of the GE designees selected by GE will be assigned to the class of directors that is up for reelection at the first annual meeting of Wabtec stockholders that occurs after the effective time of the Merger, (ii) one of the GE designees selected by GE will be assigned to the class of directors that is up for reelection at the second annual meeting of Wabtec stockholders that occurs after the effective time of the Merger, and (iii) one of the GE designees selected by GE will be assigned to the class of directors that is up for reelection at the third annual meeting of Wabtec stockholders that occurs after the effective time of the Merger.

If the effective time of the Merger occurs within six months prior to the date of the 2019 annual meeting of Wabtec stockholders and prior to the date on which Wabtec commences mailing its proxy statement for the 2019 annual meeting of Wabtec stockholders, then Wabtec will, and will cause the Wabtec Board to, take all actions necessary to (i) nominate for election to the Wabtec Board at the 2019 annual meeting of Wabtec stockholders the GE designee selected by GE to be assigned to the class of directors that is up for reelection at the first annual meeting of Wabtec stockholders that occurs after the effective time of the Merger, (ii) recommend that Wabtec stockholders vote in favor of the election of such GE designee to the Wabtec Board and (iii) use no less rigorous efforts to support the election of such GE designee to the Wabtec Board than the efforts used to support the election of each other nominee of the Wabtec Board for election to the Wabtec Board at the 2019 annual meeting of Wabtec stockholders. If the effective time of the Merger occurs after the date on which Wabtec commences mailing its proxy statement for the 2019 annual meeting of Wabtec stockholders and prior to the 2019 annual meeting of Wabtec stockholders, then Wabtec will take all necessary action to cause the GE designee selected by GE to be assigned to the class of directors that is up for reelection at the first annual meeting of Wabtec stockholders that occurs after the effective time of the Merger to be re-appointed to the Wabtec Board as of immediately following the 2019 annual meeting of Wabtec stockholders (and to be re-assigned to the class of directors that was elected at the 2019 annual meeting of Wabtec stockholders).

Stockholders Meeting

Under the terms of the Merger Agreement, Wabtec is required to call, give notice of, convene and hold a meeting of its stockholders for the purpose of voting upon the Share Issuance and Wabtec Charter Amendment as promptly as reasonably practicable following the date on which the SEC clears Wabtec’s proxy statement relating to such stockholders meeting and, if required by the SEC as a condition to the mailing of the proxy statement, the date on which the registration statement of Wabtec registering the shares of Wabtec common stock required for the Share Issuance has been declared effective. Wabtec is required to call this stockholders meeting for the purpose of voting upon the Share Issuance and Wabtec Charter Amendment regardless of the commencement, disclosure, announcement or submission to Wabtec or its stockholders of any Acquisition Proposal (as defined below under “—No Solicitation”) or any Adverse Recommendation Change (as defined below under “—Board Recommendation”). Subject to the provisions of the Merger Agreement described below under “—Board Recommendation” and “—No Solicitation,” Wabtec has agreed to use reasonable best efforts (consistent with the efforts customarily used in transactions of the type contemplated by the Merger Agreement, including engaging a proxy solicitor) to solicit from its stockholders proxies in favor of the approval of the Share Issuance and Wabtec Charter Amendment.

If, on the date of the stockholders meeting for the purpose of voting upon the Share Issuance and Wabtec Charter Amendment, Wabtec has not received proxies representing a sufficient number of shares of Wabtec common stock to approve the Share Issuance and Wabtec Charter Amendment, Wabtec may, or, upon written request of GE, will, adjourn such stockholders meeting until such date as is mutually agreed upon by Wabtec and GE, which date must be no less than five days nor more than 10 days after the date of adjournment, and subject to the terms and conditions of the Merger Agreement, Wabtec will continue to use its reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from stockholders relating to the approval of the Share Issuance and Wabtec Charter Amendment. Wabtec may not adjourn such stockholders meeting more than one time unless mutually agreed by Wabtec and GE.

Representations and Warranties

The Merger Agreement contains representations and warranties that Wabtec has made to GE and SpinCo, on the one hand, and GE has made to Wabtec, on the other hand, as of specific dates. No representations or warranties were made as of any dates other than the dates specified in the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by Wabtec and GE in connection with negotiating the terms of the Transactions or contained in other disclosure documentation. Such disclosure documentation may contain information that modifies, qualifies or creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties may be subject to contractual standards of materiality different from those generally applicable to stockholder communications, or may have been used for the purpose of allocating risk among Wabtec and GE. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Wabtec, GE and SpinCo acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, they are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to ensure compliance with all applicable securities laws.

The representations and warranties contained in the Merger Agreement relate to, among other things, the following:

•	each party’s and its subsidiaries’ due incorporation, valid existence and good standing;
•	authority to enter into and perform obligations under the Transaction Documents;
•	board and stockholder approvals obtained or required in connection with the Transactions;
•	governmental consents and approvals;
•	absence of conflicts with or violations of governance documents, other obligations or laws;
•	capitalization;
•	subsidiaries;
•	financial statements;
•	accuracy of information supplied for use in this proxy statement and certain other disclosure documents to be filed with the SEC in connection with the Transactions;
•	absence of certain changes or events;
•	absence of undisclosed liabilities;
•	compliance with applicable laws;
•	permits;
•	absence of investigations or litigation;
•	interests in real property;
•	intellectual property matters;
•	tax matters;
•	employment and employee benefits matters;
•	environmental matters;
•	material contracts; and
•	payment of fees to brokers or finders in connection with the Transactions.

Wabtec has also made representations and warranties to GE and SpinCo relating to its filings with the SEC, the Debt Financing (as described in the section of this proxy statement entitled “Debt Financing”), the opinion of Wabtec’s financial advisor (as described in the section of this proxy statement entitled “The Transactions—Opinion of Wabtec’s Financial Advisor”), the required vote of Wabtec stockholders on the transactions contemplated by the Merger Agreement (including the Share Issuance and the Wabtec Charter Amendment), and the absence of any stockholder rights plan, “poison pill,” anti-takeover plan or other similar device.

GE has also made representations and warranties to Wabtec and Merger Sub relating to the sufficiency of, and title to, assets to be contributed to SpinCo or acquired by Direct Sale Purchaser and the operations and purpose of formation of SpinCo.

Many of the representations and warranties contained in the Merger Agreement are subject to a “material adverse effect” standard, knowledge qualifications, or both, and none of the representations and warranties will survive the effective time of the Merger. The Merger Agreement does not contain any post-closing indemnification obligations with respect to these matters.

The term “material adverse effect,” when used with respect to GE Transportation, is defined in the Merger Agreement to mean any material adverse effect on the business, condition (financial or otherwise) or results of operations of GE Transportation, taken as a whole. With respect to GE Transportation, the term “material adverse effect” does not include any effect resulting from the following matters (except, in the case of the first, second and third bullet points below, to the extent that such effect has a disproportionate effect on GE Transportation, taken as a whole, as compared with other participants in the industries in which GE Transportation operates):

•	changes (or proposed changes) in GAAP, the regulatory accounting requirements applicable to any industry in which GE Transportation operates or applicable law, including the interpretation or enforcement thereof;
•	changes in the financial, credit or securities markets (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in any securities market) or general economic or political conditions;
•	changes or conditions generally affecting the industry or segments of the industry in which GE Transportation operates;
•	acts of war, sabotage or terrorism or natural disasters;
•	other than for purposes of certain specified representations and warranties, the announcement or consummation of the Transactions or the identity of Wabtec, including, in each case, with respect to employees, customers, distributors, suppliers, financing sources, landlords, licensors and licensees;
•	any failure by GE Transportation to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period or any change in GE’s stock price or trading volume (except that the underlying cause of, or factors contributing to, such failure or change may be taken into account in determining whether a “material adverse effect” with respect to GE Transportation has occurred, unless such underlying cause or factor would be excluded by any of the above or below bullet points);
•	actions required or expressly contemplated by the Merger Agreement or taken by GE, SpinCo or any of their respective affiliates at the written direction, or with the written consent, of Wabtec; or
•	any stockholder or derivative litigation arising from or relating to the Merger Agreement or the transactions contemplated the Merger Agreement.

The term “material adverse effect,” when used with respect to Wabtec, is defined in the Merger Agreement to mean any material adverse effect on the business, condition (financial or otherwise) or results of operations of Wabtec and its subsidiaries, taken as a whole. With respect to Wabtec, the term “material adverse effect” does not include any effect resulting from the following matters (except, in the case of the first, second and third bullet points below, to the extent that such effect has a disproportionate effect on Wabtec and its subsidiaries, taken as a whole, as compared with other participants in the industries in which Wabtec operates):

•	changes (or proposed changes) in GAAP, the regulatory accounting requirements applicable to any industry in which Wabtec and its subsidiaries operate or applicable law, including the interpretation or enforcement thereof;
•	changes in the financial, credit or securities markets (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in any securities market) or general economic or political conditions;
•	changes or conditions generally affecting the industry or segments of the industry in which Wabtec and its subsidiaries operate;
•	acts of war, sabotage or terrorism or natural disasters;
•	other than for purposes of certain specified representations and warranties, the announcement or consummation of the Transactions or the identity of GE, including, in each case, with respect to employees, customers, distributors, suppliers, financing sources, landlords, licensors and licensees;
•	any failure by Wabtec to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period or any change in Wabtec’s stock price or trading volume (except that the underlying cause of, or factors contributing to, such failure or change may be taken into account in determining whether a “material adverse effect” with respect to Wabtec has occurred, unless such underlying cause or factor would be excluded by any of the above or below bullet points);

•	actions required or expressly contemplated by the Merger Agreement or taken by Wabtec or any of its affiliates at the written direction, or with the written consent, of GE; or
•	any stockholder or derivative litigation arising from or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement.

Conduct of Business Pending the Merger

Each of the parties has undertaken to perform customary covenants in the Merger Agreement that place restrictions on it and its subsidiaries until the earlier of the closing date of the Merger and the date on which the Merger Agreement is terminated in accordance with its terms as described below under “—Termination.”

In general, GE has agreed that, prior to the effective time of the Merger, except for the Transactions, as required by applicable law or with the prior written consent of Wabtec (which consent may not be unreasonably withheld, conditioned or delayed), and subject to certain other agreed exceptions, it will, and will cause its subsidiaries to, (i) use reasonable best efforts to conduct GE Transportation in the ordinary course, (ii) use reasonable best efforts to preserve intact the business organization of GE Transportation and the relations and goodwill of all material suppliers, material customers, material licensors, and governmental authorities, in each case, with respect to GE Transportation and to keep available the services of the present officers and key employees of GE Transportation, and (iii) manage the working capital of GE Transportation (including the timing of collection of accounts receivable and of the payment of accounts payable and the management of inventory) in the ordinary course of business.

In addition, GE has agreed that, prior to the effective time of the Merger, except for the Transactions, as required by applicable law, or with the prior written consent of Wabtec (which consent may not be unreasonably withheld, delayed or conditioned except in the case of the first, second, third and fourth bullet points below, and, insofar as related to any of the foregoing, the last bullet point below), and subject to certain other agreed exceptions, GE will not, and will not permit any of its subsidiaries to, take any of the following actions to the extent relating to GE Transportation:

•	amend the certificate of incorporation, bylaws or similar organizational documents of SpinCo or any Transferred Subsidiary;
•	split, combine or reclassify any shares of capital stock of SpinCo or any Transferred Subsidiary, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any shares of capital stock or other ownership interests of SpinCo or any Transferred Subsidiary;
•	issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of capital stock or other ownership interests of SpinCo or any Transferred Subsidiary, other than the issuance, delivery or sale of any shares of capital stock or other ownership interests of any Transferred Subsidiary to SpinCo or any other Transferred Subsidiary;
•	amend any term of any shares of capital stock or other ownership interests of SpinCo or any Transferred Subsidiary;
•	acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses, other than (i) pursuant to existing contracts or commitments, (ii) acquisitions of goods or services in the ordinary course of business, or (iii) acquisitions of assets, securities, properties or interests in an amount not to exceed $10 million individually or $50 million in the aggregate;
•	sell, lease or otherwise transfer any assets, securities, properties, interests or businesses of GE Transportation, other than (i) pursuant to existing contracts or commitments and (ii) sales of inventory or other assets in the ordinary course of business;
•	make any material loans, advances or capital contributions to, or investments in, any other person;
•	incur any indebtedness for borrowed money or guarantees thereof, other than any indebtedness or guarantee incurred in the ordinary course of business;

•	except as required by applicable law, the terms of a GE Transportation employee benefit plan or collective bargaining or other labor agreement as in effect on the date of the Merger Agreement, (i) grant any material severance, retention or termination payment to, or enter into or materially amend any severance, retention, termination, employment, change in control or severance agreement with, any service provider of GE Transportation, (ii) materially increase the compensation or benefits provided to any service provider of GE Transportation, other than in the ordinary course of business based on the normal review cycle (provided that the requirement to be based on the normal review cycle will not apply to any service provider of GE Transportation who reports directly to the Chief Executive Officer of GE Transportation), (iii) grant any equity or equity-based awards to, or discretionarily accelerate the vesting (except in respect of certain restricted stock unit awards) or payment of any such awards held by, any service provider of GE Transportation, other than in the ordinary course of business based on the normal review cycle (provided that the requirement to be based on the normal review cycle will not apply to any service provider of GE Transportation who reports directly to the Chief Executive Officer of GE Transportation), (iv) hire, or terminate the employment (other than for cause) of, any service provider of GE Transportation who reports directly to the Chief Executive Officer of GE Transportation, or (v) hire any service provider of GE Transportation, other than as permitted under the terms of the Employee Matters Agreement;
•	change the methods of accounting of GE Transportation, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act;
•	other than in the ordinary course of business, (i) make any change (or file any such change) in any method of tax accounting or any annual tax accounting period, (ii) make, change or rescind any tax election, (iii) settle or compromise any tax liability or consent to any claim or assessment relating to taxes, (iv) file any amended tax return or claim for refund, (v) enter into any closing agreement relating to taxes, or (vi) waive or extend the statute of limitations in respect of taxes; in each case, to the extent that doing so would reasonably be expected to result in a material incremental cost to Wabtec, SpinCo or any of their respective subsidiaries;
•	settle, or offer or propose to settle any material claim, action or proceeding involving GE Transportation, other than in the ordinary course of business;
•	fail to use reasonable best efforts to maintain (with insurance companies substantially as financially responsible as their existing insurers) insurance against at least such risks and losses as are consistent in all material respects with the past practice of GE Transportation, except to the extent such actions affect similarly situated businesses of GE and its subsidiaries and do not disproportionately affect GE Transportation; or
•	agree or commit to do any of the foregoing.

In addition, from the date of the Merger Agreement until the Distribution, GE will, and will cause each of its subsidiaries to, (i) prepare and timely file all tax returns that it is required to file, (ii) timely pay all taxes that it is required to pay, and (iii) promptly notify Wabtec of any notice of any material claim, action or proceeding before a governmental authority in respect of any tax matters (or any significant developments with respect to ongoing claims, actions, proceedings before a governmental authority in respect of such tax matters), in each case, in respect of SpinCo, GE Transportation, the SpinCo Assets (as defined in the section of this proxy statement titled “The Separation Agreement”), the Direct Sale Assets (as defined in the section of this proxy statement titled “The Separation Agreement”) or any Transferred Subsidiary.

In general, Wabtec has agreed that, prior to the effective time of the Merger, except for the Transactions, as required by applicable law or with the prior written consent of GE (which consent may not be unreasonably withheld, conditioned or delayed), and subject to certain other agreed exceptions, it will, and will cause its subsidiaries to, use reasonable best efforts to (i) conduct the business of Wabtec and its subsidiaries in the ordinary course and (ii) preserve intact the business organization of Wabtec and its subsidiaries, and the relations and goodwill of all material suppliers, material customers, material licensors, and governmental authorities, in each case, with respect to the business of Wabtec and its subsidiaries, and to keep available the services of the present officers and key employees of Wabtec and its subsidiaries.

Furthermore, Wabtec has agreed that, prior to the effective time of the Merger, except as contemplated by the Transactions, as required by applicable law, or with the prior written consent of GE (which consent may not be unreasonably withheld, delayed or conditioned except in the case of the first, second, third and fourth bullet points below, and, insofar as related to any of the foregoing, the last bullet point below), and subject to certain other agreed exceptions, Wabtec will not, and will not permit any of its subsidiaries to, take any of the following actions:

•	amend its certificate of incorporation, bylaws or other similar organizational documents, except for the Wabtec Charter Amendment;
•	(i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for (A) dividends by any of its wholly owned subsidiaries and (B) regular quarterly cash dividends by Wabtec with customary record and payment dates on the shares of Wabtec common stock not in excess of $0.12 per share for the quarter ended June 30, 2018 and $0.14 per quarter thereafter, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any shares of capital stock or other ownership interests of Wabtec or any of its subsidiaries, other than in connection with the cashless exercise of stock options and any other equity incentives;
•	(i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of capital stock or other ownership interests of Wabtec or any of its subsidiaries, other than the issuance, delivery or sale of (A) any shares of Wabtec common stock upon the exercise or settlement of Wabtec stock awards that are outstanding on the date of the Merger Agreement in accordance with the terms of those Wabtec stock awards on the date of the Merger Agreement and (B) any shares of capital stock or other ownership interests of any subsidiary of Wabtec to Wabtec or any other subsidiary of Wabtec or (ii) amend any term of any shares of capital stock or other ownership interests of Wabtec or any of its subsidiaries;
•	acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses, other than (i) pursuant to existing contracts or commitments, (ii) acquisitions of goods or services in the ordinary course of business or (iii) acquisitions of assets, securities, properties or interests in an amount unless it would reasonably be expected to result in Wabtec ceasing to be rated by at least two of the three “ratings agencies” (meaning Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings, Inc.) as “investment grade” (meaning a rating of Baa3 or better by Moody’s Investors Service, Inc., a rating of BBB- or better by Standard & Poor’s Ratings Services, and a rating of BBB- or better by Fitch Ratings, Inc.);
•	sell, lease or otherwise transfer any of its assets, securities, properties, interests or businesses, other than (i) pursuant to existing contracts or commitments and (ii) sales of inventory or other assets in the ordinary course of business;
•	make any material loans, advances or capital contributions to, or investments in, any other person to the extent that any such loan, advance, capital contribution or investment would reasonably be expected, in any material respect, to result in a delay in obtaining, or otherwise adversely affect the ability of the parties to obtain, any antitrust approval or consent necessary to consummate the transactions contemplated by the Merger Agreement;
•	except as required by applicable law, the terms of a Wabtec employee benefit plan or collective bargaining or other labor agreement as in effect on the date of the Merger Agreement, (i) grant any material severance, retention or termination payment to, or enter into or materially amend any severance, retention, termination, employment, change in control or severance agreement with, any service provider of Wabtec who reports directly to the Chief Executive Officer of Wabtec, (ii) materially increase the compensation or benefits provided to any service provider of Wabtec who reports directly to the Chief Executive Officer of Wabtec, other than in the ordinary course of business, or (iii) grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any service provider of Wabtec who reports directly to the Chief Executive Officer of Wabtec, other than in the ordinary course of business;

•	change its methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act;
•	other than in the ordinary course of business, (i) make any change (or file any such change) in any method of tax accounting or any annual tax accounting period, (ii) make, change or rescind any tax election, (iii) settle or compromise any tax liability or consent to any claim or assessment relating to taxes, (iv) file any amended tax return or claim for refund, (v) enter into any closing agreement relating to taxes, or (vi) waive or extend the statute of limitations in respect of taxes; in each case, to the extent that doing so would reasonably be expected to result in a material incremental cost to Wabtec, SpinCo or any of their respective subsidiaries;
•	settle, or offer or propose to settle any material claim, action or proceeding before a governmental authority involving or against Wabtec or any of its subsidiaries without first consulting with GE and giving due consideration to GE’s views in respect of such settlement, other than, in the ordinary course of business;
•	fail to use reasonable best efforts to maintain (with insurance companies substantially as financially responsible as their existing insurers) insurance against at least such risks and losses as are consistent in all material respects with the past practice of the business of Wabtec and its subsidiaries; or
•	agree or commit to do any of the foregoing.

In addition, from the date of the Merger Agreement until the Distribution, Wabtec will, and will cause each of its subsidiaries to, (i) prepare and timely file all tax returns that it is required to file, (ii) timely pay all taxes (including withholding taxes) that it is required to pay, and (iii) promptly notify GE of any notice of any material claim, action or proceeding before a governmental authority in respect of any tax matters (or any significant developments with respect to ongoing claims, actions or proceedings before a governmental authority in respect of such tax matters).

Tax Matters

The Merger Agreement contains certain additional representations, warranties and covenants relating to the preservation of the tax-free status of the Distribution and the Merger to GE stockholders. Additional representations, warranties and covenants relating to the intended tax treatment of the Distribution, the Merger and the Direct Sale are contained in the Tax Matters Agreement. Indemnification for taxes generally is governed by the terms, provisions and procedures described in the Tax Matters Agreement. See “Other Agreements—Tax Matters Agreement.”

SEC Filings

GE, SpinCo, Wabtec and Merger Sub have agreed to prepare and file with the SEC appropriate documents, including (i) a proxy statement of Wabtec on Schedule 14A relating to the Wabtec stockholder approval required for the Share Issuance and the Wabtec Charter Amendment, (ii) a registration statement on Form S-4 to register under the Securities Act the shares of Wabtec common stock to be issued by Wabtec to SpinCo stockholders in connection with the Merger, (iii) a Schedule TO and any other filings pursuant to Rule 13e-4 under the Exchange Act, to the extent required, and (iv) such Form(s) as will be required under applicable SEC rules and regulations to register under the Securities Act or the Exchange Act, as applicable, the shares of SpinCo common stock to be distributed in the Distribution. GE, SpinCo, Wabtec and Merger Sub have also agreed to use reasonable best efforts to have the registration statements described above declared effective under the Securities Act or become effective under the Exchange Act, as applicable, as promptly as practicable after such filings.

Wabtec is required under the Merger Agreement to use reasonable best efforts to mail its proxy statement to its stockholders as promptly as practicable after the SEC clears that proxy statement.

Regulatory Matters

The Merger Agreement provides that each of GE, SpinCo and Wabtec will use reasonable best efforts to consummate the Transactions, including:

•	preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and
•	obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the Transactions.

Each of GE, SpinCo and Wabtec has also agreed to (i) cooperate with each other party in determining whether any applications, notices, registrations and requests are required or advisable to be filed with any governmental authority in order to consummate the transactions contemplated the Merger Agreement; (ii) file, individually or jointly, as appropriate, such applications, notices, registrations and requests as may be required or advisable to be filed by it with any governmental authority in order to consummate the transactions contemplated by the Merger Agreement, including (A) an appropriate filing of a notification and report form or forms, as applicable, pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement, as promptly as practicable and (B) any other filings and clearances or expiration of waiting periods required in order to consummate the transactions contemplated by the Merger Agreement, as promptly as practicable; and (iii) supply as promptly as practicable any additional information and documentary material that may be requested by any such governmental authority.

Subject to applicable law relating to the sharing of information, each of GE, SpinCo and Wabtec has also agreed to furnish the other party or parties, as applicable, with copies of all documents and correspondence (i) prepared by or on behalf of such party or parties for any governmental authority and affording the other party or parties, as applicable, opportunity to comment and participate in responding, where appropriate; and (ii) received by or on behalf of such party or parties from any governmental authority, in each case in connection with any such consent, authorization, order or approval; provided that materials may be redacted (A) to remove references concerning valuation of GE Transportation, the other businesses of GE or the business of Wabtec and its subsidiaries or (B) as necessary to address reasonable attorney-client or other privilege concerns. Each of GE, SpinCo and Wabtec has also agreed to consult with and keep the other parties informed as to the status of the matters described in this paragraph and the immediately preceding paragraph.

In addition, the parties to the Merger Agreement will share the right to control and direct the process by which the parties seek to obtain the approvals, consents, registrations, permits, authorizations and other confirmations contemplated by the Merger Agreement, except that, following consultation with, and after giving due consideration to the views of, GE, Wabtec, acting reasonably and in good faith, will have the right to determine the strategy and implementation of the strategy for obtaining any and all necessary antitrust consents or approvals. The Merger Agreement provides that the parties to the Merger Agreement are prohibited from meeting or engaging in material conversations with any governmental authority or representative of such governmental authority in connection with obtaining any such consent, authorization, order and approval unless, to the extent reasonably practicable, it consults with the other party in advance and, to the extent not precluded by applicable law or regulation, offers the other party the opportunity to participate in such meeting or conversation. Each party to the Merger Agreement has agreed that it will not and will cause its affiliates not to, take, refrain from taking or cause to be taken any action that it is aware or should reasonably be aware would have the effect of delaying, impairing or impeding the receipt of any consent, authorization, order or approval of any governmental authorities.

In addition, the Merger Agreement provides that, notwithstanding the above, Wabtec will not be required in connection with its efforts to obtain any antitrust consents or approvals, to (i) litigate, appeal any such litigation, or enter into any settlement, undertaking, consent decree, stipulation or agreement with any governmental authority in connection with the transactions contemplated by the Merger Agreement, or (ii) effect any disposition, licensing or holding separate of assets or lines of business or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of its or any of its affiliates’ business, assets or properties or GE Transportation in connection with its efforts to obtain any antitrust consents or approvals.

Finally, the Merger Agreement provides that, notwithstanding the above, neither GE nor SpinCo will be required, in connection with its efforts to obtain any antitrust consents or approvals, to (x) litigate, appeal any such litigation, or enter into any settlement, undertaking, consent decree, stipulation or agreement with any governmental authority in connection with the transactions contemplated by the Merger Agreement, except that Wabtec and SpinCo will be required to litigate, or appeal any such litigation, to the extent reasonably directed to do so by Wabtec in the exercise of its authority to determine and implement the strategy for obtaining any and all necessary antitrust consents or approvals following consultation with, and after giving due consideration to the views of, GE as described above, (y) effect any disposition, licensing or holding separate of assets or lines of business or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of its or any of its affiliates’ business, assets or properties other than GE Transportation as set forth in the following clause, or (z) effect any disposition, licensing or holding separate of assets or lines of business or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to GE Transportation that is not in any such case conditioned on the occurrence of the closing of the Merger.

No Solicitation

The Merger Agreement contains detailed provisions restricting GE’s ability to seek certain alternative transactions with respect to GE Transportation and restricting Wabtec’s ability to seek certain alternative transactions.

GE has agreed, from and after the date of the Merger Agreement through the nine-month anniversary of the date of the Merger Agreement, that it and its subsidiaries will not, and it and its subsidiaries will not authorize its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors (each a “representative”) to:

•	solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Competing SpinCo Transaction (as defined below);
•	enter into or participate in any discussions or negotiations with, furnish any information relating to GE Transportation or afford access to the business, properties, assets, books or records of GE Transportation to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that has made, is seeking to make or would reasonably be expected to make, a Competing SpinCo Transaction;
•	approve, recommend or consummate any Competing SpinCo Transaction; or
•	enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to a Competing SpinCo Transaction.

In addition, GE agreed that it will, and will cause its subsidiaries to, and will instruct its representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any third party and its representatives conducted prior to the execution of the Merger Agreement with respect to any Competing SpinCo Transaction.

In addition, from and after the date of the Merger Agreement through the nine-month anniversary of the date of the Merger Agreement, (i) GE agreed that it will not, and will cause its subsidiaries not to, and it will instruct its representatives not to, release any third party from, or waive any provision of, any confidentiality or, subject to applicable duties of its directors under applicable law, standstill agreement to which it or one of its Affiliates is a party in connection with a Competing SpinCo Transaction and (ii) GE agreed to reasonably promptly (and in any event no later than the next business day) notify (orally and in writing) Wabtec after it or any of its representatives receives any proposal, inquiry, offer or request (or any amendment thereto) with respect to a Competing SpinCo Transaction, including in connection therewith any request for discussions or negotiations and any request for information relating to GE or any of its affiliates with respect to GE Transportation, or for access to the business, properties, assets, books or records of GE or any of its affiliates with respect to GE Transportation. The receipt by GE of a proposal in respect of a Competing SpinCo Transaction will not in any way or manner alter its or SpinCo’s obligations under the Transaction Documents.

The Merger Agreement provides that the term “Competing SpinCo Transaction” means any transaction or series of related transactions with a third party (other than the Transactions and asset sales and transfers not in violation of the interim operating covenants described above under “—Conduct of Business Pending the Merger”) that constitutes a merger, consolidation, share exchange, business combination, acquisition, sale, transfer or other disposition, in each case, of 20% or more of GE Transportation, except that that a “Competing SpinCo Transaction” will not be deemed to include: (i) a public offering, spin-off or split-off of GE Transportation (including an acquisition of shares by an investor or sponsor in connection therewith) if no third party obtains beneficial ownership of 50% or more of the shares of SpinCo common stock in connection therewith or (ii) any transaction or series of related transactions with a third party that includes the sale, transfer or other disposition of businesses or assets (or interests therein) in addition to GE Transportation if the aggregate revenues attributable to such other businesses and/or assets during the calendar year ended December 31, 2017 (as such revenues would be measured in accordance with GAAP, applied in a manner consistent with the audited financial statements of GE for such calendar year) were greater than the revenues of GE Transportation for such calendar year (as such revenues are reflected in the audited financial statements of GE Transportation).

Wabtec has agreed that it and its subsidiaries will not, and it and its subsidiaries will not authorize its or their representatives to:

•	solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal (as defined below);
•	enter into or participate in any discussions or negotiations with, furnish any information relating to Wabtec or any of its subsidiaries or afford access to the business, properties, assets, books or records of Wabtec or any of its subsidiaries, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that has made, is seeking to make or would reasonably be expected to make, an Acquisition Proposal;
•	make an Adverse Recommendation Change (as defined below under “—Board Recommendation”);
•	either fail to enforce, or grant any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of Wabtec or any of its subsidiaries unless the Wabtec Board determines, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under the DGCL;
•	approve any transaction under, or any person becoming an “interested stockholder” under, Section 203 of the DGCL; or
•	enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal or consummate any Acquisition Proposal.

In addition, Wabtec agreed that it will, and will cause its subsidiaries and its and their representatives to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party and its representatives conducted prior to the date of the Merger Agreement with respect to any Acquisition Proposal and will use its reasonable best efforts to cause any such third party (together with its representatives) that has executed a confidentiality agreement within the 12-month period prior to the date of the Merger Agreement and that is in possession of confidential information furnished by or on behalf of Wabtec or any of its subsidiaries before the date of the Merger Agreement (and all analyses and other materials prepared by or on behalf of such person that contains, reflects or analyzes that information) to return or destroy all such information as promptly as practicable. Wabtec also represents and warrants to GE that, during the 12-month period prior to the date of the Merger Agreement, neither it nor any of its subsidiaries has granted any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Wabtec or any of its subsidiaries.

Notwithstanding the covenants described in the foregoing paragraphs in this section, at any time prior to the receipt of the approval of Wabtec stockholders for the Share Issuance and the Wabtec Charter Amendment, Wabtec may, directly or indirectly through its representatives, furnish information to, and engage in negotiations or discussions with, a third party (and its representatives) who has made a bona fide written Acquisition Proposal that did not result from a breach of the Merger Agreement by Wabtec if, prior to furnishing such information and engaging in such negotiations and discussions, the Wabtec Board has:

•	reasonably determined that the Acquisition Proposal constitutes, or is reasonably expected to lead to, a Superior Proposal (which is described below), and has determined (after consulting with outside legal counsel and its financial advisor) that the failure to take such action would be inconsistent with its fiduciary duties under the DGCL;
•	obtained from such third party a confidentiality agreement on terms no less favorable to Wabtec than those contained in Wabtec’s confidentiality agreement with GE and that include standstill obligations that Wabtec reasonably determines are customary and expressly allow Wabtec to comply with its obligations described in this section and delivered to GE a copy of the confidentiality agreement for informational purposes only; and
•	provided or made available to GE all such information (to the extent that such information has not been previously provided or made available to GE) prior to or substantially concurrently with the time it is provided or made available to such third party.

Moreover, the Merger Agreement requires Wabtec to:

•	advise GE on a prompt basis of the status and terms of any discussions and negotiations described in the preceding paragraph with any third party;
•	notify (orally and in writing) GE promptly (but in no event later than the next business day) after receipt by Wabtec (or any of its representatives) of any Acquisition Proposal or any request for information relating to Wabtec or any of its subsidiaries or for access to the business, properties, assets, books or records of Wabtec or any of its subsidiaries by any third party that has made, is seeking to make or would reasonably be expected to make, an Acquisition Proposal, which notice must identify the third party making, and the terms and conditions of, any such Acquisition Proposal, indication or request;
•	keep GE reasonably informed, on a prompt basis, of the status and details of any such Acquisition Proposal, indication or request; and
•	promptly (but in no event later than the next business day after receipt) provide to GE copies of all correspondence and written materials sent or provided to Wabtec or any of its subsidiaries or any of its or their representatives that describes any material terms or conditions of any Acquisition Proposal (as well as written summaries of any oral communications addressing such matters).

The Merger Agreement provides that the term “Acquisition Proposal” means (other than the transactions contemplated by the Merger Agreement) any offer or proposal relating to, or any third party indication of interest in:

•	any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of Wabtec and its subsidiaries or 20% or more of any class of equity or voting securities of Wabtec or one or more of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Wabtec;
•	any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party’s beneficially owning 20% or more of any class of equity or voting securities of Wabtec or one or more of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Wabtec;

•	a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Wabtec or one or more of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Wabtec; or
•	any combination of the foregoing.

The Merger Agreement provides that the term “Superior Proposal” means an unsolicited written Acquisition Proposal for a majority of the outstanding shares of Wabtec common stock or a majority of the consolidated assets of Wabtec and its subsidiaries on terms that the Wabtec Board determines by a majority vote, after considering the advice of a financial advisor and outside legal counsel and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation (and expected timing of consummation relative to the transactions contemplated by the Merger Agreement), are more favorable to Wabtec stockholders than as provided under the Merger Agreement (taking into account any proposal by GE to amend the terms of the Merger Agreement in response to such Acquisition Proposal), which the Wabtec Board determines is reasonably likely to be consummated and for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Wabtec Board.

Board Recommendation

Wabtec has agreed in the Merger Agreement that the Wabtec Board will not:

•	either fail to make, or withdraw or modify in a manner adverse to GE or SpinCo, the Wabtec Board’s recommendation that Wabtec stockholders vote in favor of the Share Issuance and the Wabtec Charter Amendment (the “Wabtec Recommendation”);
•	fail to recommend against acceptance of any tender or exchange offer for Wabtec common stock within 10 business days after the commencement of such offer; or
•	approve, resolve to approve, adopt or recommend, or propose publicly to approve, resolve to approve, adopt or recommend, any Acquisition Proposal.

Any of the actions described in the foregoing bullet points constitutes an “Adverse Recommendation Change”.

In addition, notwithstanding the restrictions described above, at any time prior to obtaining Wabtec stockholder approval of the Share Issuance and the Wabtec Charter Amendment, the Wabtec Board may make an Adverse Recommendation Change following receipt of a Superior Proposal or in response to an Intervening Event (as defined below), but only if:

•	the Wabtec Board has determined (after consulting with outside legal counsel and its financial advisor) that failure to make an Adverse Recommendation Change with respect to the Superior Proposal or Intervening Event, as applicable, would be inconsistent with its fiduciary duties under the DGCL;
•	such Acquisition Proposal constitutes a Superior Proposal (if such Adverse Recommendation Change is to be taken in circumstances involving or relating to an Acquisition Proposal);
•	Wabtec promptly provides written notice to GE at least five business days before taking such action of its intention to do so, containing (i) in the case of any action intended to be taken in circumstances involving an Acquisition Proposal, the material terms of such Acquisition Proposal, including the most current version of the proposed agreement under which such Acquisition Proposal is proposed to be consummated and the identity of the third party making the Acquisition Proposal or (ii) in the case of any action to be taken in circumstances where there has been an Intervening Event, a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action;
•	GE does not make, within five business days after its receipt of the notice described in the third bullet point of this paragraph, an offer that (i) in the case of any action intended to be taken in circumstances involving an Acquisition Proposal, is at least as favorable to the Wabtec stockholders as such Acquisition Proposal or (ii) in the case of any action to be taken in circumstances where there has been an Intervening Event, obviates the need for taking such action;

•	during the five business day period following delivery of the notice described in the third bullet point of this paragraph (and three business day period in respect of a subsequent revised Acquisition Proposal described in the following bullet point), Wabtec and its representatives negotiate in good faith with GE and its representatives regarding any revisions proposed by GE to the terms of the transactions contemplated by the Merger Agreement; and
•	if there is any amendment to the financial or other material terms of the Acquisition Proposal during the five business day period following delivery of the notice described in the third bullet point of this paragraph, Wabtec provides a new written notice of the terms of such amended Acquisition Proposal giving GE an additional three business day period to make an offer or proposal to revise the terms of the Merger Agreement in a manner that the Wabtec Board determines to be at least as favorable to Wabtec stockholders as such amended Acquisition Proposal.

The Merger Agreement provides that the term “Intervening Event” means material events or changes in circumstances the existence or consequences of which were not known to, or reasonably foreseeable by, Wabtec as of or prior to the date of the Merger Agreement and that do not relate to or involve any Acquisition Proposal, except that in no event will any changes resulting from the following constitute or be deemed to contribute to or otherwise be taken into account in determining whether there has been an Intervening Event:

•	changes (or proposed changes) in GAAP, the regulatory accounting requirements applicable to any industry in which GE, SpinCo or any of their respective subsidiaries operate or applicable law, in each case to the extent affecting GE Transportation;
•	changes in the financial, credit or securities markets (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in any securities market) or general economic or political conditions, in each case to the extent affecting GE Transportation;
•	changes or conditions generally affecting the industry or segments thereof in which GE, SpinCo or any of their respective subsidiaries operate, in each case to the extent affecting GE Transportation;
•	acts of war, sabotage or terrorism or natural disasters, in each case to the extent affecting GE Transportation;
•	the announcement of the Transactions or the identity of GE or Wabtec, including, in each case, with respect to employees, customers, distributors, suppliers, financing sources, landlords, licensors and licensees;
•	any failure by Wabtec or any of its subsidiaries, GE or any of its subsidiaries or GE Transportation to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period or any change in GE or Wabtec’s stock price or trading volume (except that the underlying cause of, or factors contributing to, such failure or change may be taken into account in determining whether there has been an Intervening Event, unless such underlying cause or factor would otherwise be excepted by another bullet point of this paragraph);
•	actions required or expressly contemplated by the Merger Agreement to be taken by Wabtec, Merger Sub, GE, SpinCo or any of their respective affiliates;
•	actions taken by GE, SpinCo or any of their respective affiliates at the written direction, or with the written consent, of Wabtec; or
•	any stockholder or derivative litigation arising from or relating to the Merger Agreement or the Transactions.

In addition, the Merger Agreement provides that Wabtec is not prohibited from complying with Rule 14e-2(a) promulgated under the Exchange Act with regard to an Acquisition Proposal so long as any action taken or statement made to so comply is not in breach of the Merger Agreement; provided that any such action taken or statement made that relates to an Acquisition Proposal will be deemed to be an Adverse Recommendation Change unless the Wabtec Board reaffirms the Wabtec Recommendation in such statement or in connection with such action.

Financing

Simultaneously with the execution of the Merger Agreement, Wabtec entered into the Commitment Letter, as described in the section of this proxy statement entitled “Debt Financing.”

The Merger Agreement provides that Wabtec will, and will cause its subsidiaries to, use reasonable best efforts to take all actions necessary, proper or advisable to arrange the debt financing as promptly as practicable prior to the closing of the Merger on the terms and conditions set forth in the Commitment Letter. Furthermore, Wabtec is required to, and to cause its subsidiaries to, use reasonable best efforts to:

•	maintain the Commitment Letter in effect until the earlier of the initial funding of the debt financing or the effectiveness of definitive agreements with respect thereto;
•	negotiate definitive agreements with respect to the debt financing, on the terms and conditions contained in the Commitment Letter or on such other terms that would not be prohibited by the Merger Agreement, and upon effectiveness thereof, maintain such definitive agreements in effect until the initial funding of the debt financing;
•	comply with the obligations that are set forth in the Commitment Letter that are applicable to Wabtec or any of its subsidiaries and satisfy on a timely basis all conditions precedent to the availability of the debt financing set forth in the Commitment Letter and the definitive agreements for the debt financing (upon the effectiveness thereof) that are within its control; and
•	fully enforce the rights of Wabtec under the Commitment Letter and the definitive agreements for the debt financing (upon the effectiveness thereof).

The Merger Agreement provides that if all or any portion of the financing contemplated by the Commitment Letter or the related definitive agreements becomes unavailable or it becomes reasonably likely that it may become unavailable (in each case, other than as a result of the existence of Wabtec financing (as described below)), on the terms and conditions contemplated in the Commitment Letter or such definitive agreements, Wabtec will, and will cause its subsidiaries to, use reasonable best efforts to obtain promptly alternative financing, from the same or alternative financing sources, that is sufficient to finance the payments to be made to GE under the Separation Agreement and the Merger Agreement on terms that (x) do not contain conditions precedent to the funding that are less favorable to Wabtec than those in the Commitment Letter, (y) are consistent with the intended tax treatment of the Transactions, as reasonably determined by GE, and (z) have been approved in writing by GE (which approval will not be unreasonably withheld, conditioned or delayed). Wabtec will be subject to the same obligations described in this section with respect to any such alternative financing arrangements.

Wabtec has agreed to keep GE informed of the status of its efforts to arrange the debt financing contemplated under the Commitment Letter and to provide GE prompt notice if it or any of its subsidiaries obtain knowledge of any material breach (or threatened material breach) or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or default) by any party to the Commitment Letter or the related definitive agreements, any actual or threatened withdrawal, repudiation or termination of the financing contemplated by the Commitment Letter by any of the lenders, any material dispute or disagreement between or among any of the parties to the Commitment Letter or the related definitive agreements relating to, or otherwise potentially affecting, the amount or the availability of the financing contemplated by the Commitment Letter on the closing date of the Merger or satisfaction of the conditions thereunder; and any amendment or modification of, or waiver under, the Commitment Letter or the related definitive agreements. Wabtec will give GE prompt written notice if for any reason it believes in good faith that Wabtec will not be able to timely obtain all or any portion of the financing contemplated by the Commitment Letter on the terms and in the manner or from the sources contemplated by the Commitment Letter or the related definitive agreements (other than as a result of Wabtec financing (as described below)).

Except in limited circumstances, Wabtec may not, without GE’s consent, amend, modify, supplement, restate, substitute, replace, terminate, or agree to any waiver under the Commitment Letter in a manner that adds new or expands upon the conditions precedent to the funding or that would reduce the aggregate amount of the financing provided for under the Commitment Letter, limit the rights and remedies of Wabtec as against the lenders party to the debt financing contemplated under the Commitment Letter or otherwise prevent, impair or materially delay the consummation of the Transactions. Notwithstanding the foregoing, Wabtec may implement or exercise any of the “market flex” provisions exercised by such lenders in accordance with the fee letters relating to the debt financing that were entered into concurrently with the Merger Agreement (or, in respect of any alternative financing, in accordance with the “market flex” provisions exercised by the lenders in accordance with any fee letter relating thereto), and additional lenders and financing sources, and affiliates thereof, may be added (including in replacement of a lender) to the Commitment Letter (or all or a portion of the commitments may be assigned to new or existing lenders and financing sources) after the date of the Merger Agreement or the date of the Commitment Letter and Wabtec may reallocate commitments or assign or re-assign titles and roles to or among parties to the Commitment Letter.

Notwithstanding anything in the Merger Agreement, Wabtec has the right (i) to substitute for all or any portion of the financing contemplated by the Commitment Letter by reducing commitments under the Commitment Letter by an amount not in excess of the proceeds of consummated equity offerings or debt offerings or incurrences of debt provided that (A) if any such equity or debt has a scheduled special or mandatory redemption right, such right is not exercisable prior to the earliest of the closing or termination of the Merger Agreement and the End Date (as defined below under “—Termination”) and (B) the conditions to the use of such proceeds are no more restrictive than the conditions precedent to the availability of the financing set forth in the Commitment Letter, and (ii) to substitute commitments in respect of other financing for all or any portion of the financing contemplated by the Commitment Letter from the same or alternative bona fide third party financing sources, provided that such other financing (A) does not contain conditions precedent to the funding thereof that are less favorable to Wabtec than the conditions precedent with respect to funding set forth in the Commitment Letter, (B) would not reasonably be expected to prevent, impair or materially delay the consummation of the transactions contemplated by the Transaction Documents (including not having conditions to the use of such proceeds more restrictive than the conditions set forth in the Wabtec Commitment) and (C) would not adversely affect the ability of Wabtec to enforce its rights against other parties to the Commitment Letter or any related definitive agreements (any such financing pursuant to the foregoing clauses (i) and (ii), the “Wabtec financing”). Wabtec also agreed to hold the proceeds from any such Wabtec financing as unrestricted cash until the earliest of the closing or termination of the Merger Agreement and the End Date (as described under “—Termination”).

Prior to the closing of the Merger, GE has agreed to, and to cause its subsidiaries to, at Wabtec’s expense, use reasonable best efforts to provide the cooperation reasonably requested by Wabtec that is necessary, proper or customary in connection with the arrangement and consummation of the debt financing or the Wabtec financing, including taking certain actions set forth in the relevant section of the Merger Agreement.

Certain Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants (with certain exceptions specified in the Merger Agreement) relating to:

•	each party’s obligation to (i) give to the other party and its authorized representatives reasonable access to the personnel, offices, properties, books and records of Wabtec or GE Transportation, as applicable, (ii) furnish to the other party and its authorized representatives such financial and operating data and other information relating to Wabtec or GE Transportation, as applicable as such persons may reasonably request, and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the other party in its investigation of Wabtec or GE Transportation, as applicable.
•	preservation of the indemnification provisions in the certificate of incorporation and bylaws of SpinCo with respect to directors, officers, employees or agents of SpinCo;
•	the obligations of Wabtec to obtain the release of GE from certain contracts, instruments or other arrangements to the extent relating to GE Transportation and for which GE or any of its subsidiaries other than the Transferred Subsidiaries is a guarantor or person required to provide financial support, including by substituting Wabtec or one of its subsidiaries for the GE entity that is a party to the contract, instrument or arrangement;
•	the obligations of GE and Wabtec to take all actions necessary to cause SpinCo and Merger Sub, as applicable, to perform their obligations under the Merger Agreement and to consummate the Merger on the terms and conditions set forth in the Merger Agreement;

•	an acknowledgement that Wabtec, GE, SpinCo and Merger Sub exercise complete control and supervision over their respective operations prior to the consummation of the Merger;
•	the listing of the shares of Wabtec common stock to be issued as part of the merger consideration in the Merger on the NYSE;
•	steps required to cause any disposition of shares of SpinCo common stock or acquisitions of Wabtec common stock resulting from the Transactions by each officer or director who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Wabtec or SpinCo to be exempt under Rule 16b-3 promulgated under the Exchange Act;
•	confidentiality obligations of GE and Wabtec;
•	each party’s obligation to take appropriate actions, and to assist and cooperate with the other parties, to do all things necessary, proper or advisable under applicable law to execute and deliver the Additional Agreements and any other documents as may be required to carry out the provisions of the Merger Agreement and to consummate the Transactions; and
•	GE’s obligation to provide to Wabtec audited financial statements and interim financial statements of GE Transportation.

Conditions to the Merger

The obligations of Wabtec, GE, Merger Sub and SpinCo to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Wabtec and GE) of the following conditions:

•	the Internal Reorganization, the Direct Sale and the Distribution will have been consummated in all material respects in accordance with the Separation Agreement;
•	specified required filings with the SEC will have become effective under the Securities Act or the Exchange Act, as applicable, and will not be the subject of any stop order or any litigation, suit, proceeding or action before the SEC seeking a stop order;
•	the shares of Wabtec common stock to be issued in the Merger will have been approved for listing on the NYSE;
•	the approval by Wabtec stockholders of the Share Issuance and Wabtec Charter Amendment will have been obtained;
•	all waiting periods under the HSR Act relating to the Merger will have been terminated or expired and all other material governmental approvals required to consummate the closing of the Merger will have been obtained, including the antitrust approvals in specified agreed-upon jurisdictions; and
•	no court of competent jurisdiction or other governmental authority will have enacted or issued any applicable law that is still in effect restraining, enjoining or prohibiting the Internal Reorganization, the Direct Sale, the Distribution or the Merger.

The conditions listed above are referred to as the “Joint Conditions to the Merger.”

The obligations of Wabtec and Merger Sub to effect the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Wabtec) of the following additional conditions:

•	each of GE and SpinCo will have performed in all material respects all of its obligations under the Merger Agreement required to be performed by it prior to the effective time of the Merger;
•	the representations and warranties of GE with respect to corporate existence and power, corporate authorization, capitalization and brokers’ fees (disregarding all materiality, material adverse effect and similar qualifications contained in such representations and warranties) will be true in all material respects at and as of the effective time of the Merger as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which will be true in all material respects only as of such time);
•	the other representations and warranties of GE (disregarding all materiality, material adverse effect and similar qualifications contained in such representations and warranties) will be true at and as of the effective time of the Merger as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which will be true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on GE Transportation (as discussed above under “—Representations and Warranties”);

•	Wabtec will have received a certificate signed by an executive officer of GE to the effect that each of the conditions specified in the first three bullet points above have been satisfied;
•	Wabtec will have received the Wabtec Tax Opinion, which will not have been withdrawn or modified in any material respect, and copies of the GE Tax Opinions;
•	GE and SpinCo (or a subsidiary thereof) will have entered into each applicable Additional Agreement and each such agreement will be in full force and effect;
•	since the date of the Merger Agreement, no event, change, effect, development or occurrence will have occurred that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on GE Transportation (as discussed above under “—Representations and Warranties”); and
•	GE will have delivered to Wabtec the audited financial statements of GE Transportation and such audited financial statements will not differ from the applicable unaudited financial statements of GE Transportation that GE delivered to Wabtec prior to the date of the Merger Agreement in a manner that is material to the intrinsic value (determined in a manner consistent with appropriate valuation methodologies) of GE Transportation in a manner that is adverse (excluding any differences resulting from (x) any changes in the amount of goodwill or intangible assets and (y) certain other matters specifically agreed upon by the parties), except that Wabtec will be deemed to have irrevocably waived the condition set forth in this bullet point if it does not exercise its right to terminate the Merger Agreement within 20 business days following GE’s delivery of audited financial statements of GE Transportation.

All of the foregoing bullet points are referred to as “Wabtec Conditions to the Merger.” The first four bullet points listed above are referred to as the “Additional Conditions to the Merger for Wabtec’s Benefit.” The eighth bullet point listed above is referred to as the “Financial Statement Condition for Wabtec’s Benefit.”

GE’s and SpinCo’s obligations to effect the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver by GE) of the following additional conditions:

•	each of Wabtec and Merger Sub will have performed in all material respects all of its obligations under the Merger Agreement required to be performed by it prior to the effective time of the Merger,
•	the representations and warranties of Wabtec with respect to corporate existence and power, corporate authorization, capitalization, brokers’ fees and no shareholders rights plans or antitakeover laws (disregarding all materiality, material adverse effect and similar qualifications contained in such representations and warranties) will be true in all material respects at and as of the effective time of the Merger as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which will be true in all material respects only as of such time);
•	the other representations and warranties of Wabtec and Merger Sub contained in the Merger Agreement (disregarding all materiality, material adverse effect and similar qualifications contained in such representations and warranties) will be true at and as of the effective time of the Merger as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which will be true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Wabtec (as discussed above under “—Representations and Warranties”);
•	GE will have received a certificate signed by an executive officer of Wabtec to the effect that each of the conditions specified in the first three bullet points above have been satisfied;

•	GE will have received the GE Tax Opinions, which will not have been withdrawn or modified in any material respect, and a copy of the Wabtec Tax Opinion;
•	Wabtec (or a subsidiary thereof) will have entered into each applicable Additional Agreement and each such agreement will be in full force and effect;
•	since the date of the Merger Agreement, no event, change, effect, development or occurrence will have occurred that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Wabtec (as discussed above under “—Representations and Warranties”); and
•	GE will have received the Direct Sale Purchase Price.

The first four bullet points listed above are referred to as the “Additional Conditions to the Merger for GE’s Benefit.”

Termination

The Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the consummation of the Merger by the mutual written agreement of GE and Wabtec. In addition, subject to specified qualifications and exceptions, either GE or Wabtec may terminate the Merger Agreement and abandon the Transactions at any time prior to the consummation of the Merger:

•	if the Merger has not been consummated by May 20, 2019 (such date, as it may be extended as described below, the “End Date”), unless, as of May 15, 2019, the only conditions to the consummation of the Merger that have not been satisfied or waived are the conditions relating to the HSR Act and other material governmental approvals required with respect to the Transaction and the absence of any laws or governmental orders prohibiting the Transactions relating to the foregoing and certain conditions that certain of the Transactions have been consummated, in which case either party may elect to extend the End Date from May 20, 2019 to August 20, 2019, except that this right to terminate will not be available to (x) any party whose breach of any provision of the Merger Agreement results in the failure of the closing of the Merger to have occurred by the End Date or (y) Wabtec at a time when the GE is permitted to proceed with a Termination for Failure to Pay Direct Sale Purchase Price (as described below);
•	if any governmental authority has issued any final and nonappealable order, decree or judgment permanently restraining, enjoining or otherwise prohibiting the Transactions, except that this right will not be available to any party whose breach of the Merger Agreement results in the imposition of any such order, decree or judgment; or
•	if Wabtec stockholders fail to approve the Share Issuance and the Wabtec Charter Amendment at the meeting of Wabtec stockholders (including any adjournment, continuation or postponement of such meeting), except that this right will not be available to Wabtec if Wabtec has not complied with its obligations described above in “—No Solicitation” and “—Board Recommendation”.

In addition, subject to specified qualifications and exceptions, Wabtec may terminate the Merger Agreement if:

•	a breach of any representation or warranty or failure to perform any covenant or agreement on the part of GE or SpinCo set forth in the Merger Agreement will have occurred that would cause the Additional Conditions to the Merger for Wabtec’s Benefit not to be satisfied, and such breach or failure to perform (i) is incapable of being cured by the End Date or (ii) has not been cured by GE or SpinCo within 45 days following written notice to GE from Wabtec of such breach or failure to perform and Wabtec’s intent to terminate the Merger Agreement; or
•	the Financial Statement Condition for Wabtec’s Benefit is not satisfied upon the delivery to Wabtec of the audited financial statements of GE Transportation and Wabtec exercises its right of termination within 20 business days of such delivery.

In addition, subject to specified qualifications and exceptions, GE may terminate the Merger Agreement and abandon the Transactions if:

•	a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Wabtec or Merger Sub set forth in the Merger Agreement will have occurred that would cause the

Additional Conditions to the Merger for GE’s Benefit not to be satisfied, and such breach or failure to perform (i) is incapable of being cured by the End Date or (ii) has not been cured by Wabtec or Merger Sub within 45 days following written notice to Wabtec from GE of such breach or failure to perform and GE’s intent to terminate the Merger Agreement (a termination pursuant to this provision, a “Termination for Wabtec’s Material Breach”);

•	an Adverse Recommendation Change has occurred, or at any time after receipt or public announcement of an Acquisition Proposal, the Wabtec Board has failed to reaffirm the Wabtec Board Recommendation as promptly as reasonably practicable (but in any event within five business days) after receipt of any written request to do so from GE;
•	Wabtec has failed to comply with its obligations under the Merger Agreement relating to the meeting of Wabtec stockholders, the solicitation of alternative transactions or the content of the proxy statement and registration statements, except for de minimis breaches with respect to these obligations that are promptly cured, if such breach is curable;
•	all of the Joint Conditions to the Merger and Wabtec Conditions to the Merger have been satisfied (other than (i) the condition that the Internal Reorganization, the Direct Sale and the Distribution will have been consummated in all material respects in accordance with the Separation Agreement and (ii) those conditions which by their terms or nature are to be satisfied at the closing of the Merger), GE has given written notice to Wabtec that it is prepared to consummate the Internal Reorganization, the Distribution and the closing of the Merger if the Direct Sale occurs and the Direct Sale does not occur within two business days of such written notice as a result of Direct Sale Purchaser’s failure to pay the Direct Sale Purchase Price (a termination pursuant to this provision, a “Termination for Failure to Pay Direct Sale Purchase Price”); or
•	any Governmental Authority has issued any order, decree or judgment in respect of any governmental approvals required to consummate the Merger, including under the HSR Act or other antitrust laws, restraining, enjoining or otherwise prohibiting any of the Transactions which order, decree or judgment has not become final and non-appealable and Wabtec has not, within 30 days of such order, decree or judgment first being in effect, instituted appropriate proceedings seeking to, or thereafter has not been using reasonable best efforts to, have such order, decree or judgment vacated, lifted, reversed, overturned or terminated.

If the Merger Agreement is validly terminated, the Merger Agreement will terminate without any liability on the part of any party or their respective representatives except as described below in the section of this proxy statement entitled “—Termination Fee and Expenses,” except that the provisions of the Merger Agreement relating to confidentiality, the effect of termination of the Merger Agreement, reimbursement, fees and expenses and certain of the general provisions of the Merger Agreement will survive any termination and remain in full force and effect and no party will be relieved from liability for any willful and material breach prior to such termination. In addition, if there is a Termination for Failure to Pay Direct Sale Purchase Price, Wabtec will be deemed to have willfully and materially breached its obligations to consummate the closing of the Merger.

Termination Fee and Expenses

The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, a termination fee of $300 million is payable by Wabtec to GE. The circumstances under which this termination fee is payable include:

•	if GE terminates the Merger Agreement due to (i) an Adverse Recommendation Change or a failure by the Wabtec Board to reaffirm the Wabtec Board Recommendation, (ii) Wabtec’s failure to include the Wabtec Recommendation in the Wabtec proxy statement, or (iii) Wabtec’s failure to comply with its obligations under the Merger Agreement relating to the meeting of Wabtec stockholders or the non-solicitation of alternative transactions;
•	if (i) Wabtec or GE terminates the Merger Agreement because the Merger has not been consummated by the End Date (if the Wabtec stockholder approval of the Share Issuance and Wabtec Charter Amendment has not been received) or the Wabtec stockholders fail to approve the Share Issuance or the Wabtec Charter Amendment or there is a Termination for Wabtec’s Material Breach, (ii) prior to the termination of the Merger Agreement, an Acquisition Proposal is publicly announced or otherwise has been communicated to the Wabtec Board or the management of Wabtec or Wabtec stockholders, and (iii) within 12 months after the date of termination, Wabtec enters into a definitive agreement with respect to, or recommends to its stockholders, any Acquisition Proposal or any Acquisition Proposal has been consummated; provided that solely for purpose of this provision, references to “20%” in the definition of Acquisition Proposal will be deemed to refer to “50%”;

•	if Wabtec or GE terminates the Merger Agreement because (i) the End Date has passed or (ii) any governmental authority of any competent jurisdiction has issued an order, judgment or decree that has the effect of permanently prohibiting the consummation of the Transactions and such order has become final and nonappealable (solely in respect of the matters described in (A) or (B) below), if, as of the time of such termination, one or more of the conditions to closing set forth in the Merger Agreement (discussed above) relating to (A) the termination or expiration of any applicable waiting period under the HSR Act relating to the Merger, (B) taking, making or obtaining all material actions by, consents or approvals of, or in respect of or filing with any governmental authority required to permit the consummation of the closing of the Merger or (C) any order, judgment or decree issued by a governmental authority of competent jurisdiction that is in effect and has the effect of permanently prohibiting the consummation of the Merger (if the order, judgment or decree relates to any of the matters references in (A) and (B)) have not been satisfied, but all Wabtec Conditions to the Merger (other than those conditions which by their terms or nature are to be satisfied at the closing, but provided that such conditions not so satisfied are capable of being satisfied promptly if the closing of the Merger were to occur) have been satisfied or waived;
•	if there is a Termination for Wabtec’s Material Breach in respect of Wabtec’s obligations described above under “—Regulatory Matters”; or
•	if GE terminates the Merger Agreement because (i) any governmental authority of any competent jurisdiction has issued an order, judgment or decree that has the effect of permanently prohibiting the consummation of the Transactions, which such order has not become final and nonappealable and (ii) Wabtec fails to (A) institute appropriate proceedings seeking to have such order, judgment or decree vacated, lifted reversed, overturn or terminated within 30 days of such order, judgment or decree first being in effect or (B) use reasonable best efforts to have such order, judgment or decree vacated, lifted reversed, overturn or terminated thereafter.

The parties acknowledge that in no event will Wabtec be required to pay more than one termination fee.

If the Merger Agreement is terminated because Wabtec stockholders fail to approve the Share Issuance and the Wabtec Charter Amendment at the meeting of Wabtec stockholders, Wabtec will be required to reimburse GE and SpinCo and their respective affiliates in cash for all of their out-of-pocket fees and expenses in connection with the Transactions after submission of written documentation therefor, up to a maximum of $40 million. Any such fees and expenses reimbursed by Wabtec will reduce the amount of the termination fee payable in the circumstances described the second bullet point above.

Except as described in this section and subject to certain exceptions, the Merger Agreement provides that all out-of-pocket expenses incurred in connection with the Merger Agreement and the Transactions are to be paid by the party incurring the expenses.

If Wabtec fails to pay the termination fee or expenses described above when due, the amount of such payment will be increased to include the costs of all expenses reasonably incurred by GE and SpinCo in connection with a legal action to enforce the Merger Agreement that results in a judgment against Wabtec, together with interest on the unpaid termination fee or expense. Payment of the fees and expenses described in this section will not be in lieu of any damages incurred in the event of willful and material breach of the Merger Agreement.

Specific Performance

In the Merger Agreement, the parties acknowledge that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction to prevent breaches of the Merger Agreement and to enforce the Merger Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity, without the requirement for securing or posting of any bond in connection with such remedy. The parties to the Merger Agreement further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, or that a remedy of monetary damages would provide an adequate remedy. Notwithstanding the foregoing, while GE may pursue both a grant of specific performance of Wabtec’s and Merger Sub’s obligations pursuant to the Merger Agreement and the payment of the termination fee, the parties to the Merger Agreement agree that under no circumstances will GE or any person be entitled to receive both a grant of specific performance for the consummation of the transactions contemplated by the Merger Agreement and any termination fee described above under “—Termination Fee and Expenses,” unless such grant of specific performance is not complied with or does not result in the consummation of the Merger.

Amendments; Waivers

No provision of the Merger Agreement may be amended or waived except by an instrument in writing signed by, in the case of an amendment, all of the parties to the Merger Agreement, or, in the case of a waiver, by the party or parties against whom the waiver is to be effective. For any amendments or waivers to the sections of the Merger Agreement relating to amendments and waivers, successors and assigns, governing law, jurisdiction, waiver of jury trial, third-party beneficiaries and non-recourse to certain non-parties to the Merger Agreement that, in each case, adversely affect any of Wabtec’s financing sources, the prior written consent of the affected financing sources will be required before such amendment or waiver is effective with respect to such affected financing source.

The Separation Agreement

The following is a summary of the material provisions of the Separation Agreement. This summary is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Annex B to this proxy statement and incorporated herein by reference. Wabtec stockholders are urged to read the Separation Agreement in its entirety. This summary of the Separation Agreement has been included to provide Wabtec stockholders with information regarding its terms. The rights and obligations of the parties are governed by the express terms and conditions of the Separation Agreement and not by this summary or any other information included in this proxy statement. It is not intended to provide any other factual information about Wabtec, Direct Sale Purchaser, GE or SpinCo. Information about Wabtec, Direct Sale Purchaser, GE and SpinCo can be found elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See also “Where You Can Find More Information; Incorporation by Reference.”

Descriptions regarding the assets and liabilities conveyed to Direct Sale Purchaser and SpinCo and retained by GE contained in the Separation Agreement are qualified in their entirety by certain information that has been exchanged between Wabtec and GE that is not reflected in the Separation Agreement. Accordingly, Wabtec stockholders should not rely on the general descriptions of assets and liabilities in the Separation Agreement, as they may have been modified in important ways by the information exchanged between Wabtec and GE.

Overview

The Separation Agreement provides for the Separation of GE Transportation from GE, including the Internal Reorganization, the Direct Sale, the SpinCo Transfer and the Distribution. Among other things, the Separation Agreement specifies (1) those assets of GE related to GE Transportation that are to be transferred to, and those liabilities of GE related to GE Transportation that are to be assumed by, Direct Sale Purchaser in the Direct Sale and (2) those assets of GE related to GE Transportation that are to be transferred to, and those liabilities of GE related to GE Transportation that are to be assumed by, SpinCo and the SpinCo Transferred Subsidiaries in the Separation, and sets forth when and how these transfers and assumptions will occur. The Separation Agreement also includes procedures for the Internal Reorganization and the Distribution by which GE and SpinCo will become separate and independent companies. The matters addressed by the Separation Agreement include, but are not limited to, the matters described below.

Separation of GE Transportation

Internal Reorganization

At or prior to the Distribution Date, GE and SpinCo will take such steps (which may include transfers of stock or other equity interests, formation of new entities and/or declaration of dividends) as may be required to effect the Internal Reorganization in accordance with the Separation Agreement, pursuant to which, among other things, all of the SpinCo Transferred Subsidiaries will become direct or indirect subsidiaries of SpinCo.

Direct Sale

Under the Separation Agreement, on the Distribution Date immediately prior to the consummation of the Separation, in consideration of the Direct Sale Purchase Price to be paid to GE by Direct Sale Purchaser on the Distribution Date, (i) GE will assign, transfer, convey and deliver (“transfer”) to Direct Sale Purchaser, certain specified assets of GE Transportation (the “Direct Sale Assets”), potentially including the equity interests of one or more subsidiaries of GE (such subsidiaries and each of their respective subsidiaries, the “Direct Sale Transferred Subsidiaries”) and (ii) the Direct Sale Purchaser will assume certain specified liabilities of GE Transpiration (the “Direct Sale Liabilities”). The Direct Sale Transferred Subsidiaries and the SpinCo Transferred Subsidiaries are referred to as the “Transferred Subsidiaries.”

In addition, Wabtec has agreed that (i) Direct Sale Purchaser will not be a direct or indirect subsidiary of Merger Sub and (ii) Merger Sub will not be a direct or indirect subsidiary of Direct Sale Purchaser.

Transfer of SpinCo Assets; Assumption of SpinCo Liabilities

Generally, subject to the terms and conditions contained in the Separation Agreement or in any Additional Agreement and except to the extent not previously effected pursuant to the Internal Reorganization, effective as of immediately following the consummation of the Internal Reorganization and the Direct Sale but immediately prior to the Distribution Effective Time:

•	GE will transfer to SpinCo or a SpinCo Transferred Subsidiary all the SpinCo Assets (as defined below);
•	SpinCo will, or will cause a SpinCo Transferred Subsidiary to, transfer to GE and/or any of its subsidiaries that is not a Transferred Subsidiary all the Excluded Assets (as defined below); and
•	GE will transfer to SpinCo or a SpinCo Transferred Subsidiary, and SpinCo will, or cause a SpinCo Transferred Subsidiary to, accept, assume (or, as applicable, retain) and perform, discharge and fulfill, in accordance with their respective terms, all of the SpinCo Liabilities (as defined below) and SpinCo will, or cause a SpinCo Transferred Subsidiary to, transfer to GE and/or any of its subsidiaries that is not a Transferred Subsidiary, and GE and/or such subsidiaries will assume all of the Excluded Liabilities (as defined below), in each case regardless of (i) when or where such Excluded Liabilities arose or arise, (ii) where or against whom such Excluded Liabilities are asserted or determined, (iii) whether such Excluded Liabilities arise from or are alleged to arise from negligence, gross negligence, recklessness, violation of applicable law, willful misconduct, bad faith, fraud or misrepresentation by GE or any of its subsidiaries that is not a Transferred Subsidiary or SpinCo or any SpinCo Transferred Subsidiary, as the case may be, or any of their past or present respective representatives, (iv) which person is named in any action or proceeding associated with any Excluded Liability and (v) whether the facts on which such Excluded Liabilities are based occurred prior to, on or after the date of the Separation Agreement.

Following the Distribution Date, if the parties receive any assets or liabilities that are allocated to another party pursuant to the Separation Agreement or an Additional Agreement (including funds upon payment of accounts receivable or other amounts attributable to assets or liabilities transferred to the other party), then the parties will transfer such misallocated assets or liabilities, or related funds, to the appropriate party.

Transfer of SpinCo Assets

The assets to be transferred or assigned to SpinCo or a SpinCo Transferred Subsidiary (the “SpinCo Assets”) include, in each case to the extent existing and owned or held immediately prior to the Direct Sale by GE or any of its subsidiaries, the following assets, but in each case excluding any Excluded Assets and Direct Sale Assets:

•	all owned real property listed on a schedule to the Separation Agreement, together with all structures and improvements and all appurtenant rights, privileges and easements relating thereto, that are used more than 80% in, arise, directly or indirectly, more than 80% out of, or are related more than 80% to, the operation or conduct of GE Transportation;
•	all leasehold interests under the real property leases governing the leased real property listed on a schedule to the Separation Agreement;
•	all of the tangible personal property, governmental licenses and permits, including environmental permits, contracts and certain intellectual property third party licenses specified on a schedule to the Separation Agreement that are, in each case, used more than 80% in, arise, directly or indirectly, more than 80% out of, or are related more than 80% to, GE Transportation;
•	all expenses to the extent related to GE Transportation that have been prepaid by GE or any of its subsidiaries, including lease and rental payments to the extent related to GE Transportation;
•	all accounts and other receivables to the extent related to GE Transportation, other than Factored Customer Receivables (as defined below under “—Cash, Debt and Receivables Adjustment”);
•	all rights, claims, credits, causes of action (including counter-claims and rights of set-off) against third parties to the extent related to GE Transportation, including unliquidated rights under manufacturing and vendors’ warranties to the extent related to GE Transportation;

•	all intellectual property, including the registerable intellectual property listed on a specified schedule to the Separation Agreement and all other intellectual property rights (excluding the GE Names and Marks (defined below) and registrable IP) that are used exclusively in GE Transportation, and the right to sue and collect damages for past, present and future infringement, misappropriation, violation or dilution of any of the forgoing (“SpinCo intellectual property”);
•	all rights to technology and data that are used exclusively by GE and its subsidiaries in GE Transportation to the extent owned by GE or any of its subsidiaries (“SpinCo data/technology”);
•	all rights to software listed on a specified schedule to the Separation Agreement to the extent owned by GE or any of its subsidiaries (“SpinCo software”);
•	all corporate or limited liability company minute books and related stock records of SpinCo and the SpinCo Transferred Subsidiaries and all other books and records that are used more than 80% in, arise, directly or indirectly, more than 80% out of, or are related more than 80% to, GE Transportation, excluding tax returns and other tax records;
•	all assets expressly to be retained by or transferred to SpinCo or a SpinCo Transferred Subsidiary pursuant to the Employee Matters Agreement as more fully described in the section of this proxy statement entitled “Other Agreements—Employee Matters Agreement”;
•	all of the equity interests of the SpinCo Transferred Subsidiaries;
•	all of the equity interests of certain joint ventures listed on a schedule to the Separation Agreement;
•	the right to enforce the confidentiality or assignment provisions of any confidentiality, non-disclosure or other similar contracts (including any contracts with prospective purchasers of all or any portion of GE Transportation) to the extent related to confidential information of GE Transportation;
•	all rights of SpinCo and the SpinCo Transferred Subsidiaries under the Separation Agreement or any other Transaction Documents and the certificates and instruments delivered in connection therewith;
•	all assets set forth on or reflected in the December 31, 2017 balance sheet included in the unaudited financial statements of GE Transportation delivered to Wabtec prior to the date of the Merger Agreement, as the same may change as a result of the operation of GE Transportation between the date of such balance sheet and the Distribution Date;
•	restricted cash held by SpinCo or a SpinCo Transferred Subsidiary and cash and cash equivalents calculated in accordance with the cash adjustment as more fully described below under “—Cash, Debt and Receivables Adjustment”;
•	transferred notes listed on a specified schedule to the Separation Agreement;
•	all other assets of a type not expressly covered in the definition of “SpinCo Assets” that are owned by GE or any of its subsidiaries and that are used more than 80% in, arise, directly or indirectly, more than 80% out of or are related more than 80%, to the operation or conduct of GE Transportation, including items listed on specified schedules to the Separation Agreement; and
•	certain assets listed on a specified schedule to the Separation Agreement.

Excluded Assets

The Separation Agreement provides that the assets to be transferred or assigned to SpinCo or a SpinCo Transferred Subsidiary will not include any and all of the following assets that are owned, used or held, at or prior to the Distribution Effective Time, by GE (the “Excluded Assets”):

•	all cash and cash equivalents, other than cash and cash equivalents counted in determining the Direct Sale Closing Cash (as defined below under “—Cash, Debt and Receivables Adjustment”) and restricted cash held by SpinCo or any Transferred Subsidiary as of the Distribution Effective Time calculated in accordance with the cash adjustment as more fully described below under “—Cash, Debt and Receivables Adjustment”;
•	all rights to the GE Names and Marks (as defined below under “—GE Names and Marks”), together with any contracts granting rights to use the same;

•	all owned and leased real property other than owned or leased real property constituting SpinCo Assets;
•	other than any loans or advances between or among GE and its subsidiaries on behalf of GE Transportation (and not any other business of GE), all loans or advances among GE and any of its subsidiaries (including, for the avoidance of doubt, advances made in connection with GE’s trade payables program);
•	any work papers of GE’s auditors and any other tax records (including accounting records) of GE or any of its subsidiaries other than SpinCo or any Transferred Subsidiary, provided, however, that SpinCo will in all events be entitled to copies of, and will be entitled to use, any such books and records to the extent solely related to GE Transportation, SpinCo or any Direct Sale Transferred Subsidiary;
•	all employee plans, except to the extent expressly transferred to, or retained by, SpinCo or any Transferred Subsidiary in the Employee Matters Agreement as more fully described in the section of this proxy statement entitled “Other Agreements—Employee Matters Agreement”;
•	without limiting SpinCo’s rights under the Separation Agreement, all insurance policies of GE or any of its subsidiaries, and all rights of any nature with respect to any insurance policy, including any recoveries thereunder and any rights to assert claims seeking any such recoveries;
•	for the avoidance of doubt, any assets held on the date of the Separation Agreement, or acquired after the date of the Separation Agreement, and sold or otherwise disposed of prior to the Distribution Effective Time;
•	all rights, claims, causes of action (including counterclaims and rights of set-off) and defenses against third parties to the extent relating to any of the Excluded Assets or the Excluded liabilities as well as any books, records and privileged information relating thereto;
•	except as expressly contemplated pursuant to the Additional Agreements, intellectual property rights (“GE intellectual property”), software (“GE software”) and technology and data (“GE technology/data”), in each case, that do not constitute a SpinCo Asset;
•	all assets expressly retained by or transferred to GE or any of its subsidiaries that is not a Transferred Subsidiary pursuant to the Employee Matters Agreement as more fully described in the section of this proxy statement entitled “Other Agreements—Employee Matters Agreement”;
•	any governmental licenses and permits, including environmental licenses and permits, held by GE or any of its subsidiaries that is not a Transferred Subsidiary that are not used more than 80% in, do not arise, directly or indirectly, more than 80% out of, or are not related more than 80% to, GE Transportation;
•	all interests of GE or any of its subsidiaries that is not a Transferred Subsidiary under the Transaction Documents and the confidentiality agreement between GE and Wabtec;
•	all personnel and employment records for employees and former employees of GE or any of its subsidiaries that is not a Transferred Subsidiary or SpinCo or any Transferred Subsidiary who are not continuing employees under the Employee Matters Agreement, except to the extent necessary for SpinCo or any Transferred Subsidiary to meet its obligations pursuant to the Separation Agreement or the Employee Matters Agreement as more fully described in the section of this proxy statement entitled “Other Agreements—Employee Matters Agreement”;
•	any other assets to the extent not used more than 80% in, arising, directly or indirectly, more than 80% out of, or related more than 80% to, GE Transportation, except (x) SpinCo intellectual property, SpinCo software and SpinCo data/technology and (y) assets expressly to be retained by or transferred to SpinCo or any Transferred Subsidiary pursuant to the Employee Matters Agreement as more fully described in the section of this proxy statement entitled “Other Agreements—Employee Matters Agreement”;
•	other than (i) any accounts receivable exclusively between or among GE and any of its subsidiaries on behalf of GE Transportation (and not any other GE business) and (ii) any surviving intercompany accounts (as defined below under “—SpinCo Liabilities”), any intercompany accounts receivable owing from GE or any of its affiliates;

•	(i) all corporate minute books (and other similar corporate records) and stock records of GE and its subsidiaries that are not Transferred Subsidiaries, (ii) any books and records relating to the Excluded Assets, (iii) any books and records or other materials of or in the possession of GE or any of its subsidiaries that is not a Transferred Subsidiary or SpinCo or any Transferred Subsidiary that (A) GE or any of its subsidiaries that is not a Transferred Subsidiary is required by applicable law to retain, (B) GE or any of its subsidiaries that is not a Transferred Subsidiary reasonably believes are necessary to enable it to prepare and/or file tax returns, or (C) GE or any of its subsidiaries that is not a Transferred Subsidiary is prohibited by applicable law from delivering to SpinCo, any Transferred Subsidiary or Wabtec (including by transfer of equity of SpinCo or any Transferred Subsidiary), including any books and records, reports, information or other materials that disclose in any manner the contents of any other books and records, reports, information or other materials that constitute an Excluded Asset under this subclause (C) or (iv) any copies of any books and records that GE or any of its subsidiaries that is not a Transferred Subsidiary retains pursuant to the retention of books and records provision of the Separation Agreement;
•	(i) all records and reports prepared or received by GE or any of its subsidiaries in connection with the disposition of GE Transportation or the Transactions, including all analyses relating to GE Transportation or Wabtec so prepared or received, (ii) all confidentiality agreements with prospective purchasers of GE Transportation or any portion thereof (other than to the extent set forth in the 14th bullet point of the definition of “SpinCo Assets”), and all bids and expressions of interest received from third parties with respect to GE Transportation, and (iii) all privileged materials, documents and records that are not used more than 80% in, do not arise, directly or indirectly, more than 80% out of, or are not related more than 80% to, GE Transportation;
•	any Factored Customer Receivables (as defined below under “—Cash, Debt and Receivables Adjustment”); and
•	certain assets listed on a schedule to the Separation Agreement.

SpinCo Liabilities

The Separation Agreement provides that the liabilities that are to be assumed by SpinCo or a SpinCo Transferred Subsidiary (the “SpinCo liabilities”) include all liabilities of GE, SpinCo and the SpinCo Transferred Subsidiaries to the extent arising from or related to the SpinCo Assets or GE Transportation, existing at or after the Distribution Effective Time and irrespective of whether arising prior to, at or after the Distribution Effective Time and the following liabilities, but excluding any liabilities transferred in the Direct Sale:

•	all liabilities set forth on or reflected in the December 31, 2017 balance sheet included in the unaudited financial statements (including the notes thereto) delivered to Wabtec prior to the date of the Merger Agreement, as the same may change as a result of the operation of GE Transportation between the date of such balance sheet and the Distribution Date;
•	all liabilities under any receivable, payable or loan between GE or any of its subsidiaries on behalf of a GE business other than GE Transportation, on the one hand, and GE or any of its subsidiaries on behalf of GE Transportation, on the other hand, that (i) expressly arises pursuant to any Transaction Document, or (ii) is a receivable or payable arising from purchases or sales of products or services in the ordinary course between GE or any of its subsidiaries on behalf of a GE business other than GE Transportation, on the one hand, and GE or any of its subsidiaries on behalf of GE Transportation, on the other hand (including payables under GE’s trade payables program), including those listed on a specified schedule to the Separation Agreement (collectively, the “surviving intercompany accounts”);
•	all liabilities arising under contracts constituting SpinCo Assets;
•	all liabilities to the extent arising, directly or indirectly, more than 80% out of, or related more than 80% to, GE Transportation (including all liabilities with respect to the SpinCo Assets and Direct Sale Assets), whether accruing before, on or after the Distribution Date (whether direct or indirect, known or unknown, absolute or contingent, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, matured or unmatured or due or to become due as of the Distribution Date);
•	all liabilities, whether accruing before, on or after the Distribution Date, (i) (A) under environmental laws and (B) arising from or relating in any way to the SpinCo Assets, the Direct Sale Assets, GE

Transportation or otherwise to any past, current or future businesses, operations or properties of or associated with the SpinCo Assets, the Direct Sale Assets or GE Transportation or (ii) relating to the use, application, malfunction, defect, design, operation, performance or suitability of, or actual or alleged presence of hazardous materials in, any product or component sold or distributed prior to the Distribution Effective Time by, or service rendered prior to the Distribution Effective Time by or on behalf of, GE (in connection with GE Transportation or otherwise with any past, current or future businesses, operations or properties of or associated with the SpinCo Assets, the Direct Sale Assets or GE Transportation) to any person or entity;

•	all liabilities expressly transferred to, or retained by, SpinCo or any Transferred Subsidiary pursuant to the Employee Matters Agreement as more fully described in the section of this proxy statement entitled “Other Agreements—Employee Matters Agreement”;
•	all liabilities to the extent arising from or related to any business or line of business disposed of or discontinued, or any facility or other real property disposed of, by or on behalf of GE Transportation prior to the Distribution Date, including under any providing for the sale of any such business, line of business, facility or real property;
•	all liabilities described on a schedule to the Separation Agreement;
•	any liability for taxes expressly transferred to, or retained by, SpinCo or any Transferred Subsidiary designated by SpinCo pursuant to the Tax Matters Agreement as more fully described in the section of this proxy statement entitled “Other Agreements—Tax Matters Agreement;
•	any warranty, product liability obligation or claim or similar obligation entered into, created or incurred in the course of GE Transportation with respect to its products or services, whether prior to, at or after the Distribution Effective Time;
•	all liabilities allocated to SpinCo or any Transferred Subsidiary under the Transaction Documents;
•	all liabilities to the extent arising under the allocated portion of any contract entered into prior to the Distribution Effective Time to which GE, SpinCo or any Transferred Subsidiary is a party that relates to both (i) GE Transportation and (ii) any other GE business (each a “shared contract”) that is assigned to a member of SpinCo or any Transferred Subsidiary under the Separation Agreement;
•	all liabilities relating to any transferred notes listed on a schedule to the Separation Agreement; and
•	all liabilities to the extent related to (i) indebtedness of SpinCo any SpinCo Transferred Subsidiary (excluding any liabilities solely among SpinCo and any SpinCo Transferred Subsidiaries or among SpinCo Transferred Subsidiaries) (to the extent taken into account in the determination the debt adjustment as more fully described below under “—Cash, Debt and Receivables Adjustment”), (ii) indebtedness of any Direct Sale Transferred Subsidiaries (excluding any liabilities solely between Direct Sale Transferred Subsidiaries) (to the extent taken into account in the determination the debt adjustment as more fully described below under “—Cash, Debt and Receivables Adjustment”) or (iii) the debt financing completed by the Commitment Letter (see the section of this proxy statement entitled “Debt Financing”).

Excluded Liabilities

The Separation Agreement provides that SpinCo and the SpinCo Transferred Subsidiaries will not assume any liabilities of GE to the extent arising from or related to the Excluded Assets or any GE business other than GE Transportation including the following liabilities (the “Excluded liabilities”):

•	any liability to the extent relating to any Excluded Asset;
•	any liability expressly retained by, or transferred to, GE or any of its subsidiaries that is not SpinCo or a Transferred Subsidiary pursuant to the Employee Matters Agreement as more fully described in the section of this proxy statement entitled “Other Agreements—Employee Matters Agreement or the Tax Matters Agreement as more fully described in the section of this proxy statement entitled “Other Agreements—Tax Matters Agreement;”
•	other than (i) intercompany accounts payable exclusively between or among GE and its subsidiaries on behalf of GE Transportation (and not any other GE business) and (ii) surviving intercompany accounts

(as defined above under “—SpinCo Liabilities”), any liability for any intercompany accounts payable to GE or any of its affiliates, which intercompany accounts payable will (subject to the foregoing exceptions) be extinguished at the closing of the Transactions;

•	all liabilities, whether presently in existence or arising after the date of the Separation Agreement, relating to fees, commissions or expenses owed to any broker, finder, investment banker, accountant, attorney or other intermediary or advisor employed by GE or any of its subsidiaries that is not a Transferred Subsidiary or, to the extent the relevant engagement was entered into prior to the closing of the Transactions, SpinCo or any Transferred Subsidiary in connection with the transactions contemplated by the Separation Agreement or the Transaction Documents (other than, for the avoidance of doubt, to the extent otherwise provided in any Transaction Document);
•	all Liabilities to the extent relating to (i) the conduct and operation of any GE business other than GE Transportation (including, to the extent relating any GE business other than GE Transportation, any liability relating to, arising out of or resulting from any act or failure to act by any representatives of GE or any of its subsidiaries that is not a Transferred Subsidiary (whether or not such act or failure to act is or was within such person or entity’s authority)) or (ii) any warranty, product liability obligation or claim or similar obligation entered into, created or incurred in the course of any GE business other than GE Transportation with respect to its products or services, whether prior to, at or after the Distribution Effective Time;
•	all liabilities to the extent arising under the allocated portion of any shared contract that is assigned to GE or any of its subsidiaries that is not a Transferred Subsidiary in accordance with the Separation Agreement;
•	all liabilities of GE or any of its subsidiaries that is not a Transferred Subsidiary under the Transaction Documents; and
•	all fines or penalties imposed by any governmental authority relating to the matter set forth on a schedule to the Separation Agreement to the extent relating to filings made by GE prior to the Distribution Effective Time.

Consents and Delayed Transfers

The Separation Agreement provides that parties will cooperate to obtain any third-party consents required in connection with the transactions contemplated by the Separation Agreement. Neither GE nor Wabtec nor any of their respective affiliates will be required to compensate any such third party, commence or participate in any action or offer or grant any accommodation in connection with obtaining any third-party consent or approval, except that Wabtec has agreed to provide a guaranty to each third party requested to eliminate any liability of GE or any of its subsidiaries that is not a Transferred Subsidiary in respect of any contract constituting a SpinCo Asset or Direct Sale Asset.

If and to the extent that any consent or governmental approval with respect to any SpinCo Asset, SpinCo Liability, Direct Sale Asset, Direct Sale Liability, Excluded Asset or Excluded Liability has not been obtained prior to the Distribution Effective Time, then the transfer of any such asset or liability in connection with the Separation will be automatically deemed deferred until such time as all legal impediments are removed and all necessary consents and governmental approvals have been obtained, subject to specified exceptions. Where the transfer of an asset or liability requires the consent of a third party and such consent has not been obtained prior to the Distribution, then, to the extent permitted under such contract and applicable law, the parties to the Separation Agreement will use reasonable best efforts to develop and implement mutually acceptable arrangements to place the applicable party (or affiliate thereof) entitled to receive such asset or liability, as the case may be, insofar as reasonably possible, in substantially the same position as if such asset or liability has been transferred as contemplated by the Separation Agreement. The applicable party (or affiliate thereof) entitled to receive such asset or liability (as applicable) will be deemed to have acquired complete and sole beneficial ownership of such assets as if such asset had been transferred as contemplated by the Separation Agreement and will treat for all tax purposes such assets and liabilities as having been transferred to it as contemplated by the Separation Agreement. The party retaining such asset will hold such asset in trust for the use and benefit and burden of the other (at such other party’s expense) until properly conveyed.

In addition, the parties agreed to use commercially reasonable efforts to separate certain identified shared contracts ((i) that are material to GE Transportation and identified on a schedule to be delivered by Wabtec to GE within 60 days following the date of the Separation Agreement or (ii) with respect to which the parties agree to seek separation prior to the Distribution) into separate contracts effective as of the Distribution Effective Time or as promptly as practicable thereafter so that SpinCo or any Transferred Subsidiary will be entitled to rights and benefits and will assume the related portion of liabilities with respect to each such shared contract to the extent related to GE Transportation and GE and its subsidiaries that are not a Transferred Subsidiaries will have the rights and benefits and will assume the related portion of liabilities with respect to each such shared contract to the extent related to any GE business other than GE Transportation, except that neither party will be required to pay any amount to any third party, commence or participate in any action or offer or grant any accommodation to any third party to obtain any such separation. Upon such separation of such shared contract, the separated contract will be a SpinCo Asset or an Excluded Asset, as applicable. The obligations of the parties to seek separation will terminate on the first anniversary of the Distribution Date or, if earlier with respect to any such identified shared contract, upon the expiration of the term of such shared contract.

Certain Additional Agreements

The Separation Agreement requires that on or prior to the Distribution Date, GE and Wabtec will, and will cause their respective applicable affiliates to, execute and deliver prior to the Distribution Effective Time all conveyance and assumption instruments as may be necessary to effect the Internal Reorganization and the transfers of the SpinCo Assets, the SpinCo Liabilities, the Direct Sale Assets, the Direct Sale Liabilities, the Excluded Assets and the Excluded Liabilities, as applicable, in accordance with the terms of the Separation Agreement.

In addition, on the Distribution Date, each of GE, SpinCo, Wabtec and Direct Sale Purchaser will, and will cause each of their applicable subsidiaries to, execute and deliver each of the Additional Agreements, as more fully described in the section of this proxy statement entitled “Other Agreements.”

Intercompany Agreements and Intercompany Accounts

All contracts between GE or any of its subsidiaries on behalf of any of a GE business other than GE Transportation, on the one hand, and GE or any of its subsidiaries on behalf of GE Transportation, on the other hand, will be terminated at or prior to the Distribution Effective Time, except for certain agreements like the Transaction Documents, conveyance and assignment agreements and certain contracts listed on a schedule to the Separation Agreement. In addition, all outstanding intercompany accounts, including intercompany liabilities, between GE or any of its subsidiaries on behalf of a GE business other than GE Transportation, on the one hand, and GE or any of its subsidiaries on behalf of GE Transportation, on the other hand, will be satisfied, settled or otherwise terminated no later than the Distribution Effective Time, except for any surviving intercompany accounts (as defined above under “—SpinCo Liabilities”).

Cash, Debt and Receivables Adjustment

Within 60 days after the Distribution Date, (i) SpinCo will prepare and submit to GE a statement that sets forth its calculation of (A) the SpinCo Cash Amount (as defined below) as of immediately prior to the Distribution Effective Time, (B) SpinCo Indebtedness (as defined below) as of immediately prior to the Distribution Effective Time, and (C) the Excess Factored Customer Receivables (as defined below), if any, which, in each case, will be prepared in accordance with certain accounting principles set forth on a schedule to the Separation Agreement (the “SpinCo Proposed Statement”) and (ii) Direct Sale Purchaser will prepare and submit to GE a statement that sets forth its calculation of (A) the Direct Sale Cash Amount (as defined below) as of immediately prior to the consummation of the Direct Sale and (B) the Direct Sale Indebtedness (as defined below) as of immediately prior to the consummation of the Direct Sale), which, in each case, will be prepared in accordance with certain accounting principles set forth on a schedule to the Separation Agreement (the “Direct Sale Proposed Statement”).

The Separation Agreement sets forth the procedures to be followed regarding the provision of information and in the event that GE disputes the correctness of the SpinCo Proposed Statement or the Direct Sale Proposed Statement.

If the SpinCo Adjustment Amount (as defined below) or the Direct Sale Adjustment Amount (as defined below), in each case, as finally determined in accordance to the provisions above, is a positive number, then within three business days following the final determination of the SpinCo Adjustment Amount or the Direct Sale Adjustment Amount, as the case may be, SpinCo or Direct Sale Purchaser, as applicable, will pay to GE in immediately available funds via wire transfer an amount equal to such SpinCo Adjustment Amount or the Direct Sale Adjustment Amount, as applicable. If the SpinCo Adjustment Amount or the Direct Sale Adjustment Amount, in each case, as finally determined in accordance to the provisions above, is a negative number, then within three business days following the final determination of the SpinCo Adjustment Amount or the Direct Sale Adjustment Amount, as the case may be, GE will pay to SpinCo or Direct Sale Purchaser, as applicable, in immediately available funds via wire transfer an amount equal to the absolute value of such SpinCo Adjustment Amount or the Direct Sale Adjustment Amount, as applicable.

Under the Separation Agreement, the following terms have the following meanings:

•	“Direct Sale Cash Amount” means, whether positive or negative, as of any time, the aggregate amount of cash and cash equivalents held by any Direct Sale Transferred Subsidiary (in each case other than restricted cash held by any Direct Sale Transferred Subsidiary), including the amount of any checks and drafts (including both written and electronic fund transfer orders) (i) received by any Direct Sale Transferred Subsidiary but not yet deposited and (ii) deposited for the account of any Direct Sale Transferred Subsidiary but not yet cleared as of immediately prior to the consummation of the Direct Sale (but only to the extent actually cleared after such time), except that the value of any cash and cash equivalents held in non-U.S. jurisdictions will be determined in accordance with the accounting principles listed on a schedule to the Separation Agreement. The Direct Sale Cash Amount will be reduced by an amount equal to any cut but uncashed checks as of immediately prior to the consummation of the Direct Sale (to the extent that such cut but uncashed checks are drawn from bank accounts that are included in the Direct Sale Assets or which obligations otherwise constitute Direct Sale Liabilities).
•	“Direct Sale Indebtedness” means, without duplication, any indebtedness of any Direct Sale Transferred Subsidiary, excluding any liabilities solely between Direct Sale Transferred Subsidiaries.
•	“Direct Sale Adjustment Amount” means, whether positive or negative, an amount equal to Direct Sale Closing Cash (as finally determined in accordance with the provisions above) minus Direct Sale Closing Indebtedness (as finally determined in accordance with the provisions above).
•	“SpinCo Cash Amount” means, whether positive or negative, as of any time, the aggregate amount of cash and cash equivalents held by SpinCo or any SpinCo Transferred Subsidiary (in each case other than restricted cash held by SpinCo or any SpinCo Transferred Subsidiary), including the amount of any checks and drafts (including both written and electronic fund transfer orders) (i) received by SpinCo or any SpinCo Transferred Subsidiary but not yet deposited and (ii) deposited for the account of SpinCo or any SpinCo Transferred Subsidiary but not yet cleared as of immediately prior to the Distribution Effective Time (but only to the extent actually cleared after such time), except that the value of any cash and cash equivalents held in non-U.S. jurisdictions will be determined in accordance with the accounting principles listed on a schedule to the Separation Agreement. The SpinCo Cash Amount will be reduced by an amount equal to any cut but uncashed checks as of immediately prior to the Distribution Effective Time (to the extent that such cut but uncashed checks are drawn from bank accounts that are included in the SpinCo Assets or which obligations otherwise constitute SpinCo Liabilities).
•	“SpinCo Indebtedness” means, without duplication, any indebtedness of SpinCo or any SpinCo Transferred Subsidiary, excluding any liabilities solely between SpinCo and any SpinCo Transferred Subsidiaries or between SpinCo Transferred Subsidiaries.
•	“Excess Factored Customer Receivables” means the excess, if any, of (i) the amount of Factored Customer Receivables (as defined below) over (ii) the lesser of (A) $180,000,000 and (B) (1) 60%, multiplied by (2) the Gross Customer Receivables (as defined below).
•	“Factored Customer Receivables” means any Gross Customer Receivables that as of the Distribution Effective Time have been sold to a third party, including General Electric Working Capital Solutions,

LLC, Working Capital Solutions Funding LLC and any person designed by GE as a “factoring entity” following the date of the Separation Agreement, subject to a factoring agreement, as determined in a manner consistent with the historical accounting practices of GE Transportation.

•	“Gross Customer Receivables” means any amounts billed by GE Transportation to customers for the sale and delivery of goods and services that have not yet been collected as of the Distribution Effective Time, as determined in a manner consistent with the historical accounting practices of GE Transportation.
•	“SpinCo Adjustment Amount” means, whether positive or negative, an amount equal to (i) SpinCo Closing Cash (as finally determined in accordance with the provisions above) minus (ii) SpinCo Closing Indebtedness Cash (as finally determined in accordance with the provisions above) minus (iii) Excess Factored Customer Receivables (as finally determined in accordance with the provisions above), if any.

Issuance of SpinCo Common Stock

On or before the Distribution Date, in connection with the SpinCo transfer, SpinCo will issue and deliver to GE 8,700,000,000 shares of SpinCo common stock in book-entry form or such other amount as GE determines, subject to the consent of Wabtec not to be unreasonably withheld, conditioned or delayed.

Distribution

The Separation Agreement provides that the Distribution may be effected, at GE’s option, by way of a spin-off, a split-off or a combination thereof. As previously noted, this proxy statement has been prepared under the assumption that the Distribution Shares will be distributed to GE stockholders pursuant to a spin-off. Based on market conditions prior to the closing of the Merger, corporate finance considerations and timing considerations, GE will determine whether the Distribution Shares will be distributed to GE’s stockholders in a spin-off or split-off.

Conditions to the Distribution and the Direct Sale

The obligations of GE, Wabtec and Direct Sale Purchaser to consummate the Direct Sale and the obligations of GE to commence and consummate the Distribution are subject to the prior or simultaneous satisfaction or, to the extent permitted by applicable law, waiver of each of the conditions to the obligation of the parties to the Merger Agreement to consummate the Merger and effect the other transactions contemplated by the Merger Agreement (other than those conditions that by their nature are to be satisfied contemporaneously with or immediately following the Direct Sale or the Distribution which such conditions are capable of being satisfied at such date), in each case as described in the section of this proxy statement entitled “The Merger Agreement—Conditions to the Merger.” The parties to the Separation Agreement agree that the Distribution Effective Time will occur on the same date as the closing of the Merger.

Disclaimer

Except as expressly provided otherwise in any Transaction Document, each party, on behalf of itself and each of its affiliates, has agreed that no other party nor any of their respective affiliates is making any representation or warranty of any kind whatsoever, express or implied, to the other parties or any of their respective affiliates or to any other person in respect of the transactions contemplated by the Separation Agreement or any information that may have been exchanged or provided pursuant to the Separation Agreement or any other Transaction Document, and that all SpinCo Assets are being assigned and transferred, and all SpinCo Liabilities are being assumed, on an “as is,” “where is” basis, with no representation or warranty of any kind.

Mutual Release; Indemnification; Limitation of Liability

Both GE and SpinCo will release each other and specified related parties from any and all liabilities existing or arising from any acts or events occurring (or failing to occur) or any conditions existing or alleged to have existed, in each case, on or prior to the Distribution Effective Time. The Separation Agreement, however, provides the release described above will not limit or otherwise affect any person’s rights or obligations pursuant to or contemplated by, or the ability to enforce, any surviving intercompany agreement or surviving intercompany account (as defined above under “—SpinCo Liabilities”).

The Separation Agreement provides that, without limiting the indemnity provisions of the Additional Agreements, following the Distribution Effective Time, GE will indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless SpinCo, its affiliates and their respective representatives and successors and assigns (the “SpinCo indemnitees”) from and against, and will reimburse such SpinCo indemnitees with respect to, any and all liabilities, including damages, losses, deficiencies, obligations, penalties, judgments, settlements, claims, payments, fines and other costs and expenses of any and all actions, demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights under the Separation Agreement (subject to the limitations in the Separation Agreement, “indemnifiable losses”) of the SpinCo indemnitees to the extent arising out of, resulting from or related to (without duplication): (a) any Excluded Liabilities, including the failure of GE or any of its subsidiaries that is not a Transferred Subsidiary to assume any Excluded Liabilities or (b) any breach by GE or any of its subsidiaries that is not a Transferred Subsidiary of any obligations to be performed by such persons pursuant to the Separation Agreement after the Distribution Effective Time.

In addition, the Separation Agreement provides that, without limiting the indemnity provisions of the Additional Agreements, following the Distribution Effective Time, Wabtec will indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless GE, its affiliates and their respective representatives and successors and assigns (the “GE indemnitees”) from and against, and will reimburse such GE indemnitees with respect to, any and all indemnifiable losses of the GE indemnitees to the extent arising out of, resulting from or related to (without duplication): (a) any SpinCo Liabilities, including the failure of any member of SpinCo or any SpinCo Transferred Subsidiary to assume any SpinCo Liabilities, (b) any Direct Sale Liabilities, including the failure of Direct Sale Purchaser to assume any Direct Sale Liabilities, or (c) any breach by SpinCo, any Transferred Subsidiary, Wabtec or Direct Sale Purchaser of any obligations to be performed by such persons pursuant to the Separation Agreement after the Distribution Effective Time.

The Separation Agreement provides that, after the Distribution, the sole and exclusive remedy with respect to any breach of the Separation Agreement or any conveyance and assumption instrument entered into in connection with the Separation Agreement will be a claim for indemnification as described above, except that the foregoing will not impair any person’s right to specific performance or equitable relief under any of the Transaction Documents.

Under the Separation Agreement, the amount of any indemnifiable losses will be reduced by:

•	any insurance proceeds or third-party proceeds actually received by or on behalf of the applicable indemnitee corresponding to any such indemnifiable loss, in each case net of the costs of collection of such indemnifiable loss and any increase in premium attributable thereto, and, in the case of any insurance proceeds, net of any applicable deductible or retention; and
•	any tax benefit actually realized by the applicable indemnitee arising from the incurrence or payment of any such indemnifiable loss (determined on a “with and without” basis and by treating the loss or deduction (or a carryforward thereof) attributable to such indemnifiable loss as the last item taken into account in determining the applicable indemnitee’s tax liability).

All rights and obligations of GE and Wabtec with respect to indemnification for tax matters will be governed by the Tax Matters Agreement and will not be subject to the provisions of the Separation Agreement described in this section (see the section of this proxy statement entitled “Other Agreements—Tax Matters Agreement”).

The Separation Agreement provides for certain limitations in connection with indemnification sought by the parties for indemnifiable losses, including the following:

•	no indemnitee will be entitled to payment or indemnification more than once with respect to the same matter; and
•	no party will have any right to set off any losses (including indemnifiable losses) against any payments to be made by any such party under any other agreement between the parties, including the Transaction Documents.

The Separation Agreement provides each party will, and will cause its subsidiaries to, use commercially reasonable efforts to collect or recover, or allow the indemnifying party to collect or recover, or cooperate with each other in collecting or recovering, any insurance proceeds that may be collectible or recoverable with respect to indemnifiable losses. If an indemnifying party makes any payment for any indemnifiable losses pursuant to the provisions described above, such indemnifying party will be subrogated, to the extent of such payment, to all rights and remedies of the indemnitee to any insurance benefits or other claims of the indemnitee with respect to such indemnifiable losses and the matters giving rise to such indemnifiable losses.

If the indemnification described above is unavailable for any reason to an indemnitee in respect of any indemnifiable loss (other than, and to the extent resulting from, failure to provide notice with respect to any third-party claims in accordance with the Separation Agreement), then the indemnifying party will contribute to the indemnifiable losses incurred, paid or payable by such indemnitee as a result of such indemnifiable loss in such proportion as is appropriate to reflect the relative fault of Wabtec, Direct Sale Purchaser, SpinCo and each Transferred Subsidiary, on the one hand, and GE and each of its subsidiaries that is not Transferred Subsidiaries, on the other hand, in connection with the circumstances which resulted in such indemnifiable loss. Solely for purposes of determining relative fault under the contribution provisions in the Separation Agreement: (a) any fault associated with the conduct of any GE business other than GE Transportation prior to the Distribution Effective Time will be deemed to be allocated to GE and its subsidiaries that are not Transferred Subsidiaries, and no such fault will be deemed to be the fault of SpinCo or any Transferred Subsidiary; and (b) any fault associated with the conduct of GE Transportation prior to the Distribution Effective Time will be deemed to be the fault of SpinCo and the Transferred Subsidiaries, and no such fault will be deemed to be the fault of GE or any of its subsidiaries that are not Transferred Subsidiaries.

Further Assurances and Certain Additional Covenants

The Separation Agreement addresses additional obligations of the parties relating to, among other things, cash management, insurance, amendments to the Internal Reorganization step plan, access generally, financial statements and accounting, witness services, reimbursement, retention of books and records, confidentiality, privileged matters, ownership of information, further action regarding intellectual property rights and other agreements. Certain of these obligations and covenants are described below.

Further Assurances

Subject to the terms of the Merger Agreement and the Separation Agreement, the Separation Agreement requires that each party use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing or causing to be done, all things necessary, proper or advisable under applicable laws to consummate the Transactions as soon as practicable after the date of the Separation Agreement and as may be otherwise required to consummate and make effective the Transactions.

GE Names and Marks

The Separation Agreement provides that the parties will enter into the Trademark License Agreement with respect to the licensing of certain GE Names and Marks (as defined below) as described below in “Other Agreements—Trademark and Licensing Agreement.” Except as otherwise provided in the Separation Agreement or the Trademark License Agreement, SpinCo and its affiliates will cease and discontinue all uses of the GE Names and Marks immediately upon the Distribution Effective Time. SpinCo, for itself and its affiliates, has agreed that the rights of SpinCo and the Transferred Subsidiaries and their respective affiliates to the GE Names and Marks pursuant to the terms of any trademark agreements or otherwise between GE or any of its affiliates, on the one hand, and SpinCo, any of the Transferred Subsidiaries or their respective affiliates, on the other, will terminate on the Distribution Date and be replaced by such rights as are provided by the Separation Agreement and the Trademark License Agreement.

Under the Separation Agreement, immediately as of the Distribution Date, SpinCo has agreed to, and to cause its affiliates to:

•	except as permitted under the Separation Agreement and the Trademark License Agreement, (A) cease all use of any of the GE Names and Marks on or in connection with all stationery, business cards, purchase orders, lease agreements, warranties, indemnifications, invoices and other similar correspondence and other documents of a contractual nature and (B) complete the removal of the GE Names and Marks from all product, services and technical information promotional brochures prior to expiration of the Trademark License Agreement;

•	with respect to assets or SpinCo Assets bearing any GE Names and Marks, use their commercially reasonable efforts to relabel such assets or SpinCo Assets or remove such GE Names and Marks from such assets or SpinCo Assets as promptly as practicable, and in any event prior to the expiration of the Trademark License Agreement;
•	not, expressly or by implication, do business as or represent themselves as GE or any of its affiliates;
•	with respect to assets managed, operated or leased after the Distribution Date, represent in writing to the owners or lessors of such assets that such assets are those of SpinCo and its affiliates and not those of GE and its affiliates;
•	except to the extent otherwise provided in the Trademark License Agreement, cooperate with GE and its affiliates in terminating any contracts pursuant to which GE or any of its subsidiaries that is not a Transferred Subsidiary or SpinCo or any of the Transferred Subsidiaries license any GE Names and Marks to customers in connection with GE Transportation;
•	take all necessary action to ensure that other users of any GE Names and Marks, whose rights terminate upon the Distribution Effective Time pursuant to the provisions of the Separation Agreement described above, will cease use of the GE Names and Marks, except as expressly authorized thereafter by GE.
•	except as contemplated by the Trademark License Agreement, promptly after the Distribution Date, but in any event no later than 10 business days after the Distribution Date, make all filings with any and all offices, agencies and bodies and take all other actions necessary to adopt new corporate names, registered names, and registered fictitious names of SpinCo and the Transferred Subsidiaries and their respective affiliates that do not consist in whole or in part of, and are not dilutive of or confusingly similar to, the GE Names and Marks (“new corporate names”), and upon receipt of confirmation from the appropriate registry that such name changes have been effected, provide GE with written proof that such name changes have been effected; and
•	use best efforts to adopt new corporate names as soon as possible after the Distribution Effective Time.

Under the Separation Agreement, “GE Names and Marks” means the names or marks owned, licensed or used by GE, any of its subsidiaries that are not Transferred Subsidiaries or any of their respective affiliates, including names that use or contain “GENERAL ELECTRIC” (in block letters or otherwise), the General Electric monogram, “General Electric Company” and “GE,” either alone or in combination with other words and all marks, trade dress, logos, monograms, domain names and other source identifiers confusingly similar to or embodying any of the foregoing either alone or in combination with other words, except those specified on an annex to the Separation Agreement.

Further Action Regarding Intellectual Property Rights

If, after the Distribution Date, GE or SpinCo identifies any item of (i) SpinCo intellectual property, (ii) SpinCo data/technology, (iii) SpinCo software, (iv) registrable intellectual property owned by GE or any of its subsidiaries that was not set forth on the schedules to the Separation Agreement listing the same but for which GE Transportation is responsible as reflected in GE’s intellectual property rights docketing systems (it being understood that GE and SpinCo will discuss in good faith any identified misallocation of designations of responsibility within such docketing systems) (“unscheduled registrable intellectual property”) or (v) intellectual property rights (other than registrable intellectual property and the GE Names and Marks), data or technology owned by GE or any of its subsidiaries that is not used exclusively in GE Transportation or set forth on the schedules to the Separation Agreement listing the same but for which GE Transportation is responsible as reflected in GE’s intellectual property rights docketing systems (it being understood that GE and SpinCo will discuss in good faith any identified misallocation of designations of responsibility within such docketing systems) (“SpinCo docketed intellectual property/data/technology”), in each case, that inadvertently was not previously transferred or set forth on the applicable annex to the Separation Agreement, as applicable, by GE, any of its subsidiaries that are not Transferred Subsidiaries or any of their affiliates to SpinCo, then, to the extent that GE has the right to do so and without paying additional consideration (other than a nominal fee (e.g., $1)) to a third party, GE will (or will cause any of its subsidiaries that are not Transferred Subsidiaries or its affiliates to) transfer such SpinCo intellectual property, SpinCo data/technology, SpinCo software, unscheduled registrable intellectual property or SpinCo docketed intellectual property/data/technology to SpinCo pursuant to the terms of the Separation Agreement for no additional consideration, except that if such transfer requires payment of additional consideration, then SpinCo may elect to have such license so transferred at its own expense.

Further, until such time as the transfers described above have been effected, GE and its subsidiaries that are not Transferred Subsidiaries, on behalf of themselves and their affiliates, have granted to SpinCo and the SpinCo Transferred Subsidiaries, effective as of the Distribution Date, (i) a non-exclusive, royalty-free, fully paid-up, worldwide, irrevocable, sublicensable and transferable right and license (or sublicense, as the case may be) to fully use, practice and otherwise exploit such SpinCo intellectual property, SpinCo software, SpinCo data/technology, unscheduled registrable intellectual property, or SpinCo docketed intellectual property/data/technology controlled by GE or any of its subsidiaries that is not a Transferred Subsidiary, as applicable, and its affiliates and (ii) a covenant not to sue with respect to the foregoing activities.

In addition, if, after the Distribution Date, GE or SpinCo identifies any item of GE intellectual property, GE software or GE data/technology (other than unscheduled registrable intellectual property and SpinCo docketed intellectual property/data/technology) that was (i) transferred by GE or any of its subsidiaries that is not a Transferred Subsidiary or any of its affiliates or (ii) owned by SpinCo or a SpinCo Transferred Subsidiary prior to the Distribution Date and that was not transferred to GE or an affiliate of GE prior to the Distribution Date, SpinCo will, or will cause the SpinCo Transferred Subsidiary to, promptly transfer such GE intellectual property, GE software or GE data/technology to GE or its designated affiliate pursuant to the terms of the Separation Agreement for no additional consideration.

Further, until such time as the transfers described above have been effected, SpinCo, on behalf of itself and its affiliates, has granted to GE and its affiliates, effective as of the Distribution Date, (i) a non-exclusive, royalty-free, fully paid-up, worldwide, irrevocable, sublicensable and transferable right and license (or sublicense, as the case may be) to fully use, practice and otherwise exploit such GE intellectual property, GE software or GE data/technology controlled by SpinCo or its affiliates and (ii) a covenant not to sue with respect to the foregoing activities.

Third Party Licenses

Under the Separation Agreement, the parties have agreed that, to the extent that any intellectual property rights, software, technology or data included in SpinCo Assets or Direct Sale Assets is licensed or sublicensed from a third party under a contract (other than a contract constituting a SpinCo Asset), such intellectual property rights, software, technology or data is subject to all of the terms and conditions of the contract between GE or any of its subsidiaries that is not a Transferred Subsidiary and such third party pursuant to which such intellectual property rights, software, technology or data has been licensed or sublicensed to GE or any of its subsidiaries that is not a Transferred Subsidiary, as applicable, including limitations to the field or scope of use.

Factored Customer Receivables

Under the Separation Agreement, GE has agreed to cause GE Transportation not to have any accounts receivable of GE Transportation as of the Distribution Effective Time sold or otherwise transferred or divested by GE Transportation to any person or entity, or otherwise subject to any factoring arrangement, as of the Distribution Effective Time, other than Factored Customer Receivables (as defined above under “—Separation of GE Transportation—Cash, Debt and Receivables Adjustment”).

Access to Information

Subject to compliance with the terms of the Transaction Documents and to appropriate restrictions for privileged information or confidential information, until the later of the sixth anniversary of the Distribution Effective Time and the expiration of the applicable statute of limitations, if applicable, and subject to compliance with the terms of the Transaction Documents, upon the prior written reasonable request by GE or SpinCo, the applicable party will use commercially reasonable efforts to provide, as soon as reasonably practicable following the receipt of such request, reasonable access or, to the extent such information is reasonably practicable to identify and extract, copies of such information in the possession or control of such applicable party (or its affiliates), but only to the extent such requested information is not already in the possession or control of the requesting party or any of its affiliates and is necessary for a reasonable business purpose. GE and SpinCo have also agreed to make their respective personnel available during regular business hours to discuss the information exchanged pursuant to the foregoing and inform their respective representatives who have or have access to the other party’s information provided pursuant to the foregoing of their obligation to hold such information confidential in accordance with the provisions of the Separation Agreement.

Matters related to the provision of tax records for tax matters will be governed by the Tax Matters Agreement and will not be subject to the provisions of the Separation Agreement described in this section (see the section of this proxy statement entitled “Other Agreements—Tax Matters Agreement”).

Insurance

From and after the Distribution Date, SpinCo and the Transferred Subsidiaries will cease to be in any manner insured by, entitled to any benefits or coverage under or entitled to seek benefits or coverage from or under any insurance policies of GE (“GE insurance policies”) other than (i) any insurance policy issued exclusively in the name and for the benefit of SpinCo or any Transferred Subsidiary, (ii) with respect to any matters covered by an insurance policy that have been properly reported to the relevant insurer(s) prior to the Distribution Date, or (iii) for claims brought solely under certain insurance policies listed on a schedule to the Separation Agreement, for any claim, occurrence, injury, damage or loss that occurred or existed prior to the Distribution Date, in each case under clauses (i) through (iii) above subject to the terms and conditions of the relevant insurance policies and the Separation Agreement, except to the extent otherwise mandated by applicable law.

In addition, SpinCo and the Transferred Subsidiaries agreed to procure all contractual and statutorily obligated insurance at the Distribution Effective Time. In addition, the rights of SpinCo and the Transferred Subsidiaries under subparagraphs (ii) and (iii) of the preceding paragraph are subject to and conditioned upon the following:

•	SpinCo and the Transferred Subsidiaries (A) will be solely responsible for notifying any and all insurance companies of such claims and complying with all policy terms and conditions for pursuit and collection of such claims; (B) will not, without the written consent of GE, amend, modify or waive any rights of GE or other insureds under any such insurance policies and programs; and (C) will exclusively bear and be liable (and the GE will have no obligation to repay or reimburse SpinCo or any Transferred Subsidiary) for all uninsured, uncovered, unavailable or uncollectible amounts relating to or associated with all such claims.
•	With respect to coverage claims or requests for benefits asserted by SpinCo and the Transferred Subsidiaries under the insurance policies listed on a schedule to the Separation Agreement as described in subclause (iii) above, GE will have the right but not the duty to monitor and/or associate with such claims its sole cost and expense. SpinCo and the Transferred Subsidiaries will be liable for any fees, costs and expenses reasonably incurred by GE directly or indirectly through the insurers or reinsurers of the under the insurance policies listed on a schedule to the Separation Agreement as described in subclause (iii) above relating to any unsuccessful coverage claims pursued at SpinCo’s written request. SpinCo and the Transferred Subsidiaries will not assign any under the insurance policies listed on a schedule to the Separation Agreement as described in subclause (iii) of the first paragraph of this section or any rights or claims under such policies.

Notwithstanding anything contained in the Separation Agreement:

•	nothing in the Separation Agreement will limit, waive or abrogate in any manner any rights of GE to insurance coverage for any matter, whether relating to SpinCo or any Transferred Subsidiary or otherwise; and
•	GE will retain the exclusive right to control the GE insurance policies, including the right to exhaust, settle, release, commute, buy-back or otherwise resolve disputes with respect to any GE insurance policies and to amend, modify or waive any rights under any such GE insurance policies, notwithstanding whether any such GE insurance policies apply to any liabilities or losses as to which SpinCo or any Transferred Subsidiary has made, or could in the future make, a claim for coverage; provided, that SpinCo and the Transferred Subsidiaries will cooperate with GE with respect to coverage claims and requests for benefits and sharing such information as is reasonably necessary in order to permit GE to manage and conduct its insurance matters as it deems appropriate.

The foregoing provisions will not limit, modify or in any way affect the rights and obligations of the parties under the indemnification provisions described above under “—Mutual Release; Indemnification;” provided, however, that any Insurance Proceeds actually collected with respect to a particular indemnifiable loss will be taken into account under and to the extent required by the indemnification provisions of the Separation Agreement. No payments due with respect to the above will be affected by, or be subject to set off against, any payments due pursuant to the cash and indebtedness adjustment provisions of the Separation Agreement discussed above under “—Separation of GE Transportation—Cash, Debt and Receivables Adjustment.” Whenever the insurance provisions of the Separation Agreement, as summarized in this section, require SpinCo or any Transferred Subsidiary to take any action after the closing of the Transactions, such requirement will be deemed to constitute an undertaking on the part of Wabtec to take such action or to cause SpinCo or such Transferred Subsidiary, as applicable, to take such action.

Termination

The Separation Agreement will terminate without further action at any time before the Distribution Effective Time upon termination of the Merger Agreement. If the Separation Agreement is so terminated, no party will have any liability of any kind to any other party or any other person on account of the Separation Agreement, except as provided in the Merger Agreement.

Assignment

The Separation Agreement and the rights and obligations under the Separation Agreement may not be assigned or delegated in whole or in part by any party by operation of law or otherwise without the express written consent of Wabtec, in the case of an attempted assignment or delegation by GE, or GE, in the case of an attempted assignment or delegation by Wabtec, Direct Sale Purchaser or SpinCo, except that Direct Sale Purchaser may assign or delegate any of its rights or obligations pursuant to this Agreement, in whole or in part, to one or more wholly owned subsidiaries of Wabtec (other than Merger Sub or any of its subsidiaries) without the prior consent of GE; provided that such assignment or delegation will not relieve Direct Sale Purchaser of its obligations under the Separation Agreement. Any attempted assignment that is not in accordance with this paragraph will be null and void.

Amendment and Waiver

Except as otherwise provided in the Separation Agreement with respect to the Internal Reorganization or amendments to the step plan for the Internal Reorganization provided by GE to Wabtec prior to the date of the Separation Agreement, no provision of the Separation Agreement may be amended or waived except by an instrument in writing signed by, in the case of an amendment, all of the parties to the Merger Agreement, or, in the case of a waiver, by the party or parties against whom the waiver is to be effective. For any amendments or waivers to the sections of the Separation Agreement relating to amendments and waivers, third-party beneficiaries, governing law, jurisdiction, waiver of jury trial and non-recourse to certain non-parties to the Merger Agreement that, in each case, adversely affect any of Wabtec’s financing sources, the prior written consent of the affected financing sources will be required before such amendment or waiver is effective.

Debt Financing

Overview

Wabtec and the other Borrowers entered into the Credit Agreement on June 8, 2018, which includes (i) a $1.2 billion Revolving Credit Facility, (ii) a $350.0 million Refinancing Term Loan and (iii) a $400.0 million Delayed Draw Term Loan. Wabtec also obtained Bridge Commitments in respect of the Bridge Loan Facility in an amount not to exceed $2.5 billion. On September 14, 2018, in accordance with the Commitment Letter, the Bridge Commitments were permanently reduced to $0 in connection with Wabtec’s issuance of $500 million aggregate principal amount of the Floating Rate Notes, $750 million aggregate principal amount of the 2024 Notes and $1.25 billion aggregate principal amount of the 2028 Notes. The Credit Agreement is expected to have approximately $812 million of unused availability immediately following consummation of the Transactions. In addition, the Credit Agreement contains an uncommitted accordion feature allowing Wabtec to request, in an aggregate amount not to exceed $600.0 million, increases to the borrowing commitments under the Revolving Credit Facility or a new incremental term loan commitment.

The proceeds of the Refinancing Term Loan were used to refinance, in part, that certain Second Amended and Restated Refinancing Credit Agreement, dated as of June 22, 2016, by and among Wabtec, the other borrowers from time to time party thereto, the guarantors from time to time party thereto, the lenders from time to time party thereto, PNC Bank, National Association, as administrative agent, and the other agents from time to time party thereto. Wabtec will use funds available under the Delayed Draw Term Loan and the proceeds from the issuance of the New Wabtec Notes to pay the Direct Sale Purchase Price. The Revolving Credit Facility will be used for working capital needs and general corporate expenses.

The Credit Agreement

Guarantors

Pursuant to the Guarantee Agreement, dated as of June 8, 2018, by and among Wabtec, the subsidiary guarantors party from time to time thereto, and PNC Bank, National Association, as administrative agent, the obligations of the Borrowers under the Credit Agreement are guaranteed by certain of Wabtec’s wholly owned subsidiaries, subject to certain carve-outs and exceptions.

Interest Rate; Commitment Fee

Wabtec will pay interest on the unpaid principal amount of each loan under the Credit Agreement at a rate per annum equal to (a) the sum of the alternate base rate plus an applicable margin for ABR loans or (b) LIBOR plus an applicable margin for LIBOR loans, which margins are subject to certain step-ups and step-downs based on the lower of the pricing corresponding to (i) Wabtec’s Leverage Ratio (as defined below) or (ii) Wabtec’s ratings by Moody’s Investors Service, Inc., S&P Global Ratings or Fitch Ratings, Inc. of its senior unsecured non-credit enhanced long-term indebtedness for borrowed money (the “Applicable Ratings”), ranging from (i) 0.00% to 0.875% in the case of ABR loans and (ii) 1.00% to 1.875% in the case of LIBOR loans. Wabtec will pay to the Administrative Agent, for the account of each lender under the Revolving Credit Facility, an unused commitment fee calculated at the applicable rate based on the lower of the pricing corresponding to (x) Wabtec’s Leverage Ratio or (y) Wabtec’s Applicable Rating, ranging from 0.10% to 0.30%.

Repayment; Maturity

The Refinancing Term Loan amortizes in equal quarterly installments of 2.50% of the original principal amount of the Refinancing Term Loan, with the balance due on June 8, 2021. The Delayed Draw Term Loan will amortize in equal quarterly installments of 2.50% of the original principal amount of the Delayed Draw Term Loan, beginning after the funding of the Delayed Draw Term Loan and with the balance due on the third anniversary of such date. The Revolving Credit Facility will mature on June 8, 2023.

Prepayments

Voluntary prepayments of loans in whole or in part may be made at any time without premium or penalty, (i) on three business days’ notice not later than 11:00 a.m. local time in the case of prepayment of LIBOR loans denominated in US Dollars, (ii) on four business days’ notice not later than 11:00 a.m. local time in the case of prepayment of LIBOR loans denominated in an alternative currency or loans at the applicable average rate per annum for Canadian Dollar bankers acceptances as displayed on the applicable Bloomberg page (currently BTMM CA) (“CDOR”), and (iii) on one business day’s notice not later than 11:00 a.m. local time in the case of prepayment of ABR loans; provided that prepayment of term or revolving LIBOR loans shall be subject to reimbursement for any related breakage costs. Voluntary prepayments will be applied ratably to the loans included in such prepayments.

The Credit Agreement requires that Wabtec (or the applicable borrower) make mandatory prepayments under the Revolving Credit Facility if, on any date, the aggregate revolving exposure exceeds 103% of the aggregate revolving commitment not later than three business days’ following such date. In addition, Wabtec (or the applicable borrower) shall make mandatory prepayments under the Revolving Credit Facility if, on any date, the aggregate revolving exposure exceeds the aggregate revolving commitment on the last day of any interest period for any LIBOR or CDOR revolving loan and not later than three business days’ following such date for any ABR revolving loan.

Representations; Covenants

The Credit Agreement contains customary representations and warranties by Wabtec and its subsidiaries, including customary use of materiality, material adverse effect, and knowledge qualifiers. Wabtec and its subsidiaries are also subject to (i) customary affirmative covenants that impose certain reporting obligations on Wabtec and its subsidiaries and (ii) customary negative covenants, including limitations on: indebtedness; liens; restricted payments; fundamental changes; business activities; transactions with affiliates; restrictive agreements; changes in fiscal year; and use of proceeds.

In addition, Wabtec is required to maintain (i) a ratio of EBITDA to interest expense of at least 3.00 to 1.00 over each period of four consecutive fiscal quarters ending on the last day of a fiscal quarter and (ii) a ratio of total debt, less unrestricted cash up to $300.0 million, to EBITDA (“Leverage Ratio”), calculated as of the last day of a fiscal quarter for a period of four consecutive fiscal quarters, of 3.25 to 1.00 or less; provided that, in the event Wabtec completes the Direct Sale and the Merger or any other material acquisition in which the cash consideration paid exceeds $500.0 million, the maximum Leverage Ratio permitted will be (x) 3.75 to 1.00 at the end of the fiscal quarter in which such acquisition is consummated and each of the three fiscal quarters immediately following such fiscal quarter and (y) 3.50 to 1.00 at the end of each of the fourth and fifth full fiscal quarters after the consummation of such acquisition.

Events of Default

Events of default under the Credit Agreement include the following (with customary qualifications and exceptions):

•	nonpayment of principal, interest, fees or other amounts;
•	nonpayment of other material indebtedness;
•	non-compliance with loan documents, including violation of any covenants in the Credit Agreement;
•	inaccuracy of representations and warranties;
•	ERISA events;
•	material judgments;
•	actual or asserted invalidity of any loan documents;
•	change of control; and
•	bankruptcy, insolvency, or inability or refusal to pay debts as they become due.

The New Wabtec Notes

On September 14, 2018, Wabtec completed a public offering and sale of (i) $500 million aggregate principal amount of its Floating Rate Senior Notes, (ii) $750 million aggregate principal amount of its 2024 Notes and (iii) $1.25 billion aggregate principal amount of its 2028 Notes. The offering and sale of the New Wabtec Notes was made pursuant to Wabtec’s shelf registration statement (No. 333-219657) filed with the SEC.

The New Wabtec Notes were issued pursuant to the the New Wabtec Notes Indenture.

The Floating Rate Notes bear interest at a floating rate equal to the three-month LIBOR (as defined in the New Wabtec Notes Indenture) plus 1.05% per year and are payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2018. The 2024 Notes bear interest at 4.150% per year and the 2028 Notes bear interest at 4.700% per year, in each case, payable semi-annually on March 15 and September 15 of each year, commencing March 15, 2019. The interest rate payable on the New Wabtec Notes is subject to adjustment based on certain rating events.

The Floating Rate Notes will mature on September 15, 2021; the 2024 Notes will mature on March 15, 2024; and the 2028 Notes will mature on September 15, 2028.

Wabtec may redeem the Floating Rate Notes, in whole or in part, at any time on or after September 16, 2019 at a redemption price equal to 100% of the principal amount of the Floating Rate Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.

Wabtec may redeem the 2024 Notes at any time prior to February 15, 2024, in whole or in part, by paying a “make-whole” premium, as described in the New Wabtec Notes Indenture. At any time on or after February 15, 2024, Wabtec may redeem the 2024 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.

Wabtec may redeem the 2028 Notes at any time prior to June 15, 2028, in whole or in part, by paying a “make-whole” premium, as described in the New Wabtec Notes Indenture. At any time on or after June 15, 2028, Wabtec may redeem the 2028 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.

All payments with respect to the New Wabtec Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by each of Wabtec’s current and future subsidiaries that is a guarantor under the Credit Agreement or any other debt of Wabtec or any other guarantor.

If a change of control triggering event (as defined in the New Wabtec Notes Indenture) occurs, Wabtec must make an offer to purchase the New Wabtec Notes of each series at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

In the event (i) the Transactions have not closed by 5:00 p.m., New York City time, on August 20, 2019 (the “Special Mandatory Trigger Date”), or (ii) the Merger Agreement and the Separation Agreement are terminated, other than in connection with the consummation of the Transactions, at any time prior to the Special Mandatory Trigger Date, Wabtec will be required to redeem the New Wabtec Notes of each series, in whole at a special mandatory redemption price equal to 101% of the principal amount of such New Wabtec Notes, plus accrued and unpaid interest from the last date on which interest was paid or, if interest has not been paid, the issue date of such New Wabtec Notes, to, but not including, the payment date of such special mandatory redemption.

The New Wabtec Notes are subject to customary events of default, as set forth in the New Wabtec Notes Indenture. The New Wabtec Notes are subject to covenants that limit Wabtec’s ability, and the ability of Wabtec’s restricted subsidiaries, to (i) incur, suffer to exist or guarantee any debt secured by certain liens and (ii) enter into sale and leaseback transactions, in each case, subject to exceptions and qualifications, as set forth in the New Wabtec Notes Indenture.

The New Wabtec Notes are Wabtec’s senior unsecured obligations and rank equally in right of payment with Wabtec’s other senior unsecured indebtedness outstanding from time to time. The New Wabtec Notes are effectively subordinated to Wabtec’s existing and future secured indebtedness to the extent of the assets securing that indebtedness and effectively subordinated to any existing and future indebtedness and other liabilities, including trade payables, of Wabtec’s subsidiaries that do not guarantee the New Wabtec Notes. The guarantees of the New Wabtec Notes will be the senior unsecured obligations of each guarantor, ranking equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of such guarantor. The guarantees of the New Wabtec Notes will be effectively subordinated to existing and future secured indebtedness of such guarantor to the extent of the value of any assets securing that indebtedness and effectively subordinated to the existing and future indebtedness and other liabilities of subsidiaries of such guarantor that do not guarantee the New Wabtec Notes.

The foregoing is a summary of the material terms of the New Wabtec Notes Indenture. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the New Wabtec Notes Indenture. See “Where You Can Find More Information; Incorporation By Reference.”

Other Agreements

Wabtec, GE, SpinCo and Merger Sub and certain of their respective subsidiaries and stockholders, directors and officers, in each case as applicable, have entered into or, before the consummation of the Transactions, will enter into, certain other agreements relating to the Transactions and various interim and ongoing relationships among GE, SpinCo and Wabtec. The material terms of these agreements are summarized below.

Voting Agreement

In connection with the signing of the Merger Agreement, certain stockholders, directors and officers of Wabtec beneficially owning approximately 10.9% of the outstanding shares of Wabtec entered into the Voting Agreement with GE which will remain in effect until the earliest of (i) the date on which the applicable approval of the Share Issuance and the Wabtec Charter Amendment is obtained from Wabtec stockholders, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, and (iii) one year after GE or Wabtec sends a notice of termination of the Merger Agreement that is not withdrawn prior to the end of such one-year period. This summary is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached as Annex C to this proxy statement and incorporated herein by reference.

With respect to each stockholder party to the Voting Agreement, the Wabtec common stock covered by the Voting Agreement (“covered shares”) includes their existing shares (subject to certain permitted transfers), together with any shares of Wabtec common stock or other capital stock of Wabtec and any shares of Wabtec common stock or other capital stock of Wabtec issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Wabtec common stock or other capital stock of Wabtec, in each case that such specified stockholder has or acquires beneficial ownership of on or after May 20, 2018.

Each stockholder party to the Voting Agreement agreed that until expiration of the Voting Agreement, at any meeting of Wabtec stockholders, such stockholder will:

•	appear or otherwise cause their covered shares to be counted as present for purposes of calculating a quorum; and
•	vote (or cause to be voted), in person or by proxy, all of their covered shares:
•	in favor of the Share Issuance, the Wabtec Charter Amendment and any related action reasonably requested by GE;
•	against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Wabtec in the Merger Agreement or of such stockholder in the Voting Agreement; and
•	against any Acquisition Proposal or Superior Proposal and against any other action, agreement or transaction involving Wabtec or its subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone, adversely affect or otherwise materially adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the performance by Wabtec of its obligations under the Merger Agreement or by such stockholder of its obligations under the Voting Agreement.

Additionally, each applicable stockholder agreed (i) not to commence or participate in and (ii) to take all actions necessary to opt out of any claim against Wabtec, Merger Sub, GE, SpinCo or any of their respective affiliates relating to the Voting Agreement or the Merger Agreement or the consummation of the transactions contemplated thereby. Furthermore, each applicable stockholder agreed not to, at any time prior to expiration of the Voting Agreement (a) enter into any voting agreement or voting trust with respect to their covered shares, (b) grant a proxy, consent or power of attorney with respect to their covered shares, or (c) knowingly take any action that would make any representation or warranty of such stockholder untrue or incorrect or have the effect of preventing such stockholder from performing any of its obligations under the Voting Agreement.

Until the expiration of the Voting Agreement, each applicable stockholder agreed not to:

•	enter into agreement or take any action that violates or conflicts with (or would reasonably be expected to do the same) such stockholder’s representations, warranties, covenants and obligations under the Voting Agreement, or

•	take any action that could restrict or otherwise affect such stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under the Voting Agreement.

Additionally, until expiration of the Voting Agreement, each applicable stockholder agreed not to request registration of the transfer of any of its covered shares or any certificate in respect thereof.

Until expiration of the Voting Agreement, subject to certain exceptions, each applicable stockholder is prohibited from transferring any of such stockholder’s covered shares, beneficial ownership thereof or any other interest therein.

Nothing in the Voting Agreement limits or restricts a stockholder in his or her capacity as a director or officer of Wabtec from acting or voting in such capacity in such person’s sole discretion or exercising such stockholder’s fiduciary duties. No party may assign, delegate or otherwise transfer any of its rights or obligations under the Voting Agreement without the consent of the other parties.

Shareholders Agreement

In connection with the closing of the Transactions, Wabtec and GE will enter into a Shareholders Agreement governing the rights and obligations of Wabtec, GE and certain of GE’s affiliates with respect to the shares of Wabtec common stock to be retained by GE following the completion of the Merger. The Shareholders Agreement sets out, among other things, standstill restrictions, a voting agreement, transfer restrictions and registration rights and procedures as further described below. This summary is qualified by reference to (i) the full text of the form of Shareholders Agreement, which is attached as Annex D to this proxy statement and incorporated herein by reference, and (ii) the terms and conditions of the final Shareholders Agreement.

Pursuant to the Merger Agreement, GE will become the beneficial owner of a number of shares of Wabtec common stock in an amount equal to approximately 9.9% of Wabtec’s outstanding common stock (the “Initial Shares”). The Initial Shares and any equity securities of Wabtec issued or issuable directly or indirectly to GE with respect to or on account of the Initial Shares (“subject shares”) are subject to the terms of the Shareholders Agreement.

Pursuant to the Shareholders Agreement, from the closing date of the Merger until the earlier of (i) the later of the 24-month anniversary of the closing date of the Merger and the 3-month anniversary of the date that GE and any of its permitted transferees that hold subject shares (“Stockholder Parties”) first cease to beneficially own any subject shares and (ii) a change of control of Wabtec (as defined below), the Stockholder Parties will not, and will cause all of their respective subsidiaries and controlled affiliates not to, directly or indirectly, unless approved by a majority of the Wabtec Board:

•	acquire (or offer or agree to do the same) beneficial ownership of Wabtec common stock or any other security of Wabtec other than equity securities of Wabtec issued or issuable directly or indirectly with respect to or on account of the Initial Shares;
•	make any statement or proposal to Wabtec or its stockholders regarding, or make any public announcement, proposal or offer or otherwise solicit or effect (whether directly or indirectly, publicly or otherwise):
•	any business combination, merger, tender offer, exchange offer or similar transaction involving Wabtec or any of its subsidiaries that may reasonably be expected to result in a change of control;
•	any restructuring, recapitalization, liquidation, dissolution or similar transaction involving Wabtec or any of its subsidiaries, including any material divestiture, break-up or spinoff;
•	any acquisition of any equity securities of Wabtec or any of its subsidiaries or rights or options to acquire the same; or
•	the composition of or election of any individual to the Wabtec Board;
•	enter into any discussions, negotiations, arrangements or understandings with respect to the foregoing, or form, join or participate in a “group” with respect to Wabtec common stock in connection with any of the forgoing;
•	request, call or seek to call a meeting of Wabtec stockholders, nominate any individual for election to the Wabtec Board at any meeting of stockholders, submit any stockholder proposal to seek representation on the Wabtec Board or any other proposal to be considered by Wabtec stockholders, or recommend that any other Wabtec stockholders vote in favor of, or otherwise publicly comment favorably or unfavorably about, or solicit votes or proxies for, any such nomination or proposal submitted by another stockholder, or otherwise publicly seek to control or influence the Wabtec Board, management or policies of Wabtec;

•	deposit any subject shares or any other Wabtec common stock in a voting trust or similar arrangement or subject such shares to any voting agreement, pooling arrangement or similar arrangement; or
•	take any action which would reasonably be expected to require Wabtec to make a public announcement regarding any of the foregoing.

The foregoing limitations will not (i) preclude confidential proposals made by a Stockholder Party to the Wabtec Board or (ii) limit the activities of any person appointed to the Wabtec Board pursuant to the terms of the Merger Agreement taken in his or her capacity as a director of Wabtec.

For purposes of the Shareholders Agreement, a “change of control” of Wabtec includes an event(s) by which (i) any “person” or “group” directly or indirectly becomes the beneficial owner of 50% or more of outstanding Wabtec common stock, (ii) all or substantially all of the consolidated assets of Wabtec are sold, (iii) Wabtec is consolidated, merged, amalgamated, reorganized or otherwise enters into a similar transaction in which it is combined with another person, unless the persons who beneficially own the outstanding Wabtec common stock immediately before such transaction beneficially own a majority of the outstanding voting securities of the combined, resulting or surviving entity (or its parent) immediately thereafter, (iv) Wabtec stockholders approve of any plan or proposal for liquidation or dissolution, or (v) a majority of the Wabtec Board no longer consists of directors who were (i) a member of the Wabtec Board as of the date of the Shareholders Agreement, (ii) appointed to the Wabtec Board pursuant to the Merger Agreement or (iii) nominated or elected to the Wabtec Board with the approval of a majority of the then-existing Wabtec Board.

For as long as the Stockholder Parties hold subject shares, each Stockholder Party must vote all its subject shares in the same proportion as the votes cast by all Wabtec common stock not beneficially owned by the Stockholder Parties on such matter. So long as the Stockholder Parties, in the aggregate, hold at least 5% of the then-outstanding Wabtec common stock, Wabtec must meet with such Stockholder Parties’ representatives at such times as they may reasonably request.

Subject to certain exceptions, for a period of 90 days following the closing date of the Merger, the Stockholder Parties will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any subject shares or any securities convertible into, or exercisable or exchangeable for subject shares, or publicly announce an intention to effect any such transaction. After such 90-day period, subject to certain exceptions, the subject shares will not be subject to transfer restrictions under the Shareholders Agreement except that the Stockholder Parties will be prohibited from transferring more than 1% of the outstanding Wabtec common stock to any person if such Stockholder Party actually knows (after reasonable inquiry) that the transferee holds 2% or more of outstanding Wabtec common stock prior to such transfer.

Pursuant to the Shareholders Agreement and subject to limited extensions, by no later than the third anniversary of the closing date of the Merger, the Stockholder Parties must sell all of the subject shares that they beneficially own.

The Shareholders Agreement will terminate with respect to each Stockholder Party at the time such Stockholder Party ceases to beneficially own any subject shares or, if earlier, upon the written agreement of Wabtec and such Stockholder Party.

Employee Matters Agreement

In connection with the Transactions, GE, SpinCo, Wabtec and Direct Sale Purchaser have agreed to enter into an Employee Matters Agreement with respect to the transfer of employees engaged in GE Transportation and related matters, including terms of employment, benefit plans and coverage and other compensation and labor matters. This summary is qualified by reference to (i) the full text of the form of Employee Matters Agreement, which is attached as Annex E to this proxy statement and incorporated herein by reference, and (ii) the terms and conditions of the final Employee Matters Agreement, which will be entered into in connection with the completion of the Transactions.

Offers of Employment and Continuing Employment

As of the closing date of the Merger, SpinCo will, or will cause one of its subsidiaries to, and Direct Sale Purchaser will cause a Direct Sale Transferred Subsidiary to, continue to employ each employee of SpinCo (or one of its subsidiaries) or a Direct Sale Transferred Subsidiary, as applicable (including accepting the employment of individuals whose employment automatically transfers to SpinCo, Direct Sale Purchaser or one of their respective subsidiaries as a result of certain transfer regulations), following the Distribution Date. In addition, Direct Sale Purchaser will, or will cause one of its subsidiaries to, offer employment to each other employee of GE or its affiliates who provides at least 80% of his or her business services in support of GE Transportation with such employment commencing on the closing date of the Merger (each, an “Offer Employee”). For Offer Employees who are inactive as of immediately prior to the Distribution, Direct Sale Purchaser will, or will cause one of its subsidiaries to, offer employment to each such inactive employee, provided that such inactive employee is able to commence, and actually commences, active employment with Direct Sale Purchaser (or one of its subsidiaries) no later than 12 months following the Distribution Date (or such longer period as required by applicable law). Each individual who continues or commences employment with Wabtec, SpinCo, Merger Sub or Direct Sale Purchaser in accordance with this paragraph is referred to herein as a “Continuing Employee.”

Terms and Conditions of Employment

For a period of 12 months following the closing date of the Merger, except where superseded by the terms of any collective bargaining agreement entered into on or after the closing date of the Merger, Wabtec and its subsidiaries (including SpinCo, Direct Sale Purchaser and any Direct Sale Transferred Subsidiary), or any of their respective affiliates, will provide to each Continuing Employee (i) at least the same salary or wages, same cash incentive compensation opportunities and same cash bonus opportunities as were provided to such Continuing Employee immediately prior to the Distribution, (ii) employee benefits having a comparable aggregate employer-provided value (including the value of tax qualified and non-tax qualified defined benefit plans and retiree health benefits) to those provided to such Continuing Employee immediately prior to the Distribution (excluding stock options and other equity awards, except as otherwise required by applicable law), and (iii) to the extent required by applicable law or a pension plan or bonus plan assumed by Wabtec or any of its subsidiaries or affiliates in connection with the Transactions, other material terms and conditions of employment as were provided to such Continuing Employee immediately prior to the Distribution.

In addition, Wabtec and its subsidiaries and affiliates will be required to (a) honor all obligations of GE and its affiliates to the Continuing Employees under any cash incentive or bonus program covering such employees as of immediately prior to the Distribution, (b) pay the Continuing Employees cash incentives or bonuses for the entire applicable performance measurement period which includes the Distribution in accordance with such programs, and (c) except where superseded by the terms of any collective bargaining agreement entered into on or after the closing date of the Merger, (x) provide vacation benefits to Continuing Employees that are at least as favorable as those provided by GE and its affiliates to such Continuing Employees immediately prior to the Distribution, (y) honor all obligations of GE, SpinCo and their respective affiliates for the accrued, unused vacation and paid time off of such Continuing Employees as of immediately prior to the Distribution, and (z) provide severance benefits to Continuing Employees who are laid off or terminated during the 12-month period following the closing date of the Merger with the same severance benefits that would have applied to the Continuing Employees under a severance or layoff plan of GE or its affiliates immediately prior to the closing date of the Merger (or, if higher, the severance benefits provided under the severance arrangements of Wabtec or one of its subsidiaries or affiliates applicable to similarly-situated employees) and to consider such employees for a pro rata bonus under the terms of a bonus plan of Wabtec, SpinCo or their respective affiliates for the year of termination.

Benefit Plan Assumption

Wabtec and its subsidiaries will assume certain (i) cash-based incentive programs covering the Continuing Employees, (ii) defined benefit pension and termination indemnity plans maintained outside of the United States (with reimbursement or indemnification by GE for certain underfunding with respect thereto), (iii) certain offer letters and employment contracts, and (iv) retention bonus agreements (provided that GE will reimburse Wabtec for any payments under such retention bonus agreements required to be paid by Wabtec that exceed $32,500,000 in the aggregate).

In addition, the parties will effect a transfer of Continuing Employees’ accounts from any health or dependent care flexible spending account plan maintained by GE or its affiliates to the corresponding flexible spending account plans maintained by Wabtec or its subsidiaries.

Allocation of Liabilities

Wabtec and its subsidiaries will generally assume all liabilities relating to the Continuing Employees, as well as all pre-closing liabilities relating to employees of GE who are offered employment with Wabtec and its subsidiaries but who decline such offers of employment and all former employees who, immediately prior to their termination of employment, were employed by SpinCo or one of its subsidiaries or were providing at least 80% of their business services in support of GE Transportation. However, GE and its affiliates will retain all liabilities relating to the current collective bargaining agreements covering Continuing Employees who are based in the U.S. and any employee benefit plans, programs and arrangements that do not transfer to Wabtec or its subsidiaries in connection with the Transactions.

Wabtec and its subsidiaries will reimburse GE and its affiliates for any payments made with respect to claims incurred prior to the closing date of the Merger, by Continuing Employees who are based in the U.S. and their eligible spouses, dependents or qualified beneficiaries under any GE-sponsored benefit plans providing health, disability, worker’s compensation, life insurance or similar benefits.

U.S. Labor Matters

Wabtec (including Direct Sale Purchaser and any of their respective subsidiaries or affiliates) will not assume any collective bargaining agreement between GE, or an affiliate of GE, and any labor organization representing any employees working for GE Transportation and employed in the United States (a “U.S. CBA”). If Wabtec or Direct Sale Purchaser is deemed to be a successor employer under the National Labor Relations Act, Wabtec will, or will cause Direct Sale Purchaser to, recognize and, if requested to, bargain in good faith as a successor employer with any labor organization that has been certified or recognized as the exclusive collective bargaining representative of any Continuing Employees who are Offer Employees.

SpinCo or a Direct Sale Transferred Subsidiary will assume each collective bargaining, works agreement or other agreement entered into between GE, or an affiliate of GE, and any labor union, works council or other labor organization representing any Continuing Employee employed outside of the United States (“Non-U.S. CBAs”), that covers any Continuing Employee employed outside of the United States, otherwise requires assumption by applicable law, or expressly states that such agreement applies to successors. With respect to each Non-U.S. CBA, GE and its affiliates must comply with certain obligations including (i) providing notice of the Distribution and Merger to each labor organization representing employees covered by Non-U.S. CBAs, if required under applicable law; (ii) ensuring that SpinCo or a Direct Sale Transferred Subsidiary recognizes and bargains in good faith with the applicable representative bodies in connection with the Transactions; (iii) complying with any consultation obligations in accordance with applicable law; and (iv) taking no actions in violation of applicable law pertaining to the protection of employee rights in the event of the transfer of undertakings. Wabtec and GE have agreed to cooperate in good faith to ensure that GE meets the foregoing obligations relating to each Non-U.S. CBA.

Prior to the effective time of the Merger, GE or one of its affiliates will comply with any notice and/or collective bargaining obligations under applicable law with respect to the Transactions, including advance notice to Wabtec of any material modifications to any U.S. CBA or Non-U.S. CBA; provided that, prior to the effective time of the Merger, GE retains the sole authority to agree to or implement any modifications.

Wabtec agrees to indemnify GE for any monetary losses suffered by GE or any of its affiliates as a result of pending or future claims asserted under any U.S. CBAs, with the exception of any claims asserted by Offer Employees (or labor organizations representing Offer Employees) pertaining to modification, termination or denial of any employee benefits that are not expressly allocated to SpinCo or a Direct Sale Transferred Subsidiary.

Non-U.S. Continuing Employees

Other than with respect to the collective bargaining agreements described above, the Employee Matters Agreement generally provides that SpinCo and Direct Sale Purchaser will, or will cause one of their respective affiliates to, in addition to meeting the requirements of the Employee Matters Agreement, comply with any additional obligations or standards required by applicable law governing the terms and conditions of employment of Continuing Employees based outside of the United States in connection with the Distribution. In addition, Wabtec will indemnify GE for certain severance or termination indemnities and related liabilities incurred by GE or its affiliates as a result of changes made after the Merger to any benefit plan or other employment terms and conditions for Continuing Employees who are resident outside of the U.S.

Non-Solicitation

GE and its subsidiaries will not, for the 12-month period following the closing date of the Merger, directly or indirectly solicit, induce or attempt to solicit or induce any Continuing Employee who was a member of GE’s executive band or higher immediately prior to the Distribution to leave the employ of Wabtec or its subsidiaries or affiliates. Wabtec and its subsidiaries will not, for the 12-month period following the closing date of the Merger, directly or indirectly induce or attempt to induce to leave the employ of GE or its affiliates any person who at the time occupies, or at any time during the preceding 12 months occupied, a position: (i) assigned to the executive band or higher and working on matters relating to SpinCo, Direct Sale Transferred Subsidiary, the Merger or the Distribution or any subsidiary transferred pursuant to the Direct Sale, or (ii) in connection with the provision of services to Wabtec and its subsidiaries and affiliates pursuant to a transition services agreement.

Tax Matters Agreement

In connection with the Transactions, GE, SpinCo, Wabtec and Direct Sale Purchaser will enter into the Tax Matters Agreement that will govern the respective rights, responsibilities, and obligations of GE, Wabtec, SpinCo and their respective subsidiaries after the Distribution, the Merger and the Direct Sale with respect to tax liabilities and benefits, tax attributes, tax returns, tax contests and other tax matters. This summary is qualified by reference to (i) the full text of the form of Tax Matters Agreement, which is attached as Annex F to this proxy statement and incorporated herein by reference, and (ii) the terms and conditions of the final Tax Matters Agreement.

In general, the Tax Matters Agreement will govern the rights and obligations of GE, on the one hand, and SpinCo and Wabtec, on the other hand, after the Distribution with respect to taxes for tax periods (or portions thereof) ending on, before or after the Distribution Date. Subject to certain exceptions, under the Tax Matters Agreement:

•	GE generally will be responsible for (i) taxes of SpinCo and its subsidiaries, and taxes imposed on or in respect of the assets sold and the liabilities assumed pursuant to the Direct Sale, in each case, for tax periods (or portions thereof) ending on or before the Distribution Date, (ii) taxes arising with respect to the failure of the Distribution to qualify as a tax-free distribution to the GE stockholders pursuant to Section 355(a) of the Code or the failure of any of certain aspects of the Internal Reorganization to qualify for their intended tax-free treatment (except in certain cases where such tax liability arises (x) as a result of actions or failures to act, or breaches of the Tax Matters Agreement, by Wabtec, SpinCo or their subsidiaries, or (y) with respect to the assets of Wabtec, SpinCo or their subsidiaries, that affect, in each case, the intended tax treatment of the Distribution or Internal Reorganization), (iii) 100% of applicable transfer taxes relating to the Internal Reorganization and the SpinCo Transfer and 50% of other applicable transfer taxes, and (iv) taxes (other than transfer taxes) arising from the application of Section 355(e) of the Code to the Distribution and the making of elections under Section 336(e) of the Code with respect to the Distribution; and
•	Wabtec and SpinCo generally will be responsible for (i) taxes of SpinCo and its subsidiaries, and taxes imposed on or in respect of the assets sold and the liabilities assumed pursuant to the Direct Sale, in each case, for tax periods (or portions thereof) ending after the Distribution Date, (ii) taxes arising (x) as a result of actions or failures to act, or breaches of the Tax Matters Agreement, by Wabtec, SpinCo or their subsidiaries, or (y) with respect to the assets of Wabtec, SpinCo or their subsidiaries, and affecting, in each case, the intended tax treatment of the Distribution or the Internal Reorganization, and (iii) 50% of applicable transfer taxes (except for transfer taxes relating to the Internal Reorganization and the SpinCo Transfer).

Where the Tax Matters Agreement requires a party to pay an amount in respect of another person’s taxes, such party also is generally required to pay related costs and expenses.

In addition, the Tax Matters Agreement generally will prohibit SpinCo, Wabtec, and their subsidiaries from taking certain actions that could affect the intended tax treatment of the SpinCo Transfer, the Distribution, the Merger, or the Internal Reorganization, including the Merger’s qualification as a reorganization within the meaning of Section 368(a) of the Code and the Distribution’s qualification as a distribution that is tax-free to the GE stockholders pursuant to Section 355(a) of the Code. Among other things, subject to certain exceptions, for a two-year period following the Distribution Date, SpinCo, Wabtec, and their subsidiaries may not:

•	cause or permit the cessation of the active conduct of certain of SpinCo’s businesses, dispose of interests in any entity conducting such businesses, or change the U.S. tax classification of any such entity;
•	redeem or repurchase any stock or stock rights of Wabtec, other than in certain open-market transactions; or
•	merge, consolidate or amalgamate with any other person (other than pursuant to the Merger or mergers, consolidations or amalgamations in which SpinCo or Wabtec, as relevant, is the surviving party).

Subject to certain exceptions, the Tax Matters Agreement will also generally prohibit SpinCo, Wabtec, and their subsidiaries from taking any other action that would affect the intended tax treatment of the SpinCo Transfer, the Distribution, the Merger, or the Internal Reorganization or would increase the tax liability of GE or its affiliates with respect to tax periods (or portions thereof) ending on or before the Distribution Date. If SpinCo, Wabtec or any of their affiliates intends to take any of the restricted actions described in the Tax Matters Agreement, including the actions described above, Wabtec will be required to obtain an IRS ruling or an unqualified tax opinion reasonably satisfactory to GE to the effect that such action will not affect the intended tax treatment of the SpinCo Transfer, the Distribution, the Merger, or the Internal Reorganization (and GE will be required to cooperate in good faith in connection with Wabtec’s efforts to obtain such IRS ruling or unqualified opinion). However, if SpinCo, Wabtec, or any of their affiliates takes any of the restricted actions described in the Tax Matters Agreement, including the actions described above, and such action results in tax-related losses to GE, then Wabtec may be required under the Tax Matters Agreement to indemnify GE for such losses, without regard to whether Wabtec has obtained such an IRS ruling or unqualified opinion.

GE and Wabtec intend that the Distribution will be tax-free to the GE stockholders pursuant to Section 355(a) of the Code but that the Distribution and/or certain related transactions will be taxable to GE. The Tax Matters Agreement (including portions thereof incorporated in the Merger Agreement) require or will require GE to take certain actions in support of this intended tax treatment, including using reasonable best efforts to obtain, prior to the closing of the Merger, an IRS ruling with respect to certain aspects of the Distribution that is reasonably satisfactory to GE and Wabtec, and selling certain stock of Wabtec received in the Merger in one or more public offerings meeting certain conditions within two years of the Distribution Date. In the event that GE cannot obtain such an IRS ruling, the parties intend to restructure the Distribution and related transactions and make appropriate revisions to the form of Tax Matters Agreement.

GE and Wabtec also intend that the Transactions will generally provide SpinCo, Direct Sale Purchaser and their respective domestic subsidiaries with increased tax bases in their assets equal, in most cases, to their fair market values as of the Distribution Date. These increased tax bases are expected to result in future reductions in Wabtec’s tax liability that would not be realized by Wabtec if GE and Wabtec were to engage in a wholly tax-free transaction. The Tax Matters Agreement will require Wabtec to pay certain amounts, capped at a specified total, to GE as and when Wabtec realizes actual cash tax savings on account of such reductions in its tax liability. Wabtec’s obligation to pay such amounts may be accelerated or increased upon the occurrence of certain specified events, including late payments by Wabtec, breaches by Wabtec of its obligations under the Tax Matters Agreement, or the occurrence of an insolvency, a bankruptcy or a similar proceeding, a default under a material lending arrangement, or a related event, in each case, with respect to Wabtec or its affiliates. GE will be required to repay certain amounts received under the Tax Matters Agreement on account of tax benefits of Wabtec that are later disallowed.

The Tax Matters Agreement will be binding on and inure to the benefit of any successor to any of the parties of the Tax Matters Agreement to the same extent as if such successor had been an original party to the Tax Matters Agreement.

IP Cross License Agreement

Prior to the Distribution Effective Time, GE and SpinCo will enter into the IP Cross License Agreement, pursuant to which (i) GE will license to SpinCo certain intellectual property, software, technology, data and GE materials, and (ii) SpinCo will license to GE certain intellectual property, software, technology and data all as further described below. The IP Cross License Agreement will continue until terminated and may only be terminated upon mutual written agreement; however, the licenses granted thereunder survive termination.

Grants from GE to SpinCo

Pursuant to the IP Cross License Agreement, GE will grant to SpinCo the following rights and licenses (subject to the terms and conditions of any third party agreement pursuant to which applicable intellectual property, software, technology or data has been licensed to GE) along with certain covenants not to sue with respect to such rights and licenses:

•	GE will grant to SpinCo and its subsidiaries a non-exclusive, irrevocable, royalty-free, fully paid-up, worldwide, non-sublicensable and non-transferable (except as described below), perpetual right and license to use certain specified GE software solely as used (or contemplated to be used) by GE Transportation as of the date of the IP Cross License Agreement. The IP Cross License Agreement also prohibits marketing or reselling any element of such GE software;
•	GE will grant to SpinCo and its subsidiaries a non-exclusive, irrevocable, royalty-free, fully paid-up, worldwide, non-sublicensable and non-transferable (except as described below), perpetual right and license to use, improve, and commercialize certain specified GE intellectual property, GE technology, and GE data (collectively, the “Specified GE Licensed Items”) as used (or contemplated to be used) by GE Transportation as of the date of the IP Cross License Agreement, subject to certain restrictions;
•	GE will grant to SpinCo and its subsidiaries a non-exclusive, irrevocable, royalty-free, fully paid-up, worldwide, non-sublicensable and non-transferable (except as described below), perpetual right and license allowing SpinCo to use certain specified GE materials and create and develop improvements thereto; and
•	The licenses permit sublicensing to (i) an acquirer of all or substantially all of the assets of SpinCo and its subsidiaries to which the IP Cross License Agreement relates or (ii) customers or end-users in connection with products or services provided in substantially the same manner that such sublicenses were granted as of the Distribution Date.

Grants from SpinCo to GE and its Affiliates

Pursuant to the IP Cross License Agreement, SpinCo will grant to GE the following rights and licenses (subject to the terms and conditions of any third party agreement pursuant to which the applicable intellectual property, software, technology or data has been licensed to SpinCo) along with certain covenants not to sue with respect to such rights and licenses:

•	SpinCo will grant to GE and its affiliates a non-exclusive, irrevocable, royalty-free, fully paid-up, worldwide, non-sublicensable and non-transferable (except as described below), perpetual right and license to use certain specified SpinCo software, subject to certain restrictions;
•	SpinCo will grant to GE and its affiliates a non-exclusive, irrevocable, royalty-free, fully paid-up, worldwide, non-sublicensable and non-transferable (except as described below), perpetual right and license to use, improve, and commercialize certain specified SpinCo intellectual property, SpinCo technology and SpinCo data (collectively, the “Specified SpinCo Licensed Items”) subject to certain restrictions; and
•	The licenses permit sublicensing to an acquirer of any of the businesses, a line of business, or all or substantially all of the operations or assets of GE or such affiliates to which the IP Cross License Agreement relates.

Under the IP Cross License Agreement, each party will retain the sole right, but not the obligation, to protect the intellectual property, software, technology and data owned by such party.

The IP Cross License Agreement will place restrictions on SpinCo’s use of the Jenbacher Type 6 Engine Platform and the intellectual property rights therein and on GE’s use of the Powerhaul P616/P612 and the intellectual property rights therein. Additionally, pursuant to the IP Cross License Agreement, GE will agree not to assert certain claims it may have against SpinCo arising solely out of SpinCo’s internal use of Six Sigma and LEAN software, documentation and materials owned by GE or any of its affiliates relating to the Six Sigma program. GE will also have certain obligations to assist SpinCo in its efforts to obtain non-exclusive licenses related to the Six Sigma program.

The IP Cross License Agreement is not assignable, in whole or in part, by SpinCo without the prior written consent of GE; except SpinCo may assign the IP Cross License Agreement (i) in whole but not in part, to an affiliate in connection with a corporate reorganization or (ii) in whole or in part to a subsidiary. GE is permitted, without the consent of SpinCo, to assign the IP Cross License Agreement or any of its rights and obligations thereunder to an affiliate that expressly assumes all of its obligations.

Trademark License Agreement

In connection with the Transactions, GE and SpinCo will enter into the Trademark License Agreement, effective as of the Distribution Date, pursuant to which GE will grant to SpinCo a license to use certain of the GE Names and Marks. Unless terminated or extended, the Trademark License Agreement will expire five years after the Distribution Date, but may be renewed by SpinCo, upon written notice to GE, for one additional five year period. All terms of the Trademark License Agreement will also remain in effect throughout any applicable grace period granted thereunder.

Under the Trademark License Agreement, GE will grant to SpinCo a personal, non-exclusive, non-transferable, non-assignable (except as described below), non-sublicensable (except to certain permitted subsidiaries as described below), license during the term of the Trademark License Agreement and any grace period to use certain of the GE Names and Marks only (i) as part of the new corporate name of SpinCo or certain of its subsidiaries or (ii) in connection with the manufacture by or for SpinCo or certain of its subsidiaries (including the right to have manufactured by vendors approved by GE) and the display, sale, marketing, advertising, promotion and distribution of certain licensed products. Licensed products include existing products and services bearing the applicable licensed GE Names and Marks that are sold in the licensed territory by GE Transportation under such GE Names and Marks as of the Distribution Date. SpinCo may request that the foregoing license be extended to cover additional products or services subject to GE’s written approval.

The territory in which SpinCo will be permitted to use the licensed GE Names and Marks is worldwide, except for Cuba (unless SpinCo has a license or other authorization from the U.S. government permitting SpinCo’s operation in Cuba with respect to the licensed products), Iran, North Korea, Syria and any other country(ies) that the U.S. government or GE reasonably determines is a state sponsor of terrorism and GE does not conduct business in such country(ies), upon written notice to SpinCo. The Trademark License Agreement also prohibits exercise of any rights granted under it with respect to any jurisdiction (i) in which the licensee group, its affiliates or GE is not permitted to conduct business, and (ii) to the extent that GE makes a policy determination that it and its affiliates will cease doing business in such jurisdiction.

The foregoing license will be royalty-free during the initial term and, if applicable, the renewal term. If the license is extended to cover additional products or services, it will be royalty-bearing at GE’s then-current royalty rates.

Additionally, use of the licensed GE Names and Marks pursuant to the foregoing license must be in strict accordance with certain of GE’s quality, safety, usage and other guidelines as well as other restrictions, covenants and approval rights granted to GE in the Trademark License Agreement.

Sublicensing of the rights and licenses will only be permitted when to one of SpinCo’s direct or indirect subsidiaries engaged in the GE Transportation business as of the Distribution Date and which has executed an agreement to be bound by all obligations of SpinCo under the Trademark License Agreement.

GE retains exclusive ownership of the licensed GE Names and Marks. All goodwill, rights or interests that might be acquired by the use of the licensed GE Names and Marks by the licensee group inure to the sole benefit of GE.

The Trademark License Agreement also governs the parties’ rights and obligations with respect to registration as well as enforcement and defense of third party claims relating to the licensed GE Names and Marks. GE retains the sole right to protect the licensed GE Names and Marks in its sole discretion, including deciding whether and how to file and prosecute applications to register the licensed GE Names and Marks, whether to abandon such applications or registrations, and whether to discontinue payment of any maintenance or renewal fees with respect to any such registrations. GE retains the sole and exclusive right to determine whether or not action will be taken due to or against third party infringements or to otherwise terminate such infringements.

Should GE’s trademark counsel render a legal opinion that concludes that use of the licensed GE Names and Marks becomes threatened as a result of a claim by a third party or applicable law or rule, regulation or policy of a governmental authority, then the licensee group must use its reasonable best efforts to cease use of the licensed GE Names and Marks upon notice from GE. In addition, in the event of any such opinion, GE’s and SpinCo’s respective trademark counsel will negotiate in good faith an amendment that modifies the Trademark License Agreement to the extent reasonably necessary to address the legal issue arising out of such third party claim or applicable law or rule, regulation or policy.

Except for liability for indemnification, GE’s total liability under or related to the Trademark License Agreement is limited to $1,000.

The Trademark License Agreement is not assignable, in whole or in part, by operation of law or otherwise without the prior written consent of both parties, except that GE is permitted to assign its rights and obligations to affiliates. Furthermore, the licensee group is prohibited from extending, sublicensing, conveying, pledging, encumbering, or otherwise disposing of the Trademark License Agreement or its rights or interest thereunder without the prior written consent of GE.

SpinCo will have the right to terminate the Trademark License Agreement upon six months’ prior notice to GE. GE will have the right to terminate the Trademark License Agreement in the event of certain listed events including a change of control of SpinCo or certain of its subsidiaries without notice to and prior written consent of GE. For purposes of the Trademark License Agreement, “change of control” includes, with respect to SpinCo or the applicable subsidiary, the acquisition, directly or indirectly, of control of SpinCo or such subsidiary by a third party, either alone or pursuant to an arrangement or understanding with one or more persons.

The Trademark License Agreement also governs the parties’ obligations with respect to recalls. Specifically, SpinCo bears any and all costs related to any product recall of licensed products, whether voluntary or required by a governmental authority or GE.

Transition Services Agreement

GE and SpinCo will enter into the Transition Services Agreement on the Distribution Date. Pursuant to the Transition Services Agreement, GE will provide SpinCo and its subsidiaries with certain services, including information technology, supply chain, financial, human resources and other specified services, as well as access to certain of GE’s existing facilities. In addition, SpinCo will provide GE with certain limited post-Distribution services and facility access. The full scope of the transition services to be provided under the Transition Services Agreement will continue to be refined and supplemented by GE and SpinCo prior to the date of the Distribution.

The services provided by GE to SpinCo and by SpinCo to GE are generally planned to extend for an initial term of 18 to 24 months. In most cases, a recipient of a given service under the Transition Services Agreement can terminate the service prior to the applicable expiration date upon advanced notice given to the service provider (which, depending on the service, can be up to six months’ prior notice), provided the recipient pays the additional costs incurred by the provider in connection with the early wind-down of the service. Certain individual services may be extended at no additional premium upon 60 days’ prior written notice by the recipient and the provider will not unreasonably withhold its consent to any such extension requests, however, the total service period (including any extensions) with respect to any service may not extend more than 24 months following the Distribution Date.

Services are generally provided at a base monthly service fee per service and the provider is permitted to increase a given service fee in the event that the provider’s direct costs of providing such a service increases.

Additional Agreements

GE and SpinCo expect to enter into other commercial agreements or arrangements in connection with the separation of the operations of GE Transportation from GE, including, without limitation, agreements relating to certain research and development activities and co-location services.

Description of Wabtec Capital Securities

The rights of holders of Wabtec’s stock are governed by Delaware law, the Wabtec Charter and the Wabtec Bylaws. For information on how to obtain a copy of the Wabtec Charter and the Wabtec Bylaws, see “Where You Can Find More Information; Incorporation by Reference”

The following description of Wabtec’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Wabtec Charter and the Wabtec Bylaws.

General

As of the date of this proxy statement, Wabtec’s authorized capital stock consists of 201,000,000 shares of capital stock, consisting of up to 200,000,000 shares of common stock, par value $0.01 per share, and up to 1,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. As of August 1, 2018, there were 96,544,919 shares of Wabtec common stock issued and outstanding and Wabtec had reserved 2,774,197 additional shares of common stock for issuance under its stock compensation plans. As of the date of this proxy statement, no shares of preferred stock have been issued.

Common Stock

Dividends. The holders of Wabtec common stock are entitled to receive dividends when, as and if declared by the Wabtec Board, out of funds legally available for their payment subject to the rights of holders of Wabtec preferred stock.

Voting Rights. The holders of Wabtec common stock are entitled to one vote per share on all matters submitted to a vote of Wabtec stockholders. There are no cumulative voting rights associated with Wabtec common stock.

Rights Upon Liquidation. In the event of Wabtec’s voluntary or involuntary liquidation, dissolution or winding up, the holders of Wabtec common stock will be entitled to share equally in any of Wabtec’s assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of the outstanding shares of Wabtec preferred stock have received their liquidation preferences in full.

Miscellaneous. The outstanding shares of Wabtec common stock are fully paid and nonassessable. The holders of Wabtec common stock are not entitled to preemptive or redemption rights. There are no sinking fund provisions applicable to the common stock. Shares of Wabtec common stock are not convertible into shares of any other class of capital stock. Wells Fargo Shareowner Services is the transfer agent and registrar for the Wabtec common stock.

Stock Exchange Listing. Wabtec common stock is listed on the New York Stock Exchange and trades under the symbol “WAB.”

Preferred Stock

The Wabtec Charter expressly authorizes the Wabtec Board, subject to any limitations prescribed by law and without further stockholder action, to provide for the issuance of up to 1,000,000 shares of preferred stock in one or more series from time to time. In addition, the Wabtec Board is authorized to establish from time to time the number of shares to be included in each series of preferred stock and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each series of preferred stock.

As of the date of this proxy statement, no shares of preferred stock have been issued.

Special Charter Provisions

The Wabtec Charter and the Wabtec Bylaws contain various provisions that may discourage or delay attempts to gain control of Wabtec. For example:

•	the Wabtec Board is classified into three classes, with one class elected each year to serve a three-year term;
•	the Wabtec Bylaws require the Nominating and Corporate Governance Committee to nominate (a) William E. Kassling (so long as Mr. Kassling is able and willing to serve and members of his immediate family and their affiliates collectively and beneficially own at least 50% of the shares of common stock of Wabtec beneficially owned by Mr. Kassling immediately after the closing of the stock purchase transaction governed by the stock purchase agreement dated as of March 5, 1997 and described in the Current Report on Form 8-K filed by Wabtec on April 11, 1997) and (b) Emilio A. Fernandez (so long as Mr. Fernandez is able and willing to serve and Mr. Fernandez and his immediate family and their affiliates collectively and beneficially own at least 50% of the shares of common stock of Wabtec delivered by the Corporation pursuant to that certain Asset Purchase Agreement dated as of January 23, 1995 by and among Wabtec, Pulse Acquisition Corporation, Pulse Electronics, Incorporated and Pulse Embedded Computer Systems, Inc., which was filed as an exhibit to Wabtec’s Registration Statement on Form S-1 (Registration No. 33-90866)). The Wabtec Corporate Governance Guidelines, amended as of May 15, 2018, provide for the resignation of directors from the Wabtec Board upon reaching the age of 75;

•	except as otherwise provided by applicable law, the Wabtec Charter or the Wabtec Bylaws may be altered, amended or repealed by the stockholders at any annual or special meeting or by action of the Wabtec Board;
•	special meetings of the stockholders may be called at any time by the Chairman of the Wabtec Board, the Chief Executive Officer, a majority of the Wabtec Board or stockholders owning not less than 25% of the capital stock of Wabtec’s issued and outstanding capital stock entitled to vote and may not be called by any other person or persons or in any other manner; and
•	stockholders must provide advance notice if they wish to submit a proposal or nominate candidates for director at Wabtec’s annual meeting of stockholders.

Other Contractual Provisions

Other contracts to which Wabtec is a party also contain provisions that may discourage or delay attempts to gain control of Wabtec. For example, pursuant to the terms of a shareholders agreement entered into in connection with Wabtec’s acquisition of Faiveley Transport, two of Wabtec’s directors, Erwan Faiveley and Philippe Alfroid, who were designated by the Faiveley shareholders, were appointed to the Wabtec Board upon completion of Wabtec’s acquisition of Faiveley Transport and will continue to be nominated to the Wabtec Board so long as the former Faiveley shareholders beneficially own a certain percentage of the outstanding shares of Wabtec common stock. In addition, pursuant to the terms of that shareholders agreement, Stéphane Rambaud-Measson initially was appointed as an observer to the Wabtec Board in November 2016. Mr. Rambaud-Measson was appointed to the Wabtec Board in May 2017 in accordance with the terms of his employment agreement with Wabtec. Copies of the shareholders agreement and the employment agreement with Mr. Rambaud-Measson described above are exhibits to documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” for information on how to obtain copies of those agreements.

Risk Factors

In determining whether to vote for the proposals at the special meeting, you should carefully consider each of the following risks and all of the other information contained and incorporated by reference in this proxy statement and the exhibits hereto. Some of the risks described below relate principally to the Transactions, while others relate principally to the business and the industry in which Wabtec, including SpinCo and the Transferred Subsidiaries, will operate after the Transactions. The remaining risks relate principally to the securities markets generally and ownership of shares of Wabtec common stock. The risks described below are not the only risks that Wabtec currently faces or will face after the Transactions. Additional risks and uncertainties not currently known or that are currently expected to be immaterial also may materially and adversely affect Wabtec’s business and financial condition or the price of Wabtec common stock following the consummation of the Transactions. In addition, you should consider the risks associated with Wabtec’s business that appear in its annual report on Form 10-K for the year ended December 31, 2017 or any subsequent reports filed with the SEC and incorporated by reference into this proxy statement.

Risks Related to the Transactions

The Transactions may not be completed on the terms or timeline currently contemplated, or at all, as Wabtec and GE may be unable to satisfy the conditions or obtain the approvals required to complete the Transactions or such approvals may contain material restrictions or conditions.

The consummation of the Transactions is subject to numerous conditions, including, among other things:

•	the approval by Wabtec stockholders of the Share Issuance;
•	the approval by Wabtec stockholders of the Wabtec Charter Amendment;
•	the termination or expiration of the applicable waiting period under the HSR Act;
•	the taking, making or obtaining of all material actions by, consents or approvals of, or in respect of or filings with any governmental authority required to permit the Transactions;
•	the effectiveness under the Securities Act of (i) SpinCo’s registration statement on Form 10 or such Form(s) as shall be required under applicable SEC rules in connection with the Distribution and (ii) Wabtec’s registration statement on Form S-4 in connection with the Merger, and, in each case, the absence of any stop order issued by the SEC or any pending proceeding before the SEC seeking a stop order with respect thereto;
•	the receipt of the GE Tax Opinions and the Wabtec Tax Opinion by GE and Wabtec, respectively;
•	the receipt of the Direct Sale Purchase Price by GE;
•	the completion of the various transaction steps contemplated by the Merger Agreement and the Separation Agreement, including the International Reorganization, the Direct Sale, the SpinCo Transfer and the Distribution; and
•	other customary conditions.

There is no assurance that the Transactions will be consummated on the terms or timeline currently contemplated, or at all. Wabtec and GE have and will continue to expend time and resources of management and to incur legal, advisory and financial services fees related to the Transactions and the related financing for the Transactions. These expenses must be paid regardless of whether the Transactions are consummated.

Governmental authorities may not approve the Transactions, may impose conditions to the approval of the Transactions or may require changes to the terms of the Transactions. Any such conditions or changes could have the effect of delaying completion of the Transactions, imposing costs on or limiting the revenues of the combined company following the Transactions or otherwise reducing the anticipated benefits of the Transactions. Any condition or change which results in a material adverse effect on GE and/or Wabtec under the Merger Agreement may cause GE and/or Wabtec to restructure or terminate the Transactions.

If completed, the integration of Wabtec and GE Transportation may not be successful or the anticipated benefits from the Transactions may not be realized.

After the consummation of the Transactions, Wabtec will have significantly more sales, assets and employees than it did prior to the consummation of the Transactions. During the period in which transition services are provided to Wabtec by GE, SpinCo will have a continued dependence on the provision of services from GE, including with respect to research and development and information technology infrastructure. The integration process will require Wabtec to expend capital and significantly expand the scope of its operations. Wabtec management will be required to devote a significant amount of time and attention to the process of integrating the operations of Wabtec’s business and GE Transportation. There is a significant degree of difficulty and management involvement inherent in that process. These difficulties include, but are not limited to:

•	integrating GE Transportation while carrying on the ongoing operations of Wabtec’s business;
•	managing a significantly larger company than before the consummation of the Transactions;
•	the possibility of faulty assumptions underlying Wabtec’s expectations regarding the integration process;
•	coordinating a greater number of diverse businesses located in a greater number of geographic locations;
•	operating in geographic markets or industry sectors in which Wabtec may have little or no experience;
•	complying with laws of new jurisdictions in which Wabtec has not previously operated;
•	integrating business systems and models;
•	attracting and retaining the necessary personnel associated with GE Transportation following the consummation of the Transactions;
•	creating and implementing uniform standards, controls, procedures, policies and information systems and controlling the costs associated with such matters; and
•	integrating information technology, purchasing, accounting, finance, sales, billing, payroll and regulatory compliance systems, and meeting external reporting requirements following the consummation of the Transactions.

All of the risks associated with the integration process could be exacerbated by the fact that Wabtec may not have a sufficient number of employees with the requisite expertise to integrate the businesses or to operate Wabtec’s business after the Transactions. Failure to hire or retain employees with the requisite skills and knowledge to run Wabtec after the Transactions may have a material adverse effect on Wabtec’s business, financial condition and results of operations.

Even if Wabtec is able to combine the two business operations successfully, it may not be possible to realize the benefits of the increased sales volume and other benefits, including the synergies that are expected to result from the Transactions, or realize these benefits within the time frame that is anticipated. For example, the elimination of duplicative costs may not be possible or may take longer than anticipated, or the benefits from the Transactions may be offset by costs incurred or delays in integrating the companies. In addition, the quantification of synergies expected to result from the Transactions is based on significant estimates and assumptions that are subjective in nature and inherently uncertain. The amount of synergies actually realized following the Transactions, if any, and the time periods in which any such synergies are realized, could differ materially from the expected synergies discussed in this proxy statement, regardless of whether Wabtec is able to combine the two business operations successfully.

If Wabtec is unable to successfully integrate GE Transportation or if it is unable to realize the anticipated synergies and other benefits of the Transactions, there could be a material adverse effect on Wabtec’s business, financial condition and results of operations.

The Merger Agreement contains provisions that may discourage other companies from trying to acquire Wabtec.

The Merger Agreement contains provisions that may discourage a third party from submitting prior to the closing of the Transactions a business combination proposal to Wabtec that might result in greater value to Wabtec stockholders than the Transactions. The Merger Agreement generally prohibits Wabtec from soliciting any alternative transaction proposal, although the Wabtec Board may, subject to certain limitations, withdraw or modify its recommendation regarding the Transactions in the event it receives an unsolicited alternative transaction proposal that the Wabtec Board determines is superior to the Transactions. See “The Merger Agreement—No Solicitation” and “—Board Recommendation.” In addition, before the Wabtec Board may withdraw or modify its recommendation regarding the Transactions, GE has the opportunity to negotiate with Wabtec to modify the terms of the Transactions in response to any competing acquisition proposals. See “The Merger Agreement—Board Recommendation.” If the Merger Agreement is terminated by Wabtec or GE in certain circumstances, Wabtec may be obligated to pay a termination fee to GE, which would represent an additional cost for a potential third party seeking a business combination with Wabtec. See “The Merger Agreement—Termination Fee and Expenses.”

Failure to complete the Transactions could adversely affect the market price of Wabtec common stock as well as its business, financial condition and results of operations.

If the Transactions are not completed for any reason, the price of Wabtec common stock may decline, or the company’s business, financial condition and results of operations may be impacted: to the extent that the market price of Wabtec common stock reflects positive market assumptions that the Transactions will be completed and the related benefits will be realized; based on significant expenses, such as legal, advisory and financial services which generally must be paid regardless of whether the Transactions are completed; based on potential disruption of the business of Wabtec and distraction of its workforce and management team; and based on the requirement in the Merger Agreement that, under certain circumstances, Wabtec must pay GE a termination fee or reimburse GE for expenses relating to the Transactions.

Wabtec will incur significant costs related to the Transactions that could have a material adverse effect on its liquidity, cash flows and operating results.

Wabtec expects to incur significant, one-time costs in connection with the Transactions, some of which will be capitalized, including approximately $35.0 million of financing-related fees, approximately $60.0 million of transaction-related costs (including advisory, legal, accounting and other professional fees) and approximately $88.0 million of transition and integration-related costs (a portion of which will be incremental capital spending), which Wabtec management believes are necessary to realize the anticipated synergies from the Transactions. The incurrence of these costs may have a material adverse effect on Wabtec’s liquidity, cash flows and operating results in the periods in which they are incurred.

Investors holding shares of Wabtec common stock immediately prior to the completion of the Transactions will have a significantly reduced ownership and voting interest in Wabtec after the Transactions and will exercise less influence over management.

Investors holding shares of Wabtec common stock immediately prior to the completion of the Transactions will, in the aggregate, own a significantly smaller percentage of the combined company immediately after the completion of the Transactions.

Upon consummation of the Merger and calculated based on Wabtec’s outstanding common stock immediately prior to the Merger on a fully-diluted, as-converted and as-exercised basis, 50.1% of the outstanding shares of Wabtec common stock would be held collectively by GE and pre-Merger holders of GE common stock (with approximately 9.9% of the outstanding shares of Wabtec common stock expected to be held by GE) and 49.9% of the outstanding shares of Wabtec common stock would be held by pre-Merger Wabtec stockholders. The shares held by GE will be subject to GE’s obligations under (x) the Tax Matters Agreement to sell a number of shares of Wabtec common stock within two years of the Distribution Date (as described in the section of this proxy statement entitled “Other Agreements—Tax Matters Agreement”) and (y) the Shareholders Agreement to sell, subject to limited exceptions, all of the shares of Wabtec common stock GE beneficially owns within three years of the closing date of the Merger and prior thereto, to vote all of such shares in the proportion required under the Shareholders Agreement (as described in the section of this proxy statement entitled “Other Agreements—Shareholders Agreement”). Consequently, Wabtec stockholders, collectively, will be able to exercise significantly less influence over the management and policies of the combined company than they will be able to exercise over the management and Wabtec’s policies immediately prior to the completion of the Transactions.

Where calculations are presented in this proxy statement on a fully-diluted, as-converted and as-exercised basis, such calculations reflect a number of outstanding shares of Wabtec common stock that will be higher than the number of shares of Wabtec common stock actually outstanding at the relevant time, which variance may affect the actual percentages upon consummation of the Merger. In addition, in those instances, references to “Wabtec stockholders” owning 49.9% of the outstanding Wabtec common stock assume that the holders of instruments convertible into or exercisable for Wabtec common stock are the owners of the underlying Wabtec common stock and, with limited exceptions, assume that Wabtec equity awards, including those that may be settled in cash, are instruments convertible into or exercisable for Wabtec common stock.

The calculation of merger consideration will not be adjusted if there is a change in the value of GE Transportation or its assets or the value of Wabtec before the Transactions are completed.

The calculation of the number of shares of Wabtec common stock to be distributed in the Merger is based upon fixed percentages and will not be adjusted if there is a change in the value of GE Transportation or its assets or the value of Wabtec prior to the consummation of the Transactions. Wabtec will not be required to consummate the Merger if there has been any “material adverse effect” on GE Transportation as defined in the Merger Agreement (as discussed above under “The Merger Agreement”). However, Wabtec will not be permitted to terminate or re-solicit the vote of Wabtec stockholders because of any changes in the market prices of Wabtec common stock or any changes in the value of GE Transportation that do not constitute a material adverse effect on GE Transportation.

Sales of Wabtec common stock after the Transactions may negatively affect the market price of Wabtec common stock.

The shares of Wabtec common stock to be issued as part of the Transactions will generally be eligible for immediate resale. The market price of Wabtec common stock could decline as a result of sales of a large number of shares of Wabtec common stock in the market after the consummation of the Transactions or even the perception that these sales could occur.

Following the consummation of the Transactions, GE is expected to hold approximately 9.9% of the outstanding Wabtec common stock. Pursuant to the Tax Matters Agreement and the Shareholders Agreement, GE is subject to certain requirements to sell shares of Wabtec common stock acquired in the Merger with a number of shares required to be sold by the second anniversary of the Merger and, with limited exceptions, all such shares required to be sold by the third anniversary of the closing of the Merger. Although these required sales have been disclosed, future sales by GE of a substantial number of shares could reduce the market price of Wabtec common stock.

Currently, GE stock may be held in index funds, and may be held by institutional investors subject to various investing guidelines. Because Wabtec may not be included in these indices following the consummation of the Transactions or may not meet the investing guidelines of some of these institutional investors, these index funds and institutional investors may decide to or may be required to sell the Wabtec common stock that they receive. In addition, with respect to the GE retirement plans that receive shares of Wabtec common stock in the Transactions, if any, those persons with investment discretion with respect to those shares of Wabtec common stock may decide to sell such shares following the consummation of the Transactions.

Wabtec has incurred, and expects to incur, new indebtedness in connection with the Transactions, and the degree to which Wabtec will be leveraged following completion of the Transactions may have a material adverse effect on Wabtec’s business, financial condition or results of operations and cash flows.

Wabtec and the other Borrowers entered into the Credit Agreement on June 8, 2018, which includes (i) a $1.2 billion Revolving Credit Facility, (ii) a $350.0 million Refinancing Term Loan and (iii) a $400.0 million Delayed Draw Term Loan. Wabtec also obtained Bridge Commitments in respect of the Bridge Loan Facility in an amount not to exceed $2.5 billion. On September 14, 2018, in accordanc with the Commitment Letter, the Bridge Commitments were permanently reduced to $0 in connection with Wabtec’s issuance of $500 million aggregate principal amount of the Floating Rate Notes, $750 million aggregate principal amount of the 2024 Notes and $1.25 billion aggregate principal amount of the 2028 Notes. Wabtec will use funds available under the Delayed Draw Term Loan and the proceeds from the issuance of the New Wabtec Notes to pay the Direct Sale Purchase Price. The Credit Agreement is expected to have approximately $812 million of unused availability immediately following consummation of the Transactions.

If Wabtec is not able to repay or refinance its debt as it becomes due, Wabtec may be forced to sell assets or take other disadvantageous actions, including (i) reducing financing in the future for working capital, capital expenditures and general corporate purposes or (ii) dedicating an unsustainable level of Wabtec’s cash flow from operations to the payment of principal and interest on Wabtec’s indebtedness. In addition, Wabtec’s ability to withstand competitive pressures and react to changes in Wabtec’s industry could be impaired. The lenders who hold such debt also could accelerate amounts due, which could potentially trigger a default or acceleration of any of Wabtec’s other debt.

In addition, Wabtec may increase its debt or raise additional capital following the Transactions, subject to restrictions in Wabtec’s debt agreements. If Wabtec’s cash flow from operations is less than it anticipates, or if Wabtec’s cash requirements are more than it expects, Wabtec may require more financing. However, debt or equity financing may not be available to Wabtec on terms advantageous or acceptable to Wabtec, if at all. If Wabtec incurs additional debt or raises equity through the issuance of preferred stock, the terms of the debt or preferred stock issued may give the holders rights, preferences and privileges senior to those of holders of Wabtec common stock, particularly in the event of liquidation. The terms of the debt or preferred stock also may impose additional and more stringent restrictions on Wabtec’s operations than those to which it is currently subject. If Wabtec raises funds through the issuance of additional equity, Wabtec stockholders’ percentage ownership in Wabtec would be further diluted. If Wabtec is unable to raise additional capital when needed, it could affect Wabtec’s financial condition.

Further, Wabtec’s credit ratings impact the cost and availability of future borrowings, and, as a result, Wabtec’s cost of capital. Wabtec’s ratings reflect each rating organization’s opinion of Wabtec’s financial strength, operating performance and ability to meet Wabtec’s debt obligations. Each of the ratings organizations reviews Wabtec’s ratings periodically, and there can be no assurance that current ratings will be maintained in the future. Following the announcement of the Transactions, Moody’s affirmed Wabtec’s current credit ratings with a negative outlook, Standard & Poor’s placed Wabtec’s credit ratings under review for a possible downgrade and Fitch assigned Wabtec a BBB- credit rating with a stable outlook. On September 10, 2018, Standard & Poor’s affirmed Wabtec’s current credit ratings with a negative outlook. Downgrades in Wabtec’s ratings could adversely affect Wabtec’s businesses, cash flows, financial condition and operating results.

The historical financial information of GE Transportation may not be representative of its results or financial condition if it had been operated independently of GE and, as a result, may not be a reliable indicator of its future results.

GE Transportation is currently operated by GE. Consequently, the financial information of GE Transportation included in this proxy statement has been derived from the consolidated financial statements and accounting records of GE as if the operations of GE Transportation were conducted independently from GE. The historical results of operations, financial position and cash flows of GE Transportation included in this proxy statement may not be indicative of what they would have been had GE Transportation actually been an independent stand-alone entity, nor are they necessarily indicative of the future results of operations, financial position and cash flows of GE Transportation. For example, the combined financial statements of GE Transportation include all revenues and costs directly attributable to GE Transportation and an allocation of expenses related to certain GE corporate functions. These expenses have been allocated to GE Transportation based on direct usage or benefit where identifiable, with the remainder allocated pro rata based on an applicable measure of revenues, cost of revenues, headcount, fixed assets, number of transactions or other relevant measures. Although SpinCo considers these allocations to be a reasonable reflection of the utilization of services or the benefit received, the allocations may not be indicative of the actual expense that would have been incurred had SpinCo operated as an independent, stand-alone entity, nor are they indicative of SpinCo’s future expenses.

The unaudited pro forma combined financial information of Wabtec and GE Transportation is not intended to reflect what actual results of operations and financial condition would have been had Wabtec and GE Transportation been a combined company for the periods presented, and therefore these results may not be indicative of Wabtec’s future operating performance.

Because Wabtec will acquire GE Transportation only upon completion of the Transactions, it has no available historical financial information that consolidates the financial results for the GE Transportation and Wabtec. The historical financial statements contained or incorporated by reference in this proxy statement consist of the separate financial statements of GE Transportation and Wabtec.

The unaudited pro forma condensed combined financial information presented in this proxy statement is for illustrative purposes only and is not intended to, and does not purport to, represent what Wabtec’s actual results or financial condition would have been if the Transactions had occurred on the relevant date. In addition, such unaudited pro forma condensed combined financial information is based in part on certain assumptions regarding the Transactions that Wabtec believes are reasonable. These assumptions, however, are only preliminary and will be updated only after the consummation of the Transactions. The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting, with Wabtec considered the acquirer of GE Transportation. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values with any excess purchase price allocated to goodwill. The pro forma purchase price allocation was based on an estimate of the fair values of the tangible and intangible assets and liabilities of GE Transportation. In arriving at the estimated fair values, Wabtec considered the preliminary appraisals of independent consultants which were based on a preliminary and limited review of the assets and liabilities related to GE Transportation to be transferred to, or assumed by, Direct Sale Purchaser, SpinCo and the SpinCo Transferred Subsidiaries in the Transactions. Following the Merger, Wabtec expects to complete the purchase price allocation after considering the fair value of the assets and liabilities of GE Transportation at the level of detail necessary to finalize the required purchase price allocation. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or transaction-related costs or incremental capital spending that Wabtec management believes are necessary to realize the anticipated synergies from the Transactions. Accordingly, the pro forma financial information included in this proxy statement does not reflect what Wabtec’s results of operations or operating condition would have been had Wabtec and GE Transportation been a consolidated entity during all periods presented, or what Wabtec’s results of operations and financial condition will be in the future.

Wabtec may be unable to provide the same types and level of benefits, services and resources to GE Transportation that historically have been provided by GE, or may be unable to provide them at the same cost.

As part of GE, GE Transportation has been able to receive benefits and services from GE and has been able to benefit from GE’s financial strength and extensive business relationships. After the consummation of the Transactions, GE Transportation will be owned by Wabtec and no longer will benefit from GE’s resources. While Wabtec will enter into agreements under which GE will agree to provide certain transition services and site-related services for a period of time following the consummation of the Transactions, it cannot be assured that Wabtec will be able to adequately replace those resources or replace them at the same cost. If Wabtec is not able to replace the resources provided by GE or is unable to replace them at the same cost or is delayed in replacing the resources provided by GE, Wabtec’s business, financial condition and results of operations may be materially adversely impacted.

Wabtec’s business, financial condition and results of operations may be adversely affected following the Transactions if Wabtec cannot negotiate contract terms that are as favorable as those GE has received when Wabtec replaces certain of GE Transportation’s contracts after the closing of the Transactions.

Prior to the consummation of the Transactions, certain functions (such as purchasing, accounts payable processing, accounts receivable management, information systems, logistics and distribution) associated with GE Transportation are being performed under GE’s centralized systems and, in some cases, under contracts that also are used for GE’s other businesses and which will not be assigned in whole or in part to GE Transportation. In addition, some other contracts to which GE is a party on behalf of GE Transportation will require consents of third parties to assign them to GE Transportation. There can be no assurance that GE Transportation will be able to negotiate contract terms that are as favorable as those GE received when and if Wabtec replaces these contracts with its own agreements for similar services, including any contracts that may need to be replaced as a result of a failure to obtain required third-party consents.

Although Wabtec believes that it will be able to enter into new agreements for similar services and that GE and Wabtec will be able to obtain all material third-party consents required to assign contracts to GE Transportation, it is possible that the failure to enter into new agreements for similar services or to obtain required consents to assign contracts could have a material adverse impact on Wabtec’s business, financial condition and results of operations following the consummation of the Transactions.

Wabtec may fail to realize anticipated tax benefits of the Transactions.

GE and Wabtec intend that the Distribution and/or certain related transactions and the Direct Sale will be taxable to GE. Accordingly, GE and Wabtec intend that the Transactions will enable Wabtec to receive an increased tax basis in the assets of the SpinCo Business and the assets acquired in the Direct Sale and to realize other related tax benefits. However, the tax treatment of the Distribution, the Direct Sale and certain related transactions, and Wabtec’s ability to realize the increased tax basis and other related tax benefits referenced above, are not certain. GE and Wabtec are not aware of any authority directly addressing a transaction involving these same facts, and do not intend to obtain any ruling from the IRS, or any opinion of counsel, relating to the availability of the intended tax basis increases and other related tax benefits referenced above.

If the IRS or a court were to successfully assert that the Distribution and certain related transactions are not taxable to GE or that the Direct Sale is not treated as a taxable sale for U.S. federal income tax purposes, Wabtec and its subsidiaries (including SpinCo and Direct Sale Purchaser) likely would need to make increased payments for taxes in the future relative to the payments they would have made absent such successful assertion. Because GE’s obligation under the Tax Matters Agreement to repay Wabtec on account of tax benefits that are later disallowed is in respect of the portion of the tax benefits for which Wabtec made payments to GE (and not the incremental tax benefits referenced above), GE’s repayment obligation in such case would not fully compensate Wabtec and its subsidiaries for the loss of all of the intended tax basis increases and other related tax benefits referenced above. See “Other Agreements—Tax Matters Agreement” for a more detailed description of the treatment of the tax benefits referenced above under the Tax Matters Agreement.

Wabtec may be required to make significant tax-related payments to GE.

Under the Tax Matters Agreement, Wabtec has agreed to make certain payments to GE as and when Wabtec realizes certain tax benefits arising out of the Transactions. The exact amount and timing of these payments is not certain, but GE and Wabtec expect that the amount of the payments will be significant and that all or a large majority of the amounts paid by Wabtec pursuant to this obligation will be paid within several years of the Distribution. The Tax Matters Agreement also obligates Wabtec to indemnify GE for certain types of taxes and other related amounts paid by GE or its subsidiaries to the extent such taxes and other amounts arise as a result of certain actions or failures to act, or breaches of the Tax Matters Agreement, by Wabtec, SpinCo or their subsidiaries, or with respect to the assets of Wabtec, SpinCo or their subsidiaries. See “Other Agreements—Tax Matters Agreement” for a more detailed description of Wabtec’s obligation to make payments to GE in relation to Wabtec’s realization of tax benefits from the Transactions and Wabtec’s obligation to indemnify GE for certain taxes and other related amounts. To the extent the Tax Matters Agreement requires Wabtec, SpinCo or their subsidiaries to make substantial payments to GE or its subsidiaries, such payments could have a material adverse effect on Wabtec, including with respect to its financial condition and results of operations.

Wabtec and SpinCo are required to abide by potentially significant restrictions which could limit their ability to effect certain transactions (such as a merger or other combination) that otherwise could be advantageous.

To preserve the intended tax treatment of the Distribution and related transactions, the Tax Matters Agreement restricts Wabtec, SpinCo and their subsidiaries from taking certain actions that could affect such tax treatment or increase the tax liability of GE or its affiliates. These restrictions may limit the ability of Wabtec, SpinCo and their subsidiaries to pursue certain strategic or otherwise beneficial transactions, including certain acquisitions and equity capital market transactions. See “Other Agreements—Tax Matters Agreement” for a more detailed description of these restrictions.

Wabtec will have more shares of its common stock outstanding and will be a substantially larger company with significant indebtedness after the Transactions, which may discourage other companies from trying to acquire Wabtec.

Wabtec expects to issue approximately 98.5 million shares of its common stock in the Merger. Because Wabtec will be a significantly larger company and will have significantly more shares of its common stock outstanding after the consummation of the Transactions and significantly more outstanding indebtedness, an acquisition of Wabtec by a third party may become more expensive for potential acquirors. As a result, some companies may not seek to acquire Wabtec, and the reduction in potential parties that may seek to acquire Wabtec could negatively impact the prices at which Wabtec common stock trades.

Wabtec’s estimates and judgments related to the acquisition accounting models used to record the purchase price allocation may be inaccurate.

Wabtec management will make significant accounting judgments and estimates for the application of acquisition accounting under GAAP, and the underlying valuation models. Wabtec’s business, operating results and financial condition could be materially and adversely impacted in future periods if Wabtec’s accounting judgments and estimates related to these models prove to be inaccurate.

Wabtec may be required to recognize impairment charges for goodwill and other intangible assets.

Wabtec currently estimates that the proposed Transactions will add approximately $12,318 million of goodwill and other intangible assets to Wabtec’s consolidated balance sheet. In accordance with GAAP, Wabtec management periodically assesses these assets to determine if they are impaired. Significant negative industry or economic trends, disruptions to Wabtec’s business, inability to effectively integrate acquired businesses, unexpected significant changes or planned changes in use of the assets, divestitures and market capitalization declines may impair goodwill and other intangible assets. Any charges relating to such impairments would adversely affect Wabtec’s results of operations in the periods recognized.

Wabtec may waive one or more of the conditions to the consummation of the Transactions without re-soliciting stockholder approval.

Wabtec may determine to waive, in whole or in part, one or more of the conditions to its obligations to consummate the Transactions to the extent permitted by applicable law. If Wabtec waives the satisfaction of a material condition to the consummation of the Transactions, Wabtec will evaluate the facts and circumstances at that time and re-solicit stockholder approval of the Share Issuance and the Wabtec Charter Amendment if required to do so by applicable law or other relevant rules. In some cases, if the Wabtec Board determines that such waiver or its effect on Wabtec stockholders does not rise to the level of materiality that would require re-solicitation of proxies pursuant to applicable law or rules, Wabtec would complete the Merger without seeking further stockholder approval.

Wabtec directors and executive officers have interests in seeing the Transactions completed are different from, or in addition to, those of other Wabtec stockholders. Therefore, Wabtec directors and executive officers may have a conflict of interest in recommending the proposals being voted on at Wabtec’s special meeting.

In considering the recommendations of the Wabtec Board that Wabtec stockholders vote to approve the Share Issuance and the Wabtec Charter Amendment, you should be aware that Wabtec directors and executive officers have financial interests in the Transactions that are different from, or in addition to, the interests of Wabtec stockholders generally. The members of the Wabtec Board were aware of and considered these interests, among other matters, in deciding to approve the terms of the Transactions, including the Merger, and in recommending to Wabtec stockholders that they vote to approve the Share Issuance and the Wabtec Charter Amendment.

The directors of Wabtec immediately prior to the consummation of the Merger are generally expected to be the directors of Wabtec immediately after the consummation of the Merger (although the size of the Wabtec Board will be increased to include three additional independent directors to be designated by GE, effective at the time of closing of the Merger). The executive officers of Wabtec immediately prior to consummation of the Merger are generally expected to be the executive officers of Wabtec immediately following consummation of the Merger, with Albert J. Neupaver remaining as Wabtec’s executive chairman and Raymond T. Betler remaining as Wabtec’s president and CEO. Following consummation of the Transactions, Stéphane Rambaud-Measson will become president and CEO of Wabtec’s Transit Segment and Rafael O. Santana, president and CEO of GE Transportation, will become president and CEO of Wabtec’s Freight Segment.

In addition, the directors and executive officers of Wabtec would be entitled to accelerated vesting of certain equity incentive awards upon the consummation of the Merger, and certain executive officers would be entitled to severance benefits upon a qualifying termination of employment in connection with the Merger that are greater than the severance benefits to which they are entitled without regard to the consummation of the Merger.

For a further description and quantification of the benefits that the Wabtec directors and executive officers may receive as a result of these interests, see “The Transactions—Interests of Wabtec’s Directors and Executive Officers in the Transactions.”

Risks Related to Wabtec, Including GE Transportation, After the Transactions

For purposes of the following discussion, unless the context requires otherwise, “Wabtec” refers to Westinghouse Air Brake Technologies Corporation and its subsidiaries, including SpinCo and the SpinCo Transferred Subsidiaries.

Prolonged unfavorable economic and market conditions could adversely affect Wabtec’s business.

Unfavorable general economic and market conditions in the United States and internationally—particularly in Wabtec’s key end markets—could have a negative impact on Wabtec’s sales and operations. To the extent that these factors result in continued instability of capital markets, shortages of raw materials or component parts, longer sales cycles, deferral or delay of customer orders or an inability to market Wabtec’s products effectively, Wabtec’s business and results of operations could be materially adversely affected.

Wabtec is dependent upon key customers.

Wabtec relies on several key customers who represent a significant portion of its business. While Wabtec believes its relationships with its customers are generally good, Wabtec’s top customers could choose to reduce or terminate their relationships with Wabtec. In addition, many of Wabtec’s customers place orders for products on an as-needed basis and operate in cyclical industries. As a result, customer order levels have varied from period to period in the past and may vary significantly in the future. Such customer orders are dependent upon their markets and customers, and may be subject to delays and cancellations. Furthermore, the average service life of certain products in Wabtec’s end markets has increased in recent years due to innovations in technologies and manufacturing processes, which has also allowed end users to replace parts less often. As a result of Wabtec’s dependence on its key customers, Wabtec could experience a material adverse effect on its business, results of operations and financial condition if it lost any one or more of its key customers or if there is a reduction in their demand for Wabtec’s products.

Wabtec operates in a highly competitive industry.

Wabtec operates in a global, competitive marketplace and faces substantial competition from a limited number of established competitors, some of which may have greater financial resources than Wabtec, may have a more extensive low-cost sourcing strategy and presence in low-cost regions than Wabtec or may receive significant governmental support. Price competition is strong and, coupled with the existence of a number of cost conscious customers with significant negotiating power, has historically limited Wabtec’s ability to increase prices. In addition to price, competition is based on product performance and technological leadership, quality, reliability of delivery and customer service and support. If Wabtec’s competitors invest heavily in innovation and develop products that are more efficient or effective than Wabtec’s products, Wabtec may not be able to compete effectively. There can be no assurance that competition in one or more of Wabtec’s markets will not adversely affect Wabtec’s business and its results of operations.

Wabtec intends to pursue acquisitions, joint ventures and alliances that involve a number of inherent risks, any of which may cause Wabtec not to realize anticipated benefits.

One aspect of Wabtec’s business strategy is to selectively pursue acquisitions, joint ventures and alliances that Wabtec believes will improve its market position, and provide opportunities to realize operating synergies. These transactions involve inherent risks and uncertainties, any one of which could have a material adverse effect on Wabtec’s business, results of operations and financial condition including:

•	difficulties in achieving identified financial and operating synergies, including the integration of operations, services and products;
•	diversion of management’s attention from other business concerns;
•	the assumption of unknown liabilities; and
•	unanticipated changes in the market conditions, business and economic factors affecting such an acquisition, joint venture or alliance.

Wabtec cannot assure that it will be able to consummate any future acquisitions, joint ventures or other business combinations. If Wabtec is unable to identify or consummate suitable acquisitions, joint ventures or alliances,

Wabtec may be unable to fully implement its business strategy, and its business and results of operations may be adversely affected as a result. In addition, Wabtec’s ability to engage in such strategic transactions will be dependent on its ability to raise substantial capital, and Wabtec may not be able to raise the funds necessary to implement this strategy on terms satisfactory to Wabtec, if at all.

A failure to predict and react to customer demand could adversely affect Wabtec’s business.

If Wabtec is unable to accurately forecast demand for its existing products or to react appropriately to changes in demand, Wabtec may experience delayed product shipments and customer dissatisfaction. If demand increases significantly from current levels, both Wabtec and its suppliers may have difficulty meeting such demand, particularly if such demand increases occur rapidly. Alternatively, Wabtec may carry excess inventory if demand for its products decreases below projected levels.

Additionally, Wabtec has dedicated significant resources to the development, manufacturing and marketing of new products. Decisions to develop and market new transportation products are typically made without firm indications of customer acceptance. Moreover, by their nature, new products may require alteration of existing business methods or threaten to displace existing equipment in which Wabtec’s customers may have a substantial capital investment. There can be no assurance that any new products that Wabtec develops will gain widespread acceptance in the marketplace or that such products will be able to compete successfully with other new products or services that may be introduced by competitors. Furthermore, Wabtec may incur additional warranty or other costs as new products are tested and used by customers.

Failure to accurately predict and react to customer demand could have a material adverse effect on Wabtec’s business, results of operations and financial condition.

Wabtec may fail to respond adequately or in a timely manner to innovative changes in new technology.

In recent years, the global transportation landscape has been characterized by rapid changes in technology, leading to innovative transportation and logistics concepts that could change the way the railway industry does business. There may be additional innovations impacting the railway industry that Wabtec cannot yet foresee. Any failure by Wabtec to quickly adapt to and adopt new innovations in products and processes desired by Wabtec’s customers may result in a significant loss of demand for Wabtec’s product and service offerings. In addition, advances in technology may require Wabtec to increase investments in order to remain competitive, and Wabtec’s customers may not be willing to accept higher prices to cover the cost of these investments.

A portion of Wabtec’s sales are related to delivering products and services to help its U.S. railroad and transit customers meet the Positive Train Control (“PTC”) mandate from the U.S. federal government, which requires the use of on-board locomotive computers and software by the end of 2018.

For the fiscal year ended December 31, 2017, Wabtec, without giving effect to the Transactions, had sales of about $322 million related to train control and signaling, which includes PTC. In 2015, the industry’s PTC deadline was extended by three years through December 31, 2018, which also included the ability of railroads to request an additional two years for compliance with the approval of the Department of Transportation if certain parameters are met. This could change the timing of Wabtec’s revenues and could cause Wabtec to reassess the staffing, resources and assets deployed in delivering PTC services.

Wabtec’s revenues are subject to cyclical variations in the railway and passenger transit markets and changes in government spending.

The railway industry historically has been subject to significant fluctuations due to overall economic conditions, the use of alternate methods of transportation and the levels of government spending on railway projects. In economic downturns, railroads have deferred, and may defer, certain expenditures in order to conserve cash in the short term. Reductions in freight traffic may reduce demand for Wabtec’s replacement products.

The passenger transit railroad industry is also cyclical and is influenced by a variety of factors. New passenger transit car orders vary from year to year and are influenced by a variety of factors, including major replacement programs, the construction or expansion of transit systems by transit authorities and the quality and cost of alternative modes of transportation. To the extent that future funding for proposed public projects is curtailed or withdrawn altogether as a result of changes in political, economic, fiscal or other conditions beyond Wabtec’s control, such projects may be delayed or cancelled, resulting in a potential loss of business for Wabtec, including locomotives, transit aftermarket and new transit car orders. There can be no assurance that economic conditions will be favorable or that there will not be significant fluctuations adversely affecting the industry as a whole and, as a result, Wabtec.

Wabtec’s backlog is not necessarily indicative of the level of Wabtec’s future revenues.

Wabtec’s backlog represents future production and estimated potential revenue attributable to firm contracts with, or written orders from, its customers for delivery in various periods. Instability in the global economy, negative conditions in the global credit markets, volatility in the industries that Wabtec’s products serve, changes in legislative policy, adverse changes in the financial condition of Wabtec’s customers, adverse changes in the availability of raw materials and supplies, or un-remedied contract breaches could possibly lead to contract termination or cancellations of orders in Wabtec’s backlog or request for deferred deliveries of Wabtec’s backlog orders, each of which could adversely affect Wabtec’s cash flows and results of operations.

A growing portion of Wabtec’s sales may be derived from its international operations, which exposes Wabtec to certain risks inherent in doing business on an international level.

For the fiscal year ended December 31, 2017, without giving effect to the Transactions, approximately 66% of Wabtec’s consolidated net sales were to customers outside of the United States. Wabtec intends to continue to expand its international operations, including in emerging markets, in the future. Wabtec’s global headquarters for the Transit group is located in France, and Wabtec conducts other international operations through a variety of wholly and majority-owned subsidiaries and joint ventures, including in Australia, Austria, Brazil, Canada, China, Czech Republic, France, Germany, India, Italy, Macedonia, Mexico, the Netherlands, Poland, Russia, Spain, South Africa, Turkey, and the United Kingdom. As a result, Wabtec is subject to various risks, any one of which could have a material adverse effect on those operations and on its business as a whole, including:

•	lack of complete operating control;
•	lack of local business experience;
•	currency exchange fluctuations and devaluations;
•	restrictions on currency conversion or the transfer of funds or limitations on Wabtec’s ability to repatriate income or capital;
•	the complexities of operating within multiple tax jurisdictions;
•	foreign trade restrictions and exchange controls;
•	adverse impacts of international trade policies, such as import quotas, capital controls or tariffs;
•	difficulty enforcing agreements and intellectual property rights;
•	the challenges of complying with complex and changing, laws regulations and policies of foreign governments;
•	the difficulties involved in staffing and managing widespread operations;
•	the potential for nationalization of enterprises;
•	economic, political and social instability; and
•	possible terrorist attacks, conflicts and wars, including those against American interests.

Wabtec’s exposure to the risks associated with international operations may intensify if its international operations expand in the future.

Wabtec may have liability arising from asbestos litigation.

Claims have been filed against Wabtec and certain of its affiliates in various jurisdictions across the United States by persons alleging bodily injury as a result of exposure to asbestos-containing products. Most of these claims have been made against Wabtec’s wholly owned subsidiary, Railroad Friction Products Corporation (“RFPC”), and are based on a product sold by RFPC prior to the time that Wabtec acquired any interest in RFPC.

Most of these claims, including all of the RFPC claims, are submitted to insurance carriers for defense and indemnity or to non-affiliated companies that have retained the liabilities for the asbestos-containing products at issue. Wabtec cannot, however, assure that all these claims will be fully covered by insurance or that the indemnitors or insurers will remain financially viable. Wabtec’s ultimate legal and financial liability with respect to these claims, as is the case with most other pending litigation, cannot be estimated.

Wabtec is subject to a variety of laws and regulations, including anti-corruption laws, in various jurisdictions.

Wabtec is subject to various laws, rules and regulations administered by authorities in jurisdictions in which Wabtec does business, such as the anti-corruption laws of the U.S. Foreign Corrupt Practices Act, the French Law n° 2016-1691 (Sapin II) and the U.K. Bribery Act, relating to its business and its employees. Wabtec is also subject to other laws and regulations governing its international operations, including regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the U.S. Department of Treasury’s Office of Foreign Assets Control, and various non-U.S. government entities, including applicable export control regulations, economic sanctions on countries and persons, customs requirements, currency exchange regulations, and transfer pricing regulations. Despite Wabtec’s policies, procedures and compliance programs, its internal controls and compliance systems may not be able to protect Wabtec from prohibited acts willfully committed by its employees, agents or business partners that would violate such applicable laws and regulations. Any such improper acts could damage Wabtec’s reputation, subject it to civil or criminal judgments, fines or penalties, and could otherwise disrupt Wabtec’s business, and as a result, could materially adversely impact Wabtec’s business, results of operations and financial condition.

In addition, Wabtec’s manufacturing operations are subject to safety, operations, maintenance and mechanical standards, rules and regulations enforced by various federal and state agencies and industry organizations both domestically and internationally. Wabtec’s business may be adversely impacted by new rules and regulations or changes to existing rules or regulations, which could require additional maintenance or substantial modification or refurbishment of certain of Wabtec’s products or could make such products obsolete or require them to be phased out prior to their useful lives. Wabtec is unable to predict what impact these or other regulatory changes may have, if any, on its business or the industry as a whole. Wabtec cannot assure that costs incurred to comply with any new standards or regulations will not be material to Wabtec’s business, results of operations and financial condition.

Wabtec is subject to a variety of environmental laws and regulations.

Wabtec is subject to a variety of increasingly stringent environmental laws and regulations governing discharges to air and water, substances in products, the handling, storage and disposal of hazardous or solid waste materials and the remediation of contamination associated with releases of hazardous substances. Wabtec has incurred, and will continue to incur, both operating and capital costs to comply with environmental laws and regulations, including costs associated with the clean-up and investigation of some of Wabtec’s current and former properties and offsite disposal locations. Wabtec believes its operations currently comply in all material respects with all of the various environmental laws and regulations applicable to its business; however, there can be no assurance that environmental requirements will not change in the future or that Wabtec will not incur significant costs to comply with such requirements. Failure to comply with environmental laws and regulations could have significant consequences on Wabtec’s business and results of operations, including the imposition of substantial fines and sanctions for violations, injunctive relief (including requirements that Wabtec limit or cease operations at affected facilities), and reputational risk.

In addition, certain of Wabtec’s products are subject to extensive, and increasingly stringent, statutory and regulatory requirements governing, e.g., emissions and noise, including standards imposed by the U.S. Environmental Protection Agency, the European Union and other regulatory agencies around the world. Wabtec has made, and will continue to make, significant capital and research expenditures relating to compliance with these standards. The successful development and introduction of new and enhanced products in order to comply with new regulatory requirements are subject to other risks, such as delays in product development, cost over-runs and unanticipated technical and manufacturing difficulties. In addition to these risks, the nature and timing of government implementation and enforcement of these standards—particularly in emerging markets—are unpredictable and subject to change.

Future climate change regulation could result in increased operating costs, affect the demand for Wabtec’s products or affect the ability of Wabtec’s critical suppliers to meet its needs.

Wabtec has followed the current debate over climate change and the related policy discussion and prospective legislation. The potential challenges for Wabtec that climate change policy and legislation may pose have been reviewed by Wabtec. Any such challenges are heavily dependent on the nature and degree of climate change legislation and the extent to which it applies to Wabtec’s industry. At this time, Wabtec cannot predict the ultimate impact of climate change and climate change legislation on Wabtec’s operations. Further, when or if these impacts may occur cannot be assessed until scientific analysis and legislative policy are more developed and specific legislative proposals begin to take shape. Any laws or regulations that may be adopted to restrict or reduce emissions of greenhouse gas could require Wabtec to incur increased operating costs, and could have an adverse effect on demand for Wabtec’s products. In addition, the price and availability of certain of the raw materials that Wabtec uses could vary in the future as a result of environmental laws and regulations affecting Wabtec’s suppliers. An increase in the price of Wabtec’s raw materials or a decline in their availability could adversely affect Wabtec’s operating margins or result in reduced demand for Wabtec’s products.

The occurrence of litigation in which Wabtec could be named as a defendant is unpredictable.

From time to time, Wabtec is subject to litigation or other commercial disputes and other legal and regulatory proceedings with respect to its business, customers, suppliers, creditors, shareholders, product liability, intellectual property infringement, warranty claims or environmental-related matters. Due to the inherent uncertainties of any litigation, commercial disputes or other legal or regulatory proceedings, Wabtec cannot accurately predict their ultimate outcome, including the outcome of any related appeals. Wabtec may incur significant expense to defend or otherwise address current or future claims. Any litigation, even a claim without merit, could result in substantial costs and diversion of resources and could have a material adverse effect on Wabtec’s business and results of operations. Although Wabtec maintains insurance policies for certain risks, Wabtec cannot make assurances that this insurance will be adequate to protect Wabtec from all material judgments and expenses related to potential future claims or that these levels of insurance will be available in the future at economical prices or at all.

If Wabtec is not able to protect its intellectual property and other proprietary rights, Wabtec may be adversely affected.

Wabtec’s success can be impacted by its ability to protect its intellectual property and other proprietary rights. Wabtec relies primarily on patents, trademarks, copyrights, trade secrets and unfair competition laws, as well as license agreements and other contractual provisions, to protect its intellectual property and other proprietary rights. However, filing, prosecuting and defending patents on Wabtec’s products in all countries and jurisdictions throughout the world would be prohibitively expensive. Moreover, existing U.S. legal standards relating to the validity, enforceability and scope of protection of intellectual property rights offer only limited protection, may not provide Wabtec with any competitive advantages and may be challenged by third parties. The laws of countries other than the United States may be even less protective of intellectual property rights. As a result, a significant portion of Wabtec’s technology is not patented and Wabtec may be unable or may not seek to obtain patent protection for this technology. Further, although Wabtec routinely conducts anti-counterfeiting activities in multiple jurisdictions, Wabtec has encountered counterfeit reproductions of Wabtec’s products or products that otherwise infringe on Wabtec’s intellectual property rights. Counterfeit components of low quality may negatively impact Wabtec’s brand value. Accordingly, despite Wabtec’s efforts, Wabtec may be unable to prevent third parties from infringing upon, counterfeiting or misappropriating its intellectual property or otherwise gaining access to Wabtec’s technology. If Wabtec fails to protect its intellectual property and other proprietary rights, then Wabtec’s business, results of operations and financial condition could be negatively impacted.

In addition, Wabtec operates in industries in which there are many third-party owners of intellectual property rights. Owners of intellectual property that Wabtec needs to conduct its business as it evolves may be unwilling to license such intellectual property rights to Wabtec on terms Wabtec considers reasonable. Third party intellectual property owners may assert infringement claims against Wabtec based on their intellectual property portfolios. If Wabtec is sued for intellectual property infringement, Wabtec may incur significant expenses investigating and defending such claims, even if Wabtec prevails.

Wabtec faces risks relating to cybersecurity attacks that could cause loss of confidential information and other business disruptions.

Threats to information technology systems associated with cybersecurity risks and cyber incidents or attacks continue to grow and Wabtec’s business is at risk from and may be impacted by cybersecurity attacks. Wabtec relies extensively on computer systems to process transactions and manage its business. In addition, Wabtec collects, processes and retains sensitive and confidential customer information in the normal course of business. Cybersecurity attacks could include attempts to gain unauthorized access to Wabtec’s data and computer systems. Attacks can be both individual and/or highly organized attempts by very sophisticated hacking organizations. Wabtec employs a number of measures to prevent, detect and mitigate these threats, which include employee education, password encryption, frequent password change events, firewall detection systems, anti-virus software in-place and frequent backups; however, there is no guarantee such efforts will be successful in preventing a cyber-attack. A cybersecurity attack could compromise the confidential information of Wabtec’s employees, customers and suppliers, and potentially violate certain domestic and international privacy laws. Furthermore, a cybersecurity attack on Wabtec’s customers and suppliers could compromise Wabtec’s confidential information in the possession of Wabtec’s customers and suppliers. A successful attack could disrupt and otherwise adversely affect Wabtec’s business operations, including through lawsuits by third-parties. In addition, the regulatory environment related to information security and privacy is constantly changing, and compliance with those requirements could result in additional costs.

Wabtec’s manufacturer’s warranties or product liability may expose Wabtec to potentially significant claims.

Wabtec warrants the workmanship and materials of many of its products. Accordingly, Wabtec is subject to a risk of product liability or warranty claims in the event that the failure of any of its products results in personal injury or death, or does not conform to Wabtec’s customers’ specifications. In addition, in recent years, Wabtec has introduced a number of new products for which Wabtec does not have a history of warranty experience. Although Wabtec currently maintains liability insurance coverage, Wabtec cannot assure that product liability claims, if made, would not exceed Wabtec’s insurance coverage limits or that insurance will continue to be available on commercially acceptable terms, if at all. The possibility exists for these types of warranty claims to result in costly product recalls, significant repair costs and damage to Wabtec’s reputation.

Labor shortages and labor disputes may have a material adverse effect on Wabtec’s operations and profitability.

Wabtec depends on skilled labor in its manufacturing and other businesses. Due to the competitive nature of the labor markets in which Wabtec operates, Wabtec may not be able to retain, recruit and train the personnel Wabtec requires, particularly when the economy expands, production rates are high or competition for such skilled labor increases.

Wabtec collectively bargains with labor unions at some of its operations throughout the world. Failure to reach an agreement could result in strikes or other labor protests which could disrupt Wabtec’s operations. Furthermore, non-union employees in certain countries have the right to strike. If Wabtec were to experience a strike or work stoppage, it would be difficult for Wabtec to find a sufficient number of employees with the necessary skills to replace these employees. Wabtec cannot assure that it will reach any such agreement or that it will not encounter strikes or other types of conflicts with the labor unions of Wabtec’s personnel.

Any such labor shortages or labor disputes could have an adverse effect on Wabtec’s business, results of operations and financial condition, could cause Wabtec to lose revenues and customers and might have permanent effects on Wabtec’s business.

Equipment failures, interruptions, delays in deliveries or extensive damage to Wabtec’s facilities, supply chains, distribution systems or information technology systems, could adversely affect its business.

All of Wabtec’s facilities, equipment, supply chains, distribution systems and information technology systems are subject to the risk of catastrophic loss due to unanticipated events, such as fires, earthquakes, explosions, floods, tornados, hurricanes or weather conditions. An interruption in Wabtec’s manufacturing capabilities, supply chains, distribution systems or information technology systems, whether as a result of such catastrophic loss or any other reason, could reduce, prevent or delay Wabtec’s production and shipment of its product offerings, result in defective products or services, damage customer relationships and Wabtec’s reputation and result in legal exposure and large repair or replacement expenses. This could result in the delay or termination of orders, the loss of future sales and a negative impact to Wabtec’s reputation with Wabtec’s customers.

Third-party insurance coverage that Wabtec maintains with respect to such matters will vary from time to time in both type and amount depending on cost, availability and Wabtec’s decisions regarding risk retention, and may be unavailable or insufficient to protect Wabtec against losses. Any of these risks coming to fruition could materially adversely affect Wabtec’s business, results of operations and financial condition.

Wabtec may be exposed to raw material shortages, supply shortages and fluctuations in raw material, energy and commodity prices.

Wabtec purchases energy, steel, aluminum, copper, rubber and rubber-based materials, chemicals, polymers and other key manufacturing inputs from outside sources, and traditionally has not had long-term pricing contracts with its pure raw material suppliers. The costs of these raw materials have been volatile historically and are influenced by factors that are outside Wabtec’s control. If Wabtec is unable to pass increases in the costs of Wabtec’s raw materials on to Wabtec’s customers, experiences a lag in its ability to pass increases to Wabtec’s customers, or operational efficiencies are not achieved, Wabtec’s operating margins and results of operations may be materially adversely affected.

Wabtec’s businesses compete globally for key production inputs. In addition, Wabtec relies upon third-party suppliers, including certain single-sourced suppliers, for various components for its products. In the event of a shortage or discontinuation of certain raw materials or key inputs, Wabtec may experience challenges sourcing certain of its components to meet its production requirements and may not be able to arrange for alternative sources of certain raw materials or key inputs. Any such shortage may materially adversely affect Wabtec’s competitive position versus companies that are able to better or more cheaply source such raw materials or key inputs.

Wabtec may incur increased costs due to fluctuations in interest rates and foreign currency exchange rates.

In the ordinary course of business, Wabtec is exposed to increases in interest rates that may adversely affect funding costs associated with variable-rate debt and changes in foreign currency exchange rates. Wabtec is subject to currency exchange rate risk to the extent that Wabtec’s costs may be denominated in currencies other than those in which Wabtec earns and reports revenues and vice versa. In addition, a decrease in the value of any of these currencies relative to the U.S. dollar could reduce Wabtec’s profits from non-U.S. operations and the translated value of the net assets of Wabtec’s non-U.S. operations when reported in U.S. dollars in Wabtec’s consolidated financial statements. Wabtec may seek to minimize these risks through the use of interest rate swap contracts and currency hedging agreements. There can be no assurance that any of these measures will be effective. Material changes in interest or exchange rates could result in material losses to Wabtec.

If Wabtec loses its senior management or key personnel, Wabtec’s business may be materially and adversely affected.

The success of Wabtec’s business is largely dependent on Wabtec’s senior management team, as well as on Wabtec’s ability to attract and retain other qualified key personnel. It cannot be assured that Wabtec will be able to retain all of its current senior management personnel and attract and retain other key personnel necessary for the development of Wabtec’s business. The loss of the services of senior management and other key personnel or the failure to attract additional personnel as required could have a material adverse effect on Wabtec’s business, results of operations and financial condition.

Wabtec has substantial operations located in India, and Wabtec is subject to regulatory, economic, social and political uncertainties in India.

Wabtec has extensive operations in India, including a large scale project in which Wabtec is constructing a factory in the state of Bihar, which includes a township to house employees. The project also includes construction of two service sheds, in the states of Uttar Pradesh and Gujarat. Wabtec’s operations in India are inherently risky due to a number of regulatory, economic, social and political uncertainties. For example, in September 2017 several media outlets reported that the Indian government expressed a desire to switch the country's rail system from diesel to electric locomotives, which would threaten to interfere with the completion of the project and curtail the viability of Wabtec’s ongoing operations in India. While no such actions have been taken to date, any change in policy with respect to India’s rail system could have a material adverse effect on Wabtec’s business.

In addition, the Indian government has exercised and continues to exercise significant influence over many aspects of the Indian economy. Since 1991, successive Indian governments have generally pursued policies of economic liberalization and financial sector reforms, including by significantly relaxing restrictions on the private sector. Nevertheless, the role of the Indian central and state governments in the Indian economy as producers, consumers and regulators has remained significant and Wabtec cannot assure you that such liberalization policies will continue. The rate of economic liberalization could change, and specific laws and policies affecting foreign investments in India could change as well, including exposure to possible expropriation, nationalization or other governmental actions.

Further, protests against privatizations and government corruption scandals, which have occurred in the past, could slow the pace of liberalization and deregulation. A significant change in India’s policy of economic liberalization and deregulation or any social or political uncertainties could significantly harm business and economic conditions in India generally and Wabtec’s business and prospects.

India’s physical infrastructure is less developed than that of many developed nations. Any congestion or disruption with respect to communication systems or any public facility, including transportation infrastructure, could disrupt Wabtec’s normal business activity. Any deterioration of India’s physical infrastructure would harm the national economy, disrupt the transportation of people, goods and supplies, and add costs to doing business in India. These disruptions could interrupt Wabtec’s business operations and significantly harm Wabtec’s results of operations, financial condition and cash flows.

Wabtec’s indebtedness could adversely affect its financial health.

At June 30, 2018, without giving effect to the Transactions, Wabtec had total debt of $1,884.9 million. Wabtec and the other Borrowers entered into the Credit Agreement on June 8, 2018, which includes (i) a $1.2 billion Revolving Credit Facility, (ii) a $350.0 million Refinancing Term Loan and (iii) a $400.0 million Delayed Draw Term Loan. Wabtec also obtained Bridge Commitments in respect of the Bridge Loan Facility in an amount not to exceed $2.5 billion. On September 14, 2018, in accordance with the Commitment Letter, the Bridge Commitments were permanently reduced to $0 in connection with Wabtec’s issuance of $500 million aggregate principal amount of the Floating Rate Notes, $750 million aggregate principal amount of the 2024 Notes and $1.25 billion aggregate principal amount of the 2028 Notes. Wabtec will use funds available under the Delayed Draw Term Loan and the proceeds from the issuance of the New Wabtec Notes to pay the Direct Sale Purchase Price. The Credit Agreement is expected to have approximately $812 million of unused availability immediately following consummation of the Transactions. Being indebted could have important consequences to Wabtec. For example, Wabtec’s indebtedness could:

•	increase Wabtec’s vulnerability to general adverse economic and industry conditions;
•	require Wabtec to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;
•	limit Wabtec’s flexibility in planning for, or reacting to, changes in its business and the industries in which it operate;
•	place Wabtec at a disadvantage compared to competitors that have less debt; and
•	limit Wabtec’s ability to borrow additional funds.

The indenture for the New Wabtec Notes and Wabtec’s $750.0 million 3.450% senior notes due in 2026, Wabtec’s $250.0 million 4.375% senior notes due in 2023, and the Credit Agreement contain various covenants that limit Wabtec’s management’s discretion in the operation of Wabtec’s businesses.

The Credit Agreement contains customary representations and warranties by Wabtec and its subsidiaries, including customary use of materiality, material adverse effect, and knowledge qualifiers. Wabtec and its subsidiaries are also subject to (i) customary affirmative covenants that impose certain reporting obligations on

Wabtec and its subsidiaries and (ii) customary negative covenants, including limitations on: indebtedness; liens; restricted payments; fundamental changes; business activities; transactions with affiliates; restrictive agreements; changes in fiscal year; and use of proceeds. In addition, Wabtec is required to maintain (i) a ratio of EBITDA to interest expense of at least 3.00 to 1.00 over each period of four consecutive fiscal quarters ending on the last day of a fiscal quarter and (ii) a Leverage Ratio, calculated as of the last day of a fiscal quarter for a period of four consecutive fiscal quarters, of 3.25 to 1.00 or less; provided that, in the event Wabtec completes the Direct Sale and the Merger or any other material acquisition in which the cash consideration paid exceeds $500.0 million, the maximum Leverage Ratio permitted will be (x) 3.75 to 1.00 at the end of the fiscal quarter in which such acquisition is consummated and each of the three fiscal quarters immediately following such fiscal quarter and (y) 3.50 to 1.00 at the end of each of the fourth and fifth full fiscal quarters after the consummation of such acquisition. See “Debt Financing.”

The indenture under which the New Wabtec Notes and the senior notes were issued contain covenants and restrictions which limit among other things, the following: sale and leaseback transactions, sale of assets, change in control, mergers and consolidations and the incurrence of liens.

The integration of Wabtec’s recently completed acquisitions may not result in anticipated improvements in market position or the realization of anticipated operating synergies or may take longer to realize than expected.

In 2016 and 2017, Wabtec completed multiple acquisitions with a combined investment of $1,865 million, which included Wabtec’s acquisition of Faiveley Transport for $1,507 million. Although Wabtec believes that the acquisitions will improve its market position and realize positive operating results, including operating synergies, operating expense reductions and overhead cost savings, Wabtec cannot be assured that these improvements will be obtained or the timing of such improvements. The management and acquisition of businesses involves substantial risks, any of which may result in a material adverse effect on Wabtec’s business and results of operations, including:

•	the uncertainty that an acquired business will achieve anticipated operating results;
•	significant expenses to integrate;
•	diversion of management’s attention;
•	departure of key personnel from the acquired business;
•	effectively managing entrepreneurial spirit and decision-making;
•	integration of different information systems;
•	unanticipated costs and exposure to unforeseen liabilities; and
•	impairment of assets.

Cautionary Statement on Forward-Looking Statements

This proxy statement contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between GE and Wabtec. All statements, other than historical facts, including statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction, including future financial and operating results, the tax consequences of the proposed transaction, and the combined company’s plans, objectives, expectations and intentions; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing, are forward-looking statements.

Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of Wabtec may not be obtained; (2) the risk that the proposed transaction may not be completed on the terms or in the time frame expected by GE or Wabtec, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating GE Transportation, Wabtec and SpinCo; (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in achieving revenue and cost synergies of the combined company; (8) inability to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the proposed transaction; (10) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (11) evolving legal, regulatory and tax regimes; (12) changes in general economic and/or industry specific conditions; (13) actions by third parties, including government agencies; and (14) other risk factors as detailed from time to time in GE’s and Wabtec’s respective reports filed with the SEC, including GE’s and Wabtec’s annual reports on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. Neither GE nor Wabtec undertakes any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Certain Relationships and Related Transactions

GE, SpinCo, Wabtec and certain of their respective subsidiaries, in each case as applicable, have entered into or before the consummation of the Transactions, will enter into, ancillary agreements relating to the Transactions and various interim and on-going relationships between GE, SpinCo, Wabtec and certain of their respective subsidiaries. See “Other Agreements.”

The Transaction—Interests of Wabtec’s Directors and Executive Officers in the Transaction

Wabtec directors and executive officers have financial interests in the Transactions that are different from, or in addition to, the interests of Wabtec stockholders generally. The members of the Wabtec Board were aware of and considered these interests, among other matters, in deciding to approve the terms of the Merger Agreement and the Transactions, including the Merger, and in recommending to Wabtec stockholders that they vote to approve the Share Issuance and the Wabtec Charter Amendment. In considering the recommendations of the Wabtec Board that Wabtec stockholders vote to approve the Share Issuance and the Wabtec Charter Amendment, you should be aware of these interests.

Interests of Wabtec’s Directors in the Transaction

The directors of Wabtec immediately prior to the consummation of the Merger are generally expected to be the directors of Wabtec immediately after the consummation of the Merger (although the size of the Wabtec Board will be increased to include three additional independent directors to be designated by GE, effective at the time of closing of the Merger). The directors of Wabtec would be entitled to accelerated vesting of certain equity incentive awards upon the consummation of the Merger.

Interests of Wabtec’s Executive Officers in the Transaction

The executive officers of Wabtec immediately prior to consummation of the Merger are generally expected to be the executive officers of Wabtec immediately following consummation of the Merger, with Albert J. Neupaver remaining as Wabtec’s executive chairman and Raymond T. Betler remaining as Wabtec’s president and CEO. Following consummation of the Transactions, Stéphane Rambaud-Measson will become president and CEO of Wabtec’s Transit Segment and Rafael O. Santana, president and CEO of GE Transportation, will become president and CEO of Wabtec’s Freight Segment. In addition, the executive officers of Wabtec would be entitled to accelerated vesting of certain equity incentive awards upon the consummation of the Merger, and certain executive officers would be entitled to severance benefits upon a qualifying termination of employment in connection with the Merger that are greater than the severance benefits to which they are entitled without regard to the consummation of the Merger. For a further description and quantification of the benefits that Wabtec executive officers may receive as a result of these interests, including these enhanced severance benefits as well as the accelerated vesting of equity incentive awards in connection with the Merger, see “The Transactions—Interests of Wabtec’s Directors and Executive Officers in the Transactions.”

Information About the Wabtec Special Meeting

This proxy statement is being provided to Wabtec stockholders as part of a solicitation of proxies by the Wabtec Board for use at the Wabtec special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides Wabtec stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the Wabtec special meeting.

General; Date; Time and Place; Purposes of the Meeting

Wabtec stockholders will vote on the following proposals:

1.	To authorize the issuance of shares of Wabtec common stock in the Merger (the “Share Issuance”).
2.	To amend the Wabtec Charter to increase the number of authorized shares of common stock from 200 million to 500 million (the “Wabtec Charter Amendment”).
3.	If it is determined by the board of directors to be necessary or appropriate, to approve adjournments or postponements of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance and the Wabtec Charter Amendment.

Stockholder approval of the Share Issuance and the Wabtec Charter Amendment is required in connection with the Merger. Wabtec is holding a special meeting of its stockholders to obtain such approvals. The Merger, together with the Direct Sale, will have the effect of combining GE Transportation with Wabtec’s existing business. Wabtec cannot complete the Merger, and will not complete the Direct Sale, unless the Share Issuance is approved by a majority of votes cast by Wabtec stockholders on the Share Issuance proposal at the special meeting and the Wabtec Charter Amendment is approved by a majority of the outstanding shares of Wabtec common stock.

This proxy statement includes important information about the Transactions and the special meeting of Wabtec stockholders. Wabtec stockholders should read this information carefully and in its entirety. Copies of the Material Agreements are attached as Annexes A through F to this proxy statement. The special meeting of stockholders will be held at 9:00 a.m. Eastern time, on November 14, 2018 at The Duquesne Club, 325 Sixth Avenue, Pittsburgh, Pennsylvania 15222. The enclosed voting materials allow Wabtec stockholders to vote their shares without attending the Wabtec special meeting. The vote of Wabtec stockholders is very important and Wabtec encourages its stockholders to vote their proxy as soon as possible. Please follow the instructions set forth on the enclosed proxy card (or on the voting instruction form that is provided to you by the record holder if your shares of Wabtec common stock are held in the name of a bank, broker or other nominee).

Record Date; Quorum; Voting Information; Required Votes

Only stockholders of record of Wabtec common stock as of the close of business on the record date of October 11, 2018 are entitled to notice of, and to vote at, the special meeting. Each share of Wabtec common stock represents one vote. There were 96,614,946 shares of common stock outstanding as of October 11, 2018.

To conduct the business of the special meeting, there must be a quorum. This means at least a majority of the outstanding shares of Wabtec common stock entitled to vote on the record date must be present in person or represented by proxy at the meeting. You are considered a part of the quorum if you vote over the Internet, by telephone or by submitting a properly signed proxy card. If you are present in person or represented by proxy at the meeting, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists. Because banks, brokers and other nominees who hold shares of common stock in “street name” on behalf of beneficial owners do not have discretionary authority to vote the shares with respect to the proposals described in this proxy statement, a failure to instruct your broker, bank or other nominee to vote your shares held in “street name” with respect to at least one of the proposals means your shares will not be present in person or represented by proxy at the special meeting and will not be counted toward determining whether a quorum exists. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement and will subject Wabtec to additional expense.

Wabtec encourages you to vote via the Internet or by telephone. You also have the option of voting in person if you attend the special meeting or by completing, signing, dating and returning the proxy card that accompanied the printed materials. Submitting your vote via the Internet or by telephone or by proxy card will not affect your right to vote in person if you decide to attend the special meeting.

Pursuant to NYSE rules and as required under the Merger Agreement, Proposal 1 (the Share Issuance) must be approved by a majority of the votes cast by Wabtec stockholders on Proposal 1 at the special meeting. An abstention will be treated as a vote cast under NYSE rules and will have the same effect as a vote against the proposal. In accordance with applicable rules, banks, brokers and other nominees who hold shares of common stock in “street name” on behalf of beneficial owners do not have discretionary authority to vote the shares with respect to the proposals described in this proxy statement. If your shares are held in “street name” and you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted. Because only votes cast with respect to Proposal 1 are counted, a failure to instruct your broker, bank or other nominee to vote your shares held in “street name” will have no effect on the outcome of Proposal 1. If Proposal 1 is not approved, the Merger cannot be completed.

In accordance with applicable law and as required under the Merger Agreement, Proposal 2 (the Wabtec Charter Amendment) must be approved at the special meeting by a majority of the outstanding shares of Wabtec common stock. An abstention will have the same effect as a vote against the proposal. In accordance with applicable rules, banks, brokers and other nominees who hold shares of common stock in “street name” on behalf of beneficial owners do not have discretionary authority to vote the shares with respect to the proposals described in this proxy statement. If your shares are held in “street name” and you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted. Because the required vote with respect to Proposal 2 is based upon the number of outstanding Wabtec shares and not the number of shares that are actually voted, a failure to instruct your broker, bank or other nominee to vote your shares held in “street name” will have the same effect as a vote cast against the Wabtec Charter Amendment. If Proposal 2 is not approved, the Merger cannot be completed.

Proposal 3 (the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 and Proposal 2) must be approved by a majority of the votes cast by Wabtec stockholders on Proposal 3 at the special meeting. Because only votes present and entitled to vote at the special meeting are counted, a failure to instruct your broker, bank or other nominee to vote your shares held in “street name” will have no effect on the outcome of Proposal 3.

Approval of any other matter that properly comes before the special meeting shall, unless required otherwise by applicable law or the Wabtec Bylaws, require the affirmative vote of a majority of shares present and entitled to vote on the matter.

A list of stockholders entitled to vote at the meeting will be available for inspection by any Wabtec stockholder for any purpose germane to the special meeting at 1001 Air Brake Avenue, Wilmerding, PA 15148 for at least 10 days prior to the special meeting and will also be available for inspection at the special meeting.

Recommendation of Board of Directors

After careful consideration, the Wabtec Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, the Share Issuance and the Wabtec Charter Amendment, and determined that the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of Wabtec and its stockholders.

The Wabtec Board unanimously recommends that stockholders vote:

1.	“FOR” the proposal to issue shares of Wabtec common stock in the Merger (the “Share Issuance”);
2.	“FOR” the proposal to amend the Wabtec Charter to increase the number of authorized shares of common stock from 200 million to 500 million (the “Wabtec Charter Amendment”); and
3.	If it is determined by the board of directors to be necessary or appropriate, “FOR” the approval of adjournments or postponements of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance and the Wabtec Charter Amendment.

How to Vote; Revocation of Proxies

Shares of common stock represented by a properly executed and timely proxy will, unless it has previously been revoked, be voted in accordance with its instructions. In the absence of specific instructions, the shares represented by a properly executed and timely proxy will be voted in accordance with the Wabtec Board’s recommendations as follows:

FOR the Share Issuance;

FOR the Wabtec Charter Amendment; and

FOR the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

No other business is expected to come before the special meeting; however, should any other matter properly come before the special meeting, the proxy holders intend to vote such shares in accordance with their best judgment on such matter.

If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the special meeting or by one of the three following methods:

•	Vote by Internet, by going to the website address on your proxy card or voting instruction form and following the instructions for Internet voting shown on the website.
•	Vote by Telephone, by dialing the toll-free number on your proxy card or voting instruction form and following the instructions for telephone voting shown on the proxy card or voting instruction form.
•	Vote by Proxy Card, by completing, signing, dating and mailing a proxy card or voting instruction form in the envelope provided.

Submitting a proxy will not prevent you from attending the special meeting and voting in person. Any proxy may be revoked at any time prior to exercise by delivering a written revocation or a new proxy bearing a later date to the mailing agent, Broadridge Financial Solutions, Inc., or by attending the special meeting and voting in person. The mailing address of the mailing agent is Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Attendance at the special meeting will not, however, in and of itself, revoke a proxy.

Solicitation of Proxies

Wabtec is soliciting these proxies and the cost of the solicitation will be borne by Wabtec, including the charges and expenses of record holders holding shares in their name as nominee that are incurred in connection with forwarding proxy materials to the beneficial owners of such shares.

In addition to the use of the mail, proxies may be solicited by Wabtec’s officers, directors and employees in person, by telephone or by email. Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. To help assure the presence, in person or by proxy, of the largest number of Wabtec stockholders possible, Wabtec has also retained Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902, to assist in soliciting proxies on Wabtec’s behalf. Wabtec has agreed to pay Morrow Sodali LLC a proxy solicitation fee of $17,500.00, plus reasonable out-of-pocket costs and expenses.

Adjournments and Postponements

Although it is not currently expected, if it is determined by the Wabtec Board to be necessary or appropriate, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance and the Wabtec Charter Amendment. Any adjournment or postponement may be made from time to time by the affirmative vote of the holders of a majority of the shares of Wabtec common stock present in person or represented by proxy and entitled to vote at a special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals for the Share Issuance and the Wabtec Charter Amendment, unless such adjournment is for more than 30 days or if after such adjournment a new record date is fixed for the adjourned meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Wabtec stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Attending the Meeting

All Wabtec stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers or other nominees, are invited to attend the special meeting. You may vote in person if you are a stockholder of record or if you have obtained a valid proxy from the stockholder of record. If you attend the special meeting, you will be asked to present an admission ticket or proof of ownership and valid photo identification. Your admission ticket is:

•	Attached to your proxy card;
•	Can be printed from the online voting site; or
•	A letter or a recent account statement showing your ownership of Wabtec common stock as of the record date, if you hold shares through a bank, broker or other nominee.

Wabtec does not expect representatives of Ernst & Young LLP to be present at the special meeting.

Questions and Additional Information

If you have any questions about the Transactions or the special meeting, need assistance in voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Morrow Sodali LLC
470 West Ave, Stamford, CT 06902
Stockholders, please call Toll Free 1-800-662-5200
Banks and Brokerage Firms, please call 1-203-658-9400

or

Westinghouse Air Brake Technologies Corporation
1001 Air Brake Avenue
Wilmerding, PA 15148
Attention: Investor Relations
Telephone: (412) 825-1019

Your vote is important. Please sign, date, and return the proxy card or submit the proxy and/or voting instructions via the Internet or by telephone promptly.

Information on Wabtec

Overview

Westinghouse Air Brake Technologies Corporation, doing business as Wabtec Corporation, is a Delaware corporation with headquarters in Wilmerding, Pennsylvania. George Westinghouse founded the original Westinghouse Air Brake Co. in 1869 when he invented the air brake. Westinghouse Air Brake Company was formed in 1990 when it acquired certain assets and operations from American Standard, Inc., now known as Trane. The company went public on the New York Stock Exchange in 1995. In 1999, the company merged with MotivePower Industries, Inc. and adopted the name Wabtec. In 2017, Wabtec acquired Faiveley Transport, a leading provider of value-added, integrated systems and services, principally for the global transit rail market. Today, Wabtec is one of the largest providers of value-added, technology-based equipment, systems and services for the global passenger transit and freight rail industries. Through its subsidiaries, Wabtec manufactures a range of products for locomotives, freight cars and passenger transit vehicles. Wabtec also builds new switcher and commuter locomotives, and provides aftermarket services. Wabtec has roughly 18,000 employees and facilities located throughout the world.

Wabtec provides its products and services through two principal business segments, the Transit Segment and the Freight Segment, both of which have different market characteristics and business drivers. The acquisition of Faiveley Transport significantly strengthened Wabtec’s capabilities and presence in the worldwide transit market.

The Transit Segment primarily manufactures and services components for new and existing passenger transit vehicles, typically regional trains, high speed trains, subway cars, light-rail vehicles and buses; supplies rail control and infrastructure products including electronics, positive train control equipment, and signal design and engineering services; builds new commuter locomotives; and refurbishes passenger transit vehicles. Customers include public transit authorities and municipalities, leasing companies, and manufacturers of passenger transit vehicles and buses around the world. Demand in the transit market is primarily driven by general economic conditions, passenger ridership levels, government spending on public transportation, and investment in new rolling stock. The addition of Faiveley Transport’s key products strengthened Wabtec's presence in the following areas: high-speed braking and door systems; heating, ventilation and air conditioning systems; pantographs and power collection; information systems; platform screen doors and gates; couplers; and aftermarket services, maintenance and spare parts. Geographically, Faiveley Transport significantly strengthened Wabtec’s presence in the European and Asia Pacific transit markets.

The Freight Segment primarily manufactures and services components for new and existing locomotives and freight cars; supplies rail control and infrastructure products including electronics, positive train control equipment, and signal design and engineering services; overhauls locomotives; and provides heat exchangers and cooling systems for rail and other industrial markets. Customers include large, publicly traded railroads, leasing companies, manufacturers of original equipment such as locomotives and freight cars, and utilities. Demand is primarily driven by general economic conditions and industrial activity; traffic volumes, as measured by freight carloadings; investment in new technologies; and deliveries of new locomotives and freight cars.

For a more detailed description of the business of Wabtec, see Wabtec’s annual report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this proxy statement. See “Where You Can Find More Information; Incorporation by Reference.”

Wabtec’s Business After the Consummation of the Transactions

The combination of GE Transportation with Wabtec’s existing business is intended to add GE Transportation’s global digital solutions and supplier relationships in the rail, mining, marine, stationary power and drilling industries to Wabtec’s broad range of freight, transit and electronics solutions.

Wabtec expects the Transactions to have the following strategic benefits:

•	Increased Scale and Diversification of Wabtec’s Product Portfolio with Focus on Transportation Industry. As a result of the Transactions, Wabtec expects the combined business to be one of the world’s largest providers of technology-enabled equipment, systems and services for the locomotive, freight and passenger rail industries with approximately $8.0 billion in revenue and 25,000 employees in 52 countries.

•	Complementary Digital Technologies. GE Transportation will contribute a comprehensive digital portfolio and leading engineering and technical intellectual property to Wabtec, providing electronics and digital technologies that position the combined company to meet growing demand for train intelligence and network optimization.
•	Enhanced Aftermarket and Services Opportunities. The combined entity will have an installed base of over 22,500 locomotives and content on virtually all North American locomotives and freight cars, which enables significant opportunities in the high-margin aftermarket parts and services business and mitigates the combined company’s exposure to cycles.
•	Significant Operating Synergies. The consummation of the Transactions is expected to generate $250.0 million total run-rate operating synergies, driven by cost and revenue opportunities, within four years after closing.
•	Improved Financial Profile. The consummation of the Transactions will enhance Wabtec’s margins and revenue growth opportunities with strong free cash flow generation to enable strategic deleveraging. The combination is also expected to generate a net tax benefit of approximately $1.1 billion over the next 15 years.

Prior to the consummation of the Transactions, certain functions for GE Transportation have generally been performed under GE’s centralized systems and, in some cases, under contracts that are also used for GE’s other businesses which are not being sold in the Direct Sale or assigned to SpinCo as part of the Transactions. To enable Wabtec to manage an orderly transition in its operation of GE Transportation, GE or its subsidiaries and SpinCo or the SpinCo Transferred Subsidiaries will enter into the Additional Agreements relating to, among other things, intellectual property, employee matters, tax matters, research and development and transition services. See “Other Agreements—Additional Agreements.”

Wabtec’s Liquidity and Capital Resources After the Consummation of the Transactions

Wabtec had current assets of $2.27 billion, total assets of $6.58 billion, current liabilities of $1.57 billion and long-term debt of $1.82 billion as of December 31, 2017. Following the consummation of the Transactions, Wabtec’s total assets and liabilities will increase significantly.

On a pro forma basis (as described in “Unaudited Pro Forma Condensed Combined Financial Statements”), Wabtec would have had current assets of $4.06 billion, total assets of $21.53 billion, current liabilities of $3.03 billion and long-term debt of $4.70 billion as of December 31, 2017. Wabtec’s cash from operations was $188.8 million for the year ended December 31, 2017. Wabtec also expects its cash from operations to increase significantly as a result of the consummation of the Transactions and the integration of GE Transportation.

Wabtec believes that the combination of GE Transportation with Wabtec’s existing business will result in anticipated realization of $250.0 million total run-rate operating synergies, driven by cost and revenue opportunities, within four years after closing. If Wabtec is able to increase sales to new and existing customers and access new product and services markets as a result of the Transactions, Wabtec estimates that additional annualized synergies potentially may be achievable.

Wabtec expects to incur significant, one-time costs in connection with the Transactions, some of which will be capitalized, including approximately $35.0 million of financing-related fees, approximately $60.0 million of transaction-related costs (including advisory, legal, accounting and other professional fees) and approximately $88.0 million of transition and integration-related costs (a portion of which will be incremental capital spending), that Wabtec management believes to be necessary to realize the anticipated synergies from the Transactions. The incurrence of these costs may have a material adverse effect on Wabtec’s liquidity, cash flows and operating results in the periods in which they are incurred. The transition and integration-related costs will be incurred during the first three years following the consummation of the Transactions, and will primarily be funded through cash generated from operations. No assurances of the timing or amount of synergies able to be captured, or the costs necessary to achieve those synergies, can be provided.

Wabtec and the other Borrowers entered into the Credit Agreement on June 8, 2018, which includes (i) the $1.2 billion Revolving Credit Facility, which replaced Wabtec’s previous revolving credit facility, (ii) the $350.0 million Refinancing Term Loan, which refinanced Wabtec’s previous term loan, and (iii) the $400.0 million Delayed Draw Term Loan. Wabtec also obtained Bridge Commitments in respect of the Bridge

Loan Facility in an amount not to exceed $2.5 billion. On September 14, 2018, in accordance with the Commitment Letter, the Bridge Commitments were permanently reduced to $0 in connection with Wabtec’s issuance of $500 million aggregate principal amount of the Floating Rate Notes, $750 million aggregate principal amount of the 2024 Notes and $1.25 billion aggregate principal amount of the 2028 Notes. Wabtec will use funds available under the Delayed Draw Term Loan and the proceeds from the issuance of the New Wabtec Notes to pay the Direct Sale Purchase Price. See “Debt Financing.”

Wabtec anticipates that its primary sources of liquidity for working capital and operating activities, including any future acquisitions, will be cash from operations and borrowings under the Credit Agreement, which is expected to have $812 million of unused availability immediately following the consummation of the Transactions. Wabtec expects that these sources of liquidity will be sufficient to make required payments of interest and principal on the outstanding Wabtec debt and to fund working capital and capital expenditure requirements, including the significant one-time costs relating to the Transactions described above, and the costs of future acquisitions. Wabtec expects that it will be able to comply with the financial and other covenants of its existing debt arrangements and the covenants under the agreements governing the Credit Agreement and the New Wabtec Notes.

For more information on GE Transportation’s and Wabtec’s existing sources of liquidity, see the section of this proxy statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations for GE Transportation” and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Wabtec’s current report on Form 8-K filed with the SEC on September 10, 2018, which is incorporated by reference in this proxy statement. See “Where You Can Find More Information; Incorporation by Reference.”

Directors and Officers of Wabtec Before and After the Consummation of the Transactions

Board of Directors

The Wabtec Board currently consists of 12 directors. In connection with the Transactions, the size of the Wabtec Board will be increased to include three additional directors, each of whom is required to be independent as defined in the listing standards of the NYSE, to be designated as nominees by GE (subject to the nominees being reasonably acceptable to the Nominating and Corporate Governance Committee of the Wabtec Board). See “The Merger Agreement—Post-Closing Wabtec Board of Directors and Officers.”

Listed below is the biographical information for each person who is currently a member of the Wabtec Board:

Philippe Alfroid has over three decades of experience in executive and board positions in a variety of industries, including the transportation industry and large international companies. His knowledge of the transportation industry, understanding of Wabtec and his experience as a director of Faiveley Transport, S.A., make him well suited to provide guidance to the Wabtec Board while Faiveley has been integrated with Wabtec.

Raymond T. Betler currently is the President and Chief Executive Officer of Wabtec, a position he has held since May 2014. As a member of Wabtec’s Executive Office since 2008 and as Chief Operating Officer from 2010 to 2014, he has helped to lead Wabtec on an unprecedented record of growth. His leadership, business acumen and more than three decades of experience in the transportation industry have played an important role in Wabtec’s recent success. Through his service on corporate and non-profit boards, he has developed insight into corporate governance and public company issues.

Robert J. Brooks had an extensive career as an executive at Wabtec, including serving as its Chief Financial Officer for many years. His thorough knowledge of Wabtec and the rail industry, and his financial background and experience have enabled him to provide an important executive and leadership perspective to the Wabtec Board and to Wabtec.

Erwan Faiveley was a member of the Board of Faiveley Transport, S.A., a leading provider of value-added, integrated systems and services that now is a wholly owned subsidiary of Wabtec, from January 2005 until December 2016. Mr. Faiveley also has served as President and Chairman of the Board of Financiére Faiveley S.A. and Famille Faiveley Participations S.A.S. since January 2005, and is a Manager (Gérant) of Faivinvest S.C.A. Mr. Faiveley has over 11 years of experience in executive and board positions in the financial and transportation industry. His knowledge of the transportation industry and his experience as a director of Faiveley Transport, S.A. make him well suited to provide guidance to the Wabtec Board while Faiveley has been integrated with Wabtec.

Emilio A. Fernandez has over 30 years of experience in executive positions in the railroad industry. His knowledge of the rail market, understanding of Wabtec’s products and his overall business acumen provide the Wabtec Board with an executive and leadership perspective on Wabtec and the railroad industry in general.

Lee B. Foster, II has had an extensive career within the railroad industry, including 35 years with the L.B. Foster Co., a supplier to the railroad and transit industries, where he has served in a multitude of roles including President, CEO and Chairman, as well as Director. Mr. Foster brings to the Wabtec Board not only a solid background within the industry, but also his experience on various boards and committees, including the executive committee of DM&E and the audit and compensation committees of the private company Capital Guidance Ltd.

Linda S. Harty has extensive financial expertise, particularly in the areas of treasury, tax, decision support and acquisitions, which will serve as a valuable resource to Wabtec’s Board and Wabtec’s management team. Ms. Harty’s insights and perspectives will be especially helpful as Wabtec continues to strengthen and grow while navigating a challenging global market. In addition, her service to the boards of other publicly traded companies provides further expertise and insight into corporate governance issues.

Brian B. Hehir has had an extensive career in global financial markets with over 30 years of experience working in investment banking, financing, corporate advisory services and capital markets. In this capacity, he advised clients on mergers and acquisitions and other corporate transactions, which are an integral part of Wabtec’s growth strategy. His experience from the highly regulated investment banking industry also provides the Wabtec Board with a critical perspective on risk management.

Michael W.D. Howell has 35 years of experience from executive and board positions with various companies in the railroad business, such as Cummins Engine Company, Inc., GE Canada, Inc., General Electric Company, Inc., Railtrack Group PLC and Transport Initiatives Edinburgh Limited. His understanding of many aspects of the United States and international railroad industries, as well as his CEO and Chairman experience, provides the Wabtec Board with a broad and relevant background regarding the management and operations of a growing public company in the railroad industry.

William E. Kassling has experience as an officer and director of Wabtec, he has extensive knowledge of Wabtec and the industry, and has also served as a board member for other publicly traded companies, through which he has gained additional experience in corporate governance. With his vast experience, he provides the Wabtec Board with broad leadership insight on the management and operations of a public company.

Albert J. Neupaver was re-appointed Executive Chairman of Wabtec in May 2018. Prior to that, Mr. Neupaver served as Chairman of Wabtec since May 2017 and as Executive Chairman of Wabtec from May 2014 to May 2017. Previously, he served as Chairman and CEO from May 2013 to May 2014 and as Wabtec’s President and CEO from February 2006 to May 2013. Prior to joining Wabtec, Mr. Neupaver served in various positions at AMETEK, Inc., a leading global manufacturer of electronic instruments and electric motors. Most recently he served as President of its Electromechanical Group for nine years.

Stéphane Rambaud-Measson has a wealth of experience in the transportation industry. Mr. Rambaud-Measson’s experience as a multinational executive at various rail companies, including as the chief executive officer of Faiveley Transport, makes him well suited to provide guidance to the Wabtec Board while Faiveley has been integrated with Wabtec.

Executive Officers

The executive officers of Wabtec immediately prior to consummation of the Merger are generally expected to be the executive officers of Wabtec immediately following consummation of the Merger, with Albert J. Neupaver remaining as Wabtec’s executive chairman and Raymond T. Betler remaining as Wabtec’s president and CEO. Following consummation of the Transactions, Stéphane Rambaud-Measson will become president and CEO of Wabtec’s Transit Segment and Rafael O. Santana, president and CEO of GE Transportation, will become president and CEO of Wabtec’s Freight Segment. Listed below is the biographical information for each person who is currently an executive officer of Wabtec:

Albert J. Neupaver was re-appointed Executive Chairman of Wabtec in May 2018. Prior to that, Mr. Neupaver served as Chairman of Wabtec since May 2017 and as Executive Chairman of Wabtec from May 2014 to May 2017. Previously, he served as Chairman and CEO from May 2013 to May 2014 and as Wabtec’s President and

CEO from February 2006 to May 2013. Prior to joining Wabtec, Mr. Neupaver served in various positions at AMETEK, Inc., a leading global manufacturer of electronic instruments and electric motors. Most recently he served as President of its Electromechanical Group for nine years.

Raymond T. Betler was named President and Chief Executive Officer in May 2014. Previously, Mr. Betler was President and Chief Operating Officer since May 2013 and Wabtec’s Chief Operating Officer since December 2010. Prior to that, he served as Vice President, Group Executive of Wabtec since August 2008. Prior to joining Wabtec, Mr. Betler served in various positions of increasing responsibility at Bombardier Transportation since 1979. Most recently, Mr. Betler served as President, Total Transit Systems from 2004 until 2008 and before that as President, London Underground Projects from 2002 to 2004.

Stephane Rambaud-Measson was named Executive Vice President and Chief Operating Officer in May 2017. Prior to that, Mr. Rambaud-Measson served as Executive Vice President, President and CEO, Transit Segment from December 2016. Previously, Mr. Rambaud-Measson was Chairman of the Management Board and Chief Executive Officer of Faiveley Transport from April 2014 until November 30, 2016. Prior to that position, he served as Executive Vice President of Faiveley Transport from March 2014 to April 2014. Prior to joining Faiveley Transport, Mr. Rambaud-Measson was Chief Executive Officer of Veolia Verkehr. Prior to that, Mr. Rambaud-Measson served in various management roles at Bombardier Transport including President of the Passengers Division beginning in 2008. Before that, in 2005, he was appointed President of Mainline & Metro after serving as Group Vice President Project Management and Administration, which he began in 2004.

Patrick D. Dugan was named Executive Vice President and Chief Financial Officer effective December 2016. Previously Mr. Dugan served as Senior Vice President and Chief Financial Officer since January 2014. Previously, Mr. Dugan was Senior Vice President, Finance and Corporate Controller from January 2012 until November 2013. He originally joined Wabtec in 2003 as Vice President, Corporate Controller. Prior to joining Wabtec, Mr. Dugan served as Vice President and Chief Financial Officer of CWI International, Inc. from December 1996 to November 2003. Prior to 1996, Mr. Dugan was a Manager with PricewaterhouseCoopers.

David L. DeNinno was named Executive Vice President, General Counsel and Secretary of Wabtec effective December 2016. Previously, Mr. DeNinno served as Sr. Vice President, General Counsel and Secretary since February 2012. Previously, Mr. DeNinno served as a partner at K&L Gates LLP since May 2011 and prior to that with Reed Smith LLP.

Scott E. Wahlstrom was named Executive Vice President, Human Resources effective December 2016. Previously, Mr. Wahlstrom served as Senior Vice President, Human Resources since January 2012. Prior to that, Mr. Wahlstrom has been Vice President, Human Resources, since November 1999. Previously, Mr. Wahlstrom was Vice President, Human Resources & Administration of MotivePower Industries, Inc. from August 1996 until November 1999.

John A. Mastalerz was named Senior Vice President of Finance, Corporate Controller and Principal Accounting Officer in July 2017. Previously, Mr. Mastalerz served as Vice President and Corporate Controller from January 2014 to July 2017. Prior to joining Wabtec, Mr. Mastalerz served in various executive management roles with the H.J. Heinz Company from January 2001 to December 2013, most recently as Corporate Controller and Principal Accounting Officer. Prior to 2001, Mr. Mastalerz was a Senior Manager with PricewaterhouseCoopers.

Paul I. Overby was named Vice President, Corporate Strategy in January of 2016. Prior to joining Wabtec, Mr. Overby was founder and President of Paul Overby Associates from 2009 and prior to that, Mr. Overby served in various executive management roles at Bombardier.

Timothy R. Wesley was named Vice President, Investor Relations and Corporate Communications in November 1999. Previously, Mr. Wesley was Vice President, Investor and Public Relations of MotivePower Industries, Inc. from August 1996 until November 1999.

Information on GE Transportation

Overview

GE Transportation is a leading global provider of products and solutions to transportation, logistics and other industrial markets. GE Transportation designs, engineers and manufactures diesel-electric locomotives, supplies associated aftermarket parts and services and provides digital solutions.

GE Transportation’s culture of innovation and differentiated aftermarket solutions has allowed it to build a leading global installed base of diesel-electric locomotives, significant contracted services backlog and longstanding customer relationships. GE Transportation’s products and services, which are globally recognized for their quality, reliability, fuel efficiency and emissions compliance, are important to GE Transportation’s customers’ operating and financial success and help enable them to operate with reliability and efficiency.

Leveraging GE Transportation’s engineering history and heritage in diesel-electric locomotives, GE Transportation has continued to expand its technologies into new products, end markets and logistics applications. For example, GE Transportation uses its core locomotive manufacturing competencies to produce electric motors and premium propulsion systems for mining, marine, stationary power and drilling applications. GE Transportation also has used its engineering and software capabilities to build a digital business that delivers significant benefits across the transportation, logistics and mining landscape.

These attributes combined have fostered strong brand loyalty and generated longstanding customer relationships, which contribute to GE Transportation’s leading market positions.

As of December 31, 2017, GE Transportation’s North American installed base was more than 16,200 diesel-electric locomotives and kits, comprising the largest portion of GE Transportation’s global installed base of more than 22,500 diesel-electric locomotives. As of December 31, 2017, GE Transportation had sales in more than 50 countries and eight primary manufacturing facilities and approximately 8,500 employees worldwide. For the year ended December 31, 2017, GE Transportation generated revenue of $3,930 million and net earnings of $374 million.

For over 110 years, GE Transportation has served the worldwide rail industry, which is a critical component of the global transportation system and the global economy. In North America, railroads carry approximately 28% of total freight, as measured by ton-miles, and over 40% of long distance freight travelling over 750 miles, which is more than any other mode of transportation. Rail is one of the most cost-effective, energy-efficient modes of transport, both domestically and internationally.

GE Transportation’s North American customers are principally Class I railroads. GE Transportation’s international customers are principally international freight railroads in Latin America, Russia/Commonwealth of Independent States (CIS), Australia, India and Sub-Saharan Africa, who depend on diesel-electric locomotives. GE Transportation’s diverse product portfolio is designed to cater to the varying requirements of Class I and international railroads.

GE Transportation’s customers’ ongoing usage of locomotives and associated wear and tear on the equipment generate opportunities to support railroads with aftermarket parts and services. Railroads place a high value on reliability, fuel efficiency and minimal downtime. As a result, the availability of replacement parts and GE Transportation’s maintenance and overhaul services are important value drivers for GE Transportation’s customers and generate high-margin recurring revenue opportunities.

GE Transportation’s business experienced significant headwinds in 2016 and 2017 due to a downturn in the U.S. freight rail industry. GE Transportation has recently undergone a set of transformation and restructuring initiatives, including expanding GE Transportation’s international footprint, optimizing GE Transportation’s supply base and utilizing digitization and lean manufacturing to enhance the efficiency and effectiveness of GE Transportation’s total supply chain. GE Transportation believes these initiatives have resulted in a more streamlined cost structure and optimized workforce to position GE Transportation for growth in the recovering U.S. freight rail market and in international markets.

As part of GE Transportation’s transformation and restructuring initiatives, it reorganized itself into three business segments, Equipment, Services and Digital, based on the different sales drivers and market characteristics of each.

•	Equipment (45% of 2017 total revenue): GE Transportation is the largest global manufacturer of diesel-electric locomotives used by freight railroads, and produces electric motors and premium propulsion systems for mining, marine, stationary power and drilling applications.
•	Services (48% of 2017 total revenue): GE Transportation provides aftermarket parts and services to its global installed base, including predictive maintenance, regular maintenance, and unscheduled maintenance and overhaul services for locomotives.
•	Digital (7% of 2017 total revenue): GE Transportation provides a comprehensive suite of software-enabled solutions designed to improve customer efficiency and productivity in the transportation and mining industries.

GE Transportation’s Solutions

Equipment

GE Transportation’s Equipment segment is the largest global manufacturer of diesel-electric locomotives for freight railroads. GE Transportation produces mission-critical products and solutions that help railroads reduce operating costs, decrease fuel use, minimize downtime and comply with emissions standards. In addition to locomotives, GE Transportation also produces a range of engines, electric motors and premium propulsion systems used in mining, marine, stationary power and drilling applications.

Locomotives

GE Transportation believes it has the world’s most comprehensive, competitive and technically advanced diesel-electric locomotive portfolio with a global installed base of more than 22,500 locomotives in over 50 countries. GE Transportation also has numerous local partnerships in various jurisdictions which further support its product platform.

Customers choose diesel-electric locomotives based on many factors, including fuel efficiency, emissions compliance, reliability, tractive effort, price, total cost of ownership, aftermarket support and digital capabilities. GE Transportation believes customers are also trending towards signing multiyear equipment and service / parts agreements. For example, GE Transportation recently signed an agreement with Kazakhstan’s state-run railroad, Kazakhstan Temir Zholy (KTZ), to supply 300 shunter locomotives over the next ten years and agreements with Canadian National Railway (CN) for 200 new locomotives and Kansas City Southern for 50 locomotives.

GE Transportation’s current locomotive offerings include 24 different types of locomotives of varying features and capabilities such as axle weight, clearance and gross horsepower. GE Transportation believes the Evolution series, GE Transportation’s primary locomotive offering, is the most technologically advanced, diesel-electric, heavy-haul locomotive in the world today. GE Transportation introduced the base Evolution series in 2005 and has since substantively evolved the locomotive to meet EPA Tier 4 emission standards. GE Transportation now has over 870 Tier 4 locomotives in the field with over 100-million miles of experience.

GE Transportation’s sales, product management and engineering teams work together with its customers to optimize configurations for their requirements related to performance, reliability, lifecycle costs and other additions (e.g., Digital, signaling, etc.) that they may specifically require for their locomotive. However, GE Transportation strives to standardize its offerings as much as possible. For example, the engine family used in North America for the 33-tonnes/axle application is used in both Kazakhstan for the 23-tonnes/axle application and in South Africa for the 22-tonnes/axle application. Similarly, GE Transportation’s new control systems and traction motors have been standardized across a significant portion of GE Transportation’s portfolio.

New technologies will continue to evolve the diesel-electric space. GE Transportation continues to invest substantively and selectively in R&D to maintain its differentiation and market position. One key focus of GE Transportation’s investments is control systems, which GE Transportation believes enable and support remote monitoring, predictive maintenance and asset optimization as well as connectivity between fleets and operations. Additionally, GE Transportation’s investments are generally focused on new engine platforms, fuel efficiency, alternative fuel solutions and hybrid locomotives. Finally, GE Transportation believes GE Transportation’s additional investment focus on additive technologies is going to help make GE Transportation’s products lighter, more reliable and fuel efficient. GE Transportation believes its focus in these key investment areas will drive positive outcomes for its customers, primarily linked to operating ratio reduction and lifecycle cost savings, among others.

Mining, Marine and Stationary Power

Mining: GE Transportation has leveraged its core competencies in electric drives and propulsion to produce integrated, advanced propulsion systems used in off highway vehicle (OHV) mining applications. These solutions help enable mining customers to increase productivity, reduce maintenance costs and improve performance. GE Transportation’s key mining original equipment manufacturer customers include Komatsu, NHL and BelAZ, who serve the world’s largest mining end-customers such as Rio Tinto, Anglo American, Vale, BHP and others.

Marine: GE Transportation has adapted its locomotive engines for marine applications to produce fuel-efficient medium-speed diesel engines for fishing vessels, tugboats, ferries and offshore oil and gas support vessels. GE Transportation’s marine engines meet the EPA’s Tier 4 and IMO’s Tier III emission standards without the use of selective catalytic reduction equipment or urea-based after-treatment, reducing key emissions by more than 70% compared to emissions from GET’s Tier III locomotives, while maintaining fuel efficiency. These engines are increasingly being accepted in the market.

Stationary Power: GE Transportation provides fuel-efficient medium-speed diesel engines and generator setups (gensets) for continuous and emergency stand-by power applications. Medium-speed diesel generators deliver significantly lower life cycle cost due to reduced fuel consumption, less downtime (e.g., fewer oil changes) and significantly less required maintenance and overhauls compared with high-speed diesel generators. GE Transportation’s primary stationary power industrial customers are based in Asia Pacific, Sub-Saharan Africa and the Middle East.

Services

Locomotive fleet performance is critical for all railroads. Operators strive to maximize the value of their assets over their entire lifecycle, which can be as many as four decades. For locomotives to remain competitive, available, reliable, safe and fuel efficient over such a long period, they require regular maintenance as well as technology upgrades. Operators also often need to adjust fleet haulage profiles to reflect changing market conditions (e.g., moving from build materials to containerized intermodal freight). These requirements translate into significant investments by railroads throughout the entire lifecycle of their locomotives.

GE Transportation has been strategically focused on the Services segment for more than two decades, providing an efficient supply of spare parts, repair instructions, on-site technical support by certified employees and predictive maintenance based on GE Transportation’s suite of remote monitoring and diagnostics solutions. GE Transportation’s installed base comprises approximately 22,500 locomotives globally with an average age of 10 to 15 years, which are distributed across all strategic markets (including North America, Brazil, Australia, Indonesia, South Africa and Kazakhstan). GE Transportation also has a dedicated global service footprint to support its customers’ service requirements. Additionally, GE Transportation’s vertically integrated locomotive offerings and comprehensive set of services and technology solutions are designed to help maintain the operational efficiency of GE Transportation’s customers’ fleets, which GE Transportation believes allows it to win business. GE Transportation supports railroads across the globe to help them achieve best in class cost of ownership, availability, reliability and safety for their locomotive fleets.

Approximately 80% of GE Transportation’s Services revenues are generated in North America, in line with the distribution of its installed base, and around 70% of such revenues are generated from multi-year service agreements, reflecting the long-term and stable nature of the partnership with its customers. Locomotive maintenance can be contracted under different models, ranging from fully transactional set-ups to multi-year contracts. GE Transportation’s customers typically favor long-term agreements associated with performance guarantees for new locomotives and become more transactional as assets age. For locomotives not covered by multi-year contracts, GE Transportation has implemented a rigorous tracking of potential parts usage, which identifies what customers are buying compared to forecasts. GE Transportation has made servicing of transactional customers an important component of its Services segment.

Since 2014, GE Transportation has focused on the development of locomotive modernization offerings. This mid-life locomotive refresh, typically performed with the second engine overhaul, allows railroads to further maximize the value of their assets over their lifecycle. GE Transportation offers customized solutions that range from controls systems upgrades to complex restorations outfitted with state-of-the-art technologies, which potentially gives locomotives an additional 20 or more years of performance. This refresh ensures GE Transportation’s locomotives remain competitive and prioritized for daily duties over competitor products. The solution is customized depending on a railroad’s fleet strategies (e.g., better fuel consumption, alternative fleet re-purposing, improved tractive effort, step change in reliability and/or digital upgrade). Locomotive modernization has drawn strong interest from both North American and international customers, and as a result, GE Transportation has secured multi-year programs with a majority of Class I railroads and several major international customers resulting in a backlog of over 750 locomotives. Modernizations completed to date have helped GE Transportation’s customers realize a 30% increase in reliability and a 50% increase in haul ability in their locomotives.

Digital

GE Transportation’s Digital segment develops and works with its customers to implement a comprehensive set of software-enabled solutions that deliver significant benefits across the transportation and mining landscape.

Across global freight and mining industries, productivity and efficiency gains, and new business opportunities, should come largely from digital innovation. Digital tools are expected to improve efficiency of existing assets, connect disparate processes, optimize key chokepoints and entire systems, and open value across freight and mining. In industries characterized by in-house and boutique solution providers, the breadth and market presence of GE Transportation’s Digital solutions have positioned GE Transportation as a key player for digital innovation. GE Transportation’s Digital solutions incorporate numerous key next generation technologies, which GE Transportation believes positions itself to remain a leader with its customers and continue to contribute to new business models for growth in freight transportation and mining.

Focus Area	Train Performance	Transport Intelligence	Transport Logistics	Network Optimization	Digital Mine
Key Attributes	• Distributed locomotive power • Train ‘cruise control’ • Train remote control	• Industrial/mobile Internet of Things (IoT) hardware & software • Edge-to-cloud, on and off-board analytics & rules • Asset performance management	• Rail transportation management • Shipper transportation management • Port visibility and optimization	• Rail network scheduling, dispatch, and optimization • Intermodal terminal management and optimization • Rail yard management and optimization	• Safety systems • Operations performance management (OPM) • Asset performance management (APM)
Key Customer Benefits	• Longer, heavier trains • 90+% reduction in ‘break-in-twos’ • 7-13% fuel savings, lower emissions • Decrease manpower for yard shunting, mainline	• Asset reliability / decreased maintenance cost • Decreased operating costs • Lower spend for IoT management & analytics	• Freight visibility across entities • Meaningful increase in port efficiency • Improved back-office and day of operation processes • Reduced revenue leakage	• Faster, more efficient rail networks • Reduced dwell / higher throughput	• Collision avoidance • Higher blast yields • Higher asset reliability / decreased maintenance cost

GE Transportation’s Digital solutions are utilized by all North American Class I railroads, a substantial majority of North American short line railroads and international freight rail systems on all continents (except Antarctica). Additionally, hundreds of mining clients and freight shippers in industrial applications such as oil & gas and agriculture use GE Transportation’s solutions to improve productivity and efficiency, with the potential to serve over 2,300 mining sites globally.

Digital solutions have been sold utilizing GE Transportation’s direct sales force and an enterprise license agreement or subscription-based model. Licenses typically include a long-term support contract providing recurring revenue. Post-sales implementation and support has traditionally been done through GE Transportation’s own teams. Approximately 34% of Digital revenues are recurring through Software as a Service (SaaS) or software maintenance contracts. This component of GE Transportation’s revenue is increasing as new products are increasingly subscription based. GE Transportation’s non-recurring revenue comes from hardware, software, and implementation sales. GE Transportation is building a global partner and alliance program, which saw partner influenced sales in its first full-year (2017). The partner and alliance channel provide geographic scale, domain and local expertise, customer relationships in new markets, and a scalable pool of implementation resources. GE Transportation believes partner and alliance-influenced sales will become an increasingly important component of its growth strategy.

GE Transportation believes its global installed base and domain expertise gives it a significant competitive advantage in its target markets that increasingly look to digital solutions to transform their operations. GE Transportation’s competition consists of fragmented and niche players or enterprise software providers without the domain expertise and focus to meet the demands of the freight transportation and mining industries.

GE Transportation’s customers choose GE Transportation because it combines industry expertise, leading technologies and analytics, and solutions moving to an integrated suite of connected products. Where others have not delivered, GE Transportation has consistently brought high value products that have become industry standards. GE Transportation’s installed base of IoT hardware and software, operational systems, and asset performance management systems and analytics positions GE Transportation to support the growing demand for digital solutions in its target markets.

GE Transportation’s Business Transformation

The transportation industry and GE Transportation’s business specifically experienced significant headwinds in 2016 and 2017 due to a downturn in the U.S. freight rail industry. GE Transportation believes its recent initiatives, including (i) expanding its international footprint, (ii) optimizing its supply base and (iii) utilizing digitization and lean manufacturing to enhance the efficiency and effectiveness of its total supply chain, have positioned GE Transportation for growth in the recovering U.S. freight rail market and in international markets.

GE Transportation’s business has historically generated most of its revenues in North America, with more than 80% of GE Transportation’s locomotive deliveries from 2014-2016 going to customers in that region. While North American locomotive deliveries are expected to remain an important driver of GE Transportation’s business, in recent years GE Transportation has prioritized portfolio diversification by geography and product. GE Transportation’s localization and partnership strategy has contributed to recent large international contracts, such as its $2.5 billion contract for 1,000 locomotives with Indian Railways in 2015. In 2017, GE Transportation delivered 281 locomotives to international customers, over 1.5x its average from 2014-2016.

As part of GE Transportation’s international growth, GE Transportation has invested in creating a flexible, truly global footprint that it believes differentiates itself with respect to its competition. Partnerships in India, Kazakhstan, Brazil, South Africa and Korea have enabled GE Transportation to manufacture locomotives in many different regions of the world. For example, GE Transportation now produces up to 100 locomotives a year in its Contagem, Brazil facility for use in Latin America and have recently acquired a 50% stake in local locomotive manufacturer Lokomotiv Kurastyru Zauyty (LKZ) in Kazakhstan to manufacture Evolution series locomotives for customers in Russia/CIS. This globalized approach leverages cost effective manufacturing with an aim to minimize the impact of industry-driven volume changes to GE Transportation’s cost structure and capital investment requirements.

Complementing the globalization of GE Transportation’s supply chain, GE Transportation now utilizes digitization and lean manufacturing strategies to enhance the efficiency and effectiveness of its global supply chain, as a part of what GE Transportation defines as its “Brilliant Factory” strategy. Through this strategy, GE Transportation seeks to drive improvements across its entire manufacturing process by reducing waste and removing overall inefficiencies (e.g., wait times, rework, downtime and bottlenecks). Brilliant Factory aims to streamline information and product flow to drive continued productivity and reduction to total manufacturing time.

GE Transportation’s recent initiatives have reduced its variable cost by restructuring its footprint and workforce, reducing full-time employees and increasing the productivity of its business. Between 2016 and 2017, GE Transportation invested more than $320 million in restructuring. The restructuring projects have been completed as of today. GE Transportation expects these investments in operating efficiency to propel the growth of its business as demand from Class I railroads continues to recover.

GE Transportation’s Competitive Strengths

GE Transportation believes the following key strengths have been instrumental to its success and positions it well to protect and continue to grow GE Transportation’s business and market share:

Iconic Legacy and Strong Reputation with a History of over 110 Years of Innovation

The rail industry has been in operation for 150 years and GE Transportation has been at the forefront of shaping and transforming the rail landscape through various technologies such as engine technologies, microprocessor-based controls, DC to AC propulsion, the first locomotive to meet the EPA’s stringent Tier 4 emission standards, and software-based asset and network optimization. GE Transportation believes that its technical, engineering and manufacturing expertise forms the foundation of its competency in innovation. GE Transportation has produced a succession of world-class locomotives and developed technologies designed to respond to changing customer requirements for innovation and compliance with advancing emission standards. GE Transportation believes its continued dedication to innovation not only enables it to uphold its responsibility to its customers and the wider community, but also positions GE Transportation favorably in its industry as innovation, reliability and integrated service models continue to be priorities for its customers.

Market Leader with Longstanding Customer Partnerships in a Critical Infrastructure Sector

For more than a century, rail has been a cornerstone of the global transportation system, and thus, the economy. Rail remains one of the most cost-effective, energy-efficient modes of transport, both domestically and internationally. As the largest global producer of diesel-electric locomotives, GE Transportation has a significant market share both in North America and globally. GE Transportation has been a trusted provider of mission-critical products to Class I railroads for a number of years. Internationally, GE Transportation has longstanding relationships with railroads in Brazil, South Africa, Australia, Indonesia and Kazakhstan. More recently, GE Transportation’s strategy of adapting its business to localization, alliance or joint venture models has resulted in significant international opportunities, including a $2.5 billion transaction in India and a $1 billion framework agreement in Ukraine.

Significant Installed Base and Growing Services Business Drive Visible, Recurring Revenues

With an installed base among the largest in the industry and a unique service model, GE Transportation’s Services business drives recurring revenues and strong customer partnerships. GE Transportation’s installed base allows it to generate significant recurring revenues and strong customer partnerships by providing maintenance and overhaul services and replacement parts in the aftermarket. GE Transportation also provides aftermarket digital solutions designed to improve train performance, fuel efficiency and reliability, and provide upgrades and modernizations that support GE Transportation’s customers throughout the lifecycle of their assets. GE Transportation’s comprehensive service offering combines traditional maintenance with digital tools, making GE Transportation a key partner to GE Transportation’s customers and helping them optimize their fleet performance and drive efficiency. GE Transportation’s Services business is a key differentiator, which supports the sale of new locomotives and the continued growth of its fleet.

Leading Engineering and Solutions Capabilities

GE Transportation designs, develops and manufactures critical components and systems for the rail, mining and marine industries, which include proprietary propulsion systems, engine platforms and controls technology. These innovative and differentiated solutions serve as the building blocks for the rail, mining and marine industries, and help keep GE Transportation’s global customers at the forefront of advancing technologies. When coupled with GE Transportation’s advanced digital analytic capabilities, GE Transportation’s solutions help drive increased locomotive velocity, energy management, performance and reliability.

Leading the Digital Transformation of GE Transportation’s Industries

GE Transportation’s early investment in data analytics and software has allowed GE Transportation to become a strategic partner for customers looking to derive new value from assets and digitally transform their operations. Through these initiatives, the transportation industry, from mine to port, from shipper to receiver, from port to intermodal terminals to main line locomotives and railcars and across train yards and operation centers, has evolved to include digital solutions. The breadth of GE Transportation’s Digital solutions gives customers confidence in GE Transportation’s ability to address their current and future needs.

Streamlined Cost Structure and Operational Excellence Provide Operating Leverage and Support GE Transportation’s Growth

GE Transportation’s current manufacturing footprint is designed to leverage cost effective manufacturing and customer specific build requirements. This design allows GE Transportation the flexibility to drive margin improvement through productivity and customer delivery commitments across multiple product lines and global regions. This footprint has also been optimized through strategic alignment and utilizing global build partners, so as to allow for volume changes driven by industry dynamics, without significant impacts to GE Transportation’s overall cost structure and/or additional capital investment requirements. GE Transportation has continuously evolved its supply footprint to now a true global supply base, where it can leverage the use of suppliers to optimize cost and/or lead time, while continuing to deliver to customer specifications.

Geographies

GE Transportation primarily serves the worldwide freight rail industry. In North America, railroads carry about 28% of total freight as measured by ton-miles, and over 40% of long distance freight travelling over 750 miles, which is more than any other mode of transportation. They also carry 40% of intercity freight as measured by ton-miles, more than any other mode of transportation. Through direct ownership and operating partnerships, U.S. railroads are part of an integrated network that includes railroads in Canada and Mexico, forming one of the world’s most-efficient and lowest-cost freight rail service. There are more than 500 railroads operating in North America, with the largest seven railroads, referred to as “Class I,” accounting for more than 90% of the industry’s revenues.

The Asia Pacific market is driven by continued urbanization in China and India. Investments in Australia remain centered around the mining and natural resource markets. Other key geographical markets include Russia/CIS, Africa and Brazil. With almost 28,000 locomotives, Russia/CIS is amongst the largest markets in the world. In addition, this region has a similarly sized shunter fleet which is substantially aged and in need of replacement.

GE Transportation continues to see new locomotive and modernization opportunities in markets such as Ukraine and Moldova, among others, and are well positioned to capture those opportunities. GE Transportation estimates the Brazilian market opportunity is between 50 and 100 locomotives per annum and is focused on the sugar, agriculture, minerals and mining space. African markets continue to grow, with a renaissance in South Africa stemming from new governmental interest to participate in Pan-African transportation growth opportunities. Nigeria has virtually no freight carried via rail, but given the current state of roads and other transportation infrastructure, an opportunity for growth may materialize. Mozambique, Ivory Coast, Ghana and Cameroon markets all present opportunities for growth as such countries modernize infrastructure.

Raw Materials and Suppliers

The cost of raw materials and components represents a substantial majority of the manufacturing costs of most of GE Transportation’s equipment product lines. As a result, the management of raw materials and components purchasing is critical to GE Transportation’s profitability. See “Risk Factors—Risks Relating to Wabtec, Including GE Transportation, After the Transactions—Wabtec may be exposed to raw material shortages, supply shortages and fluctuations in raw material, energy and commodity prices.”

GE Transportation enjoys generally strong relationships with its suppliers, which helps to ensure access to supplies when railcar demand is high.

Customers

GE Transportation’s customers include all operators of GE locomotives globally. GE Transportation’s customers are mainly standalone railroads or logistics divisions of mining or agriculture companies. They include a mix of privately owned and governmental companies, representing a total of approximately 100 different entities. For the fiscal year ended December 31, 2017, GE Transportation’s top ten customers accounted for approximately 83% of GE Transportation’s revenues. For the fiscal year ended December 31, 2017, BNSF comprised 17% of GE

Transportation revenue. For the fiscal year ended December 31, 2016, BNSF, Union Pacific and CSX comprised 19%, 13% and 13% of GE Transportation revenue, respectively. For the fiscal year ended December 31, 2015, BNSF, Union Pacific and CSX comprised 17%, 12% and 12% of GE Transportation revenue, respectively. GE Transportation provides them with essential parts and maintenance services for their GE locomotives, helping them to successfully operate wherever they are in the world.

GE Transportation structures its services based on its customers specific needs, ranging from purely transactional parts and services supply, to multi-year agreements based on outcome guarantees (parts availability, locomotive availability and reliability).

Competition

GE Transportation believes it holds a leading market share for many of its core product lines globally. GE Transportation’s market shares are typically higher in North America and lower in other regions of the world, depending on specific product lines and geographies.

GE Transportation operates in a highly competitive marketplace especially in periods of low market demand resulting in excess manufacturing capacity. Price competition is strong because GE Transportation has a relatively small number of customers and they are very cost-conscious. In addition to price, competition is based on product performance and technological leadership, quality, reliability of delivery, and customer service and support.

Employees

As of December 31, 2017, GE Transportation had approximately 8,500 full-time employees, with approximately 30% of the U.S. workforce and 28% of the global workforce unionized.

Regulation

The industries in which GE Transportation operate are subject to extensive regulation by various governmental, regulatory and industry authorities and by federal, state, local and foreign authorities. The primary regulatory and industry authorities involved in the issuance of regulations and standards for the rail industry in the U.S. are the Federal Railroad Administration (“FRA”), the Association of American Railroads (“AAR”) and U.S. Department of Transportation (“USDOT”). The FRA administers and enforces U.S. Federal laws and regulations relating to railroad safety. These regulations govern equipment and safety compliance standards for railcars and rail equipment used in interstate commerce. The AAR promulgates a wide variety of standards governing safety and design of equipment, relationships among railroads with respect to railcars in interchange and other matters. The AAR also certifies railcar manufacturers and component manufacturers that provide equipment for use on railroads in the U.S. New products must generally undergo AAR testing and approval processes. Because of these regulations, GE Transportation must maintain certifications with the AAR as a manufacturer of locomotives and components, and products that it sells must meet AAR and FRA standards. GE Transportation must also comply with the rules of the USDOT.

GE Transportation is also subject to oversight in other jurisdictions by foreign regulatory agencies. The governing bodies include Transport Canada in Canada, the International Union of Railways (“UIC”) and the European Railway Agencies (“EUAR”) in Europe. Also in Europe, the European Committees for Standardization (“CEN” and “CENELEC”) continually draft new European standards which cover, for example, the Reliability, Availability, Maintainability and Safety of railways systems. To guarantee interoperability in Europe, the European Union for Railway Agencies is responsible for defining and implementing Technical Standards of Interoperability, which covers areas such as infrastructure, energy, rolling stock, telematic applications, traffic operation and management subsystems, noise pollution and waste generation, protection against fire and smoke, and system safety. Most countries and regions in which GE Transportation does business have similar rule-making bodies. In Russia, a GOST-R certificate of conformity is mandatory for all products related to the safety of individuals on Russian territory. In China, any product or system sold on the Chinese market must have been certified in accordance with national standards. In the local Indian market, most products are covered by regulations patterned after AAR and UIC standards.

Effects of Seasonality

GE Transportation’s business is not typically seasonal, although the third quarter results may be affected by vacation and scheduled plant shutdowns at several of its major customers during this period. Quarterly results can also be affected by the timing of projects in backlog and by project delays.

Environmental and Regulatory Matters

GE Transportation is subject to comprehensive federal, state, local and international environmental laws and regulations relating to the release or discharge of materials into the environment, the management, use, processing, handling, storage, transport or disposal of hazardous materials, or otherwise relating to the protection of human health and the environment. These laws and regulations not only exposes GE Transportation to liability for its own negligent acts, but also may expose GE Transportation to liability for the conduct of others or for its actions that complied with all applicable laws at the time these actions were taken. In addition, these laws may require significant expenditures to achieve compliance, and are frequently modified or revised to impose new obligations. Civil and criminal fines and penalties may be imposed for non-compliance with these environmental laws and regulations. GE Transportation’s operations that involve hazardous materials also raise potential risks of liability under the common law.

Environmental operating permits are, or may be, required for GE Transportation’s operations under environmental laws and regulations. These operating permits are subject to modification, renewal and revocation. GE Transportation regularly monitors and reviews its operations, procedures and policies for compliance with these laws and regulations. Despite these compliance efforts, risk of environmental liability is inherent in the operation of GE Transportation’s business, as it is with other businesses engaged in similar industries. GE Transportation believes that its operations and facilities are in substantial compliance with applicable laws and regulations and that any noncompliance is not likely to have a material adverse effect on its operations or financial condition.

Future events, such as changes in or modified interpretations of existing laws and regulations or enforcement policies, or further investigation or evaluation of the potential health hazards of products or business activities, may give rise to additional compliance and other costs that could have a material adverse effect on GE Transportation’s financial condition and operations. In addition, GE Transportation has in the past conducted investigation and remediation activities at properties that GE Transportation operates to address historic contamination. To date, such costs have not been material. Although GE Transportation believes GE Transportation has satisfactorily addressed all known material contamination through its remediation activities, there can be no assurance that these activities have addressed all historic contamination. The discovery of historic contamination or the release of hazardous substances into the environment could require GE Transportation in the future to incur investigation or remediation costs or other liabilities that could be material or that could interfere with the operation of GE Transportation’s business.

In addition to environmental laws and regulations, the transportation of commodities by railcar raises potential risks in the event of a derailment or other accident. Generally, liability under existing law in the United States for a derailment or other accident depends on the negligence of the party, such as the railroad, the shipper or the manufacturer of the railcar or its components. However, for the shipment of certain hazardous commodities, strict liability concepts may apply.

Principal Properties

The following table provides certain summary information about the principal facilities owned or leased by GE Transportation as of December 31, 2017. GE Transportation believes that its facilities and equipment are generally in good condition and that, together with scheduled capital improvements, they are adequate for its present and immediately projected needs. Leases on the facilities are long-term and generally include options to renew. GE Transportation’s corporate headquarters are located at the Chicago, Illinois site.

Location	Approximate Square Feet	Owned/Leased
Office Space
Chicago, IL	53,972	Leased
Manufacturing Facilities
Fort Worth, TX – Locomotive	923,266	Owned
Fort Worth, TX – Off-Highway Vehicle	249,700	Owned
Erie, PA – Manufacturing, Engineering, and Testing	4,200,000	Owned
Grove City, PA – Engine Remanufacturing	242,000	Owned
Grove City, PA – Main Engine	486,000	Owned
Contagem, Minas Gerais, Brazil	114,452	Leased

Intellectual Property

GE Transportation relies on a combination of trade secrets and other intellectual property, nondisclosure agreements and other protective measures to establish and protect its proprietary rights in its intellectual property. GE Transportation also follows the product development practices of its competitors to monitor any possible patent infringement by them, and to evaluate their strategies and plans.

GE Transportation has entered into a variety of license agreements as licensor and licensee. GE Transportation does not believe that any single license agreement is of material importance to its business or any of its business segments as a whole.

Legal Proceedings

GE Transportation is, from time to time, party to general legal proceedings and claims, which arise in the ordinary course of business. GE Transportation is also, from time to time, party to legal proceedings and claims in respect of environmental obligations, product liability, intellectual property and other matters which arise in the ordinary course of business and against which management believes meritorious defenses are available.

While it is not possible to quantify the financial impact or predict the outcome of all pending claims and litigation, management does not anticipate that the outcome of any current proceedings or known claims, either individually or in aggregate, will have a material adverse effect upon GE Transportation’s financial position, results of operations or cash flows.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for GE Transportation

The following discussion and analysis of GE Transportation’s financial condition and results of operations should be read in conjunction with GE Transportation’s unaudited condensed combined financial statements and related notes and audited financial statements and related notes, each of which are included elsewhere in this proxy statement. Some of the information contained in this discussion and analysis constitutes forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this proxy statement particularly under “Cautionary Statement on Forward-Looking Statements” and “Risk Factors.”

GE Transportation’s historical financial statements included in this proxy statement have been presented on a “carve-out” basis from GE’s consolidated financial statements using the historical results of operations, cash flows, assets and liabilities of GE Transportation and include allocations of corporate expenses from GE. These allocations reflect significant assumptions, and the financial statements do not fully reflect what GE Transportation’s financial position, results of operations or cash flows would have been had it been a stand-alone company during the periods presented. As a result, historical financial information is not necessarily indicative of GE Transportation’s future results of operations, financial position or cash flows.

Overview

GE Transportation is a leading global provider of products and solutions to transportation, logistics and other industrial markets. GE Transportation designs, engineers and manufactures diesel-electric locomotives, supplies associated aftermarket parts and services and provides digital solutions. GE Transportation’s culture of innovation and differentiated aftermarket solutions has allowed it to build a leading global installed base of diesel-electric locomotives, significant contracted services backlog and longstanding customer relationships. GE Transportation’s products and services are important to GE Transportation’s customers’ operating and financial success and help enable them to operate with reliability and efficiency. Leveraging its heritage in diesel-electric locomotives, GE Transportation has continued to expand GE Transportation’s technologies into new products, end markets and logistics applications. Leveraging its core competencies in locomotive manufacturing, GE Transportation produces electric motors and premium propulsion systems for mining, marine, stationary power and drilling applications. GE Transportation also has used its engineering and software capabilities to build a digital business that delivers significant benefits across the transportation and mining landscape. GE Transportation’s products are globally recognized for their quality, reliability, fuel efficiency and emissions compliance, and GE Transportation believes it is known for its superior customer service. These attributes combined have fostered strong brand loyalty and generated longstanding customer relationships, which contribute to its leading market positions. As of June 30, 2018, GE Transportation’s North American installed base was more than 16,200 diesel-electric locomotives and kits, comprising the largest portion of GE Transportation’s global installed base of more than 22,500 diesel-electric locomotives and kits. As of June 30, 2018, GE Transportation had sales in more than 50 countries and eight primary manufacturing facilities and approximately 8,500 employees worldwide. For the six months ended June 30, 2018, GE Transportation generated revenue of $1,774 million and net earnings of $168 million.

For over 110 years, GE Transportation has served the worldwide freight and passenger rail industries, which are a critical component of the global transportation system and the global economy. In North America, railroads carry about 28% of total freight, as measured by ton-miles, and over 40% of long distance freight travelling over 750 miles, which is more than any other mode of transportation. Rail is one of the most cost-effective, energy-efficient modes of transport, both domestically and internationally. GE Transportation’s North American customers are principally Class I railroads. GE Transportation’s international customers are principally international freight and passenger railroads in Latin America, Russia/CIS, Australia, India and Sub-Saharan Africa, who depend on diesel-electric locomotives. GE Transportation’s diverse product portfolio is designed to cater to the varying requirements of Class I and international railroads.

GE Transportation’s customers’ ongoing usage of locomotives and associated wear and tear on the equipment generate opportunities to support railroads with aftermarket parts and services. Railroads place a high value on reliability, fuel efficiency and minimal downtime. As a result, the availability of replacement parts and GE Transportation’s maintenance and overhaul services are important value drivers for GE Transportation’s customers and generate high-margin recurring revenue opportunities.

GE Transportation’s business experienced significant headwinds in 2016 and 2017 due to a downturn in the U.S. freight rail industry driven by commodity prices. GE Transportation has recently undergone a set of transformation and restructuring initiatives, including expanding its international footprint, optimizing its supply base and utilizing digitization and lean manufacturing to enhance the efficiency and effectiveness of its total supply chain. GE Transportation believes these initiatives have resulted in a more streamlined cost structure and optimized workforce to position it for growth in the recovering U.S. freight rail market and in international markets.

Factors Impacting GE Transportation’s Performance

GE Transportation primarily serves the worldwide freight and transit rail industries. As such, its operating results are largely dependent on the level of activity, financial condition and capital spending plans of railroads and passenger transit agencies around the world, and transportation equipment manufacturers who serve those markets. Many factors influence these industries, including general economic conditions; traffic volumes, as measured by freight carloadings and passenger ridership; government spending on public transportation; and investment in new technologies. In general, trends such as increasing urbanization, a focus on sustainability and environmental awareness, an aging equipment fleet, and growth in global trade are expected to drive continued investment in freight and transit rail.

GE Transportation monitors a variety of factors and statistics to gauge market activity. Freight rail markets around the world are driven primarily by overall economic conditions and activity, while transit markets are driven primarily by government funding and passenger ridership. Changes in these market drivers can cause fluctuations in demand for GE Transportation's products and services.

According to the 2016 edition of a market study by UNIFE, the Association of the European Rail Industry, the accessible global market for railway products and services was more than $100 billion, and was expected to grow at about 3.2% annually through 2021. The three largest geographic markets, which represented about 80% of the total accessible market, were Europe, North America and Asia Pacific. UNIFE projected above-average growth in Asia Pacific and Europe due to overall economic growth and trends such as urbanization and increasing mobility, deregulation, investments in new technologies, energy and environmental issues, and increasing government support. The largest product segments of the market were rolling stock, services and infrastructure, which represented almost 90% of the accessible market. UNIFE projected spending on rolling stock to grow at an above-average rate due to increased investment in passenger transit vehicles. UNIFE estimated that the global installed base of locomotives was about 114,000 units, with about 32% in Asia Pacific, about 25% in North America and about 18% in Russia/CIS.

In North America, railroads carry about 40% of long distance freight travelling over 750 miles, as measured by ton-miles, which is more than any other mode of transportation. Through direct ownership and operating partnerships, U.S. railroads are part of an integrated network that includes railroads in Canada and Mexico, forming what is regarded as the world’s most-efficient and lowest-cost freight rail service. There are more than 500 railroads operating in North America, with the largest railroads, referred to as “Class I,” accounting for more than 90% of the industry’s revenues. The railroads carry a wide variety of commodities and goods, including coal, metals, minerals, chemicals, grain, and petroleum. These commodities represent about 50% of total rail carloadings, with intermodal carloads accounting for the rest. Railroads operate in a competitive environment, especially with the trucking industry and the emergence of autonomous trucks, and are always seeking ways to improve safety, cost and reliability. New technologies offered by GE Transportation and others in the industry can provide some of these benefits. Demand for GE Transportation’s locomotives, freight related products and services in North America is driven by a number of factors, including rail traffic, average railroad velocity and production of new locomotives and new freight cars. In the U.S., the passenger transit industry is dependent largely on funding from federal, state and local governments, and from fare box revenues. Demand for North American passenger transit products is driven by a number of factors, including government funding, deliveries of new subway cars and buses, and ridership. The U.S. federal government provides money to local transit authorities, primarily to fund the purchase of new equipment and infrastructure for their transit systems. Demand for GE Transportation’s services is affected by the number of parked locomotives, which hit historic highs in 2016 and has slightly recovered in 2017.

Growth in the Asia Pacific market has been driven mainly by the continued urbanization of China and India, and by investments in freight rail rolling stock and infrastructure in Australia to serve its mining and natural resources markets. India is making significant investments in rolling stock and infrastructure to modernize its rail system; for example, the country has awarded a 1,000-unit locomotive order to GE Transportation. UNIFE expected the increased spending in India to offset decreased spending on very-high-speed rolling stock in China.

Other key geographic markets include Russia/CIS and Africa-Middle East. With about 1.4 million freight cars and about 28,000 locomotives, Russia/CIS is among the largest freight rail markets in the world, and it’s expected to invest in both freight and transit rolling stock. PRASA, the Passenger Rail Agency of South Africa, is expected to continue to invest in new transit cars and new locomotives. According to UNIFE, emerging markets were expected to grow at above-average rates as global trade led to increased freight volumes and urbanization led to increased demand for efficient mass-transportation systems. As this growth occurs, GE Transportation expects to have additional opportunities to provide products and services to both new customers and the installed base in these markets.

In its study, UNIFE also said it expected increased investment in digital tools for data and asset management, and in rail control technologies, both of which would improve efficiency in the global rail industry. UNIFE said data-driven asset management tools have the potential to reduce equipment maintenance costs and improve asset utilization, while rail control technologies have been focused on increasing track capacity, improving operational efficiency and ensuring safer railway traffic. GE Transportation offers integrated solutions to help customers make ongoing investments in these initiatives.

In 2018 and beyond, general global economic and market conditions will have an impact on GE Transportation’s sales and operations. To the extent that these factors cause instability of capital markets amid a rising interest rate environment, shortages of raw materials or component parts, longer sales cycles, deferral or delay of customer orders or an inability to market GE Transportation’s products effectively with a higher cost of capital, GE Transportation’s business and results of operations could be materially adversely affected. In addition, GE Transportation faces risks inherent in global expansion and risk associated with its four-point growth strategy, including the level of investment in innovation that customers are willing to make, especially in integrated technologies developed by the industry and GE Transportation. When necessary, GE Transportation will modify its financial and operating strategies to reflect changes in market conditions and risks.

Presentation

Certain terms are used in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations for GE Transportation” as follows:

•	Equipment segment: GE Transportation’s Equipment segment is a leading manufacturer of diesel-electric locomotives serving freight and passenger railroads. GE Transportation produces products and solutions that help railroads reduce operating costs, decrease fuel use, minimize downtime and comply with stringent emissions standards. In addition to locomotives, GE Transportation also produces a range of engines, electric motors and premium propulsion systems used in mining, marine, stationary power and drilling applications.
•	Services segment: GE Transportation’s Services segment is responsible for supporting railroads in the operation of their fleet of GE Transportation locomotives in an efficient manner throughout their entire lifecycle in terms of safety, availability, reliability and economic performance. GE Transportation provides aftermarket parts and services to GE Transportation’s global installed base, including predictive maintenance, regular maintenance, and unscheduled maintenance and overhaul services for locomotives. GE Transportation’s offerings include supply of parts, technical support and locomotive modernizations. Commercially, locomotive maintenance can be contracted on a fully transactional basis or through multi-year contracts (Contractual Service Agreements or “CSAs”), where GE Transportation assumes certain service activities, and the related performance risks, in return for fixed and variable payments based on underlying utilization of the asset(s) covered.
•	Digital segment: GE Transportation’s Digital segment combines a history of industrial leadership with cutting-edge data science and analytics acumen to create an efficient, productive and reliable digital-rail ecosystem, from mine to port, from shipper to receiver, from port to intermodal terminals to main line locomotives and railcars and across train yards and operation centers. GE Transportation’s Digital segment develops and works with GE Transportation’s customers to implement a comprehensive set of software-enabled solutions that deliver significant benefits across the transportation and mining landscape. Characterized by in-house and boutique solution providers, the breadth and market presence of GE Transportation’s Digital solutions have positioned GE Transportation as a key player for digital innovation.

•	Sales (costs) of goods: Goods primarily consists of GE Transportation’s Equipment segment, as well as part sales in GE Transportation’s Services segment and some Digital segment products. Specifically, goods consist of locomotives, locomotive parts, modernizations, marine, stationary and drilling apparatuses and parts, mining equipment and parts, and digital equipment.
•	Sales (costs) of services: Services primarily consists of GE Transportation’s Services segment, as well as some Digital segment products. Sales and costs of services consists of maintenance services, marine, stationary and drilling services, mining services, and digital services.
•	Operating income: The term “operating income” is used in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations for GE Transportation” and in the combined financial statements of GE Transportation and the notes thereto. This term is defined as Gross profit less Selling, general and administrative expenses.

Results of Operations

Six Months Ended June 30, 2018 Compared to the Six Months Ended June 30, 2017

The following table sets forth GE Transportation’s income statement data for the six months ended June 30, 2018 and 2017:

	For the Six Months Ended June 30
	2018	2017	Variation ($)	Variation (%)
	In thousands, except for percentages
Income Statement Data:
Revenues
Sales of goods	$1,101,781	$1,312,160	$(210,379)	(16)%
Sales of services	672,107	668,425	3,682	1%
Total revenues	1,773,888	1,980,585	(206,697)	(10)%
Cost of revenues
Cost of goods sold	881,336	1,116,321	(234,985)	(21)%
Cost of services sold	405,955	446,245	(40,290)	(9)%
Gross profit	486,597	418,019	68,578	16%
Selling, general and administrative expenses	264,770	228,713	36,057	16%
Impairment of goodwill	—	—	—
Non-operating benefit costs	5,155	11,262	(6,107)	(54)%
Other (expense) income	(4,362)	(20,961)	16,599	(79)%
Earnings before income taxes	212,310	157,083	55,227	35%
Provision for income taxes	(44,084)	(56,984)	12,900	(23)%
Net earnings	168,226	100,099	68,127	68%
Less net earnings attributable to noncontrolling interests	4,136	6,811	(2,675)	(39)%
Net earnings attributable to GE	$164,090	$93,288	$70,802	76%
Other comprehensive (loss) income
Foreign currency translation adjustments	(20,849)	20,078	(40,927)	(204)%
Benefit plans, net of taxes	2,173	772	1,401	181%
Other comprehensive (loss) income, net of taxes	(18,676)	20,850	(39,526)	(190)%
Less other comprehensive income (loss) attributable to noncontrolling interests	(2,400)	1,331	(3,731)	(280)%
Other comprehensive (loss) income attributable to GE	(16,276)	19,519	(35,795)	(183)%
Comprehensive income (loss)	149,550	120,949	28,601	24%
Less comprehensive income (loss) attributable to noncontrolling interests	1,736	8,142	(6,406)	(79)%
Comprehensive income attributable to GE	$147,814	$112,807	$35,007	31%

Sales of goods

Sales of goods for the six months ended June 30, 2018 was $1,101,781 thousand, a decrease of $210,379 thousand, or 16%, from $1,312,160 thousand for the six months ended June 30, 2017, primarily driven by lower North American locomotive deliveries, partially offset by increased sales of locomotive parts, wheel shipments, and modernization shipments.

Sales of services

Sales of services for the six months ended June 30, 2018 was $672,107 thousand, an increase of $3,682 thousand, or 1%, from $668,425 thousand for the six months ended June 30, 2017, primarily attributable to improved margins on long-term services contracts.

Total revenues

Total revenues for the six months ended June 30, 2018 was $1,773,888 thousand, a decrease of $206,697 thousand, or 10%, from $1,980,585 thousand for the six months ended June 30, 2017, primarily due to a 59% decline in locomotive unit shipments, partially offset by a 133% increase in mining wheel unit shipments and locomotive spare parts up 44%.

Cost of goods sold

Cost of goods sold for the six months ended June 30, 2018 was $881,336 thousand, a decrease of $234,985 thousand, or 21%, from $1,116,321 thousand for the six months ended June 30, 2017, in-line with the decline in locomotive deliveries in North America and reduction in restructuring charges of $47,660 thousand, partly offset by increased volume on locomotive parts and mining wheels.

Cost of services sold

Cost of services sold for the six months ended June 30, 2018 was $405,955 thousand, a decrease of $40,290 thousand, or 9%, from $446,245 thousand for the six months ended June 30, 2017. The decrease in cost of services sold was driven by lower volume on service contracts.

Gross profit

Gross profit for the six months ended June 30, 2018 was $486,597 thousand, an increase of $68,578 thousand, or 16%, from $418,019 thousand for the six months ended June 30, 2017. The gross margin on both goods and services improved in the first half of 2018, attributable to increased services, mining and locomotive parts volume and lower restructuring charges, partially offset by lower locomotive shipments. In addition, the mix of goods versus services shifted favorably towards services, improving overall business margins to 27% compared to 21% for the six months ended June 30, 2017. Gross margin on sales of goods was 20% compared to 15% for the six months ended June 30, 2017, and gross margin on sales of services was 40% compared to 33% for the six months ended June 30, 2017.

Selling, general and administrative expenses

Selling, general and administrative expenses for the six months ended June 30, 2018 was $264,770 thousand, an increase of $36,057 thousand, or 16%, from $228,713 thousand for the six months ended June 30, 2017, primarily attributable to costs associated with the Transactions.

Impairment of goodwill

There was no impairment of goodwill for the six months ended June 30, 2018 or for the six months ended June 30, 2017.

Non-operating benefit costs

Non-operating benefit costs for the six months ended June 30, 2018 was $5,155 thousand, a decrease of $6,107 thousand, or 54%, from $11,262 thousand for the six months ended June 30, 2017, primarily attributable to a decrease in pension costs assessed by GE.

Other (expense) income

Other (expense) income for the six months ended June 30, 2018 was $(4,362) thousand, a decrease of $16,599 thousand, or 79%, from $(20,961) thousand for the six months ended June 30, 2017, primarily driven by lower interest expense from receivables factoring. Additionally, there were favorable foreign exchange rate fluctuations.

Income taxes

The effective income tax rate was 21% and 36% in the six months ended June 30, 2018 and 2017, respectively. The rate for 2018 benefited from a lower U.S. statutory rate effective for years beginning in 2018 due to U.S. tax reform and favorable changes in mix of earnings. GE Transportation’s operating results are included in the consolidated income tax returns of GE where allowable. The provision for income taxes represents federal, state and local, and non-U.S. taxes on income calculated on a separate tax return basis. As a separate stand-alone company, GE Transportation’s tax profile may differ from historical results.

Net earnings

Net earnings for the six months ended June 30, 2018 was $168,226 thousand, an increase of $68,127 thousand, or 68%, from $100,099 thousand for the six months ended June 30, 2017, primarily attributable to gross profit improvement, lower benefit costs and lower income tax expense.

Results of Operations

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

The following table sets forth GE Transportation’s income statement data for the years ended December 31, 2017 and 2016:

	For the Year Ended December 31
	2017	2016	Variation ($)	Variation (%)
	In thousands, except for percentages
Income Statement Data:
Revenues
Sales of goods	$2,546,637	$3,046,546	$(499,909)	(16)%
Sales of services	1,383,671	1,560,045	(176,374)	(11)%
Total revenues	3,930,308	4,606,591	(676,283)	(15)%
Cost of revenues
Cost of goods sold	2,129,684	2,525,838	(396,154)	(16)%
Cost of services sold	877,390	909,116	(31,726)	(3)%
Gross profit	923,234	1,171,637	(248,403)	(21)%
Selling, general and administrative expenses	449,651	432,229	17,422	4%
Impairment of goodwill	—	2,027	(2,027)	(100)%
Non-operating benefit costs	16,877	18,455	(1,578)	(9)%
Other (expense) income	(24,307)	(11,409)	(12,898)	113%
Earnings before income taxes	432,399	707,517	(275,118)	(39)%
Provision for income taxes	(44,303)	(167,428)	123,125	(74)%
Net earnings	388,096	540,089	(151,993)	(28)%
Less net earnings attributable to noncontrolling interests	14,311	6,144	8,167	133%
Net earnings attributable to GE	373,785	533,945	(160,160)	(30)%
Other comprehensive income (loss)
Foreign currency translation adjustments	15,568	22,970	(7,402)	(32)%
Benefit plans, net of taxes	459	(1,092)	1,551	(142)%
Other comprehensive income (loss), net of taxes	16,027	21,878	(5,851)	(27)%
Less other comprehensive income (loss) attributable to noncontrolling interests	703	(6,101)	6,804	(112)%
Other comprehensive income (loss) attributable to GE	15,324	27,979	(12,655)	(45)%
Comprehensive income (loss)	404,123	561,967	(157,844)	(28)%
Less comprehensive income (loss) attributable to noncontrolling interests	15,014	43	14,971	34,816%
Comprehensive income attributable to GE	$389,109	$561,924	(172,815)	(31)%

Sales of goods

Sales of goods for the year ended December 31, 2017 was $2,546,637 thousand, a decrease of $499,909 thousand, or 16%, from $3,046,546 thousand for the year ended December 31, 2016. Locomotive unit shipments were down 42%, driven by a 72% decrease of North America shipments, partially offset by a 36% increase in international locomotive shipments. Locomotive shipment decline was partially offset by an 82% increase in mining wheel shipments and a 24% increase in sales of locomotive spare parts.

Sales of services

Sales of services for the year ended December 31, 2017 was $1,383,671 thousand, a decrease of $176,374 thousand, or 11%, from $1,560,045 thousand for the year ended December 31, 2016. Contractual services were down 11%, primarily driven by lower volume on existing long term maintenance contracts attributable to lower asset utilization by North American customers reducing the need for spare parts and maintenance. Though carload volumes improved slightly in 2017 and the number of parked locomotives declined, parking still remained near historically high levels and the environment for sales of services remained challenging. The decline in sales of services was partly offset by continued sales to the international installed base, as well as aftermarket digital product sales, which continued to see growth.

Total revenues

Total revenues for the year ended December 31, 2017 was $3,930,308 thousand, a decrease of $676,283 thousand, or 15%, from $4,606,591 thousand for the year ended December 31, 2016. The Equipment segment was the largest contributor to the decline in revenues with a $676,272 thousand decline, or 28%. International revenues increased as a percentage of total revenues over 2016, up to 45% of total revenues compared to 38% of total revenues in 2016.

Cost of goods sold

Cost of goods sold for the year ended December 31, 2017 was $2,129,684 thousand a decrease of $396,154 thousand, or 16%, from $2,525,838 thousand for the year ended December 31, 2016. The decrease was due to the decrease in North America shipments discussed above and a $36,766 thousand decrease in restructuring costs, partially offset by increased costs from increased international locomotive shipments, mining wheels and locomotive spare parts volume discussed above.

Cost of services sold

Cost of services sold for the year ended December 31, 2017 was $877,390 thousand, a decrease of $31,726 thousand, or 4%, from $909,116 thousand for the year ended December 31, 2016. The decline was due to a 9% decrease in contractual services, primarily driven by lower volume on existing long term maintenance contracts.

Gross profit

Gross profit for the year ended December 31, 2017 was $923,234 thousand, a decrease of $248,403 thousand, or 21%, from $1,171,637 thousand for the year ended December 31, 2016. Gross profit related to goods was down 20% primarily driven by softness in North American locomotive markets, partially offset by increased locomotive spare parts volume and lower restructuring charges. Gross Profit related to services were down 22% primarily driven by softness in the contractual services market for maintenance.

Selling, general and administrative expenses

Selling, general and administrative expense for the year ended December 31, 2017 was $449,651 thousand, an increase of $17,422 thousand, or 4%, from $432,229 thousand for the year ended December 31, 2016. The increase is primarily attributable to costs from new acquisitions of $8,941 thousand and restructuring costs of $4,321 thousand.

Impairment of goodwill

There was no impairment of goodwill for the year ended December 31, 2017 compared to $2,027 thousand for the year ended December 31, 2016, due in part to an improved global commodities market positively impacting the fair value of the reporting units.

Non-operating benefit costs

Non-operating benefit costs for the year ended December 31, 2017 was $16,877 thousand, a decrease of $1,578 thousand, or 9%, from $18,455 thousand for the year ended December 31, 2016, primarily due to a decrease in severance charges, partly offset by an increase in health benefits for retirees.

Other (expense) income

Other (expense) income for the year ended December 31, 2017 was $(24,307) thousand, an increase of $12,898 thousand, or 113%, from $(11,409) thousand for the year ended December 31, 2016, primarily attributable to a one-time sale of leased equipment in 2016.

Income taxes

The effective income tax rate was significantly reduced to 10% in the year ended December 31, 2017 from 24% in the year ended December 31, 2016. The decrease in the effective rate was primarily the result of newly enacted U.S. tax reform regulations. The effective tax rate in the year ended December 31, 2016 benefited by 16 percentage points from a restructuring of GE Transportation's foreign operations that resulted in a one-time recognition of foreign tax credits.

Net earnings

Net earnings for the year ended December 31, 2017 was $388,096 thousand, a decrease of $151,993 thousand, or 28%, from $540,089 thousand for the year ended December 31, 2016. The main contributing factor for the decrease in net earnings was the decline in North American locomotive sales, partly offset by recent growth in sales of mining equipment and parts.

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

	For the Year Ended December 31
	2016	2015	Variation ($)	Variation (%)
	In thousands, except for percentages
Income Statement Data:
Revenues
Sales of goods	$3,046,546	$3,998,100	$(951,554)	(24)%
Sales of services	1,560,045	1,423,379	136,666	10%
Total revenues	4,606,591	5,421,479	(814,888)	(15)%
Cost of revenues
Cost of goods sold	2,525,838	3,163,798	(637,960)	(20)%
Cost of services sold	909,116	931,745	(22,629)	(2)%
Gross profit	1,171,637	1,325,936	(154,299)	(12)%
Selling, general and administrative expenses	432,229	414,488	17,741	4%
Impairment of goodwill	2,027	85,421	(83,394)	(98)%
Non-operating benefit costs	18,455	16,249	2,206	14%
Other (expense) income	(11,409)	27,121	(38,530)	(142)%
Earnings before income taxes	707,517	836,899	(129,382)	(15)%
Provision for income taxes	(167,428)	(349,275)	181,847	(52)%
Net earnings	540,089	487,624	52,465	11%
Less net earnings attributable to noncontrolling interests	6,144	7,547	(1,403)	(19)%
Net earnings attributable to GE	533,945	480,077	53,868	11%
Other comprehensive income (loss)
Foreign currency translation adjustments	22,970	(42,755)	65,725	(154)%
Benefit plans, net of taxes	(1,092)	120	(1,212)	(1,010)%
Other comprehensive income (loss), net of taxes	21,878	(42,635)	64,513	(151)%
Less other comprehensive income (loss) attributable to noncontrolling interests	(6,101)	3,194	(9,295)	(291)%
Other comprehensive income (loss) attributable to GE	27,979	(45,829)	73,808	(161)%
Comprehensive income (loss)	561,967	444,989	116,978	26%
Less comprehensive income (loss) attributable to noncontrolling interests	43	10,741	(10,698)	(100)%
Comprehensive income attributable to GE	$561,924	$434,248	$127,676	29%

Sales of goods

Sales of goods for the year ended December 31, 2016 was $3,046,546 thousand, a decrease of $951,554 thousand, or 24%, from $3,998,100 thousand for the year ended December 31, 2015, primarily attributable to the Equipment segment. North American locomotive deliveries as well the demand for replacement parts declined. Challenges in the coal and petroleum industries led to a decrease in carload volumes, which in turn led to a significant increase in the number of parked locomotives.

Sales of services

Sales of services for the year ended December 31, 2016 was $1,560,045 thousand, an increase of $136,666 thousand, or 10%, from $1,423,379 thousand for the year ended December 31, 2015, primarily driven by the Services segment. North America maintenance and non-U.S. sales of services were both favorable compared to the prior year. Increased sales of services were also due in part to growth in sales of Digital.

Total revenues

Total revenues for the year ended December 31, 2016 was $4,606,591 thousand, a decrease of $814,888 thousand, or 15%, from $5,421,479 thousand for the year ended December 31, 2015. The decline in total revenues was primarily attributable to the Equipment segment. Non-U.S. revenues increased as a percentage of total revenues over 2015, up to 38% of total revenues compared to 31% of total revenues in 2015.

Cost of goods sold

Cost of goods sold for the year ended December 31, 2016 was $2,525,838 thousand, a decrease of $637,960 thousand, or 20%, from $3,163,798 thousand for the year ended December 31, 2015, primarily attributable to the associated costs related to declining North American locomotive deliveries and replacement parts.

Cost of services sold

Cost of services sold for the year ended December 31, 2016 was $909,116 thousand, a decrease of $22,629 thousand, or 2%, from $931,745 thousand for the year ended December 31, 2015, primarily attributable to lower costs associated with the disposal of the signaling business in November 2015.

Gross profit

Gross profit for the year ended December 31, 2016 was $1,171,637 thousand, a decrease of $154,299 thousand, or 12%, from $1,325,936 thousand for the year ended December 31, 2015. The decline in gross profit was primarily attributable to challenging market conditions in North America. Total gross margin remained at 25% from 2015. Gross margins on sales of goods fell to 17% in 2016, down from 21% in 2015. Gross margins on sales of services grew to 42% in 2016, up from 35% in 2015.

Selling, general and administrative expenses

Selling, general and administrative expenses for the year ended December 31, 2016 was $432,229 thousand, an increase of $17,741 thousand, or 4%, from $414,488 thousand for the year ended December 31, 2015, primarily attributable to an increase of restructuring costs.

Impairment of goodwill

Impairment of goodwill for the year ended December 31, 2016 was $2,027 thousand, a decrease of $83,394 thousand, or 98%, from $85,421 thousand for the year ended December 31, 2015. The suppression of the global commodities market and the resulting impact on the global mining investment environment led to a revision of expected cash flows for all reporting units in 2015, resulting in an impairment of goodwill. In 2016, the goodwill impairment for the Equipment segment was reversed due to a slight improvement in market conditions.

Non-operating benefit costs

Non-operating benefit costs for the year ended December 31, 2016 was $18,455 thousand, an increase of $2,206 thousand, or 14%, from $16,249 thousand for the year ended December 31, 2015, primarily due to a decrease in pension and severance costs offset by an increase in health benefits for retirees.

Other (expense) income

Other (expense) income for the year ended December 31, 2016 was $(11,409) thousand, a decrease of $38,530 thousand, or 142%, from $27,121 thousand for the year ended December 31, 2015, primarily attributable to foreign exchange fluctuations and partly offset by a one-time sale of leased equipment in 2016.

Income taxes

The effective income tax rate was reduced to 24% in the year ended December 31, 2016 from 42% in the year ended December 31, 2015. The decrease in the effective tax rate was primarily due to a restructuring of GE Transportation's foreign operations that resulted in a one-time recognition of foreign tax credits that reduced the effective tax rate in the year ended December 31, 2016 by 16%.

Net earnings

Net earnings for the year ended December 31, 2016 was $540,089 thousand, an increase of $52,465 thousand, or 11%, from $487,624 thousand for the year ended December 31, 2015. The increase in net earnings was primarily due to improved margins in GE Transportation’s services business, partly offset by declining margins for sales of goods.

Cash Flows

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2018	2017	2017	2016	2015
In thousands	(in thousands of U.S. dollars)
Cash flows - operating activities
Net earnings	$168,226	$100,099	$388,096	$540,089	$487,624
Less net earnings attributable to noncontrolling interests	4,136	6,811	14,311	6,144	7,547
Net earnings attributable to GE	164,090	93,288	373,785	533,945	480,077
Cash provided by (used for) operating activities	76,436	(34,120)	322,004	853,712	875,234
Cash provided by (used for) investing activities	(68,393)	(143,973)	(200,956)	(168,214)	(225,875)
Cash provided by (used for) financing activities	20,548	229,226	(171,062)	(625,586)	(622,770)
Effect of currency exchange rate changes on cash and equivalents	(2,413)	10,139	4,201	4,133	(7,784)
Increase in cash and equivalents	26,178	61,272	(45,813)	64,045	18,805
Cash and cash equivalents at beginning of period	105,338	151,151	151,151	87,106	68,301
Cash and cash equivalents at end of period	$131,516	$212,423	$105,338	$151,151	$87,106

Six Months Ended June 30, 2018 Compared to Six Months Ended June 30, 2017

Operating Activities

Cash provided by operating activities was $76,436 thousand during the first six months of 2018, an increase of $110,556 thousand, from $(34,120) thousand during the prior year period. The increase was driven primarily by improved earnings before income taxes which was up $55,227 thousand as well as improved working capital management. Earnings before income taxes increased due to improvements in gross profit and lower benefit costs. Changes in working capital were primarily attributable to an increase in progress collections due to deposits received on new orders. This was partially offset by an increase in contract assets as GE Transportation recognized more revenue than invoiced, and an increase in accounts receivable due to lower utilization of the receivable factoring program.

Investing Activities

Cash (used for) investing activities in the first six months of 2018 was $(68,393) thousand, a reduction of $75,580 thousand, from $(143,973) thousand during the prior year period. The decrease was driven by reduced investment in property, plant and equipment and internal-use software, proceeds from the disposition of mining equipment, and decreased investment in associated companies.

Financing Activities

Cash provided by financing activities was $20,548 thousand in the first six months of 2018, a decrease of $208,678 thousand, from $229,226 thousand during the prior year period. The decrease was primarily due to an increase of $214,972 thousand in payments to GE when compared to the six months ending June 30, 2017 in addition to a decrease in other financing activities, partly offset by newly issued debt.

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016

Operating Activities

Cash provided by operating activities was $322,004 thousand during the year ended December 31, 2017, a decrease of $531,708 thousand, from $853,712 thousand during the year ended December 31, 2016. Earnings before income taxes was down $275,118 thousand primarily due to lower North American locomotive deliveries and services volume decline. Working capital decreased by $197,695 thousand primarily due to down payments received in prior years that were recognized as revenue in 2017.

Investing Activities

Cash (used for) investing activities was $(200,956) thousand during the year ended December 31, 2017, a decrease of $32,742 thousand, from $(168,214) thousand in year ended December 31, 2016. This was mainly due to an increase in GE Transportation’s non-U.S. manufacturing footprint and continued investment in GE Transportation’s Digital business, partly offset by proceeds from the sale of assets as part of GE Transportation’s restructuring activities.

Financing Activities

Cash (used for) financing activities was $(171,062) thousand during the year ended December 31, 2017, an increase of $454,524 thousand, from $(625,586) thousand in the year ended December 31, 2016, mainly due to a substantial $499,998 thousand reduction in payments to GE when compared to 2016. GE Transportation also made repayments of debt, which were partly offset by newly issued debt.

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

Operating Activities

Cash provided by operating activities was $853,712 thousand during the year ended December 31, 2016, a decrease of $21,522 thousand, from $875,234 thousand during the year ended December 31, 2015. Earnings before income taxes was down $129,382 thousand offset by improvements in material management of $108,776 thousand.

Investing Activities

Cash (used for) investing activities was $(168,214) thousand during the year ended December 31, 2016, a decrease of $57,661, from $(225,875) thousand in year ended December 31, 2015. This was mainly due to a reduction of GE Transportation’s capital expenditures, offset by GE Transportation’s expansion of non-U.S. manufacturing capacity.

Financing Activities

Cash (used for) financing activities was $(625,586) thousand during the year ended December 31, 2016, a decrease of $2,816 thousand, from $(622,770) thousand in the year ended December 31, 2015, mainly due to no new debt being issued in 2016, and a slightly reduced payment to GE.

Indebtedness

As of June 30, 2018, GE Transportation’s borrowings consisted principally of two unsecured term loans, an unsecured loan facility and a series of unsecured loans.

Unsecured term loans

In November 2012, GE Transportation entered into two unsecured term loans with General Electric Europe Holdings C.V. for a total of $131,545 thousand. The debt was related to the acquisition of Industrea Limited, a move that expanded GE Transportation's product offering to the underground mining space. The estimated fair value approximates the carrying value. The debt carried a 5.07% interest rate, paid annually for the first year, with the interest rate resetting on the anniversary of the loan to the mid-rate of the one year swap rate plus a credit spread of 200 basis points. In November 2015, GE Transportation extended both agreements by five years from the day of signing to a maturity date in November 2020 and amended the interest rate to the mid-rate of the one year swap rate plus a credit spread of 175 basis points. In May and November 2017, GE Transportation terminated both loans early utilizing cash pool resources.

Unsecured loan facility

In September 2017, GE Transportation entered into an unsecured loan facility agreement with Wipro GE Healthcare Private Limited to fund various ongoing projects and operational requirements. The loan has a total value of $68,703 thousand, disbursed in three tranches. As of December 31, 2017 the first two tranches had been disbursed with a total value of $44,256 thousand. The final tranche will be disbursed in January 2018. The loan carries an 8% annual interest rate, paid quarterly until the maturity of the loan in January 2020.

Unsecured loans

Beginning in September 2014, GE Transportation entered into a series of unsecured loans with BNDES, a Brazilian Development Bank. GE Transportation receives financing using local resources from this bank. The amounts outstanding under these loans as of December 31, 2017 and 2016 classified as short-term borrowings is $0 and $21,195 thousand, respectively. As of December 31, 2017, all of the BNDES loans had been paid in full and terminated. The weighted-average interest rate as of December 31, 2016 was 8.36%.

Off Balance Sheet Obligations

As of June 30, 2018 and December 31, 2017, GE Transportation had off-balance sheet credit exposure for unused letters of credit, bank guarantees, bid bonds and surety bonds of approximately $679,779 thousand and $532,196 thousand, respectively.

Contractual Obligations, Commitments and Contingencies

Future minimum lease payments on non-cancelable operating lease arrangements, net of amounts due under subleases, as of December 31, 2017, consist of the following:

In thousands	Payment Due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Leases	$100,097	23,670	24,083	15,915	36,429

GE Transportation did not enter into any additional material operating leases during the six months ended June 30, 2018. Additionally, GE Transportation did not enter into any significant capital leases during the three years ended December 31, 2017 or in the six months ended June 30, 2018.

Quantitative and Qualitative Disclosure About Market Risk

GE Transportation’s business involves buying, manufacturing and selling components and products across global markets. These activities expose GE Transportation to changes in foreign currency exchange rates and commodity prices which can adversely affect revenues earned and costs of its operating businesses. When the currency in which equipment is sold differs from the primary currency of the legal entity and the exchange rate fluctuates, it will affect the revenue earned on the sale. These sales and purchase transactions also create receivables and payables denominated in foreign currencies and exposure to foreign currency gains and losses based on changes in exchange rates. Changes in the price of raw materials used in manufacturing can affect the cost of manufacturing. GE Transportation uses derivatives to mitigate or eliminate these exposures, where appropriate. Most derivative activity consists of currency exchange and commodity contracts.

Critical Accounting Estimates

The preparation of combined financial statements in conformity with U.S. GAAP requires GE Transportation’s management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of any contingent assets or liabilities at the date of these combined financial statements and the reported amounts of revenue and expenses during the reporting period. GE Transportation bases its estimates and judgments on historical experience and on various other assumptions and information that it believes to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be perceived with certainty, and accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as GE Transportation’s operating environment changes. While GE Transportation believes that the estimates and assumptions used in the preparation of these combined financial statements are appropriate, actual results could differ from those estimates.

Estimates are used for, but are not limited to, determining the following: estimates of variable revenues and/or costs on long-term revenue generating contracts, recoverability of long-lived assets and inventory, valuation of goodwill; useful lives used in depreciation and amortization; income taxes and related valuation allowances; accruals for contingencies including warranties; actuarial assumptions used to determine costs on employee benefit plans, valuation assumptions for long term stock-based compensation expense, valuation and recoverability of receivables, valuation of derivatives and the fair value of assets acquired and liabilities assumed in acquisitions.

As GE Transportation’s combined financial statements will be distributed to users of GE Transportation’s financial statements on a carve-out basis for the first time in 2018, GE Transportation has applied the following new guidance for these combined financial statements.

Revenue from contracts with customers

Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, (ASC 606), requires GE Transportation to make certain estimates that affect the amount and timing of revenue recognized in a given period, primarily related to equipment and service contracts that are recognized on an overtime basis (refer to Note 2 and Note 3 to GE Transportation’s audited financial statements included elsewhere in this proxy statement for further discussion of GE Transportation’s accounting policy for these contracts). The most critical estimates relevant to GE Transportation’s revenue accounting are related to GE Transportation’s long-term CSAs as discussed below.

GE Transportation enters into CSA contracts with GE Transportation’s customers, which require GE Transportation to provide preventative maintenance, asset overhaul / updates, and standby "warranty-type" services that include certain levels of assurance regarding asset performance and uptime throughout the contract periods, which generally range from 5 to 25 years. Contract modifications that extend or revise contract terms are not uncommon and generally result in GE Transportation’s recognizing the impact of the revised terms prospectively over the remaining life of the modified contract (i.e., effectively like a new contract). GE Transportation’s revenue recognition on CSAs requires estimates of both customer payments expected to be received over the contract term as well as the costs expected to be incurred to perform required maintenance services. GE Transportation routinely reviews estimates under product services agreements and regularly revise them to adjust for changes in outlook as described below.

GE Transportation recognizes revenue as it performs under these arrangements using an over-time accounting model based on costs incurred relative to total expected costs. Throughout the life of a contract, this measure of progress captures the nature of the timing and extent of GE Transportation’s underlying performance activities as GE Transportation’s stand-ready services often fluctuate between routine inspections and maintenance, unscheduled service events and major overhauls at pre-determined usage intervals. Customers generally pay GE Transportation based on the utilization of the asset (per hour of usage for example) or upon the occurrence of a major event within the contract such as an overhaul. As a result, a significant estimate in determining expected revenues of a contract is estimating how customers will utilize their assets over the term of the agreement. Changes in customer utilization can influence the timing and extent of overhauls and other service events over the life of the contract.

As a result, the revenue recognized each period is dependent on GE Transportation’s estimate of how a customer will utilize their assets over the term of the agreement. GE Transportation generally uses a combination of both historical utilization trends as well as forward-looking information such as market conditions and potential asset retirements in developing GE Transportation’s revenue estimates. This estimate of customer utilization will impact both the total contract billings and costs to satisfy GE Transportation’s obligation to maintain the equipment. To the extent required, GE Transportation limits the amount of variable consideration used to estimate GE Transportation’s transaction price such that it is improbable that a significant revenue reversal will occur in future periods.

To develop GE Transportation’s cost estimates, GE Transportation considers the timing and extent of future maintenance and overhaul events, including the amount and cost of labor, spare parts and other resources required to perform the services. In developing GE Transportation’s cost estimates, GE Transportation utilizes a combination of GE Transportation’s historical cost experience and expected cost improvements. Cost improvements are only included in future cost estimates after savings have been observed in actual results or proven effective through an extensive regulatory or engineering approval process.

GE Transportation regularly assesses customer credit risk inherent in the carrying amounts of receivables and contract assets and estimated earnings, including the risk that contractual penalties may not be sufficient to offset GE Transportation’s accumulated investment in the event of customer termination. GE Transportation gains insight into future utilization and cost trends, as well as credit risk, through GE Transportation’s knowledge of the installed base of equipment and the close interaction with GE Transportation’s customers that comes with supplying critical services and parts over extended periods.

Long-lived assets

GE Transportation reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Determining whether an impairment has occurred typically requires various estimates and assumptions, including determining which undiscounted cash flows are directly related to the potentially impaired asset, the useful life over which cash flows will occur, their amount, and the asset’s residual value, if any. In turn, measurement of an impairment loss requires a determination of fair value, which is based on the best information available. GE Transportation derives the required undiscounted cash flow estimates from GE Transportation’s historical experience and GE Transportation’s internal business plans. To determine fair value, GE Transportation uses quoted market prices when available, GE Transportation’s internal cash flow estimates discounted at an appropriate discount rate and independent appraisals, as appropriate.

See Note 2 to GE Transportation’s audited financial statements included elsewhere in this proxy statement for further information on impairment losses.

Goodwill and other identified intangible assets

GE Transportation tests goodwill for impairment annually each year. The impairment test consists of two steps: in step one, the carrying value of the reporting unit is compared with its fair value; in step two, which is applied when the carrying value is more than its fair value, the amount of goodwill impairment, if any, is derived by deducting the fair value of the reporting unit’s assets and liabilities from the fair value of its equity, and comparing that amount with the carrying amount of goodwill. GE Transportation determines fair values for each of the reporting units using the market approach, when available and appropriate, or the income approach, or a combination of both. GE Transportation assesses the valuation methodology based upon the relevance and availability of the data at the time GE Transportation performs the valuation. If multiple valuation methodologies are used, the results are weighted appropriately.

Valuations using the market approach are derived from metrics of publicly traded companies or historically completed transactions of comparable businesses. The selection of comparable businesses is based on the markets in which the reporting units operate giving consideration to risk profiles, size, geography, and diversity of products and services. A market approach is limited to reporting units for which there are publicly traded companies that have the characteristics similar to GE Transportation’s businesses.

Under the income approach, fair value is determined based on the present value of estimated future cash flows, discounted at an appropriate risk-adjusted rate. GE Transportation uses its internal forecasts to estimate future cash flows and include an estimate of long-term future growth rates based on GE Transportation’s most recent views of the long-term outlook for each business. Actual results may differ from those assumed in GE Transportation’s forecasts. GE Transportation derives its discount rates using a capital asset pricing model and analyzing published rates for industries relevant to GE Transportation’s reporting units to estimate the cost of equity financing. GE Transportation uses discount rates that are commensurate with the risks and uncertainty inherent in the respective businesses and in GE Transportation’s internally developed forecasts.

Estimating the fair value of reporting units requires the use of estimates and significant judgments that are based on a number of factors including actual operating results. It is reasonably possible that the judgments and estimates described above could change in future periods.

GE Transportation reviews identified intangible assets with defined useful lives and subject to amortization for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Determining whether an impairment loss occurred requires comparing the carrying amount to the sum of undiscounted cash flows expected to be generated by the asset. GE Transportation tests intangible assets with indefinite lives annually for impairment using a fair value method such as discounted cash flows.

See Notes 2 and 8 to GE Transportation’s audited financial statements included elsewhere in this proxy statement for further information.

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill. This ASU simplifies the measurement of goodwill impairment to a single-step test. The guidance removes step two of the goodwill impairment test, which requires a hypothetical purchase price allocation, and will now be the amount by which a reporting unit's carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. Under the revised guidance, failing step one will always result in goodwill impairment. The new guidance is effective for annual and interim goodwill impairment tests beginning after December 15, 2019 and early adoption is permitted. GE Transportation is currently evaluating the impact of the adoption of ASU 2017-04 on GE Transportation’s combined financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments. The ASU introduces a new accounting model, the Current Expected Credit Losses model (CECL), which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. The CECL model utilizes a lifetime expected credit loss measurement objective for the recognition of credit losses for loans and other receivables at the time the financial asset is originated or acquired. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. This model replaces the multiple existing impairment models under current U.S. GAAP, which generally require that a loss be incurred before it is recognized. The new standard will also apply to receivables arising from revenue transactions such as contract assets and accounts receivables and is effective for fiscal years beginning after December 15, 2019. GE Transportation continues to evaluate the effect of the standard on GE Transportation’s combined financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (ASU 2016-02), creating ASC Subtopic 842, Leases. ASU 2016-02 sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to present a right-of-use asset and a corresponding lease liability on the balance sheet. Lessor accounting is substantially unchanged compared to the current accounting guidance. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, and for the interim and annual reporting periods thereafter, with early adoption permitted. GE Transportation is currently evaluating the impact of the adoption of ASU 2016-02 on GE Transportation’s combined financial statements.

Selected Historical Financial Data

The following selected combined financial data of GE Transportation and selected consolidated financial data of Wabtec are being provided to help you in your analysis of the financial aspects of the Transactions. You should read this information in conjunction with the financial information included elsewhere and incorporated by reference in this proxy statement. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for GE Transportation,” “Where You Can Find More Information; Incorporation by Reference,” “Information on the GE Transportation,” “Information on Wabtec” and “Unaudited Pro Forma Condensed Combined Financial Statements.”

Selected Historical Combined Financial Data of GE Transportation

The following data of GE Transportation as of June 30, 2018, and for the six-month periods ended June 30, 2018 and June 30, 2017, have been derived from the unaudited combined financial statements of GE Transportation included elsewhere in this proxy statement. The following data of GE Transportation as of December 31, 2017 and 2016, and for the three years in the period ended December 31, 2017, has been derived from the audited combined financial statements of GE Transportation included elsewhere in this proxy statement. The data below as of December 31, 2015, 2014 and 2013 and for each of the years ended December 31, 2014 and 2013 has been derived from the historical consolidated financial statements of GE not included or incorporated by reference in this document. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for GE Transportation,” the combined financial statements of GE Transportation and the notes thereto and the unaudited pro forma condensed combined financial statements of Wabtec and GE Transportation included elsewhere in this proxy statement.

	Six Months Ended June 30,		Year Ended December 31,
In thousands	2018	2017	2017	2016	2015(1)	2014(1)	2013(1)
Income Statement Data
Total revenues	$1,773,888	$1,980,585	$3,930,308	$4,606,591	$5,421,479	$5,643,680	$5,880,292
Earnings before income taxes	212,310	157,083	432,399	707,517	836,899	1,118,063	1,153,056
Provision for income taxes	(44,084)	(56,984)	(44,303)	(167,428)	(349,275)	(375,685)	(372,923)
Net earnings	168,226	100,099	388,096	540,089	487,624	742,379	780,132
Less net earnings attributable to noncontrolling interests	4,136	6,811	14,311	6,144	7,547	3,810	4,577
Net earnings attributable to GE	$164,090	$93,288	$373,785	$533,945	$480,077	$738,569	$775,555
	As of June 30,	Year Ended December 31,
In thousands	2018	2017	2016	2015(1)	2014(1)	2013(1)
Balance Sheet Data
Total assets	$3,839,271	$3,544,573	$3,626,918	$4,341,768	$4,503,357	$4,471,927
Long-term debt	67,509	44,257	92,772	185	8,495	24,153
(1)	The data above as of December 31, 2015, 2014 and 2013 and for each of the years ended December 31, 2014 and 2013 has been derived from the historical consolidated financial statements of GE not included or incorporated by reference in this document. The data above as of and for each such period represents the historical results of GE’s transportation segment, and does not reflect (i) the adjustments and other assumptions that were utilized to present GE Transportation’s historical financial statements included elsewhere in this proxy statement on a “carve-out” basis from GE’s consolidated financial statements or (ii) the retrospective application of certain changes in accounting principles under U.S. GAAP. As such, GE Transportation’s results for such periods may not be directly comparable with GE Transportation’s historical financial statements included elsewhere in this proxy statement.

Selected Historical Consolidated Financial Data of Wabtec

The following data of Wabtec as of June 30, 2018, and for the six-month periods ended June 30, 2018 and June 30, 2017, have been derived from the unaudited consolidated financial statements of Wabtec, which are incorporated by reference herein from Wabtec’s quarterly report on Form 10-Q filed with the SEC for the six-month period ended June 30, 2018. The following data of Wabtec as of December 31, 2017, 2016, 2015, 2014 and 2013, and for the five years in the period ended December 31, 2017, have been derived from Wabtec’s historical audited consolidated financial statements. The selected historical consolidated financial data presented below is not necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. This information is only a summary and should be read in conjunction with the financial statements of Wabtec and the notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in Wabtec’s quarterly report on Form 10-Q filed with the SEC for the six-month period ended June 30, 2018 and Wabtec’s current report on Form 8-K filed with the SEC on September 10, 2018, which are incorporated by reference in this proxy statement. See “Where You Can Find More Information; Incorporation By Reference.”

	Six Months Ended June 30,		Year Ended December 31,
In thousands, except per share data	2018	2017	2017	2016	2015	2014	2013
Income Statement Data
Net Sales	$2,167,857	$1,848,287	$3,881,756	$2,931,188	$3,307,998	$3,044,454	$2,566,392
Gross profit	634,848	543,670	1,065,313	924,239	1,047,816	935,982	764,027
Operating expenses	(380,046)	(315,801)	(644,234)	(467,632)	(438,962)	(406,198)	(319,291)
Income from operations	254,802	227,869	421,079	456,607	608,854	529,784	444,736
Interest expense, net	(52,204)	(37,422)	(77,884)	(50,298)	(27,254)	(29,074)	(25,247)
Other (expenses) income, net	4,757	5,747	8,868	6,528	3,768	7,145	1,598
Net income attributable to Wabtec stockholders	$172,782	$145,914	$262,261	$304,887	$398,628	$351,680	$292,235
Diluted Earnings per Common Share
Net income attributable to Wabtec stockholders	$1.79	$1.52	$2.72	$3.34	$4.10	$3.62	$3.01
Cash dividends declared per share	$0.24	$0.20	$0.44	$0.36	$0.28	$0.20	$0.13
Weighted average shares outstanding Diluted	96,471	96,071	96,125	91,141	97,006	96,885	96,832
	As of June 30,	As of December 31,
In thousands	2018	2017	2016	2015	2014	2013
Balance Sheet Data
Total assets	$6,677,606	$6,579,980	$6,581,018	$3,229,513	$3,303,841	$2,821,997
Cash and cash equivalents	245,574	233,401	398,484	226,191	425,849	285,760
Total debt	1,884,921	1,870,528	1,892,776	692,238	521,195	450,709
Total equity	2,874,628	2,828,532	2,976,825	1,701,339	1,808,298	1,587,167

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the Transactions described in this proxy statement under “The Transactions.”

The following unaudited pro forma condensed combined balance sheet as of June 30, 2018, and the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2018 and the year ended December 31, 2017 (collectively, the “Pro Forma Statements”) have been prepared in compliance with the requirements of Regulation S-X under the Securities Act using accounting policies in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information is based on Wabtec’s historical consolidated financial statements and GE Transportation’s historical combined financial statements as adjusted to give effect to the Transactions, including the Merger.

Accounting policies used in the preparation of the Pro Forma Statements are based on the audited consolidated financial statements of Wabtec for the year ended December 31, 2017 and the unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2018. Pro Forma adjustments have been made to GE Transportation’s financial statements to align to Wabtec’s accounting policies. Specifically, GE Transportation adopted Accounting Standards Update (“ASU”) No. 2014-09 “Revenue from Contracts with Customers” using the full retrospective method. Included as a pro forma adjustment in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2017 is an adjustment to conform GE Transportation’s method of adopting ASC 606 to Wabtec’s method of adoption which was the modified retrospective method.

The Transactions have not been consummated. The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that Wabtec management believes are reasonable. The notes to the Pro Forma Statements provide a discussion of how such adjustments were derived and presented in the Pro Forma Statements. Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the Pro Forma Statements. See note 7 to the Pro Forma Statements. Certain historical GE Transportation and Wabtec financial statement caption amounts have been reclassified or combined to conform to Wabtec's presentation and the disclosure requirements of the combined company. See note 6 to the Pro Forma Statements.

The Pro Forma Statements should be read in conjunction with the audited consolidated financial statements of Wabtec as of and for the year ended December 31, 2017, which are incorporated by reference herein from Wabtec’s current report on Form 8-K filed with the SEC on September 10, 2018, Wabtec’s interim financial statements as of and for the six-month period ended June 30, 2018, which are incorporated by reference herein from Wabtec’s quarterly report on Form 10-Q filed with the SEC for the quarter ended June 30, 2018, and the audited combined financial statements of GE Transportation as of and for the year ended December 31, 2017 and GE Transportation’s interim financial statements as of and for the six-month period ended June 30, 2018, which are, in each case, included elsewhere in this proxy statement. GE Transportation’s historical financial statements included in this proxy statement have been presented on a “carve-out” basis from GE’s consolidated financial statements using the historical results of operations, cash flows, assets and liabilities of GE Transportation and include allocations of corporate expenses from GE. These allocations reflect significant assumptions, and the financial statements do not fully reflect what GE Transportation’s financial position, results of operations or cash flows would have been had it been a stand-alone company during the periods presented. As a result, historical financial information is not necessarily indicative of GE Transportation’s future results of operations, financial position or cash flows. The note disclosure requirements of annual consolidated financial statements provide additional disclosures to that required for pro forma condensed combined financial information.

The unaudited Pro Forma Statements give effect to the Transactions as if they had occurred on January 1, 2017, for the purposes of the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2018 and the year ended December 31, 2017. The unaudited Pro Forma Statements give effect to the Transactions as if they had occurred on June 30, 2018, for the purposes of the unaudited pro forma condensed combined balance sheet. In the opinion of Wabtec’s management, these Pro Forma Statements include all material adjustments necessary to be in accordance with Article 11 of Regulation S-X under the Securities Act.

The Pro Forma Statements are presented for illustrative purposes only and may not be indicative of the results of operations that would have occurred if the events reflected therein had been in effect on the dates indicated or the results which may be obtained in the future. In preparing the Pro Forma Statements, no adjustments have been made to reflect the potential operating synergies and administrative cost savings or the costs of integration activities that could result from the combination of Wabtec and GE Transportation. Actual amounts recorded upon consummation of the Transactions will differ from the Pro Forma Statements, and the differences may be material.

Westinghouse Air Brake Technologies Corporation
Pro Forma Condensed Combined Statements of Income (Unaudited)
For the Six Months Ended June 30, 2018

In millions, except per share data (In U.S. dollars unless otherwise indicated)	Wabtec Historical	GE Transportation Historical	Reclassification Adjustments (Note 6)	Pro Forma Adjustments	Notes	Pro Forma Combined Wabtec/GE Transportation
Sales of goods	$2,167.9	$1,101.8	$(91.3)	$(29.2)		$3,149.2
Sales of services	—	672.1	91.3	(58.0)	7(a)	705.4
Net sales	2,167.9	1,773.9	—	(87.2)		3,854.6
Cost of goods sold	(1,533.0)	(881.3)	153.1	19.6	7(d)	(2,241.6)
Cost of services sold	—	(406.0)	(73.9)	(3.1)	7(d)	(483.0)
Gross profit	634.8	486.6	79.2	(70.7)		1,129.9

Selling, general and administrative expenses	(318.4)	(264.8)	—	50.5	7(n)	(532.7)
Engineering expenses	(41.4)	—	(56.1)	—		(97.5)
Amortization expense	(20.3)	—	(23.1)	(86.1)	7(e)	(129.5)
Total operating expenses	(380.0)	(264.8)	(79.2)	(35.6)		(759.6)

Income from operations	254.8	221.8	—	(106.3)		370.3

Interest expense, net	(52.2)	—	(10.0)	(55.2)	7(k)	(117.4)
Non-operating benefit costs	—	(5.2)	5.2	—		—
Other (expense) income, net	4.8	(4.4)	4.8	—		5.2
Income from operations before income taxes	207.4	212.3	—	(161.5)		258.2

Income tax expense	(36.6)	(44.1)	—	36.2	7(j)	(44.5)
Net income	170.7	168.2	—	(125.3)		213.6

Less: Net income attributable to noncontrolling interest	2.1	(4.1)	—	—		(2.0)
Net income attributable to Wabtec stockholders	$172.8	$164.1	$—	$(125.3)		$211.6

Earnings Per Common Share
Basic
Net income attributable to Wabtec stockholders	$1.80	—	—	—		$1.09
Diluted
Net income attributable to Wabtec stockholders	$1.79	—	—	—		$1.08

Weighted average shares outstanding
Basic	95.867	—	—	98.480	7(m)	194.347
Diluted	96.471	—	—	98.480		194.951

Westinghouse Air Brake Technologies Corporation
Pro Forma Condensed Combined Statements of Income (Unaudited)
For the Twelve Months Ended December 31, 2017

In millions, except per share data (In U.S. dollars unless otherwise indicated)	Wabtec Historical	GE Transportation Historical	Reclassification Adjustments (Note 6)	Pro Forma Adjustments	Notes	Pro Forma Combined Wabtec/GE Transportation
Sales of goods	$3,881.8	$2,546.6	$(196.1)	$(73.8)	7(a)	$6,158.5
Sales of services	—	1,383.7	196.1	(78.9)	7(a)	1,500.9
Net sales	3,881.8	3,930.3	—	(152.7)		7,659.4
Cost of goods sold	(2,816.4)	(2,129.7)	319.0	52.5	7(a), 7(d)	(4,574.6)
Cost of services sold	—	(877.4)	(149.4)	(4.4)	7(a), 7(d)	(1,031.2)
Gross profit	1,065.3	923.2	169.6	(104.6)		2,053.5

Selling, general and administrative expenses	(512.6)	(449.7)	15.2	—		(947.1)
Engineering expenses	(95.2)	—	(113.1)	—		(208.3)
Amortization expense	(36.5)	—	(71.7)	(146.6)	7(e)	(254.8)
Total operating expenses	(644.2)	(449.7)	(169.6)	(146.6)		(1,410.1)

Income from operations	421.1	473.5	—	(251.2)		643.4

Interest expense, net	(77.9)	—	(41.2)	(133.7)	7(k)	(252.8)
Non-operating benefit costs	—	(16.9)	16.9	—		—
Other (expense) income, net	8.9	(24.3)	24.3	(1.0)	7(a)	7.9
Income from operations before income taxes	352.2	432.4	—	(385.9)		398.7

Income tax expense	(89.8)	(44.3)	—	113.8	7(j)	(20.3)
Net income	262.4	388.1	—	(272.1)		378.4

Less: Net income attributable to noncontrolling interest	—	(14.3)	—	—		(14.3)
Net income attributable to Wabtec stockholders	$262.4	$373.8	$—	$(272.1)		$364.1

Earnings Per Common Share
Basic
Net income attributable to Wabtec stockholders	$2.74	—	—	—		$1.87
Diluted
Net income attributable to Wabtec stockholders	$2.72	—	—	—		$1.87

Weighted average shares outstanding
Basic	95.453	—	—	98.480	7(m)	193.933
Diluted	96.125	—	—	98.480		194.605

Westinghouse Air Brake Technologies Corporation
Pro Forma Condensed Combined Balance Sheet (Unaudited)
As of June 30, 2018

In millions (In U.S. dollars unless otherwise indicated)	Wabtec Historical	GE Transportation Historical	Reclassification Adjustment (Note 6)	Pro Forma Adjustments	Notes	Pro Forma Combined Wabtec/GE Transportation
Assets
Current Assets
Cash and cash equivalents	$245.6	$131.5	$—	$(127.2)	7(b)	$249.9
Accounts receivable	835.2	207.5	—	(10.4)		1,032.3
Unbilled accounts receivables	378.1	—	581.1	(283.0)	7(a)	676.2
Contract and other deferred assets	—	581.1	(581.1)	—		—
Inventories	863.8	675.2	—	74.0	7(l)	1,613.0
Other current assets	124.3	230.4	—	—		354.7
Total current assets	2,446.9	1,825.7	—	(346.6)		3,926.0
Property, plant and equipment	1,009.2	1,960.7	—	(734.3)	7(d)	2,235.6
Accumulated depreciation	(453.4)	(1,029.0)	—	1,029.0	7(d)	(453.4)
Property, plant and equipment, net	555.8	931.7	—	294.7	7(d)	1,782.2
Other Assets
Goodwill	2,428.6	282.6	—	8,972.3	7(f)	11,683.5
Other intangibles, net	1,174.4	253.6	—	3,346.4	7(e)	4,774.4
Long-term contract and other deferred assets	—	400.9	(400.9)	—		—
Deferred income taxes	—	64.4	(64.4)	—		—
Other noncurrent assets	71.9	80.3	465.3	(369.3)	7(a), 7(h)	248.2
Total other assets	3,674.9	1,081.9	—	11,949.4		16,706.2
Total Assets	$6,677.6	$3,839.3	$—	$11,897.5		$22,414.4
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$615.7	$706.7	$—	$(10.4)		$1,312.0
Customer deposits	390.1	—	619.4	—		1,009.5
Progress collections and other deferred income	—	619.4	(619.4)	—		—
Accrued compensation	163.6	—	122.9	—		286.5
Accrued warranty	137.1	—	23.1	—		160.2
Current portion of long-term debt	27.1	—	—	—		27.1
Other accrued liabilities	272.9	284.2	(146.0)	(29.8)	7(a), 7(i)	381.3
Total current liabilities	1,606.5	1,610.4	—	(40.2)		3,176.7
Long-term debt	1,857.8	67.5	—	2,810.7	7(c), 7(g)	4,736.0
Long-term progress collections and other deferred income	—	17.3	(17.3)	—		—
Reserve for postretirement and pension benefits	98.7	—	21.2	—		119.9
Deferred income taxes	155.6	224.7	—	(224.7)	7(h)	155.6
Accrued warranty	16.8	—	43.1	—		59.9
Other long term liabilities	67.6	88.8	(47.0)	345.6	7(a), 7(i)	455.0
Total Liabilities	3,803.0	2,008.7	—	2,891.4		8,703.1
Equity
Preferred Stock	—	—	—	—		—
Common Stock	1.3	—	—	1.0	7(m)	2.3
Additional paid-in capital	910.4	—	1,857.7	8,971.1	7(a), 7(m)	11,739.2
Net parent investment	—	1,857.7	(1,857.7)	—		—
Treasury stock	(821.2)	—	—	—		(821.2)
Retained earnings	2,923.0	—	—	(37.9)		2,885.1
Accumulated other comprehensive loss	(156.2)	(71.9)	—	71.9	7(m)	(156.2)
Total Group shareholders’ equity	2,857.3	1,785.9	—	9,006.1		13,649.3
Noncontrolling Interest	17.3	44.7	—	—		62.0
Total Equity	2,874.6	1,830.6	—	9,006.1		13,711.3
Total Liabilities and Equity	$6,677.6	$3,839.3	$—	$11,897.5		$22,414.4

Westinghouse Air Brake Technologies Corporation
Notes to Pro Forma Statements (Unaudited)
(Expressed in U.S. dollars, unless otherwise indicated)

1.	Description of the transaction

GE, Wabtec, SpinCo and Merger Sub, entered into the Merger Agreement on May 20, 2018, and GE, SpinCo, Wabtec and Direct Sale Purchaser entered into the Separation Agreement on May 20, 2018, which together provide for the combination of Wabtec and GE Transportation through a modified Reverse Morris Trust transaction structure. In connection with the Separation of GE Transportation from the remaining business of GE, GE will conduct the Internal Reorganization. The Transactions have been approved by the Wabtec Board and the GE Board.

In connection with the Direct Sale, certain assets of GE Transportation, potentially including the equity interests of certain pre-Transaction subsidiaries of GE that compose part of GE Transportation, will be sold to Direct Sale Purchaser for a cash payment of $2.9 billion, and Direct Sale Purchaser will assume certain liabilities of GE Transportation in connection with this purchase. Thereafter, GE will transfer the SpinCo Business to SpinCo and its subsidiaries (to the extent not already held by SpinCo and its subsidiaries) in the SpinCo Transfer, and SpinCo will issue to GE additional shares of SpinCo common stock in the SpinCo Transfer. Following this issuance of additional SpinCo common stock to GE, GE will own 8,700,000,000 shares of SpinCo common stock, or such other amount as GE determines, subject to the consent of Wabtec not to be unreasonably withheld, conditioned or delayed, which will constitute all of the outstanding SpinCo common stock.

Following the Direct Sale and based on market conditions, corporate finance considerations and timing considerations, GE will distribute the Distribution Shares of SpinCo in a spin-off or a split-off transaction. Immediately after the Distribution and on the closing date of the Merger, Merger Sub will merge with and into SpinCo, whereby the separate corporate existence of Merger Sub will cease and SpinCo will continue as the surviving company and a wholly owned subsidiary of Wabtec. In the Merger, subject to adjustment in accordance with the Merger Agreement, each share of SpinCo common stock will be converted into the right to receive a number of shares of Wabtec common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement—Merger Consideration.”

Upon consummation of the Merger and calculated based on Wabtec’s outstanding common stock immediately prior to the Merger on a fully-diluted, as-converted and as-exercised basis, 50.1% of the outstanding shares of Wabtec common stock would be held collectively by GE and pre-Merger holders of GE common stock (with approximately 9.9% of the outstanding shares of Wabtec common stock expected to be held by GE) and 49.9% of the outstanding shares of Wabtec common stock would be held by pre-Merger Wabtec stockholders. The shares held by GE will be subject to GE’s obligations under (x) the Tax Matters Agreement to sell a number of shares of Wabtec common stock within two years of the Distribution Date (as described in the section of this proxy statement entitled “Other Agreements—Tax Matters Agreement”) and (y) the Shareholders Agreement to sell, subject to limited exceptions, all of the shares of Wabtec common stock GE beneficially owns within three years of the closing date of the Merger and prior thereto, to vote all of such shares in the proportion required under the Shareholders Agreement (as described in the section of this proxy statement entitled “Other Agreements—Shareholders Agreement”). GE has the right to increase the percentage of the outstanding shares of Wabtec common stock to be held by pre-Merger GE stockholders (subject to a corresponding reduction in the percentage held by GE).

The estimated total value of the consideration to be paid by Wabtec in the Transactions is subject to the market price of shares of Wabtec common stock at the date of closing. Using Wabtec’s closing stock price on the NYSE as of August 17, 2018, the total value of the consideration for the Transactions would be approximately $14.2 billion, including the Direct Sale Purchase Price, contingent consideration, assumed debt and net of cash acquired. The following chart illustrates the impact of a 10% change in Wabtec’s stock price on the transaction purchase price and estimated goodwill (in millions):

	Purchase Price	Estimated Goodwill
As presented in the Pro Forma Combined results	$14,164.6	$9,254.9
10% Increase in Wabtec Common Stock Price	$15,247.6	$10,337.9
10% Decrease in Wabtec Common Stock Price	$13,081.6	$8,171.9

2.	Basis of presentation

The Transactions have been accounted for as a business combination using the acquisition method in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 805, Business Combinations. As the acquirer for accounting purposes, Wabtec has estimated the fair value of GE Transportation’s assets acquired and liabilities assumed and conformed the accounting policies of GE Transportation to its own accounting policies.

The pro forma purchase price allocation is subject to change based on the market price of Wabtec common stock at the time of the Merger, finalization of purchase price adjustments and completion of Wabtec management’s assessment of the fair values of the assets and liabilities acquired. Wabtec has not completed the final valuation necessary to determine the acquisition date fair market value of GE Transportation’s net assets. As more information becomes available, Wabtec will complete a more detailed review of the preliminary allocation of the purchase price to reflect the acquisition date fair value of those assets and liabilities. As a result of that review, more information could become available that, when analyzed, could have a material impact on the Pro Forma Statements.

Estimated remaining transaction costs for Wabtec and GE Transportation are reflected as an adjustment to cash and retained earnings in the unaudited pro forma condensed combined balance sheet. Estimated remaining transaction costs for Wabtec and GE Transportation have not been reflected in the unaudited pro forma condensed combined statement of income on the basis that these expenses are directly related to the Transactions but are nonrecurring in nature. Total estimated transaction costs for Wabtec and GE Transportation are approximately $100 million. Certain of GE Transportation’s transaction costs will be borne by GE.

In addition, Wabtec expects to record post-combination compensation expense related to the acceleration of unvested stock compensation awards and other employee compensation arrangements directly related to the Merger. This amount is excluded from the unaudited pro forma condensed combined statements of income because it does not have a continuing impact on operations. At this point in time Wabtec is unable to provide a reasonable estimate of the total compensation expense related to the merger; therefore, no adjustment has been recorded to retained earnings in the unaudited pro forma condensed combined balance sheet.

3.	Preliminary purchase price allocation

The Transactions have been accounted for as a business combination in accordance with Financial Accounting Standards Board ASC 805, Business Combinations. Under the acquisition method of accounting, Wabtec allocated purchase price to the tangible and intangible net assets acquired pursuant to the Direct Sale and the Merger based on the preliminary estimated fair values as of the assumed date of the Merger.

Wabtec has performed a preliminary valuation analysis of the fair market value of GE Transportation’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the assumed date of the Merger (in millions):

Cash and cash equivalents	$0.0
Accounts receivable	495.2
Inventories	749.2
Other current assets	230.4
Property, plant and equipment	1,226.4
Goodwill	9,254.9
Trade names	300.0
Intellectual property	600.0
Backlog	2,000.0
Customer relationships	700.0
Other noncurrent assets	176.2
Total assets acquired	15,732.3
Current liabilities	(1,488.0)
Contingent consideration	(434.7)
Other noncurrent liabilities	(99.1)
Total liabilities assumed	(2,021.8)
Net assets acquired	$13,710.5
Noncontrolling interest acquired	$(44.7)

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the Pro Forma Statements. The final purchase price allocation will be determined when Wabtec has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade names, backlog, intellectual property, and customer relationships as well as goodwill and (3) other changes to assets and liabilities.

4.	Financing transactions

Wabtec and the other Borrowers entered into the Credit Agreement on June 8, 2018, which includes (i) a $1.2 billion Revolving Credit Facility, (ii) a $350.0 million Refinancing Term Loan and (iii) a $400.0 million Delayed Draw Term Loan. Wabtec also obtained Bridge Commitments in respect of the Bridge Loan Facility in an amount not to exceed $2.5 billion. On September 14, 2018, in accordance with the Commitment Letter, the Bridge Commitments were permanently reduced to $0 in connection with Wabtec’s issuance of $500 million aggregate principal amount of the Floating Rate Notes, $750 million aggregate principal amount of the 2024 Notes and $1.25 billion aggregate principal amount of the 2028 Notes. Wabtec will use funds available under the Delayed Draw Term Loan and the proceeds from the issuance of the New Wabtec Notes to pay the Direct Sale Purchase Price. Additionally, in the Merger, Wabtec will issue common stock valued (based on Wabtec’s closing stock price on the NYSE as of August 17, 2018) at approximately $10.8 billion.

5.	Tax benefits

As a result of the Transactions, Wabtec will be able to deduct for tax purposes the stepped-up basis of certain assets acquired including, but not limited to, property, plant and equipment, trade names, intellectual property, customer relationships, backlog and goodwill. Wabtec estimates the fair value of these tax benefits created in the Transactions to be approximately $1.5 billion. The final amount and timing of when these tax benefits may be realized could differ materially from the preliminary estimate.

Deferred taxes have not been reflected in the Pro Forma Statements because based on currently available information there are no significant book to tax differences on the acquired assets and assumed liabilities.

6.	Reclassification adjustments

Certain reclassifications have been made to the historical presentation of GE Transportation to conform to the historical financial statement presentation of Wabtec. Specifically, Wabtec presents Engineering expense and Amortization expense as separate captions within the statement of income, while GE Transportation presents these expenses within the Cost of goods sold and Selling, general, and administrative expense captions within the statement of income. Reclassification adjustments have been made to conform the GE Transportation presentation of these expenses to the Wabtec financial statement presentation.

Additionally, certain other GE Transportation income statement and balance sheet accounts have been reclassified to conform to Wabtec’s financial statement presentation. Reclassifications have also been made to the historical presentation of Wabtec to disclose the amount of revenue and costs related to goods and services.

These reclassification adjustments had no net impact on Income from operations, Income from operations before income tax, Net income, Net income attributable to Wabtec stockholders, Total current assets, Total assets, Total current liabilities, Total liabilities, Total group shareholders’ equity, or Total equity.

7.	Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the Pro Forma Statements:

a.	Reflects adjustments to GE Transportation’s historical financial statements to conform to Wabtec’s adoption of ASC 606 using the modified retrospective method. GE Transportation adopted Accounting Standards Update (“ASU”) No. 2014-09 “Revenue from Contracts with Customers” using the full retrospective method. Additionally, reflects adjustments to GE Transportation’s historical financial statements to conform to Wabtec’s revenue recognition policy for long term service contracts. Other adjustments may be required to conform to Wabtec’s accounting policies, but they are not expected to be material. In addition, non-cash amortization expense from purchase price accounting will impact the results of operations.

b.	Represents the change in cash and cash equivalents resulting from the following adjustments directly related to the Transactions (in millions):
As of June 30, 2018
Additional new debt	$2,900.0
Deferred issuance costs on new debt	(21.8)
Direct Sale Purchase Price payment	(2,900.0)
Settlement of GE Transportation loans payable	(67.5)
Additional Transaction costs to be paid at closing	(37.9)
Pro forma decrease in cash and cash equivalents	$(127.2)
c.	Represents additional borrowings of $2.9 billion, net of deferred issuance costs of $21.8 million, to finance the Direct Sale Purchase Price.
d.	Reflects the adjustment of $294.7 million to increase the basis in the acquired property, plant and equipment to estimated fair value and eliminates GE Transportation’s historical Accumulated depreciation of $1,029.0 million against property, plant and equipment. The estimated useful lives range from three to forty years. The fair value and useful life calculations are preliminary and subject to change after Wabtec finalizes its review of the specific types, nature, age, condition and location of GE Transportation’s property, plant and equipment. The following table summarizes the changes in the estimated depreciation expense (in millions):
	Year Ended December 31, 2017	Six Months Ended June 30, 2018
Estimated depreciation expense	$132.1	$64.9
Historical depreciation expense	(112.3)	(55.1)
Pro forma increase in depreciation expense	$19.8	$9.8

For the year ended December 31, 2017, $14.0 million and $5.8 million of depreciation expense is included in Cost of goods sold and Cost of services sold, respectively. For the six months ended June 30, 2018, $6.7 million and $3.1 million of depreciation expense is included in Cost of goods sold and Cost of services sold, respectively. In addition, for the year ended December 31, 2017 and the six months ended June 30, 2018, the adjustment with respect to Cost of goods sold also reflects the impact on Cost of goods sold in the amount of $49.9 million and $26.3 million, respectively, of eliminating sales between Wabtec and GE Transportation, which will be considered intercompany sales following the consummation of the Transactions.

e.	Reflects the adjustment of historical intangible assets acquired by Wabtec to their estimated fair values. As part of the preliminary valuation analysis, Wabtec identified intangible assets, including trade names, intellectual property, backlog and customer relationships. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of expected future cash flows related to these intangibles. The following table summarizes the estimated fair values of GE Transportation’s identifiable intangible assets, their estimated useful lives and their amortization on a linear basis (in millions):
			Amortization
	Estimated Fair Value	Estimated Useful Life in Years	Year Ended December 31, 2017	Six Months Ended June 30, 2018
Trade names	$300.0	9	$33.3	$16.7
Intellectual property	600.0	12	50.0	25.0
Backlog	2,000.0	20	100.0	50.0
Customer relationships	700.0	20	35.0	17.5
	$3,600.0		$218.3	$109.2
Historical amortization expense			(71.7)	(23.1)
Pro forma increase in amortization expense			$146.6	$86.1

f.	Reflects adjustment to remove GE Transportation’s historical goodwill of $282.6 million and record goodwill associated with the Transactions of $9,254.9 million as shown in Note 3.
g.	Reflects the adjustment for the settlement of GE Transportation’s loans payable to GE affiliates outside of GE Transportation in the amount of $67.5 million which will be settled prior to the consummation of the Transactions.
h.	Reflects adjustment to eliminate GE Transportation’s historical deferred tax assets and deferred tax liabilities in the amount of $64.4 million and $224.7 million, respectively.
i.	Represents the estimated fair value of contingent consideration of $434.7 million related to payment of a fixed amount, $470.0 million, to GE which is directly related to the timing of tax benefits expected to be realized subsequent to the Transactions. $82.1 million of the total contingent consideration is classified in Other accrued liabilities and $352.6 million is classified in Other long term liabilities.
j.	Reflects the income tax effect of pro forma adjustments based on an estimated combined tax rate of 29.5% and 22.4% for the year ended December 31, 2017 and the six months ended June 30, 2018, respectively.
k.	Represents the net increase to interest expense resulting from interest on incurrence of an assumed $2.9 billion of new debt to finance the Direct Share Purchase Price and other interest adjustments directly related to the Transactions, as follows (in millions):
	Year Ended December 31, 2017	Six Months Ended June 30, 2018
Interest expense on new debt	$125.5	$62.8
Elimination of interest expense on Bridge Commitments	0.0	(11.6)
Elimination of interest on retired GET debt	(4.8)	(2.5)
Accretion of contingent consideration	8.8	4.4
Amortization of new debt issuance costs	4.2	2.1
Pro forma adjustments to interest expense	$133.7	$55.2

The effect of a 1/8 percent variance in the assumed interest rate related to the new debt would impact pro forma interest expense by approximately $3.6 million and $1.8 million for the year ended December 31, 2017 and the six months ended June 30, 2018, respectively.

l.	Represents the estimated adjustment to step up GE Transportation’s inventory to a fair value of approximately $749.2 million, an increase of $74.0 million from the carrying value. The fair value calculation is preliminary and subject to change. The fair value was determined based on the estimated selling price of the inventory less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. After the consummation of the Transactions, the step-up in inventory fair value of $74.0 million will increase cost of sales over approximately 12 months as the inventory is sold. This increase is not reflected in the unaudited pro forma condensed combined statements of income because it does not have a continuing impact.
m.	Represents the elimination of the historical equity of GE Transportation and the issuance of 98.5 million shares of Wabtec common stock as consideration in the Merger resulting in an adjustment to Common stock and Additional paid-in capital of $1.0 million and $10,828.9 million, respectively.
n.	Represents the elimination of transaction costs of $50.5 million directly related to the Transactions which will not have a recurring impact on operations.

Proposal 1—Approval of Issuance of Wabtec Common Stock

Subject to adjustment under certain circumstances as set forth in the Merger Agreement, Wabtec will issue approximately 98.5 million shares of Wabtec common stock in the Merger. Based upon the reported closing sale price of $109.97 per share for Wabtec common stock on the NYSE on August 17, 2018, the total value of the shares of Wabtec common stock to be issued by Wabtec in the Merger would be approximately $10.8 billion, and the cash to be received by GE in the Transactions, including in respect of the Direct Sale, would be approximately $2.9 billion plus any payments GE receives pursuant to the Tax Matters Agreement. The actual value of the Wabtec common stock to be issued in the Merger will depend on the market price of shares of Wabtec common stock at the time of the Merger. In the Merger, subject to adjustment in accordance with the Merger Agreement, each share of SpinCo common stock will be converted into the right to receive a number of shares of Wabtec common stock based on the exchange ratio set forth in the Merger Agreement.

Under the NYSE Listed Company Manual, a company listed on NYSE is required to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of another company if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before such issuance in connection with such proposed acquisition. The aggregate number of shares of Wabtec common stock to be issued in connection with the Merger will exceed 20% of the shares of Wabtec common stock outstanding before such issuance. For this reason, Wabtec must obtain the approval of Wabtec stockholders, in accordance with the NYSE Listed Company Manual, for the issuance of shares of Wabtec common stock to GE and GE stockholders in the Merger. Accordingly, Wabtec is asking its stockholders to approve the issuance of Wabtec common stock in the Merger.

For a summary and detailed information regarding this proposal, see the information about the proposed Merger, and the Share Issuance, contained throughout this proxy statement, including the information set forth in the sections of this proxy statement entitled “The Transactions,” “The Merger Agreement” and the “Separation Agreement.”

Copies of the Merger Agreement and the Separation Agreement are attached to this proxy statement as Annex A and Annex B, respectively.

Vote Required

The affirmative vote of a majority of votes cast by Wabtec stockholders on the proposal at the special meeting is required to approve the issuance of the shares of Wabtec common stock to GE and GE stockholders in the Merger.

Recommendation of the Wabtec Board

The Wabtec Board unanimously recommends a vote FOR the approval of the Wabtec stock issuance proposal.

Proposal 2—Approval of Increase in Authorized Common Stock

In order to effect the Share Issuance and the Merger, the Wabtec Board has approved a proposal to amend Wabtec’s Restated Certificate of Incorporation, dated January 30, 1995, as amended December 31, 2003 and May 14, 2013, to increase the number of authorized shares from 201 million to 501 million. In doing so, the number of authorized shares of common stock will increase from 200 million to 500 million, and the number of preferred shares will remain at 1,000,000 shares. The proposed amendment would replace Section 4.1 of Article Fourth of the Restated Certificate of Incorporation, as amended, with the following language:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 501,000,000 shares, consisting of:

(a)	500,000,000 shares of Common Stock, each having a par value of one penny ($.01); and
(b)	1,000,000 shares of Preferred Stock, each having a par value of one penny ($.01).”

Any newly authorized shares of Wabtec common stock will be identical to the shares of common stock now authorized and outstanding. The proposed amendment will not affect the rights of current holders of Wabtec common stock, none of whom have preemptive or similar rights to acquire the newly authorized shares. Wabtec does not have any outstanding preferred stock. The Wabtec Board can determine the relative rights and preferences of the preferred stock and provide for the issuance of the preferred stock in one or more series with such relative rights and preferences as the Wabtec Board may determine.

For a summary and detailed information regarding this proposal, see the information about the proposed Merger, and the Wabtec Charter Amendment, contained throughout this proxy statement, including the information set forth in the sections of this proxy statement entitled “The Transactions,” “The Merger Agreement” and the “Separation Agreement.”

Copies of the Merger Agreement and the Separation Agreement are attached to this proxy statement as Annex A and Annex B, respectively.

Vote Required

The affirmative vote of a majority of the outstanding shares of Wabtec common stock is required to amend the Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 200 million to 500 million.

Recommendation of the Wabtec Board

The Wabtec Board unanimously recommends a vote FOR the approval of amendment to the Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 200 million to 500 million.

Proposal 3—Adjournment

Wabtec’s special meeting may be adjourned to another time or place, if determined to be necessary or appropriate by the Wabtec Board, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Stock Issuance and Wabtec Charter Amendment proposals.

If, at Wabtec’s special meeting, the number of shares of Wabtec common stock present or represented and voting in favor of any proposal is insufficient to approve such proposal, Wabtec intends to move to adjourn the special meeting in order to enable the Wabtec Board to solicit additional proxies for approval of the Share Issuance and the Wabtec Charter Amendment.

In Wabtec’s adjournment proposal, Wabtec is asking its stockholders to authorize the holder of any proxy solicited by the Wabtec Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to vote to adjourn Wabtec’s special meeting to another time and place for the purpose of soliciting additional proxies. If Wabtec stockholders approve the proposal to adjourn the special meeting, Wabtec could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Wabtec stockholders who have previously voted.

Vote Required

The affirmative vote of the holders of a majority of the shares of Wabtec common stock present in person or represented by proxy and entitled to vote at the special meeting is required to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Share Issuance and the Wabtec Charter Amendment.

Recommendation of the Wabtec Board

The Wabtec Board unanimously recommends a vote FOR the adjournment proposal.

Stockholder Proposals For 2019 Annual Meeting

To be included in the proxy for Wabtec’s 2019 annual meeting, Wabtec stockholder proposals must be submitted by December 6, 2018. Only proposals submitted on time may be eligible for inclusion in Wabtec’s proxy statement.

The Wabtec Bylaws require that notice of business to be properly brought before the 2019 annual meeting of Wabtec stockholders must be submitted to Wabtec between December 6, 2018 and February 4, 2019. Only matters for which Wabtec receives timely notice may be brought before the 2019 annual meeting.

Wabtec stockholder proposals to be brought before the 2019 annual meeting should be sent to Westinghouse Air Brake Technologies Corporation, 1001 Air Brake Avenue, Wilmerding, Pennsylvania 15148-0001, Attention: Corporate Secretary.

Other Information

Stock Ownership of Certain Beneficial Owners

The following table shows stockholders who are known to Wabtec to be a beneficial owner of more than 5% of Wabtec common stock as of August 1, 2018.

Name and Address of Beneficial Owner	Beneficial Ownership(1)		Percentage of Class
General Electric Company 41 Farnsworth Street Boston, Massachusetts 02210	10,644,415.45	(2)	11.03%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	7,799,634	(3)	8.08%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	7,382,288	(4)	7.65%
Faiveley Family Interests 3, rue du 19 mars 196Z 92230 Gennevilliers, France	6,309,670	(5)	6.54%
Farallon Capital Partners, L.P. c/o Farallon Capital Management, L.L.C. One Maritime Plaza, Suite 2100 San Francisco, California 94111	5,409,481	(6)	5.61%
EdgePoint Investment Group Inc. 150 Bloor Street West, Suite 500 Toronto, Ontario M5S 2X9, Canada	5,143,571	(7)	5.33%
(1)	Under SEC regulations, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Unless otherwise indicated in the other footnotes below, each person has sole voting power and sole investment power as to all shares listed opposite such person’s name.
(2)	Based solely upon the information in the Schedule 13D filed May 30, 2018, General Electric Company may be deemed to have shared voting power and shared dispositive power with respect to 10,644,415.45 shares as a result of the Voting Agreement, which represents the aggregate number of shares beneficially owned by the parties to the Voting Agreement, as described under “Other Agreements—Voting Agreement.”
(3)	Based solely upon the information in the Schedule 13G/A filed January 23, 2018, BlackRock, Inc. has sole dispositive power with respect to 7,799,634 shares and sole voting power with respect to 7,171,303 shares.
(4)	Based solely upon the information in the Schedule 13G/A filed February 9, 2018, The Vanguard Group has sole dispositive power with respect to 7,299,017 shares, sole voting power with respect to 67,195 shares, shared dispositive power with respect to 83,271 shares and shared voting power with respect to 20,102 shares.
(5)	Based solely upon the information in the Schedule 13D/A filed May 24, 2018, the Faiveley family members and entities described therein (collectively, the “Faiveley Family Interests”) have voting and dispositive power with respect to Wabtec common stock as follows: (i) Mr. Erwan Faiveley may be deemed to have sole power to direct the voting and disposition of 3,898 shares, and the shared power to direct the voting and disposition of 6,305,582 shares; (ii) Mr. Francois Faiveley may be deemed to have sole power to direct the voting and disposition of 190 shares, and the shared power to direct the voting and disposition of 6,305,582 shares; (iii) Financiére Faiveley S.A. may be deemed to have the shared power to direct the voting and disposition of 6,305,582 shares; (iv) Famille Faiveley Participations S.A.S. may be deemed to have the shared power to direct the voting and disposition of 6,305,582 shares; and (v) Faivinvest S.C.A. may be deemed to have shared power to direct the voting and disposition of 6,305,582 shares.
(6)	Based solely upon the information in the Schedule 13G/A filed February 14, 2018. Farallon Capital Partners, L.P. and its affiliates have, in the aggregate, shared dispositive power and shared voting power with respect to 5,409,481 shares.
(7)	Based solely upon the information in the Schedule 13G filed February 13, 2018. EdgePoint Investment Group Inc. has shared dispositive power and shared voting power with respect to 5,143,571 shares.

Stock Ownership of Directors and Officers

Under the proxy rules of the SEC, a person beneficially owns Wabtec common stock if the person has the power to vote or dispose of the shares, or if such power may be acquired, by exercising Wabtec Options or otherwise, within 60 days. The table below shows the number of shares of Wabtec common stock beneficially owned as of August 1, 2018 by Wabtec’s directors, Chief Executive Officer, Chief Financial Officer and the other named executive officers, and the directors and executive officers as a group. Each person has sole voting power and sole dispositive power with respect to the shares listed unless indicated otherwise.

	Shares Owned		Percentage of Class
Named Executive Officer
Raymond T. Betler	301,029	(1)(2)(3)	*
Patrick D. Dugan	68,815	(1)(2)	*
Stéphane Rambaud-Measson	46,367	(1)(2)	*
David L. DeNinno	65,888	(1)(2)	*
Scott E. Wahlstrom	143,615	(1)(2)	*
Albert J. Neupaver	722,155	(1)(2)	*

Director
Philippe Alfroid	3,380	(1)	*
Robert J. Brooks	476,645	(1)(2)(4)(5)	*
Erwan Faiveley	6,310,679	(1)(6)	6.54%
Emilio A. Fernandez	1,377,896	(1)(2)(5)(7)	1.43%
Lee B. Foster, II	74,106	(1)(2)(8)	*
Linda S. Harty	6,254	(1)	*
Brian P. Hehir	26,573	(1)(9)	*
Michael W.D. Howell	5,650	(1)	*
William E. Kassling	1,103,378	(1)(2)(5)(10)	1.15%
Directors and Executive Officers as a Group (15 persons)	10,772,188	(1)(2)	11.16%
*	Less than 1%
(1)	Includes shares of Wabtec Restricted Stock as follows: Mr. Betler 42,550; Mr. Dugan 27,750; Mr. Rambaud-Measson 39,400; Mr. DeNinno 29,800; Mr. Wahlstrom 12,640; Mr. Neupaver 39,075; each non-employee director 1,620; and all directors and executive officers as a group 215,776. The restricted stockholders have sole voting power with respect to the shares of Wabtec Restricted Stock but do not have sole or shared dispositive power until the shares of Wabtec Restricted Stock vest.
(2)	Includes Wabtec Options that are exercisable on or within 60 days of August 1, 2018 as follows: Mr. Betler 115,865; Mr. Dugan 0; Mr. Rambaud-Measson 0; Mr. DeNinno 0; Mr. Wahlstrom 21,205; Mr. Neupaver 123,680; Mr. Brooks 8,000; Mr. Fernandez 8,000; Mr. Foster 4,000; Mr. Kassling 8,000; and all directors and executive officers as a group 296,220.
(3)	Includes 131,670 shares owned by Mr. Betler. Also includes 53,494 shares owned by a grantor annuity trust established by Mr. Betler.
(4)	Includes 82,872 shares owned by Mr. Brooks. Also includes 385,773 shares owned by Suebro, Inc., a Delaware holding company.
(5)	Includes certain shares pledged to financial institutions as collateral for credit arrangements at December 31, 2017 as follows. Mr. Kassling had a margin balance of approximately $150,000, a reduction of approximately $6.5 million from the prior year. Mr. Kassling has pledged 475,000 shares of Wabtec stock. Mr. Brooks had a margin balance of approximately $11.6 million, a reduction of approximately $1 million from the prior year. Mr. Brooks has pledged 374,804 shares of Wabtec stock. Additionally, there are also non-Wabtec shares pledged against the margin balance in the amount of $8.3 million. Mr. Fernandez had a margin balance of approximately $3.3 million. Mr. Fernandez has pledged 324,479 shares of Wabtec stock, which was a decrease of 500,000 shares of Wabtec stock pledged against the margin balance from the prior year. On February 29, 2016, the Wabtec Board adopted a policy prohibiting future pledges of Company stock as collateral for credit arrangements and requiring any such existing pledges to be eliminated by December 30, 2016 unless it is reasonably impracticable to do so and an extension is granted by the Board. During 2017, the Board approved an extension for Messrs. Kassling, Brooks and Fernandez based upon substantial ongoing progress made in unwinding the pledge agreements and will again review these outstanding pledges during 2018.
(6)	Includes 6,306,781 shares held by the Faiveley Family Interests as described in Footnote (5) to the table above.
(7)	Includes 855,546 shares owned by Mr. Fernandez. Also includes 514,350 shares owned by Mr. Fernandez’s wife. Mr. Fernandez disclaims beneficial ownership of the shares held by his wife.
(8)	Includes 15,200 shares owned by Mr. Foster, 17,500 shares held by Lee B. Foster II Dynasty Trust and 37,406 shares held by the Lee B. Foster II Revocable Trust.
(9)	Includes 23,576 shares owned by Mr. Hehir. Also includes 3,000 shares held by the Brian P. Hehir and Janet S. Hehir Foundation for which Mr. Hehir serves as a trustee.
(10)	Includes 73,444 shares owned by Mr. Kassling. Also includes 1,018,654 shares owned by Davideco, a Delaware corporation, and 3,280 shares owned by Mr. Kassling’s wife. Mr. Kassling disclaims beneficial ownership of the shares held by his wife.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Wabtec’s directors and executive officers to file reports of beneficial ownership and changes in beneficial ownership of Wabtec stock. Directors and officers must furnish Wabtec with copies of these reports. Based on these copies and directors’ and executive officers’ representations, Wabtec believes all directors and executive officers complied with the requirements of Section 16(a) for the year ended December 31, 2017 except that, due to administrative error, each executive officer was late in the reporting of the withholding of shares to cover tax obligations related to the vesting of shares of Wabtec Restricted Stock in March 2017.

Annual Report on Form 10-K

Wabtec will provide without charge to any stockholder, upon written or oral request, a copy of Wabtec’s annual report on Form 10-K for the year ended December 31, 2017 without exhibits. Requests should be directed to Westinghouse Air Brake Technologies Corporation, 1001 Air Brake Avenue, Wilmerding, Pennsylvania 15148-0001, Attention: Corporate Secretary; telephone number: (412) 825-1000.

Certain Definitions

Certain terms are used in this proxy statement as follows (if any term is defined in a Transaction Document, such term as used in this proxy statement is subject to, and qualified in its entirety by, the definition of such term in such Transaction Document, which definition is incorporated by reference into this proxy statement):

“2024 Notes” means $750 million aggregate principal amount of Wabtec’s 4.150% Senior Notes due 2024 issued pursuant to the New Wabtec Notes Indenture;

“2028 Notes” means $1.25 billion aggregate principal amount of Wabtec’s 4.700% Senior Notes due 2028 issued pursuant to the New Wabtec Notes Indenture;

“Additional Agreements” means the Employee Matters Agreement, the Tax Matters Agreement, the Shareholders Agreement, the IP Cross License Agreement, the Trademark License Agreement, the Transition Services Agreement, the R&D Agreement and the India R&D Agreement;

“Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent under the Credit Agreement, or any successor administrative agent under the Credit Agreement;

“Base Indenture” means the Indenture, dated August 8, 2013, between Wabtec and Wells Fargo Bank, National Association, as trustee;

“Borrowers” means Wabtec, Wabtec Coöperatief U.A. and the other borrowers party to the Credit Agreement from time to time;

“Code” means the Internal Revenue Code of 1986, as amended;

“Commitment Letter” means the Commitment Letter dated May 20, 2018, between Goldman Sachs Bank USA and Wabtec, and any associated fee letters, in respect of loans in the aggregate principal amount of $2.9 billion, together in each case with any amendments, supplements and joinders thereto including by the Commitment Parties;

“Commitment Parties” means, collectively, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Bank of America, N.A., PNC Bank, National Association, HSBC Bank USA, N.A., The Toronto-Dominion Bank, New York Branch, Branch Banking and Trust Company, SG Americas Securities, LLC Societé Generale, Citibank, N.A., Credit Agricole Corporate and Investment Bank, MUFG Bank, Ltd., Citizens Bank, N.A., Wells Fargo Bank, N.A., BNP Paribas, The Bank of Nova Scotia, U.S. Bank National Association, The Huntington National Bank, First National Bank of PA, Dollar Bank, Federal Savings Bank, together with all additional lenders added to the Commitment Letter from time to time;

“Credit Agreement” means the credit agreement dated as of June 8, 2018, by and among the Borrowers, the other borrowing subsidiaries party thereto from time to time, the lenders party thereto from time to time, PNC Bank, National Association, as administrative agent, and the other parties thereto;

“DGCL” means the General Corporation Law of the State of Delaware, as amended;

“Direct Sale” means the sale of certain assets of GE Transportation, potentially including the equity interests of certain pre-Transaction subsidiaries of GE that compose part of GE Transportation, to Direct Sale Purchaser and the assignment of certain liabilities of GE Transportation to Direct Sale Purchaser, in each case, as described in the Separation Agreement;

“Direct Sale Purchase Price” means the purchase price of $2.9 billion for certain assets to be purchased in the Direct Sale;

“Direct Sale Purchaser” means Wabtec US Rail, Inc., a Delaware corporation and wholly owned subsidiary of Wabtec (collectively with its subsidiaries, as the context may require);

“Distribution” means the distribution by GE of the Distribution Shares to GE stockholders by way of a pro rata dividend or by way of an exchange offer and, with respect to any Distribution Shares that are not exchanged for in any such exchange offer, a pro rata dividend to the GE stockholders;

“Distribution Date” means the date on which the Distribution occurs;

“Distribution Effective Time” means the time established by the GE Board as the effective time of the Distribution on the Distribution Date;

“Distribution Shares” means a number of shares of SpinCo common stock constituting not less than 80.25% of the outstanding shares of SpinCo common stock, as determined by GE in accordance with the requirements of the Separation Agreement;

“Employee Matters Agreement” means the Employee Matters Agreement to be entered into prior to the Distribution Effective Time among GE, SpinCo, Wabtec and Direct Sale Purchaser, the form of which is attached as Annex E to this proxy statement;

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder;

“Floating Rate Notes” means $500 million aggregate principal amount of Wabtec’s Floating Rate Senior Notes due 2021 issued pursuant to the New Wabtec Notes Indenture;

“GAAP” means generally accepted accounting principles in the United States;

“GE” means General Electric Company, a New York corporation, and, unless the context otherwise requires, its subsidiaries, which, after consummation of the Direct Sale, will not include any subsidiaries transferred in the Direct Sale, and, which after the Distribution, will not include SpinCo and the SpinCo Transferred Subsidiaries;

“GE Board” means the board of directors of GE;

“GE common stock” means the common stock, par value $0.06 per share, of GE;

“GE stockholders” means the holders of GE common stock;

“GE Tax Opinions” means, collectively, (i) an opinion of Davis Polk & Wardwell LLP, tax counsel to GE (“Davis Polk”), dated as of the closing date of the Merger, on the basis of customary assumptions and representations, to the effect that for U.S. federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and that each of Wabtec, Merger Sub and SpinCo will be a party to the reorganization within the meaning of Section 368(b) of the Code (or, if Davis Polk is unwilling or unable to issue such opinion, a written opinion to the same effect of a nationally recognized law firm or accounting firm reasonably acceptable to Wabtec and GE) in form and substance reasonably acceptable to GE (the “GE Merger Tax Opinion”) and (ii) an opinion of Davis Polk, dated as of the closing date of the Merger, on the basis of customary assumptions and representations, to the effect that for U.S. federal income tax purposes the (a) the SpinCo Transfer and Distribution, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code and that each of GE and SpinCo will be a party to the reorganization within the meaning of Section 368(b) of the Code and (b) the Distribution will qualify as a distribution of the SpinCo common stock to GE stockholders pursuant to Section 355(a) of the Code (or, if Davis Polk is unwilling or unable to issue such opinion and certain conditions exist, a written opinion to the same effect of one of a specified list of law firms or accounting firms) in form and substance reasonably acceptable to GE (the “GE Distribution Tax Opinion”);

“GE Transportation” means the transportation business of GE, which comprises GE’s worldwide business of sourcing, manufacturing, developing, providing and selling transportation products and services for the railroad, mining, marine, stationary power and drilling industries;

“Goldman Sachs” means Goldman Sachs & Co. LLC;

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“India R&D Agreement” means the Research & Development Agreement to be entered into prior to the Distribution Effective Time by and between John F. Welch Technology Center and SpinCo;

“Internal Reorganization” means the internal reorganization within GE of GE Transportation in anticipation of the Direct Sale, the SpinCo Transfer and the Distribution as contemplated by the Separation Agreement and the Merger Agreement;

“IP Cross License Agreement” means the Intellectual Property Cross License Agreement to be entered into prior to the Distribution Effective Time by and between GE and SpinCo;

“IRS” means the United States Internal Revenue Service;

“Material Agreements” means the Merger Agreement, the Separation Agreement, the Shareholders Agreement, the Voting Agreement, the Employee Matters Agreement and the Tax Matters Agreement;

“Merger” means the merger of Merger Sub with and into SpinCo, whereby the separate corporate existence of Merger Sub will cease and SpinCo will continue as the surviving company and as a wholly owned subsidiary of Wabtec, as contemplated by the Merger Agreement;

“Merger Agreement” means the Agreement and Plan of Merger dated as of May 20, 2018, among GE, SpinCo, Wabtec and Merger Sub, which is attached as Annex A to this proxy statement;

“Merger Sub” means Wabtec US Rail Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Wabtec;

“New Wabtec Notes” means, collectively, the 2024 Notes, the 2028 Notes and the Floating Rate Notes;

“New Wabtec Notes Indenture” means the Base Indenture, as supplemented by the Second Supplemental Indenture and the Ninth Supplemental Indenture;

“Ninth Supplemental Indenture” means the Ninth Supplemental Indenture, dated September 14, 2018, between Wabtec, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee;

“NYSE” means the New York Stock Exchange;

“R&D Agreement” means the Research & Development Agreement to be entered into prior to the Distribution Effective Time by and between GE, acting through its GE Global Research Center, and SpinCo;

“SEC” means the United States Securities and Exchange Commission;

“Second Supplemental Indenture” means the Second Supplemental Indenture, dated November 3, 2016, between Wabtec, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee;

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder;

“Separation” means the separation of GE Transportation from the remaining businesses of GE and its subsidiaries pursuant to the Separation Agreement;

“Separation Agreement” means the Separation, Distribution and Sale Agreement dated as of May 20, 2018, among GE, SpinCo, Wabtec and Direct Sale Purchaser, which is attached as Annex B to this proxy statement;

“Share Issuance” means the issuance of shares of Wabtec common stock in the Merger;

“Shareholders Agreement” means the Shareholders Agreement, to be entered into as of the closing date of the Merger, between Wabtec and GE, the form of which is attached as Annex D to this proxy statement;

“SpinCo” means Transportation Systems Holdings Inc., a Delaware corporation and a wholly owned subsidiary of GE;

“SpinCo Business” means the business and operations of GE Transportation, but not including the Direct Sale Assets or the Direct Sale Liabilities;

“SpinCo common stock” means the common stock, par value $0.01 per share, of SpinCo;

“SpinCo stockholders” means the holders of SpinCo common stock;

“SpinCo Transfer” means the contribution of the SpinCo Business to SpinCo and its subsidiaries (to the extent not already held by SpinCo and its subsidiaries) pursuant to the Separation Agreement;

“SpinCo Transferred Subsidiaries” means each of the subsidiaries of GE that GE will contribute to SpinCo pursuant to the Separation Agreement, and each of their respective subsidiaries;

“Stock Incentive Plans” means Wabtec’s 2000 Stock Incentive Plan and Wabtec’s 2011 Stock Incentive Plan;

“Tax Matters Agreement” means the Tax Matters Agreement to be entered into prior to the Distribution Effective Time by and among GE, SpinCo, Wabtec and Direct Sale Purchaser, the form of which is attached as Annex F to this proxy statement;

“Trademark License Agreement” means the General Electric Trademark License to be entered into prior to the Distribution Effective Time by and between GE and SpinCo;

“Transaction Documents” means the Separation Agreement, the Merger Agreement and the Voting Agreement, as well as the Additional Agreements, each of which have been entered into or will be entered into in connection with the Transactions;

“Transactions” means the transactions contemplated by the Merger Agreement and the Separation Agreement, which provide for, among other things, the Separation (including the Internal Reorganization), the Direct Sale, the SpinCo Transfer, the Distribution and the Merger, as described in “The Transactions”;

“Transferred Subsidiaries” means any SpinCo Transferred Subsidiary or any subsidiary of GE to be transferred in the Direct Sale;

“Transition Services Agreements” means the Transition Services Agreement to be entered into at or prior to the Distribution Effective Time by and between the GE and SpinCo;

“Trustee” means Wells Fargo Bank, National Association;

“Voting Agreement” means the Voting and Support Agreement dated as of May 20, 2018 by and among GE and each of the Wabtec stockholders listed on Schedule 1 thereto, which is attached as Annex C to this proxy statement;

“Wabtec” means Westinghouse Air Brake Technologies Corporation, a Delaware corporation, and, unless the context otherwise requires, its subsidiaries, which, after consummation of the Merger, will include SpinCo and the SpinCo Transferred Subsidiaries;

“Wabtec Board” means the board of directors of Wabtec;

“Wabtec Bylaws” means the Bylaws of Wabtec, as amended;

“Wabtec Charter” means the Restated Certificate of Incorporation of Wabtec, as amended;

“Wabtec Charter Amendment” means the proposed amendment to Wabtec’s Charter to increase the number of authorized shares of common stock from 200 million to 500 million;

“Wabtec common stock” means the common stock, par value $0.01 per share, of Wabtec;

“Wabtec Option” means each outstanding option to purchase shares of Wabtec common stock issued by Wabtec pursuant to the Stock Incentive Plans;

“Wabtec Performance Unit” means each performance unit issued by Wabtec pursuant to the Stock Incentive Plans;

“Wabtec preferred stock” means the preferred stock, par value $0.01 per share, of Wabtec;

“Wabtec Restricted Stock” means each restricted share of Wabtec common stock issued by Wabtec pursuant to the Stock Incentive Plans;

“Wabtec Restricted Stock Unit” means each restricted stock unit issued by Wabtec pursuant to the Stock Incentive Plans;

“Wabtec stockholders” means the holders of Wabtec common stock; and

“Wabtec Tax Opinion” means an opinion of Jones Day, tax counsel to Wabtec, dated as of the closing date of the Merger, on the basis of customary assumptions and representations, to the effect that for U.S. federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and that each of Wabtec, Merger Sub and SpinCo will be a party to the reorganization within the meaning of Section 368(b) of the Code (or, if Jones Day is unwilling or unable to issue such opinion, a written opinion to the same effect of a nationally recognized law firm or accounting firm reasonably acceptable to Wabtec and GE) in form and substance reasonably acceptable to Wabtec.

Where You Can Find More Information; Incorporation by Reference

Wabtec files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that Wabtec has filed with the SEC at the following SEC public reference room: 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Wabtec’s SEC filings are also available to the public on the SEC’s Internet website at www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. In addition, Wabtec’s SEC filings are also available to the public on Wabtec’s website, www.wabtec.com. Information contained on Wabtec’s website is not incorporated by reference into this proxy statement, and you should not consider information contained on that website as part of this proxy statement.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Wabtec to “incorporate by reference” into this proxy statement documents Wabtec files with it. This means that Wabtec can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that Wabtec files with the SEC will update and supersede that information. Wabtec incorporates by reference into this proxy statement the documents listed below and any future filings Wabtec makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this proxy statement until the date of the special meeting. The information incorporated by reference is an important part of this proxy statement. Any statement in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this proxy statement.

•	Wabtec’s annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 26, 2018;
•	Wabtec’s quarterly reports on Form 10-Q for the three-month period ended March 31, 2018 filed with the SEC on May 4, 2018 and for the six-month period ended June 30, 2018 filed with the SEC on July 31, 2018;
•	Wabtec’s Current Reports on Form 8-K filed with the SEC on May 17, 2018, May 21, 2018, May 24, 2018, June 14, 2018, September 10, 2018 and September 14, 2018;
•	Wabtec’s Definitive Proxy Statement filed with the SEC on April 5, 2018; and
•	The description of Wabtec common stock, par value $0.01 per share, contained in Wabtec’s Form 8-A filed with the SEC on May 19, 1995.

Notwithstanding the foregoing, Wabtec is not incorporating any document, portion thereof or information not deemed “filed” in accordance with SEC rules, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, except to the extent specified otherwise in such Current Reports.

You can obtain a copy of any document incorporated by reference into this proxy statement except for the exhibits to those documents from Wabtec. You may also obtain these documents from the SEC or through the SEC’s website described above. Documents incorporated by reference are available from Wabtec without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit into this proxy statement. Requests should be directed to Westinghouse Air Brake Technologies Corporation, Wilmerding, Pennsylvania 15148-0001, Attention: Corporate Secretary; telephone number: (412) 825-1000.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
General Electric Company:

Opinion on the Combined Financial Statements

We have audited the accompanying combined statement of financial position of GE Transportation (a carve-out business of General Electric Company) (the Company) as of December 31, 2017 and 2016, the related combined statements of earnings, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the combined financial statements). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2017.

Chicago, Illinois
June 4, 2018

KPMG LLP is a Delaware limited liability partnership and the U.S member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

GE Transportation
(A carve-out business of General Electric Company)

COMBINED STATEMENT OF EARNINGS

For the years ended December 31 (In thousands)	2017	2016	2015
Revenues
Sales of goods	$2,546,637	$3,046,546	$3,998,100
Sales of services	1,383,671	1,560,045	1,423,379
Total revenues (Note 3)	3,930,308	4,606,591	5,421,479

Costs of revenues
Cost of goods sold	2,129,684	2,525,838	3,163,798
Cost of services sold	877,390	909,116	931,745
Gross profit	923,234	1,171,637	1,325,936

Selling, general and administrative expenses	449,651	432,229	414,488
Impairment of goodwill	—	2,027	85,421
Non-operating benefit costs	16,877	18,455	16,249
Other (expense) income	(24,307)	(11,409)	27,121
Earnings before income taxes	432,399	707,517	836,899

Provision for income taxes (Note 13)	(44,303)	(167,428)	(349,275)
Net earnings	388,096	540,089	487,624

Less net earnings attributable to noncontrolling interests	14,311	6,144	7,547
Net earnings attributable to Parent	$373,785	$533,945	$480,077

See Notes to the Combined Financial Statements

GE Transportation
(A carve-out business of General Electric Company)

COMBINED STATEMENT OF COMPREHENSIVE INCOME

For the years ended December 31 (In thousands)	2017	2016	2015
Net earnings	$388,096	$540,089	$487,624
Less net earnings attributable to noncontrolling interests	14,311	6,144	7,547
Net earnings attributable to Parent	373,785	533,945	480,077

Other comprehensive income (loss)
Foreign currency translation adjustments	15,568	22,970	(42,755)
Benefit plans, net of taxes	459	(1,092)	120
Other comprehensive income (loss), net of taxes	16,027	21,878	(42,635)
Less other comprehensive income (loss) attributable to noncontrolling interests	703	(6,101)	3,194
Other comprehensive income (loss) attributable to Parent	15,324	27,979	(45,829)

Comprehensive income (loss)	404,123	561,967	444,989
Less comprehensive income (loss) attributable to noncontrolling interests	15,014	43	10,741
Comprehensive income attributable to Parent	$389,109	$561,924	$434,248

See Notes to the Combined Financial Statements

GE Transportation
(A carve-out business of General Electric Company)

COMBINED STATEMENT OF CHANGES IN EQUITY

(In thousands)	Net Parent Investment	Accumulated Other Comprehensive Income / (Loss)	Equity Attributable to Noncontrolling Interests	Total Equity
Balances as of January 1, 2015	$1,659,426	$(53,066)	$11,831	$1,618,191

Net earnings	480,077	—	7,547	487,624
Foreign currency translation adjustments	—	(45,959)	3,204	(42,755)
Benefit plans, net of taxes	—	130	(10)	120
Transfers (to) Parent	(635,458)	—	—	(635,458)
Changes in equity attributable to noncontrolling interests	—	—	(662)	(662)
Total equity balance as of December 31, 2015	1,504,045	(98,895)	21,910	1,427,060

Net earnings	533,945	—	6,144	540,089
Foreign currency translation adjustments	—	28,992	(6,022)	22,970
Benefit plans, net of taxes	—	(1,013)	(79)	(1,092)
Transfers (to) Parent	(612,311)	—	—	(612,311)
Changes in equity attributable to noncontrolling interests	—	—	6,248	6,248
Total equity balance as of December 31, 2016	1,425,679	(70,916)	28,201	1,382,964

Net earnings	373,785	—	14,311	388,096
Foreign currency translation adjustments	—	14,849	719	15,568
Benefit plans, net of taxes	—	475	(16)	459
Transfers (to) Parent	(112,313)	—	—	(112,313)
Changes in equity attributable to noncontrolling interests	—	—	(1,551)	(1,551)
Total equity balance as of December 31, 2017	$1,687,151	$(55,592)	$41,664	$1,673,223

See Notes to the Combined Financial Statements

GE Transportation
(A carve-out business of General Electric Company)

COMBINED STATEMENT OF FINANCIAL POSITION

As of December 31 (In thousands)	2017	2016
Assets
Cash and equivalents	$105,338	$151,151
Current receivables, net (Note 5)	172,386	162,536
Inventories (Note 6)	560,443	740,958
Contract and other deferred assets (Note 3)	535,442	465,532
Prepaid expenses and other current assets (Note 9)	226,280	185,415
Total current assets	1,599,889	1,705,592

Property, plant and equipment, net (Note 7)	943,168	934,515
Goodwill and intangible assets (Note 8)	537,526	547,420
Long-term contract and other deferred assets (Note 3)	321,392	357,231
Deferred income taxes (Note 13)	64,839	61,165
Other assets (Note 10)	77,759	20,995
Total assets	$3,544,573	$3,626,918

Liabilities and equity
Short-term borrowings (Note 11)	$45	$21,740
Accounts payable	604,328	682,540
Progress collections and deferred income (Note 3)	592,427	689,946
Other current liabilities (Note 14)	282,723	241,301
Total current liabilities	1,479,523	1,635,527

Long-term borrowings (Note 11)	44,257	92,772
Long-term progress collections and other deferred income (Note 3)	23,797	9,798
Deferred income taxes (Note 13)	231,582	363,368
Other liabilities (Note 14)	92,191	142,489
Total liabilities	1,871,350	2,243,954

Net parent investment	1,687,151	1,425,679
Accumulated other comprehensive loss	(55,592)	(70,916)
Total equity attributable to Parent	1,631,559	1,354,763

Equity attributable to noncontrolling interests	41,664	28,201
Total equity	1,673,223	1,382,964
Total liabilities and equity	$3,544,573	$3,626,918

See Notes to the Combined Financial Statements

GE Transportation
(A carve-out business of General Electric Company)

COMBINED STATEMENT OF CASH FLOWS

For the years ended December 31 (In thousands)	2017	2016	2015
Cash flows - operating activities
Net earnings	$388,096	$540,089	$487,624
Less net earnings attributable to noncontrolling interests	14,311	6,144	7,547
Net earnings attributable to the Parent	373,785	533,945	480,077

Adjustments to reconcile net earnings attributable to the Parent to cash provided by operating activities:
Depreciation and amortization expenses	184,012	219,628	208,899
Unrealized (gains) losses from derivative instruments	2,535	(362)	(28,582)
Impairment of goodwill	—	2,027	85,421
Share-based compensation expense	7,375	10,587	13,825
Deferred income taxes	(135,461)	14,691	20,384
Losses (gains) from sale of property, plant and equipment	100	(14,157)	(5,565)
Changes in operating assets and liabilities:
(Increase) decrease in current receivables	(10,148)	14,407	158,353
Decrease (increase) in inventories	189,659	155,356	(63,313)
(Increase) decrease in contract and other deferred assets	(56,228)	(85,394)	26,514
(Decrease) in prepaid expenses and other assets	(46,401)	(107,254)	(15,361)
(Decrease) increase in accounts payable	(82,736)	(70,253)	39,640
(Decrease) increase in progress collections and other deferred income	(83,519)	147,997	(25,549)
(Increase) decrease in other liabilities	(19,510)	35,345	(16,410)
All other operating activities	(1,459)	(2,851)	(3,099)
Cash provided by operating activities	322,004	853,712	875,234

Cash flows - investing activities
Additions to property, plant and equipment	(116,811)	(116,389)	(188,970)
Dispositions of property, plant and equipment	25,550	63,430	15,587
Additions to internal-use software	(61,581)	(66,372)	(52,089)
Payments for principal businesses purchased	—	(63,439)	—
Investment in associated companies	(50,116)	(444)	—
All other investing activities	2,002	15,000	(403)
Cash (used for) investing activities	(200,956)	(168,214)	(225,875)

Cash flows - financing activities
Newly issued debt (maturities longer than 90 days)	44,256	—	33,945
Repayments and other reductions (maturities longer than 90 days)	(114,466)	(13,961)	(16,651)
Transfers (to) Parent	(112,313)	(612,311)	(635,458)
All other financing activities	11,461	686	(4,606)
Cash (used for) financing activities	(171,062)	(625,586)	(622,770)

Effect of currency exchange rate changes on cash and equivalents	4,201	4,133	(7,784)
(Decrease) increase in cash and equivalents	(45,813)	64,045	18,805

Cash and equivalents at beginning of year	151,151	87,106	68,301
Cash and equivalents at end of year	$105,338	$151,151	$87,106

Supplemental disclosure of cash flow information
Cash paid during the year for interest on borrowings	$(4,484)	$(7,611)	$(6,321)
Cash paid during the year for income taxes	$(200,482)	$(313,672)	$(296,776)

See Notes to the Combined Financial Statements

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

DESCRIPTION OF THE BUSINESS

GE Transportation (the “Business”, “GET”, “our” or “we”) is a carve-out business of General Electric Company (“GE” or “Parent”). We are a leading global provider of products and solutions to transportation, logistics and other industrial markets. We design, engineer and manufacture diesel-electric locomotives, supply associated aftermarket parts and services and provide digital solutions. Our culture of innovation and differentiated aftermarket solutions has allowed us to build a leading global installed base of diesel-electric locomotives, significant contracted services backlog and longstanding customer relationships. Our products and services are critical to our customers’ operating and financial success and enable them to operate with reliability and efficiency. Leveraging our heritage in diesel-electric locomotives, we have continued to innovate to expand our technologies into new products, end markets and logistics applications. Leveraging our core competencies in locomotive manufacturing, we produce electric motors and premium propulsion systems for mining, marine, stationary power and drilling applications. We have combined industry leadership with engineering and software capabilities to build a digital business that is leading the transformation of the transportation and mining industries. We employ approximately 9,000 employees and serve customers across approximately 60 countries.

The Business is comprised of three reportable segments, which reflect the way performance is assessed and resources are allocated.

EQUIPMENT

Our Equipment segment is a leading producer of diesel-electric locomotives serving freight and passenger railroads. We produce mission-critical products and solutions that help railroads reduce operating costs, decrease fuel use, minimize downtime and comply with stringent emissions standards. In addition to locomotives, we also produce a range of engines, electric motors and premium propulsion systems used in mining, marine, stationary power and drilling applications. This segment represents approximately 45%, 53% and 59% of annual revenues in the years ended December 31, 2017, 2016 and 2015, respectively.

SERVICES

Our Services segment is responsible for supporting railroads in the operation of their fleet of GE Transportation locomotives in an efficient manner throughout their entire lifecycle in terms of safety, availability, reliability and economic performance. We provide aftermarket parts and services to our global installed base, including predictive maintenance, regular maintenance, and unscheduled maintenance and overhaul services for locomotives. Our offerings include supply of parts, technical support and locomotive modernizations. Commercially, locomotive maintenance can be contracted on a fully transactional basis or through multi-year contracts (Contractual Service Agreements or “CSAs”), where we assume certain service activities, and the related performance risks, in return for fixed and variable payments based on underlying utilization of the asset(s) covered. This segment represents approximately 48%, 41% and 37% of annual revenues in the years ended December 31, 2017, 2016 and 2015, respectively.

DIGITAL

Our Digital segment combines decades of industrial leadership with cutting-edge data science and analytics acumen to create an efficient, productive and reliable digital-rail ecosystem – from shipper to receiver – from ports to intermodal terminals – main line locomotives and railcars – to train yards and operation centers. Digital includes transport logistics, transport intelligence, network optimization, train performance and digital mine. Our Digital segment develops and works with our customers to implement a comprehensive set of software-enabled solutions that deliver significant benefits across the transportation and mining landscape. Across global freight and mining industries, productivity and efficiency gains – and new business opportunities – will come largely from digital innovation. Digital tools will improve efficiency of existing assets, connect disparate processes, optimize key chokepoints and entire systems, and open up value across freight and mining. In industries

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

characterized by in-house and boutique solution providers, the breadth and market presence of our Digital solutions have positioned us as a key player for digital innovation. This segment represents approximately 7%, 6% and 4% of annual revenues in the years ended December 31, 2017, 2016 and 2015, respectively.

On May 21, 2018, GE and Westinghouse Air Brake Technologies (“Wabtec”) Corporation announced that they had entered into a definitive agreement whereby Wabtec acquired the Business (the “Proposed Transaction”).

Under the agreement, which has been approved by the Boards of Directors of Wabtec and GE, GE will receive $2.9 billion in cash at closing. GE shareholders will own approximately 40.2%, GE will own approximately 9.9%, and Wabtec shareholders will own approximately 49.9% of the combined company on a fully diluted basis. The transaction is expected to be tax free to the companies' respective shareholders.

BASIS OF PRESENTATION

These combined financial statements were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of GE. These combined financial statements as of December 31, 2017 and 2016 and for each of the years ended December 31, 2017, 2016 and 2015 are presented as carve-out financial statements and reflect the combined historical results of operations, comprehensive income, financial position and cash flows of the Business, in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Refer below to Recent Accounting Pronouncements Reflected in These Combined Financial Statements for a summary of recent accounting pronouncements that were adopted and applied in these combined financial statements.

These combined financial statements consolidate all majority-owned subsidiaries. The noncontrolling interests have been shown in the Combined Statement of Financial Position as Equity attributable to noncontrolling interests.

All intercompany balances and transactions within the Business have been eliminated in these combined financial statements. As described in Note 4 Related Party Transactions, certain transactions between the Business and GE have been included in these combined financial statements.

The Combined Statement of Financial Position reflects, among other things, all of the assets and liabilities of GE and the Business that are specifically identifiable as being directly attributable to the Business, including Net parent investment as a component of equity. Net parent investment represents GE’s historical investment in the Business and includes accumulated net earnings attributable to GE, the net effect of transactions with GE and GE entities, and cost allocations from GE that were not historically allocated to the Business.

GE uses a centralized approach to cash management and financing of its operations. These arrangements are not reflective of the manner in which the Business would have financed its operations had it been a stand-alone business separate from GE during the periods presented. Cash pooling arrangements are excluded from the asset and liability balances in the Combined Statement of Financial Position. These amounts have instead been reported as Net parent investment as a component of equity.

GE and its affiliates provide a variety of services to the Business. The Business may also sell products in the ordinary course of business to GE and its affiliates. The Combined Statement of Earnings includes expense allocations for services and certain support functions (“GE Corporate Overhead”) that are provided on a centralized basis within GE such as legal, business development, human resources, corporate audit, treasury and various other GE corporate functions that are routinely allocated to the Business and reflected in the Combined Statement of Earnings in Selling, general and administrative expenses. In addition to GE Corporate Overhead allocations, Selling, general and administrative expenses that would have been incurred in the ordinary course of business if the Business operated as a stand-alone company, such as compensation and benefits for employees of the Business, were included based on either specific identification of direct expenses or an allocation using an approach related to the nature of the item (e.g., external revenue or headcount).

Where allocations of amounts were necessary, the Business believes the allocation of these amounts were determined on a reasonable basis, reflecting all of the costs of GE Transportation and consistently applied in the

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

periods presented. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred or realized had the Business operated as a separate stand-alone entity during the periods presented. Consequently, these combined financial statements do not necessarily represent the results the Business would have achieved if the Business had operated as a separate stand-alone entity from GE during the periods presented.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(A)	ESTIMATES AND ASSUMPTIONS

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of any contingent assets or liabilities at the date of these combined financial statements and the reported amounts of revenue and expenses during the reporting period. We base our estimates and judgments on historical experience and on various other assumptions and information that we believe to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be perceived with certainty, and accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. While the Business believes that the estimates and assumptions used in the preparation of these combined financial statements are appropriate, actual results could differ from those estimates.

Estimates are used for, but are not limited to, determining the following: estimates of variable revenues and/or costs on long-term revenue generating contracts, recoverability of long-lived assets and inventory, valuation of goodwill, useful lives used in depreciation and amortization, income taxes and related valuation allowances, accruals for contingencies including warranties, actuarial assumptions used to determine costs on employee benefit plans, valuation assumptions for long term stock-based compensation expense, valuation and recoverability of receivables, valuation of derivatives and the fair value of assets acquired and liabilities assumed in acquisitions.

Our revenue recognition on long-term CSAs requires estimates of both customer payments expected to be received over the contract term as well as the costs expected to be incurred to perform required maintenance services. We routinely review estimates under CSAs and regularly revise them to adjust for changes in outlook, however these estimates may materially vary from actual payments and costs incurred over the life of the contracts.

(B)	FOREIGN CURRENCY

Certain of our international operations have determined that the local currency is the functional currency whereas others have determined the U.S. dollar is their functional currency. When the functional currency is not the US dollar, the Business translates assets and liabilities to their U.S. dollar equivalents using rates that approximate the exchange rates in effect at the Combined Statement of Financial Position date, and the Business translates functional currency income and expense amounts to their U.S. dollar equivalents using rates that approximate average exchange rates for the period. The U.S. dollar effects that arise from changing translation rates from functional currencies are recorded in Accumulated other comprehensive loss in the Combined Statement of Financial Position.

Gains and losses from foreign currency transactions, such as those resulting from the settlement of monetary items in the non-functional currency and those resulting from remeasurements of monetary items, are included in Costs of revenues and Selling, general and administrative expenses. Gains (losses) of $26,177 thousand, $(18,735) thousand and $27,076 thousand were incurred in the years ended December 31, 2017, 2016 and 2015, respectively.

(C)	EQUITY-ACCOUNTED INVESTMENTS

Associated companies are entities in which we do not have a controlling financial interest, but over which we have significant influence, most often because we hold a voting interest of 20% to 50%. Associated companies are accounted for as equity method investments. Results of associated companies are presented on a one-line

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

basis. Investments in, and advances to, associated companies are presented in the caption Other assets in our Combined Statement of Financial Position. See Note 10 Other Assets. Income earned on these investments are presented in Other (expense) income in our Combined Statement of Earnings.

(D)	ACQUISITIONS

Our combined financial statements include the operations of acquired businesses from the date of acquisition. The Business accounts for acquired businesses using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date. Transaction costs are expensed as incurred. Any excess of the consideration transferred over the assigned values of the net assets acquired is recorded as goodwill. When the Business acquires net assets that do not constitute a “business” as defined in U.S. GAAP, no goodwill is recognized.

Amounts recorded for acquisitions can result from a complex series of judgments about future events and uncertainties and can rely on estimates and assumptions. For information about the risks associated with estimates and assumptions, see Note 2(A) Estimates and Assumptions.

There were no significant acquisitions that were completed during the years ended December 31, 2017, 2016 and 2015 that affected our combined financial statements. See Note 8 for information on changes in goodwill and intangible assets as a result of acquisitions.

(E)	CASH AND EQUIVALENTS

Marketable securities with original maturities of three months or less are included in Cash and equivalents. Cash held in commingled accounts with our Parent, or its affiliates, are presented within Net parent investment.

As of December 31, 2017, $80,228 thousand of Cash and equivalents were held in bank accounts and cannot be released, transferred or otherwise converted into a currency that is regularly transacted internationally, due to lack of market liquidity, capital controls or similar monetary or exchange limitations limiting the flow of capital out of the jurisdiction.

(F)	CURRENT RECEIVABLES, NET

Current receivables, net are recorded at the invoiced amount, less an allowance for doubtful accounts, and do not bear interest. The Business maintains an allowance for doubtful accounts for estimated losses inherent in our accounts receivable portfolio. We establish an allowance for doubtful accounts based on various factors including the payment history and financial condition of our debtors and the economic environment. In addition, we consider current receivables aging, unless a specific reserve is established when customers are in bankruptcy or involved in legal disputes about amounts owed. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. See Note 5 Current Receivables, net.

(G)	CONCENTRATION OF CREDIT RISK

For the year ended December 31, 2017, one customer accounted for more than 10% of our combined revenues. For the years ended December 31, 2016 and 2015, three customers each accounted for more than 10% of our combined revenues Additionally, two customers accounted for approximately 14% and 13%, respectively, of gross customer receivables as of December 31, 2017 and one customer accounted for approximately 24% of gross customer receivables as of December 31, 2016. Although this concentration affects our overall exposure to credit risk, our customer receivables are spread over a diverse group of customers across many countries, which mitigates this risk. We perform periodic credit evaluations of our customers’ financial conditions, including monitoring our customers’ payment history and current credit worthiness to manage this risk. We do not generally require collateral in support of our customer receivables, but we may require payment in advance or security in the form of a letter of credit or a bank guarantee. Our customer receivables do not represent a significant concentration of credit risk as of December 31, 2017 and 2016 due to the wide variety of customers and markets into which our equipment and services are sold and their dispersion across geographic regions. See Note 5 Current Receivables, net.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

See Note 19 Segment Information and Major Customers for further details.

(H)	CURRENT RECEIVABLES FACTORING PROGRAM

Some of the Business's accounts receivables are legally transferred through current receivables factoring programs established for GE and various GE subsidiaries administered by an operation of GE Capital called Working Capital Solutions (“WCS”). GE Transportation participates in three different WCS Accounts Receivable factoring programs: GE Accounts Receivable (“GEAR”), On Book, and Emerging Market Debtor Pool (“EMDP”). GE Transportation also utilizes external syndication, which is facilitated either internally or by WCS.

Under the factoring programs, WCS performs a risk analysis and allocates a nonrecourse credit limit for each customer. If the customer exceeds this credit limit, then the remaining amount is either factored with recourse or is not factored as certain jurisdictions do not allow factoring with recourse.

All transfers of receivables qualify as true sales in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 860, Transfers and Servicing and are therefore derecognized from our Combined Statement of Financial Position. These factoring arrangements are for goods and services sold by GET to third parties in the ordinary course of business, and cash inflows received as part of the transaction are recorded as an operating cash inflow. See Note 4 Related Party Transactions.

The Business does not have any material off-balance-sheet credit exposure related to our customers. See Note 11 Borrowings.

(I)	INVENTORIES

Inventories are stated at the lower of cost and net realizable values. Generally, production inventory including raw materials and work in process and finished goods inventory is valued at cost using a first-in, first-out (“FIFO”) basis.

As necessary, we record provisions and write-downs for excess, slow moving and obsolete inventory. To determine these amounts, we regularly review inventory quantities on hand and compare them to estimates of historical utilization, future product demand, market conditions, production requirements and technological developments.

Effective January 1, 2018, we voluntarily changed the cost flow assumption of the U.S. inventories that were previously measured on a last-in, first-out (“LIFO”) basis to FIFO basis. We believe the FIFO method is a preferable measure for our inventories as it is expected to better reflect the current value of inventory reported in the Combined Statement of Financial Position, improve the matching of cost of goods sold with related revenue and provide for greater consistency and uniformity across our operations with respect to the method of inventory valuation. The Business applied this change in accounting principle retrospectively to all prior periods presented herein in accordance with FASB ASC Topic 250, Accounting Changes and Error Corrections.

See Note 6 Inventories.

(J)	RESTRUCTURING COSTS

Costs of restructuring are accounted for in accordance with FASB ASC 420, Exit or Disposal Cost Obligations, ASC 712, Compensation - Nonretirement Postemployment Benefits and other related pronouncements. ASC 420 requires that a liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. ASC 712 requires employers to recognize the obligation to provide postemployment benefits if all of the following conditions are met: (a) if the obligation is attributable to employees' services already rendered, (b) employees' rights to those benefits accumulate or vest, (c) payment of the benefits is probable, and (d) the amount of the benefits can be reasonably estimated. If those four conditions are not met, the employer should account for postemployment benefits when it is probable that a liability has been incurred and the amount can be reasonably estimated. See Note 18 Restructuring and Other Activities for additional discussion.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

(K)	SEGMENT REPORTING

We conduct our operations through three operating and reportable segments, which are generally organized based on product lines. Operating segments represent components of an enterprise for which separate financial information is available that is regularly evaluated by the chief operating decision maker in determining how to allocate resources and in assessing performance. The chief operating decision maker uses a variety of measures to assess the performance of the Business as a whole, depending on the nature of the activity. Operating activities are managed through three reportable segments: Equipment, Services and Digital. The performance of these three segments is principally measured based on revenues and operating profit. See Note 19 Segment Information and Major Customers.

(L)	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment (“P&E”) is stated at cost and is depreciated over its estimated economic life. Subsequently, property, plant and equipment is measured at cost less accumulated depreciation and impairment losses.

P&E includes rotable assets used to support sales in our Services segment and are presented in the line item Machinery and equipment within P&E. These assets represent already-repaired equipment exchanged for equipment to be serviced, which in turn is repaired and kept for another exchange. Repair costs on rotable assets are expensed as incurred.

The Business incurs maintenance costs on our major equipment. Repair and maintenance costs are expensed as incurred. See Note 7 Property, Plant and Equipment, net.

(M)	GOODWILL

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in a business combination. Goodwill is assigned to specific reporting units, and the Business tests goodwill for impairment at the reporting unit level at least annually or more frequently when facts or circumstances indicate an impairment may have occurred. A reporting unit is an operating segment, or one level below that operating segment (the component level), if discrete financial information is prepared and regularly reviewed by segment management. The Business also tests goodwill for impairment when an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. The Business uses quantitative assessment or qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Business chooses to perform a qualitative assessment and concludes it is more likely than not that the fair value of a reporting unit is less than its carrying amount, a further quantitative fair value test is performed. The Business recognizes an impairment charge if the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill based on the results of our quantitative tests. The market and income approach are used for estimating the fair values for our reporting units. See Note 8 Goodwill and Intangible Assets.

(N)	INTANGIBLE ASSETS, NET

All intangible assets of the Business other than goodwill are subject to amortization. The cost of intangible assets is amortized on a straight-line basis over their estimated useful lives. See Note 8 Goodwill and Intangible Assets.

INTERNAL USE SOFTWARE

Internal use software is software that is internally developed, purchased or modified to meet internal needs and for which no substantive plan exists to sell, lease or otherwise market the software externally. Software projects which meet this scope include internal software we use in running our business and software products developed to support certain revenue streams in our Digital segment (e.g., SaaS offerings). All costs associated with project tasks classified in the preliminary project development or post-implementation/operation stage are expensed as incurred. Capitalization of application development stage costs begin after both of the following occur:

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

(a) preliminary project development stage is completed, and (b) management authorizes and commits to funding the software project, and it is probable that the project will be completed and the software will be used for the purpose for which it was intended. Capitalization ceases when the project is substantially complete. Capitalized amounts are generally amortized using the straight-line method over the asset’s estimated economic life, which in most cases is five years, but does not exceed ten years.

EXTERNAL USE SOFTWARE

External use software is software that is (a) intended to be sold, licensed or marketed to our customers, or is (b) embedded and integral to our tangible products for which research and development has been completed. Costs that are related to the conceptual formulation and design of software are expensed as incurred. Costs that are incurred after technological feasibility has been established are capitalized as an intangible asset. Capitalized costs for software to be sold, leased, or otherwise marketed are amortized on an individual product basis. The annual amortization is the greater of the amount computed using (a) the ratio of current year gross revenues for a product to the total of current year and anticipated future gross revenues for that product, or (b) the straight-line method over the remaining estimated life of the product including the current year.

The Business performs reviews to ensure that unamortized capitalized software program costs remain recoverable from future revenue. See Note 8 Goodwill and Intangible Assets.

(O)	TRADE PAYABLES ACCELERATED PAYMENT PROGRAM

The Business’s North American operations, and certain of its suppliers, participate in accounts payable programs with GE Capital. Supplier invoices may be settled early by GE Capital to obtain early pay cash discounts. The Business settles its obligations by reimbursing GE Capital on the invoice’s contractual due date. As the payables in the Trade Payables Services (“TPS”) program relate to operating activities incurred in the ordinary course of business and retain the principal characteristics of a trade payable, the results of this program are included within operating activities in our Combined Statement of Cash Flows. See Note 4 Related Party Transactions.

(P)	RESEARCH AND DEVELOPMENT COSTS (“R&D”)

The Business conducts R&D activities to continually enhance our existing products and services, develop new products and services to meet our customer’s changing needs and requirements and address new market opportunities. R&D costs are expensed as incurred and amounted to $113,087 thousand, $175,020 thousand and $214,267 thousand for the years ended December 31, 2017, 2016 and 2015, respectively, and are included in Costs of revenues. This includes direct R&D expenses as well as expenses incurred with the use of services from GE Global Research. See Note 4 Related Party Transactions.

(Q)	PENSION AND POSTRETIREMENT BENEFITS

Certain employees and retirees of the Business participate in pension and postretirement benefit plans sponsored by GE. These plans are accounted for in accordance with ASC Sub topic 715-80, Compensation – Retirement Benefits: Multiemployer Plans and Subtopic 715-20, Compensation – Retirement Benefits: Defined Benefit Plans respectively. See Note 17 Pension and Postretirement Benefit Plans.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

(R)	FAIR VALUE MEASUREMENTS

The following sections describe the valuation methodologies the Business uses to measure financial and non-financial instruments accounted for at fair value in accordance with the fair value hierarchy as set forth in ASC 820, Fair Value Measurement and Disclosures.

For financial assets and liabilities measured at fair value on a recurring basis, fair value is the price the Business would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. Preference is given to observable inputs. These two types of inputs create the following fair value hierarchy:

Level 1 -	Quoted prices for identical instruments in active markets.
Level 2 -	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.
Level 3 -	Significant inputs to the valuation model are unobservable.

We maintain policies and procedures to value instruments using the best and most relevant data available. In addition, the Business performs reviews to assess the reasonableness of the valuations. This detailed review may include the use of a third-party valuation firm.

(S)	RECURRING FAIR VALUE MEASUREMENTS

The following sections describe the valuation methodologies used to measure different financial instruments at fair value on a recurring basis.

FINANCIAL INSTRUMENTS – GENERAL

Our financial instruments include trade receivables, trade payables, short and long-term debt and derivative financial instruments. The estimated fair value of our financial instruments as of December 31, 2017 and 2016 approximates their carrying value as reflected in our combined financial statements. See Note 5 Current Receivables, net, Note 9 Prepaid Expenses and Other Current Assets, Note 10 Other Assets, Note 11 Borrowings and Note 14 Other Current Liabilities and Other Liabilities.

DERIVATIVES

The Business uses closing prices for derivatives included in Level 1, which are traded either on exchanges or liquid over-the-counter markets. The majority of our derivatives are valued using internal models and are included in Level 2. Derivative assets and liabilities included in Level 2 are currency exchange contracts, foreign currency forward contracts, and commodity swap contracts.

All derivatives held as of December 31, 2017 and 2016 were valued using Level 2 inputs. See Note 2(W) Derivative Instruments and Hedging Activities.

There were no transfers between Levels 1, 2 and 3 during the years ended December 31, 2017 and 2016.

(T)	NON-RECURRING FAIR VALUE MEASUREMENTS

Certain assets are measured at fair value on a non-recurring basis. These assets are not measured at fair value on an ongoing basis, but are subject to fair value adjustments only in certain circumstances. These assets can include long-lived assets that have been reduced to fair value when they are held for sale, and equity method investments

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

and long-lived assets that are written down to fair value when they are impaired. Assets that are written down to fair value when impaired are not subsequently adjusted to fair value unless further impairment occurs. The following sections describe the valuation methodologies the Business uses to measure those assets not measured on an ongoing fair value basis.

The following sections describe the valuation methodologies the Business uses to measure those assets not measured on an ongoing fair value basis.

EQUITY METHOD INVESTMENTS

Equity method investments are valued using market observable data such as quoted prices when available. When market observable data is unavailable, investments are valued using a discounted cash flow model, comparative market multiples or a combination of both approaches as appropriate and other third-party pricing sources. These investments are included in Level 3.

LONG-LIVED ASSETS

Long-lived assets, such as property, plant and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Determining whether an impairment has occurred typically requires various estimates and assumptions, including determining which undiscounted cash flows are directly related to the potentially impaired asset, the useful life over which cash flows will occur, their amount and the asset's residual value, if any. In turn, measurement of an impairment loss requires a determination of fair value, which is based on the best information available. The required undiscounted cash flow estimates are derived from our historical experience and our internal business plans. To determine fair value, the Business uses quoted market prices when available, our internal cash flow estimates discounted at an appropriate discount rate, or independent appraisals, as appropriate. Fair values of long-lived assets are primarily derived internally and are based on observed sales transactions for similar assets. These assets are generally included in Level 3. See Note 18 Restructuring and Other activities for impairments recognized related to long-lived assets.

(U)	INCOME TAXES

The Business is included in the consolidated U.S. federal, foreign and state income tax returns of GE, where applicable. The Business determines its current and deferred taxes based on the separate return method (i.e., as if the Business were a taxpayer separate from GE). All income taxes due to or due from the Business’s Parent that have not been settled or recovered by the end of the period are reflected in Note 13 Income Taxes as such balances will be maintained and settled. Any differences between actual amounts paid or received by the Business and taxes accrued under the separate return method have been reflected in Net parent investment.

The Business accounts for taxes under the asset and liability method. Under this method, deferred income taxes are recognized for temporary differences between the financial statement and tax return bases of assets and liabilities as well as from net operating losses and tax credit carryforwards, based on enacted tax rates expected to be in effect when taxes are actually paid or recovered and other provisions of the tax law. The effect of a change in tax laws or rates on deferred tax assets and liabilities is recognized in income in the period in which such change is enacted. The Business currently intends to indefinitely reinvest earnings of our foreign subsidiaries with operations outside the U.S. and, accordingly, has not provided U.S. income tax on such earnings. Future tax benefits are recognized to the extent that realization of such benefits is more likely than not, and a valuation allowance is established for any portion of a deferred tax asset that management believes it is not more likely than not to be realized.

Significant judgment is required in determining our tax expense and in evaluating our tax positions, including evaluating uncertainties. The Business operates in approximately 60 countries and our tax filings are subject to audit by the tax authorities in the jurisdictions where business is conducted. These audits may result in assessments of additional taxes that are resolved with the tax authorities or through the courts. The Business has

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

provided for the amounts believed that will ultimately result from these proceedings. The Business recognizes uncertain tax positions that are “more likely than not” to be sustained if the relevant tax authority were to audit the position with full knowledge of all the relevant facts and other information. For those tax positions that meet this threshold, the Business measures the amount of tax benefit based on the largest amount of tax benefit that the Business has a greater than 50% chance of realizing in a final settlement with the relevant authority. The Business classifies interest and penalties associated with uncertain tax positions as interest expense and provision for income taxes, respectively, on the Combined Statement of Earnings. The effects of tax adjustments and settlements from taxing authorities are presented in these combined financial statements in the period they are recorded.

Due to the enactment of U.S. tax reform, repatriations of foreign earnings will generally be free of U.S. federal tax, but may incur other taxes, such as withholding or state taxes. Indefinite reinvestment is determined by management’s judgment about and intentions concerning the future operations of the Business. Most of these earnings have been reinvested in active non-U.S. business operations. At December 31, 2017, we have not changed our indefinite reinvestment decision as a result of U.S. tax reform, but will reassess this during the course of 2018; accordingly, we have not provided income tax on such earnings. It is not practicable to determine the income tax liability that would be payable if such earnings were not reinvested indefinitely.

Additionally, as part of U.S. tax reform, the U.S. has enacted a tax on “base eroding” payments from the U.S. and a minimum tax on foreign earnings (global intangible low-taxed income). Because aspects of the new minimum tax and the effect on our operations is uncertain and because aspects of the accounting rules associated with this provision have not been resolved, we have not made a provisional accrual for the deferred tax aspects of this provision and consequently have not made an accounting policy election on the deferred tax treatment of this tax.

(V)	COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies arising from product warranties, claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. See Note 15 Commitments and Contingencies.

(W)	DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Our business activities are conducted in diverse markets around the world. As a result, the Business is exposed to the impact of foreign currency exchange. See Note 4 Related Party Transactions. We use derivatives to manage a variety of risks, including risks related to commodity prices. The Business designates our derivative instruments as economic hedges and does not have any derivatives qualifying as hedges of fair value or cash flows. As the hedged item and the hedging derivative may not fully offset, there may be a net effect on earnings in each period due to differences in the timing of earnings recognition between the derivative and the hedged item. See Note 12 Derivatives and Hedging.

(X)	RECENT ACCOUNTING PRONOUNCEMENTS REFLECTED IN THESE COMBINED FINANCIAL STATEMENTS

As our combined financial statements will be distributed to users of our financial statements on a carve-out basis for the first time in 2018, we have applied the following new guidance for these combined financial statements.

REVENUE FROM CONTRACTS WITH CUSTOMERS

In May 2014, the FASB issued a new comprehensive set of revenue recognition principles (ASU No. 2014-09, Revenue from Contracts with Customers) that supersedes most existing U.S. GAAP revenue recognition guidance (including ASC 605-35, Revenue Recognition - Construction-Type and Production-Type Contracts). The new standard became effective for annual reporting periods beginning after December 15, 2017. We have adopted the standard and applied it retrospectively to all periods presented. Refer to Note 3 Revenue Related to Contracts with Customers for more details.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

CLASSIFICATION OF CERTAIN CASH RECEIPTS AND CASH PAYMENTS

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments. The standard addresses the classification and presentation of eight specific cash flow items that currently result in diverse practices including the requirement to present cash receipts from a transferor’s beneficial interest in securitized trade receivables to be classified as cash inflows from investing activities. This pronouncement is effective for annual reporting periods beginning after December 15, 2017 and is applied on a retrospective basis. The Business has adopted the new guidance and applied it retrospectively to all periods presented in the Combined Statement of Cash Flows. The impact of adopting this standard did not have an effect on the Combined Statement of Cash Flows.

IMPROVEMENTS TO EMPLOYEE SHARE-BASED PAYMENT ACCOUNTING

On September 30, 2016, the Business adopted ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which was intended to simplify several aspects of the accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as classification in the Combined Statement of Cash Flows. The Business adopted the standard on a prospective basis with the effect of adoption reflected for the interim periods after the year beginning January 1, 2016 as required by the standard. The primary effects of adoption were the recognition of excess tax benefits in our provision for income taxes rather than net parent investment and the reclassification of cash flows related to excess tax benefits from a financing activity to an operating activity for the periods beginning January 1, 2016. The Business will continue to estimate the number of awards that are expected to vest in our determination of the related periodic compensation cost. The impact of adopting this standard did not have a material effect on the provision for income taxes or the classification within the Combined Statement of Cash Flows.

IMPROVING THE PRESENTATION OF NET PERIODIC PENSION COST AND NET PERIODIC POSTRETIREMENT BENEFIT COST

In March 2017, the FASB issued ASU 2017-07, Compensation—Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. This ASU requires an employer to report the service cost component of net periodic pension benefit cost in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period, with other cost components presented separately from the service cost component and outside of income from operations. Additionally, only the service cost component of net periodic pension benefit cost is eligible for capitalization when applicable. Provisions related to presentation of components of pension costs are to be applied retrospectively, while provisions related to cost capitalization must be applied prospectively. The provisions of this ASU are effective for annual periods beginning after December 15, 2017. The Business has adopted the new guidance and applied it retrospectively to all periods.

SIMPLIFYING OF THE MEASUREMENT OF INVENTORY

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330), Simplifying of the Measurement of Inventory, which requires inventory not measured using the (LIFO) or retail inventory method, to change the measurement principle for inventory from the lower of cost or market to lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Currently, inventory measured using these methods is required to be subsequently measured at the lower of cost or market with market defined as replacement cost, net realizable value or net realizable value less a normal profit margin. This ASU eliminates the requirement to consider replacement cost or net realizable value less an approximately normal profit margin when measuring inventory. This pronouncement is effective for annual reporting periods beginning after December 15, 2016 and is applied on a retrospective basis. The Business has adopted the new guidance and applied it retrospectively to all periods presented in the Combined Statement of Financial Position. The impact of adopting this standard did not have a material effect on the Combined Statement of Financial Position.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

SIMPLIFYING THE ACCOUNTING FOR MEASUREMENT-PERIOD ADJUSTMENTS

On January 1, 2016, we adopted ASU 2015-16, Simplifying the Accounting for Measurement-Period Adjustments, which eliminated the requirement for an acquirer in a business combination to account for measurement-period adjustments retrospectively. The Business will recognize measurement-period adjustments when amounts are determined.

BALANCE SHEET CLASSIFICATION OF DEFERRED TAXES

In November 2015, the FASB issued 2015-17, Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes. In order to simplify the presentation of deferred income taxes, this ASU requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by this amendment. This ASU is effective for annual and interim reporting periods beginning after December 15, 2016 and is applied on a retrospective basis. The Business has adopted the new guidance and applied it retrospectively to all periods presented in the Combined Statement of Financial Position.

(Y)	OTHER RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (ASU 2016-02), creating ASC Subtopic 842, Leases. ASU 2016-02 sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to present a right-of-use asset and a corresponding lease liability on the balance sheet. Lessor accounting is substantially unchanged compared to the current accounting guidance. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, and for the interim and annual reporting periods thereafter, with early adoption permitted. The Business is currently evaluating the impact of the adoption of ASU 2016-02 on our financial position, results of operations and cash flows.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This ASU provides a new framework that will assist in the evaluation of whether business combination transactions should be accounted as acquisition of a business or a group of assets, as well as specifying the minimum required inputs and processes necessary to be a business. The provisions of this ASU are effective for years beginning after December 15, 2017. Any future acquisitions and disposals will be accounted for under these provisions.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill. This ASU simplifies the measurement of goodwill impairment to a single-step test. The guidance removes step two of the goodwill impairment test, which requires a hypothetical purchase price allocation, and will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. Under the revised guidance, failing step one will always result in goodwill impairment. The new guidance is effective for annual and interim goodwill impairment tests beginning after December 15, 2019 and early adoption is permitted. The Business is currently evaluating the impact of the adoption of ASU 2017-04 on our financial position, results of operations and cash flows.

In October 2016, the FASB issued ASU 2016-16, Accounting for Income Taxes: Intra-Entity Transfers of Assets Other Than Inventory, which amends existing guidance on income taxes to require the accounting for the income tax effects of intercompany sales and transfers of assets other than inventory when the transfer occurs. As a result, the tax expense from the intercompany sale of assets, other than inventory, and associated changes to deferred taxes will be recognized when the sale occurs even though the pre-tax effects of the transaction have not been recognized. The pronouncement is effective for annual periods beginning after December 15, 2017, and interim periods within those annual periods, with early adoption permitted at the beginning of an annual period for which no financial statements have already been issued. This amendment is to be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. The Business will apply it on a modified retrospective basis.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments. The ASU introduces a new accounting model, the Current Expected Credit Losses model (CECL), which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. The CECL model utilizes a lifetime expected credit loss measurement objective for the recognition of credit losses for loans and other receivables at the time the financial asset is originated or acquired. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. This model replaces the multiple existing impairment models in current GAAP, which generally require that a loss be incurred before it is recognized. The new standard will also apply to receivables arising from revenue transactions such as contract assets and accounts receivables and is effective for fiscal years beginning after December 15, 2019. We continue to evaluate the effect of the standard on our combined financial statements.

NOTE 3	REVENUE RELATED TO CONTRACTS WITH CUSTOMERS

ADOPTION OF TOPIC 606 REVENUE FROM CONTRACTS WITH CUSTOMERS

All periods presented in the combined financial statements are presented under the FASB’s new accounting standard codification Topic 606 Revenue from Contracts with Customers as we elected the full retrospective method of adoption. Changes in accounting on a retrospective basis requires entities to restate their financial information as if the new accounting was always followed unless it is impracticable to do so. Certain of our CSA terms exceed 20 years making it impractical to restate this selection of contracts since their inception due to data limitations. As a result, contract balances prior to January 1, 2010 for these contracts were unadjusted for the impacts of the new revenue standard. We adjusted these balances prospectively from January 1, 2010 following our new accounting policies and procedures under the new revenue standard.

For the purposes of the financial statement display of Revenues and Costs of revenues in our Combined Statement of Earnings, “goods” include all sales of tangible products, and “services” include all other sales, including other services activities.

PERFORMANCE OBLIGATION IDENTIFICATION

The Business recognizes revenue as it satisfies its performance obligations to our customers. A single contract may have multiple performance obligations comprising multiple promises to our customers. We determine our performance obligations based on our customer’s intended use of our products and services including considering whether we are providing a significant integration service on our customer’s behalf. Non-complex products principally result in each completed product being a separate performance obligation recognized at a point in time. Complex products or services principally result in a single performance obligation as our customer is either procuring a bundled offering that is managed or utilized on a combined basis (e.g., software development solutions in our digital business) or there are multiple complex goods or services in the contract, which are substantially the same and recognized over time (e.g., CSAs or certain highly customized locomotives). When there are multiple performance obligations, revenue is allocated based on the relative stand-alone selling price.

DETERMINATION OF WHEN REVENUE SHOULD BE RECOGNIZED

Revenue for each performance obligation is recognized when our customers obtain control of the underlying goods and services allowing them the ability to direct the use of and substantially obtain all of the remaining benefits. This may occur at a point in time or over time. Non-complex equipment sales manufactured for a broad market, such as platform locomotives, spare parts and other high volume transactional orders are principally recognized at a point in time, which is generally when title transfers to the customer. Services and complex equipment manufactured to a customer’s specification are principally recognized over time including CSAs, certain highly customized locomotives, premium propulsion systems, digital implementation projects and digital service offerings.

MANNER IN WHICH REVENUE IS RECOGNIZED FOR OVER TIME CONTRACTS

For those performance obligations recognized over time, we generally recognize revenue either using a straight-line or cost-to-cost measure. A cost-to-cost method is used when costs incurred directly correlates to the fulfillment of our performance obligation to our customers. Under this method of progress, we recognize revenue

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

based upon costs incurred at the estimated margin rate of the related performance obligation. Contract costs are generally accumulated in inventory, and therefore excluded from our measure of progress until the inventory practically or contractually cannot be utilized to fulfill another customer’s contract. Contract costs include direct labor, materials and subcontractors’ costs, as well as a reasonable allocation of indirect costs related to the service provided or good produced. Certain costs, such as non-recurring engineering, may also be specifically related to the contract, however, do not directly contribute to the transfer of control of the tangible product being created. These types of costs are accounted for as fulfillment costs and amortized proportionally to cost of sales rather than included in our measure of progress.

ESTIMATION PROCESS FOR CONTRACTS RECOGNIZED USING THE COST-TO-COST METHOD

The Business utilizes historical customer data, prior product performance data, statistical analysis, third party data, and internal management estimates to calculate contract-specific margins as our complex products require estimation of costs and certain of our arrangements, including CSAs, have variable billing terms based on customer utilization of the covered assets. While we believe our estimates and estimation processes are reasonable, there can be no assurances that changes in estimates will not occur in the future and such changes may be material. Changes in estimates are recorded in the current period based on a cumulative catch up approach, which recognizes the cumulative effect of the changes on current and prior periods based on the revised percentage of completion and estimated contract margin. The changes in estimates, principally within our CSA portfolio in Services, impacted revenue and operating income by approximately $38,019 thousand, $83,464 thousand and $15,452 thousand for fiscal years ended 2017, 2016 and 2015, respectively. If our estimation process anticipates a loss on the performance obligation, we reserve for the loss that we expect to incur when it is evident.

MANNER IN WHICH CONTRACT MODIFICATIONS ARE TREATED

Contract modifications are routine in the performance of our complex equipment and CSAs. Modifications that do not change the scope or price of the contract are commonly accounted for as a change in estimate to our existing performance obligation. Contract modifications that significantly change the scope and/or price of our contracts, most commonly in our CSAs, are accounted for prospectively.

DISAGGREGATION OF REVENUES

GEOGRAPHIC MARKETS

(In thousands)		Equipment	Services	Digital	Total
U.S.	2017	$775,008	$1,205,801	$200,556	$2,181,365
	2016	1,317,493	1,296,111	224,155	2,837,759
	2015	2,218,226	1,366,143	153,640	3,738,009
Europe	2017	60,341	6,028	3,087	69,456
	2016	22,462	7,154	826	30,442
	2015	45,517	6,425	31,011	82,953
Asia	2017	190,484	199,383	4,093	393,960
	2016	174,085	180,959	3,996	359,040
	2015	127,272	211,206	12,124	350,602
Other	2017	742,135	475,743	67,649	1,285,527
	2016	930,200	407,316	41,834	1,379,350
	2015	789,927	415,966	44,022	1,249,915
Total revenue	2017	$1,767,968	$1,886,955	$275,385	$3,930,308
	2016	2,444,240	1,891,540	270,811	4,606,591
	2015	3,180,942	1,999,740	240,797	5,421,479

Geographic market is defined as the “ship to” location.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

CONTRACT AND OTHER DEFERRED ASSETS AND PROGRESS COLLECTIONS AND OTHER DEFERRED INCOME

Contract assets reflect revenues earned in excess of billings on our long-term contracts related to our equipment and CSAs. Contract liabilities reflects billings in excess of revenue recognized on similar agreements. Other deferred assets are fulfillment costs that principally relate to contractually required non-recurring engineering incurred during the initial design phase of a contract, which is recoverable over revenues generated as part of our production efforts. Recoverable costs are capitalized and amortized to Costs of revenues based on their expected pattern of benefit of the customers’ order. Amortization of fulfillment costs was approximately $23,828 thousand, $25,519 thousand and $23,329 thousand for fiscal periods ended 2017, 2016 and 2015, respectively.

Revenue recognized that was included in the contract liability at the beginning of the period was $570,651 thousand and $425,347 thousand for fiscal years ended 2017 and 2016, respectively.

CONTRACT AND OTHER DEFERRED ASSETS, NET

Contract and other deferred assets and progress collections, considering current and non-current classification, as of December 31, 2017 and 2016, are as follows:

	At December 31,
(in thousands)	2017	2016
Contractual service agreements(a)	$416,199	$368,321
Equipment contract revenue(b)	79,588	73,102
Deferred inventory costs(c)	39,655	24,199
Total contract and other deferred assets	$535,442	$465,532
Long-term contractual service agreements(a)	$193,389	$227,610
Long-term equipment contract revenue(b)	33,484	14,549
Long-term non-recurring engineering costs(d)	86,868	84,539
Other	7,651	30,533
Total long-term contract and other deferred assets	$321,392	$357,231
Progress collections(e)	$564,971	$660,036
Deferred income	27,456	29,910
Total progress collections and deferred income	$592,427	$689,946
Long-term progress collections(e)	$20,740	$6,743
Long-term deferred income	3,057	3,055
Total long-term progress collections and other deferred income	$23,797	$9,798
Total contract and other deferred assets, net	$240,610	$123,019
(a)	Reflects revenues earned in excess of billings on our CSAs in our Services segment.
(b)	Reflects revenues earned in excess of billings primarily on our long-term contracts to construct equipment principally in our Equipment and Digital segments.
(c)	Represents cost deferral for shipped goods and other costs for which the criteria for revenue recognition has not yet been met.
(d)	Includes fulfillment costs incurred prior to production (e.g., engineering costs specific to an individual customer’s contract) for long-term equipment production contracts, primarily within our Equipment segment, which are allocated proportionately over the life of the contract.
(e)	Includes billings in excess of revenue on our long-term equipment and CSAs.

The Contract assets and other deferred assets, net, increased by $122,690 thousand from December 31, 2016, which was due to revenue recognized for work performed exceeding billings, principally in our long-term equipment and CSAs. The increase included $38,019 thousand related to changes in contract estimates, principally in our CSAs.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

REMAINING PERFORMANCE OBLIGATIONS

As of December 31, 2017, the aggregate amount of the transaction price allocated to the unsatisfied (or partially unsatisfied) performance obligations was $15,519,353 thousand. This amount excludes highly probable but uncommitted purchases from our customers that are not legally enforceable. We expect to recognize revenue as we satisfy the remaining performance obligations as follows:

•	Equipment - total remaining performance obligations of $4,688,665 thousand of which 71% is expected to be satisfied within 5 year(s) and the remaining thereafter.
•	Services - total remaining performance obligations of $10,263,026 thousand of which 52% is expected to be satisfied within 5 year(s), 80% within 10 year(s) and the remaining thereafter.
•	Digital - total remaining performance obligations of $567,662 thousand of which 79% is expected to be satisfied within 5 year(s) and the remaining thereafter.
NOTE 4	RELATED PARTY TRANSACTIONS

As discussed in Note 1 Description of Business and Basis of Presentation, GE provides the Business with a number of services. Some of these services are provided directly by GE, and others are managed by GE through third-party service providers. The cost of certain of these services is either (a) recognized through our allocated portion of GE’s Corporate Overhead, or (b) billed directly to the Business (such as most of our employee benefit costs). The cost of other services is included within the service itself, and the incremental cost for GE to provide the service is not discernible (such as payroll processing services included within the cost of payroll). In addition, we and our affiliates obtain a variety of goods (such as supplies and equipment) and services (such as GE Global Research Center) under various master purchasing and service agreements to which GE (and not the Business) is a party. We are billed directly for services we procure under these arrangements.

We receive an allocated share of GE’s Corporate Overhead for certain services that GE provides to the Business, but which are not specifically billed to the Business, such as public relations, investor relations, treasury, and corporate internal audit services. Costs of $27,163 thousand, $28,249 thousand and $32,599 thousand for the years ended December 31, 2017, 2016 and 2015, respectively, were recorded in our Combined Statement of Earnings for our allocated share of GE’s Corporate Overhead. The Business has related party revenues of $817 thousand, $279 thousand and $2,145 thousand for the years ended December 31, 2017, 2016 and 2015, respectively. The majority of these sales were made by the Equipment segment to other GE industrial business units.

These combined financial statements include additional related party transactions with GE and GE entities that include the following:

•	Amounts for due to / due from affiliates are recorded in Accounts payable and Current receivables, and are settled in cash. The Business has accounts payable resulting from amounts due to affiliates of $48,057 thousand and $70,008 thousand as of December 31, 2017 and 2016, respectively. The Business has current receivables resulting from amounts due from affiliates of $21,259 thousand and $9,295 thousand as of December 31, 2017 and 2016, respectively.
•	The Business factors U.S. and non-U.S. receivables through WCS on a recourse and nonrecourse basis pursuant to various factoring and servicing agreements. The Business had factored receivables of $146,221 thousand and $216,967 thousand without recourse as of December 31, 2017 and 2016, respectively. The Business had factored receivables of $3,989 thousand and $4,509 thousand with recourse as of December 31, 2017 and 2016, respectively. For agreements with recourse, the Business establishes a bad debt reserve based on the aging policy discussed in Note 2(F) Current Receivables. Historically, the Business has outsourced our servicing responsibilities to Global Operations AR CoE for a market-based fee and therefore no servicing asset or liability has been recorded on the Combined

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

Statement of Financial Position as of December 31, 2017 and 2016. Under the programs, the Business incurred interest expense and finance charges of $19,943 thousand, $12,866 thousand and $6,355 thousand for the years ended December 31, 2017, 2016 and 2015, respectively, which are included in Other (expense) income.

•	The Business’s North American operations participate in accounts payable programs with TPS. The Business’s liability associated with the funded participation in the accounts payable programs, which is presented as accounts payable within the Combined Statement of Financial Position, was $332,584 thousand and $364,655 thousand as of December 31, 2017 and 2016, respectively.
•	The Business participates in GE Treasury centralized hedging and offsetting programs. See Note 12 Derivatives and Hedging.
•	Employees of the Business participate in pensions and benefit plans that are sponsored by GE. See Note 17 Pension and Postretirement Benefit Plans.
•	GE grants stock options, restricted stock units and performance share units to its group employees, including those of GE Transportation, under the GE Long-Term Incentive Plan. Compensation expense associated with this plan was $4,794 thousand, $6,881 thousand and $8,986 thousand for the years ended December 31, 2017, 2016 and 2015, respectively.
•	Lease agreements are based on market terms. The Business incurs rent expense resulting from related party leases with GE or GE entities as lessor. See Note 16 Leases.
•	All adjustments relating to certain transactions among the Business, GE and GE entities, which include the transfer of the balance of cash and equivalents to GE, transfer of the balance of cash held in cash pooling arrangements to GE, settlement of intercompany debt between the Business and GE or other GE entities and pushdown of all costs of doing business that were paid on behalf of the Business by GE or GE entities, are classified as Net parent investment.
NOTE 5	CURRENT RECEIVABLES, NET

Current receivables, net, as of December 31, 2017 and 2016 consist of the following:

As of December 31 (In thousands)	2017	2016
Customer receivables	$86,882	$77,782
Due from GE	21,259	9,295
Sundry receivables	69,127	82,881
	177,268	169,958
Less allowance for doubtful accounts	(4,882)	(7,422)
Current receivables, net	$172,386	$162,536

Sundry receivables primarily consist of value added tax receivables.

NOTE 6	INVENTORIES

Inventories as of December 31, 2017 and 2016 consist of the following:

As of December 31 (In thousands)	2017	2016
Raw materials and work in process	$268,261	$405,154
Finished goods	292,182	335,804
Total inventories	$560,443	$740,958

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 7	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net as of December 31, 2017 and 2016 consist of the following:

	Depreciable Life (in years)	Original Cost		Net Carrying Value
As of December 31 (In thousands)		2017	2016	2017	2016
Land and improvements	8(a)	$19,857	$23,230	$16,781	$18,467
Buildings, structures and related equipment	8-40	565,076	518,375	337,978	336,369
Machinery and equipment(b)	4-20	1,305,883	1,474,625	476,407	484,414
Leasehold costs and manufacturing plant under construction	3-10	100,597	97,709	112,002	95,265
Total property, plant and equipment, net		$1,991,413	$2,113,939	$943,168	$934,515
ELTO (net)		$30,075	$220,011	$12,135	$23,586
(a)	Depreciable lives exclude land.
(b)	Equipment leased to others (“ELTO”) is presented in the line item Machinery and equipment. This is equipment we own that is available to lease to customers and is stated at cost less accumulated depreciation.

In 2017, GE Transportation had an asset disposition as part of a sale to a customer with a carrying value of $25,297 thousand and recognized a gain on the sale of $203 thousand. The gain on sale is reflected in the Combined Statement of Earnings in Other (expense) income. This asset was included in our Services reportable segment. Based on estimated cash flows from the potential sale of the asset, an impairment loss of $2,203 thousand was recorded during the year ended December 31, 2017. The impairment loss was recorded on the Combined Statement of Earnings in Selling, general and administrative expenses.

In 2016, GE Transportation sold locomotives categorized as ELTO with a carrying value of $14,090 thousand and recognized a gain on the sale of $11,476 thousand. The gain on sale is included in the Combined Statement of Earnings in Other (expense) income.

Total depreciation expense was $112,283 thousand, $171,776 thousand and $172,454 thousand for the years ended December 31, 2017, 2016 and 2015, respectively. In addition, restructuring activities in the Business related to underground mining actions, structural cost actions in our Erie manufacturing plant, the exit of a legacy manufacturing facility for a discontinued product line, and the shutdown of our mining leasing business impacted the decline in original cost from 2016 to 2017. Refer to Note 18 Restructuring and other activities for additional details.

NOTE 8	GOODWILL AND INTANGIBLE ASSETS

GOODWILL

After initial recognition, goodwill is measured net of any accumulated impairment losses. Changes in the carrying amount of goodwill for the years ended December 31, 2017 and 2016, by reportable segment, are as follows:

(In thousands)	Equipment	Services	Digital	Total
Balance at December 31, 2015(a)	$2,027	$112,483	$135,594	$250,104
Acquisitions and purchase accounting adjustments	—	—	41,433	41,433
Impairments, currency translation, and other	(2,027)	—	—	(2,027)
Balance at December 31, 2016	$—	$112,483	$177,027	$289,510
Acquisitions and purchase accounting adjustments	—	—	(6,886)	(6,886)
Impairments, currency translation, and other	—	—	—	—
Balance at December 31, 2017	$—	$112,483	$170,141	$282,624
(a)	Goodwill is reported net of $286,388 thousand of accumulated impairments at December 31, 2015, all of which occurred in the Equipment segment.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

In performing the annual goodwill impairment test during 2017, we determined that the fair value of the reporting units was more than their carrying amounts. Therefore, no further impairment testing was required and no goodwill impairment was recognized during the fiscal year. As of December 31, 2017, we believe that goodwill is recoverable for all of the reporting units; however, there can be no assurance that the goodwill will not be impaired in future periods.

In 2016 and 2015, we recorded a $2,027 thousand and $85,421 thousand impairment charge, respectively, to a reporting unit within the Equipment reportable segment. The impairment charge was a direct result of a multi-year suppressed global commodities market and the related effect on the global mining investment environment that caused us to revise the expected cash flows of the reporting units. The impairment losses were recorded on the Combined Statement of Earnings in Impairment of goodwill and represented a complete impairment of goodwill in the Equipment reportable segment.

OTHER INTANGIBLE ASSETS

Intangible assets and accumulated amortization as of December 31, 2017 and 2016 consist of the following:

		2017			2016
As of December 31 (In thousands)	Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Customer-related	11-20	$21,860	$(7,636)	$14,224	$40,876	$(12,172)	$28,704
Patents & technology	7-11	56,866	(21,419)	35,447	87,449	(49,747)	37,702
Capitalized software - internal-use	5	211,209	(116,151)	95,058	208,467	(93,348)	115,119
Capitalized software - external	5-10	130,245	(20,358)	109,887	88,325	(16,087)	72,238
Trademarks & other	18-30	286	(0)	286	6,887	(2,740)	4,147
Total		$420,466	$(165,564)	$254,902	$432,004	$(174,094)	$257,910

During 2017 and 2016, we recorded additions to intangible assets subject to amortization of $61,882 thousand and $72,400 thousand, respectively, primarily driven by capitalized software.

Amortization expense related to intangible assets subject to amortization was $71,728 thousand, $47,852 thousand and $36,445 thousand for the years ended December 31, 2017, 2016 and 2015, respectively.

Estimated annual amortization for intangible assets over the next five calendar years consists of the following:

(In thousands)	2018	2019	2020	2021	2022
Estimated annual amortization expense	$54,526	$54,745	$43,535	$37,036	$32,689
NOTE 9	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets as of December 31, 2017 and 2016 consist of the following:

As of December 31 (In thousands)	2017	2016
Derivative assets	$3,303	$9,172
Miscellaneous deferred charges	36,807	31,179
Prepaid insurance and other	6,080	10,494
Income tax receivable	179,394	115,937
Other	696	18,633
Prepaid expenses and other current assets	$226,280	$185,415

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 10	OTHER ASSETS

Other assets as of December 31, 2017 and 2016 consist of the following:

As of December 31 (In thousands)	2017	2016
Associated companies	$56,428	$6,859
Other assets(a)	21,331	14,136
Total other assets	$77,759	$20,995
(a)	Other assets consists of long-term prepaid expenses, advances to suppliers and non-current value added tax receivables.
NOTE 11	BORROWINGS

SHORT-TERM BORROWINGS

Beginning in September 2014, the Business entered into a series of unsecured loans with BNDES, a Brazilian Development Bank. The Business receives financing using local resources from this bank. The amounts outstanding under these loans as of December 31, 2017 and 2016 classified as short-term borrowings is $0 and $21,195 thousand, respectively. As of December 31, 2017, all of the BNDES loans had been paid in full and terminated. The weighted-average interest rate as of December 31, 2016 was 8.36%. Interest expense recognized for these loans was $1,824 thousand, $5,183 thousand and $2,336 thousand for the years ended December 31, 2017, 2016 and 2015, respectively. Interest expense is included within Other (expense) income in the Combined Statement of Earnings.

LONG-TERM BORROWINGS

In November 2012, the Business entered into two unsecured term loans with General Electric Europe Holdings C.V. for a total of $131,545 thousand. The debt was related to the acquisition of Industrea Limited, a move that expanded the Business’s product offering to the underground mining space. The estimated fair value approximates the carrying value. The debt carried a 5.07% interest rate, paid annually for the first year, with the interest rate resetting on the anniversary of the loan to the mid-rate of the one year swap rate plus a credit spread of 200 basis points. In November 2015, the Business extended both agreements by five years from the day of signing to a maturity date in November 2020 and amended the interest rate to the mid-rate of the one year swap rate plus a credit spread of 175 basis points. In May and November 2017, the Business terminated both loans early utilizing cash pool resources. Interest included in interest expense for long-term borrowings, including the current portion, is $2,377 thousand, $5,950 thousand and $8,043 thousand for the years ended December 31, 2017, 2016 and 2015, respectively. Interest expense is included within Other (expense) income in the Combined Statement of Earnings.

In September 2017, the Business entered into an unsecured loan facility agreement with Wipro GE Healthcare Private Limited to fund various ongoing projects and operational requirements. The loan has a total value of $68,703 thousand, disbursed in three tranches. As of December 31, 2017 the first two tranches had been disbursed with a total value of $44,256 thousand. The final tranche will be disbursed in January 2018. The loan carries an 8% annual interest rate, paid quarterly until the maturity of the loan in January 2020. Interest included in interest expense for long-term borrowings, including the current portion, is $588 thousand, $0 thousand and $0 thousand for the years ended December 31, 2017, 2016 and 2015, respectively. Interest expense is included within Other (expense) income in the Combined Statement of Earnings.

Due to the nature and terms of the debt, the Business carries the debt at face value and did not recognize a discount or premium at issuance. The current portion of long-term debt is included in Short-term borrowings, and the non-current portion of the debt is included in Long-term borrowings. The amounts outstanding under the long-term borrowings as of December 31, 2017 and 2016 are reflected in the table below.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

LETTERS OF CREDIT

As of December 31, 2017 and 2016, the Business has off-balance sheet credit exposure for unused letters of credit, bank guarantees, bid bonds, and surety bonds of approximately $532,196 thousand and $453,750 thousand, respectively.

Borrowings as of December 31, 2017 and 2016 consist of the following:

Short-term borrowings

As of December 31 (In thousands)	2017	2016
Current portion of long-term borrowings	$45	$120
Bank borrowings and other	—	21,620
Total short-term borrowings	$45	$21,740

Long-term borrowings

As of December 31 (In thousands)		2017	2016
	Maturities
Long-term portion of borrowings	2019-2020	$44,257	$92,772
Total long-term borrowings		$44,257	$92,772

Total interest expense and other finance charges were $21,805 thousand, $20,002 thousand and $14,712 thousand for the years ended December 31, 2017, 2016 and 2015, respectively. Interest expense includes expense related to current receivable factoring programs. See Note 4 Related Party Transactions.

NOTE 12	DERIVATIVES AND HEDGING

Economic hedges are not designated as hedged from an accounting standpoint (and therefore we do not apply hedge accounting to the relationship), but otherwise serve the same economic purpose as other hedging arrangements. We use economic hedges when we have exposures to currency exchange risk for which we are unable to meet the requirements for hedge accounting or when changes in the carrying amount of the hedged item are already recorded in earnings in the same period as the derivative-making hedge accounting unnecessary. Even though the derivative is an effective economic hedge, there may be a net effect on earnings in each period due to differences in the timing of earnings recognition between the derivative and the hedged item. Notional amounts outstanding are approximately $332,821 thousand and $240,589 thousand as of December 31, 2017 and 2016, respectively.

The following table provides information about the fair value of our derivatives, by contract type and the accounts in the Combined Statement of Financial Position in which the balances are presented:

	At December 31,
	2017		2016
(In thousands)	Prepaid expenses and other current assets	Other current liabilities	Prepaid expenses and other current assets	Other current liabilities
	Fair Value
Currency exchange and commodity contracts	$3,303	$6,372	$9,172	$8,056

Derivative instruments are principally administered by GE and the (losses) gains are $(9,210) thousand, $(25,804) thousand and $32,414 thousand for the years ended December 31, 2017, 2016 and 2015, respectively. These (losses) gains are included in Other (expense) income.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 13	INCOME TAXES

The tax provisions have been prepared on a separate return basis as if the Business was a separate group of companies under common ownership. The operations have been combined as if the Business was filing on a consolidated basis for U.S. Federal, U.S. state and non-U.S. income tax purposes, where allowable by law. The Business is subject to regulation under a wide variety of U.S. federal, U.S. state and non-U.S. tax laws, regulations and policies. Changes to these laws or regulations may affect our tax liability, return on investments and business operations.

COMBINED EARNINGS (LOSS) BEFORE INCOME TAXES

(In thousands)	2017	2016	2015
U.S.	$280,346	$619,667	$839,500
Non-U.S.	152,053	87,850	(2,601)
Total earnings	$432,399	$707,517	$836,899

COMBINED EXPENSE (BENEFIT) PROVISION FOR INCOME TAXES

(In thousands)	2017	2016	2015
Current
U.S. Federal	$70,879	$61,949	$248,238
U.S. State and Local	20,202	33,362	43,290
Non-U.S.	92,028	55,838	48,411
Deferred
U.S. Federal	(118,361)	7,305	(14,775)
U.S. State and Local	(1,564)	5,088	(1,151)
Non-U.S.	(18,881)	3,886	25,262
Total	$44,303	$167,428	$349,275

RECONCILIATION OF U.S. FEDERAL STATUTORY INCOME TAX RATE TO ACTUAL INCOME TAX RATE

(In thousands)	2017	2016	2015
Income before taxes	$432,399	$707,517	$836,899
Tax expected at 35%	151,340	247,631	292,915
Foreign operations and Foreign Tax Credits	843	(119,780)	(675)
State taxes	12,115	24,992	27,662
U.S. Tax Reform	(108,714)	—	—
Domestic manufacturing deduction benefits	(2,610)	(16,214)	(19,843)
Research & Development benefits	(4,147)	(1,601)	(3,223)
Valuation allowance	6,459	25,794	50,441
Other	(10,983)	6,606	1,998
Total income tax	$44,303	$167,428	$349,275
Actual Income tax rate	10%	24%	42%

UNRECOGNIZED TAX POSITIONS

The Business is under continuous examination by the Internal Revenue Service (IRS), various U.S. state taxing authorities, and non-U.S. taxing authorities as part of the audit of GE’s tax returns. The IRS is currently auditing GE's consolidated U.S. income tax returns for 2012-2013 and has begun the audit for 2014-2015. During 2015,

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

the IRS completed the audit of GE's consolidated U.S. income tax returns for 2010-2011, except for certain issues that were completed in 2016. We believe that there are no jurisdictions in which the outcome of unresolved issues or claims is likely to be material to the results of operations, financial position or cash flows. We further believe that we have made adequate provisions for all income tax uncertainties.

The balance of unrecognized tax benefits, the amount of related interest and penalties we have provided and what we believe to be the range of reasonably possible changes in the next 12 months were as follows:

UNRECOGNIZED TAX BENEFITS

Liability (In thousands)	2017	2016
Unrecognized tax benefits	$(5,717)	$(4,802)
Accrued interest on unrecognized tax benefits	(2,222)	(2,565)
Accrued penalties on unrecognized tax benefits	(1,446)	(1,629)
Reasonably possible reduction to the balance of unrecognized tax benefits in succeeding 12 months	—	—
Portion that, if recognized, would reduce tax expense and effective tax rate	(5,717)	(4,802)

UNRECOGNIZED TAX BENEFITS RECONCILIATION

(In thousands)	2017	2016
Balance at January 1	$(4,802)	$(4,465)
Additions for tax positions of the current year	—	—
Additions for tax positions of prior years	(1,320)	(561)
Reductions for tax positions of prior years	405	224
Settlements with tax authorities	—	—
Expiration of the statute of limitations	—	—
Balance at December 31	$(5,717)	$(4,802)

At December 31, 2017, we had $5,717 thousand of unrecognized tax benefits. In addition, we have accrued interest and penalties of $2,222 thousand and $1,446 thousand, respectively. The amount of unrecognized tax benefits that would impact the effective tax rate would be $5,717 thousand. Additionally, none of the amount of unrecognized tax benefits are expected to change in the next twelve months. We classify interest on tax deficiencies as interest expense; we classify income tax penalties as a provision for income taxes.

DEFERRED INCOME TAXES

Deferred income tax balances reflect the effects of temporary differences between the carrying amounts of assets and liabilities and their tax bases, as well as from net operating loss and tax credit carryforwards, and are stated at enacted tax rates expected to be in effect when taxes are actually paid or recovered. Deferred income tax assets represent amounts available to reduce income taxes payable on taxable income in future years. GE Transportation did not operate as a stand-alone entity in the past and, accordingly, tax losses, receivables and other deferred tax assets included in the combined carve-out financial statements on a separate return basis may not be available upon separation of the Business from GE.

We regularly evaluate the recoverability of our deferred tax assets and establish a valuation allowance, if necessary, to reduce the deferred tax assets to an amount that is more likely than not to be realized (a likelihood of more than 50 percent). Significant judgment is required to determine whether a valuation allowance is necessary and the amount of such valuation allowance. In assessing the recoverability of our deferred tax assets at December 31, 2017, we considered all available evidence, including the nature of financial statement losses and reversing taxable temporary differences and future operating profits.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

Aggregated deferred income tax amounts are summarized below.

DEFERRED INCOME TAX AMOUNTS

(In thousands)	2017	2016
Assets	$6,770	$1,322
Liabilities	(173,513)	(303,526)
Net deferred income tax (liability)	$(166,743)	$(302,204)

COMPONENTS OF THE NET DEFERRED INCOME TAX ASSET LIABILITY

(In thousands)	2017	2016
Deferred tax assets
Goodwill & other intangibles	$88,232	$72,246
Operating loss carryforwards	56,783	54,098
Employee benefits	12,373	16,230
Other	—	319
Total deferred income tax asset	157,388	142,893
Valuation allowances	(150,618)	(141,571)
Total deferred income tax asset after valuation allowance	$6,770	$1,322

Deferred tax liabilities
Goodwill and other intangibles	$(21,888)	$(32,185)
Property	(80,075)	(162,055)
Receivables	(41,374)	(73,755)
Inventory	(3,433)	(25,468)
Other accrued expenses	(15,059)	(10,063)
Other	(11,684)	—
Total deferred income tax liability	$(173,513)	$(303,526)
Net deferred income tax liability	$(166,743)	$(302,204)

NET OPERATING LOSSES

At December 31, 2017 and 2016, the Business had net operating loss carryforwards of approximately $191,063 thousand and $181,672 thousand, respectively. The net operating loss carryforwards result in a deferred tax asset of $56,783 thousand and $54,098 thousand at December 31, 2017 and 2016. The majority of the net operating losses are located in Australia where losses can be carried forward indefinitely.

UNDISTRIBUTED EARNINGS

Substantially all of our undistributed earnings of our foreign subsidiaries are indefinitely reinvested. Due to the enactment of U.S. tax reform, repatriations of foreign earnings will generally be free of U.S. federal tax but may incur other taxes such as withholding or state taxes. Indefinite reinvestment is determined by management’s intentions concerning the future operations of the Business. Most of these earnings have been reinvested in active non-U.S. business operations, and we do not intend to repatriate these earnings to fund U.S. operations. In addition, as a result of U.S. tax reform, substantially all of our prior unrepatriated foreign earnings were subject to U.S. tax, and accordingly we expect to have the ability to repatriate those earnings without incremental U.S. federal tax cost. As of December 31, 2017, the cumulative amount of indefinitely reinvested foreign earnings is approximately $278,956 thousand. Computation of any deferred tax liability associated with these undistributed earnings and any other basis differences is not practicable.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

TAX REFORM

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (“U.S. tax reform”) that lowers the statutory tax rate on our U.S. earnings, taxes historic foreign earnings at a reduced rate of tax, creates a territorial tax system and enacts new taxes associated with global operations. The impact of U.S. tax reform has been recorded on a provisional basis as the legislation provides for additional guidance to be issued by the U.S. Department of the Treasury on several provisions including the computation of the transition tax on historic foreign earnings. Future guidance could impact the information required for and the calculation of the transition tax charge and could affect decisions on timing of various U.S. and foreign items which would further impact the final 2017 amounts included in the transition charge and the revaluation of deferred taxes. In addition, analysis performed and conclusions reached as part of the tax return filing process and additional guidance on accounting for tax reform could affect the provisional estimate.

The U.S. has also enacted a minimum tax on foreign earnings (“global intangible low-taxed income”). Because we have tangible assets outside the U.S. and pay a rate of foreign tax above the minimum tax rate, we are not expecting a significant increase in tax liability from this new U.S. minimum tax. Because aspects of the new law and the effect on our operations is uncertain and because aspects of the accounting rules associated with these taxes have not been resolved, our deferred tax may be affected by these or other newly enacted provisions of U.S. law. Pending further accounting guidance and analysis, we have not made a provisional accrual for the deferred tax effects of the tax on base eroding payments and the tax on global intangible low-taxed income.

Included in 2017 is a tax charge of $5,454 thousand for the provisional estimate associated with the transition tax on historic foreign earnings under U.S. Tax Reform. Also, included in 2017 is a tax benefit of $114,168 thousand for the provisional estimate associated with the U.S. tax rate change. We expect to finalize these amount during 2018 as additional guidance is released by the U.S. Department of the Treasury and as we make final decisions and computations based on that guidance. In addition, there may be additional guidance during 2018 on the tax on base erosion payments and the tax on global intangible lower-taxed income. As these amounts are updated and analysis and conclusions to be performed as part of the U.S. tax return process are completed, the effect of revaluation of deferred taxes will also be finalized.

NOTE 14	OTHER CURRENT LIABILITIES AND OTHER LIABILITIES

OTHER CURRENT LIABILITIES

Other current liabilities as of December 31, 2017 and 2016 consist of the following:

As of December 31 (In thousands)	2017	2016
Employee related liabilities(a)	$90,801	$105,796
Derivative liabilities	6,372	8,056
Discounts and allowances	14,132	2,593
Accrued taxes	47,113	41,642
Accrued costs for freight, utility & other	28,563	30,735
Warranties	49,564	25,672
Restructuring and sundry losses(b)	24,032	17,689
Other current liabilities(c)	22,146	9,118
Total other current liabilities	$282,723	$241,301
(a)	Employee related liabilities are largely comprised of payroll, employee compensation and benefits, pension and other postretirement benefit obligations.
(b)	Restructuring accruals and accruals for legal costs arising from claims, assessments, litigation, fines and penalties and other sources and are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. See Note 18 Restructuring and Other Activities.
(c)	Other current liabilities primarily consists of professional fees and various other accruals.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

OTHER LIABILITIES

Other liabilities as of December 31, 2017 and 2016 consist of the following:

As of December 31 (In thousands)	2017	2016
Employee related liabilities(a)	$27,135	$31,374
Sundry losses(b)	8,503	11,973
Warranties	30,753	75,820
Tax related liabilities(c)	7,163	6,431
Other liabilities(d)	18,637	16,891
Total other liabilities	$92,191	$142,489
(a)	Employee related liabilities are largely comprised of long-term employee compensation programs.
(b)	Consists of accruals for legal costs and various other accruals.
(c)	Consists of reserves for uncertain tax positions.
(d)	Other liabilities primarily consist of holdbacks and earn-outs.
NOTE 15	COMMITMENTS AND CONTINGENCIES

WARRANTY OBLIGATIONS

As part of our product sales we provide standard warranty coverage to our customers as part of customary practices in the market to provide assurance that the equipment sold will comply with agreed upon specifications and such standard warranty at the time of sale is limited to fixing product defects. Issuance of a product warranty constitutes a commitment, which must be accrued as a loss contingency if expenditures under the warranty are both probable and reasonably estimable. The Business provides for estimated product warranty expenses when the related product sale is recognized. Additionally, we may elect certain corrective actions, at our expense, for certain product-related matters impacting our product portfolios. Warranty obligations are recognized for these matters when we commit to these corrective actions and they are estimable. Because warranty estimates are forecasts that are based on the best available information, primarily based on historical warranty claims experience and outstanding warranty period, claims costs may differ from amounts provided.

(In thousands)	2017	2016
Balance at January 1	$101,492	$120,172
Current year provisions	54,346	50,359
Utilizations and other	(75,521)	(69,039)
Balance at December 31	$80,317	$101,492

Approximately 38% and 75% of warranty costs as of December 31, 2017 and 2016, respectively, are expected to be incurred beyond 12 months and therefore are classified as a long-term liability in Other liabilities. Refer to Note 14 Other Current Liabilities and Other Liabilities.

GUARANTEES

The Business provides guarantees in the ordinary course of business. The Business believes the likelihood is remote that any such arrangements could have a significant adverse effect on these combined financial statements of the Business. The Business records liabilities for guarantees at estimated fair value, generally the amount of the premium received, or if we do not receive a premium, the amount based on appraisal, observed market values or discounted cash flows, which are zero as of December 31, 2017 and 2016. The Business has off-balance sheet credit exposure through standby letters of credit, bank guarantees, bid bonds, and surety bonds. See Note 11 Borrowings. In addition, our Parent may provide the Business with parent company guarantees in certain jurisdictions where we lack the legal structure to issue the requisite guarantees required on certain projects. We are charged by our Parent the fair market value of such guarantees.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

LITIGATION

The Business is subject to a variety of legal proceedings and legal compliance risks in all parts of the world where the Business operates or buys or sells its equipment and services. The Business has adopted appropriate risk management and compliance programs to address these and other matters that may arise from time to time. The global and diverse nature of our business and the changing enforcement environments in which it operates, means the Business will continue to face legal and compliance risks, the nature and outcome of which cannot be predicted with certainty. Currently, management believes there are no legal contingencies that are likely to have a material effect on the Business's Combined Statements of Financial Position, Earnings, or Cash Flows.

In late November 2017, staff of the Boston office of the U.S. Securities & Exchange Commission (SEC) notified GE that they are conducting an investigation of GE’s revenue recognition practices and internal controls over financial reporting related to long-term service agreements. We have provided documentation to Parent regarding our long-term service agreement practices. Parent is providing documents and other information requested by the SEC staff, and our Parent is cooperating with their ongoing investigation.

OTHER CONTRACTUAL COMMITMENTS

We also had commitments outstanding for purchase obligations, which represents take-or-pay contracts as well as purchase orders for goods and services utilized in the normal course of business such as capital expenditures, inventory and services under contracts.

At December 31, 2017, we had the following purchase commitments:

(In thousands)	2018	2019	2020	2021	2022
Purchase obligations	$19,436	$90	$—	$22,669	$1,300

OTHER LOSS CONTINGENCIES

Other loss contingencies are uncertain and unresolved matters that arise in the ordinary course of business and result from events or actions by others that have the potential to result in a future loss. Suzch contingencies include, but are not limited to, environmental obligations, litigation, regulatory proceedings, product quality and losses resulting from other events and developments.

When a loss is considered probable and reasonably estimable, a liability is recorded in the amount of GE Transportation’s best estimate for the ultimate loss. When there appears to be a range of possible costs with equal likelihood, liabilities are based on the low end of such range. However, the likelihood of a loss, with respect to a contingency, is often difficult to predict and determining a meaningful estimate of the loss or a range of loss may not be practicable based on the information available and the potential effect of future events and decisions by third parties that will determine the ultimate resolution of the contingency. Moreover, it is not uncommon for such matters to be resolved over many years, during which time relevant developments and new information must be continuously evaluated to determine both the likelihood of potential loss and whether it is possible to reasonably estimate a range of possible loss. When a loss is probable but a reasonable estimate cannot be made, disclosure is provided.

Disclosure is also provided when it is reasonably possible that a loss will be incurred or when it is reasonably possible that the amount of a loss will exceed the recorded provision. GE Transportation regularly reviews all contingencies to determine whether the likelihood of loss has changed and to assess whether a reasonable estimate of the loss, or range of loss, can be made. As discussed above, development of a meaningful estimate of loss or a range of potential loss is complex when the outcome is directly dependent on negotiations with, or decisions by, third parties, such as regulatory agencies, the court system and other interested parties. Such factors bear directly on whether it is possible to reasonably estimate a range of potential loss and boundaries of high and low estimates.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 16	LEASES

LEASE COMMITMENTS

The Business is a lessee under various cancelable and non-cancelable operating lease arrangements for facilities, information technology, fleet, and other equipment having terms, which expire on various dates. Rent expense for third party leases was $23,274 thousand, $28,255 thousand and $30,411 thousand for the years ended December 31, 2017, 2016 and 2015, respectively. We did not enter into any significant capital leases during the three years ended December 31, 2017.

Future minimum lease payments on non-cancelable operating lease arrangements, net of amounts due under subleases, as of December 31, 2017, consist of the following:

For the years ended December 31 (In thousands)	Total
Due in
2018	$23,670
2019	15,081
2020	9,002
2021	8,641
2022	7,274
2023 and thereafter	36,429
Total	$100,097

This table excludes arrangements with GE and GE entities, which are cancelable at the option of the Business. Rent of approximately $5,828 thousand was paid to GE for these leases for the year ended December 31, 2017, which was generally consistent with prior years. See Note 4 Related Party Transactions.

NOTE 17	PENSION AND POSTRETIREMENT BENEFIT PLANS

Certain employees are covered under GE’s retirement plans (e.g. pension, retiree health and life insurance). In addition, certain Canadian employees participate in the GE Canada Defined Benefit Pension Plan as well as the Canada Postretirement Benefits.

The Business is allocated relevant participation costs for these GE employee benefit plans by GE. As such, the Business has not recorded any liabilities associated with our participation in this multi-employer plan in our Combined Statement of Financial Position as of December 31, 2017 and 2016.

Expenses associated with our employees’ participation in the U.S. GE pension and postretirement benefit plans are $77,965 thousand, $86,285 thousand and $108,647 thousand for the years ended December 31, 2017, 2016 and 2015, respectively. Expenses associated with our employees’ participation in the GE Canada Defined Benefit Pension Plan and Canada Postretirement Benefits are $1,019 thousand, $1,015 thousand and $1,792 thousand for the years ended December 31, 2017, 2016 and 2015, respectively.

NOTE 18	RESTRUCTURING AND OTHER ACTIVITIES

The Business plans for restructuring initiatives to be completed within one year from the date the plan is effective. Restructuring actions are an essential component of our improvement efforts to both existing operations and those recently acquired, and there have been several initiatives in recent years as we have right-sized our businesses for changing market conditions.

Restructuring and other charges relate primarily to workforce reductions, facility exit costs associated with the consolidation of sales, service and manufacturing facilities, and other asset write-downs. The Business continues to closely monitor the economic environment and may undertake further restructuring actions to more closely align our cost structure with earnings goals.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

The Business’s restructuring activities include consolidation of footprint and workforce reductions and realignment. In 2017 and 2016, restructuring activities were primarily in the U.S., Mexico, Canada, Australia, Chile and Brazil. In 2015, restructuring activities were primarily in the U.S., Canada, Mexico, Brazil and Australia. Restructuring expenses and related charges for the years ended December 31, 2017, 2016 and 2015 consist of the following:

	For the years ended December 31
(In Thousands)	2017	2016	2015
Equipment
Asset impairment	$73,576	$81,774	$3,922
Contract termination costs	33	19,359	—
Employee separation expense	24,522	29,375	8,861
Total Equipment	$98,131	$130,508	$12,783
Services
Asset impairment	12,748	21,141	68
Contract termination costs	—	—	—
Employee separation expense	14,977	24,100	2,095
Total Services	$27,725	$45,241	$2,163
Digital
Asset impairment	17,971	1,544	—
Contract termination costs	—	—	—
Employee separation expense	1,021	600	39
Total Digital	$18,992	$2,144	$39
Total	$144,848	$177,893	$14,985

Restructuring costs are reflected in the Combined Statement of Earnings in Selling, general and administrative expenses and Costs of revenues. Liabilities related to restructuring are included in Other current liabilities. See Note 14 Other Current Liabilities and Other Liabilities.

NOTE 19	SEGMENT INFORMATION AND MAJOR CUSTOMERS

BASIS OF PRESENTATION

Our reportable segments are organized based on the nature of markets and customers. Segment accounting policies are the same as described and referenced in Note 2 Summary of Significant Accounting Policies.

Certain information concerning our segments for the years ended December 31, 2017, 2016 and 2015 is presented in the following tables. Consistent accounting policies have been applied by all segments within the Business, within all reporting periods. A description of our reportable segments as of December 31, 2017 have been provided in Note 1 Description of Business and Basis of Presentation.

SEGMENT REVENUES

Refer to the table below for total revenues by segment for the years ended December 31, 2017, 2016 and 2015.

	Total revenues
	For the years ended December 31
(In Thousands)	2017	2016	2015
Equipment	$1,767,968	$2,444,240	$3,180,942
Services	1,886,955	1,891,540	1,999,740
Digital	320,406	344,854	339,423
Eliminations	(45,021)	(74,043)	(98,626)
Total revenues	$3,930,308	$4,606,591	$5,421,479

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

Revenues from customers located in the United States were $2,181,365 thousand, $2,837,759 thousand and $3,738,009 thousand for the years ending December 31, 2017, 2016 and 2015, respectively. Revenues from customers located outside the United States were $1,748,943 thousand, $1,768,832 thousand and $1,683,470 thousand for the years ended December 31, 2017, 2016 and 2015, respectively.

OTHER SEGMENT INFORMATION

The Business uses segment profit to manage the Business and allocate resources. Management defines segment profit as operating income, plus interest income, less noncontrolling interest. Costs for corporate overhead functions are first attributed to the segments to the extent possible before being subject to various allocation methodologies. Refer to the table below for segment profit and a reconciliation to Net earnings attributable to Parent for the years ended December 31, 2017, 2016 and 2015.

	For the years ended December 31
(In Thousands)	2017	2016	2015
Equipment	$(28,907)	$142,508	$130,407
Services	603,344	683,824	710,709
Digital	27,181	93,418	119,603
Segment profit	$601,618	$919,750	$960,719
Non-operating benefit costs	(16,877)	(18,455)	(16,249)
Impairment of goodwill	—	(2,027)	(85,421)
Restructuring costs	(144,848)	(177,893)	(14,985)
Interest expense and other finance charges	(21,805)	(20,002)	(14,712)
Provision for income taxes	(44,303)	(167,428)	(349,275)
Net earnings attributable to Parent	$373,785	$533,945	$480,077

The Business does not identify total assets by segment for internal purposes as the Business’ CODM (“Chief Operating Decision Maker”) does not assess performance, make strategic decisions, or allocate resources based on assets.

Refer to the table below for details on depreciation and amortization by segment for the years ended December 31, 2017, 2016 and 2015.

	Depreciation and amortization
	For the years ended December 31
(In Thousands)	2017	2016	2015
Equipment	$119,657	$166,405	$146,305
Services	47,903	39,596	45,994
Digital	16,452	13,627	16,600
Total	$184,012	$219,628	$208,899

MAJOR CUSTOMERS

For the year ended December 31, 2017, a single customer accounted for approximately 17% of combined revenues. For the years ended December 31, 2016 and 2015, three customers each accounted for approximately 19%, 13% and 13%, and 17%, 12% and 12% of combined revenues, respectively. These revenues are within the Equipment, Services, and Digital segments.

NOTE 20	SUBSEQUENT EVENTS

The Business performed an evaluation of subsequent events through June 4, 2018, the date these combined financial statements were issued, and determined there were no recognized or unrecognized subsequent events that would require an adjustment or additional disclosure in these combined financial statements. Refer to Note 1 Description of Business and Basis of Presentation for further detail on the Proposed Transaction announced on May 21, 2018.

Independent Auditors’ Review Report

To the Board of Directors
General Electric Company:

Report on the Financial Statements

We have reviewed the condensed combined statement of financial position of GE Transportation (a carve-out business of General Electric Company) (the Company) as of June 30, 2018 and December 31, 2017, and the related condensed combined statement of earnings, statement of comprehensive income, statement of changes in equity, and statement of cash flows for the three-month and six-month periods ended June 30, 2018 and June 30, 2017.

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the combined financial information in accordance with U.S. generally accepted accounting principles; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with U.S. generally accepted accounting principles.

Auditors’ Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America and in accordance with the auditing standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the combined financial information referred to above for it to be in accordance with U.S. generally accepted accounting principles.

Report on Combined Statement of Financial Position as of December 31, 2017

We have previously audited, in accordance with auditing standards generally accepted in the United States of America and in accordance with the auditing standards of the PCAOB, the combined statement of financial position as of December 31, 2017, and the related combined statement of earnings, statement of comprehensive income, statement of changes in equity, and statement of cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited combined financial statements in our report dated June 4, 2018. In our opinion, the accompanying condensed combined statement of financial position of GE Transportation as of December 31, 2017, is consistent, in all material respects, with the audited combined financial statement from which it has been derived.

Chicago, Illinois
August 7, 2018

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

GE Transportation
(A carve-out business of General Electric Company)

CONDENSED COMBINED STATEMENT OF EARNINGS (UNAUDITED)

For the three months ended June 30 (In thousands)	2018	2017
Revenues
Sales of goods	$570,726	$621,046
Sales of services	346,278	344,212
Total revenues (Note 3)	917,004	965,258

Costs of revenues
Cost of goods sold	447,233	496,339
Cost of services sold	211,798	218,676
Gross profit	257,973	250,243

Selling, general and administrative expenses	142,746	116,194
Non-operating benefit costs	2,504	8,532
Other (expense) income	(6,623)	(11,492)
Earnings before income taxes	106,100	114,025

Provision for income taxes (Note 14)	(19,965)	(30,853)
Net earnings	86,135	83,172

Less net earnings attributable to noncontrolling interests	580	4,002
Net earnings attributable to Parent	$85,555	$79,170

See Notes to the Condensed Combined Financial Statements

GE Transportation
(A carve-out business of General Electric Company)

CONDENSED COMBINED STATEMENT OF EARNINGS (UNAUDITED)

For the six months ended June 30 (In thousands)	2018	2017
Revenues
Sales of goods	$1,101,781	$1,312,160
Sales of services	672,107	668,425
Total revenues (Note 3)	1,773,888	1,980,585

Costs of revenues
Cost of goods sold	881,336	1,116,321
Cost of services sold	405,955	446,245
Gross profit	486,597	418,019

Selling, general and administrative expenses	264,770	228,713
Non-operating benefit costs	5,155	11,262
Other (expense) income	(4,362)	(20,961)
Earnings before income taxes	212,310	157,083

Provision for income taxes (Note 14)	(44,084)	(56,984)
Net earnings	168,226	100,099

Less net earnings attributable to noncontrolling interests	4,136	6,811
Net earnings attributable to Parent	$164,090	$93,288

See Notes to the Condensed Combined Financial Statements

GE Transportation
(A carve-out business of General Electric Company)

CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)

For the three months ended June 30 (In thousands)	2018	2017
Net earnings	$86,135	$83,172
Less net earnings attributable to noncontrolling interests	580	4,002
Net earnings attributable to Parent	85,555	79,170

Other comprehensive (loss) income
Foreign currency translation adjustments	(31,893)	2,733
Benefit plans, net of taxes	48	576
Other comprehensive (loss) income, net of taxes	(31,844)	3,309
Less other comprehensive loss attributable to noncontrolling interests	(4,180)	(485)
Other comprehensive (loss) income attributable to Parent	(27,665)	3,794
Comprehensive income	54,290	86,481
Less comprehensive (loss) income attributable to noncontrolling interests	(3,600)	3,517
Comprehensive income attributable to Parent	$57,890	$82,964

See Notes to the Condensed Combined Financial Statements

GE Transportation
(A carve-out business of General Electric Company)

CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)

For the six months ended June 30 (In thousands)	2018	2017
Net earnings	$168,226	$100,099
Less net earnings attributable to noncontrolling interests	4,136	6,811
Net earnings attributable to Parent	164,090	93,288

Other comprehensive (loss) income
Foreign currency translation adjustments	(20,849)	20,078
Benefit plans, net of taxes	2,173	772
Other comprehensive (loss) income, net of taxes	(18,676)	20,850
Less other comprehensive (loss) income attributable to noncontrolling interests	(2,400)	1,331
Other comprehensive (loss) income attributable to Parent	(16,276)	19,519

Comprehensive income	149,550	120,949
Less comprehensive income attributable to noncontrolling interests	1,736	8,142
Comprehensive income attributable to Parent	$147,814	$112,807

See Notes to the Condensed Combined Financial Statements

GE Transportation
(A carve-out business of General Electric Company)

CONDENSED COMBINED STATEMENT OF CHANGES IN EQUITY (UNAUDITED)

(In thousands)	Net Parent Investment	Accumulated Other Comprehensive Income / (Loss)	Equity Attributable to Noncontrolling Interests	Total Equity
Balances as of January 1, 2017	$1,425,679	$(70,916)	$28,201	$1,382,964

Net earnings	93,288	—	6,811	100,099
Foreign currency translation adjustments	—	18,742	1,336	20,078
Benefit plans, net of taxes	—	777	(5)	772
Transfers (to) from Parent	221,471	—	—	221,471
Changes in equity attributable to noncontrolling interests	—	—	11,182	11,182
Total equity balance as of June 30, 2017	$1,740,438	$(51,397)	$47,525	$1,736,566

Balances as of January 1, 2018	$1,687,151	$(55,592)	$41,664	$1,673,223

Net earnings	164,090	—	4,136	168,226
Foreign currency translation adjustments	—	(18,432)	(2,417)	(20,849)
Benefit plans, net of taxes	—	2,156	17	2,173
Transfers (to) from Parent	6,499	—	—	6,499
Changes in equity attributable to noncontrolling interests	—	—	1,302	1,302
Total equity balance as of June 30, 2018	$1,857,740	$(71,868)	$44,702	$1,830,574

See Notes to the Condensed Combined Financial Statements

GE Transportation
(A carve-out business of General Electric Company)

CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION

(In thousands)	June 30, 2018 (Unaudited)	December 31, 2017
Assets
Cash, cash equivalents and restricted cash	$131,516	$105,338
Current receivables, net (Note 6)	207,527	172,386
Inventories (Note 7)	675,156	560,443
Contract and other deferred assets (Note 3)	581,100	535,442
Prepaid expenses and other current assets (Note 10)	230,426	226,280
Total current assets	1,825,725	1,599,889

Property, plant and equipment, net (Note 8)	931,717	943,168
Goodwill and intangible assets (Note 9)	536,192	537,526
Long-term contract and other deferred assets (Note 3)	400,933	321,392
Deferred income taxes (Note 14)	64,410	64,839
Other assets (Note 11)	80,294	77,759
Total assets	$3,839,271	$3,544,573

Liabilities and equity
Short-term borrowings (Note 12)	$24	$45
Accounts payable	706,706	604,328
Progress collections and deferred income (Note 3)	619,410	592,427
Other current liabilities (Note 15)	284,247	282,723
Total current liabilities	1,610,387	1,479,523

Long-term borrowings (Note 12)	67,509	44,257
Long-term progress collections and other deferred income (Note 3)	17,333	23,797
Deferred income taxes (Note 14)	224,716	231,582
Other liabilities (Note 15)	88,752	92,191
Total liabilities	2,008,697	1,871,350

Net parent investment	1,857,740	1,687,151
Accumulated other comprehensive loss	(71,868)	(55,592)
Total equity attributable to Parent	1,785,872	1,631,559

Equity attributable to noncontrolling interests	44,702	41,664
Total equity	1,830,574	1,673,223
Total liabilities and equity	$3,839,271	$3,544,573

See Notes to the Condensed Combined Financial Statements

GE Transportation
(A carve-out business of General Electric Company)

CONDENSED COMBINED STATEMENT OF CASH FLOWS (UNAUDITED)

For the six months ended June 30 (In thousands)	2018	2017
Cash flows - operating activities
Net earnings	$168,226	$100,099
Less net earnings attributable to noncontrolling interests	4,136	6,811
Net earnings attributable to the Parent	164,090	93,288

Adjustments to reconcile net earnings attributable to the Parent to cash provided by (used for) operating activities:
Depreciation and amortization expenses	78,183	86,754
Unrealized losses from derivative instruments	1,620	4,205
Share-based compensation expense	5,524	3,754
Deferred income taxes	(6,436)	(30,647)
Gains from sale of property, plant and equipment	(955)	(2,103)
Gains from disposal of business	(5,614)	—
Changes in operating assets and liabilities:
(Increase) decrease in current receivables	(57,126)	23,295
(Increase) decrease in inventories	(101,767)	43,361
(Increase) in contract and other deferred assets	(123,045)	(11,680)
(Increase) in prepaid expenses and other assets	(1,311)	(62,453)
Increase (decrease) in accounts payable	134,175	(48,450)
Increase (decrease) in progress collections and other deferred income	23,806	(104,457)
(Increase) decrease in other liabilities	(10,130)	(23,314)
All other operating activities	(24,578)	(5,673)
Cash provided by (used for) operating activities	76,436	(34,120)

Cash flows - investing activities
Additions to property, plant and equipment	(56,041)	(71,022)
Dispositions of property, plant and equipment	1,315	4,099
Additions to software	(19,040)	(30,885)
Proceeds from principal business dispositions	5,687	—
Investment in associated companies	(323)	(50,104)
All other investing activities	9	3,939
Cash (used for) investing activities	(68,393)	(143,973)

Cash flows - financing activities
Newly issued debt (maturities longer than 90 days)	24,570	—
Repayments and other reductions (maturities longer than 90 days)	—	(5,167)
Transfers (to) from Parent	6,499	221,471
All other financing activities	(10,521)	12,922
Cash provided by financing activities	20,548	229,226

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(2,413)	10,139
Increase in cash, cash equivalents and restricted cash	26,178	61,272

Cash, cash equivalents and restricted cash at beginning of year	105,338	151,151
Cash, cash equivalents and restricted cash at June 30	$131,516	$212,423

Supplemental disclosure of cash flow information
Cash paid during the six months ended June 30 for interest on borrowings	$—	$(947)
Cash paid during the six months ended June 30 for income taxes	$(78,720)	$(131,902)

See Notes to the Condensed Combined Financial Statements

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

DESCRIPTION OF THE BUSINESS

GE Transportation (the “Business”, “GET”, “our” or “we”) is a carve-out business of General Electric Company (“GE” or “Parent”). We are a leading global provider of products and solutions to transportation, logistics and other industrial markets. We design, engineer and manufacture diesel-electric locomotives, supply associated aftermarket parts and services, and provide digital solutions. Our culture of innovation and differentiated aftermarket solutions has allowed us to build a leading global installed base of diesel-electric locomotives, significant contracted services backlog and longstanding customer relationships. Our products and services are critical to our customers’ operating and financial success and enable them to operate with reliability and efficiency. Leveraging our heritage in diesel-electric locomotives, we have continued to innovate to expand our technologies into new products, end markets and logistics applications. Leveraging our core competencies in locomotive manufacturing, we produce electric motors and premium propulsion systems for mining, marine, stationary power and drilling applications. We have combined industry leadership with engineering and software capabilities to build a digital business that is leading the transformation of the transportation and mining industries. We employ approximately 9,000 employees and serve customers across approximately 60 countries.

The Business is comprised of three reportable segments, which reflect the way performance is assessed and resources are allocated. These reportable segments are Equipment, Services, and Digital.

On May 21, 2018, GE and Westinghouse Air Brake Technologies (“Wabtec”) Corporation announced that they had entered into a definitive agreement whereby Wabtec would acquire the Business (the “Proposed Transaction”).

Under the agreement, which has been approved by the Boards of Directors of Wabtec and GE, GE will receive $2.9 billion in cash at closing. GE shareholders will own approximately 40.2%, GE will own approximately 9.9%, and Wabtec shareholders will own approximately 49.9% of the combined company on a fully diluted basis.

BASIS OF PRESENTATION

These condensed combined financial statements were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of GE. These unaudited condensed combined financial statements as of June 30, 2018 and for each of the three months and six months ended June 30, 2018 and 2017 are presented as carve-out financial statements and reflect the condensed combined historical results of earnings, comprehensive income, financial position and cash flows of the Business, in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Refer below to Recent Accounting Pronouncements Reflected in These Condensed Combined Financial Statements for a summary of recent accounting pronouncements that were adopted and applied in these condensed combined financial statements.

These condensed combined financial statements consolidate all majority-owned subsidiaries of the Business. The noncontrolling interests have been shown in the Condensed Combined Statement of Financial Position as Equity attributable to noncontrolling interests.

All intercompany balances and transactions within the Business have been eliminated in these condensed combined financial statements. As described in Note 5 Related Party Transactions, certain transactions between the Business and GE have been included in these condensed combined financial statements.

The Condensed Combined Statement of Financial Position reflects, among other things, all of the assets and liabilities of GE and the Business that are specifically identifiable as being directly attributable to the Business, including Net parent investment as a component of equity. Net parent investment represents GE’s historical investment in the Business and includes accumulated net earnings attributable to GE, the net effect of transactions with GE and GE entities, and cost allocations from GE that were not historically allocated to the Business.

GE uses a centralized approach to cash management and financing of its operations. These arrangements are not reflective of the manner in which the Business would have financed its operations had it been a stand-alone

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

business separate from GE during the periods presented. Cash pooling arrangements are excluded from the asset and liability balances in the Condensed Combined Statement of Financial Position. These amounts have instead been reported as Net parent investment as a component of equity.

GE and its affiliates provide a variety of services to the Business. The Business may also sell products in the ordinary course of business to GE and its affiliates. The Condensed Combined Statement of Earnings includes expense allocations for services and certain support functions (“GE Corporate Overhead”) that are provided on a centralized basis within GE such as legal, business development, human resources, corporate audit, treasury and various other GE corporate functions that are routinely allocated to the Business and reflected in the Condensed Combined Statement of Earnings in Selling, general and administrative expenses. In addition to GE Corporate Overhead allocations, Selling, general and administrative expenses that would have been incurred in the ordinary course of business if the Business operated as a stand-alone company, such as compensation and benefits for employees of the Business, were included based on either specific identification of direct expenses or an allocation using an approach related to the nature of the item (e.g., external revenue or headcount).

Where allocations of amounts were necessary, the Business believes the allocation of these amounts was determined on a reasonable basis, reflecting all of the costs of GE Transportation and consistently applied in the periods presented. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred or realized had the Business operated as a separate stand-alone entity during the periods presented. Consequently, these condensed combined financial statements do not necessarily represent the results the Business would have achieved if the Business had operated as a separate stand-alone entity from GE during the periods presented.

INTERIM PERIOD PRESENTATION

These condensed combined financial statements and notes thereto are unaudited. These statements include all adjustments (consisting of normal recurring accruals) that we considered necessary to present a fair statement of our results of earnings, financial position and cash flows. The results reported in these condensed combined financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year. It is suggested that these condensed combined financial statements be read in conjunction with the annual combined financial statements for the year ended December 31, 2017 and notes thereto.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The preparation of condensed combined financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of any contingent assets or liabilities at the date of these condensed combined financial statements and the reported amounts of revenue and expenses during the reporting period. We base our estimates and judgments on historical experience and on various other assumptions and information that we believe to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be perceived with certainty, and accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. While the Business believes that the estimates and assumptions used in the preparation of these condensed combined financial statements are appropriate, actual results could differ from those estimates.

Estimates are used for, but are not limited to, determining the following: estimates of variable revenues and/or costs on long-term revenue generating contracts, recoverability of long-lived assets and inventory, valuation of goodwill, useful lives used in depreciation and amortization, income taxes and related valuation allowances, accruals for contingencies including warranties, actuarial assumptions used to determine costs on employee benefit plans, valuation assumptions for long term stock-based compensation expense, valuation and recoverability of receivables, valuation of derivatives and the fair value of assets acquired and liabilities assumed in acquisitions.

Our revenue recognition on long-term Contractual Service Agreements (“CSAs”) requires estimates of both customer payments expected to be received over the contract term as well as the costs expected to be incurred to

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

perform required maintenance services. We routinely review estimates under CSAs and regularly revise them to adjust for changes in outlook, however these estimates may materially vary from actual payments and costs incurred over the life of the contracts.

Additionally, please refer to Note 2, Summary of Significant Accounting Policies, in the annual 2017 combined financial statements for the discussion of our significant accounting policies.

(A)	RECENT ACCOUNTING PRONOUNCEMENTS REFLECTED IN THESE CONDENSED COMBINED FINANCIAL STATEMENTS

Our combined annual financial statements for the year ended December 31, 2017 included the adoption of the following new accounting standards that became effective for annual reporting periods beginning after December 15, 2017. As a result, these interim condensed combined financial statements are consistently presented in accordance with the following recently adopted standards:

•	ASU No. 2014-09, Revenue from Contracts with Customers. Refer to Note 3 Revenue Related to Contracts with Customers for more details.
•	ASU No. 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments. Refer to the combined annual financial statements for more details.
•	ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. Refer to the combined annual financial statements for more details.
•	ASU 2017-07, Compensation—Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. Refer to the combined annual financial statements for more details.
•	ASU 2015-11, Inventory (Topic 330), Simplifying of the Measurement of Inventory. Refer to the combined annual financial statements for more details.
•	ASU 2015-16, Simplifying the Accounting for Measurement-Period Adjustments. Refer to the combined annual financial statements for more details.
•	ASU 2015-17, Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes. Refer to the combined annual financial statements for more details.

The following standards have been adopted within these interim condensed combined financial statements:

•	ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This ASU provides a new framework that will assist in the evaluation of whether business combination transactions should be accounted as acquisition of a business or a group of assets, as well as specifying the minimum required inputs and processes necessary to be a business. The provisions of this ASU are effective for years beginning after December 15, 2017. All disposals in the current period were accounted for under the provision of the new guidance.
•	ASU 2016-16, Accounting for Income Taxes: Intra-Entity Transfers of Assets Other Than Inventory. This standard amends existing guidance on income taxes to require the accounting for the income tax effects of intercompany sales and transfers of assets other than inventory when the transfer occurs. As a result, the tax expense from the intercompany sale of assets, other than inventory, and associated changes to deferred taxes will be recognized when the sale occurs even though the pre-tax effects of the transaction have not been recognized. The pronouncement is effective for annual periods beginning after December 15, 2017, and interim periods within those annual periods, with early adoption permitted at the beginning of an annual period for which no financial statements have already been issued. This amendment has been applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption, which did not have an impact on our historical results.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

•	ASU 2016-18, Statement of Cash Flows: Restricted Cash. This standard requires the changes in the total of cash and restricted cash to be presented in the statement of cash flows. In addition, when cash and restricted cash are presented on separate lines on the balance sheet, an entity is required to reconcile the totals in the statement of cash flows to the related line items in the balance sheet. While not a direct effect of the adoption of the standard, to simplify the reconciliation of the statement of cash flows to the cash balances presented in our statement of financial position, we have elected to present cash and restricted cash as a single line on the balance sheet, which did not have an impact on our historical results.
(B)	OTHER RECENT ACCOUNTING PRONOUNCEMENTS

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill. This ASU simplifies the measurement of goodwill impairment to a single-step test. The guidance removes step two of the goodwill impairment test, which requires a hypothetical purchase price allocation, and will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. Under the revised guidance, failing step one will always result in goodwill impairment. The new guidance is effective for annual and interim goodwill impairment tests beginning after December 15, 2019 and early adoption is permitted. The Business is currently evaluating the impact of the adoption of ASU 2017-04 on our combined financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments. The ASU introduces a new accounting model, the Current Expected Credit Losses model (CECL), which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. The CECL model utilizes a lifetime expected credit loss measurement objective for the recognition of credit losses for loans and other receivables at the time the financial asset is originated or acquired. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. This model replaces the multiple existing impairment models under current U.S. GAAP, which generally require that a loss be incurred before it is recognized. The new standard will also apply to receivables arising from revenue transactions such as contract assets and accounts receivables and is effective for fiscal years beginning after December 15, 2019. We continue to evaluate the effect of the standard on our combined financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (ASU 2016-02), creating ASC Subtopic 842, Leases. ASU 2016-02 sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to present a right-of-use asset and a corresponding lease liability on the balance sheet. Lessor accounting is substantially unchanged compared to the current accounting guidance. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, and for the interim and annual reporting periods thereafter, with early adoption permitted. The Business is currently evaluating the impact of the adoption of ASU 2016-02 on our combined financial statements.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3	REVENUE RELATED TO CONTRACTS WITH CUSTOMERS

ADOPTION OF TOPIC 606 REVENUE FROM CONTRACTS WITH CUSTOMERS

All periods presented in the condensed combined financial statements are presented under the FASB’s new accounting standard codification Topic 606 Revenue from Contracts with Customers as we elected the full retrospective method of adoption.

DISAGGREGATION OF REVENUES

GEOGRAPHIC MARKETS

For the three months ended June 30, (In thousands)		Equipment	Services	Digital	Total
U.S.	2018	$144,998	$321,577	$51,831	$518,406
	2017	180,089	332,028	48,765	560,882
Europe	2018	7,849	1,873	(451)	9,271
	2017	19,763	1,166	1,371	22,300
Asia	2018	57,092	63,243	840	121,175
	2017	32,941	46,880	696	80,517
Other	2018	111,529	143,881	12,742	268,152
	2017	180,960	106,123	14,476	301,559
Total revenue	2018	$321,468	$530,574	$64,962	$917,004
	2017	413,753	486,197	65,308	965,258
For the six months ended June 30, (In thousands)		Equipment	Services	Digital	Total
U.S.	2018	$257,802	$646,349	$83,896	$988,047
	2017	442,063	561,100	98,734	1,101,897
Europe	2018	14,574	1,796	700	17,070
	2017	34,200	3,053	2,010	39,263
Asia	2018	141,252	115,830	3,632	260,714
	2017	171,927	115,542	1,367	288,836
Other	2018	185,833	273,159	49,065	508,057
	2017	313,692	211,640	25,257	550,589
Total revenue	2018	$599,461	$1,037,134	$137,293	$1,773,888
	2017	961,882	891,335	127,368	1,980,585

Geographic market is defined as the “ship to” location.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

CONTRACT AND OTHER DEFERRED ASSETS AND PROGRESS COLLECTIONS AND OTHER DEFERRED INCOME

Contract assets reflect revenues earned in excess of billings on our long-term contracts related to our equipment and CSAs. Contract liabilities reflect billings in excess of revenue recognized on similar agreements. Other deferred assets are fulfillment costs that principally relate to contractually required non-recurring engineering incurred during the initial design phase of a contract, which is recoverable over revenues generated as part of our production efforts. Recoverable costs are capitalized and amortized to Costs of revenues based on their expected pattern of benefit of the customers’ order. Amortization of fulfillment costs was approximately $8,944 thousand and $9,422 thousand for the three months ended June 30, 2018 and 2017, respectively, and $12,553 thousand and $15,198 thousand for the six months ended June 30, 2018 and 2017, respectively.

Revenue recognized that was included in the contract liability at the beginning of the period was $119,741 thousand and $124,560 thousand for the three months ended June 30, 2018 and 2017, respectively, and $280,321 thousand and $374,755 thousand for the six months ended June 30, 2018 and 2017, respectively.

CONTRACT AND OTHER DEFERRED ASSETS, NET

Contract and other deferred assets and progress collections, considering current and non-current classification, as of June 30, 2018 and December 31, 2017, are as follows:

(in thousands)	June 30, 2018	December 31, 2017
Contractual service agreements(a)	$348,538	$416,199
Equipment contract revenue(b)	201,336	79,588
Deferred inventory costs(c)	31,226	39,655
Total contract and other deferred assets	$581,100	$535,442
Long-term contractual service agreements(a)	$268,122	$193,389
Long-term equipment contract revenue(b)	37,680	33,484
Long-term non-recurring engineering costs(d)	95,131	86,868
Other	—	7,651
Total long-term contract and other deferred assets	$400,933	$321,392
Progress collections(e)	$601,655	$564,971
Deferred income	17,755	27,456
Total progress collections and deferred income	$619,410	$592,427
Long-term progress collections(e)	$17,071	$20,740
Long-term deferred income	262	3,057
Total long-term progress collections and other deferred income	$17,333	$23,797
Total contract and other deferred assets, net	$345,290	$240,610
(a)	Reflects revenues earned in excess of billings on our CSAs in our Services segment.
(b)	Reflects revenues earned in excess of billings primarily on our long-term contracts to construct equipment principally in our Equipment and Digital segments.
(c)	Represents cost deferral for shipped goods and other costs for which the criteria for revenue recognition has not yet been met.
(d)	Includes fulfillment costs incurred prior to production (e.g., engineering costs specific to an individual customer’s contract) for long-term equipment production contracts, primarily within our Equipment segment.
(e)	Includes billings in excess of revenue on our long-term equipment and CSAs.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

Contract assets, net, increased by $112,498 thousand from December 31, 2017 due to an increase in revenue recognized in excess of billings principally in our Equipment segment, offset by an increase in progress collections principally in our Equipment segment. The changes in estimates for the six months ended June 30, 2018 and 2017, principally within our CSA portfolio in Services, increased revenue and operating income by approximately $27,058 thousand and $25,533 thousand, respectively.

REMAINING PERFORMANCE OBLIGATIONS

As of June 30, 2018, the aggregate amount of the transaction price allocated to the unsatisfied (or partially unsatisfied) performance obligations was $15,615,131 thousand. This amount excludes highly probable but uncommitted purchases from our customers that are not legally enforceable. We expect to recognize revenue as we satisfy the remaining performance obligations as follows:

•	Equipment - total remaining performance obligations of $5,377,356 thousand of which 73% is expected to be satisfied within 5 year(s) and the remaining thereafter.
•	Services - total remaining performance obligations of $9,761,717 thousand of which 49% is expected to be satisfied within 5 year(s), 78% within 10 year(s) and the remaining thereafter.
•	Digital - total remaining performance obligations of $476,057 thousand of which 82% is expected to be satisfied within 5 year(s) and the remaining thereafter.
NOTE 4	CASH, CASH EQUIVALENTS AND RESTRICTED CASH

As of June 30, 2018, $109,716 thousand of cash and equivalents were held in bank accounts and cannot be released, transferred or otherwise converted into a currency that is regularly transacted internationally, due to lack of market liquidity, capital controls or similar monetary or exchange limitations limiting the flow of capital out of the jurisdiction.

NOTE 5	RELATED PARTY TRANSACTIONS

As discussed in Note 1 Description of Business and Basis of Presentation, GE provides the Business with a number of services. Some of these services are provided directly by GE, and others are managed by GE through third-party service providers. The cost of certain of these services is either (a) recognized through our allocated portion of GE’s Corporate Overhead, or (b) billed directly to the Business (such as most of our employee benefit costs). The cost of other services is included within the service itself, and the incremental cost for GE to provide the service is not discernible (such as payroll processing services included within the cost of payroll). In addition, we and our affiliates obtain a variety of goods (such as supplies and equipment) and services (such as GE Global Research Center) under various master purchasing and service agreements to which GE (and not the Business) is a party. We are billed directly for services we procure under these arrangements.

We receive an allocated share of GE’s Corporate Overhead for certain services that GE provides to the Business, but which are not specifically billed to the Business, such as public relations, investor relations, treasury, and corporate internal audit services. Costs of $6,291 thousand and $6,791 thousand for the three months ended June 30, 2018 and 2017, respectively and $12,582 thousand and $13,582 thousand for the six months ended June 30, 2018 and 2017, respectively, were recorded in our Unaudited Condensed Combined Statement of Earnings for our allocated share of GE’s Corporate Overhead. The Business has related party revenues of $3,122 thousand and $156 thousand for the three months ended June 30, 2018 and 2017, respectively and $3,755 thousand and $359 thousand for the six months ended June 30, 2018 and 2017, respectively. The majority of these sales were made by the Equipment segment to other GE industrial business units.

These condensed combined financial statements include additional related party transactions with GE and GE entities that include the following:

•	Amounts for due to / due from affiliates are recorded in Accounts payable and Current receivables, and are settled in cash. The Business has accounts payable resulting from amounts due to affiliates of

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

$82,492 thousand and $48,057 thousand as of June 30, 2018 and December 31, 2017, respectively. The Business has current receivables resulting from amounts due from affiliates of $31,952 thousand and $21,259 thousand as of June 30, 2018 and December 31, 2017, respectively.

•	The Business factors U.S. and non-U.S. receivables through its Working Capital Solutions (“WCS”), on a recourse and nonrecourse basis pursuant to various factoring and servicing agreements. The Business had factored receivables of $134,370 thousand and $146,221 thousand without recourse as of June 30, 2018 and December 31, 2017, respectively. The Business had factored receivables of $3,477 thousand and $3,989 thousand with recourse as of June 30, 2018 and December 31, 2017, respectively. For agreements with recourse, the Business establishes a bad debt reserve based on the aging policy. Historically, the Business has outsourced our servicing responsibilities to Global Operations AR CoE for a market-based fee, and therefore, no servicing asset or liability has been recorded on the Unaudited Condensed Combined Statement of Financial Position as of June 30, 2018 and December 31, 2017. Under the programs, the Business incurred interest expense and finance charges of $3,787 thousand and $8,514 thousand for the three months ended June 30, 2018 and 2017, respectively, and $6,694 thousand and $14,049 thousand for the six months ended June 30, 2018 and 2017, respectively, which are included in Other (expense) income.
•	The Business’s North American operations participate in accounts payable programs with Trade Payables Services (“TPS”). The Business’s liability associated with the funded participation in the accounts payable programs, which is presented as accounts payable within the Condensed Combined Statement of Financial Position, was $411,878 thousand and $332,584 thousand as of June 30, 2018 and December 31, 2017, respectively.
•	The Business participates in GE Treasury centralized hedging and offsetting programs. See Note 13 Derivatives and Hedging.
•	Employees of the Business participate in pensions and benefit plans that are sponsored by GE. See Note 18 Pension and Postretirement Benefit Plans.
•	GE grants stock options, restricted stock units and performance share units to its group employees, including those of GE Transportation, under the GE Long-Term Incentive Plan.
•	Lease agreements are based on market terms. The Business incurs rent expense resulting from related party leases with GE or GE entities as lessor. See Note 17 Leases.
•	All adjustments relating to certain transactions among the Business, GE and GE entities, which include the transfer of the balance of cash and equivalents to GE, transfer of the balance of cash held in cash pooling arrangements to GE, settlement of intercompany debt between the Business and GE or other GE entities and pushdown of all costs of doing business that were paid on behalf of the Business by GE or GE entities, are classified as Net parent investment.
NOTE 6	CURRENT RECEIVABLES, NET

Current receivables, net, as of June 30, 2018 and December 31, 2017 consist of the following:

(In thousands)	June 30, 2018	December 31, 2017
Customer receivables	$123,950	$86,882
Due from GE	31,952	21,259
Sundry receivables	60,037	69,127
	215,939	177,268
Less allowance for doubtful accounts	(8,412)	(4,882)
Current receivables, net	$207,527	$172,386

Sundry receivables primarily consist of value added tax receivables.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7	INVENTORIES

Inventories as of June 30, 2018 and December 31, 2017 consist of the following:

(In thousands)	June 30, 2018	December 31, 2017
Raw materials and work in process	$391,627	$268,261
Finished goods	283,529	292,182
Total inventories	$675,156	$560,443
NOTE 8	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net as of June 30, 2018 and December 31, 2017 consist of the following:

	Depreciable Life (in years)	Original Cost		Net Carrying Value
(In thousands)		June 30, 2018	December 31, 2017	June 30, 2018	December 31, 2017
Land and improvements	8(a)	$18,115	$19,857	$15,443	$16,781
Buildings, structures and related equipment	8-40	571,770	565,076	343,984	337,978
Machinery and equipment(b)	4-20	1,252,344	1,305,883	464,898	476,407
Leasehold costs and manufacturing plant under construction	3-10	118,445	100,597	107,392	112,002
Total property, plant and equipment, net		$1,960,674	$1,991,413	$931,717	$943,168
ELTO (net)		$29,101	$30,075	$14,337	$12,135
(a)	Depreciable lives exclude land.
(b)	Equipment leased to others (“ELTO”) is presented in the line item Machinery and equipment. This is equipment we own that is available to lease to customers and is stated at cost less accumulated depreciation.

Total depreciation expense was $26,958 thousand and $29,294 thousand for the three months ended June 30, 2018 and 2017 and$55,109 thousand and $62,438 thousand for the six months ended June 30, 2018 and 2017, respectively.

NOTE 9	INTANGIBLE ASSETS

INTANGIBLE ASSETS OTHER THAN GOODWILL

Intangible assets and accumulated amortization as of June 30, 2018 and December 31, 2017 consist of the following:

	Useful Life (in years)	June 30, 2018			December 31, 2017
(In thousands)		Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Customer-related	11-20	$21,818	$(8,338)	$13,480	$21,860	$(7,636)	$14,224
Patents & technology	7-11	58,800	(26,056)	32,744	56,866	(21,419)	35,447
Capitalized software - internal-use	5	219,134	(130,174)	88,960	211,209	(116,151)	95,058
Capitalized software - external	5-10	144,060	(25,953)	118,107	130,245	(20,358)	109,887
Trademarks & other	18-30	277	—	277	286	—	286
Total		$444,089	$(190,521)	$253,568	$420,466	$(165,564)	$254,902

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

During the six months ended June 30, 2018, we recorded additions to intangible assets subject to amortization of $19,040 thousand, primarily driven by capitalized software.

Amortization expense related to intangible assets subject to amortization was $11,523 thousand and $10,810 thousand for the three months ended June 30, 2018 and 2017 and $23,074 thousand and $24,316 thousand for the six months ended June 30, 2018 and 2017, respectively.

NOTE 10	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets as of June 30, 2018 and December 31, 2017 consist of the following:

(In thousands)	June 30, 2018	December 31, 2017
Derivative assets	$65	$3,303
Miscellaneous deferred charges	33,944	36,807
Prepaid insurance and other	5,197	6,080
Income tax receivable	183,641	179,394
Other	7,579	696
Prepaid expenses and other current assets	$230,426	$226,280
NOTE 11	OTHER ASSETS

Other assets as of June 30, 2018 and December 31, 2017 consist of the following:

(In thousands)	June 30, 2018	December 31, 2017
Associated companies(a)	$57,334	$56,428
Other assets(b)	22,960	21,331
Total other assets	$80,294	$77,759
(a)	Associated companies are entities in which we do not have a controlling financial interest, but over which we have significant influence, most often because we hold a voting interest of 20% to 50%.
(b)	Other assets mainly consist of long-term prepaid expenses and non-current value added tax receivables.
NOTE 12	BORROWINGS

In September 2017, the Business entered into an unsecured loan facility agreement with Wipro GE Healthcare Private Limited to fund various ongoing projects and operational requirements. The loan had a total disbursement value of $68,703 thousand, disbursed in three tranches. As of December 31, 2017 the first two tranches had been disbursed with a total value of $44,256 thousand. The final tranche was disbursed in the first quarter of 2018. The loan carries an 8% annual interest rate, compounded quarterly and matures in three tranches due October 2019, November 2019, and January 2020. Interest included in interest expense for long-term borrowings, including the current portion, is $1,256 thousand and $0 thousand for the three months ended June 30, 2018 and 2017 and $2,480 thousand and $0 thousand for the six months ended June 30, 2018 and 2017, respectively. Interest expense is included within Other (expense) income in the Unaudited Condensed Combined Statement of Earnings.

Due to the nature and terms of the debt, the Business carries the debt at face value and did not recognize a discount or premium at issuance. The current portion of long-term debt is included in Short-term borrowings, and the non-current portion of the debt is included in Long-term borrowings. The amounts outstanding under the long-term borrowings as of June 30, 2018 and December 31, 2017 are reflected in the table below.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

LETTERS OF CREDIT

As of June 30, 2018 and December 31, 2017, the Business has off-balance sheet credit exposure for unused letters of credit, bank guarantees, bid bonds, and surety bonds of approximately $679,779 thousand and $532,196 thousand, respectively.

Borrowings as of June 30, 2018 and December 31, 2017 consist of the following:

Short-term borrowings

(In thousands)	June 30, 2018	December 31, 2017
Current portion of long-term borrowings	$24	$45
Total short-term borrowings	$24	$45

Long-term borrowings

(In thousands)		June 30, 2018	December 31, 2017
Long-term portion of borrowings	Maturities 2019-2020	$67,509	$44,257
Total long-term borrowings		$67,509	$44,257

Total interest expense and other finance charges were $5,055 thousand and $9,141 thousand for the three months ended June 30, 2018 and 2017 and $9,381 thousand and $15,353 thousand for the six months ended June 30, 2018 and 2017, respectively. Interest expense includes expense related to current receivable factoring programs. See Note 4 Related Party Transactions.

NOTE 13	DERIVATIVES AND HEDGING

Economic hedges are not designated as hedged from an accounting standpoint (and therefore we do not apply hedge accounting to the relationship), but otherwise serve the same economic purpose as other hedging arrangements. We use economic hedges when we have exposures to currency exchange risk for which we are unable to meet the requirements for hedge accounting or when changes in the carrying amount of the hedged item are already recorded in earnings in the same period as the derivative, making hedge accounting unnecessary. Even though the derivative is an effective economic hedge, there may be a net effect on earnings in each period due to differences in the timing of earnings recognition between the derivative and the hedged item. Notional amounts outstanding are approximately $374,724 thousand and $332,821 thousand as of June 30, 2018 and December 31, 2017, respectively.

The following table provides information about the fair value of our derivatives, by contract type and the accounts in the Unaudited Condensed Combined Statement of Financial Position in which the balances are presented:

	June 30, 2018		December 31, 2017
(In thousands)	Prepaid expenses and other current assets	Other current liabilities	Prepaid expenses and other current assets	Other current liabilities
	Fair Value
Currency exchange and commodity contracts	$65	$11,530	$3,303	$6,372

Derivative instruments are principally administered by GE and the gains are $6,273 thousand and $4,069 thousand for the three months ended June 30, 2018 and 2017 and $8,140 thousand and $9,507 thousand for the six months ended June 30, 2018 and 2017, respectively. These gains are included in Other (expense) income.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 14	INCOME TAXES

Our consolidated effective income tax rates were 21% and 36% during the six months ended June 30, 2018 and 2017, respectively. The rate for 2018 benefited from a lower U.S. statutory rate effective for years beginning in 2018 due to U.S. tax reform and favorable changes in mix of earnings.

On December 22, 2017, the U.S. enacted legislation commonly known as the Tax Cuts and Jobs Act (“U.S. tax reform”) that lowered the statutory tax rate on U.S. earnings to 21%, taxes historic foreign earnings at a reduced rate of tax, establishes a territorial tax system and enacts new taxes associated with global operations.

The impact of enactment of U.S. tax reform was recorded on a provisional basis as the legislation provides for additional guidance to be issued by the U.S. Department of the Treasury on several provisions. Guidance during 2018 could impact the information required for and the calculation of the foreign-derived intangible income (“FDII”), base erosion anti-abuse tax (“BEAT”) and global intangible low-taxed income (“GILTI”) provisions and could affect decisions that affect the tax on various U.S. and foreign items, which would further impact the final amounts included in these provisions and impact the revaluation of deferred taxes. In addition, analysis performed and conclusions reached as part of the tax return filing process and additional guidance on accounting for U.S. tax reform could affect the provisional amount.

Additionally, as part of tax reform, the U.S. has enacted a minimum tax on foreign earnings (“GILTI”). We have not made an accounting policy election on the deferred tax treatment and, consequently, we have not made an accrual for the deferred tax aspects of this provision.

In the next twelve months, we do not expect uncertain tax positions to materially change.

NOTE 15	OTHER CURRENT LIABILITIES AND OTHER LIABILITIES

OTHER CURRENT LIABILITIES

Other current liabilities as of June 30, 2018 and December 31, 2017 consist of the following:

(In thousands)	June 30, 2018	December 31, 2017
Employee related liabilities(a)	$122,861	$90,801
Derivative liabilities	11,530	6,372
Discounts and allowances	11,119	14,132
Accrued taxes	48,258	47,113
Accrued costs for freight, utility & other	25,975	28,563
Warranties	23,132	49,564
Restructuring and sundry losses(b)	16,277	24,032
Other current liabilities(c)	25,095	22,146
Total other current liabilities	$284,247	$282,723
(a)	Employee related liabilities are largely comprised of payroll, employee compensation and benefits, pension and other postretirement benefit obligations.
(b)	Restructuring accruals and accruals for legal costs arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.
(c)	Other current liabilities primarily consist of accruals related to prior acquisitions and investments, as well as various other miscellaneous accruals.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

OTHER LIABILITIES

Other liabilities as of June 30, 2018 and December 31, 2017 consist of the following:

(In thousands)	June 30, 2018	December 31, 2017
Employee related liabilities(a)	$21,237	$27,135
Sundry losses	684	8,503
Warranties	43,094	30,753
Tax related liabilities(b)	6,041	7,163
Other liabilities(c)	17,696	18,637
Total other liabilities	$88,752	$92,191
(a)	Employee related liabilities are largely comprised of long-term employee compensation programs.
(b)	Consists of reserves for uncertain tax positions.
(c)	Other liabilities primarily consist of holdbacks and earn-outs.
NOTE 16	COMMITMENTS AND CONTINGENCIES

WARRANTY OBLIGATIONS

As part of our product sales we provide standard warranty coverage to our customers as part of customary practices in the market to provide assurance that the equipment sold will comply with agreed upon specifications and such standard warranty at the time of sale is limited to fixing product defects. Issuance of a product warranty constitutes a commitment, which must be accrued as a loss contingency if expenditures under the warranty are both probable and reasonably estimable. The Business provides for estimated product warranty expenses when the related product sale is recognized. Additionally, we may elect certain corrective actions, at our expense, for certain product-related matters impacting our product portfolios. Warranty obligations are recognized for these matters when we commit to these corrective actions and they are estimable. Because warranty estimates are forecasts that are based on the best available information, primarily based on historical warranty claims experience and outstanding warranty period, claims costs may differ from amounts provided.

(In thousands)	2018	2017
Balance at January 1	$80,317	101,492
Current year provisions	20,803	25,128
Utilizations and other	(34,894)	(33,384)
Balance at June 30	$66,226	93,236

Approximately 65% and 59% of the warranty provision as of June 30, 2018 and June 30, 2017, respectively, are expected to be consumed beyond 12 months and therefore, are classified as a long-term liability in Other liabilities. Refer to Note 15 Other Current Liabilities and Other Liabilities.

GUARANTEES

The Business provides guarantees in the ordinary course of business. The Business believes the likelihood is remote that any such arrangements could have a significant adverse effect on these condensed combined financial statements of the Business. The Business records liabilities for guarantees at estimated fair value, generally the amount of the premium received, or if we do not receive a premium, the amount based on appraisal, observed market values or discounted cash flows, which are zero as of June 30, 2018 and December 31, 2017. The Business has off-balance sheet credit exposure through standby letters of credit, bank guarantees, bid bonds, and surety bonds. See Note 12 Borrowings. In addition, our Parent may provide the Business with parent company guarantees in certain jurisdictions where we lack the legal structure to issue the requisite guarantees required on certain projects. We are charged by our Parent the fair market value of such guarantees.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

LITIGATION

The Business is subject to a variety of legal proceedings and legal compliance risks in all parts of the world where the Business operates or buys or sells its equipment and services. The Business has adopted appropriate risk management and compliance programs to address these and other matters that may arise from time to time. The global and diverse nature of our business and the changing enforcement environments in which it operates, means the Business will continue to face legal and compliance risks, the nature and outcome of which cannot be predicted with certainty. Currently, management believes there are no legal contingencies that are likely to have a material effect on the Business’s Condensed Combined Statements of Financial Position, Earnings, or Cash Flows.

In late November 2017, staff of the Boston office of the U.S. Securities & Exchange Commission (SEC) notified GE that they are conducting an investigation of GE’s revenue recognition practices and internal controls over financial reporting related to long-term service agreements. We have provided documentation to Parent regarding our long-term service agreement practices. Parent is providing documents and other information requested by the SEC staff, and our Parent is cooperating with their ongoing investigation.

NOTE 17	LEASES

LEASE COMMITMENTS

The Business is a lessee under various cancelable and non-cancelable operating lease arrangements for facilities, information technology, fleet, and other equipment having terms which expire on various dates. Rent expense for third party leases was $6,351 thousand and $5,539 thousand for the three months ended June 30, 2018 and 2017 and $11,977 thousand and $12,861 thousand for the six months ended June 30, 2018 and 2017, respectively. Rent of approximately $181 thousand and $499 thousand was charged by GE for these leases for the three months ended June 30, 2018 and 2017 and $1,396 thousand and $1,064 thousand for the six months ended June 30, 2018 and 2017, respectively, which was generally consistent with prior years. See Note 5 Related Party Transactions.

NOTE 18	PENSION AND POSTRETIREMENT BENEFIT PLANS

Certain employees are covered under GE’s retirement plans (e.g. pension, retiree health and life insurance). In addition, certain Canadian employees participate in the GE Canada Defined Benefit Pension Plan as well as the Canada Postretirement Benefits.

The Business is allocated relevant participation costs for these GE employee benefit plans by GE. As such, the Business has not recorded any liabilities associated with our participation in this multi-employer plan in our Unaudited Condensed Combined Statement of Financial Position as of June 30, 2018 and December 31, 2017.

Expenses associated with our employees’ participation in the U.S. GE pension and postretirement benefit plans are $20,158 thousand and $21,951 thousand for the three months ended June 30, 2018 and 2017 and $39,709 thousand and $41,415 thousand for the six months ended June 30, 2018 and 2017, respectively. Expenses associated with our employees’ participation in the GE Canada Defined Benefit Pension Plan and Canada Postretirement Benefits are $284 thousand and $317 thousand for the three months ended June 30, 2018 and 2017 and $569 thousand and $550 thousand for the six months ended June 30, 2018 and 2017, respectively.

NOTE 19	SEGMENT INFORMATION

BASIS OF PRESENTATION

Our reportable segments are organized based on the nature of markets and customers. Segment accounting policies are the same as described and referenced in Note 2 Summary of Significant Accounting Policies of our annual financial statements.

Certain information concerning our segments for the three and six months ended June 30, 2018 and 2017 is presented in the following tables. Consistent accounting policies have been applied by all segments within the Business, within all reporting periods.

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

SEGMENT REVENUES

Refer to the table below for total revenues by segment for the three months ended June 30, 2018 and 2017.

	Total revenues
	For the three months ended June 30
(In Thousands)	2018	2017
Equipment	$321,468	$413,753
Services	530,574	486,197
Digital	74,495	72,847
Eliminations	(9,533)	(7,539)
Total revenues	$917,004	$965,258
	Total revenues
	For the six months ended June 30
(In Thousands)	2018	2017
Equipment	$599,461	$961,882
Services	1,037,134	891,335
Digital	156,775	150,723
Eliminations	(19,482)	(23,355)
Total revenues	$1,773,888	$1,980,585

OTHER SEGMENT INFORMATION

The Business uses segment profit to manage the Business and allocate resources. Management defines segment profit as operating income, plus interest income, less noncontrolling interest. Costs for corporate overhead functions are first attributed to the segments to the extent possible before being subject to various allocation methodologies. Refer to the table below for segment profit and a reconciliation to Net earnings attributable to Parent for the three months and six months ended June 30, 2018 and 2017.

	For the three months ended June 30
(In thousands)	2018	2017
Equipment	$(49,658)	$(9,506)
Services	164,160	151,860
Digital	1,159	4,978
Segment profit	$115,661	$147,332

Non-operating benefit costs	(2,504)	(8,532)
Restructuring costs	(2,582)	(19,636)
Interest expense and other finance charges	(5,055)	(9,141)
Provision for income taxes	(19,965)	(30,853)
Net earnings attributable to Parent	$85,555	$79,170

GE Transportation
(A carve-out business of General Electric Company)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

	For the six months ended June 30
(In thousands)	2018	2017
Equipment	$(96,163)	$(12,992)
Services	322,440	252,945
Digital	849	6,611
Segment profit	$227,126	$246,564
Non-operating benefit costs	(5,155)	(11,262)
Restructuring costs	(4,416)	(69,677)
Interest expense and other finance charges	(9,381)	(15,353)
Provision for income taxes	(44,084)	(56,984)
Net earnings attributable to Parent	$164,090	$93,288

The Business does not identify total assets by segment for internal purposes as the Business’ CODM (“Chief Operating Decision Maker”) does not assess performance, make strategic decisions, or allocate resources based on assets.

NOTE 20	SUBSEQUENT EVENTS

The Business performed an evaluation of subsequent events through August 7, 2018, the date these unaudited condensed combined financial statements were issued, and determined there were no recognized or unrecognized subsequent events that would require an adjustment or additional disclosure in these condensed combined financial statements. Refer to Note 1 Description of Business and Basis of Presentation for further detail on the Proposed Transaction announced on May 21, 2018.

Annex A

AGREEMENT AND PLAN OF MERGER

dated as of

May 20, 2018

among

GENERAL ELECTRIC COMPANY,

TRANSPORTATION SYSTEMS HOLDINGS INC.,

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

and

WABTEC US RAIL HOLDINGS, INC.

A-i

A-ii

Exhibit A      Form of Shareholders Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of May 20, 2018 among General Electric Company, a New York corporation (the “Company”), Transportation Systems Holdings Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“SpinCo”), Westinghouse Air Brake Technologies Corporation, a Delaware corporation (“Parent”), and Wabtec US Rail Holdings, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”).

W I T N E S S E T H :

WHEREAS, SpinCo is a wholly owned direct Subsidiary of the Company;

WHEREAS, on or prior to the Closing Date, and subject to Section 8.07(f) below, and to the terms and conditions set forth in the Separation Agreement, the Company will complete the Internal Reorganization, and following the Internal Reorganization, the Direct Sale and the SpinCo Transfer and prior to the Effective Time, and upon the terms and conditions set forth in the Separation Agreement, the Company will, at its election, either (a) distribute, without consideration, a number of shares of SpinCo’s common stock, par value $0.01 per share (“SpinCo Common Stock”), as determined by the Company Board but in no event constituting less than the Distribution Share Minimum or more than the Distribution Share Maximum, to holders of the Company’s common stock, par value $0.06 per share (“Company Common Stock”), by way of a pro rata dividend (the “One-Step Spin-Off”) or (b) consummate an offer to exchange a number of shares of SpinCo Common Stock as determined by the Company Board (but no more than the Distribution Share Maximum) for currently outstanding shares of the Company Common Stock (the “Exchange Offer”) and, in the event that the number of shares of SpinCo Common Stock for which the Company’s stockholders subscribe in the Exchange Offer is less than the Distribution Share Minimum the Company shall (and in the event the Company’s stockholders subscribe for more than the Distribution Share Minimum but less than the Distribution Share Maximum, the Company may), distribute on the Distribution Date immediately following the consummation of the Exchange Offer, without consideration and pro rata to holders of Company Common Stock, a number of shares of SpinCo Common Stock as is determined by the Company so that, following such distribution (and taking into account the Exchange Offer), a number of shares of SpinCo Common Stock not less than the Distribution Share Minimum nor more than the Distribution Share Maximum will have been distributed (the “Clean-Up Spin-Off”);

WHEREAS, the disposition by the Company of SpinCo Common Stock as set forth above to the Company’s stockholders, whether by way of the One-Step Spin-Off or the Exchange Offer (followed by any Clean-Up Spin-Off, if necessary), is referred to as the “Distribution”;

WHEREAS, at the Effective Time, the parties hereto will effect the merger of Merger Sub with and into SpinCo (the “Merger”), with SpinCo continuing as the surviving corporation, all upon the terms and subject to the conditions set forth herein;

WHEREAS, the parties hereto intend that, for U.S. federal income Tax purposes, the Internal Reorganization, the SpinCo Transfer, the Distribution and the Merger will be treated as contemplated by the Tax Matters Agreement and, accordingly, that (a) the SpinCo Transfer and the Distribution, taken together, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code and that each of the Company and SpinCo will be a “party to a reorganization” within the meaning of Section 368(b) of the Code, (b) the Distribution, as such, will qualify as (i) a distribution of the SpinCo Common Stock to the Company’s stockholders pursuant to Section 355(a) of the Code and (ii) a “qualified stock disposition” within the meaning of Treasury Regulations Section 1.336-1(b)(6) by reason of the application of Treasury Regulations Section 1.336-1(b)(5)(ii), such that an election under Section 336(e) of the Code shall be made with respect to the Distribution and (c) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that each of Parent, Merger Sub and SpinCo will be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

WHEREAS, Section 355(e) of the Code is intended to apply to the Distribution by reason of the “acquisition” (within the meaning of Section 355(e) of the Code) of a number of the shares of Parent Common Stock into which the Retained Shares are converted pursuant to this Agreement as part of a plan (or series of related transactions) as described in Section 355(e) of the Code that includes the Distribution (taken together with the Merger);

WHEREAS, the Company, Parent and Direct Sale Purchaser intend that, for U.S. federal income tax purposes, the Direct Sale will be treated as a taxable purchase and sale of the Direct Sale Assets;

WHEREAS, the parties hereto intend that the Company shall, in connection with the Distribution, retain a number of shares of SpinCo Common Stock (the “Retained Shares”) such that the number of shares distributed to the Company stockholders in the Distribution is not less than the Distribution Share Minimum or more than the Distribution Share Maximum;

WHEREAS, the parties hereto intend this Agreement to be, and hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations sections 1.368-2(g) and 1.368-3;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) (a) has determined that the Merger and this Agreement are advisable and has approved this Agreement and the transactions contemplated hereby, including the Merger, the Parent Share Issuance and the Parent Charter Amendment and (b) has recommended the approval by the stockholders of Parent of the Parent Share Issuance and the Parent Charter Amendment;

WHEREAS, the Board of Directors of Merger Sub (a) has determined that the Merger and this Agreement are advisable and has approved this Agreement and the transactions contemplated hereby, including the Merger, and (b) has resolved to recommend the adoption of this Agreement by the sole stockholder of Merger Sub;

WHEREAS, Parent, as the sole stockholder of Merger Sub, has adopted this Agreement in accordance with Section 228(c) of Delaware Law;

WHEREAS, the Board of Directors of SpinCo (the “SpinCo Board”) (a) has determined that the Merger and this Agreement are advisable and has approved this Agreement and the transactions contemplated hereby, including the Merger, and (b) has resolved to recommend the adoption of this Agreement by the sole stockholder of SpinCo;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has determined that the Merger and this Agreement are advisable and has approved this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the Company, as the sole stockholder of SpinCo, has adopted this Agreement in accordance with Section 228(c) of Delaware Law; and

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into Voting and Support Agreements with certain directors, executive officers and stockholders of Parent, in each case in the form agreed to by the parties.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.   Definitions.   (a) As used herein, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933, together with the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, together with the rules and regulations promulgated thereunder.

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer or proposal relating to, or any Third Party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of Parent and its Subsidiaries or 20% or more of any class of equity or voting securities of Parent or one or more of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Parent, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party’s beneficially owning 20% or more of any class of equity or voting securities of Parent or one or more of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Parent, (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Parent or one or more of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Parent, or (iv) any combination of the foregoing.

“Action” means any litigation, suit, arbitration, proceeding, claim, action, demand, audit, citation or summons of any nature, whether at law or in equity, by or before any Governmental Authority or arbitrator.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. It is expressly agreed that, following the Closing, neither the Company nor SpinCo, nor any member of their respective Groups (as defined in the Separation Agreement), shall be deemed to be an Affiliate of the other or a member of such other party’s Group solely by reason of having common stockholders or one or more directors in common or by reason of having been under the common control of the Company prior to the Direct Sale and the Distribution. For purposes of this Agreement, “control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled by” and “under common control with” shall have correlative meanings.

“Alternative Tax Counsel” means a nationally recognized law firm or accounting firm, which may include, for the avoidance of doubt, Company Tax Counsel, Parent Tax Counsel or an Alternative Separation Opinion Tax Counsel.

“Alternative Separation Opinion Tax Counsel” means one of the law firms or accounting firms set forth on Section 1.1(b) of the SpinCo Disclosure Schedule selected by Wolf in its sole discretion.

“Ancillary Agreement” has the meaning set forth in the Separation Agreement.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, directive, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated, enforced or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Closing Date” means the day on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986.

“Company Credit Support Instruments” means all obligations of any member of the Company Group under any contract or other obligation to the extent relating to the Tiger Business (excluding any Excluded Liabilities) for which such member of the Company Group is or may be liable as guarantor, original tenant, primary obligor, Person required to provide financial support or collateral in any form whatsoever, or otherwise (including by reason of performance guarantees).

“Company Group” has the meaning set forth in the Separation Agreement.

“Company SEC Documents” means all reports, schedules, forms, statements, prospectuses, registration statements and other documents filed by the Company with, or furnished by the Company to, the SEC since January 1, 2015, together with any exhibits and schedules thereto and other information incorporated therein.

“Company Tax Counsel” means Davis Polk & Wardwell LLP.

“Competing SpinCo Transaction” means any transaction or series of related transactions with a Third Party (other than the Merger, the Internal Reorganization, Separation and the Distribution or as otherwise contemplated by this Agreement and the Ancillary Agreements and other than asset sales and transfers not in violation of Section 6.01) that constitutes a merger, consolidation, share exchange, business combination, acquisition, sale, transfer or other disposition, in each case, of 20% or more of the Tiger Business; provided that a “Competing SpinCo Transaction” shall not be deemed to include: (i) a public offering, spin-off or split-off of the Tiger Business (including an acquisition of shares by an investor or sponsor in connection therewith) if no Third Party obtains beneficial ownership of 50% or more of SpinCo Common Stock in connection therewith or

(ii) any transaction or series of related transactions with a Third Party that includes the sale, transfer or other disposition of businesses or assets (or interests therein) in addition to the Tiger Business if the aggregate revenues attributable to such other businesses and/or assets during the calendar year ended December 31, 2017 (as such revenues would be measured in accordance with GAAP, applied in a manner consistent with the audited financial statements of the Company for such calendar year) were greater than the revenues of the Tiger Business for such calendar year (as such revenues are reflected in the Interim Audited Financial Statements).

“Confidentiality Agreement” means that certain letter agreement, dated July 12, 2017, between the Company and Parent.

“Credit Rating Event” means that Parent would cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by Parent of such acquisition (or execution of an agreement providing for such acquisition) and ending 60 days following consummation of such acquisition (which Trigger Period will be extended following consummation of such acquisition for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for Parent, Parent will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. For purposes of this Agreement, (i) “Fitch” means Fitch Ratings, Inc., and its successors; (ii) “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors; “Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, Parent may appoint another “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, further, that Parent shall give notice of such appointment to the Company; and “S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, and its successors.

“Data” means databases and compilations, including all data and collections of data, whether machine readable or otherwise.

“Delaware Law” means the General Corporation Law of the State of Delaware.

“Direct Sale” has the meaning set forth in the Separation Agreement.

“Direct Sale Assets” has the meaning set forth in the Separation Agreement.

“Direct Sale Purchase Price” has the meaning set forth in the Separation Agreement.

“Direct Sale Purchaser” has the meaning set forth in the Separation Agreement.

“Direct Sale Transferred Subsidiaries” has the meaning set forth in the Separation Agreement.

“Distribution Date” has the meaning set forth in the Separation Agreement.

“Distribution Share Maximum” means a percentage of the then-outstanding shares of SpinCo Common Stock equal to the excess of 100% over the Section 355(e) Minimum Percentage.

“Distribution Share Minimum” means 80.25% of the then-outstanding shares of SpinCo Common Stock.

“Employee Agreements” has the meaning set forth in the Employee Matters Agreement.

“Employee Matters Agreement” has the meaning set forth in the Separation Agreement.

“Environmental Laws” means any Applicable Law relating to protection of the environment or protection of human health and safety, including the use, handling, transportation, treatment, storage, disposal, discharge, Release or threat of Release of, or exposure to, Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Exchange Ratio” means the New Issuance divided by the number of shares of SpinCo Common Stock issued and outstanding immediately prior to the Effective Time, subject to adjustment as set forth herein.

“Excluded Assets” has the meaning set forth in the Separation Agreement.

“Excluded Liabilities” has the meaning set forth in the Separation Agreement.

“Expenses” means all out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, investment banking firms and other financial advisors, experts and consultants) actually incurred or accrued by a party hereto or its Affiliates or on its or their behalf or for which it or they are liable, in each case, in connection with or related to the authorization, planning, structuring, financing, preparation, drafting, negotiation, execution and performance of the transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements, the preparation, printing, filing and mailing of the Registration Statements, the Proxy Statement and the Schedule TO (as applicable), the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other similar Applicable Laws and all other matters related to the Merger, the Internal Reorganization, the Financing, the Separation, the SpinCo Transfer, the Direct Sale, the Distribution and the other transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements.

“Faiveley Shareholders Agreement” means the Shareholders Agreement, dated October 6, 2015, among Parent, Financière Faiveley, Famille Faiveley Participations, François Faiveley and Erwan Faiveley.

“Form of Tax Matters Agreement” means the form of Tax Matters Agreement set forth in Exhibit E to the Separation Agreement.

“Fully Diluted Parent Shares” means the number of outstanding shares of Parent Common Stock as of immediately before the Effective Time on a fully-diluted, as converted and as exercised basis, including shares of Parent Common Stock underlying outstanding Parent Stock Awards and any other outstanding Parent Securities convertible into or exercisable for shares of Parent Common Stock. For the avoidance of doubt, Fully Diluted Parent Shares shall include (i) any and all shares of Parent Common Stock underlying Parent Stock Awards that are settled only in cash, or in cash or stock, other than up to 182,110 shares of Parent Common Stock underlying restricted stock units that are settled only in cash and outstanding as of the date hereof and (ii) in the case of Parent Stock Awards, the maximum number of shares of Parent Common Stock underlying such Parent Stock Awards.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory, judicial or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Group” has the meaning set forth in the Separation Agreement.

“Hazardous Materials” means any substance, material or waste that is defined or regulated as “hazardous,” “toxic,” “dangerous,” a “pollutant,” a “contaminant” or words of similar effect under any applicable Environmental Law, including asbestos, polychlorinated biphenyls, radioactive materials, petroleum and petroleum by-products and distillates.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property Rights” means all of the following intellectual property and similar rights, title or interest in or arising under Applicable Laws: (i) patents, patent applications and patent rights, including any reissue, reexamination, division, extension, provisional, continuation or continuation-in-part, (ii) copyrights, moral rights, mask works rights, database rights and design rights, in each case, other than such rights to Software and Data, whether or not registered, and registrations and applications thereof, and all rights therein provided by international treaties or conventions, (iii) Trademarks, and (iv) Trade Secrets. For the avoidance of doubt, for the purposes of this Agreement, Intellectual Property Rights excludes Software and Data.

“Internal Reorganization” has the meaning set forth in the Separation Agreement.

“IRS” means the Internal Revenue Service.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, including all associated documentation.

“Key Parent Service Provider” means a Parent Service Provider who reports directly to the Chief Executive Officer of Parent (other than administrative support personnel).

“Key Tiger Service Provider” means a Tiger Service Provider who reports directly to the Chief Executive Officer of the Tiger Business (other than administrative support personnel).

“knowledge” means (i) with respect to SpinCo, the actual knowledge of the individuals listed on Section 1.01(a) of the SpinCo Disclosure Schedule and (ii) with respect to Parent, the actual knowledge of the individuals listed on Section 1.01(a) of the Parent Disclosure Schedule.

“Lender Related Parties” means (i) the Persons, including the Lenders, that have committed to provide or arrange the Financing (including any Alternative Financing) or any Parent Financing, including the parties named in any commitment letters, engagement letters, joinder agreements, note purchase agreements, indentures, credit agreements, underwriting agreements, purchase agreements or other agreements entered into pursuant thereto or relating thereto, or that are otherwise acting as arrangers, bookrunners, underwriters, initial purchasers, placement agents or administrative agents, trustees or similar representatives in respect thereof, in each case, in its capacity as such or otherwise in connection with the Financing or any Parent Financing, and (ii) the Affiliates of any of the foregoing and, with respect to clause (i) and (ii), the respective former, current and future directors, officers, managers, members, stockholders, controlling persons, partners, employees, agents, advisors, representatives, successors and permitted assigns of any of the foregoing, in each case of this clause (ii) in its capacity as such in connection with the Financing and the Parent Financing.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other similar adverse claim in respect of such property or asset.

“New Issuance” means (i) the Fully Diluted Parent Shares multiplied by (ii) the quotient of 50.1 divided by 49.9.

“Offer Employee” has the meaning set forth in the Employee Matters Agreement.

“Parent 10-K” means Parent’s annual report on Form 10-K for the fiscal year ended December 31, 2017.

“Parent Balance Sheet” means the consolidated balance sheet of Parent as of December 31, 2017 and the footnotes therein set forth in the Parent 10-K.

“Parent Balance Sheet Date” means December 31, 2017.

“Parent Benefit Plan” means any (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA or (ii) other compensatory or health or welfare benefit plan or agreement, in each case that is sponsored, maintained or contributed to by Parent or any of its ERISA Affiliates for the benefit of any Parent Service Provider or for which Parent or any of its Subsidiaries has any liability.

“Parent Charter Amendment” means an amendment of Parent’s Restated Certificate of Incorporation to increase the authorized shares of Parent Common Stock to 500,000,000 shares of Parent Common Stock.

“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent.

“Parent Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Parent to the Company and SpinCo.

“Parent Intellectual Property Rights” means any and all Intellectual Property Rights owned by Parent or any of its Subsidiaries.

“Parent IT Assets” means any and all IT Assets (i) owned by Parent or any of its Subsidiaries or (ii) licensed or leased to Parent or any of its Subsidiaries pursuant to a written agreement.

“Parent JV” means any joint venture or similar business entity or contractual relationship, whether organized as a general or limited partnership, limited liability company, contractual relationship or otherwise, to which Parent or any of its Subsidiaries is a party and owns at least 10% of the equity interests thereof, in each case other than a Subsidiary of Parent.

“Parent Material Adverse Effect” means a material adverse effect on the business, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries, taken as a whole, excluding any effect resulting from (i) changes (or proposed changes) in GAAP, the regulatory accounting requirements applicable to any industry in which Parent and its Subsidiaries operate or Applicable Law, including the interpretation or enforcement thereof, (ii) changes in the financial, credit or securities markets (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in any securities market) or general economic or political conditions, (iii) changes or conditions generally affecting the industry or segments thereof in which Parent and its Subsidiaries operate, (iv) acts of war, sabotage or terrorism or natural disasters, (v) the announcement or consummation of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement (including the Internal Reorganization, the SpinCo Transfer, the Direct Sale, the Distribution and the Merger) or the identity of the other parties hereto, including, in each case, with respect to employees, customers, distributors, suppliers, financing sources, landlords, licensors and licensees (provided that this clause (v) shall not apply to any representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address the consequences of the execution of this Agreement, the Separation Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby), (vi) (A) any failure by Parent and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period or (B) any change in Parent’s stock price or trading volume (it being understood that the underlying cause of, or factors contributing to, any such failure or change referred to in clause (A) or (B) may be taken into account in determining whether a Parent Material Adverse Effect has occurred, unless such underlying cause or factor would otherwise be excepted by another clause of this definition), (vii) actions required or expressly contemplated by this Agreement or taken by Parent or any of its Affiliates at the written direction of or with the written consent of the Company, or (viii) any stockholder or derivative litigation arising from or relating to this Agreement or the transactions contemplated hereby, except, in the case of clauses (i) through (iii), to the extent that such effect has a disproportionate effect on the business of Parent and its Subsidiaries, taken as a whole, as compared with other participants in the industries in which Parent and its Subsidiaries operate.

“Parent Material Real Property” means (a) any real property owned by Parent or any of its Subsidiaries with a fair market value in excess of $5,000,000 and (b) any real property leased, subleased, licensed or occupied by Parent or any of its Subsidiaries that has annual rental obligations in excess of $1,000,000.

“Parent Service Provider” means any director, officer, employee or consultant of Parent or any of its Subsidiaries.

“Parent Share Issuance” means the issuance of shares of Parent Common Stock to the stockholders of SpinCo in connection with the Merger.

“Parent Stock Awards” means, collectively, awards of stock options, restricted stock, restricted stock units and performance units, in each case with respect to shares of Parent Common Stock.

“Parent Stockholder Approval” means (i) the approval of the Parent Share Issuance at the Parent Stockholder Meeting by the affirmative vote of a majority of the voting power of the shares of Parent Common Stock present in person or represented by proxy and voting on the issue at the Parent Stockholder Meeting and (ii) the approval of the Parent Charter Amendment at the Parent Stockholder Meeting by the affirmative vote of a majority of the votes entitled to be cast by the holders of outstanding shares of Parent Common Stock.

“Parent Tax Counsel” means Jones Day.

“Permit” has the meaning set forth in the Separation Agreement.

“Permitted Lien” means (i) any Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens in the ordinary course of business, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (iv) gaps in the chain of title evident from the records of the applicable Governmental Authority maintaining such records, easements, rights-of-way, covenants, restrictions and other encumbrances of record as of the date of this Agreement, (v) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that do not, in any case, materially detract from the value or the use of the property subject thereto, (vi) statutory landlords’ liens and liens granted to landlords under any lease, (vii) non-exclusive licenses to Intellectual Property Rights granted in the ordinary course of business, (viii) any purchase money security interests, equipment leases or similar financing arrangements, (ix) any Liens which are disclosed on the Tiger Unaudited Financial Statements (in the case of Liens applicable to the Tiger Business) or the Parent Balance Sheet (in the case of Liens applicable to Parent or any of its Subsidiaries), or the notes thereto, or (x) any Liens that are not material to the Tiger Business or Parent and its Subsidiaries, as applicable, taken as a whole.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“principal executive officer” has the meaning given to such term in the Sarbanes-Oxley Act.

“principal financial officer” has the meaning given to such term in the Sarbanes-Oxley Act.

“Record Date” has the meaning set forth in the Separation Agreement.

“Release” has the meaning set forth in the Separation Agreement.

“Ruling” means a private letter ruling from the IRS to the effect that the retention and subsequent disposition by the Company of the Retained Shares will not affect the Tax-Free Status of the Distribution.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Section 355(e) Minimum Percentage” means the lesser of (i) 19.75% and (ii) the percentage, reasonably determined by the Company after consulting with Parent, equal to (A) the minimum number of shares of SpinCo Common Stock (assuming that all shares of SpinCo Common Stock other than such minimum number were distributed in the Distribution) that, if treated as acquired (within the meaning of Section 355(e) of the Code) and aggregated with the number of other shares of SpinCo Common Stock treated as acquired (within the meaning of Section 355(e) of the Code) pursuant to the Merger, would represent at least 50% of the SpinCo Common Stock, divided by (B) the total number of outstanding shares of SpinCo Common Stock.

“Separation” has the meaning set forth in the Separation Agreement.

“Separation Agreement” means the Separation, Distribution and Sale Agreement, dated as of the date hereof, among the Company, SpinCo, Parent and Direct Sale Purchaser.

“Shareholders Agreement” means the Shareholders Agreement, to be entered into as of the Closing Date, between Parent and the Company, substantially in the form set forth on Exhibit B.

“Software” means all (i) computer programs, including all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form and (ii) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, in each case (i)-(ii), excluding Data.

“SpinCo Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by SpinCo to Parent and Merger Sub.

“SpinCo Transfer” has the meaning set forth in the Separation Agreement.

“SpinCo Transferred Subsidiaries” means each of the Subsidiaries of the Company that the Company will contribute to SpinCo pursuant to the Separation Agreement, and each of their respective Subsidiaries.

“Step Plan” has the meaning set forth in the Separation Agreement.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Tax” or “Taxes” has the meaning set forth in the Form of Tax Matters Agreement.

“Tax Matters Agreement” has the meaning set forth in the Separation Agreement.

“Tax Representation Letters” means Tax representation letters containing normal and customary representations and covenants, with customary assumptions, exceptions and modifications thereto, reasonably satisfactory in form and substance to Parent Tax Counsel, Company Tax Counsel, an Alternative Tax Counsel or an Alternative Separation Opinion Tax Counsel in light of the facts and the conclusions to be reached in the Parent Merger Tax Opinion and the Company RMT Tax Opinions, executed by Parent, SpinCo and the Company, and other parties, if required, as reasonably agreed by the parties hereto.

“Tax Return” has the meaning set forth in the Form of Tax Matters Agreement.

“Tax-Free Status” has the meaning set forth in the Form of Tax Matters Agreement.

“Tax-Free Status of the External Transactions” means the Tax-Free Status, but only as it applies to (x) the receipt of SpinCo Common Stock in the Distribution by the Company’s stockholders and (y) the Merger.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than the Company, SpinCo or any of their respective Affiliates.

“Tiger Assets” has the meaning set forth in the Separation Agreement.

“Tiger Benefit Plan” means any (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA or (ii) other compensatory or health or welfare benefit plan or agreement, in each case that is, or immediately prior to the Closing will be, sponsored, maintained or contributed to by SpinCo or any of its ERISA Affiliates or any Direct Sale Transferred Subsidiary for the benefit of any Tiger Service Provider or for which SpinCo or any of the Transferred Subsidiaries has, or immediately prior to the Closing will have, any liability.

“Tiger Business” has the meaning set forth in the Separation Agreement.

“Tiger Employee” has the meaning set forth in the Employee Matters Agreement.

“Tiger Intellectual Property Rights” means any and all Intellectual Property Rights owned by the Company or any of its Subsidiaries and constituting a Tiger Asset.

“Tiger IT Assets” means any and all IT Assets (i) owned by the Company or any of its Subsidiaries and constituting a Tiger Asset or (ii) licensed or leased pursuant to a written agreement to the Company or any of its Subsidiaries and constituting a Tiger Asset.

“Tiger JV” means any joint venture or similar business entity or contractual relationship, whether organized as a general or limited partnership, limited liability company, contractual relationship or otherwise, to which the Company or any of its Subsidiaries is a party and owns at least 10% of the equity interests thereof, and the equity interests of which that are held by the Company or any of its Subsidiaries will be contributed to (or retained by) SpinCo (or a Transferred Subsidiary) pursuant to the Separation Agreement, in each case other than a Transferred Subsidiary.

“Tiger Liabilities” has the meaning set forth in the Separation Agreement.

“Tiger Material Adverse Effect” means a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Tiger Business, taken as a whole, excluding any effect resulting from (i) changes (or proposed changes) in GAAP, the regulatory accounting requirements applicable to any industry in which the Tiger Business operates or Applicable Law, including the interpretation or enforcement thereof, (ii) changes in the financial, credit or securities markets (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in any securities market) or general economic or political conditions, (iii) changes or conditions generally affecting the industry or segments thereof in which the Tiger Business operates, (iv) acts of war, sabotage or terrorism or natural disasters, (v) the announcement or consummation of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement (including the Internal Reorganization, the SpinCo Transfer, the Direct Sale, the Distribution and the Merger) or the identity of the other parties hereto, including, in each case, with respect to employees, customers, distributors, suppliers, financing sources, landlords, licensors and licensees (provided that this clause (v) shall not apply to any representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address the consequences of the execution of this Agreement, the Separation Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby), (vi) (A) any failure by the Tiger Business to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period or (B) any change in the Company’s stock price or trading volume (it being understood that the underlying cause of, or factors contributing to, any such failure or change referred to in clause (A) or (B) may be taken into account in determining whether a Tiger Material Adverse Effect has occurred, unless such underlying cause or factor would otherwise be excepted by another clause of this definition), (vii) actions required or expressly contemplated by this Agreement or taken by the Company, SpinCo or any of their respective Affiliates at the written direction of or with the written consent of Parent, or (viii) any stockholder or derivative litigation arising from or relating to this Agreement or the transactions contemplated hereby, except, in the case of clauses (i) through (iii), to the extent that such effect has a disproportionate effect on the Tiger Business, taken as a whole, as compared with other participants in the industries in which the Tiger Business operates.

“Tiger Material Real Property” means (a) any real property owned by SpinCo or a Transferred Subsidiary with a fair market value in excess of $5,000,000 and (b) any real property leased, subleased, licensed or occupied by SpinCo or a Transferred Subsidiary that has annual rental obligations in excess of $1,000,000.

“Tiger Service Provider” means any individual who is a Tiger Employee or an Offer Employee.

“Trade Secrets” means confidential and proprietary information, including rights relating to know-how or trade secrets, including ideas, concepts, methods, techniques, inventions (whether patentable or unpatentable), and other works, whether or not developed or reduced to practice, rights in industrial property, customer, vendor and prospect lists, and all associated information or databases, and other confidential or proprietary information, in each case, other than Software.

“Trademarks” means trademarks, service marks, trade names, service names, domain names, trade dress, logos and other identifiers of same, including all goodwill associated therewith, and all common law rights, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing.

“Transferred Subsidiaries” means the SpinCo Transferred Subsidiaries and the Direct Sale Transferred Subsidiaries.

“Transition Services Agreement” has the meaning set forth in the Separation Agreement.

“U.S. CBA” has the meaning set forth in the Employee Matters Agreement.

(b)	Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
4.17
Adverse Recommendation Change	7.04
Agreement	Preamble
Alternative Commitment Letter	8.11
Alternative Financing	8.11
Alternative Financing Agreements	8.11
Audited Financial Statements	6.05
Bankruptcy Exceptions	4.02
Clean-Up Spin-Off	Recitals
Closing	2.01
Company	Preamble
Company Board	Recitals
Company Common Stock	Recitals
Company Merger Tax Opinion	8.07
Company RMT Tax Opinions	8.07
Company Separation Tax Opinion	8.07
Company Separation Tax Opinion Condition	9.03
Commerce	4.11
Committee	2.04
Corrective Changes	8.10
Distribution	Recitals

Term	Section
Distribution Share Maximum	Recitals
Distribution Share Minimum	Recitals
Effective Time	2.01
End Date	10.01
Exchange Agent	2.03
Exchange Fund	2.03
Exchange Offer	Recitals
Exchange Offer Number	Recitals
Fee Letters	5.21
Financing	5.21
Financing Agreements	8.11
Financing Obligations	5.21
Indemnified Person	7.06
Initial Audited Financial Statements	6.05
Initial New Board Designees	2.04
Initial Interim Financial Statements	6.05
Interim Financial Statements	6.05
Interim Period	6.05
Intervening Event	7.04
Lease	4.14
Lender	5.21
Lender Provisions	11.03
Merger	Recitals
Merger Consideration	2.02
Merger Sub	Preamble
New Board Designees	2.04
OFAC	4.11
One-Step Spin-Off	Recitals
Parent	Preamble
Parent 2019 Stockholders Meeting	2.04
Parent Proxy Mailing Date	2.04
Parent Board	Recitals
Parent Board Recommendation	5.02
Parent Commitment Letter	5.21
Parent Financing	8.11
Parent Material Contract	5.20
Parent Merger Tax Opinion	8.07
Parent Permit	5.13
Parent Preferred Stock	5.05
Parent Registration Statement	8.02
Parent SEC Documents	5.07
Parent Securities	5.05
Parent Stockholder Meeting	7.03
Parent Subsidiary Securities	5.06
Proxy Statement	8.02
Registration Statements	8.02
Representatives	6.06
Restructuring Commencement Date	8.07
Retained Shares	Recitals
Schedule TO	8.02

Term	Section
Shares	2.02
SpinCo	Preamble
SpinCo Board	Recitals
SpinCo Common Stock	Recitals
SpinCo Registration Statement	8.02
SpinCo Securities	4.05
Superior Proposal	7.04
Surviving Corporation	2.01
Termination Fee	10.03
Tiger Material Contract	4.19
Tiger Permit	4.12
Tiger Subsidiary Securities	4.06
Tiger Unaudited Financial Statements	4.07

Section 1.02.   Other Definitional and Interpretative Provisions.  The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits and Schedules (including the SpinCo Disclosure Schedule and Parent Disclosure Schedule) annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule (including the SpinCo Disclosure Schedule and Parent Disclosure Schedule) but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, law or regulation shall be deemed to refer to such statute, law or regulation as amended from time to time and to any rules or regulations promulgated thereunder. Whenever the words “in the ordinary course” are used in this Agreement, they shall be deemed to be preceded by “in all material respects” whether or not they are in fact preceded by those words or words of like import. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”. References to “transactions contemplated by this Agreement” or “transactions contemplated hereby” shall be deemed to include the transactions contemplated by this Agreement and the Separation Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The terms “or,” “any” and “either” are not exclusive, except to the extent expressly provided otherwise.

ARTICLE 2
THE MERGER

Section 2.01.   The Merger.   (a) At the Effective Time, upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into SpinCo in accordance with Delaware Law, whereupon the separate existence of Merger Sub shall cease, and SpinCo shall be the surviving corporation (the “Surviving Corporation”).

(b)	Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place in New York City at the offices of Jones Day, 250 Vesey Street, New York, New York, 10281 as soon as possible, but in any event no later than two Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place or remotely by electronic transmission, at such other time or on such other date as Parent and the Company may mutually agree.

(c)	At the Closing, SpinCo and Merger Sub shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as the parties may agree and as is specified in the certificate of merger).
(d)	From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of SpinCo and Merger Sub, all as provided under Delaware Law.
(e)	At the Closing, each of the Company and Parent shall deliver to the other a duly executed counterpart to the Shareholders Agreement.

Section 2.02.   Conversion of Shares.   (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, SpinCo or the holders of SpinCo Common Stock, except as otherwise provided in Section 2.02(b), each share of SpinCo Common Stock (all shares of SpinCo Common Stock being collectively, the “Shares”) outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of fully paid and non-assessable shares of Parent Common Stock equal to the Exchange Ratio (the “Merger Consideration”). As of the Effective Time, all such shares of SpinCo Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration, any dividends or other distributions pursuant to Section 2.03(c) and cash in lieu of any fractional shares payable pursuant to Section 2.03(e), in each case to be issued or paid, without interest. At the latest practicable time prior to the Closing so as to allow the parties to calculate the Exchange Ratio, Parent shall deliver to the Company a certificate, duly executed by an executive officer of Parent, setting forth the number of Fully Diluted Parent Shares as of the Closing, together with reasonable supporting documentation.

(b)	At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, SpinCo or the holders of SpinCo Common Stock, each share of SpinCo Common Stock held by SpinCo as treasury stock or owned by Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.
(c)	At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, SpinCo or the holders of Merger Sub, each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.03.   Surrender and Payment.   (a) Prior to the Effective Time, the Company shall designate a nationally recognized commercial bank or trust company reasonably acceptable to Parent to act as agent (the “Exchange Agent”) for the benefit of the holders of Shares who exchange their Shares in accordance with this Section 2.03. Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Shares, for exchange in accordance with this Section 2.03 promptly after the Effective Time, book-entry shares representing the Merger Consideration issuable to holders of Shares as of the Effective Time pursuant to Section 2.02(a) (such book-entry shares of Parent Common Stock, together with any dividends or distributions with respect thereto pursuant to Section 2.03(c) and other amounts payable in accordance with Section 2.03(e), the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions from Parent, deliver the Merger Consideration out of the Exchange Fund. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as directed by Parent; provided that (i) no such investment of or losses thereon shall relieve Parent from making the payments required by this Section 2.03 or elsewhere in this Agreement, or affect the amount payable in respect of the Shares, and following any losses Parent shall promptly provide additional funds to the Exchange Agent in the amount of any such losses, and

(ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest or other income from such investments shall be paid to and become income of Parent. The Exchange Fund shall not be used for any purpose other than as specified in this Section 2.03(a).

(b)	As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to distribute the shares of Parent Common Stock into which the Shares have been converted pursuant to the Merger, which, in the case of Shares distributed in the Distribution, shall be distributed on the same basis as Shares were distributed in the Distribution and to the Persons who received Shares in the Distribution. Each holder of Shares shall be entitled to receive in respect of the Shares held by such Person a book-entry authorization representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Section 2.03(b) (and cash in lieu of fractional shares of Parent Common Stock, as contemplated by Section 2.03(e), and any dividends or distributions and other amounts pursuant to Section 2.03(c)). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Parent Common Stock held by it from time to time hereunder, except as contemplated by Section 2.03(c).
(c)	Subject to the following sentence, no dividends or other distributions declared after the Effective Time with respect to Parent Common Stock shall be paid with respect to any shares of Parent Common Stock that are not able to be distributed by the Exchange Agent promptly after the Effective Time, whether due to a legal impediment to such distribution or otherwise. Subject to the effect of abandoned property, escheat, Tax or other Applicable Laws, following the distribution of any such previously undistributed shares of Parent Common Stock, there shall be paid to the record holder of such shares of Parent Common Stock, without interest, (i) at the time of the distribution, the amount of cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.03(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the distribution of such whole shares of Parent Common Stock and a payment date subsequent to the distribution of such whole shares of Parent Common Stock.
(d)	All shares of Parent Common Stock issued upon the exchange of SpinCo Common Stock in accordance with the terms of this Section 2.03 (including any cash paid pursuant to Section 2.03(c) or Section 2.03(e)) shall be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to such shares of SpinCo Common Stock.
(e)	No certificates or scrip representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued on conversion of SpinCo Common Stock, and such fractional share interests will not entitle the owner thereof to vote, or to any other rights of a stockholder of Parent. All fractional shares of Parent Common Stock that a holder of shares of SpinCo Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated by the Exchange Agent. The Exchange Agent shall cause the whole shares obtained thereby to be sold on behalf of such holders of shares of SpinCo Common Stock that would otherwise be entitled to receive such fractional shares of Parent Common Stock pursuant to the Merger, in the open market or otherwise, in each case at then-prevailing market prices, and in no case later than five Business Days after the time of the Distribution. The Exchange Agent shall make available the net proceeds thereof, subject to the deduction of the amount of any withholding Taxes as contemplated in Section 2.03(i) and brokerage charges, commissions and conveyance and similar Taxes, on a pro rata basis, without interest, as soon as practicable to the holders of SpinCo Common Stock that would otherwise be entitled to receive such fractional shares of Parent Common Stock pursuant to the Merger.
(f)	The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or SpinCo Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or SpinCo Common Stock (other than (i) issuance of stock by SpinCo in connection with the Separation or other transactions contemplated by this Agreement or the Separation Agreement and (ii) any extraordinary cash dividends with respect to SpinCo Common Stock) with a record date occurring on or after the date hereof and prior to the Effective Time; provided that nothing in this Section 2.03(f) shall be construed to permit SpinCo, Parent or Merger Sub to take any action with respect to its securities that otherwise is prohibited by the terms of this Agreement.

(g)	Any portion of the Exchange Fund (including proceeds of any investment thereof) that remains undistributed to the former holders of Shares on the date that is twelve months after the Effective Time shall be delivered to Parent, upon demand, and any former holders of Shares who have not theretofore received shares of Parent Common Stock in accordance with this Section 2.03 shall thereafter look only to Parent for the Merger Consideration to which they are entitled pursuant to Section 2.02(a), any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.03(e) and any dividends or other distributions with respect to the Parent Common Stock to which they are entitled pursuant to Section 2.03(c) (subject to any abandoned property, escheat or similar Applicable Law).
(h)	None of Parent, the Company, SpinCo, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any Person for any Merger Consideration from the Exchange Fund (or dividends or distributions with respect to Parent Common Stock) or other cash delivered to a public official pursuant to any abandoned property, escheat or similar Applicable Law. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by Applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
(i)	Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Surviving Corporation, Parent and Merger Sub shall be entitled to deduct and withhold from the amounts otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Tax law. If the Exchange Agent, the Surviving Corporation, Parent or Merger Sub, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of SpinCo Common Stock in respect of which the Exchange Agent, the Surviving Corporation, Parent or Merger Sub, as the case may be, made such deduction and withholding.
(j)	From and after the Effective Time, the stock transfer books of SpinCo shall be closed, and there shall be no further registration of transfers of Shares thereafter on the records of SpinCo.

Section 2.04.   Governance.   (a) Parent shall, and shall cause the Parent Board to, take all necessary action to cause three individuals designated by the Company (the “New Board Designees”) to be appointed to the Parent Board as of the Effective Time, including by increasing the size of the Parent Board and appointing the New Board Designees to fill the resulting vacancies.

(b)	Each of the New Board Designees shall qualify as an “independent director” under the rules of the New York Stock Exchange and shall be reasonably acceptable to the Nomination and Corporate Governance Committee of the Parent Board (the “Committee”). In selecting the New Board Designees, the Company shall consider in good faith the Committee’s director criteria for election of independent directors to the Parent Board. If the Committee determines, after consultation in good faith with the Company, that any New Board Designee is not reasonably acceptable, the Company may propose another individual as a New Board Designee, at which point the review and consultation process will be repeated until three New Board Designees have satisfied the requirements above.
(c)	At the direction of the Company, (x) one New Board Designee selected by the Company (the “Initial New Board Designee”) shall be assigned to the class of directors that is up for reelection at the first annual meeting of Parent’s stockholders that occurs after the Effective Time, (y) one New Board Designee selected by the Company shall be assigned to the class of directors that is up for reelection at the second annual meeting of Parent’s stockholders that occurs after the Effective Time and (z) one New Board Designee selected by the Company shall be assigned to the class of directors that is up for reelection at the third annual meeting of Parent’s stockholders that occurs after the Effective Time.

(d)	If the Effective Time occurs:
(i)	after the date that is six months prior to the date of the 2019 annual meeting of Parent’s stockholders (the “Parent 2019 Stockholders Meeting”) and prior to the date on which Parent commences mailing its proxy statement for the Parent 2019 Stockholders Meeting (the “Parent 2019 Proxy Mailing Date”), then Parent shall, and shall cause the Parent Board to, take all necessary action to (i) nominate the Initial New Board Designee for election to the Parent Board at the Parent 2019 Stockholders Meeting, (ii) recommend that Parent’s stockholders vote in favor of the election of the Initial New Board Designee to the Parent Board at the Parent 2019 Stockholder Meeting and (iii) use no less rigorous efforts to support the election of the Initial New Board Designee to the Parent Board at the Parent 2019 Stockholder Meeting than the efforts used to support the election of each other nominee of the Parent Board for election to the Parent Board at the Parent 2019 Stockholder Meeting; or
(ii)	after the Parent 2019 Proxy Mailing Date and prior to the Parent 2019 Stockholder Meeting, then Parent shall, and shall cause the Parent Board to, take all necessary action to cause the Initial New Board Designee to be re-appointed to the Parent Board as of immediately following the Parent 2019 Stockholder Meeting (and to be re-assigned to the class of directors that was elected at the Parent 2019 Stockholder Meeting).
(e)	Notwithstanding anything to the contrary in this Agreement or any other Transaction Agreement, from and after the Effective Time, the rights set forth in Section 2.04(d) shall inure solely to the benefit of, and shall solely be enforceable by, the Initial New Board Designee, and shall neither inure to the benefit or, nor be enforceable by, the Company or any other Person.

ARTICLE 3
THE SURVIVING CORPORATION

Section 3.01.   Certificate of Incorporation.   Without limiting Section 7.06(b), the certificate of incorporation of Merger Sub in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law, except the name of the Surviving Corporation shall be as Parent may determine.

Section 3.02.   Bylaws.   Without limiting Section 7.06(b), the bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law, except the name of the Surviving Corporation shall be as Parent may determine.

Section 3.03.   Directors and Officers.   From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of SpinCo at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in any Company SEC Document filed or furnished before the date of this Agreement, but excluding any risk factor disclosure and disclosure of risks included in any “forward looking statements” disclaimer or any other statement included in such Company SEC Document to the extent they are predictive or forward looking in nature, or (b) subject to Section 11.04, as set forth in the SpinCo Disclosure Schedule, the Company represents and warrants to Parent and Merger Sub that:

Section 4.01.   Corporate Existence and Power.   (a) Each of the Company and SpinCo is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

(b)	SpinCo is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect.

Section 4.02.   Corporate Authorization.   (a) The execution, delivery and performance by the Company and SpinCo of this Agreement and the Separation Agreement and the consummation by each of the Company and

SpinCo of the transactions contemplated hereby or thereby are within the corporate powers of the Company and SpinCo and have been duly authorized by all necessary corporate action on the part of the Company and SpinCo, except for such further action of the Company Board required, if applicable, to establish the Record Date and the Distribution Date, and the effectiveness of the Distribution by the Company Board (which is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of the conditions set forth in the Separation Agreement). Each of this Agreement and the Separation Agreement constitutes a valid and binding agreement of each of the Company and SpinCo enforceable against each of the Company and SpinCo in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity (such exceptions, the “Bankruptcy Exceptions”)).

(b)	To the extent it will be a party thereto, each of the Company, SpinCo and their respective Subsidiaries has the necessary corporate power and authority to enter into the Ancillary Agreements, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by each of the Company, SpinCo and their respective Subsidiaries of the Ancillary Agreements, in each case to the extent it will be a party thereto, the performance by each of the Company, SpinCo and their respective Subsidiaries, as applicable, of their respective obligations thereunder and the consummation by each of the Company, SpinCo and their respective Subsidiaries of the transactions contemplated thereby will be, duly authorized by all requisite corporate or other entity action on the part of each of the Company, SpinCo and their respective Subsidiaries, as applicable. Each Ancillary Agreement will be duly executed and delivered by each of the Company, SpinCo and their respective Subsidiaries party thereto, as applicable, and (assuming due authorization, execution and delivery by the other parties thereto) each Ancillary Agreement will constitute, a legal, valid and binding obligation of each of the Company, SpinCo and their respective Subsidiaries party thereto or contemplated to be party thereto, as applicable, enforceable against each of the Company, SpinCo and their respective Subsidiaries, as applicable, in accordance with its terms (subject to the Bankruptcy Exceptions).
(c)	No “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar antitakeover Applicable Law applicable to the Company or SpinCo enacted in any jurisdiction applies to this Agreement, the Separation Agreement, the Merger or the other transactions contemplated hereby.
(d)	The affirmative vote of the holders of a majority of the voting power of the outstanding shares of SpinCo Common Stock is the only vote of the holders of shares of SpinCo Common Stock necessary to adopt this Agreement or consummate the Merger or the other transactions contemplated hereby. The approval of holders of any class or series of the Company capital stock is not required to adopt this Agreement or the Separation Agreement or to consummate the Merger or the other transactions contemplated hereby.

Section 4.03.   Governmental Authorization.   The execution, delivery and performance by each of the Company and SpinCo of this Agreement, the Separation Agreement and the Ancillary Agreements to which it is contemplated to be a party and the consummation by each of the Company and SpinCo of the transactions contemplated hereby or thereby require no consent, approval, authorization or other order or declaration of, action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which SpinCo is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of laws analogous to the HSR Act existing in foreign jurisdictions, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws, (iv) actions or filings relating to the Internal Reorganization, (v) as a result of any facts or circumstances relating solely to Parent or any of its Affiliates, (vi) compliance with the rules and regulations of the New York Stock Exchange, or (vii) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect or prevent or materially delay the consummation by the Company or SpinCo of the transactions contemplated hereby.

Section 4.04.   Non-contravention.   The execution, delivery and performance by each of the Company and SpinCo of this Agreement, the Separation Agreement and the Ancillary Agreements to which it is contemplated to be a party and the consummation of the transactions contemplated hereby or thereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or SpinCo, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, constitute a breach or default (or an event which, with the giving of notice or lapse of time, or both, would become a breach or event of default) under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company, SpinCo or any of their respective Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company, SpinCo or any of their respective Subsidiaries, including any Tiger Material Contract, or (iv) result in the creation or imposition of any Lien on any asset of the Company, SpinCo or any of their respective Subsidiaries constituting a Tiger Asset, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect or prevent or materially delay the consummation by the Company or SpinCo of the transactions contemplated hereby.

Section 4.05.   Capitalization.   (a) As of the date of this Agreement, (i) the authorized capital stock of SpinCo consists of 1000 Shares, (ii) there are issued and outstanding 100 Shares, all of which are held directly by the Company, and (iii) no Shares are held by SpinCo in its treasury. Immediately following the Distribution, (x) the number of Shares issued and outstanding shall equal 8.7 billion (or such other amount as the Company shall determine, subject to the consent of Parent not to be unreasonably withheld, delayed or conditioned), and the number of authorized shares shall exceed that number and (y) no Shares will be held by SpinCo in its treasury. All outstanding shares of capital stock of SpinCo have been duly authorized and validly issued and are fully paid and nonassessable.

(b)	There are no outstanding bonds, debentures, notes or other indebtedness of SpinCo having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of SpinCo may vote. Except as set forth in this Section 4.05, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in SpinCo, (ii) securities of SpinCo convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in SpinCo, (iii) warrants, calls, options or other rights to acquire from SpinCo, or other obligations of SpinCo to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of SpinCo, or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of SpinCo (the items in clauses (i) through (iv) being referred to collectively as the “SpinCo Securities”). There are no outstanding obligations of SpinCo or any of its Subsidiaries to repurchase, redeem or otherwise acquire any SpinCo Securities.

Section 4.06.   Subsidiaries.   (a) Each Transferred Subsidiary is duly organized, validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization. Each Transferred Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect.

(b)	As of the Effective Time, all of the outstanding capital stock of or other voting securities of, or ownership interests in, each Transferred Subsidiary, will be owned by SpinCo (or, in the case of the Direct Sale Transferred Subsidiaries, Direct Sale Purchaser), directly or indirectly, free and clear of all Liens. Other than such capital stock of or other voting securities of, or ownership interests in, each Transferred Subsidiary, owned by SpinCo (or, in the case of the Direct Sale Transferred Subsidiaries, Direct Sale Purchaser), directly or indirectly, as of the Effective Time, there will be no issued, reserved for issuance or outstanding (i) securities of SpinCo or any of the Transferred Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Transferred Subsidiary, (ii) warrants, calls, options or other rights to acquire from SpinCo or any of the Transferred Subsidiaries, or other obligations of SpinCo or any of the Transferred Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Transferred Subsidiary, or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Transferred Subsidiary (the items in clauses (i) through (iii) being referred to collectively as the “Tiger Subsidiary Securities”). As of the Effective Time, there will be no outstanding obligations of SpinCo or any of the Transferred Subsidiaries to repurchase, redeem or otherwise acquire any of the Tiger Subsidiary Securities. Except for its interests in the Transferred Subsidiaries and the Tiger JVs, as of the Effective Time, SpinCo will not own, directly or indirectly, any capital stock of, or other equity or voting interest in, any Person.

(c)	Section 4.06(c) of the SpinCo Disclosure Schedule sets forth a complete and correct list of all Tiger JVs with revenues in excess of $25 million in 2017, including, in each case, its name, jurisdiction and form of organization and the percentage of its outstanding equity or profits interests that are, or at the Effective Time will be, owned by SpinCo, Direct Sale Purchaser or one of the Transferred Subsidiaries. To the knowledge of SpinCo as of the date of this Agreement, subject to the terms and conditions of such respective certificates of incorporation, bylaws, limited liability company agreements or similar organizational documents made available to Parent prior to the date of this Agreement, there are no outstanding options, warrants, convertible debt, other convertible instruments or other commitments obligating any Tiger JV to issue, grant, extend or enter into any such option, warrant, convertible debt, other convertible instrument or other right, agreement, arrangement or commitment.

Section 4.07.   Financial Statements.   (a) Set forth on Section 4.07 of the SpinCo Disclosure Schedule are copies of the unaudited balance sheets of the Tiger Business as of December 31, 2016 and 2017, and the unaudited pre-tax statements of income of the Tiger Business for the fiscal years ended December 31, 2016 and 2017 (collectively, the “Tiger Unaudited Financial Statements”). The Tiger Unaudited Financial Statements were derived from the books and records of the Company and its Subsidiaries and were prepared on a carve-out basis in accordance with GAAP, consistently applied, subject to the absence of footnotes and income tax adjustments, as at the date and for the period presented, and present fairly in all material respects the financial position and pre-tax results of operations of the Tiger Business as at the dates and for the periods presented (it being understood, however, that the Tiger Business has not been operating historically as a separate entity and, therefore, the Tiger Unaudited Financial Statements reflect certain adjustments necessary to be presented on a carve-out basis). From January 1, 2015 to the date of this Agreement, the Company has not received written notice from the SEC or any other Governmental Authority indicating that any of its accounting policies or practices, insofar as they relate to the Tiger Business, are the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Authority.

(b)	When delivered pursuant to Section 6.05, the Audited Financial Statements and the Interim Financial Statements, as applicable, shall: (i) have been prepared in accordance with GAAP, consistently applied, (ii) except as set forth on Section 6.05 of the SpinCo Disclosure Schedule, present fairly in all material respects the financial position, results of operations and cash flows of the Tiger Business as at the dates and for the periods presented (subject to year-end adjustments, in the case of the Interim Financial Statements) (it being understood, however, that the Tiger Business has not been operating historically as a separate entity and, therefore, the Audited Financial Statements and the Interim Financial Statements will reflect certain adjustments necessary to be presented on a carve-out basis in accordance with GAAP and the rules and regulations of the SEC), and (iii) have been prepared in conformity in all material respects to the rules and regulations of the SEC applicable to the annual and quarterly, as applicable, financial statements of the Tiger Business required to be included in the Registration Statements, the Proxy Statement and, if applicable, the Schedule TO.
(c)	As of December 31, 2017, the amount of Factored Customer Receivables (as such term is defined in the Separation Agreement, provided that such calculation is made as of December 31, 2017 instead of the Distribution Effective Time) was $150,170,214, and the amount of Gross Factored Receivables (as such term is defined in the Separation Agreement, provided that such calculation is made as of December 31, 2017 instead of the Distribution Effective Time) was $237,051,904.
(d)	The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act) with respect to the Tiger Business. Such disclosure controls and procedures are designed to ensure that material information relating to the Tiger Business is made known to the Company’s principal executive officer and its principal financial officer by others within the Tiger

Business. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic and current reports required under the 1934 Act with respect to the Tiger Business. For the avoidance of doubt, such disclosure controls and procedures are maintained (and determinations of materiality for purposes of such disclosure controls and procedures are made) on a Company-wide basis and not separately with respect to the Tiger Business.

(e)	Since January 1, 2015, with respect to the Tiger Business, the Company and its Subsidiaries (including SpinCo and the Transferred Subsidiaries) have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information with respect to the Tiger Business and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls over financial reporting with respect to the Tiger Business. The Company has made available to Parent a summary of any such disclosure made by management to the Company’s auditors and audit committee since January 1, 2015. For the avoidance of doubt, such internal controls over financial reporting are maintained (and determinations of significant deficiencies, material weaknesses and employees who have a significant role in internal controls are made) on a Company-wide basis and not separately with respect to the Tiger Business.
(f)	Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the New York Stock Exchange, and the statements contained in any such certifications are complete and correct.

Section 4.08.   Registration Statement.   The information supplied by the Company for inclusion or incorporation by reference in the Registration Statements and the Proxy Statement and, if applicable, the Schedule TO and any other filing contemplated by Section 8.02, shall not, (a) with respect to each Registration Statement, at the time each Registration Statement is declared or becomes effective, (b) with respect to the Parent Registration Statement, at the time the prospectus contained in such Registration Statement is first mailed to stockholders of the Company, (c) with respect to the Proxy Statement, at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent, (d) at the time of the Parent Stockholders Meeting, (e) at the time the Schedule TO is filed with the SEC (if applicable), or (f) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Company and SpinCo are responsible for filing with the SEC in connection with the transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements will comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

Section 4.09.   Absence of Certain Changes.   (a) Except as contemplated by or permitted under this Agreement, the Separation Agreement or the Ancillary Agreements, (i) since December 31, 2017, the Tiger Business has been conducted in the ordinary course of business and (ii) since December 31, 2017 through the date of this Agreement, there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect.

(b)	From December 31, 2017 until the date hereof, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of clause (a), (c), (i), (j) or (m) (as it relates to any of the foregoing) of Section 6.01.

Section 4.10.   No Undisclosed Material Liabilities.   There are no liabilities or obligations of the Tiger Business of a type required to be reflected or reserved for on a consolidated balance sheet of the Tiger Business, other than: (a) liabilities or obligations disclosed and provided for in the Tiger Unaudited Financial Statements or in the notes thereto, (b) liabilities or obligations incurred in the ordinary course of business since December 31, 2017, (c) liabilities or obligations incurred in connection with the transactions contemplated hereby, and (d) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect.

Section 4.11.   Compliance with Laws.   (a) The Company and its Subsidiaries are conducting, and since January 1, 2015 have conducted, the Tiger Business in compliance with Applicable Law, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect.

(b)	The Company and its Subsidiaries are conducting, and since January 1, 2015 have conducted, the Tiger Business in compliance with (i) the Foreign Corrupt Practices Act of 1977, (ii) the United Kingdom Bribery Act of 2010, and (iii) all Applicable Laws to which the Company or any of its Subsidiaries is subject with respect to the Tiger Business relating to anti-money laundering compliance, in each case except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect.
(c)	The Company, its Subsidiaries and, to the knowledge of SpinCo as of the date of this Agreement, the Tiger JVs and any agents or other Persons acting for, on behalf of or at the direction of the Company, its Subsidiaries or, to the knowledge of SpinCo as of the date of this Agreement, the Tiger JVs, in each case with respect to the Tiger Business: (i) are not, and since January 1, 2015 have not been, designated on, and are not owned or controlled by any party that is or has been designated on, any list of restricted parties maintained by any U.S. Governmental Authority, including the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) Specially Designated Nationals and Blocked Persons List, OFAC’s list of Foreign Sanctions Evaders, OFAC’s Sectoral Sanctions Identifications List, U.S. Department of Commerce’s (“Commerce”) Denied Person’s List, the Commerce Entity List and the U.S. Department of State Debarred List and (ii) since January 1, 2015, have not participated in any transaction involving such a designated Person, or any country subject to an embargo or substantial restrictions on trade under the U.S. sanctions administered by OFAC, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect.

Section 4.12.   Permits.   The Company and its Subsidiaries (with respect to the Tiger Business) are in possession of, and in compliance with, all Permits necessary for them to own, lease and operate their properties and assets or to carry on the Tiger Business as it is now conducted (the “Tiger Permits”), except where the failure to possess, or non-compliance with, any Tiger Permit would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect.

Section 4.13.   Litigation.   There is no Action (or, to the knowledge of SpinCo, governmental examination or investigation) pending against or, to the knowledge of SpinCo, threatened against or affecting, the Company or any of its Subsidiaries relating to the Tiger Business before (or, in the case of threatened Actions, governmental examinations or investigations, that would be before) or by any Governmental Authority or arbitrator, that would reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect. As of the date hereof, there is no Action (or, to the knowledge of SpinCo, governmental examination or investigation) pending against or, to the knowledge of SpinCo, threatened against or affecting, the Company or any of its Subsidiaries relating to the Tiger Business before (or, in the case of threatened Actions, governmental examinations or investigations, that would be before) or by any Governmental Authority or arbitrator, that would reasonably be expected to prevent or materially delay the consummation by the Company or SpinCo of the transactions contemplated hereby.

Section 4.14.   Properties.   (a) Section 4.14(a) of the SpinCo Disclosure Schedule sets forth a correct and complete list of the Tiger Material Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect, as of the Effective Time, SpinCo, one of the Transferred Subsidiaries or Direct Sale Purchaser will have good title to, or valid leasehold interests in, all property and assets reflected on the balance sheet included in the Tiger Unaudited Financial Statements or acquired after December 31, 2017, in each case to the extent constituting a Tiger Asset, except as have been disposed of since December 31, 2017 in the ordinary course of business, free and clear of all Liens (other than Permitted Liens and Liens created by Parent or Direct Sale Purchaser).

(b)	Except as would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect, (i) each lease, sublease or license (each, a “Lease”) constituting a Tiger Asset under which the Company or any of its Subsidiaries leases, subleases or licenses any real property is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor, to SpinCo’s knowledge, any other party to any such Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such Lease.

Section 4.15.   Intellectual Property.   (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect, the registered Tiger Intellectual Property Rights are valid and enforceable.

(b)	Except as would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect, (i) as of the Closing, SpinCo, one of the Transferred Subsidiaries or Direct Sale Purchaser will own all of the Tiger Intellectual Property Rights (in each case, free and clear of any Liens (other than Permitted Liens and Liens created by Parent or Direct Sale Purchaser)), (ii) to the knowledge of SpinCo, (A) the operation of the Tiger Business as currently conducted does not infringe or misappropriate any Intellectual Property Rights of any Person and (B) no Person is infringing or misappropriating the Tiger Intellectual Property Rights, and (iii) there is no Action pending against the Company or any of its Subsidiaries relating to the Tiger Business (A) alleging that any services provided, processes used or products manufactured or sold by the Tiger Business infringe or misappropriate any Intellectual Property Rights of any Person or (B) challenging the validity or enforceability of any Tiger Intellectual Property Rights.
(c)	Except as would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect, to the knowledge of SpinCo, there has been no unauthorized access or malfunction of any Tiger IT Assets within the past three years that has resulted in the unauthorized access or loss of any data of the Tiger Business.
(d)	Except as would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect, the Company and its Subsidiaries (with respect to the Tiger Business) use commercially reasonable efforts to maintain the confidentiality of their Trade Secrets.

Section 4.16.   Taxes.   Except (x) as set forth on Section 4.16 of the SpinCo Disclosure Schedule or (y) as would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect:

(a)	All Tax Returns required by Applicable Law to be filed with any Taxing authority by, or on behalf of, SpinCo or any of the Transferred Subsidiaries or otherwise with respect to the Tiger Business or Tiger Assets have been timely filed when due in accordance with all Applicable Law, and all such Tax Returns are, or shall be at the time of filing, true and complete.
(b)	The Company and its Subsidiaries, including SpinCo and each of the Transferred Subsidiaries, has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing authority all Taxes due and payable by SpinCo and each Transferred Subsidiary or otherwise with respect to the Tiger Business or Tiger Assets, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which SpinCo and the Transferred Subsidiaries ordinarily record items on their respective books.
(c)	Neither SpinCo nor any of the Transferred Subsidiaries has granted any extension or waiver of the statute of limitations period applicable to any Tax Return, which period (after giving effect to such extension or waiver) has not yet expired, and no request for any such extension or waiver is currently pending.
(d)	There is no Action now pending or, to SpinCo’s knowledge, threatened against or with respect to SpinCo or the Transferred Subsidiaries or the Tiger Business or the Tiger Assets in respect of any Tax or Tax asset. Within the past three years, neither the Company nor any of its Subsidiaries, including SpinCo and any Transferred Subsidiary, has received a written notice from a Taxing authority in any jurisdiction in which Tax Returns are not filed and Taxes are not paid with respect to the Tiger Business or Tiger Assets claiming that such entity is or may be subject to Tax (including an obligation to withhold and remit Taxes) in such jurisdictions or has or may have a duty to file Tax Returns in such jurisdiction, in each case, in respect of the Tiger Business or Tiger Assets.

(e)	Except as set forth in the Step Plan or otherwise effected as part of the SpinCo Transfer and the Distribution, during the five-year period ending on the Closing Date, neither SpinCo nor any of the Transferred Subsidiaries was (or will be) a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.
(f)	None of the Company, SpinCo and the Transferred Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations section 1.6011-4.
(g)	None of the Company, SpinCo or their respective Subsidiaries has taken or agreed to take any action that would (and none of them is aware of any fact, event, agreement, plan or other circumstance that would) prevent the Tax-Free Status of the External Transactions. As of the date hereof, the Company and SpinCo do not know of any reason (i) why they would not be able to deliver the Tax Representation Letters at the applicable times set forth in Section 8.07(c), or (ii) why the Company would not be able to obtain the opinions contemplated by Section 9.03(b).
(h)	There are no Liens for Taxes on the Tiger Assets or the assets or properties of SpinCo or the Transferred Subsidiaries or otherwise with respect to the Tiger Business, other than Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP.
(i)	Neither SpinCo nor any of the Transferred Subsidiaries is a party to or bound by any Tax-allocation, Tax-sharing or Tax-indemnification agreement or other similar contract or arrangement, other than (i) as of the Closing Date, the Tax Matters Agreement, (ii) any such contract or arrangement pursuant to customary commercial agreements or arrangements entered into in the ordinary course of business and not primarily related to Taxes, or (iii) any such contract or arrangement that terminates at the Closing.
(j)	The representations and warranties contained in this Section 4.16 (and, to the extent relating to Taxes, Section 4.17) constitute the sole and exclusive representations and warranties by the Company herein with respect to Tax matters.

Section 4.17.   Employment and Employee Benefits Matters.   (a) Section 4.17(a) of the SpinCo Disclosure Schedule lists each material Tiger Benefit Plan. For each material Tiger Benefit Plan that SpinCo or any of the Transferred Subsidiaries will sponsor or maintain following the Closing, or with respect to which SpinCo or any of the Transferred Subsidiaries will have any liability following the Closing, the Company has made available to Parent a true and complete copy of such plan, all material amendments thereto, the most recent valuation report or financial statement and, if applicable, the most recently filed annual return/report (Form 5500). Notwithstanding the foregoing, in the case of Employee Agreements that are materially consistent with one another, Section 4.17(a) of the SpinCo Disclosure Schedule may list, and the Company may make available to Parent, templates of such Employee Agreements. For each Tiger Benefit Plan with respect to which SpinCo or any of the Transferred Subsidiaries will not have any liability following the Closing, the Company has made available to Parent a summary of the material terms of such plan.

(b)	Neither SpinCo nor any of its ERISA Affiliates sponsors, maintains, contributes to or has an obligation to contribute to, or has in the past six years sponsored, maintained, contributed to or had an obligation to contribute to, any employee benefit plan subject to Title IV of ERISA, including any “multiemployer plan” as defined in Section 3(37) of ERISA, except as would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect.
(c)	Except would not reasonably be expected to have a Tiger Material Adverse Effect, each Tiger Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or has applied to the IRS for such a letter within the applicable remedial amendment period or such period has not expired, and nothing has occurred since the date of any such determination or opinion letter that could reasonably be expected to give the IRS grounds to revoke such determination or opinion letter. Except as would not reasonably be expected to have a Tiger Material Adverse Effect, each Tiger Benefit Plan (i) if intended to qualify for special tax treatment, meets all the requirements for such treatment and (ii) if required to be funded, book-reserved or secured by an insurance policy, is funded, book-reserved, or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles.

(d)	Each Tiger Benefit Plan has been maintained, operated and administered in compliance with its terms and all Applicable Law, including ERISA and the Code, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect. There have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to any Tiger Benefit Plan that would reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect. No Action (other than routine claims for benefits) is pending against or involves or, to the knowledge of SpinCo, is threatened against or threatened to involve, any Tiger Benefit Plan before any Governmental Authority, nor, to the knowledge of SpinCo, is there any basis for any such Action, in any case that would reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect.
(e)	No Tiger Benefit Plan provides any post-retirement or post-termination of service medical, dental or life insurance benefits to any current or former service provider (other than coverage mandated by Applicable Law), except as would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect.
(f)	Except as would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect, all contributions, premiums and payments that are due have been made for each Tiger Benefit Plan within the time periods prescribed by the terms of such plan and Applicable Law.
(g)	Except as set forth in Section 4.17(g) of the SpinCo Disclosure Schedule, neither the execution of this Agreement or the Separation Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (i) entitle any Tiger Service Provider or any directors or consultants of SpinCo or any of the Transferred Subsidiaries (or any of their dependents) to any material payment or benefit or accelerate the time of payment or vesting of any material compensation or benefits, in either case under any Tiger Benefit Plan or (ii) result in the payment of any amount under a Tiger Benefit Plan that would not be deductible by SpinCo or a Transferred Subsidiary as a result of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any Tiger Service Provider for any material Tax incurred by such Tiger Service Provider under Section 409A or 4999 of the Code.
(h)	The Company and its Subsidiaries are conducting, and since January 1, 2015 have conducted, the Tiger Business in compliance with all Applicable Laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health and continuation coverage under group health plans, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect.
(i)	Except as set forth in Section 4.17(i) of the SpinCo Disclosure Schedule, there is no formal union organizational campaigns or petitions or other material unionization activities seeking recognition of a bargaining unit in the Tiger Business, and no material unfair labor practice charges or other complaints or union representation questions are before the National Labor Relations Board or other labor board or Governmental Authority that, in either case, would reasonably be expected to have a Tiger Material Adverse Effect. There is no material labor strike, slowdown or stoppage pending or, to SpinCo’s knowledge, threatened against or affecting the Tiger Business.
(j)	Section 4.17(j) of the SpinCo Disclosure Schedule, sets forth a true and correct list of any and all applicable collective bargaining, works council and other similar employee representative agreements (including agreements governed by Section 301 of the Labor Management Relations Act, 29 U.S.C. § 185) with any labor organization representing employees of the Tiger Business.

(k)	Since January 1, 2015, neither the Company nor any of its Subsidiaries has implemented any plant closing or mass layoff, in connection with the Tiger Business, that required notice under any Applicable Law.
(l)	Prior to the date hereof, the Company has provided to Parent a true and complete Employee Census (as defined in the Employee Matters Agreement), as of the date provided.
(m)	None of the Transferred Subsidiaries is (i) the employer of any employee covered by any U.S. CBA or (ii) the owner of any facility, real property or equipment at any facility that employs employees that are covered by any U.S. CBA.

Section 4.18.   Environmental Matters.   (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect:

(i)	no written notice, order, complaint, judgment, decree, decision, fine or penalty arising under any Environmental Laws, that has not been fully resolved, has been received by the Company or any of its Subsidiaries with respect to the Tiger Business, and there are no Actions (or, to the knowledge of SpinCo, governmental examinations or investigations not otherwise constituting an Action) pending or, to SpinCo’s knowledge, threatened which allege a violation of, or liability or obligation under, any Environmental Laws by or of the Company or any of its Subsidiaries relating to the Tiger Business;
(ii)	the Company and its Subsidiaries possess all Tiger Permits required under applicable Environmental Laws and are, and since January 1, 2015 have been, in compliance with the terms of such Tiger Permits;
(iii)	the operations of the Company and each of its Subsidiaries relating to the Tiger Business are, and since January 1, 2015 have been, in compliance with applicable Environmental Laws; and
(iv)	neither the Company nor any of its Subsidiaries is conducting, or has received written notice asserting that it is or may be liable or obligated under applicable Environmental Laws or under the terms of a third-party agreement to conduct or pay for, any investigation, cleanup, remediation or similar activities with respect to the actual or alleged Release or threatened Release of any Hazardous Materials related to the Tiger Business.
(b)	Except as set forth in this Section 4.18, no representations or warranties are being made by the Company or SpinCo with respect to matters arising under or relating to Environmental Laws.

Section 4.19.   Material Contracts.   (a) Section 4.19(a) of the SpinCo Disclosure Schedule lists each of the following contracts to which the Company or any of its Subsidiaries is a party, in each case to the extent constituting a Tiger Asset (such contracts being “Tiger Material Contracts”), that is in effect as of the date of this Agreement:

(i)	any Leases pertaining to any Tiger Material Real Property;
(ii)	any contract for the purchase of products or for the receipt of services, which (A) involved consideration or payments by the Company or any of its Subsidiaries in excess of $9 million in the aggregate during the calendar year ended December 31, 2017 or (B) requires consideration or payments by the Company or any of its Subsidiaries in excess of $25 million in the aggregate over the remaining term of such contract;
(iii)	any contract for the furnishing of products or services by the Company or any of its Subsidiaries, which (A) involved consideration or payments to the Company or any of its Subsidiaries in excess of $100 million in the aggregate during the calendar year ended December 31, 2017 or (B) requires consideration or payments to the Company or any of its Subsidiaries in excess of $350 million in the aggregate over the remaining term of such contract;
(iv)	any material partnership, joint venture, strategic alliance or other similar agreement or arrangement;

(v)	any executory contract relating to the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise);
(vi)	any contract as obligor or guarantor relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with respect to indebtedness with an aggregate outstanding principal amount not exceeding $10 million;
(vii)	any contract containing covenants expressly limiting in any material respect the freedom of the Tiger Business to compete or engage in a product line or line of business or to operate in any jurisdiction;
(viii)	any contract with a sole source supplier of material products or services;
(ix)	any material contract containing any provision granting the other party material exclusivity or similar rights; or
(x)	any license or other contract that is material to the Tiger Business that restricts or grants rights to use or practice Intellectual Property Rights.
(b)	The Company has made available to Parent a true and complete copy of each Tiger Material Contract. Except for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect, (i) each of the Tiger Material Contracts is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor, to SpinCo’s knowledge, any other party to a Tiger Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Tiger Material Contract, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Tiger Material Contract.

Section 4.20.   Sufficiency of Assets; Title.   Except as otherwise provided in this Agreement and after giving effect to the Internal Reorganization, the Tiger Assets and the employment of the Tiger Service Providers, together with the services and assets to be provided, the licenses to be granted and the other arrangements contemplated by the Separation Agreement and the Ancillary Agreements (including the services available under the Transition Services Agreement), shall, in the aggregate, constitute all of the assets of the Company and its Subsidiaries necessary to conduct, in all material respects, the Tiger Business immediately after the Closing in substantially the same manner as currently conducted by the Company and its Subsidiaries. The Company and its Subsidiaries have, and immediately after the Separation, SpinCo, the SpinCo Transferred Subsidiaries, the Direct Sale Purchaser and the Direct Sale Transferred Subsidiaries will have good and valid title to, or valid leases, licenses or rights to use, all of the Tiger Assets, free and clear of all Liens, other than Permitted Liens, except as would not reasonably be expected to be, individually or in the aggregate, material to the Tiger Business, taken as a whole.

Section 4.21.   Finders’ Fees.   There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company, SpinCo or any of their respective Affiliates in connection with the transactions contemplated by this Agreement, the Separation Agreement or the Ancillary Agreements who might be entitled to any fee or commission from Parent or any of its Affiliates (including SpinCo and the Transferred Subsidiaries following the Closing).

Section 4.22.   SpinCo.   SpinCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements, and since the date of its incorporation, SpinCo has not engaged in any business activities or conducted any operations other than in connection with or as contemplated by this Agreement, the Separation Agreement or the Ancillary Agreements.

Section 4.23.   Disclaimer of the Company and SpinCo.   (a) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR IN THE SEPARATION AGREEMENT OR THE ANCILLARY AGREEMENTS, NONE OF THE COMPANY, SPINCO OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR AFFILIATES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE TIGER BUSINESS, THE COMPANY OR ANY OF ITS SUBSIDIARIES, THE TRANSFERRED SUBSIDIARIES, THE TRANSACTIONS CONTEMPLATED HEREBY (OR BY THE SEPARATION

AGREEMENT OR ANY ANCILLARY AGREEMENT) OR ANY OF THE TIGER ASSETS OR TIGER LIABILITIES. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR IN THE SEPARATION AGREEMENT OR THE ANCILLARY AGREEMENTS, THE COMPANY, SPINCO AND THEIR RESPECTIVE REPRESENTATIVES AND AFFILIATES HAVE NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO (I) THE COMPANY OR ANY OF ITS SUBSIDIARIES, EXCLUDED ASSETS OR EXCLUDED LIABILITIES, (II) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR LAWS), (III) THE OPERATION OF THE TIGER BUSINESS AFTER THE CLOSING, OR (IV) THE PROBABLE SUCCESS, PROFITABILITY OR PROSPECTS OF THE TIGER BUSINESS AFTER THE CLOSING, AND ANY SUCH REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED.

(b)	NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE SEPARATION AGREEMENT OR THE ANCILLARY AGREEMENTS, NONE OF THE COMPANY, SPINCO OR ANY OF THEIR RESPECTIVE REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO PARENT, MERGER SUB, ANY OF THEIR RESPECTIVE REPRESENTATIVES OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO PARENT, MERGER SUB OR THEIR RESPECTIVE REPRESENTATIVES OF, OR PARENT’S, MERGER SUB’S OR THEIR RESPECTIVE REPRESENTATIVES’ USE OF, ANY INFORMATION RELATING TO THE TIGER BUSINESS, INCLUDING ANY PROJECTIONS, FORECASTS, BUSINESS PLANS, BUDGETS, COST ESTIMATES OR OTHER MATERIAL MADE AVAILABLE TO PARENT OR ANY OF ITS REPRESENTATIVES, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS,” MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK-OUT” DISCUSSIONS, “EXPERT SESSIONS,” DILIGENCE CALLS OR MEETINGS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF PARENT, MERGER SUB OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR IN ANY OTHER FORM IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (OR BY THE SEPARATION AGREEMENT OR ANY ANCILLARY AGREEMENT).
(c)	EACH OF THE COMPANY AND SPINCO AGREE THAT IT HAS NOT RELIED UPON ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY NATURE MADE BY OR ON BEHALF OF OR IMPUTED TO PARENT OR MERGER SUB, OR ANY OTHER PERSON, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 5 AND SECTION 7.04(G).

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT

Except (a) as disclosed in any Parent SEC Document filed or furnished before the date of this Agreement, but excluding any risk factor disclosure and disclosure of risks included in any “forward looking statements” disclaimer or any other statement included in such Parent SEC Document to the extent they are predictive or forward looking in nature, or (b) subject to Section 11.04, as set forth in the Parent Disclosure Schedule, Parent represents and warrants to the Company and SpinCo that:

Section 5.01.   Corporate Existence and Power.   (a) Each of Parent, Merger Sub and Direct Sale Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

(b)	Each of Parent, Merger Sub and Direct Sale Purchaser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)	Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements, and since the date of its incorporation, Merger Sub has not engaged in any business activities or conducted any operations other than in connection with or as contemplated by this Agreement, the Separation Agreement or the Ancillary Agreements. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.001 per share, 100 of which have been validly issued, and are fully paid and nonassessable and are owned by Parent free and clear of any Lien. The authorized capital stock of Direct Sale Purchaser consists of 100 shares of common stock, par value $0.01 per share, 100 of which have been validly issued, and are fully paid and nonassessable and are owned by Parent or a wholly owned Subsidiary of Parent (other than Merger Sub) free and clear of any Lien. Except as set forth above, no shares of capital stock of Merger Sub or Direct Sale Purchaser are issued, reserved for issuance or outstanding.

Section 5.02.   Corporate Authorization.   (a) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the corporate powers of Parent and Merger Sub and, except for the Parent Stockholder Approval, have been duly authorized by all necessary corporate action. The Parent Stockholder Approval is the only vote of the holders of any of Parent’s capital stock necessary in connection with the consummation of the transactions contemplated hereby, including the Parent Share Issuance and the Parent Charter Amendment. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (subject to the Bankruptcy Exceptions).

(b)	At a meeting duly called and held, the Parent Board has unanimously (i) determined that the Merger and this Agreement are advisable and has approved this Agreement and the transactions contemplated hereby, including the Merger, the Parent Share Issuance and the Parent Charter Amendment and (ii) recommended the approval by the stockholders of Parent of the Parent Share Issuance and the Parent Charter Amendment (such recommendation, the “Parent Board Recommendation”).
(c)	Each of Parent and Direct Sale Purchaser has the necessary corporate power and authority to enter into the Separation Agreement and each Ancillary Agreement to which it is or will be a party, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by each of Parent and Direct Sale Purchaser of the Separation Agreement and each Ancillary Agreement to which it is or will be a party, the performance by each of Parent and Direct Sale Purchaser of its obligations thereunder and the consummation by each of Parent and Direct Sale Purchaser of the transactions contemplated thereby have been, or will be, duly authorized by all requisite action on the part of Parent and Direct Sale Purchaser. The Separation Agreement and each Ancillary Agreement will be duly executed and delivered by Parent and Direct Sale Purchaser, and (assuming due authorization, execution and delivery by the other parties thereto) the Separation Agreement and each Ancillary Agreement will constitute, a legal, valid and binding obligation of Parent and Direct Sale Purchaser, enforceable against Parent and Direct Sale Purchaser in accordance with its terms (subject to the Bankruptcy Exceptions).

Section 5.03.   Governmental Authorization.   The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, and by each of Parent and Direct Sale Purchaser of the Separation Agreement and the Ancillary Agreements to which it is contemplated to be a party, and the consummation by each of Parent, Merger Sub and Direct Sale Purchaser of the transactions contemplated hereby or thereby, as applicable, require no consent, approval, authorization or other order or declaration of, action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which SpinCo is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of laws analogous to the HSR Act existing in foreign jurisdictions, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable state or federal securities laws, (iv) as a result of any facts or circumstances relating solely to the Company or any of its Affiliates, (v) compliance with the rules and regulations of the New York Stock Exchange, or (vi) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or materially delay the consummation by Parent, Merger Sub or Direct Sale Purchaser of the transactions contemplated hereby.

Section 5.04.   Non-contravention.   The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, and by each of Parent and Direct Sale Purchaser of the Separation Agreement and the Ancillary Agreements to which it is contemplated to be a party, and the consummation of the transactions contemplated hereby or thereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent, Merger Sub or Direct Sale

Purchaser, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a breach or default (or an event which, with the giving of notice or lapse of time, or both, would become a breach or event of default) under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent, Merger Sub, Direct Sale Purchaser or any of their respective Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent, Merger Sub, Direct Sale Purchaser or any of their respective Subsidiaries, including any Parent Material Contract, or (iv) result in the creation or imposition of any Lien on any asset of Parent, Merger Sub, Direct Sale Purchaser or any of their respective Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or materially delay the consummation by Parent, Merger Sub or Direct Sale Purchaser of the transactions contemplated hereby.

Section 5.05.   Capitalization.   (a) The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (“Parent Preferred Stock”). As of May 18, 2018, there were outstanding (i) 96,291,014 shares of Parent Common Stock, (ii) no shares of Parent Preferred Stock, (iii) stock options to purchase an aggregate of 836,678 shares of Parent Common Stock (of which options to purchase an aggregate of 651,355 shares of Parent Common Stock were exercisable), (iv) restricted stock awards with respect to an aggregate of 275,161 shares of Parent Common Stock (which number is included in clause (i) above), (v) there are no restricted stock unit awards with respect shares of Parent Common Stock that are settled in shares of Parent Common Stock, and (vi) performance unit awards with respect to an aggregate of 934,528 shares of Parent Common Stock (assuming maximum attainment of the applicable performance goals) (which number is not included in clause (i) above). All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable. Section 5.05 of the Parent Disclosure Schedule contains a complete and correct list, as of May 18, 2018, of each outstanding stock option, restricted stock award, restricted stock unit award and performance unit award, in each case, issued by Parent or any of its Subsidiaries, including the holder, name of applicable Parent equity plan, date of grant, exercise price (if applicable), vesting schedule and number of shares of Parent Common Stock subject thereto (assuming maximum attainment of the applicable performance goals, if applicable).

(b)	There are no outstanding bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth in this Section 5.05, in respect of matters permitted under Section 7.01, and for changes since May 18, 2018 resulting from the exercise or settlement of Parent Stock Awards outstanding on such date, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in Parent, (iii) warrants, calls, options or other rights to acquire from Parent, or other obligations of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights, in each case, that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of Parent (the items in clauses (i) through (iv) being referred to collectively as the “Parent Securities”). There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities.
(c)	The shares of Parent Common Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

Section 5.06.   Subsidiaries.   (a) Each Subsidiary of Parent is duly organized, validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All material Subsidiaries of Parent and their respective jurisdictions of organization are identified in the Parent 10-K.

(b)	All of the outstanding capital stock of or other voting securities of, or ownership interests in, each Subsidiary of Parent, is owned by Parent, directly or indirectly. There are no issued, reserved for issuance or outstanding (i) securities of Parent or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of Parent, (ii) warrants, calls, options or other rights to acquire from Parent or any of its Subsidiaries, or other obligations of Parent or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of Parent or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of Parent (the items in clauses (i) through (iii) being referred to collectively as the “Parent Subsidiary Securities”). There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of Parent Subsidiary Securities. Except for its interests in its Subsidiaries and Parent JVs, Parent does not own, directly or indirectly, any capital stock of, or other equity or voting interest in, any Person.
(c)	Section 5.06(c) of the Parent Disclosure Schedule sets forth a complete and correct list of all Parent JVs with revenues in excess of $25 million in 2017, including, in each case, its name, jurisdiction and form of organization and the percentage of its outstanding equity or profits interests that are owned by Parent or any of its Subsidiaries. To the knowledge of Parent as of the date of this Agreement, subject to the terms and conditions of such respective certificates of incorporation, bylaws, limited liability company agreements or similar organizational documents made available to the Company prior to the date of this Agreement, there are no outstanding options, warrants, convertible debt, other convertible instruments or other commitments obligating any Parent JV to issue, grant, extend or enter into any such option, warrant, convertible debt, other convertible instrument or other right, agreement, arrangement or commitment.

Section 5.07.   SEC Filings and the Sarbanes-Oxley Act.   (a) Parent has filed with or furnished to the SEC, and made available to the Company, all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished, as applicable, by Parent since January 1, 2015 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Parent SEC Documents”).

(b)	As of its filing date (and as of the date of any amendment), each Parent SEC Document complied, and each Parent SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and 1934 Act, as the case may be.
(c)	As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Parent SEC Document filed pursuant to the 1934 Act did not, and each Parent SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(d)	Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(e)	Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to Parent’s principal executive officer and its principal financial officer by others within those entities. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic and current reports required under the 1934 Act.

(f)	Since January 1, 2015, Parent and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent financial statements for external purposes in accordance with GAAP. Parent has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to Parent’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Parent has made available to SpinCo a summary of any such disclosure made by management to Parent’s auditors and audit committee since January 1, 2015.
(g)	Parent has not, since the enactment of the Sarbanes-Oxley Act, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(h)	Since January 1, 2015, Parent has complied in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any of the Parent SEC Documents, and, to the knowledge of Parent, none of the Parent SEC Documents is subject to ongoing SEC review.
(i)	Each of the principal executive officer and principal financial officer of Parent (or each former principal executive officer and principal financial officer of Parent, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the New York Stock Exchange, and the statements contained in any such certifications are complete and correct.
(j)	Since January 1, 2015, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date of this Agreement, or series of similar transactions, agreements, arrangements or understandings to which Parent or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act.

Section 5.08.   Financial Statements.   The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included or incorporated by reference in the Parent SEC Documents fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements). From January 1, 2015 to the date of this Agreement, Parent has not received written notice from the SEC or any other Governmental Authority indicating that any of its accounting policies or practices are the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Authority.

Section 5.09.   Registration Statement.   The information supplied by Parent for inclusion or incorporation by reference in the Registration Statements and the Proxy Statement and, if applicable, the Schedule TO and any other filing contemplated by Section 8.02, shall not, (a) with respect to each Registration Statement, at the time each Registration Statement is declared or becomes effective, (b) with respect to the Parent Registration Statement, at the time the prospectus contained in such Registration Statement is first mailed to stockholders of the Company, (c) with respect to the Proxy Statement, at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent, (d) at the time of the Parent Stockholders Meeting, (e) at the time the Schedule TO is filed with the SEC (if applicable), or (f) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement and the Ancillary Agreements will comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

Section 5.10.   Absence of Certain Changes.   (a) Except as contemplated by or permitted under this Agreement or the Ancillary Agreements, (i) since the Parent Balance Sheet Date, the business of Parent and its Subsidiaries has been conducted in the ordinary course of business and (ii) since the Parent Balance Sheet Date through the date of this Agreement, there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)	From the Parent Balance Sheet Date until the date hereof, there has not been any action taken by Parent or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of clause (a), (c), (i), (j) or (m) (as it relates to any of the foregoing) of Section 7.01.

Section 5.11.   No Undisclosed Material Liabilities.   There are no liabilities or obligations of Parent or any of its Subsidiaries of a type required to be reflected or reserved for on a consolidated balance sheet of Parent, other than: (i) liabilities or obligations disclosed and provided for in the Parent Balance Sheet or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business since the Parent Balance Sheet Date; (iii) liabilities or obligations incurred in connection with the transactions contemplated hereby; and (iv) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.12.   Compliance with Laws.   (a) Parent and its Subsidiaries are conducting, and since January 1, 2015 have conducted, their business in compliance with Applicable Law, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)	Parent and each of its Subsidiaries is in compliance and, since January 1, 2015 has been in compliance with (i) the Foreign Corrupt Practices Act of 1977, (ii) the United Kingdom Bribery Act of 2010 and (iii) all Applicable Laws to which Parent or any of its Subsidiaries is subject relating to anti-money laundering compliance, in each case except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)	Parent, its Subsidiaries and, to the knowledge of Parent as of the date of this Agreement, the Parent JVs and any agents or other Persons acting for, on behalf of or at the direction of Parent, its Subsidiaries or, to the knowledge of Parent as of the date of this Agreement, the Parent JVs: (i) are not, and since January 1, 2015 have not been, designated on, and are not owned or controlled by any party that is or has been designated on, any list of restricted parties maintained by any U.S. Governmental Authority, including the OFAC Specially Designated Nationals and Blocked Persons List, OFAC’s list of Foreign Sanctions Evaders, OFAC’s Sectoral Sanctions Identifications List, Commerce’s Denied Person’s List, the Commerce Entity List and the U.S. Department of State Debarred List; and (ii) since January 1, 2015, have not participated in any transaction involving such a designated Person, or any country subject to an embargo or substantial restrictions on trade under the U.S. sanctions administered by OFAC, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.13.   Permits.   Parent and its Subsidiaries are in possession of, and in compliance with, all Permits necessary for them to own, lease and operate their properties and assets or to carry on the business of Parent and its Subsidiaries as it is now conducted (the “Parent Permits”), except where the failure to possess, or non-compliance with, any Parent Permit would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.14.   Litigation.   There is no Action (or, to the knowledge of Parent, governmental examination or investigation) pending against or, to the knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries before (or, in the case of threatened Actions, governmental examinations or investigations, that would be before) or by any Governmental Authority or arbitrator, that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, there is no Action (or, to the knowledge of Parent, governmental examination or investigation) pending against or, to the knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries before (or, in the case of threatened Actions, governmental examinations or investigations, that would be before) or by any Governmental Authority or arbitrator, that would reasonably be expected to prevent or materially delay the consummation by Parent, Merger Sub or Direct Sale Purchaser of the transactions contemplated hereby.

Section 5.15.   Properties.   (a) Section 5.15(a) of the Parent Disclosure Schedule sets forth a correct and complete list of the Parent Material Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent or its Subsidiaries have good title to, or valid leasehold interests in, all property and assets reflected on the Parent Balance Sheet or acquired after the Parent Balance Sheet Date, except as have been disposed of since the Parent Balance Sheet Date in the ordinary course of business free and clear of all Liens (other than Permitted Liens).

(b)	Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each Lease under which Parent or any of its Subsidiaries leases, subleases or licenses any real property is valid and in full force and effect and (ii) neither Parent nor any of its Subsidiaries, nor, to Parent’s knowledge, any other party to any such Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease.

Section 5.16.   Intellectual Property.   (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the registered Parent Intellectual Property Rights are valid and enforceable.

(b)	Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent or one of its Subsidiaries owns all of the Parent Intellectual Property Rights (in each case, free and clear of any Liens), (ii) to the knowledge of Parent, (A) the operation of Parent’s and its Subsidiaries’ businesses as currently conducted does not infringe or misappropriate any Intellectual Property Rights of any Person and (B) no Person is infringing or misappropriating the Parent Intellectual Property Rights, and (iii) there is no Action pending against Parent or any of its Subsidiaries (A) alleging that any services provided, processes used or products manufactured or sold by Parent or any of its Subsidiaries infringe or misappropriate any Intellectual Property Rights of any Person or (B) challenging the validity or enforceability of any Parent Intellectual Property Rights.
(c)	Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, to the knowledge of Parent, there has been no unauthorized access or malfunction of any Parent IT Assets within the past three years that has resulted in the unauthorized access or loss of any data of Parent or any of its Subsidiaries.
(d)	Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent uses commercially reasonable efforts to maintain the confidentiality of its Trade Secrets.

Section 5.17.   Taxes.   Except as (x) set forth on Section 5.17(a) of the Parent Disclosure Schedule or (y) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a)	All Tax Returns required by Applicable Law to be filed with any Taxing authority by, or on behalf of, Parent or any of its Subsidiaries have been timely filed when due in accordance with all Applicable Law, and all such Tax Returns are, or shall be at the time of filing, true and complete.
(b)	Parent and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing authority all Taxes due and payable by it, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which Parent and its Subsidiaries ordinarily record items on their respective books.
(c)	Neither Parent nor any of its Subsidiaries has granted any extension or waiver of the statute of limitations period applicable to any Tax Return, which period (after giving effect to such extension or waiver) has not yet expired, and no request for any such extension or waiver is currently pending.

(d)	There is no Action now pending or, to Parent’s knowledge, threatened in writing against or with respect to Parent or its Subsidiaries in respect of any Tax or Tax asset. Within the past three years, neither Parent nor any Subsidiary of Parent has received a written notice from a Taxing authority in any jurisdiction in which Parent and its Subsidiaries do not file Tax Returns or pay Taxes that Parent or any of its Subsidiaries is or may be subject to Tax (including an obligation to withhold and remit Taxes) in such jurisdictions or has or may have a duty to file Tax Returns in such jurisdictions.
(e)	During the five-year period ending on the Closing Date, neither Parent nor any of its Subsidiaries was (or will be) a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.
(f)	None of Parent or its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations section 1.6011-4.
(g)	None of Parent or its Subsidiaries has taken or agreed to take any action that would (and none of them is aware of any fact, event, agreement, plan or other circumstance that would) prevent the Tax-Free Status of the External Transactions. As of the date hereof, Parent does not know of any reason (i) why it would not be able to deliver the Tax Representation Letters at the applicable times set forth in Section 8.07(c) or (ii) why Parent would not be able to obtain the opinion contemplated by Section 9.02(b).
(h)	There are no Liens for Taxes on the assets or properties of Parent and its Subsidiaries, other than Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP.
(i)	Neither Parent nor any of its Subsidiaries is a party to or bound by any Tax-allocation, Tax-sharing or Tax-indemnification agreement or other similar contract or arrangement, other than (i) as of the Closing Date, the Tax Matters Agreement or (ii) any such contract or arrangement pursuant to customary commercial agreements or arrangements entered into in the ordinary course of business and not primarily related to Taxes.
(j)	The representations and warranties contained in this Section 5.17 (and, to the extent relating to Taxes, Section 5.18) constitute the sole and exclusive representations and warranties by Parent herein with respect to Tax matters.

Section 5.18.   Employment and Employee Benefits Matters.   (a) Section 5.18(a) of the Parent Disclosure Schedule lists each material Parent Benefit Plan. For each material Parent Benefit Plan, Parent has made available to the Company a true and complete copy of such plan, all material amendments thereto, the most recent valuation report or financial statement and, if applicable, the most recently filed annual return/report (Form 5500).

(b)	Neither Parent nor any of its ERISA Affiliates sponsors, maintains, contributes to or has an obligation to contribute to, or has in the past six years sponsored, maintained, contributed to or had an obligation to contribute to, any employee benefit plan subject to Title IV of ERISA, including any “multiemployer plan” as defined in Section 3(37) of ERISA, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or result in liability to the Company, SpinCo or any of its Subsidiaries (including the Transferred Subsidiaries) following the Closing.
(c)	Except as would not reasonably be expected to have a Parent Material Adverse Effect, each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or has applied to the IRS for such a letter within the applicable remedial amendment period or such period has not expired, and nothing has occurred since the date of any such determination or opinion letter that could reasonably be expected to give the IRS grounds to revoke such determination or opinion letter. Except as would not reasonably be expected to have a Parent Material Adverse Effect, each Parent Benefit Plan (i) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (ii) if required to be funded, book-reserved or secured by an insurance policy, is funded, book-reserved, or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles.

(d)	Each Parent Benefit Plan has been maintained, operated and administered in compliance with its terms and all Applicable Law, including ERISA and the Code, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to any Parent Benefit Plan that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No Action (other than routine claims for benefits) is pending against or involves or, to the knowledge of Parent, is threatened against or threatened to involve, any Parent Benefit Plan before any Governmental Authority, nor, to the knowledge of Parent, is there any basis for any such Action, in any case that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(e)	No Parent Benefit Plan provides any post-retirement or post-termination of service medical, dental or life insurance benefits to any current or former Parent Service Provider (other than coverage mandated by Applicable Law), except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(f)	Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all contributions, premiums and payments that are due have been made for each Parent Benefit Plan within the time periods prescribed by the terms of such plan and Applicable Law.
(g)	Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (i) entitle any Parent Service Provider to any material payment or benefit or accelerate the time of payment or vesting of any material compensation or benefits, in either case under any Parent Benefit Plan or (ii) result in the payment of any amount under a Parent Benefit Plan that would not be deductible as a result of Section 280G of the Code. Neither Parent nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any Parent Service Provider for any material Tax incurred by such Parent Service Provider under Section 409A or 4999 of the Code.
(h)	Parent and each of its Subsidiaries is conducting, and since January 1, 2015 has conducted, its business in compliance with all Applicable Laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health and continuation coverage under group health plans, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(i)	Except as set forth in Section 5.18(i) of the Parent Disclosure Schedule, there is no formal union organizational campaigns or petitions or other material unionization activities seeking recognition of a bargaining unit in Parent, and no material unfair labor practice charges or other complaints or union representation questions are before the National Labor Relations Board or other labor board or Governmental Authority that, in either case, would reasonably be expected to have a Parent Material Adverse Effect. There is no material labor strike, slowdown or stoppage pending or, to Parent’s knowledge, threatened against or affecting Parent.
(j)	Section 5.18(j) of the Parent Disclosure Schedule, sets forth a true and correct list of any and all applicable collective bargaining, works council and other similar employee representative agreements (including agreements governed by Section 301 of the Labor Management Relations Act, 29 U.S.C. § 185) with any labor organization representing employees of Parent or any of its Subsidiaries.
(k)	Since January 1, 2015, neither Parent nor any of its Subsidiaries has implemented any plant closing or mass layoff that required notice under any Applicable Law.

Section 5.19.   Environmental Matters.   (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(i)	no written notice, order, complaint, judgment, decree, decision, fine or penalty arising under any Environmental Laws, that has not been fully resolved, has been received by Parent or any of its Subsidiaries, and there are no Actions (or, to the knowledge of Parent, governmental examinations or investigations not otherwise constituting an Action) pending or, to Parent’s knowledge, threatened which allege a violation of, or liability or obligation under, any Environmental Laws by or of Parent or any of its Subsidiaries;
(ii)	Parent and each of its Subsidiaries possess all Parent Permits required under applicable Environmental Laws and are, and since January 1, 2015 have been, in compliance with the terms of such Parent Permits;
(iii)	the operations of Parent and each of its Subsidiaries are, and since January 1, 2015 have been, in compliance with applicable Environmental Laws; and
(iv)	neither Parent nor any of its Subsidiaries is conducting, or has received written notice asserting that it is or may be liable or obligated under applicable Environmental Laws or under the terms of a third party agreement to conduct or pay for, any investigation, cleanup, remediation or similar activities with respect to the actual or alleged Release or threatened Release of any Hazardous Materials.
(b)	Except as set forth in this Section 5.19, no representations or warranties are being made by Parent or Merger Sub with respect to matters arising under or relating to Environmental Laws.

Section 5.20.   Material Contracts.   (a) Section 5.20 of the Parent Disclosure Schedule lists each of the following contracts to which Parent or any of its Subsidiaries is a party (such contracts being “Parent Material Contracts”) that is in effect as of the date of this Agreement:

(i)	Leases pertaining to any Parent Material Real Property;
(ii)	any contract for the purchase of products or for the receipt of services, which (A) involved consideration or payments by Parent and its Subsidiaries in excess of $9 million in the aggregate during the calendar year ended December 31, 2017 or (B) requires consideration or payment by Parent and its Subsidiaries in excess of $25 million in the aggregate over the remaining term of such Contract;
(iii)	any contract for the furnishing of products or services by Parent or any of its Subsidiaries, which (A) involved consideration or payments to Parent and its Subsidiaries in excess of $100 million in the aggregate during the calendar year ended December 31, 2017 or (B) requires consideration or payments to Parent and its Subsidiaries in excess of $350 million in the aggregate over the remaining term of such contract;
(iv)	any material partnership, joint venture, strategic alliance or other similar agreement or arrangement;
(v)	any executory contract relating to the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise);
(vi)	any contract as obligor or guarantor relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with respect to indebtedness with an aggregate outstanding principal amount not exceeding $10 million;
(vii)	any contract containing covenants expressly limiting in any material respect the freedom of Parent or any of its Subsidiaries to compete or engage in a product line or line of business or to operate in any jurisdiction;
(viii)	any contract with a sole source supplier of material products or services;
(ix)	any material contract containing any provision granting the other party material exclusivity or similar rights; or
(x)	any license or other contract that is material to Parent and its Subsidiaries that restricts or grants rights to use or practice Intellectual Property Rights.

(b)	Parent has made available to the Company a true and complete copy of each Parent Material Contract. Except for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each of the Parent Material Contracts is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor, to Parent’s knowledge, any other party to a Parent Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Parent Material Contract, and neither Parent nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Parent Material Contract.

Section 5.21.   Financing.   (a) Parent has delivered to the Company a true, complete and fully executed copy of a commitment letter dated the date of this Agreement (including all exhibits, schedules and annexes thereto as in effect on the date of this Agreement) (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the “Parent Commitment Letter”), from Goldman Sachs Bank USA (together with any other commitment parties or Affiliates thereof from time to time party to the Parent Commitment Letter, the “Lenders”) and true, complete and fully executed copies of all associated fee letters dated the date of this Agreement (except that such copies of such fee letters may be redacted in a customary manner to remove fees, economic terms, “market flex” provisions and other customarily redacted provisions set forth therein so long as such redacted information does not contain terms relating to the conditionality or availability of the Financing or the aggregate amount of the financing) (as they may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the “Fee Letters”), pursuant to which, and subject to the terms and conditions set forth therein, among other things, the Lenders party thereto have committed to Parent to provide Parent with debt financing in the amount set forth therein (the debt financing contemplated by the Parent Commitment Letter being referred to as the “Financing”). As of the date of this Agreement, (x) the Parent Commitment Letter and the Fee Letters have not been amended, waived or modified, and (y) the commitments contained in the Parent Commitment Letter have not been withdrawn, modified or rescinded in any respect. As of the date of this Agreement, except for the Parent Commitment Letter and, so long the provisions of the Fee Letters would not adversely affect the amount or availability of the Financing on the Closing Date, the Fee Letters, there are no side letters or other contracts, instruments or other commitments, obligations or arrangements (whether written or oral) to which Parent or any of its Affiliates is a party containing conditions precedent to the funding of the full amount of the Financing.

(b)	As of the date of this Agreement, the Parent Commitment Letter, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto (in each case, subject to the Bankruptcy Exceptions). As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would (i) constitute a default or breach on the part of Parent or, to Parent’s knowledge, any other party thereto under any term or condition of the Parent Commitment Letter, (ii) assuming satisfaction of the conditions precedent set forth in Article IX of this Agreement, constitute or result in a failure to satisfy a condition precedent set forth in the Parent Commitment Letter, or (iii) to Parent’s knowledge and assuming satisfaction of the conditions precedent set forth in Article IX of this Agreement, otherwise result in any portion of the Financing being unavailable to Parent on the Closing Date. The proceeds of the Financing under the Parent Commitment Letter (together with unrestricted cash on hand of Parent and its Subsidiaries) will provide Parent and its Subsidiaries with financing sufficient to pay the Direct Sale Purchase Price and to pay or reimburse all fees and expenses contemplated to be paid by Parent or its Subsidiaries hereunder (collectively, the “Financing Obligations”); provided that between the date of this Agreement and the Closing Date, Parent and its Subsidiaries shall maintain unrestricted cash in an amount that, together with the proceeds of the Financing, would be sufficient to pay the Financing Obligations. As of the date of this Agreement, other than as set forth in the Parent Commitment Letter, there are no conditions precedent to the funding of the full amount of the Financing. As of the date of this Agreement, and assuming satisfaction of the conditions precedent set forth in Article IX of this Agreement, Parent has no reason to believe that any of the conditions precedent to the funding of the Financing will not be satisfied on a timely basis or that the Financing will not be fully available to Parent as set forth in the Parent Commitment Letter.

Section 5.22.   Finders’ Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Affiliates in connection with the transactions contemplated by this Agreement, the Separation Agreement or the Ancillary Agreements who might be entitled to any fee or commission from the Company or any of its Affiliates.

Section 5.23.   Opinion of Financial Advisor.  The Parent Board has received the opinion of Goldman Sachs & Co. LLC, financial advisor to Parent, to the effect that, as of the date of this Agreement, and based upon and subject to the qualifications, factors, assumptions and limitations set forth in therein, the Merger Consideration is fair to Parent from a financial point of view.

Section 5.24.   No Shareholders Rights Plan; No Antitakeover Law.  As of the date hereof, there is no shareholder rights plan, “poison pill,” antitakeover plan or other similar device in effect, to which Parent or any of its Subsidiaries is a party or otherwise bound. As of the Effective Time, there will be no shareholder rights plan, “poison pill,” antitakeover plan or other similar device in effect, to which Parent or any of its Subsidiaries will be a party or otherwise be bound, other than any such plan or device that (x) contains an express exception for this Agreement, the Merger and the other transactions contemplated hereby and any acquisition of shares of Parent Common Stock pursuant to the Merger and (y) does not otherwise interfere with or adversely affect any of the transactions contemplated hereby. No “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar antitakeover Applicable Law applicable to Parent or Merger Sub enacted in any jurisdiction applies to this Agreement, the Separation Agreement, the Merger or the other transactions contemplated hereby.

Section 5.25.   Disclaimer of Parent and Merger Sub.  (a) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 5, SECTION 7.04(G) OR IN THE SEPARATION AGREEMENT OR THE ANCILLARY AGREEMENTS, NONE OF PARENT, MERGER SUB OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR AFFILIATES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE BUSINESS OF PARENT OR ANY OF ITS SUBSIDIARIES OR THE TRANSACTIONS CONTEMPLATED HEREBY (OR BY THE SEPARATION AGREEMENT OR ANY ANCILLARY AGREEMENT). NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 5, SECTION 7.04(G) OR IN THE SEPARATION AGREEMENT OR THE ANCILLARY AGREEMENTS, PARENT, MERGER SUB AND THEIR RESPECTIVE REPRESENTATIVES AND AFFILIATES HAVE NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO (I) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR LAWS), (II) THE OPERATION OF THEIR BUSINESSES AFTER THE CLOSING, OR (III) THE PROBABLE SUCCESS, PROFITABILITY OR PROSPECTS OF THEIR BUSINESSES AFTER THE CLOSING, AND ANY SUCH REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED.

(b)	NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE SEPARATION AGREEMENT OR THE ANCILLARY AGREEMENTS, NONE OF PARENT, MERGER SUB OR ANY OF THEIR RESPECTIVE REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO THE COMPANY, SPINCO, ANY OF THEIR RESPECTIVE REPRESENTATIVES OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO THE COMPANY, SPINCO OR THEIR RESPECTIVE REPRESENTATIVES OF, OR THE COMPANY’S, SPINCO’S OR THEIR RESPECTIVE REPRESENTATIVES’ USE OF, ANY INFORMATION RELATING TO THE BUSINESS OF PARENT AND ITS SUBSIDIARIES, INCLUDING ANY PROJECTIONS, FORECASTS, BUSINESS PLANS, BUDGETS, COST ESTIMATES OR OTHER MATERIAL MADE AVAILABLE TO PARENT OR ANY OF ITS REPRESENTATIVES, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS,” MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK-OUT” DISCUSSIONS, “EXPERT SESSIONS,” DILIGENCE CALLS OR MEETINGS, RESPONSES TO QUESTIONS SUBMITTED

ON BEHALF OF THE COMPANY, SPINCO OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR IN ANY OTHER FORM IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (OR BY THE SEPARATION AGREEMENT OR ANY ANCILLARY AGREEMENT).

(c)	EACH OF PARENT AND MERGER SUB AGREE THAT IT HAS NOT RELIED UPON ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY NATURE MADE BY OR ON BEHALF OF OR IMPUTED TO THE COMPANY OR SPINCO, OR ANY OTHER PERSON, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 4.

ARTICLE 6
COVENANTS OF THE COMPANY AND SPINCO

Section 6.01.   Conduct of SpinCo.  Except (w) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (x) as set forth on Section 6.01 of the SpinCo Disclosure Schedule, (y) for the Internal Reorganization, the SpinCo Transfer, the Direct Sale, the Distribution and the other transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements or as otherwise expressly required or permitted hereby or thereby or (z) as required by Applicable Law, from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (I) use its reasonable best efforts to conduct the Tiger Business in the ordinary course, (II) use its reasonable best efforts to preserve intact the business organizations of the Tiger Business and the relations and goodwill of all material suppliers, material customers, material licensors, and Governmental Authorities, in each case, with respect to the Tiger Business, and to keep available the services of the present officers and key employees of the Tiger Business, and (III) manage the working capital of the Tiger Business (including the timing of collection of accounts receivable and of the payment of accounts payable and the management of inventory) in the ordinary course of business. Without limiting the generality of the foregoing, subject to Section 8.09, except (w) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed with respect to the matters set forth in clause (d) through (l) and, insofar as related to any of the foregoing, clause (m) below), (x) as set forth on Section 6.01 of the SpinCo Disclosure Schedule, (y) for the Internal Reorganization, the SpinCo Transfer, the Direct Sale and the Distribution and the other transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements or as otherwise expressly required or permitted hereby or thereby or (z) as required by Applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, to the extent relating to the Tiger Business (and excluding the Excluded Assets and Excluded Liabilities):

(a)	amend the certificate of incorporation, bylaws or other similar organizational documents of SpinCo or any Transferred Subsidiary;
(b)	(i) split, combine or reclassify any shares of capital stock of SpinCo or any Transferred Subsidiary or (ii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any SpinCo Securities or any Tiger Subsidiary Securities;
(c)	(i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any SpinCo Securities or Tiger Subsidiary Securities, other than the issuance, delivery or sale of any Tiger Subsidiary Securities to SpinCo or any other Transferred Subsidiary or (ii) amend any term of any SpinCo Security or any Tiger Subsidiary Security;
(d)	acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses, other than (i) pursuant to existing contracts or commitments, (ii) acquisitions of goods or services in the ordinary course of business, or (iii) acquisitions of assets, securities, properties or interests in an amount not to exceed $10 million individually or $50 million in the aggregate;
(e)	sell, lease or otherwise transfer any assets, securities, properties, interests or businesses of the Tiger Business, other than (i) pursuant to existing contracts or commitments, and (ii) sales of inventory or other assets in the ordinary course of business;
(f)	make any material loans, advances or capital contributions to, or investments in, any other Person;
(g)	incur any indebtedness for borrowed money or guarantees thereof, other than any indebtedness or guarantee incurred in the ordinary course of business;

(h)	except as required by Applicable Law, the terms of a Tiger Benefit Plan or collective bargaining or other labor agreement as in effect on the date hereof, (i) grant any material severance, retention or termination payment to, or enter into or materially amend any severance, retention, termination, employment, change in control or severance agreement with, any Tiger Service Provider, (ii) materially increase the compensation or benefits provided to any Tiger Service Provider, other than in the ordinary course of business based on the normal review cycle (provided that the requirement to be based on the normal review cycle will not apply to Key Tiger Service Providers), (iii) grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any Tiger Service Provider, other than in the ordinary course of business based on the normal review cycle (provided that the requirement to be based on the normal review cycle will not apply to Key Tiger Service Providers), (iv) hire, or terminate the employment (other than for cause) of, any Key Tiger Service Provider, or (v) hire any Tiger Service Provider, other than as permitted under the terms of the Employee Matters Agreement;
(i)	change the methods of accounting of the Tiger Business, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act;
(j)	other than in the ordinary course of business, (i) make any change (or file any such change) in any method of Tax accounting or any annual Tax accounting period, (ii) make, change or rescind any Tax election, (iii) settle or compromise any Tax liability or consent to any claim or assessment relating to Taxes, (iv) file any amended Tax Return or claim for refund, (v) enter into any closing agreement relating to Taxes, or (vi) waive or extend the statute of limitations in respect of Taxes; in each case, to the extent that doing so would reasonably be expected to result in a material incremental cost to Parent, SpinCo or any of their respective Subsidiaries;
(k)	settle, or offer or propose to settle any material Action involving the Tiger Business, other than in the ordinary course of business;
(l)	fail to use reasonable best efforts to maintain (with insurance companies substantially as financially responsible as their existing insurers) insurance against at least such risks and losses as are consistent in all material respects with the past practice of the Tiger Business, except to the extent such actions affect similarly situated businesses of the Company and its Subsidiaries and do not disproportionately affect the Tiger Business; or
(m)	agree or commit to do any of the foregoing.

Section 6.02.   Interim Taxes.  From the date of this Agreement until the Distribution, the Company and its Subsidiaries shall, and shall cause SpinCo and each of the Transferred Subsidiaries to, (i) prepare and timely file all Tax Returns that it is required to file, (ii) timely pay all Taxes that it is required to pay and (iii) promptly notify Parent of any notice of any material Action in respect of any Tax matters (or any significant developments with respect to ongoing Actions in respect of such Tax matters), in each case, in respect of SpinCo, the Tiger Business, the Tiger Assets or a Transferred Subsidiary.

Section 6.03.   Obligations of SpinCo.  The Company shall take all action necessary to cause SpinCo to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 6.04.   Access to Information.  (a) From the date hereof until the Effective Time, the Company shall (i) give to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the personnel, offices, properties, books and records of the Tiger Business, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Tiger Business as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Parent in its investigation of the Tiger Business. Any investigation pursuant to this Section 6.04 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Tiger Business or the business of the Company and its Subsidiaries. Notwithstanding the foregoing, the Company shall not be required to provide or cause to be provided access to or disclose or cause to be disclosed information where such access or disclosure would jeopardize the attorney-client privilege, contravene any Applicable Law or contravene any confidentiality undertaking.

(b)	Subject to Section 8.11(d), any information obtained pursuant to this Section 6.04 shall be subject to the Confidentiality Agreement, provided that the term thereof shall be deemed to extend through the second anniversary of the date of this Agreement in respect of such information.

Section 6.05.   Required Financial Statements.  (a) As promptly as practicable following the date hereof (and in any event by no later than June 30, 2018), the Company shall deliver to Parent the following audited combined financial statements for the Tiger Business and, if financial statements of SpinCo are required by the rules and regulations of the SEC to be included in the Registration Statements, for SpinCo (except as set forth on Section 6.05 of the SpinCo Disclosure Schedule): the balance sheets as of December 31, 2017 and December 31, 2016 and the related statements of income, comprehensive income, equity and cash flows for the years ended December 31, 2017, December 31, 2016, and December 31, 2015, in each case accompanied by a report satisfying the requirements of Regulation S-X of the independent registered public accounting firm for the Tiger Business and, if financial statements of SpinCo are required by the rules and regulations of the SEC to be included in the Registration Statements, for SpinCo (collectively, the “Initial Audited Financial Statements”, and the date on which the Company delivers to Parent the Initial Audited Financial Statements, the “Initial Audited Financial Statements Delivery Date”)). In the event that the Closing Date is 60 days or more after the end of the fiscal year ending December 31, 2018, the Company shall deliver to Parent as promptly as practicable (but in no event before the public filing of the related Company SEC Document and in no event later than 60 days after the end of such fiscal year), the audited combined financial statements for the Tiger Business and, if financial statements of SpinCo are required by the rules and regulations of the SEC to be included in the Registration Statements, for SpinCo (except as set forth on Section 6.05 of the SpinCo Disclosure Schedule) as of the end of, and for, such fiscal year consisting of the balance sheets as of the end of such fiscal year and the related statements of income, comprehensive income, equity and cash flows for such fiscal year, in each case accompanied by a report satisfying the requirements of Regulation S-X of the independent registered public accounting firm for the Tiger Business and, if financial statements of SpinCo are required by the rules and regulations of the SEC to be included in the Registration Statements, for SpinCo (together with the Initial Audited Financial Statements, the “Audited Financial Statements”); provided that, the Company will reasonably cooperate, as may be reasonably requested by Parent and at Parent’s expense, with Parent in connection with the completion of the audit for the Audited Financial Statements in the event that the Closing Date occurs prior to the 60th day after the end of the fiscal year ending December 31, 2018.

(b)	For the quarterly period ending March 31, 2018 and each subsequent quarterly period ending prior to the Closing Date, other than any calendar quarter ending December 31 (each, an “Interim Period”), the Company shall deliver to Parent the combined unaudited financial statements of the Tiger Business and, if financial statements of SpinCo are required by the rules and regulations of the SEC to be included in the Registration Statements, for SpinCo (except as set forth on Section 6.05 of the SpinCo Disclosure Schedule) as of the end of, and for, such Interim Period (the “Interim Financial Statements”) consisting of the combined balance sheets as of the end of such Interim Period and combined statements of income, comprehensive income and cash flows for such Interim Period (and the portion of the fiscal year then ended) and the corresponding period of the prior fiscal year, which will, in each case, have been reviewed by the independent registered public accounting firm for the Tiger Business and, if financial statements of SpinCo are required by the rules and regulations of the SEC to be included in the Registration Statements, for SpinCo as provided in AS 4105, Interim Financial Information. The Interim Financial Statements will be delivered as promptly as practicable following the end of the corresponding Interim Period (but in no event before the public filing of the related Company SEC Document) and (i) in the case of the Interim Period ended March 31, 2018, by no later August 9, 2018 and (ii) in the case of each other Interim Period, by no later than 40 days after the end of such Interim Period.

Section 6.06.   No Solicitation of Competing SpinCo Transaction.   From and after the date hereof through the nine-month anniversary of the date of this Agreement: (a) Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors (“Representatives”) to, directly or indirectly through another Person, (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Competing SpinCo Transaction, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Tiger Business or afford access to the business, properties, assets, books or records of the Tiger Business to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that has made, is seeking to make or would reasonably be expected to make, a Competing SpinCo Transaction, (iii) approve, recommend or consummate any Competing SpinCo Transaction, or (iv) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to a Competing SpinCo Transaction. It is agreed that any violation of the restrictions on the Company set forth in this Section 6.06 by any Subsidiary of the Company or any Representative of the Company or any of its Subsidiaries shall be a breach of this Section 6.06 by the Company.

(b)	The Company shall, and shall cause its Subsidiaries to, and shall instruct its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Third Party and its Representatives conducted prior to the execution of this Agreement with respect to any Competing SpinCo Transaction. From and after the date hereof through the nine-month anniversary of the date of this Agreement: (i) the Company shall not, and shall cause its Subsidiaries not to, and the Company shall instruct its Representatives not to, release any third party from, or waive any provision of, any confidentiality or, subject to applicable duties of its directors under Applicable Law, standstill agreement to which it or one of its Affiliates is a party in connection with a Competing SpinCo Transaction and (ii) the Company shall reasonably promptly (and in any event no later than the next Business Day) notify Parent, orally and in writing, after the receipt by the Company or any of its Representatives of any proposal, inquiry, offer or request (or any amendment thereto) with respect to a Competing SpinCo Transaction, including in connection therewith any request for discussions or negotiations and any request for information relating to the Company or any of its Affiliates with respect to the Tiger Business, or for access to the business, properties, assets, books or records of the Company or any of its Affiliates with respect to the Tiger Business. The receipt by the Company of a proposal in respect of a Competing SpinCo Transaction shall not in any way or manner alter the obligations of SpinCo or the Company under this Agreement, the Separation Agreement or any other Ancillary Agreement.

ARTICLE 7
Covenants of Parent

Section 7.01.   Conduct of Parent.   Except (w) with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), (x) as set forth on Section 7.01 of the Parent Disclosure Schedule, (y) for the transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements or as otherwise expressly required or permitted hereby or thereby or (z) as required by Applicable Law, from the date hereof until the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, (I) use its reasonable best efforts to conduct its business in the ordinary course and (II) use its reasonable best efforts to preserve intact the business organizations of Parent and its Subsidiaries and the relations and goodwill of all material suppliers, material customers, material licensors and Governmental Authorities, in each case with respect to Parent and its Subsidiaries, and to keep available the services of the present officers and key employees of Parent and its Subsidiaries. Without limiting the generality of the foregoing, subject to Section 8.09, except (w) with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed with respect to the matters set forth in clause (d) through (l) and, insofar as related thereto, clause (m) below), (x) as set forth on Section 7.01 of the Parent Disclosure Schedule, (y) for the transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements or as otherwise expressly required or permitted hereby or thereby or (z) as required by Applicable Law, Parent shall not, nor shall it permit any of its Subsidiaries to:

(a)	amend its certificate of incorporation, bylaws or other similar organizational documents, except for the Parent Charter Amendment;
(b)	(i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for (A) dividends by any of its wholly-owned Subsidiaries and (B) regular quarterly cash dividends by Parent with customary record and payment dates on the shares of Parent Common Stock not in excess of $0.12 per share for the quarter ended June 30, 2018 and $0.14 per quarter thereafter, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Parent Securities or any Parent Subsidiary Securities, other than in connection with the cashless exercise of stock options and any other equity incentives;

(c)	(i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any Parent Securities or any Parent Subsidiary Securities, other than the issuance, delivery or sale of (A) any shares of the Parent Common Stock upon the exercise or settlement of Parent Stock Awards that are outstanding on the date of this Agreement in accordance with the terms of those Parent Stock Awards on the date of this Agreement and (B) any Parent Subsidiary Securities to Parent or any other Subsidiary of Parent or (ii) amend any term of any Parent Security or any Parent Subsidiary Security;
(d)	acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses, other than (i) pursuant to existing contracts or commitments, (ii) acquisitions of goods or services in the ordinary course of business or (iii) acquisitions of assets, securities, properties or interests in an amount unless it would reasonably be expected to result in a Credit Rating Event;
(e)	sell, lease or otherwise transfer any of its assets, securities, properties, interests or businesses, other than (i) pursuant to existing contracts or commitments and (ii) sales of inventory or other assets in the ordinary course of business;
(f)	make any material loans, advances or capital contributions to, or investments in, any other Person to the extent that any such loan, advance, capital contribution or investment would reasonably be expected, in any material respect, to result in a delay in obtaining, or otherwise adversely affect the ability of the parties to obtain, any antitrust approval or consent necessary to consummate the transactions contemplated hereby;
(g)	except as required by Applicable Law, the terms of a Parent Benefit Plan or collective bargaining or other labor agreement as in effect on the date hereof, (i) grant any material severance, retention or termination payment to, or enter into or materially amend any severance, retention, termination, employment, change in control or severance agreement with, any Key Parent Service Provider, (ii)materially increase the compensation or benefits provided to any Key Parent Service Provider, other than in the ordinary course of business, or (iii)grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any Key Parent Service Provider, other than in the ordinary course of business;
(h)	change its methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act;
(i)	other than in the ordinary course of business, (i) make any change (or file any such change) in any method of Tax accounting or any annual Tax accounting period; (ii) make, change or rescind any Tax election; (iii) settle or compromise any Tax liability or consent to any claim or assessment relating to Taxes; (iv) file any amended Tax Return or claim for refund; (v) enter into any closing agreement relating to Taxes; or (vi) waive or extend the statute of limitations in respect of Taxes; in each case, to the extent that doing so would reasonably be expected to result in a material incremental cost to Parent, SpinCo or any of their respective Subsidiaries;
(j)	settle, or offer or propose to settle any material Action involving or against Parent or any of its Subsidiaries without first consulting with the Company and giving due consideration to the Company’s views in respect of such settlement, other than, , in the ordinary course of business; provided that nothing herein shall supersede Section 7.11;
(k)	fail to use reasonable best efforts to maintain (with insurance companies substantially as financially responsible as their existing insurers) insurance against at least such risks and losses as are consistent in all material respects with the past practice of the business of Parent and its Subsidiaries; or
(l)	agree or commit to do any of the foregoing.

Section 7.02.   Interim Taxes.   From the date of this Agreement until the Distribution, Parent shall, and shall cause each of its Subsidiaries to, (i) prepare and timely file all Tax Returns that it is required to file, (ii) timely pay all Taxes (including withholding Taxes) that it is required to pay and (iii) promptly notify the Company of any notice of any material Action in respect of any Tax matters (or any significant developments with respect to ongoing Actions in respect of such Tax matters).

Section 7.03.   Parent Stockholder Meeting.   (a) Parent shall call, give notice of, convene and hold a meeting of its stockholders (the “Parent Stockholder Meeting”) as promptly as reasonably practicable following the date on which the SEC clears (whether orally or in writing) the Proxy Statement and, if required by the SEC as a condition to the mailing of the Proxy Statement, the Parent Registration Statement is declared effective, for the purpose of obtaining the Parent Stockholder Approval (and no other matters, except for a proposal to adjourn the meeting to solicit additional proxies to obtain the Parent Stockholder Approval, if necessary, and any other proposal required by Applicable Law, shall be considered or voted upon at the Parent Stockholder Meeting without the Company’s prior written consent). Parent agrees that the obligation of Parent to call, give notice of, convene and hold the Parent Stockholder Meeting shall not be limited or otherwise affected by (i) the commencement, disclosure, announcement or submission to Parent or its stockholders of any Acquisition Proposal or (ii) any Adverse Recommendation Change. Subject to Section 7.04, Parent shall use reasonable best efforts (consistent with the efforts customarily used in transactions of the type contemplated hereby, including engaging a proxy solicitor) to solicit from its stockholders proxies in favor of the Parent Stockholder Approval.

(b)	If, on the date of the Parent Stockholder Meeting, Parent has not received proxies representing a sufficient number of shares of Parent Common Stock to obtain the Parent Stockholder Approval, Parent shall at its election or upon written request of the Company adjourn the Parent Stockholder Meeting until such date as shall be mutually agreed upon by Parent and the Company, which date shall not be less than five days nor more than 10 days after the date of adjournment, and subject to the terms and conditions of this Agreement shall continue to use its reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from stockholders relating to the Parent Stockholder Approval. Parent may not adjourn the Parent Stockholder Meeting except in accordance with this Section 7.03(b) and shall not adjourn the Parent Stockholder Meeting more than one time pursuant to this Section 7.03(b) unless mutually agreed by Parent and the Company.

Section 7.04.   No Solicitation; Other Offers.   (a) Neither Parent nor any of its Subsidiaries shall, nor shall Parent or any of its Subsidiaries authorize any of its or their Representatives to, directly or indirectly through another Person, (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to Parent or any of its Subsidiaries or afford access to the business, properties, assets, books or records of Parent or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that has made, is seeking to make or would reasonably be expected to make, an Acquisition Proposal, (iii) either fail to make, or withdraw or modify in a manner adverse to the Company or SpinCo, the Parent Board Recommendation, fail to recommend against acceptance of any tender or exchange offer for Parent Common Stock within 10 Business Days after the commencement of such offer or approve, resolve to approve, adopt or recommend, or propose publicly to approve, resolve to approve, adopt or recommend, any Acquisition Proposal (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”), (iv) either fail to enforce, or grant any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of Parent or any of its Subsidiaries unless the Parent Board determines, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Delaware Law, (v) approve any transaction under, or any Person becoming an “interested stockholder” under, Section 203 of Delaware Law, or (vi) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal or consummate any Acquisition Proposal. It is agreed that any violation of the restrictions on Parent set forth in this Section by any Subsidiary of Parent or any Representative of Parent or any of its Subsidiaries shall be a breach of this Section by Parent.

(b)	Notwithstanding Section 7.04(a), at any time prior to the receipt of the Parent Stockholder Approval:
(i)	Parent, directly or indirectly through its Representatives, may (A) engage in negotiations or discussions with any Third Party and its Representatives that, subject to Parent’s compliance with Section 7.04(a), has made after the date of this Agreement a bona fide, written Acquisition Proposal that the Parent Board reasonably determines is or would reasonably be expected to lead to a Superior Proposal and (B) furnish to such Third Party or its Representatives non-public information relating to Parent or any of its Subsidiaries pursuant to a confidentiality agreement (a copy of which shall be provided for informational purposes only to the Company) with such

Third Party with terms that Parent determines in good faith are no less favorable to Parent than those contained in the Confidentiality Agreement and that include standstill obligations that Parent reasonably determines are customary and expressly allow Parent to comply with its obligations under this Section 7.04; provided that all such information (to the extent that such information has not been previously provided or made available to the Company) is provided or made available to the Company prior to or substantially concurrently with the time it is provided or made available to such Third Party; and

(ii)	Subject to compliance with Section 7.04(a) and Section 7.04(d), the Parent Board may make an Adverse Recommendation Change (A) following receipt of a Superior Proposal or (B) in response to an Intervening Event, in each case referred to in the foregoing clauses (i) and (ii) only if the Parent Board determines, after consultation with outside legal counsel and its financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties under Delaware Law.

In addition, nothing contained herein shall prevent the Parent Board from complying with Rule 14e-2(a) under the 1934 Act with regard to an Acquisition Proposal so long as any action taken or statement made to so comply is consistent with this Section 7.04; provided that any such action taken or statement made that relates to an Acquisition Proposal shall be deemed to be an Adverse Recommendation Change unless the Parent Board reaffirms the Parent Board Recommendation in such statement or in connection with such action.

(c)	Parent shall advise the Company on a prompt basis of the status and terms of any discussions and negotiations referred to in Section 7.04(b) with the Third Party. In addition, Parent shall notify the Company promptly (but in no event later than the next Business Day) after receipt by Parent (or any of its Representatives) of any Acquisition Proposal or any request for information relating to Parent or any of its Subsidiaries or for access to the business, properties, assets, books or records of Parent or any of its Subsidiaries by any Third Party that has made, is seeking to make or would reasonably be expected to make, an Acquisition Proposal. Parent shall provide such notice orally and in writing and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. Parent shall keep the Company reasonably informed, on a prompt basis, of the status and details of any such Acquisition Proposal, indication or request and shall promptly (but in no event later than the next Business Day after receipt) provide to the Company copies of all correspondence and written materials sent or provided to Parent or any of its Subsidiaries or any of its or their Representatives that describes any material terms or conditions of any Acquisition Proposal (as well as written summaries of any oral communications addressing such matters). Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of Parent’s compliance with this Section 7.04(c).
(d)	Further, the Parent Board shall not make an Adverse Recommendation Change, unless (i) if such Adverse Recommendation Change is to be taken in circumstances involving or relating to an Acquisition Proposal, such Acquisition Proposal constitutes a Superior Proposal, (ii) Parent promptly provides written notice to the Company at least five Business Days before taking such action of its intention to do so, containing (A) in the case of any action intended to be taken in circumstances involving an Acquisition Proposal, the material terms of such Acquisition Proposal, including the most current version of the proposed agreement under which such Acquisition Proposal is proposed to be consummated and the identity of the Third Party making the Acquisition Proposal or (B) in the case of any action to be taken in circumstances where there has been an Intervening Event, a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, and (iii) the Company does not make, within five Business Days after its receipt of that written notification, an offer that (A) in the case of any action intended to be taken in circumstances involving an Acquisition Proposal, is at least as favorable to the stockholders of Parent as such Acquisition Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Acquisition Proposal shall require a new written notification from Parent and will give rise to an additional notice period under this Section 7.04(d) ending on the later of (x) the expiration of the original five Business Day notice period and (y) three Business Days following such new written notification) or (B) in the case of any action to be taken in circumstances where there has been an Intervening Event, obviates the need for taking such action. Parent agrees that, during the five-Business

Day period referred to in this Section 7.04(d) (and three Business Day period in respect of a subsequent revised Acquisition Proposal), Parent and its Representatives shall negotiate in good faith with the Company and its Representatives regarding any revisions proposed by the Company to the terms of the transactions contemplated by this Agreement.

(e)	For purposes of this Agreement, “Superior Proposal” means an unsolicited written Acquisition Proposal for a majority of the outstanding shares of Parent Common Stock or a majority of the consolidated assets of Parent and its Subsidiaries on terms that the Parent Board determines by a majority vote, after considering the advice of a financial advisor and outside legal counsel and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation (and expected timing of consummation relative to the transactions contemplated by this Agreement), are more favorable to Parent’s stockholders than as provided hereunder (taking into account any proposal by the Company to amend the terms of this Agreement pursuant to Section 7.04(d)), which the Parent Board determines is reasonably likely to be consummated and for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Parent Board.
(f)	For purposes of this Agreement, “Intervening Event” means material events or changes in circumstances (i) the existence or consequences of which were not known to, or reasonably foreseeable by, Parent as of or prior to the date hereof and (ii) that do not relate to or involve any Acquisition Proposal; provided that in no event shall any changes resulting from the following constitute or be deemed to contribute to or otherwise be taken into account in determining whether there has been an Intervening Event: (A) changes (or proposed changes) in GAAP, the regulatory accounting requirements applicable to any industry in which the Company, SpinCo or any of their respective Subsidiaries operate or Applicable Law, in each case to the extent affecting the Tiger Business, (B) changes in the financial, credit or securities markets (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in any securities market) or general economic or political conditions, in each case to the extent affecting the Tiger Business, (C) changes or conditions generally affecting the industry or segments thereof in which the Company, SpinCo or any of their respective Subsidiaries operate, in each case to the extent affecting the Tiger Business, (D) acts of war, sabotage or terrorism or natural disasters, in each case to the extent affecting the Tiger Business, (E) the announcement of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement (including the Internal Reorganization, the SpinCo Transfer, the Direct Sale, the Distribution and the Merger) or the identity of the parties hereto, including, in each case, with respect to employees, customers, distributors, suppliers, financing sources, landlords, licensors and licensees , (F) (1) any failure by Parent or any of its Subsidiaries, the Company or any of its Subsidiaries or the Tiger Business to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period or (2) any change in Parent’s or the Company’s stock price or trading volume (it being understood that the underlying cause of, or factors contributing to, any such failure or change referred to in clause (1) or (2) may be taken into account in determining whether an Intervening Event has occurred, unless such underlying cause or factor would otherwise be excepted by another clause of this definition), (G) actions required or expressly contemplated by this Agreement to be taken by Parent, Merger Sub, the Company, SpinCo or any of their respective Affiliates, (H) actions taken by the Company, SpinCo or any of their respective Affiliates at the written direction of, or with the written consent of, Parent or (I) any stockholder or derivative litigation arising from or relating to this Agreement or the transactions contemplated hereby.
(g)	Parent shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any such Third Party (together with its Representatives) that has executed a confidentiality agreement within the 12-month period prior to the date hereof and that is in possession of confidential information heretofore furnished by or on behalf of Parent or any of its Subsidiaries (and all analyses and other materials prepared by or on behalf of such Person that contains, reflects or analyzes that information) to return or destroy all such information as promptly as practicable. Parent represents and warrants to the Company that, during the 12-month period prior to the date hereof, neither it nor any of its Subsidiaries has granted any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Parent or any of its Subsidiaries.

(h)	Parent shall promptly inform its directors, officers and financial advisors, and shall cause its Subsidiaries promptly to inform their respective directors, officers and financial advisors, of the obligations under this Section 7.04.

Section 7.05.   Obligations of Merger Sub.   Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 7.06.   Director and Officer Liability.   (a) For six years after the Effective Time, Parent shall indemnify and hold harmless the present and former officers and directors of the Company and each of its Subsidiaries who are Tiger Service Providers (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Delaware Law or any other Applicable Law or provided under the Company’s or such Subsidiary’s certificate of incorporation or bylaws in effect on the date hereof.

(b)	For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s and each Transferred Subsidiary’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation or any Transferred Subsidiary) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.
(c)	If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.06.
(d)	The rights of each Indemnified Person under this Section 7.06 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of SpinCo or any of its Subsidiaries, or under Delaware Law or any other Applicable Law or under any agreement of any Indemnified Person with SpinCo or any of the Transferred Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

Section 7.07.   Stock Exchange Listing.   Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued as part of the Merger Consideration to be listed on the New York Stock Exchange, subject to official notice of issuance.

Section 7.08.   Employee Matters.   With respect to employee matters, the parties hereto have made the agreements and covenants set forth in the Employee Matters Agreement, which shall be binding on the parties hereto in accordance with the terms thereof.

Section 7.09.   Access to Information.   (a) From the date hereof until the Effective Time, Parent shall (i) give to the Company, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the personnel, offices, properties, books and records of Parent and its Subsidiaries, (ii) furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to Parent and its Subsidiaries as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the Company in its investigation of Parent and its Subsidiaries. Any investigation pursuant to this Section 7.09 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Parent and its Subsidiaries. Notwithstanding the foregoing, Parent shall not be required to provide or cause to be provided access to or disclose or cause to be disclosed information where such access or disclosure would jeopardize the attorney-client privilege, contravene any Applicable Law or contravene any confidentiality undertaking.

(b)	Any information obtained pursuant to this Section 7.09 shall be subject to the Confidentiality Agreement, provided that the term thereof shall be deemed to extend through the second anniversary of this Agreement in respect of such information.

Section 7.10.   Takeover Statutes.   If any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of antitakeover Applicable Law shall become applicable to the transactions contemplated hereby, Parent, Merger Sub and their respective boards of directors shall use all reasonable efforts to grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

Section 7.11.   Defense of Litigation.   On a reasonably prompt basis, Parent shall keep the Company apprised in the defense of any Action brought by stockholders of Parent or in the name of Parent against Parent and/or its directors relating to the transactions contemplated by this Agreement, including the Merger; provided that, prior to the Effective Time, Parent shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such Action arising or resulting from the transactions contemplated by this Agreement or consent to the same, without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed) if such compromise, settlement or arrangement would reasonably be expected to have a materially adverse economic effect on Parent or a material adverse effect on the ability of the parties to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby in a timely manner.

Section 7.12.   Release from Credit Support Instruments.   (a) Parent shall, and shall cause its Subsidiaries to, use reasonable best efforts to secure the unconditional release of the Company and its Subsidiaries (other than SpinCo and the Transferred Subsidiaries) from the Company Credit Support Instruments, including those identified on Section 7.12 of the SpinCo Disclosure Schedule, at or prior to the Closing Date, including effecting such release by providing guarantees or other credit support and causing Parent or one of its Affiliates to be substituted in all respects for each of the Company or any of its Subsidiaries (other than SpinCo and the Transferred Subsidiaries) that is party to such Company Credit Support Instruments, so that Parent or its applicable Affiliate shall be solely responsible for the obligations of such Company Credit Support Instruments; provided, however, that any such release or substitution must be effected pursuant to documentation reasonably satisfactory in form and substance to the Company. From and after the Effective Time, Parent shall not, and shall not permit any of its Affiliates to, (i) renew or extend the term of; or (ii) increase its obligations under, or transfer to a third party, any loan, contract or other obligation for which the Company or any of its Subsidiaries is or could reasonably be expected to be liable under any Company Credit Support Instrument. To the extent that the Company or any of its Subsidiaries has performance obligations under any Company Credit Support Instrument from and after the Effective Time, Parent shall, and shall cause its Affiliates to, (x) if requested by the Company, perform such obligations on behalf of the Company; and (y) otherwise take such action as requested by the Company so as to put the Company or its applicable Subsidiary in the same position as if Parent, or such Affiliate of Parent, and not the Company or its applicable Affiliate, had performed or was performing such obligations. All costs and expenses incurred by any party in connection with the release or substitution of such Company Credit Support Instruments shall be borne by Parent. From and after the Closing, Parent shall indemnify the Company and its Subsidiaries fully in respect of any and all liabilities, claims, losses, damages, costs, expenses, interest, awards, judgments and penalties (including reasonable attorneys’ and consultants’ fees and expenses) incurred by such Person to the extent arising from any Company Credit Support Instruments from and after the Closing.

(b)	Notwithstanding anything herein to the contrary, the parties acknowledge and agree that at any time on or after the Closing Date, (i) the Company may, in its sole discretion, take any action to terminate, obtain release of or otherwise limit its liability under any and all outstanding Company Credit Support Instruments and (ii) neither the Company nor any of its applicable Affiliates will have any obligation to renew any guarantees, letters of credit, comfort letters, bonds, sureties or other credit support or assurances issued on behalf of any of SpinCo, the Transferred Subsidiaries or the Tiger Business after the expiration thereof.

Section 7.13.   Faiveley Shareholders Agreement.   From the date of this Agreement until the earlier of (i) the receipt of the Parent Stockholder Approval and (ii) the date on which this Agreement terminates, Parent shall (x) fully enforce, and not amend or waive, the standstill provisions of Section 2.08 of the Faiveley

Shareholders Agreement against each Shareholder (as defined in such Faiveley Shareholders Agreement) and (y) not amend or waive any other provision of the Faiveley Shareholder Agreement in any manner which would have the effect of limiting or terminating any Shareholder’s obligations under Section 2.08 of the Faiveley Shareholders Agreement.

ARTICLE 8
Covenants of Parent, the Company and SpinCo

Section 8.01.   Reasonable Best Efforts.   (a) Subject to the terms and conditions of this Agreement and the Separation Agreement, the Company, SpinCo and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements.

(b)	In furtherance and not in limitation of the foregoing, each of Parent, the Company and SpinCo shall:
(i)	(A) cooperate with each other party in determining whether any applications, notices, registrations and requests are required or advisable to be filed with any Governmental Authority in order to consummate the transactions contemplated hereby; (B) file, individually or jointly, as appropriate, such applications, notices, registrations and requests as may be required or advisable to be filed by it with any Governmental Authority in order to consummate the transactions contemplated hereby, including (1) an appropriate filing of a notification and report form or forms, as applicable, pursuant to the HSR Act with respect to the transactions contemplated hereby, as promptly as practicable and (2) any other filings and clearances or expiration of waiting periods required in order to consummate the transactions contemplated hereby, as promptly as practicable; and (C) supply as promptly as practicable any additional information and documentary material that may be requested by any such Governmental Authority;
(ii)	subject to Applicable Law relating to the sharing of information, furnish the other party or parties, as applicable, with copies of all documents and correspondence (A) prepared by or on behalf of such party or parties for any Governmental Authority and affording the other party or parties, as applicable, opportunity to comment and participate in responding, where appropriate; and (B) received by or on behalf of such party or parties from any Governmental Authority, in each case in connection with any such consent, authorization, order or approval; provided that materials may be redacted (i) to remove references concerning valuation of the Tiger Business, the business of the Company or the business of Parent and its Subsidiaries or (ii) as necessary to address reasonable attorney-client or other privilege concerns; and
(iii)	consult with and keep the other parties hereto informed as to the status of such matters.
(c)	The parties shall share the right to control and direct the process by which the parties seek to obtain the approvals, consents, registrations, permits, authorizations and other confirmations contemplated by this Section 8.01; provided, however, that, following consultation with the Company and after giving due consideration to the Company’s views, Parent, acting reasonably and in good faith, shall have the right to determine the strategy and implementation of the strategy for obtaining any and all necessary antitrust consents or approvals. No party shall meet or engage in material conversations with any Governmental Authority or representative of such Governmental Authority in connection with obtaining any such consent, authorization, order and approval unless, to the extent reasonably practicable, it consults with the other party in advance and, to the extent not precluded by Applicable Law or regulation, offers the other party the opportunity to participate in such meeting or conversation. The parties hereto shall not, and shall cause their respective Affiliates not to, take, refrain from taking or cause to be taken any action that it is aware or should reasonably be aware would have the effect of delaying, impairing or impeding the receipt of any consent, authorization, order or approval of any Governmental Authorities.

(d)	Notwithstanding anything in this Section 8.01 to the contrary, Parent shall not be required in connection with its efforts to obtain any antitrust consents or approvals, to (i) litigate, appeal any such litigation, or enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby, or (ii) effect any disposition, licensing or holding separate of assets or lines of business or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of its or any of its Affiliates’ business, assets or properties or the Tiger Business in connection with its efforts to obtain any antitrust consents or approvals. Notwithstanding anything in this Section 8.01 to the contrary, neither the Company nor SpinCo shall be required, in connection with its efforts to obtain any antitrust consents or approvals, to (x) litigate, appeal any such litigation, or enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby except that Parent and SpinCo shall be required to litigate, or appeal any such litigation, to the extent reasonably directed to do so by Parent in the Parent’s exercise of its authority pursuant to Section 8.01(c), (y) effect any disposition, licensing or holding separate of assets or lines of business or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of its or any of its Affiliates’ business, assets or properties other than the Tiger Business as set forth in the following clause, or (z) effect any disposition, licensing or holding separate of assets or lines of business or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to the Tiger Business that is not in any such case conditioned on the occurrence of the Closing.

Section 8.02.   Registration Statements; Proxy Statement; Schedule TO.   (a) As promptly as reasonably practicable following receipt by Parent of the Initial Audited Financial Statements and the Initial Interim Financial Statements contemplated by Section 6.05, to the extent such filings are required by Applicable Law in connection with the transactions contemplated by this Agreement, (i) the Company, SpinCo, Parent and Merger Sub shall jointly prepare, and Parent shall file with the SEC, a proxy statement relating to the Parent Stockholder Approval (together with all supplements and amendments thereto, the “Proxy Statement”) and a registration statement on Form S-4 to register under the 1933 Act the Parent Share Issuance (together with all supplements, amendments, prospectuses and/or information statements, the “Parent Registration Statement”), (ii) the Company, SpinCo, Parent and Merger Sub shall jointly prepare, and SpinCo shall file with the SEC, a registration statement on such Form(s) as shall be required under applicable SEC rules and regulations to register under the 1933 Act or the 1934 Act, as applicable, the SpinCo Common Stock to be distributed in the Distribution (together with all supplements, amendments, prospectuses and/or information statements, the “SpinCo Registration Statement” and, together with the Parent Registration Statement, the “Registration Statements”), and (iii) if the Distribution is effected in whole or in part as an exchange offer, the Company shall prepare and file with the SEC, when and as required, a Schedule TO and other filings pursuant to Rule 13e-4 under the 1934 Act (collectively, the “Schedule TO”). Each of the Company, SpinCo, Parent and Merger Sub shall use its reasonable best efforts to have the Registration Statements filed with the SEC declared effective under the 1933 Act or become effective under the 1934 Act, as applicable, as promptly as practicable after such filing, and Parent shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the holders of Parent Common Stock as promptly as practicable following the date on which the SEC clears (whether orally or in writing) the Proxy Statement and, if required by the SEC as a condition to the mailing of the Proxy Statement, the Parent Registration Statement is declared effective. Each of Parent and SpinCo and the Company shall also take any action required to be taken under any applicable state securities laws in connection with, in the case of Parent, the Parent Share Issuance and, in the case of the Company, the issuance and distribution of the SpinCo Common Stock in the Distribution and, if applicable, the exchange of SpinCo Common Stock pursuant to the Exchange Offer. The parties hereto shall cooperate in preparing and filing with the SEC the Proxy Statement, the Registration Statements, the Schedule TO and any necessary amendments or supplements thereto. Parent and Merger Sub shall furnish all information concerning Parent and its Subsidiaries, and the Company and SpinCo shall furnish all information concerning the Company, SpinCo, the Tiger Business and the Transferred Subsidiaries, as may be reasonably requested by the other parties hereto in connection with the preparation, filing and distribution of the Proxy Statement, the Registration Statements, the Schedule TO and any necessary amendments or supplements thereto. None of the Proxy Statement, the Registration Statements, the Schedule TO or any amendment or supplement thereto shall be filed or mailed to stockholders without the written consent of all of the parties hereto (such consent not to be unreasonably withheld, conditioned or delayed), except as required by Applicable Law or in connection with an Adverse Recommendation Change in accordance with Section 7.04; provided that neither Parent nor Merger Sub shall have any right to consent to the filing of the Schedule TO or any amendment or supplement thereto to the extent the terms thereof are consistent with Article 3 of the Separation Agreement.

(b)	The Proxy Statement shall (i) state that the Parent Board has approved this Agreement and the transactions contemplated hereby and approved the Parent Share Issuance and the Parent Charter Amendment, and (ii) include the Parent Board Recommendation (except to the extent that Parent effects an Adverse Recommendation Change in accordance with Section 7.04).
(c)	Parent and the Company, as applicable, shall advise the other promptly after receiving oral or written notice of (i) the time when a Registration Statement has become effective or any supplement or amendment to the Proxy Statement or a Registration Statement has been filed, (ii) the issuance of any stop order, (iii) the suspension of the qualification for offering or sale in any jurisdiction of the Parent Common Stock issuable in connection with the Merger or the SpinCo Common Stock issuable in connection with the Distribution, or (iv) any oral or written request by the SEC for amendment of the Proxy Statement, a Registration Statement or the Schedule TO or SEC comments thereon or requests by the SEC for additional information. Parent and the Company shall promptly provide each other with copies of any written communication from the SEC and convey to each other summaries of any oral communications with the SEC, in each case, with respect to the Proxy Statement, the Registration Statements or the Schedule TO and shall cooperate to prepare appropriate responses thereto (and will provide each other with copies of any such responses given to the SEC) and make such modifications to the Proxy Statement, the Registration Statements and the Schedule TO as shall be reasonably appropriate.
(d)	If, at any time prior to the Effective Time, any event or circumstance shall be discovered by a party hereto that should be set forth in an amendment or a supplement to a Registration Statement, the Proxy Statement or the Schedule TO so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such party shall promptly inform the other parties hereto and the parties hereto shall cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to stockholders.
(e)	In connection with the filing of the Proxy Statement, the Registration Statements, the Schedule TO and other SEC filings contemplated hereby, each of the Company and Parent shall use its reasonable best efforts to (i) cooperate with the other to prepare pro forma financial statements that comply with the rules and regulations of the SEC to the extent required for such filings, including the requirements of Regulation S-X and (ii) provide and make reasonably available upon reasonable notice the senior management employees of the Company or Parent, as the case may be, to discuss the materials prepared and delivered pursuant to this Section 8.02(e).

Section 8.03.   Public Announcements.   Parent, the Company, SpinCo and Merger Sub shall use their reasonable best efforts to consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby and, except in respect of any public statement or press release as either Parent or the Company may determine is required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before such consultation.

Section 8.04.   Further Assurances.   At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of SpinCo or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of SpinCo or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of SpinCo acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 8.05.   Notices of Certain Events.   Each of the Company and Parent shall promptly notify the other of:

(a)	any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
(b)	any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and
(c)	any Actions commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Tiger Business or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement.

Section 8.06.   Confidentiality.   Subject to Section 8.11(d), the terms of the Confidentiality Agreement are incorporated herein by reference and shall continue in full force and effect until the later of (a) the expiration of the Confidentiality Agreement in accordance with its terms and (b) the second anniversary of the date hereof; provided, however, that, upon the Closing, the confidentiality obligations of Parent contained in the Confidentiality Agreement shall terminate in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the Tiger Business. Parent and the Company agree that the terms of the Confidentiality Agreement are hereby amended by the preceding sentence and Section 8.11(d).

Section 8.07.   Tax Matters.   (a) This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations sections 1.368-2(g) and 1.368-3 and the parties hereto hereby adopt it as such. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to ensure the Tax-Free Status of the External Transactions, including causing each of the Distribution and the Merger to qualify, and will not knowingly take any action, cause or permit any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent the Tax-Free Status of the External Transactions, including preventing the Distribution from qualifying as a distribution to which Section 355(a) of the Code applies or the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Following the Effective Time, none of the Company, the Surviving Corporation, Parent nor any of their respective Affiliates shall knowingly take any action, cause or permit any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Distribution to fail to qualify as a distribution to which Section 355(a) of the Code applies or the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code or otherwise prevent the parties from achieving the Tax-Free Status of the External Transactions. Notwithstanding the foregoing, neither the taking of any action expressly required to be taken by, nor the failure to take any action expressly prohibited by, this Agreement, the Separation Agreement, the Tax Matters Agreement or the Ancillary Agreements shall be a breach of this Section 8.07(a).

(b)	Parent and the Company shall cooperate and use their respective reasonable best efforts in order for (i) Parent to obtain the opinion of Parent Tax Counsel (or, if Parent Tax Counsel is unwilling or unable to issue the opinion, a written opinion of an Alternative Tax Counsel reasonably acceptable to Parent and the Company), in form and substance reasonably acceptable to Parent, dated as of the Closing Date, to the effect that, on the basis of the facts and customary representations and assumptions set forth or referred to in such opinion and the Tax Representation Letters and on the assumption that the conclusion in clause (iii) of this Section 8.07(b) is correct, for U.S. federal income Tax purposes the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that each of Parent, Merger Sub and SpinCo will be a party to the reorganization within the meaning of Section 368(b) of the Code (the “Parent Merger Tax Opinion”); (ii) the Company to obtain the opinion of Company Tax Counsel (or, if Company Tax Counsel is unwilling or unable to issue the opinion, a written opinion of an Alternative Tax Counsel reasonably acceptable to Parent and the Company), in form and substance reasonably acceptable to the Company, dated as of the Closing Date, to the effect that, on the basis of the facts and customary representations and assumptions set forth or referred to in such opinion and the Tax Representation Letters and on the assumption that the conclusion in clause (iii) of this Section 8.07(b) is correct, for U.S. federal income Tax purposes the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that each of Parent, Merger Sub and SpinCo will be a party to the reorganization within the meaning of Section 368(b) of the Code (the “Company Merger Tax Opinion”); (iii) the Company to obtain the opinion of Company Tax Counsel (or a written opinion of an Alternative Separation Opinion Tax Counsel in the event that either (x)(I) the Ruling has been received but (II) Company Tax Counsel is unwilling or unable to issue the opinion or (y)(I) the Ruling has not been received and the transaction is required to be restructured pursuant to Section 8.07(f) but (II) Company Tax Counsel is unwilling or unable to issue the opinion with respect to such restructured transaction), in form and substance reasonably acceptable to the Company, dated as of the Closing Date, on the basis of the facts and customary representations and assumptions set forth or referred to in such opinion and the Tax Representation Letters, as to the Tax-Free Status of the External Transactions, including that for U.S. federal income Tax purposes, (A) the SpinCo Transfer and Distribution, taken together, will constitute a “reorganization” within the meaning of Section 368(a) of the Code and each of the Company and SpinCo will be a party to the reorganization within the meaning of Section 368(b) of the Code and (B) the Distribution, as such, will qualify as a distribution of the SpinCo Common Stock to the Company’s shareholders pursuant to Section 355(a) of the Code (the “Company Separation Tax Opinion” and, together with the Company Merger Tax Opinion, the “Company RMT Tax Opinions”); and (iv) any Tax opinions required to be filed with the SEC in connection with the filing of the Registration Statement to be timely filed. In the event that any party becomes aware of any fact that may be inconsistent with the Tax-Free Status of the External Transactions, such party shall, as soon as practicable, notify the other parties of such fact.

(c)	Parent, the Company and SpinCo, and others, if required, shall execute and deliver to Company Tax Counsel, Parent Tax Counsel, an Alternative Tax Counsel or an Alternative Separation Opinion Tax Counsel, as the case may be, the Tax Representation Letters as of (i) the Closing Date and (ii) the date for filing any Tax opinion required to be filed with the SEC in connection with the filing of either of the Registration Statements; provided, however, that (x) it shall not be a breach of this Section 8.07(c) if a Person is unable to make a representation by reason of the fact that such Person does not believe such representation to be accurate and (y) each of the Company and Parent, respectively, shall be entitled to a reasonable amount of time to provide the other party with written comments to the Tax Representation Letters in support of the Company RMT Tax Opinions and the Parent Merger Tax Opinion, respectively.
(d)	Immediately prior to the Closing, the Company shall, or shall cause SpinCo to, deliver to Parent (i) a certificate from SpinCo, dated as of the Closing Date and prepared in accordance with Treasury Regulations sections 1.897-2(h) and 1.1445-2(c)(3), stating that equity interests in SpinCo are not “United States real property interests,” together with (ii) notice of such certificate to the IRS in accordance with Treasury Regulations section 1.897-2(h) (which notice shall be mailed to the IRS by SpinCo following the Closing in accordance with Treasury Regulations section 1.897-2(h)), in case of clause (i) and (ii), in form and substance reasonably acceptable to Parent.
(e)	Section 3 of the Form of Tax Matters Agreement is hereby incorporated in and made a part of this Agreement as if set forth in full herein.
(f)	In the event that the Ruling has not been obtained at the time that all of the conditions set forth in Article 9 (other than the Company Separation Tax Opinion Condition) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions or, with respect to conditions that by their nature are to be satisfied at the Closing, are able to be satisfied at such time (the date on which such time occurs, as mutually agreed in good faith by the parties, the “Restructuring Commencement Date”), then (x) the Company shall distribute (and not retain) such number of shares of SpinCo Common Stock as would permit the Company Separation Tax Opinion to be issued without receipt of the Ruling, and (y) if and to the extent consistent with the satisfaction of the Company Separation Tax Opinion Condition, the Company and Parent shall modify the Internal Reorganization such that the amount of the Basis Adjustments (as defined in the Form of Tax Matters Agreement) approximates as closely as reasonably possible the amount of Basis Adjustments that would have resulted if the Section 336(e) Elections (as defined in the Form of Tax Matters Agreement) had been made (and the parties agree to negotiate in good faith any amendments to this Agreement, the Separation Agreement and any Ancillary Agreement that are necessary or appropriate as a result of the foregoing restructuring and/or modification); provided that, if Company Tax Counsel, after consulting with Parent Tax Counsel, reasonably determines that the Ruling will be obtained within 30 days following the Restructuring Commencement Date and delivers to Parent a written notice to this effect, then the Restructuring Commencement Date shall, on a single occasion, be postponed for 30 days.

(g)	Except as otherwise expressly provided herein, this Agreement shall not govern Tax matters (including any administrative, procedural and related matters thereto), which shall be exclusively governed by the Tax Matters Agreement.

Section 8.08.   Section 16 Matters.   Prior to the Effective Time, each party shall take all such steps as may be required to cause any dispositions of SpinCo Common Stock (including derivative securities with respect to SpinCo Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by Article 2 of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to SpinCo and will become subject to such reporting requirements with respect to Parent to be exempt under Rule 16b-3 promulgated under the 1934 Act.

Section 8.09.   Control of other Party’s Business.   Nothing contained in this Agreement shall give the Company or SpinCo, directly or indirectly, the right to control or direct any of the operations of Parent or its Subsidiaries prior to the Closing. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct any of the operations of the Company, SpinCo, the Transferred Subsidiaries or the Tiger Business prior to the Closing. Prior to the Closing, each of the Company, SpinCo, Parent and Merger Sub shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its own operations.

Section 8.10.   Further Actions.   (a) Subject to the terms and conditions hereof, the parties hereto shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under Applicable Law to execute and deliver the Ancillary Agreements and such other documents and other papers as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement. Prior to the Closing, (i) SpinCo shall not waive compliance with any of the agreements or conditions contained in the Separation Agreement without the prior written consent of Parent; and (ii) any consent, approval, authorization or similar action to be taken by SpinCo under the Separation Agreement shall be subject to the prior written consent of Parent.

(b)	Subject to the applicable terms of the Separation Agreement, from time to time after the Closing, without additional consideration, each party hereto shall, and shall cause its Affiliates to, execute and deliver such further instruments and take such other action as may be necessary or is reasonably requested by another party hereto to make effective the transactions contemplated by this Agreement and the Separation Agreement.
(c)	Following the Closing, Parent shall take all action necessary to cause SpinCo and the Transferred Subsidiaries to perform their respective obligations under the Ancillary Agreements.
(d)	From and after the Closing Date, the Company shall take such reasonable steps and actions, upon Parent’s reasonable request and at Parent’s sole cost and expense, to assist Parent in making any corrective changes of ownership filings and records with all applicable patent, trademark, and copyright offices and domain name registrars and other similar authorities (“Corrective Changes”) as may be necessary to correct any break or discrepancy in the chain of title for any material registered Tiger Intellectual Property Rights, including executing and delivering any applicable documents to effect any such Corrective Change. From and after the Closing, at Parent’s sole cost and expense, Parent shall be responsible for recording, and upon Parent’s reasonable request, the Company shall cooperate with SpinCo and the Transferred Subsidiaries to record, the assignment of any applicable Tiger Intellectual Property Rights to the applicable Transferred Subsidiary or Subsidiary of Parent.

Section 8.11.   Financing.   (a) Subject to Section 8.11(b)(ii), Parent shall, and shall cause its Subsidiaries to, use reasonable best efforts to take (or cause to be taken) all actions necessary, proper or advisable to arrange as promptly as reasonably practicable prior to the Closing (i) the Financing on the terms and conditions set forth in the Parent Commitment Letter (including any “market flex” provisions included in the Fee Letters) or on such other terms that would not be prohibited by Section 8.11(b) or (ii) in the event all or any portion of the Financing pursuant to the Parent Commitment Letter becomes unavailable (other than as a result of the existence of Parent Financing permitted pursuant to Section 8.11(b)(ii)), the Alternative Financing on the terms and conditions set forth in the Alternative Commitment Letter (including any “market flex” provisions included in any fee letter relating thereto) or on such other terms as would not be prohibited by Section 8.11(b)). Subject to Section 8.11(b)(ii), Parent shall, and shall cause its Subsidiaries to, use reasonable best efforts to (A) maintain the Parent Commitment Letter in effect until the earlier of the initial funding of the Financing or the effectiveness of the Financing Agreements (as defined below), (B) negotiate definitive agreements with respect to the Financing, on the terms and conditions contained in the Parent Commitment Letter (including any “market flex” provisions included in the Fee Letters) or on such other terms that would not be prohibited by Section 8.11(b) (the “Financing Agreements”), and upon the effectiveness thereof, maintain the Financing Agreements in effect until the initial funding of the Financing, (C) comply with the obligations that are set forth in the Parent Commitment Letter that are applicable to Parent or any Subsidiary of Parent and satisfy on a timely basis all conditions precedent to the availability of the Financing set forth in the Parent Commitment Letter and the Financing Agreements that are within its control, and (D) fully enforce the rights of Parent under the Parent Commitment Letter and the Financing Agreements. In the event the Financing in the amounts set forth in the Parent Commitment Letter or the Financing Agreements, or any portion thereof, becomes unavailable, or it becomes reasonably likely that it may become unavailable, on the terms and conditions contemplated in the Parent Commitment Letter (including any “market flex” provisions included in the Fee Letters) or the Financing Agreements (in each case, other than as a result of the existence of Parent Financing permitted pursuant to Section 8.11(b)(ii)), Parent shall, and shall cause its Subsidiaries to, use reasonable best efforts to obtain promptly alternative financing, from the same or alternative financing sources, in an amount sufficient, when added to the portion of the Financing that is available, to allow Parent or its applicable Subsidiary to pay all of the Financing Obligations (the “Alternative Financing”) and which Alternative Financing shall not contain conditions precedent to the funding thereof that are less favorable to Parent than the conditions precedent with respect to the Financing set forth in the Parent Commitment Letter and to obtain, and, when obtained, to provide promptly to the Company a copy of, a new financing commitment that provides for such Alternative Financing (the “Alternative Commitment Letter”) and to negotiate definitive agreements with respect thereto on the terms and conditions contained therein (the “Alternative Financing Agreements”); provided that the terms of any Alternative Financing must be (x) consistent with the Tax-Free Status, as reasonably determined by the Company, and (y) subject to written approval by the Company, whose approval shall not be unreasonably withheld or delayed. In the event any Alternative Financing is obtained, any reference in this Agreement to “Financing” shall include such Alternative Financing, any reference to “Parent Commitment Letter” shall include the Alternative Commitment Letter with respect to such Alternative Financing, any reference to “Lenders” shall include the financial institutions providing such Alternative Financing, and any reference to “Financing Agreements” shall include any definitive agreements with respect to such Alternative Commitment Letter, and all obligations of each party pursuant to this Section 8.11 shall be applicable thereto to the same extent as such party’s obligations, as the case may be, with respect to the Financing.

(b)	(i) Without limitation of the obligations of Parent under this Agreement, Parent shall give the Company prompt written notice upon it or any of its Subsidiaries obtaining knowledge of (w) any material breach (or threatened material breach) or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or default) by any party to the Parent Commitment Letter or the Financing Agreements; (x) any actual or threatened withdrawal, repudiation or termination of the Financing by any of the Lenders; (y) any material dispute or disagreement between or among any of the parties to the Parent Commitment Letter or the Financing Agreements relating to, or otherwise potentially affecting, the amount or the availability of the Financing on the Closing Date or satisfaction of the conditions thereunder; and (z) any amendment or modification of, or waiver under, the Parent Commitment Letter or the Financing Agreements. Parent shall give the Company prompt written notice if for any reason it believes in good faith that Parent will not be able to timely obtain all or any portion of the Financing on the terms and in the manner or from the sources contemplated by the Parent Commitment Letter or the Financing

Agreements (other than as a result of the existence of Parent Financing permitted pursuant to Section 8.11(b)(ii)). Parent shall keep the Company informed in reasonable detail of the status of its efforts to arrange the Financing, including by providing copies of then-current drafts of the Financing Agreements and providing copies of all definitive Financing Agreements, in each case, upon reasonable request (in each, case, excluding any provisions related solely to fees, economic terms, “market flex” provisions and other customarily redacted provisions set forth therein so long as such redacted information does not contain terms relating to the conditionality or availability of the Financing or the aggregate amount of the financing). Subject to Section 8.11(b)(ii), Parent shall not, without the prior written consent of the Company, amend, modify, supplement, restate, substitute, replace, terminate, or agree to any waiver under the Parent Commitment Letter in a manner that: (i) adds new or expands upon the conditions precedent to the funding of the Financing as set forth in the Parent Commitment Letter, (ii) would reduce the aggregate amount of the Financing provided for under the Parent Commitment Letter, (iii) would limit the rights and remedies of Parent as against the Lenders or (iv) would otherwise prevent, impair or materially delay the consummation of the transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements; provided, that notwithstanding the foregoing, (x) Parent may implement or exercise any of the “market flex” provisions exercised by the Lenders in accordance with the Fee Letters as of the date hereof (or, in respect of any Alternative Financing, in accordance with the “market flex” provisions exercised by the Lenders in accordance with any fee letter relating thereto) and (y) additional lenders and financing sources, and Affiliates thereof, may be added (including in replacement of a Lender) to the Parent Commitment Letter (or all or a portion of the commitments may be assigned to new or existing lenders and financing sources) after the date hereof or thereof and Parent may reallocate commitments or assign or re-assign titles and roles to or among parties to the Parent Commitment Letter.

(ii)	Notwithstanding anything contained elsewhere in this Section 8.11 or elsewhere in this Agreement, Parent shall have the right (i) to substitute the proceeds of consummated equity offerings or debt offerings or incurrences of debt for all or any portion of the Financing contemplated by the Parent Commitment Letter by reducing commitments under the Parent Commitment Letter by an amount not in excess of such proceeds, provided that (A) to the extent any such equity or debt has a scheduled special or mandatory redemption right, such right is not exercisable prior to the earliest of (x) the Closing Date, (y) the termination of this Agreement and (z) the End Date and (B) the conditions to the use of such proceeds shall be no more restrictive than the conditions precedent to the availability of the Financing set forth in the Parent Commitment Letter, or (ii) to substitute commitments in respect of other financing for all or any portion of the Financing from the same or alternative bona fide third party financing sources, provided that such other financing (A) does not contain conditions precedent to the funding thereof that are less favorable to Parent than the conditions precedent with respect to the Financing set forth in the Parent Commitment Letter, (B) would not reasonably be expected to prevent, impair or materially delay the consummation of the transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements (including not having conditions to the use of such proceeds more restrictive than the conditions set forth in the Parent Commitment) and (C) would not adversely affect the ability of Parent to enforce its rights against other parties to the Parent Commitment Letter or the Financing Agreements (any such financing pursuant to the foregoing clauses (i) and (ii), the “Parent Financing”), provided that the proceeds from any such Parent Financing shall be held as unrestricted cash until the earliest of (x) the Closing Date, (y) the termination of this Agreement and (z) the End Date. For purposes of this Section 8.11, it being understood, for the avoidance of doubt, that the Parent Financing may include any offering of securities or incurrence of loans or any combination thereof.

(c)	Prior to the Closing, the Company shall (and shall cause its Subsidiaries to) use its reasonable best efforts to provide, and shall use its reasonable best efforts to cause its Representatives to provide, the cooperation reasonably requested by Parent that is necessary, proper or customary in connection with the arrangement and consummation of the Financing or the Parent Financing, as applicable. Such cooperation shall include:
(i)	furnishing to Parent, as promptly as practicable following Parent’s request, with such pertinent and customary reasonably available information necessary to syndicate or complete the underwriting or private placement of the Financing or the Parent Financing, as applicable, as may be reasonably requested by Parent regarding the business, operations, financial projections and prospects of the Tiger Business as is customary for investment grade public companies in connection with the arrangement or marketing of financings such as the Financing or the Parent Financing, as applicable;
(ii)	furnishing to Parent the Audited Financial Statements and the Interim Financial Statements, as set forth in Section 6.05;
(iii)	reasonably assisting Parent in the preparation of pro forma financial statements in accordance with Article 11 of Regulation S-X under the 1933 Act and other financial data and financial information of the Tiger Business and, if applicable, SpinCo necessary to syndicate or complete the underwriting or private placement of the Financing or the Parent Financing, as applicable;
(iv)	using reasonable best efforts to (A) obtain from the independent accountants for the Tiger Business customary accountants’ comfort letters (including customary negative assurance comfort, including change period comfort) and consents of accountants to the use of their reports and to be named as an “Expert” in any materials relating to the Financing or the Parent Financing, as applicable, and (B) cause the independent accountants for the Tiger Business to provide customary assistance and cooperation in the Financing or the Parent Financing, as applicable, including using reasonable best efforts to cause such accountants to participate in a reasonable number of drafting sessions and accounting due diligence sessions;
(v)	participating in a reasonable number of meetings (including one-on-one meetings with the parties acting as lead arrangers, bookrunners, underwriters or agents for, and prospective lenders and purchasers of, the Financing or the Parent Financing, as applicable, and senior management and Representatives, with appropriate seniority and expertise, of the Company, SpinCo and their respective Subsidiaries), presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the Financing or the Parent Financing, as applicable, at times and dates reasonably acceptable to the Company, SpinCo and their respective Subsidiaries;
(vi)	reasonably assisting with the preparation of customary offering documents (including assistance in creating usual and customary “public versions” of the foregoing), including confidential information memoranda, private placement memoranda and offering memoranda, and materials for rating agency presentations, lender and investor presentations, bank syndication materials, roadshow presentations and similar documents required in connection with the Financing or the Parent Financing, as applicable, by providing information about the Tiger Business reasonably available to the Company, SpinCo and their respective Subsidiaries;
(vii)	taking customary corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent that are necessary to authorize and permit the consummation of the Financing or the Parent Financing, as applicable;
(viii)	providing such customary assistance with the preparation of any credit or loan agreements, purchase agreements, indentures, and other related definitive financing documents as may be reasonably requested and facilitating in the provision of guarantees and collateral of SpinCo and the Transferred Subsidiaries, in each case, related to the Financing or the Parent Financing, as applicable, and obtaining releases of existing Liens, in each case to be effective no earlier than the Effective Time;
(ix)	[reserved];

(x)	cooperating with the Lender Related Parties’ due diligence, to the extent reasonable;
(xi)	as soon as practicable, furnishing written notice to Parent if any of the Company, SpinCo or their respective Subsidiaries shall have knowledge of (A) any facts as a result of which a restatement of any of the Audited Financial Statements or the Interim Financial Statements for such financial statements to comply with GAAP is probable or (B) independent accountants for SpinCo or the Tiger Business withdrawing any audit opinion with respect to the Audited Financial Statements; and
(xii)	providing within five Business Days after any request therefor from Parent, all documentation and other information about SpinCo and the Tiger Business required by applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act to the extent reasonably requested at least 10 Business Days prior to the anticipated closing of the Financing or the Parent Financing, as applicable.

Notwithstanding anything to the contrary in this Section 8.11(c), no action contemplated in this Section 8.11(c) shall be required if any such action shall: (I) unreasonably disrupt or interfere with the business or ongoing operations of the Company, SpinCo and their respective Subsidiaries; (II) cause any representation or warranty or covenant contained in this Agreement to be breached; (III) involve the entry into any Financing Agreement or any other binding commitment by the Company, SpinCo or any of their respective Subsidiaries that is not contingent upon the Closing occurring or that would be effective prior to the Closing (other than customary management representation letters to accountants in connection with the delivery of comfort letters); (IV) require the Company, SpinCo or any of their respective Subsidiaries or any of their Representatives to provide (or to have provided on its behalf) any certificates or legal opinions that would be effective prior to the Closing; (V) require the Company or any of its Subsidiaries to pay any out-of-pocket fees or expenses prior to the Closing that are not promptly reimbursed by Parent as set forth in Section 8.11(e), (VI) cause any director, officer or employee of the Company, SpinCo or any of their respective Subsidiaries to incur any personal liability; (VII) require the Company, SpinCo or any of their respective Subsidiaries to execute and deliver any pledge or security documents or certificates, documents or instruments relating to the provision of guarantees and collateral in connection with the Financing or the Parent Financing other than those related to SpinCo and the Transferred Subsidiaries that shall not become effective prior to the Closing; or (VIII) except as necessary to give effect to the items expressly contemplated in this Section 8.11(c) and without limiting clauses (III) and (VII) above, require the Company, SpinCo or any of their respective Subsidiaries to execute and deliver any documentation related to the Financing or the Parent Financing, as applicable. The Company hereby consents to the use of SpinCo’s and the Transferred Subsidiaries’ logos in connection with the Financing or the Parent Financing, as applicable, and solely in a manner that is not intended or reasonably likely to harm or disparage the reputation or goodwill of the relevant party, or any of their respective intellectual property rights.

(d)	All non-public or otherwise confidential information regarding the Tiger Business obtained by Parent or its Representatives pursuant to this Section 8.11 shall be kept confidential in accordance with the terms of the Confidentiality Agreement. Any Lender Related Parties who receive non-public or otherwise confidential information as provided in the first sentence of this Section 8.11(d) will be deemed to be Representatives of Parent for purpose of the obligations in such sentence. Notwithstanding any other provision set forth herein, in the Confidentiality Agreement or in any other agreement between the Company and Parent (or their respective Affiliates), the Company agrees that Parent may share information with respect to SpinCo, the Transferred Subsidiaries and the Tiger Business with the Lender Related Parties, and that (i) Parent and such Lender Related Parties may share such information (A) with potential financing sources in connection with any marketing efforts for the Financing or the Parent Financing, as applicable; provided, however, that the recipients of such information and any other information contemplated to be provided by Parent or any of its Subsidiaries pursuant to this Section 8.11, agree to customary confidentiality arrangements, including “click through” confidentiality agreements and confidentially provisions contained in customary bank books and offering memoranda, or (B) insofar as is necessary to comply with all applicable disclosure laws and regulations in connection with any offering of securities, and (ii) such Lender Related Parties may disclose such information in accordance with the confidentiality provisions set forth in the Parent

Commitment Letter or the engagement letter dated the date of this Agreement between Goldman Sachs & Co. LLC and Parent (or the terms substantially similar to those in the Parent Commitment Letter or such engagement letter); provided, further, that Parent shall be responsible to the Company for any breach by any Lender Related Parties of (x) the obligations in the first sentence of this Section 8.11(d) or (y) the confidentiality provisions set forth in the immediately preceding clause (ii).

(e)	Parent shall, and shall cause its Subsidiaries to, (i) promptly upon request by the Company, reimburse the Company and its Subsidiaries for all reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with cooperation provided for in this Section 8.11 and (ii) promptly indemnify and hold harmless the Company, its Subsidiaries and its and their respective Representatives from and against any and all liabilities, claims, losses, damages, costs, expenses, interest, awards, judgments and penalties (including reasonable and documented attorneys’ fees and expenses) actually suffered or incurred by them in connection with the arrangement or consummation of the Financing or the Parent Financing, as applicable, except to the extent any such liabilities, claims, losses, damages, costs, expenses, interest, awards, judgments or penalties arise out of or result from fraud or willful misconduct by any of the Company, its Subsidiaries or their respective Representatives, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(f)	Parent shall, and shall cause its Subsidiaries to, reasonably cooperate with the Company in connection with the preparation of all documents and the making of all filings required in connection with the Exchange Offer, including by taking all such other actions as are required of the Company pursuant to Section 8.11(c), which shall, together with Section 8.11(d), apply mutatis mutandis with respect to the cooperation by Parent and its Subsidiaries in connection with the Exchange Offer by the Company.
(g)	Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 9.02(a)(i), as it applies to the Company’s and SpinCo’s obligations under this Section 8.11, shall be deemed satisfied unless there has been a willful and material breach by the Company or SpinCo of its obligations under this Section 8.11 and such willful and material breach has been the primary cause of the Financing or Parent Financing not being obtained.

ARTICLE 9
Conditions to the Merger

Section 9.01.   Conditions to the Obligations of Each Party.   The obligations of the Company, SpinCo, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by Parent and the Company) of the following conditions:

(a)	the Internal Reorganization, the Direct Sale and the Distribution shall have been consummated in all material respects in accordance with the Separation Agreement;
(b)	each Registration Statement, to the extent required, shall have been declared effective by the SEC under the 1933 Act or have become effective under the 1934 Act, as applicable, and no stop order suspending the effectiveness of either Registration Statement shall have been issued by the SEC and no litigation, suit, proceeding or action for such purpose shall be pending before the SEC;
(c)	the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;
(d)	the Parent Stockholder Approval shall have been obtained;
(e)	any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;
(f)	all material actions by, consents or approvals of, or in respect of or filings with any Governmental Authority required to permit the consummation of the Closing shall have been taken, made or obtained, including the governmental authorizations set forth in Section 9.01(f) of the SpinCo Disclosure Schedule, and shall be in full force and effect; and
(g)	no court of competent jurisdiction or other Governmental Authority shall have enacted or issued any Applicable Law that is still in effect restraining, enjoining or prohibiting the Internal Reorganization, the Direct Sale, the Distribution or the Merger.

Section 9.02.   Conditions to the Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by Parent) of the following further conditions:

(a)	(i) each of the Company and SpinCo shall have performed in all material respects all of its obligations hereunder required to be performed by it prior to the Effective Time, (ii) (A) the representations and warranties contained in Section 4.01(a), Section 4.02, Section 4.05 and Section 4.21 (disregarding all materiality, Tiger Material Adverse Effect and similar qualifications contained therein) shall be true in all material respects at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all material respects only as of such time) and (B) the other representations and warranties in Article 4 (disregarding all materiality, Tiger Material Adverse Effect and similar qualifications contained therein) shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), with, in the case of this clause (B) only, only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect; and (iii) Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect;
(b)	Parent shall have received (i) the Parent Merger Tax Opinion from Parent Tax Counsel or an Alternative Tax Counsel, which opinion shall not have been withdrawn or modified in any material respect, and (ii) copies of the Company RMT Tax Opinions;
(c)	The Company and SpinCo (or a Subsidiary thereof) shall have entered into each applicable Ancillary Agreement and each such agreement shall be in full force and effect;
(d)	since the date of this Agreement, there shall not have occurred any event, change, effect, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Tiger Material Adverse Effect; and
(e)	(i) The Company shall have delivered to Parent the Initial Audited Financial Statements and (ii) the Initial Audited Financial Statements shall not differ from the applicable Tiger Unaudited Financial Statements in a manner that is material to the intrinsic value (determined in a manner consistent with appropriate valuation methodologies) of the Tiger Business in a manner that is adverse (excluding any differences resulting from (x) any changes in the amount of goodwill or intangible assets and (y) the matters described on Section 9.02(e) of the SpinCo Disclosure Schedule); provided that Parent shall be deemed to have irrevocably waived the condition set forth in this Section 9.02(e) if it does not exercise its right to terminate this Agreement pursuant to Section 10.01(c)(ii) within 20 Business Days following the Company’s delivery of the Initial Audited Financial Statements.

Section 9.03.   Conditions to the Obligations of the Company and SpinCo.   The obligations of the Company and SpinCo to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by the Company) of the following further conditions:

(a)	(i) each of Parent and Merger Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it prior to the Effective Time, (ii) (A) the representations and warranties contained in Section 5.01(a), Section 5.02, Section 5.05, Section 5.22 and Section 5.24 (disregarding all materiality, Parent Material Adverse Effect and similar qualifications contained therein) shall be true in all material respects at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all material respects only as of such time) and (B) the other representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding all materiality, Parent Material Adverse Effect and similar qualifications contained therein) shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), with, in the case of this clause (B) only, only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and (iii) the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect;

(b)	The Company shall have received (i) (x) the Company Merger Tax Opinion from Company Tax Counsel or an Alternative Tax Counsel and (y) the Company Separation Tax Opinion from Company Tax Counsel or, in the event that Company Tax Counsel is unable or unwilling to provide the Company Separation Tax Opinion (in which case, the Company shall so inform Parent in writing), an Alternative Separation Opinion Tax Counsel (the “Company Separation Tax Opinion Condition”), in each case, which shall not have been withdrawn or modified in any material respect, and (ii) a copy of the Parent Merger Tax Opinion;
(c)	Parent (or a Subsidiary thereof) shall have entered into each applicable Ancillary Agreement and each such agreement shall be in full force and effect;
(d)	since the date of this Agreement, there shall not have occurred any event, change, effect, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and
(e)	the Direct Sale Purchase Price shall have been received by the Company.

ARTICLE 10
Termination

Section 10.01.   Termination.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a)	by mutual written agreement of the Company and Parent;
(b)	by either the Company or Parent, if:
(i)	the Merger has not been consummated on or before the one-year anniversary of the date of this Agreement (as it may be extended in accordance with this Section 10.01(b)(i), the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to (i) any party whose breach of any provision of this Agreement results in the failure of the Closing to have occurred by such time or (ii) Parent at a time when the Company is permitted to terminate this Agreement pursuant to Section 10.01(d)(iv); provided, further, that if, as of three Business Days prior to the End Date, one or more of the conditions to the Closing set forth in Section 9.01(e), Section 9.01(f) or Section 9.01(g) (if the Applicable Law relates to any of the matters referenced in Section 9.01(e) or Section 9.01(f)) shall not have been satisfied, but all other conditions to the Closing (other than (i) Section 9.01(a) and Section 9.03(e) and (ii) those conditions which by their terms or nature are to be satisfied at the Closing; provided that any conditions not so satisfied are capable of being satisfied promptly if the Closing were to occur) have been satisfied, then the End Date shall be extended to the 15-month anniversary of the date of this Agreement, if either the Company or Parent notifies the other party in writing on or prior to the one-year anniversary of the date of this Agreement of its election to so extend the End Date;
(ii)	any Governmental Authority shall have issued any order, decree or judgment permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the Separation Agreement, and such order, decree or judgment shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party whose breach of any provision of this Agreement results in the imposition of any such order, decree or judgment; or
(iii)	at the Parent Stockholder Meeting (including any adjournment or postponement thereof), the Parent Stockholder Approval shall not have been obtained; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(iii) shall not be available to Parent unless Parent has complied with all of its obligations under Section 7.03 in all material respects;
(c)	by Parent, if:
(i)	a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company or SpinCo set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) not to be satisfied, and such breach or failure to perform (A) is incapable of being cured by the End Date or (B) has not been cured by the

Company or SpinCo within 45 days following written notice to the Company from Parent of such breach or failure to perform (which notice must reference this Section 10.01(c)(i)); provided that neither Parent nor Merger Sub is then in breach of this Agreement so as to cause any of the conditions set forth in Section 9.01 or Section 9.03 not to be satisfied; or

(ii)	the condition set forth in Section 9.02(e)(ii) is not satisfied upon the delivery to Parent of the Initial Audited Financial Statements, and Parent exercises its right of termination under this Section 10.01(c)(ii) within 20 Business Days of such delivery; or
(d)	by the Company, if:
(i)	an Adverse Recommendation Change shall have occurred, or at any time after receipt or public announcement of an Acquisition Proposal, the Parent Board shall have failed to reaffirm the Parent Board Recommendation as promptly as reasonably practicable (but in any event within five Business Days) after receipt of any written request to do so from the Company;
(ii)	there shall have been a breach of Section 7.03, Section 7.04 or Section 8.02(b) (in each case except for de minimis breaches that are promptly cured, if such breach is curable);
(iii)	a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Parent or Merger Sub set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03(a) not to be satisfied, and such breach or failure to perform (A) is incapable of being cured by the End Date or (B) has not been cured by Parent or Merger Sub within 45 days following written notice to Parent from the Company of such breach or failure to perform (which notice must reference this Section 10.01(d)(iii)); provided that neither the Company nor SpinCo is then in breach of this Agreement so as to cause any of the conditions set forth in Section 9.01 or Section 9.02 not to be satisfied;
(iv)	all of the conditions set forth in Section 9.01 and Section 9.02 have been satisfied (other than (i) Section 9.01(a) and (ii) those conditions which by their terms or nature are to be satisfied at the Closing; provided that any conditions not so satisfied are capable of being satisfied promptly if the Closing were to occur), the Company has given written notice to Parent that it is prepared to consummate the Internal Reorganization, the Distribution and the Closing if the Direct Sale occurs and the Direct Sale does not occur within two Business Days of such written notice as a result of Direct Sale Purchaser’s failure to pay the Direct Sale Purchase Price; provided that during such two Business Day period, Parent shall not be permitted to terminate this Agreement pursuant to Section 10.01(b)(i); or
(v)	if (A) any Governmental Authority shall have issued any order, decree or judgment in respect of the matters referenced in Section 9.01(e) or Section 9.01(f) restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement or the Separation Agreement which order, decree or judgment shall not have become final and non-appealable and (B) within 30 days of such order, decree or judgment first being in effect, Parent shall not have instituted appropriate proceedings seeking, or thereafter shall not be using reasonable best efforts, to have such order, decree or judgment vacated, lifted, reversed, overturned or terminated.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

Section 10.02.   Effect of Termination.   If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto; provided that, if such termination shall result from a willful and material breach by any party, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other parties as a result of such breach; provided, further, that Parent shall be deemed to have willfully and materially breached its obligation to consummate the Closing if the Company terminates this Agreement pursuant to Section 10.01(d)(iv). The provisions of this Section 10.02 and Section 6.04(b), Section 7.09(b), Section 8.06, Section 8.11(d) (first sentence), Section 8.11(e), Section 10.03, Section 11.06, Section 11.07, Section 11.08 and Section 11.14 shall survive any termination hereof pursuant to Section 10.01.

Section 10.03.   Fees and Expenses.   (a) If this Agreement is terminated by the Company pursuant to Section 10.01(d)(i) or Section 10.01(d)(ii), then Parent shall pay to the Company in immediately available funds $300 million (the “Termination Fee”) within one Business Day after such termination.

(b)	If (i) this Agreement is terminated (x) by Parent or the Company pursuant to Section 10.01(b)(i) (if the Parent Stockholder Approval has not theretofore been obtained) or Section 10.01(b)(iii) or (y) by the Company pursuant to Section 10.01(d)(iii), (ii) prior to such termination, an Acquisition Proposal shall have been publicly announced or otherwise been communicated to the Parent Board, the management of Parent or the stockholders of Parent and (iii) within 12 months following the date of such termination, Parent shall have entered into a definitive agreement with respect to, or recommended to its stockholders, any Acquisition Proposal or any Acquisition Proposal shall have been consummated (provided that for purposes of this clause (iii), each reference to “20%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then Parent shall pay to the Company in immediately available funds, concurrently with the occurrence of the applicable event described in clause (iii), the Termination Fee less the amount of any Expenses reimbursed by Parent pursuant to Section 10.03(d).
(c)	If this Agreement is terminated pursuant to (x) Section 10.01(b)(i) or Section 10.01(b)(ii) (in the case of Section 10.01(b)(ii), solely in respect of any order, decree or judgment in respect of the matters referenced in Section 9.01(e) or Section 9.01(f)) and, at the time of such termination, one or more of the conditions to the Closing set forth in Section 9.01(e), Section 9.01(f) or Section 9.01(g) (if the Applicable Law relates to any of the matters referenced in Section 9.01(e) or Section 9.01(f)) shall not have been satisfied, but all conditions to the Closing set forth in Section 9.02 (other than those conditions which by their terms or nature are to be satisfied at the Closing; provided that any conditions not so satisfied are capable of being satisfied promptly if the Closing were to occur) have been satisfied or waived, (y) Section 10.01(d)(iii) (in respect of a breach of Section 8.01 in connection with efforts to obtain antitrust approvals) or (z) Section 10.01(d)(v), then Parent shall pay to the Company in immediately available funds the Termination Fee within one Business Day after such termination.
(d)	If this Agreement is terminated pursuant to Section 10.01(b)(iii), Parent shall reimburse the Company and SpinCo and their respective Affiliates (by wire transfer of immediately available funds), no later than two Business Days after submission of written documentation therefor, for 100% of their Expenses, up to an aggregate maximum reimbursement of $40 million.
(e)	Except as otherwise specifically provided herein (including in Section 8.11(e) and this Section 10.03), all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
(f)	The parties hereby acknowledge and agree that: (i) the agreements contained in this Section 10.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; and (ii) any Termination Fee payable to the Company by Parent pursuant to Section 10.03(a), Section 10.03(b) or Section 10.03(c) is not a penalty, but is liquidated damages in an amount that shall compensate the Company for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance upon this Agreement and on the expectation of the consummation of the transactions contemplated herein, and for the liability suffered by reason of the failure of such consummation, which amount would otherwise be uncertain and incapable of accurate determination. If Parent fails to pay any amount due to the Company pursuant to this Section 10.03 by the date required hereby, it shall also pay any costs and expenses reasonably incurred by the Company or SpinCo in connection with a legal action to enforce this Agreement that results in a judgment against Parent, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.
(g)	The parties acknowledge and agree that in no event shall Parent be required to pay more than one Termination Fee.

ARTICLE 11
Miscellaneous

Section 11.01.   Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given:

if to Parent, Merger Sub or, following the Closing, SpinCo, to:

Westinghouse Air Brake Technologies Corporation
1001 Air Brake Avenue
Wilmerding, Pennsylvania
Attention:	David L. DeNinno
Facsimile No.:	(412) 825-1305
E-mail:	ddeninno@wabtec.com

with a copy to:

Jones Day
250 Vesey Street
New York, New York 10281
Attention:	Robert A. Profusek
Peter E. Izanec
Facsimile No.:	(212) 755-7306
E-mail:	raprofusek@jonesday.com
peizanec@jonesday.com

if to the Company or, prior to the Closing, SpinCo, to:

General Electric Company
33-41 Farnsworth Street
Boston, MA 02210
Attention: James M. Waterbury
Facsimile No.: +44 2073026834
E-mail: jim.waterbury@ge.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	William L. Taylor
Lee Hochbaum
Facsimile No.:	(212) 701-5800
E-mail:	william.taylor@davispolk.com
lee.hochbaum@davispolk.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day.

Section 11.02.   Survival of Representations, Warranties and Covenants.   The representations, warranties and covenants contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for those covenants and agreements contained in this Agreement that by their terms are to be performed in whole or in part after the Effective Time.

Section 11.03.   Amendments and Waivers.   (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that any amendments or waiver of this Section 11.03(a), Section 11.05(a), Section 11.06, Section 11.07, Section 11.08 or Section 11.14 (or any other provision of this Agreement to the extent that a waiver of such provision would modify the substance of any such Section) (collectively, the “Lender Provisions”), to the extent adversely affecting any of the Lender Related Parties, shall not be effective with respect to such affected Lender Related Parties unless such affected Lender Related Parties provide their prior written consent to such amendment or modification.

(b)	No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 11.04.   Disclosure Schedule.   The parties hereto agree that any reference in a particular Section of either the SpinCo Disclosure Schedule or the Parent Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (b) any other representations, warranties and covenants of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties and covenants is reasonably apparent on the face of the information disclosed therein to the Person to which such disclosure is being made. The mere inclusion of an item in either the SpinCo Disclosure Schedule or the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Tiger Material Adverse Effect or Parent Material Adverse Effect, as applicable.

Section 11.05.   Binding Effect; Benefit; Assignment.  (a) The provisions of this Agreement shall be binding upon and, except as provided in Section 2.04(e) and Section 7.06, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 2.04(e) and Section 7.06, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, the Lender Related Parties are third party beneficiaries of the Lender Provisions.

(b)	No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Section 11.06.   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Notwithstanding the foregoing, each of the parties hereto agrees all litigation, suits, proceedings, or actions (whether at law, in equity, in contract, in tort or otherwise) against any of the Lender Related Parties that may be based upon, arising out of or related to this Agreement or the transactions contemplated hereby, including any dispute relating to the Financing or the Parent Financing, shall be exclusively governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law rules of such state.

Section 11.07.   Jurisdiction.   The parties hereto agree that any litigation, suit, proceeding, or action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such litigation, suit, proceeding, or action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such litigation, suit, proceeding, or action in any such court or that any such litigation, suit, proceeding, or action brought in any such court has been brought in an inconvenient forum. Process in any such litigation, suit, proceeding, or action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party. Notwithstanding the foregoing, each party hereto agrees (i) that it will not bring or support any litigation, suit, proceeding, or action against any of the Lender Related Parties that may be based upon, arising out of or related to this Agreement or the transactions contemplated hereby, including any dispute relating to the Financing or the Parent Financing, in any forum other than the federal court located in the Borough of Manhattan within the City of New York or, if the federal courts shall not have subject matter jurisdiction, in the New York state court located in the Borough of Manhattan within the City of New York, (ii) to submit and hereby submits to the exclusive jurisdiction of such courts for itself and with respect to its property, generally and unconditionally, with regard to any such litigation, suit, proceeding, or action against any of the Lender Related Parties based upon, arising out of or related to this Agreement or the transactions contemplated hereby, including any dispute relating to the Financing or the Parent Financing, and (iii) to waive and hereby waives, to the fullest extent permitted by Applicable Law, any objection which such party may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such litigation, suit, proceeding, or action in any such court.

Section 11.08.   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING AGAINST ANY LENDER RELATED PARTY OR IN RESPECT OF THE FINANCING OR THE PARENT FINANCING).

Section 11.09.   Counterparts; Effectiveness.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 11.10.   Entire Agreement.   This Agreement, the Separation Agreement, the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 11.11.   Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.12.   Specific Performance.  The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated hereby) or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Notwithstanding the foregoing, while the Company may pursue both a grant of specific performance of Parent’s and Merger Sub’s obligations pursuant to this Agreement and the payment of the Termination Fee, the parties agree that under no circumstances shall the Company or any Person be entitled to receive both a grant of specific performance for the consummation of the transactions contemplated by this Agreement and any Termination Fee, unless such grant of specific performance is not complied with or does not result in the consummation of the Merger and the Closing pursuant to this Agreement.

Section 11.13.   Limited Liability.  Notwithstanding any other provision of this Agreement, no stockholder, director, officer, Affiliate, agent or representative of any of the parties, in its capacity as such, shall have any liability in respect of or relating to the covenants, obligations, representations or warranties of such party under this Agreement or in respect of any certificate delivered with respect hereto or thereto and, to the fullest extent legally permissible, each of the parties, for itself and its stockholders, directors, officers and Affiliates, waives and agrees not to seek to assert or enforce any such liability that any such Person otherwise might have pursuant to Applicable Law.

Section 11.14.   No Recourse to Lender Related Parties.  Without limiting the rights of Parent under the Parent Commitment Letter or under any definitive agreements with respect to any Financing or any Parent Financing, notwithstanding anything to the contrary contained in this Agreement, the Separation Agreement or any Ancillary Agreement, each party hereto irrevocably agrees that none of the Lender Related Parties shall have any liability or obligation to the Company or SpinCo, or any of their respective Affiliates or any of their or their Affiliates’ respective former, current or future stockholders, managers, members, controlling persons, general or limited partners, officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors, relating to this Agreement, the Separation Agreement or any Ancillary Agreement, or the negotiation, execution or performance of this Agreement, the Separation Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby, including any dispute relating to the Financing or the Parent Financing, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

GENERAL ELECTRIC COMPANY

By:	/s/ Aris Kekedjian
	Name:	Aris Kekedjian
	Title:	Vice President

TRANSPORTATION SYSTEMS HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

GENERAL ELECTRIC COMPANY

By:
Name:
Title:

TRANSPORTATION SYSTEMS HOLDINGS INC.

By:	/s/ William John Godsman
	Name:	William John Godsman
	Title:	Vice President

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Albert J. Neupaver
	Name:	Albert J. Neupaver
	Title:	Executive Chairman

WABTEC US RAIL HOLDINGS, INC.

By:	/s/ Scott E. Wahlstrom
	Name:	Scott E. Wahlstrom
	Title:	Vice President

[Signature Page to Agreement and Plan of Merger]

Annex B

SEPARATION, DISTRIBUTION AND SALE AGREEMENT

dated as of

May 20, 2018

among

GENERAL ELECTRIC COMPANY,

TRANSPORTATION SYSTEMS HOLDINGS INC.,

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

and

WABTEC US RAIL, INC.

B-i

B-ii

EXHIBITS

Exhibit A	Form of Employee Matters Agreement
Exhibit B	Form of IP Cross License Agreement
Exhibit C	Form of Trademark License Agreement
Exhibit D	Form of Transition Services Agreement
Exhibit E	Form of Tax Matters Agreement
Exhibit F	Form of R&D Agreement
Exhibit G	Form of India R&D Agreement
Exhibit H	Co-Location Term Sheet
Exhibit I	Digital Term Sheet

ANNEXES

Annex A	Tiger Assets
Annex B	Excluded Assets
Annex C	Tiger Liabilities
Annex D	Excluded Liabilities

B-iii

SEPARATION, DISTRIBUTION AND SALE AGREEMENT

SEPARATION, DISTRIBUTION AND SALE AGREEMENT (this “Agreement”), dated as of May 20, 2018, is entered into by and among General Electric Company, a New York corporation (the “Company”), Transportation Systems Holdings Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“SpinCo”), Westinghouse Air Brake Technologies Corporation, a Delaware corporation (“Parent”), and Wabtec US Rail, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Direct Sale Purchaser”).

W I T N E S S E T H :

WHEREAS, the Board of Directors of the Company (together with any duly authorized committee thereof, the “Board”) has determined that it is appropriate, desirable and in the best interests of the Company and its stockholders to separate (the “Separation”) the Tiger Business from the remaining businesses of the Company and its Subsidiaries;

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), among the Company, SpinCo, Parent and Wabtec US Rail Holdings, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”), immediately following the Distribution, Merger Sub will merge with and into SpinCo (the “Merger”) and, in connection with the Merger, SpinCo Common Stock will be converted into the right to receive shares of common stock of Parent, par value $0.01 per share, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement and to effect the Separation and the Merger, the Company desires to reorganize the Tiger Business so that, other than with respect to the Direct Sale Assets and Direct Sale Liabilities, it is conducted through SpinCo and its Subsidiaries;

WHEREAS, prior to the Distribution Effective Time, the Company desires to sell the Direct Sale Assets to Direct Sale Purchaser, and to assign to Direct Sale Purchaser all Direct Sale Liabilities, and Direct Sale Purchaser desires to receive the Direct Sale Assets and assume the Direct Sale Liabilities (the “Direct Sale”);

WHEREAS, the Company, Parent and Direct Sale Purchaser intend that, for U.S. federal income tax purposes, the Direct Sale will be treated as a taxable purchase and sale of the Direct Sale Assets;

WHEREAS, in connection with the reorganization of the Tiger Business, the Company desires to assign, transfer, convey and deliver (“Transfer”), or cause the other members of the Company Group to Transfer, to the SpinCo Group all SpinCo Assets, and to assign, or cause the other members of the Company Group to assign, to members of the SpinCo Group all SpinCo Liabilities, and the members of the SpinCo Group desire to receive such SpinCo Assets and assume such SpinCo Liabilities;

WHEREAS, to implement the Separation, following the Internal Reorganization, the Direct Sale and the SpinCo Transfer, and upon the terms and conditions set forth in this Agreement and subject to Section 8.07(f) of the Merger Agreement, the Board has determined to either (a) distribute, without consideration, a number of shares of SpinCo Common Stock, as determined by the Board but in no event constituting less than the Distribution Share Minimum or more than the Distribution Share Maximum. to the Company’s stockholders by way of a pro rata dividend (the “One-Step Spin-Off”) or (b) consummate an offer to exchange a number of shares of SpinCo Common Stock as determined by the Board (but no more than the Distribution Share Maximum) for currently outstanding shares of Company Common Stock (the “Exchange Offer”) and, in the event that the number of shares of SpinCo Common Stock for which the Company’s stockholders subscribe in the Exchange Offer is less than the Distribution Share Minimum the Company shall (and in the event the Company’s stockholders subscribe for more than the Distribution Share Minimum but less than the Distribution Share Maximum, the Company may), distribute on the Distribution Date immediately following the consummation of the Exchange Offer, without consideration and pro rata to holders of Company Common Stock, a number of shares of SpinCo Common Stock determined by the Board so that, following such distribution (and taking into account the Exchange Offer), a number of shares of SpinCo Common Stock not less than the Distribution Share Minimum nor more than the Distribution Share Maximum shall have been distributed (the “Clean-Up Spin-Off”);

WHEREAS, the disposition by the Company of SpinCo Common Stock as set forth above to the Company stockholders, whether by way of the One-Step Spin-Off or the Exchange Offer (followed by any Clean-Up Spin-Off, if necessary), is referred to as the “Distribution”;

WHEREAS, it is a condition to the Merger that, prior to the Merger Effective Time, the Internal Reorganization, the SpinCo Transfer, the Direct Sale and the Distribution shall have been completed;

WHEREAS, the Company and SpinCo intend that, for U.S. federal income Tax purposes, the Internal Reorganization, the SpinCo Transfer and the Distribution will be treated as contemplated by the Tax Matters Agreement and, accordingly, that (a) the SpinCo Transfer and the Distribution, taken together, qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code and that each of the Company and SpinCo will be a “party to the reorganization” within the meaning of Section 368(b) of the Code and (b) the Distribution, as such, qualifies as (i) a distribution of SpinCo Common Stock to the Company’s stockholders pursuant to Section 355(a) of the Code and (ii) a “qualified stock disposition” within the meaning of Treasury Regulations Section 1.336-1(b)(6) by reason of the application of Treasury Regulations Section 1.336-1(b)(5)(ii), such that an election under Section 336(e) of the Code shall be made with respect to the Distribution; and

WHEREAS, Section 355(e) of the Code is intended to apply to the Distribution by reason of the “acquisition” (within the meaning of Section 355(e) of the Code) of a number of the Company’s Parent Shares as part of a plan (or series of related transactions) as described in Section 355(e) of the Code that includes the Distribution (taken together with the Merger).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Section 1.01.   General.  (a) As used in this Agreement, the following terms shall have the following meanings:

“Accounting Principles” means the accounting policies, principles, practices and methodologies set forth on Schedule 1.01(a).

“Action” has the meaning set forth in the Merger Agreement.

“Affiliate” has the meaning set forth in the Merger Agreement.

“Ancillary Agreement” means each of the Employee Matters Agreement, the IP Cross License Agreement, the Trademark License Agreement, the Tax Matters Agreement, the Shareholders Agreement, the R&D Agreement, the India R&D Agreement and the Transition Services Agreement.

“Applicable Law” has the meaning set forth in the Merger Agreement.

“Assets” means all assets, properties, rights, licenses, Permits, Contracts, Intellectual Property Rights, Software, Data, Technology and causes of action of every kind and description, wherever located, real, personal or mixed, tangible or intangible, whether accrued, contingent or otherwise.

“Available Insurance Policies” means the Insurance Policies listed on Schedule 2.08.

“Business Day” has the meaning set forth in the Merger Agreement.

“Closing” has the meaning set forth in the Merger Agreement.

“Code” has the meaning set forth in the Merger Agreement.

“Company Business” means (i) those businesses, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested or discontinued) as conducted at any time prior to the Distribution Effective Time by the Company or any of its Subsidiaries, other than the Tiger Business and (ii) those entities or businesses acquired or established by or for any member of the Company Group after the Distribution Effective Time.

“Company Common Stock” has the meaning set forth in the Merger Agreement.

“Company Data/Technology” means all Technology and Data that is owned, licensed or used by any member of the Company Group or Tiger Group or any of their respective Affiliates (other than the Tiger Data/Technology and Technology rights under the Contracts constituting a Tiger Asset), including that Technology and Data set forth on Annex B-10 and those internet protocol addresses allocated to or used by any member of the Company Group or Tiger Group or any of their respective Affiliates as of the Distribution Date.

“Company Designees” shall mean any and all Persons that are designated by the Company and that will be members of the Company Group as of immediately following the Distribution Effective Time.

“Company Group” means (i) prior to the Distribution Effective Time, the Company and each Person that will be a Subsidiary of the Company immediately following the Distribution Effective Time and (ii) from and after the Distribution Effective Time, the Company and each Person that is then a Subsidiary of the Company.

“Company Indemnitees” means the Company and its Affiliates and its and their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of the foregoing.

“Company Intellectual Property” means all Intellectual Property Rights that are owned, licensed or used by any member of the Company Group or Tiger Group or any of their respective Affiliates (other than the Tiger Intellectual Property and Intellectual Property Rights under the Contracts constituting Tiger Assets), including the Intellectual Property Rights set forth on Annex B-10.

“Company Names and Marks” means the names or marks owned, licensed or used by the Company, any member of the Company Group or any of their respective Affiliates, including names that use or contain “GENERAL ELECTRIC” (in block letters or otherwise), the General Electric monogram, “General Electric Company” and “GE,” either alone or in combination with other words and all marks, trade dress, logos, monograms, domain names and other source identifiers confusingly similar to or embodying any of the foregoing either alone or in combination with other words. For the avoidance of doubt, Company Names and Marks excludes all Trademarks included on Annex A-7.

“Company Software” means all Software that is owned, licensed or used by any member of the Company Group or Tiger Group or any of their respective Affiliates (other than the Tiger Software and Software rights under the Contracts constituting a Tiger Asset), including that Software set forth on Annex B-10.

“Company’s Parent Shares” has the meaning set forth in the form of Tax Matters Agreement set forth in Exhibit E.

“Confidentiality Agreement” has the meaning set forth in the Merger Agreement.

“Consents” means any consents, waivers, notices, reports or other filings to be obtained from or made, including with respect to any Contract, or any registrations, licenses, permits, authorizations to be obtained from, or approvals from, or notification requirements to, any Third Parties, including any Governmental Authority.

“Continuing Employee” has the meaning set forth in the Employee Matters Agreement.

“Contract” means any contract, subcontract, agreement, option, lease, license, cross license, binding sale or purchase order, commitment or other legally binding instrument, arrangement or understanding of any kind.

“Conveyance and Assumption Instruments” means, collectively, such instruments of Transfer or other Contracts, including related local asset transfer agreements or intellectual property assignment agreements, and other documents entered into prior to the Distribution Effective Time and as may be necessary to effect the Transfer of Assets and the assumption of Liabilities in the manner contemplated by this Agreement, or otherwise relating to, arising out of or resulting from the transactions contemplated by this Agreement.

“Data” means all data and collections of data, whether machine readable or otherwise, including to the extent applicable the following: financial and business information, including rates and pricing data and information, earnings reports and forecasts, macro-economic reports and forecasts, marketing plans, business and strategic plans, general market evaluations and surveys, budgets, accounting, financing and credit-related information, quality assurance policies, procedures and specifications, customer information and lists, and business and other processes, procedures and policies (including, for example, handbooks and manuals, control procedures, and process descriptions), including any blueprints, diagrams, flow charts, or other charts, user manuals, training manuals, training materials, command media, and documentation, and other financial or business information. For the avoidance of doubt, Data excludes Software and Technology.

“Direct Sale Adjustment Amount” means, whether positive or negative, an amount equal to Final Direct Sale Closing Cash minus Final Direct Sale Closing Indebtedness.

“Direct Sale Assets” means the Tiger Assets listed or described on Schedule 2.01(a).

“Direct Sale Cash Amount” means, whether positive or negative, as of any time, the aggregate amount of cash and cash equivalents held by any Direct Sale Transferred Subsidiary (in each case other than Restricted Cash held by any Direct Sale Transferred Subsidiary), including the amount of any checks and drafts (i) received by any Direct Sale Transferred Subsidiary but not yet deposited and (ii) deposited for the account of any Direct Sale Transferred Subsidiary but not yet cleared as of immediately prior to the consummation of the Direct Sale (but only to the extent actually cleared thereafter); provided that the value of any cash and cash equivalents held in non-U.S. jurisdictions shall be determined in accordance with the Accounting Principles. As used herein, “drafts” shall include both written and electronic fund transfer orders. The Direct Sale Cash Amount will be reduced by an amount equal to any cut but uncashed checks as of immediately prior to the consummation of the Direct Sale (to the extent that such cut but uncashed checks are drawn from bank accounts that are included in the Direct Sale Assets or which obligations otherwise constitute Direct Sale Liabilities).

“Direct Sale Indebtedness” means, without duplication, any Indebtedness of any Direct Sale Transferred Subsidiary; provided that Direct Sale Indebtedness shall not include any Liabilities solely between Direct Sale Transferred Subsidiaries.

“Direct Sale Liabilities” means the Tiger Liabilities listed or described on Schedule 2.01(a).

“Direct Sale Transferred Subsidiary” means any Subsidiary of the Company the equity interest of which is Transferred in the Direct Sale to Direct Sale Purchaser.

“Disposed Tiger Business” means any business or line of business disposed of or discontinued, or any facility or other real property disposed of, by or on behalf of the Tiger Business prior to the Distribution Date, including under any Contract providing for the sale of any such business, line of business, facility or real property.

“Distribution Date” means the date on which the Distribution occurs.

“Distribution Effective Time” means the time established by the Board as the effective time of the Distribution on the Distribution Date.

“Distribution Share Maximum” has the meaning set forth in the Merger Agreement.

“Distribution Share Minimum” has the meaning set forth in the Merger Agreement.

“Employee Matters Agreement” means the Employee Matters Agreement to be entered into prior to the Distribution Effective Time by and among the Company, SpinCo, Parent and Direct Sale Purchaser in the form set forth as Exhibit A, which may be supplemented by such exhibits or schedules as may be agreed to by the parties.

“Employee Plans” has the meaning set forth in the Employee Matters Agreement.

“Environmental Laws” means any Applicable Law relating to protection of the environment or protection of human health and safety, including the use, handling, transportation, treatment, storage, disposal, discharge, Release or threat of Release of, or exposure to Hazardous Materials.

“Environmental Permit” means any Permit that is required under any Environmental Law to operate any aspect of the Tiger Business as of the date hereof.

“Evaluation Material” has the meaning set forth in the Confidentiality Agreement.

“Excess Factored Customer Receivables” means the excess, if any, of (i) the amount of Factored Customer Receivables over (ii) the lesser of (A) $180,000,000 and (B) (1) 60%, multiplied by (2) the Gross Customer Receivables.

“Exchange Agent” has the meaning set forth in the Merger Agreement.

“Excluded Assets” means any and all of the following Assets that are owned, used or held, at or prior to the Distribution Effective Time, by the Company or any of its Subsidiaries:

(i)	subject to Section 2.07, cash and cash equivalents, other than cash and cash equivalents counted in determining the Final Direct Sale Closing Cash and Restricted Cash held by any member of the Tiger Group as of the Distribution Effective Time;

(ii)	all rights to the Company Names and Marks, together with any Contracts granting rights to use the same;
(iii)	except as set forth on Annex A-1 or Annex A-2, all of the Company Group’s or Tiger Group’s right, title and interest in owned and leased real property and other interests in real property including all such right, title and interest under each real property lease pursuant to which any of them leases, subleases (as sub-landlord or sub-tenant) or otherwise occupies any such leased real property, including all buildings, structures, improvements, fixtures and appurtenances thereto and rights in respect thereof;
(iv)	other than any loans or advances between or among the Company and its Subsidiaries on behalf of the Tiger Business (and not any Company Business), all loans or advances among the Company and any of its Subsidiaries (including, for the avoidance of doubt, advances made in connection with the Trade Payables Program);
(v)	any work papers of the Company’s auditors and any other Tax records (including accounting records) of any member of the Company Group (subject to Section 6.01), provided, however, that SpinCo shall in all events be entitled to copies of, and shall be entitled to use, any such books and records to the extent solely related to the Tiger Business, SpinCo or any Direct Sale Transferred Subsidiary;
(vi)	the Employee Plans, except to the extent expressly Transferred to, or retained by, the Tiger Group in the Employee Matters Agreement;
(vii)	without limiting SpinCo’s rights expressly provided under Section 2.08, all Insurance Policies of the Company or any of its Subsidiaries, and all rights of any nature with respect to any Insurance Policy, including any recoveries thereunder and any rights to assert claims seeking any such recoveries;
(viii)	for the avoidance of doubt, any Assets held on the date hereof, or acquired after the date hereof, and sold or otherwise disposed of prior to the Distribution Effective Time;
(ix)	all rights, claims, causes of action (including counterclaims and rights of set-off) and defenses against Third Parties to the extent relating to any of the Excluded Assets or the Excluded Liabilities as well as any books, records and Privileged Information relating thereto;
(x)	except as expressly contemplated pursuant to the Ancillary Agreements, all Company Intellectual Property, Company Software and Company Data/Technology;
(xi)	all Assets expressly retained by or Transferred to the Company Group pursuant to the Employee Matters Agreement;
(xii)	any Permits, including Environmental Permits, held by any member of the Company Group that are not Related to the Business;
(xiii)	all interests of any member of the Company Group under the Transaction Agreements and the Confidentiality Agreement;
(xiv)	all personnel and employment records for employees and former employees of any member of the Company Group or the Tiger Group who are not Continuing Employees, except to the extent necessary for the Tiger Group to meet its obligations pursuant to this Agreement or the Employee Matters Agreement;
(xv)	any other Assets of any member of the Company Group or the Tiger Group to the extent not Related to the Business, except (x) Tiger Intellectual Property, Tiger Software and Tiger Data/Technology and (y) Assets expressly to be retained by or Transferred to the Tiger Group pursuant to the Employee Matters Agreement;
(xvi)	other than (A) any accounts receivable exclusively between or among the Company and its Subsidiaries on behalf of the Tiger Business (and not any Company Business) and (B) any Surviving Intercompany Accounts, any intercompany accounts receivable owing from the Company or any of its Affiliates;

(xvii)	(A) all corporate minute books (and other similar corporate records) and stock records of any member of the Company Group, (B) any books and records relating to the Excluded Assets, (C) any books and records or other materials of or in the possession of any member of the Company Group or the Tiger Group that (x) any of the members of the Company Group are required by Applicable Law to retain, (y) any of the members of the Company Group reasonably believes are necessary to enable the Company Group to prepare and/or file Tax Returns, or (z) any member of the Company Group is prohibited by Applicable Law from delivering to the Tiger Group or Parent (including by Transfer of equity of any member of the Tiger Group), including any books and records, reports, information or other materials that disclose in any manner the contents of any other books and records, reports, information or other materials that any member of the Company Group is prohibited by Applicable Law from delivering to the Tiger Group or Parent (including by Transfer of equity of any member of the Tiger Group) or (D) any copies of any books and records that any member of the Company Group retains pursuant to Section 6.05;
(xviii)	(A) all records and reports prepared or received by the Company or any of its Subsidiaries in connection with the disposition of the Tiger Business or the transactions contemplated hereby, including all analyses relating to the Tiger Business or Parent so prepared or received, (B) all confidentiality agreements with prospective purchasers of the Tiger Business or any portion thereof (other than to the extent set forth in clause (xv) of the definition of “Tiger Assets”), and all bids and expressions of interest received from Third Parties with respect to the Tiger Business, and (C) all Privileged materials, documents and records that are not Related to the Business;
(xix)	the Factored Customer Receivables; and
(xx)	the Assets listed on Annex B-20.

“Excluded Liabilities” means all Liabilities of the Company and its Subsidiaries to the extent arising from or related to the Excluded Assets or the Company Business. Without limiting the generality of the forgoing, the Excluded Liabilities shall include the following Liabilities:

(i)	any Liability to the extent relating to any Excluded Asset;
(ii)	any Liability expressly retained by, or Transferred to, the Company Group pursuant to the Employee Matters Agreement or the Tax Matters Agreement;
(iii)	other than (A) intercompany accounts payable exclusively between or among the Company and its Subsidiaries on behalf of the Tiger Business (and not any Company Business) and (B) Surviving Intercompany Accounts, any Liability for any intercompany accounts payable to the Company or any of its Affiliates, which intercompany accounts payable shall (subject to the foregoing exceptions) be extinguished at Closing;
(iv)	all Liabilities, whether presently in existence or arising after the date of the Agreement, relating to fees, commissions or expenses owed to any broker, finder, investment banker, accountant, attorney or other intermediary or advisor employed by members of the Company Group or, to the extent the relevant engagement was entered into prior to the Closing, members of the Tiger Group in connection with the transactions contemplated by this Agreement or the Transaction Agreements (other than, for the avoidance of doubt, to the extent otherwise provided in the Merger Agreement or any Ancillary Agreement);
(v)	all Liabilities to the extent relating to:
(A)	the conduct and operation of the Company Business (including, to the extent relating to the Company Business, any Liability relating to, arising out of or resulting from any act or failure to act by any directors, officers, partners, managers, employees or agents of any member of the Company Group (whether or not such act or failure to act is or was within such Person’s authority)); or
(B)	any warranty, product liability obligation or claim or similar obligation entered into, created or incurred in the course of the Company Business with respect to its products or services, whether prior to, at or after the Distribution Effective Time;

(vi)	all Liabilities to the extent arising under the allocated portion of any Shared Contract that is assigned to a member of the Company Group in accordance with Section 2.05(c);
(vii)	all Liabilities of any member of the Company Group under the Transaction Agreements; and
(viii)	all fines or penalties imposed by any Governmental Authority relating to the matter set forth on Annex D-8 to the extent relating to filings made by the Company prior to the Distribution Effective Time.

“Factored Customer Receivables” means any Gross Customer Receivables that as of the Distribution Effective Time have been sold to a third party, including any Factoring Entity, subject to a factoring agreement, as determined in a manner consistent with the historical accounting practices of the Tiger Business.

“Factoring Entity” means each of General Electric Working Capital Solutions, LLC, Working Capital Solutions Funding LLC and each other Person designated by the Company as a “Factoring Entity” following the date hereof.

“Financing” has the meaning set forth in the Merger Agreement.

“GAAP” has the meaning set forth in the Merger Agreement.

“Governmental Authority” has the meaning set forth in the Merger Agreement.

“Gross Customer Receivables” means any amounts billed by the Tiger Business to customers for the sale and delivery of goods and services that have not yet been collected as of the Distribution Effective Time, as determined in a manner consistent with the historical accounting practices of the Tiger Business.

“Group” means (i) with respect to the Company, the Company Group and (ii) with respect to SpinCo, the Tiger Group, as the context requires.

“Hazardous Materials” means any substance, material or waste that is defined or regulated as “hazardous,” “toxic,” “dangerous,” a “pollutant,” a “contaminant” or words of similar effect under any applicable Environmental Law, including asbestos, polychlorinated biphenyls, radioactive materials, petroleum and petroleum by-products and distillates.

“Identified Shared Contracts” means the Shared Contracts (i) that are material to the Tiger Business and identified on a Schedule to be delivered by Parent to the Company within 60 days of the date hereof or (ii) with respect to which the parties mutually agree in good faith prior to the Distribution Effective Time to seek separation pursuant to Section 2.05(c).

“Indebtedness” means, without duplication, all principal, all accrued and unpaid interest thereon, premiums, penalties, costs incurred in connection with payment or prepayment (such as breakage costs, prepayment or early termination penalties, foreign currency charges or conversion expenses), fees or other amounts owing in respect of: (i) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (ii) obligations evidenced by mortgages, bonds, notes, debentures or other similar instruments or by letters of credit, solely to the extent drawn as of the relevant date of determination, (iii) obligations as lessee under leases that have been, or should have been, recorded as capital leases in accordance with GAAP (as in effect on the date hereof) and with respect to which the asset being leased is not available to the Tiger Business as of the Distribution Date, (iv) amounts owing as deferred purchase price of, or a contingent payment for, property, including any deferred acquisition purchase price (but excluding any such deferred purchase price or contingent payment in respect of property that is a Tiger Asset as of the Distribution Date or that would have been a Tiger Asset at the time such property was utilized or consumed) and (v) guarantees or other similar obligations (including so called keep-well agreements) with respect to any indebtedness, obligation, claim or liability of any member of the Company Group of a type described in clauses (i) through (iv) above unless the Company agrees to indemnify the guarantor in respect thereof; provided that “Indebtedness” shall not include (x) the items set forth or described on Schedule 1.01(f) or (y) the Transferred Notes.

“Indemnifiable Losses” means any and all Liabilities, including damages, losses, deficiencies, obligations, penalties, judgments, settlements, claims, payments, fines and other costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder; provided, however, that in no event shall “Indemnifiable Losses” include (i) punitive damages, except to the extent awarded by a court of competent jurisdiction or arbitral tribunal in connection with a Third-Party Claim, or (ii) consequential, special or indirect damages, including loss of future profits, revenue or income, diminution in value or loss of business reputation or opportunity unless (A) such damages were the reasonably foreseeable result of the action or omission giving rise to such damages or (B) such damages have been awarded by a court of competent jurisdiction or arbitral tribunal in connection with a Third-Party Claim.

“Indemnifying Party” means, with respect to any Direct Claim or Third-Party Claim, the party against whom indemnification is being sought pursuant to Article 5.

“Indemnitee” means, with respect to any Direct Claim or Third-Party Claim, the Company Indemnitee or SpinCo Indemnitee, as the case may be, that is seeking indemnification pursuant to Article 5.

“India R&D Agreement” means the Research & Development Agreement by and between John F. Welch Technology Center (A Division of GE India Industrial Pvt Ltd) and SpinCo, in the form set forth as Exhibit G.

“Insurance Policies” means all policies and programs of or agreements for insurance and interests in insurance pools and programs, in each case including self-insurance and insurance from Affiliates.

“Insurance Proceeds” means those monies (i) received by an insured from a Third Party insurance carrier or (ii) paid by a Third Party insurance carrier on behalf of an insured, in either case net of any applicable deductible or retention.

“Intellectual Property Rights” means all of the following intellectual property and similar rights, title or interest in or arising under the laws of the U.S. or any other jurisdiction: (i) patents, patent applications and patent rights, including any reissue, reexamination, division, extension, provisional, continuation or continuation-in-part, (ii) copyrights, moral rights, mask works rights, database rights and design rights, in each case, other than such rights to Software and Data, whether or not registered, and registrations and applications thereof, and all rights therein provided by international treaties or conventions, (iii) Trademarks and (iv) Trade Secrets. For the avoidance of doubt, for the purposes of this Agreement, Intellectual Property Rights excludes Software and Data.

“Intercompany Account” means any receivable, payable or loan between the Company or any of its Subsidiaries on behalf of the Company Business, on the one hand, and the Company or any of its Subsidiaries on behalf of the Tiger Business, on the other hand.

“Intercompany Agreement” means any Contract between the Company or any of its Subsidiaries on behalf of the Company Business, on the one hand, and the Company or any of its Subsidiaries on behalf of the Tiger Business, on the other hand, excluding, for the avoidance of doubt, any Contract to which any Third Party is a party.

“Internal Reorganization” means the allocation and Transfer of Assets and Liabilities in accordance with the terms of this Agreement and the Step Plan, including by means of the Conveyance and Assumption Instruments, resulting in (i) the SpinCo Group owning and being liable for, as the case may be, the SpinCo Assets and SpinCo Liabilities, and (ii) the Company Group owning and being liable for, as the case may be, the Excluded Assets and Excluded Liabilities (including by Transferring any such Excluded Assets or Excluded Liabilities held by a Direct Sale Transferred Subsidiary to a member of the Company Group) (clauses (i) and (ii), the “Agreed Allocation”).

“IP Cross License Agreement” means the Intellectual Property Cross License Agreement to be entered into prior to the Distribution Effective Time by and between the Company and SpinCo, in substantially the form set forth as Exhibit B.

“JV Interest” means the equity interests in the JVs held by the Company or any of its Subsidiaries.

“JVs” means, collectively, the entities listed on Annex A-14.

“Lender Related Parties” has the meaning set forth in the Merger Agreement.

“Liabilities” means any liability, debt, guarantee, damage, penalty, fine, assessment, charge, cost, loss, claim, demand, expense, commitment or obligation (whether direct or indirect, known or unknown, absolute or contingent, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, matured or unmatured or due or to become due and whether or not the same would be required by GAAP to be reflected in the financial statements or disclosed in the notes thereto) of every kind and description, including all costs and expenses related thereto.

“Merger Effective Time” means the effective time of the Merger in accordance with the terms and conditions set forth in the Merger Agreement.

“NYSE” means the New York Stock Exchange.

“Parent Commitment Letter” has the meaning set forth in the Merger Agreement.

“Parent Financing” has the meaning set forth in the Merger Agreement.

“Permit” means all permits, authorizations, licenses, Consents, registrations, concessions, grants, franchises, certificates, identification numbers exemptions, waivers and filings issued or required by any Governmental Authority under Applicable Law.

“Person” has the meaning set forth in the Merger Agreement.

“R&D Agreement” means the Research & Development Agreement by and between General Electric Company, acting through its GE Global Research Center, and SpinCo, in the form set forth as Exhibit F.

“Record Date” means the time and date to be determined by the Board as the record date for determining the holders of shares of Company Common Stock entitled to receive shares of SpinCo Common Stock in the Distribution, to the extent the Distribution is effected through a One-Step Spin-Off, or in connection with any Clean-Up Spin-Off.

“Record Holders” means holders of record of Company Common Stock on the Record Date.

“Registrable IP” means, to the extent owned by any member of the Company Group or Tiger Group, patents, patent applications, statutory invention registrations, registered Trademarks, registered service marks, copyright registrations and invention disclosures.

“Related to the Business” means (i) other than with respect to Intellectual Property Rights, Software, Technology and Data, used more than 80% in or arising, directly or indirectly, more than 80% out of or related more than 80% to the operation or conduct of the Tiger Business (as conducted by the Company Group and the Tiger Group and the JVs as of the Distribution Date) and (ii) with respect to Intellectual Property Rights, Software, Technology and Data, limited to Tiger Intellectual Property, Tiger Software and Tiger Data/Technology.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, or leaching of any Hazardous Material through the environment.

“Representatives” has the meaning set forth in the Merger Agreement.

“Restricted Cash” means, except as set forth on Schedule 1.01(b), cash that is classified as restricted cash in accordance with the Accounting Principles; provided that, with respect to the Tiger Group, any cash that would reasonably be expected to be used by or released to any member of the Tiger Group in connection with the Tiger Business in the 12 months immediately following the Distribution Effective Time shall not be considered “Restricted Cash” for purposes of calculating the SpinCo Cash Amount or the Direct Sale Cash Amount, as applicable, to the extent such used or released cash would not reasonably be expected to be replaced with cash that, based on the same restrictions, is classified as restricted cash in accordance with the Accounting Principles.

“SEC” has the meaning set forth in the Merger Agreement.

“Shared Contract” means any Contract entered into prior to the Distribution Effective Time to which the Company or any of its Subsidiaries is a party that relates to both (i) the Tiger Business and (ii) the Company Business.

“Shareholders Agreement” has the meaning set forth in the Merger Agreement.

“Software” means all (i) computer programs, including all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form and (ii) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, in each case (i)-(ii), excluding Data.

“SpinCo Adjustment Amount” means, whether positive or negative, an amount equal to (i) Final SpinCo Closing Cash minus (ii) Final SpinCo Closing Indebtedness minus (iii) Final Excess Factored Customer Receivables, if any.

“SpinCo Assets” means all Tiger Assets other than the Direct Sale Assets.

“SpinCo Cash Amount” means, whether positive or negative, as of any time, the aggregate amount of cash and cash equivalents held by the members of the SpinCo Group (in each case other than Restricted Cash held by any member of the SpinCo Group), including the amount of any checks and drafts (i) received by a member of the SpinCo Group but not yet deposited and (ii) deposited for the account of a member of the SpinCo Group but not yet cleared as of immediately prior to the Distribution Effective Time (but only to the extent actually cleared thereafter); provided that the value of any cash and cash equivalents held in non-U.S. jurisdictions shall be determined in accordance with the Accounting Principles. As used herein, “drafts” shall include both written and electronic fund transfer orders. The SpinCo Cash Amount will be reduced by an amount equal to any cut but uncashed checks as of immediately prior to the Distribution Effective Time (to the extent that such cut but uncashed checks are drawn from bank accounts that are included in the SpinCo Assets or which obligations otherwise constitute SpinCo Liabilities).

“SpinCo Common Stock” has the meaning set forth in the Merger Agreement.

“SpinCo Designees” means any and all Persons that are designated by SpinCo and that will be members of the SpinCo Group as of immediately following the Distribution Effective Time.

“SpinCo Group” means SpinCo and each Person that will be a Subsidiary of SpinCo immediately following the Distribution Effective Time.

“SpinCo Indebtedness” means, without duplication, Indebtedness of SpinCo or any member of the SpinCo Group; provided that SpinCo Indebtedness shall not include any Liabilities solely among the members of the SpinCo Group.

“SpinCo Indemnitees” means SpinCo and its Affiliates and its and their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of the foregoing.

“SpinCo Liabilities” means all Tiger Liabilities other than the Direct Sale Liabilities.

“SpinCo Registration Statement” has the meaning set forth in the Merger Agreement.

“SpinCo Transfer” means the contribution of the SpinCo Assets pursuant to Section 2.02 by the Company and other members of the Company Group to SpinCo in consideration for the issuance of the SpinCo Common Stock and the assumption of the SpinCo Liabilities pursuant to Section 2.02, in each case, in accordance with the requirements of this Agreement.

“Step Plan” means the step plan for the Internal Reorganization provided by the Company to Parent prior to the date hereof, as amended from time to time in accordance with Section 2.13.

“Subsidiary” has the meaning set forth in the Merger Agreement.

“Surviving Intercompany Account” means any Intercompany Account that (i) expressly arises pursuant to any Transaction Agreement, (ii) is a receivable or payable arising from purchases or sales of products or services in the ordinary course between the Company or any of its Subsidiaries on behalf of the Company Business, on the one hand, and the Company or any of its Subsidiaries on behalf of the Tiger Business, on the other hand (including payables under the Trade Payables Program), or (iii) is set forth on Schedule 1.01(c); provided that, for the avoidance of doubt, the Intercompany Accounts set forth on Schedule 1.01(d) shall not be Surviving Intercompany Accounts.

“Surviving Intercompany Agreement” means any Intercompany Agreement that (i) is a Transaction Agreement or (ii) is set forth on Schedule 1.01(e).

“Tax” or “Taxes” has the meaning set forth in the form of Tax Matters Agreement set forth in Exhibit E.

“Tax Matters Agreement” means the Tax Matters Agreement to be entered into prior to the Distribution Effective Time by and among the Company, SpinCo, Parent and Direct Sale Purchaser in the form set forth as Exhibit E, which may be supplemented by such exhibits or schedules as may be agreed to by the parties.

“Tax Proceeding” has the meaning set forth in the form of Tax Matters Agreement set forth in Exhibit E.

“Tax Return” has the meaning set forth in the form of Tax Matters Agreement set forth in Exhibit E.

“Tax-Free Status” has the meaning set forth in the form of Tax Matters Agreement set forth in Exhibit E.

“Technology” means, collectively, all technology, designs, procedures, models, discoveries, processes, techniques, ideas, know-how, research and development, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice) apparatus, creations, improvements, works of authorship in any media, confidential, proprietary or non-public information, and other similar materials, and all recordings, graphs, drawings, reports, analyses and other writings, and other tangible embodiments of the foregoing in any form whether or not listed herein, and all related technology, other than Software and Data.

“Third Party” means any Person other than the parties hereto or any of their respective Subsidiaries.

“Tiger Assets” means, in each case to the extent existing and owned or held immediately prior to the Direct Sale by the Company or any of its Subsidiaries, the following Assets, but in each case excluding any Excluded Assets:

(i)	all Tiger Owned Real Property, together with all buildings, structures, improvements, fixtures and appurtenances thereto and rights in respect thereof Related to the Business;
(ii)	all Tiger Leased Real Property;
(iii)	all rights of the Company or its applicable Subsidiary under (A) other than with respect to Intellectual Property Rights, Software and Technology, Contracts Related to the Business (including (x) the real property leases in respect of the Tiger Leased Real Property and (y) any Contract entered into in the name of, or expressly on behalf of, the Tiger Business), except as required by Applicable Law in the case of Contracts relating to labor and employment, and (B) those Intellectual Property Rights, Software and Technology licenses from Third Parties listed on Annex A-3;
(iv)	all accounts and other receivables to the extent related to the Tiger Business, other than Factored Customer Receivables;
(v)	all expenses to the extent related to the Tiger Business that have been prepaid by the Company or any of its Subsidiaries, including lease and rental payments to the extent related to the Tiger Business;
(vi)	all rights, claims, credits, causes of action (including counter-claims and rights of set-off) against Third Parties to the extent related to the Tiger Business, including unliquidated rights under manufacturing and vendors’ warranties to the extent related to the Tiger Business;
(vii)	all Tiger Intellectual Property, Tiger Software and Tiger Data/Technology;
(viii)	all Permits, including Environmental Permits, that are Related to the Business;
(ix)	the Tiger Books and Records;
(x)	all Assets expressly to be retained by or Transferred to the Tiger Group pursuant to the Employee Matters Agreement;
(xi)	all personal property and interests therein, including furniture, furnishings, office equipment, communications equipment, vehicles, and other tangible personal property, in each case Related to the Business (including, in each case, rights, if any, in any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person);
(xii)	all Assets listed on Annex A-12;

(xiii)	the shares of common stock or other equity interests in the Subsidiaries of the Company set forth on Annex A-13;
(xiv)	the JV Interests;
(xv)	the right to enforce the confidentiality or assignment provisions of any confidentiality, non-disclosure or other similar Contracts (including any Contracts with prospective purchasers of the Tiger Business or any portion thereof) to the extent related to confidential information of the Tiger Business;
(xvi)	all rights of the Tiger Group under this Agreement or any other Transaction Agreements and the certificates and instruments delivered in connection therewith;
(xvii)	all Assets set forth on or reflected in the December 31, 2017 balance sheet included in the Tiger Unaudited Financial Statements (including the notes thereto), as the same may change as a result of the operation of the Tiger Business between the date of such balance sheet and the Distribution Date;
(xviii)	Restricted Cash held by any member of the Tiger Group and cash and cash equivalents included in the SpinCo Adjustment Amount;
(xix)	Transferred Notes in the amount set forth on Schedule 2.01(a); and
(xx)	all other Assets of a type not expressly covered in this definition that are owned by the Company or any of its Subsidiaries and Related to the Business.

“Tiger Books and Records” means (i) all corporate or limited liability company minute books and related stock records of the members of the Tiger Group and (ii) all other books, records, files and papers, whether in hard copy or computer format, including invoices, ledgers, correspondence, plats, drawings, photographs, product literature, sales and promotional literature, equipment test records, studies, reports, manufacturing and quality control records and procedures, research and development files, manuals and data, sales and purchase correspondence, distribution lists, customer lists, lists of suppliers, personnel and employment records and accounting and business books, records, files, documentation and materials, in each case that are Related to the Businesses, other than any Tax Returns and other Tax records.

“Tiger Business” means (i) the Company’s Transportation business as described in the segment disclosures in the Company’s annual report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2017 and (ii) to the extent included as part of the Company’s Transportation business in the segment reporting in the Company’s annual report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2017, the worldwide business of sourcing, manufacturing, developing, providing and selling transportation products and services for the railroad, mining, marine, stationary power and drilling industries (including (A) freight and passenger locomotives, (B) rail services, (C) high-horsepower, diesel electric locomotives (including digital solutions, electronic controls and related products and services), (D) support advisory services, parts, integrated software solutions and data analytics, (E) software solutions, (F) mining equipment and services, and (G) marine diesel engines and stationary power diesel engines and motors for land and offshore drilling rigs) as conducted by the Company and its Subsidiaries. For the avoidance of doubt, for purposes of determining the Tiger Liabilities the Tiger Business includes each Disposed Tiger Business.

“Tiger Data/Technology” means all of the following to the extent owned by the Company or any of its Subsidiaries: (i) all Technology that is Used exclusively by the Company and its Subsidiaries in the Tiger Business and (ii) all Data that is Used exclusively by the Company and its Subsidiaries in the Tiger Business.

“Tiger Group” means (i) prior to the Merger Effective Time, SpinCo, each Person that will be a Subsidiary of SpinCo immediately following the Distribution Effective Time and the Direct Sale Transferred Subsidiaries and (ii) from and after the Merger Effective Time, SpinCo and each Person that is a Subsidiary of SpinCo and Direct Sale Purchaser and each Person that is a Subsidiary of Direct Sale Purchaser.

“Tiger Intellectual Property” means all of the following to the extent owned by the Company or any of its Subsidiaries: (i) the Registrable IP set forth on Annex A-7, (ii) all other Intellectual Property Rights

(excluding, for the avoidance of doubt, the Company Names and Marks and Registrable IP) that are Used exclusively in the Tiger Business by any member of the Company Group or Tiger Group and (iii) the right to sue and collect damages for past, present and future infringement, misappropriation, violation or dilution of any of the forgoing.

“Tiger Leased Real Property” means the leasehold interests of the Company or any of its Subsidiaries under the real property leases governing the leased real property set forth on Annex A-2.

“Tiger Liabilities” means all Liabilities of any member of the Company Group or the Tiger Group to the extent arising from or related to the Tiger Assets or the Tiger Business, as the same shall exist at or after the Distribution Effective Time and irrespective of whether the same shall arise prior to, at or after the Distribution Effective Time. Without limiting the generality of the foregoing, the Tiger Liabilities shall include the following Liabilities:

(i)	all Liabilities set forth on or reflected in the December 31, 2017 balance sheet included in the Tiger Unaudited Financial Statements (including the notes thereto), as the same may change as a result of the operation of the Tiger Business between the date of such balance sheet and the Distribution Date;
(ii)	all Liabilities under the Surviving Intercompany Accounts, including Liabilities for advances made under the Trade Payables Program;
(iii)	all Liabilities arising under Contracts referred to in clause (iii) of the definition of Tiger Assets;
(iv)	all Liabilities to the extent Related to the Business (including all Liabilities with respect to the Tiger Assets), whether accruing before, on or after the Distribution Date (whether direct or indirect, known or unknown, absolute or contingent, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, matured or unmatured or due or to become due as of the Distribution Date);
(v)	all Liabilities, whether accruing before, on or after the Distribution Date, (A) (1) under Environmental Laws, including those relating in any way to the environment or natural resources, human health and safety or Hazardous Materials and (2) arising from or relating in any way to the Tiger Assets, the Tiger Business or otherwise to any past, current or future businesses, operations or properties of or associated with the Tiger Assets or the Tiger Business (including any businesses, operations or properties for which a current or future owner or operator of the Tiger Assets or the Tiger Business may be alleged to be responsible as a matter of Applicable Law, contract or otherwise) or (B) relating to the use, application, malfunction, defect, design, operation, performance or suitability of, or actual or alleged presence of Hazardous Materials in, any product or component sold or distributed prior to the Distribution Effective Time by, or service rendered prior to the Distribution Effective Time by or on behalf of, the Company or any of its Subsidiaries (in connection with the Tiger Business or otherwise with any past, current or future businesses, operations or properties of or associated with the Tiger Assets or the Tiger Business) to any Person (including any products or components for which a current or future owner or operator of the Tiger Assets or the Tiger Business may be alleged to be responsible as a matter of Applicable Law, Contract or otherwise);
(vi)	all Liabilities expressly Transferred to, or retained by, the Tiger Group pursuant to the Employee Matters Agreement;
(vii)	all Liabilities to the extent arising from or related to any Disposed Tiger Business;
(viii)	all Liabilities described on Annex C-8;
(ix)	any Liability for Taxes expressly Transferred to, or retained by, SpinCo or a SpinCo Designee pursuant to the Tax Matters Agreement;
(x)	any warranty, product liability obligation or claim or similar obligation entered into, created or incurred in the course of the Tiger Business with respect to its products or services, whether prior to, at or after the Distribution Effective Time;
(xi)	all Liabilities allocated to any member of the Tiger Group under the Transaction Agreements;

(xii)	all Liabilities to the extent arising under the allocated portion of any Shared Contract that is assigned to a member of the Tiger Group in accordance with Section 2.05(c);
(xiii)	all Liabilities relating to any Transferred Notes; and
(xiv)	all Liabilities to the extent related to (A) SpinCo Indebtedness (to the extent taken into account in the determination of Final SpinCo Closing Indebtedness pursuant to Section 2.10), (B) Direct Sale Indebtedness (to the extent taken into account in the determination of Final Direct Sale Closing Indebtedness pursuant to Section 2.11) or (C) the Financing.

“Tiger Owned Real Property” means the real property owned by the Company or any of its Subsidiaries set forth on Annex A-1, together with all fixtures and improvements thereon and all appurtenant rights, privileges and easements relating thereto.

“Tiger Software” means, to the extent owned by the Company or any of its Subsidiaries, the Software set forth on Annex A-7.

“Tiger Unaudited Financial Statements” has the meaning set forth in the Merger Agreement.

“Trade Payables Program” means the General Electric Trade Payables Program for the Tiger Business administered by the General Electric Trade Services Program (TPS).

“Trade Secrets” means confidential and proprietary information, including rights relating to know-how or trade secrets, including ideas, concepts, methods, techniques, inventions (whether patentable or unpatentable), and other works, whether or not developed or reduced to practice, rights in industrial property, customer, vendor and prospect lists, and all associated information or databases, and other confidential or proprietary information, in each case, other than Software.

“Trademark License Agreement” means the General Electric Trademark License Agreement to be entered into prior to the Distribution Effective Time by and between the Company and SpinCo, in substantially the form set forth as Exhibit C.

“Trademarks” means trademarks, service marks, trade names, service names, domain names, trade dress, logos and other identifiers of same, including all goodwill associated therewith, and all common law rights, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing.

“Transaction Agreement” means each of this Agreement, the Merger Agreement, the Ancillary Agreements and all Conveyance and Assumption Instruments.

“Transferred Notes” has the meaning set forth on Schedule 2.01(a).

“Transition Services Agreement” means the Transition Services Agreement to be entered into at or prior to the Distribution Effective Time by and between the Company and SpinCo, substantially in the form set forth in Exhibit D.

“Used” means used, practiced, licensed, sublicensed, reproduced, distributed, performed, displayed and otherwise exploited, made, had made, sold, had sold, imported and otherwise provided, and prepared modifications, derivative works or improvements or commercialized or legally disposed of products and services thereunder.

(b)	Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Agreed Allocation	1.01(a)
Agreement	Preamble
Board	Recitals
Claiming Party	5.04(b)
Clean-Up Spin-Off	Recitals
Co-Location Term Sheet	4.07
Company	Preamble
Company Claim	5.03

Term	Section
Company Released Persons	5.01(a)(ii)
Definitive Co-Location Agreement	4.07
Definitive Digital Agreement	4.07
Digital Term Sheet	4.07
Direct Claim	5.04(a)(ii)
Direct Sale	Recitals
Direct Sale Deficit Amount	2.11(d)
Direct Sale Dispute Notice	2.11(b)
Direct Sale Increase Amount	2.11(d)
Direct Sale Independent Accounting Firm	2.11(c)
Direct Sale Proposed Statement	2.11(a)
Direct Sale Purchase Price	2.01(d)
Direct Sale Purchaser	Preamble
Direct Sale Unresolved Items	2.11(c)
Distribution	Recitals
Distribution Share Maximum	Recitals
Distribution Share Minimum	Recitals
Exchange Offer	Recitals
Final Direct Sale Closing Cash	2.11(c)
Final Direct Sale Closing Indebtedness	2.11(c)
Final SpinCo Closing Cash	2.10(c)
Final SpinCo Closing Indebtedness	2.10(c)
Final Excess Factored Customer Receivables	2.10(c)
Indemnity Payment	5.05(a)
Lender Provisions	7.06(a)
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
New Corporate Names	4.02(d)
One-Step Spin-Off	Recitals
Parent	Preamble
Privilege	6.07(a)
Privileged Information	6.07(a)
Proposed Direct Sale Closing Cash	2.11(a)
Proposed Direct Sale Closing Indebtedness	2.11(a)
Proposed Excess Factored Customer Receivables	2.10(a)
Proposed SpinCo Closing Cash	2.10(a)
Proposed SpinCo Closing Indebtedness	2.10(a)
Separation	Recitals
Single Jurisdiction Direct Sale	2.01(d)
SpinCo	Preamble
SpinCo Claim	5.02
SpinCo Deficit Amount	2.10(d)
SpinCo Dispute Notice	2.10(b)
SpinCo Increase Amount	2.10(d)
SpinCo Independent Accounting Firm	2.10(c)
SpinCo Proposed Statement	2.10(a)
SpinCo Unresolved Items	2.10(c)
Third-Party Claim	5.04(b)
Third-Party Proceeds	5.05(a)
Tiger Docketed IP/Data/Technology	4.03(a)
Tiger Released Persons	5.01(a)(i)
Transfer	Recitals
Unscheduled Registrable IP	4.03(a)

Section 1.02.   Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, law or regulation shall be deemed to refer to such statute, law or regulation as amended from time to time and to any rules or regulations promulgated thereunder. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”. The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The terms “or”, “any” and “either” are not exclusive, except to the extent expressly provided otherwise.

ARTICLE 2
THE DIRECT SALE AND SEPARATION

Section 2.01.   Restructuring; Direct Sale.  (a) Internal Reorganization. At or prior to the consummation of the Direct Sale, to the extent not already completed, each of the Company and SpinCo shall, and shall cause their respective Subsidiaries to, take such steps (which may include Transfers of shares or other equity interests, formation of new entities or declarations of dividends) as may be required to effect the Internal Reorganization in accordance with the terms of this Agreement.

(b)	Transfer of Direct Sale Assets. Upon the terms and subject to the conditions set forth in this Agreement, on the Distribution Date (immediately prior to the completion of the transactions contemplated by Section 2.02), the Company shall, and shall cause the applicable members of the Company Group to, Transfer to Direct Sale Purchaser, and Direct Sale Purchaser shall accept, or shall cause one or more of its Subsidiaries to accept, from the Company and the applicable members of the Company Group, all of the Company’s and each such Company Group member’s respective right, title and interest in and to all Direct Sale Assets held by the Company or a member of the Company Group (it being understood that if any Direct Sale Asset shall be held by a Person all of the outstanding equity interests of which is included in the Direct Sale Assets to be Transferred pursuant to this Section 2.01(b), such Direct Sale Asset may be considered to be so Transferred to Direct Sale Purchaser (or its applicable Subsidiary) as a result of the Transfer of all of the equity interests in such Person from the Company or the applicable member(s) of the Company Group to Direct Sale Purchaser (or its applicable Subsidiary)). Parent hereby covenants and agrees that (i) Direct Sale Purchaser shall not be a direct or indirect Subsidiary of Merger Sub and (ii) Merger Sub shall not be a direct or indirect Subsidiary of Direct Sale Purchaser.
(c)	Assumption of Direct Sale Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, on the Distribution Date (immediately prior to the completion of the transactions contemplated by Section 2.02), the Company shall, or shall cause another member of the Company Group to, Transfer to Direct Sale Purchaser, and Direct Sale Purchaser shall (or shall cause one or more of its Subsidiaries to) accept, assume and perform, discharge and fulfill, in accordance with their respective terms, all of the Direct Sale Liabilities, in each case regardless of (i) when or where such Liabilities arose or arise, (ii) where or against whom such Liabilities are asserted or determined, (iii) whether such Liabilities arise from or are alleged to arise from negligence, gross negligence, recklessness, violation of Applicable Law, willful misconduct, bad faith, fraud or misrepresentation by any member of the Company Group or the Tiger Group, as the case may be, or any of their past or present respective directors, officers, employees, or agents, (iv) which Person is named in any Action associated with any Liability and (v) whether the facts on which such Liabilities are based occurred prior to, on or after the date hereof.

(d)	Direct Sale Purchase Price. The purchase price for the Direct Sale Assets to be purchased hereunder is $2.9 billion (the “Direct Sale Purchase Price”). On the Distribution Date, Direct Sale Purchaser shall pay the Direct Sale Purchase Price to the Company or one or more members of the Company Group designated by the Company, by wire transfer of immediately available funds to such bank account or accounts as per written instructions of the Company given to Parent at least two Business Days prior to the Distribution Date. Notwithstanding any provision contained herein to the contrary, each of Parent and Direct Sale Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Section 2.01(d) (and any post-Distribution Date payment made with respect to the sale of the Direct Sale Assets, including any payment made pursuant to Section 2.11(d)) such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Applicable Law. Any such deductions or withholdings with respect to the purchase and sale of a Direct Sale Asset in the Direct Sale in which the member of the Company Group that sold the Direct Sale Asset and the member of the Parent Group that purchased the Direct Sale Asset are both resident for Tax purposes in the same jurisdiction (a “Single Jurisdiction Direct Sale”) shall be treated for all purposes of this Agreement as having been paid to the member of the Company Group in respect of which such deduction or withholding was made. With respect to the purchase and sale of any Direct Sale Asset, other than a Single Jurisdiction Direct Sale, in respect of which withholding or deductions are required under Applicable Law, Parent shall cause the applicable member of the Parent Group to pay to the applicable member of the Company Group an additional amount so that the member of the Company Group receives, after such deduction or withholding (including any deduction or withholding on payments required by this sentence) the same amount it would have received had such purchase and sale been a Single Jurisdiction Direct Sale (for the avoidance of doubt, determined by reference to the jurisdiction in which the member of the Company Group is tax resident). In the event that Parent or Direct Sale Purchaser determines that any such deduction or withholding is required, then Parent or Direct Sale Purchaser, as relevant, shall notify the Company as promptly as practicable and work in good faith with the Company to mitigate such deduction or withholding, including by accepting any Tax forms, certifications or other documentation provided by the Company to eliminate or reduce such deduction or withholding if and to the extent consistent with Applicable Law.

Section 2.02.   Transfer of Assets; Assumption of Liabilities.  (a) Transfer of Assets and Assumption of Liabilities. Except as otherwise expressly provided in this Agreement or in any Ancillary Agreement, and except to the extent previously effected pursuant to the Internal Reorganization, upon the terms and subject to the conditions set forth in this Agreement, effective as of immediately prior to the Distribution Effective Time and immediately following the transactions contemplated by Section 2.01:

(i)	Transfer of SpinCo Assets. The Company shall, and shall cause the applicable members of the Company Group to, Transfer to SpinCo or the applicable SpinCo Designees, and SpinCo or such SpinCo Designees shall accept from the Company and the applicable members of the Company Group, all of the Company’s and each such Company Group member’s respective right, title and interest in and to all SpinCo Assets held by the Company or a member of the Company Group (it being understood that if any SpinCo Asset shall be held by a Person all of the outstanding equity interests of which is included in the SpinCo Assets to be Transferred pursuant to this Section 2.02(a)(i), such SpinCo Asset may be considered to be so Transferred to SpinCo or the applicable SpinCo Designee as a result of the Transfer of all of the equity interests in such Person from the Company or the applicable member(s) of the Company Group to SpinCo or the applicable SpinCo Designee).
(ii)	Transfer of Excluded Assets. SpinCo shall, and shall cause the applicable members of the SpinCo Group to, Transfer to the Company or the applicable Company Designees, and the Company or such Company Designees shall accept from SpinCo and the applicable members of the SpinCo

Group, all of SpinCo’s and such SpinCo Group member’s respective right, title and interest in and to all Excluded Assets held by SpinCo or a member of the SpinCo Group (it being understood that if any Excluded Asset shall be held by a Person all of the outstanding equity interests of which is included in the Excluded Assets to be Transferred pursuant to this Section 2.02(a)(ii), such Excluded Asset may be considered to be so Transferred to the Company as a result of the Transfer of all of the equity interests in such Person from SpinCo or the applicable member(s) of the SpinCo Group to the Company or the applicable Company Designee).

(iii)	Assumption of Liabilities. (A) The Company shall, or shall cause another member of the Company Group to, Transfer to SpinCo or the applicable SpinCo Designees, and SpinCo shall, or shall cause another member of the SpinCo Group to, accept, assume (or, as applicable, retain) and perform, discharge and fulfill, in accordance with their respective terms, all of the SpinCo Liabilities and (B) SpinCo shall, or shall cause another member of the SpinCo Group to, Transfer to the Company or the applicable Company Designees, and the Company shall, or shall cause another member of the Company Group to, assume all of the Excluded Liabilities, in each case regardless of (1) when or where such Liabilities arose or arise, (2) where or against whom such Liabilities are asserted or determined, (3) whether such Liabilities arise from or are alleged to arise from negligence, gross negligence, recklessness, violation of Applicable Law, willful misconduct, bad faith, fraud or misrepresentation by any member of the Company Group or the SpinCo Group, as the case may be, or any of their past or present respective directors, officers, employees, or agents, (4) which Person is named in any Action associated with any Liability and (5) whether the facts on which such Liabilities are based occurred prior to, on or after the date hereof.
(b)	In the event of any inconsistency or conflict that may arise in the application or interpretation of the definitions of “Tiger Assets”, “Excluded Assets”, “Tiger Liabilities” and “Excluded Liabilities”, (i) the explicit inclusion of an item on any Annex referred to in any such definition shall take priority over any textual provision of either definition that would otherwise operate to include or exclude such Asset or Liability, as the case may be, from the applicable definition and (ii) any specific reference in a given definition will be given priority over a general reference in another definition.
(c)	In the event that at any time or from time to time at or after the Distribution Effective Time, any member of the Company Group or the Tiger Group is the owner of, receives or otherwise comes to possess any Asset (including the receipt of payments made pursuant to Contracts and proceeds from accounts receivable) or Liability that is allocated to any Person that is a member of the other Group pursuant to this Agreement or any Ancillary Agreement (except in the case of any acquisition of Assets from the other party for value subsequent to the Distribution Effective Time), such member of the Company Group or the Tiger Group, as applicable, shall promptly Transfer, or cause to be Transferred, such Asset or Liability to the Person so entitled thereto; provided, however, that the provisions of this Section 2.02(c) are not intended to, and shall not, be deemed to constitute an authorization by any party to permit the other to accept service of process on its behalf, and no party is or shall be deemed to be the agent of any other party for service of process purposes. Prior to any such Transfer, such Asset or Liability shall be held in accordance with Section 2.05(b). For the avoidance of doubt, this Section 2.02(c) will apply to the Direct Sale Assets and Direct Sale Liabilities.
(d)	In furtherance of the Separation (including the Internal Reorganization) and the Direct Sale, subject to the provisions of Section 2.05, the Company and Parent shall, and shall cause their respective applicable Subsidiaries to, execute and deliver prior to the Distribution Effective Time all Conveyance and Assumption Instruments as may be necessary to effect the Internal Reorganization and the Transfers of the SpinCo Assets, the SpinCo Liabilities, the Direct Sale Assets, the Direct Sale Liabilities, the Excluded Assets and the Excluded Liabilities, as applicable, in accordance with the terms of this Agreement. The parties agree that each Conveyance and Assumption Instrument shall be in a form consistent with the terms and conditions of this Agreement or the applicable Ancillary Agreement(s) with such provisions as are required by Applicable Law in the jurisdiction in which the relevant Assets or Liabilities are located.

(e)	The Company hereby waives, to the extent permitted under Applicable Law, compliance by itself and each and every member of the Company Group with the requirements and provisions of any “bulk-sale” or “bulk transfer” Applicable Laws of any jurisdiction that may otherwise be applicable with respect to the Transfer or sale of any or all of the Excluded Assets to the Company or any member of the Company Group.
(f)	SpinCo hereby waives, to the extent permitted under Applicable Law, compliance by itself and each and every member of the SpinCo Group with the requirements and provisions of any “bulk-sale” or “bulk transfer” Applicable Laws of any jurisdiction that may otherwise be applicable with respect to the Transfer or sale of any or all of the SpinCo Assets to SpinCo or any member of the SpinCo Group.
(g)	Direct Sale Purchaser hereby waives, to the extent permitted under Applicable Law, compliance with the requirements and provisions of any “bulk-sale” or “bulk transfer” Applicable Laws of any jurisdiction that may otherwise be applicable with respect to the Transfer or sale of any or all of the Direct Sale Assets to Direct Sale Purchaser.
(h)	Notwithstanding anything in Section 2.01, this Section 2.02, Section 2.03, or Section 2.05 to the contrary, no party or any of its Affiliates shall be required to undertake any action or arrangement contemplated by such section that would, or could reasonably be expected to, result in Tax treatment that is inconsistent with the Tax-Free Status; provided, however, that nothing in this Section 2.02(h) shall entitle the Company Group to fail to Transfer any Tiger Assets to the Tiger Group or the Tiger Group to fail to Transfer any Excluded Assets to the Company Group.

Section 2.03.   Intercompany Accounts, Intercompany Agreements and Certain Other Liabilities.  (a) Each Intercompany Account, other than any Surviving Intercompany Account, shall be satisfied, settled or otherwise terminated by the relevant members of the Company Group and the Tiger Group no later than the Distribution Effective Time with no further Liability of any member of either the Tiger Group or the Company Group with respect thereto by (i) forgiveness by the relevant obligor, (ii) one or a related series of distributions of capital, (iii) non-cash intercompany transfer and settlement through the Company’s corporate procedures, or (iv) cash payment, in each case as determined by the Company.

(b)	Each Intercompany Agreement, other than any Surviving Intercompany Agreements, and all rights and obligations of the members of the Tiger Group and the Company Group with respect thereto shall be terminated at or prior to the Distribution Effective Time, with no further Liability of any member of the Tiger Group or any member of the Company Group with respect thereto.
(c)	Each Liability to a Direct Sale Transferred Subsidiary, if it would constitute SpinCo Indebtedness if it remained in existence as of immediately prior to the Distribution Effective Time, and each Liability to a member of the SpinCo Group, if it would constitute Direct Sale Indebtedness if it remained in existence as of immediately prior to the consummation of the Direct Sale, shall be settled or otherwise terminated by the relevant members of the Tiger Group prior to the consummation of the Direct Sale. For the avoidance of doubt, the Transferred Notes shall not be terminated pursuant to this Section 2.03.

Section 2.04.   Limitation of Liability.  Except as provided in Article 5, neither the Company nor SpinCo nor any member of their respective Groups shall have any Liability to the other or any member of its Group based upon, arising out of or resulting from any agreement, arrangement, course of dealing or understanding existing on or prior to the Distribution Effective Time, other than pursuant to any Surviving Intercompany Agreement or Surviving Intercompany Account, and any such Liability, whether or not in writing, is hereby irrevocably cancelled, released and waived effective as of the Distribution Effective Time. No such terminated agreement, arrangement, course of dealing or understanding (including any provision thereof that purports to survive termination) shall be of any further force or effect after the Distribution Effective Time. For the avoidance of doubt, this Section 2.04 will not alter or limit the parties’ respective rights or obligations under the Tax Matters Agreement, Employee Matters Agreement or other Ancillary Agreements.

Section 2.05.   Consents.  (a) If and to the extent that any Consent with respect to any SpinCo Asset, SpinCo Liability, Direct Sale Asset, Direct Sale Liability, Excluded Asset or Excluded Liability has not been obtained prior to the Distribution Effective Time, then notwithstanding any other provision hereof, the Transfer to the SpinCo Group of any such SpinCo Asset or SpinCo Liability, to Direct Sale Purchaser (or its applicable Subsidiary) of any such Direct Sale Asset or Direct Sale Liability, or to the Company Group of any such

Excluded Asset or Excluded Liability, shall, unless the parties shall mutually otherwise determine, be automatically deemed deferred, and any such purported Transfer or assumption shall be null and void until such time as all legal impediments are removed or such Consent has been obtained or made. Notwithstanding the foregoing, any such Asset or Liability shall continue to constitute a SpinCo Asset, a SpinCo Liability, a Direct Sale Asset, a Direct Sale Liability, an Excluded Asset or an Excluded Liability, as applicable (including for purposes of Article 5), and be subject to Section 2.05(b). From and after the Distribution Date until the date that is 12 months following the Distribution Date, the parties shall use their respective reasonable best efforts (including by seeking novations and taking the actions set forth on Schedule 4.05, but, for the avoidance of doubt, subject to the second sentence of Section 4.05) to continue to seek to remove any legal or contractual impediments or to secure any contractual Consents required from Third Parties or Governmental Authorities necessary to Transfer such Assets (or written confirmation that no Consent is required) to the extent that any such Consent has not been obtained as of the Distribution Effective Time. If and when the legal or contractual impediments the presence of which caused the deferral of Transfer of any Asset or Liability pursuant to this Section 2.05 are removed or any Consents the absence of which caused the deferral of Transfer of any Asset or Liability pursuant to this Section 2.05 are obtained, the Transfer of the applicable Asset or Liability shall be effected promptly without further consideration in accordance with the terms of this Agreement or the applicable Ancillary Agreement(s) and shall, to the extent possible without the imposition of any undue cost on any party and to the fullest extent permitted by Applicable Law, be deemed to have become effective as of the time such Transfer would have otherwise been made pursuant to Section 2.01 or Section 2.02, as applicable. Notwithstanding anything to the contrary, this Section 2.05(a) does not apply to Intellectual Property Rights, which are the subject of Section 4.03.

(b)	If the Transfer of any Asset or Liability intended to be Transferred is not consummated prior to or at the Distribution Effective Time as a result of the provisions of Section 2.05(a) or for any other reason (including any misallocated Transfers subject to Section 2.02(c)), then, insofar as reasonably possible (taking into account any applicable restrictions or considerations, in each case relating to the contemplated Tax treatment of the transactions contemplated hereby) and to the extent permitted by Applicable Law, the Person retaining such Asset or Liability, as the case may be, (i) shall thereafter hold such Asset or Liability, as the case may be, in trust for the use and benefit and burden of the Person entitled thereto (and at such Person’s sole expense) until the consummation of the Transfer thereof (or as otherwise determined by the parties) and (ii) with respect to any deferred Assets or Liabilities, use reasonable best efforts to develop and implement mutually acceptable arrangements to place the Person entitled to receive such Asset or Liability, insofar as reasonably possible, in substantially the same position as if such Asset or Liability had been Transferred as contemplated hereby and so that all the benefits and burdens relating to such Asset or Liability, including possession, use, risk of loss, potential for gain, dominion, ability to enforce the rights under or with respect to and control and command over such Asset or Liability, are to inure from and after the time such Transfer would have otherwise been made pursuant to Section 2.01 or Section 2.02, as the case may be, to the applicable member or members of the Company Group or the Tiger Group entitled to the receipt of such Asset or required to assume such Liability. In furtherance of the foregoing, the parties agree that to the fullest extent permitted by Applicable Law, (x) as of the time such Transfer would have otherwise been made pursuant to Section 2.01 or Section 2.02, as the case may be, each applicable member of the Company Group and the Tiger Group shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such Person is entitled to acquire or required to assume pursuant to the terms of this Agreement and (y) each of the Company and SpinCo shall, and shall cause the members of its Group to, (A) treat for all Tax purposes the deferred Assets as Assets having been Transferred to and owned by the Person entitled to such Assets not later than the time such Transfer would have otherwise been made pursuant to Section 2.01 or Section 2.02, as the case may be, (B) treat for all Tax purposes the deferred Liabilities as having been assumed by the Person intended to be subject to such Liabilities not later than the time such Transfer would have otherwise been made pursuant to Section 2.01 or Section 2.02, as the case may be, and (C) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless, in case of clause (A), (B) or (C), otherwise required by applicable Tax law or the resolution of a Tax Proceeding prosecuted in accordance with Section 17 of the Tax Matters

Agreement). Any Person retaining an Asset or a Liability due to the deferral of the Transfer of such Asset or Liability, as the case may be, shall not be required, in connection with the foregoing, to make any payments, incur any Liability or offer or grant any accommodation (financial or otherwise, regardless of any provision to the contrary in any underlying Contract, including any requirements for the securing or posting of any bonds, letters of credit or similar instruments, or the furnishing of any guarantees) to any Third Party, except to the extent that the Person entitled to the Asset or responsible for the Liability, as applicable, agrees to reimburse and make whole the Person retaining an Asset or a Liability, to such Person’s reasonable satisfaction, for any payment or other accommodation made by the Person retaining an Asset or a Liability at the request of the Person entitled to the Asset or responsible for the Liability.

(c)	The parties shall use commercially reasonable efforts to separate the Identified Shared Contracts into separate Contracts effective as of the Distribution Effective Time or as promptly as practicable thereafter so that the Tiger Group shall be entitled to rights and benefits and shall assume the related portion of Liabilities with respect to each Identified Shared Contract to the extent related to the Tiger Business and the Company Group shall have the rights and benefits and shall assume the related portion of Liabilities with respect to such Shared Contract to the extent related to the Company Business (provided that, notwithstanding anything in this Agreement to the contrary, neither Group shall be required to pay any amount to any Third Party, commence or participate in any Action or offer or grant any accommodation (financial or otherwise, including any accommodation or arrangement to remain secondarily liable or contingently liable for any Liability of the other Group) to any Third Party to obtain any such separation). Upon such separation of such Shared Contract, the separated Contract will be a Tiger Asset or an Excluded Asset, as applicable. If the counterparty to any Identified Shared Contract that is entitled under the terms of such Shared Contract to Consent to the separation of such Shared Contract has not provided such Consent, the terms of Section 2.05(b) shall apply to such Contract, mutatis mutandis. The obligations to seek separation set forth in this Section 2.05(c) shall terminate on the first anniversary of the Distribution Date or, if earlier with respect to any Identified Shared Contract, upon the expiration of the term of such Shared Contract (without any obligation to renew or extend).

Section 2.06.   Disclaimer of Representations and Warranties.  (a) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE OTHER TRANSACTION AGREEMENTS, EACH PARTY ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES UNDERSTANDS AND AGREES THAT NO OTHER PARTY NOR ANY OF THEIR RESPECTIVE AFFILIATES IS MAKING ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, TO THE OTHER PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR TO ANY OTHER PERSON IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY INFORMATION THAT MAY HAVE BEEN EXCHANGED OR PROVIDED PURSUANT TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, AND THAT ALL TIGER ASSETS ARE BEING ASSIGNED AND TRANSFERRED, AND ALL TIGER LIABILITIES ARE BEING ASSUMED, ON AN “AS IS,” “WHERE IS” BASIS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN ANY OF THE OTHER TRANSACTION AGREEMENTS, (I) NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES IN ANY PRESENTATION OR WRITTEN INFORMATION RELATING TO THE TIGER BUSINESS GIVEN OR TO BE GIVEN IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR IN ANY FILING MADE OR TO BE MADE BY OR ON BEHALF OF THE COMPANY OR ANY OF ITS AFFILIATES WITH ANY GOVERNMENTAL AUTHORITY, AND NO STATEMENT MADE IN ANY SUCH PRESENTATION OR WRITTEN MATERIALS, MADE IN ANY SUCH FILING OR CONTAINED IN ANY SUCH OTHER INFORMATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE, AND (II) THE COMPANY, ON ITS OWN BEHALF AND ON BEHALF OF THE OTHER MEMBERS OF THE COMPANY GROUP, EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES OF MERCHANTABILITY. EACH OF SPINCO, PARENT AND DIRECT SALE PURCHASER ACKNOWLEDGES THAT THE COMPANY HAS INFORMED IT THAT NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY OR ANY OF ITS AFFILIATES TO MAKE

ANY REPRESENTATION OR WARRANTY IN RESPECT OF THE TIGER BUSINESS OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY (AND HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY SUCH REPRESENTATION OR WARRANTY).

(b)	Each of the Company (on behalf of itself and each member of the Company Group), SpinCo (on behalf of itself and each member of the Tiger Group) and Parent and Direct Sale Purchaser (on behalf of themselves and their respective Affiliates) further understands and agrees that if the disclaimer of express or implied representations and warranties contained in Section 2.06(a) is held unenforceable or is unavailable for any reason under the Applicable Laws of any jurisdiction outside the United States or if, under the Applicable Laws of a jurisdiction outside the United States, (x) both the Company or any member of the Company Group, on the one hand, and SpinCo or any member of the SpinCo Group, on the other hand, are jointly or severally liable for any Excluded Liability or any SpinCo Liability or (y) both the Company or any member of the Company Group, on the one hand, and Parent, Direct Sale Purchaser or any of their respective Affiliates, on the other hand, are jointly or severally liable for any Direct Sale Liability, then, in each case, the parties intend that, notwithstanding any provision to the contrary under the Applicable Laws of such non-U.S. jurisdictions, the provisions of the Transaction Agreements (including the disclaimer of all representations and warranties, allocation of Liabilities among the parties and their respective Subsidiaries, releases, indemnification and contribution of Liabilities) shall to the fullest extent permitted by Applicable Law prevail for any and all purposes between the parties and their respective Subsidiaries and Affiliates.

Section 2.07.   Cash Management.  From the date of this Agreement until the Distribution, the Company and its Subsidiaries shall be entitled to use, retain or otherwise dispose of all cash generated by the Tiger Business and the Tiger Assets or otherwise held by any member of the Tiger Group. Without limiting Section 2.10, all cash and cash equivalents held by any member of the Tiger Group as of the Distribution Effective Time shall be a Tiger Asset and all cash and cash equivalents held by any member of the Company Group as of the Distribution Effective Time shall be an Excluded Asset. For the avoidance of doubt, nothing in this Section 2.07 shall be deemed to supersede or otherwise limit any provision of the Merger Agreement.

Section 2.08.   Insurance.  (a) From and after the Distribution Date, the members of the Tiger Group shall cease to be in any manner insured by, entitled to any benefits or coverage under or entitled to seek benefits or coverage from or under any Insurance Policies of the Company Group other than (i) any Insurance Policy issued exclusively in the name and for the benefit of any member of the Tiger Group, (ii) with respect to any matters covered by an Insurance Policy that have been properly reported to the relevant insurer(s) prior to the Distribution Date, or (iii) for claims brought solely under the Available Insurance Policies, for any claim, occurrence, injury, damage or loss that occurred or existed prior to the Distribution Date, in each case under clauses (i) through (iii) above subject to the terms and conditions of the relevant Insurance Policies and this Agreement, except to the extent otherwise mandated by Applicable Law. The members of the Tiger Group shall procure all contractual and statutorily obligated insurance at the Distribution Effective Time.

(b)	The rights of the members of the Tiger Group under subparagraphs (ii) and (iii) of Section 2.08(a) are subject to and conditioned upon the following:
(i)	Members of the Tiger Group shall be solely responsible for notifying any and all insurance companies of such claims and complying with all policy terms and conditions for pursuit and collection of such claims. The members of the Tiger Group shall not, without the written consent of the Company, amend, modify or waive any rights of the Company or other insureds under any such Insurance Policies and programs. The members of the Tiger Group shall exclusively bear and be liable (and the Company shall have no obligation to repay or reimburse any member of the Tiger Group) for all uninsured, uncovered, unavailable or uncollectible amounts relating to or associated with all such claims.
(ii)	With respect to coverage claims or requests for benefits asserted by members of the Tiger Group under the Available Insurance Policies, the Company shall have the right but not the duty to monitor and/or associate with such claims at the Company’s sole cost and expense. The members of the Tiger Group shall be liable for any fees, costs and expenses reasonably incurred by the

Company directly or indirectly through the insurers or reinsurers of the Available Insurance Policies relating to any unsuccessful coverage claims pursued at SpinCo’s written request. The members of the Tiger Group shall not assign any Available Insurance Policies or any rights or claims under the Available Insurance Policies.

(c)	Notwithstanding anything contained in this Agreement, (i) nothing in this Agreement shall limit, waive or abrogate in any manner any rights of the Company to insurance coverage for any matter, whether relating to the members of the Tiger Group or otherwise, and (ii) the Company shall retain the exclusive right to control the Available Insurance Policies and all of its other Insurance Policies, including the right to exhaust, settle, release, commute, buy-back or otherwise resolve disputes with respect to any of its Insurance Policies and to amend, modify or waive any rights under any such Insurance Policies, notwithstanding whether any such Insurance Policies apply to any liabilities or losses as to which any member of the Tiger Group has made, or could in the future make, a claim for coverage; provided, that the members of the Tiger Group shall cooperate with the Company with respect to coverage claims and requests for benefits and sharing such information as is reasonably necessary in order to permit the Company to manage and conduct its insurance matters as the Company deems appropriate.
(d)	Nothing in this Section 2.08 shall limit, modify or in any way affect the rights and obligations of the parties under Article 5; provided, however, that any Insurance Proceeds actually collected with respect to a particular Indemnifiable Loss shall be taken into account under and to the extent required by Section 5.05. No payments due under this Section 2.08 shall affect, be affected by, or be subject to set off against, any payments due pursuant to Section 2.10 or Section 2.11. Whenever this Section 2.08 requires any member(s) of the Tiger Group to take any action after the Closing, such requirement shall be deemed to constitute an undertaking on the part of Parent to take such action or to cause such member(s) of the Tiger Group to take such action.

Section 2.09.   Ancillary Agreements.  On or prior to the Distribution Date as set forth in the Merger Agreement, each of the Company, SpinCo, Parent and Direct Sale Purchaser shall (and shall cause each of their applicable Subsidiaries to) execute and deliver each of the Transaction Agreements to which it is a party that have not previously been executed. A reasonable period of time in advance of the anticipated Closing Date, the Company shall notify Parent of any inability on the Company’s part to provide transition services to SpinCo under the Transition Services Agreement as a result of not having received any necessary third party consents or licenses to provide such services.

Section 2.10.   SpinCo Cash, Indebtedness and Receivables Adjustment.   (a) Promptly following the Distribution Date, but in no event later than 60 days after the Distribution Date, SpinCo shall, at its expense, prepare and submit to the Company a statement (the “SpinCo Proposed Statement”) prepared in accordance with the Accounting Principles setting forth, in reasonable detail, SpinCo’s calculation of (i) the SpinCo Cash Amount as of immediately prior to the Distribution Effective Time (the “Proposed SpinCo Closing Cash”), (ii) SpinCo Indebtedness as of immediately prior to the Distribution Effective Time (the “Proposed SpinCo Closing Indebtedness”) and (iii) the Excess Factored Customer Receivables, if any (the “Proposed Excess Factored Customer Receivables”). For the avoidance of doubt, pursuant to Section 2.03(c), each Liability to a Direct Sale Transferred Subsidiary which would constitute SpinCo Indebtedness if it remained in existence as of immediately prior to the Distribution Effective Time shall be settled or otherwise terminated prior to the Distribution Effective Time and, accordingly, shall not be taken into account in determining Proposed SpinCo Closing Indebtedness or Final SpinCo Closing Indebtedness.

(b)	In the event the Company disputes the correctness of the Proposed SpinCo Closing Cash, the Proposed SpinCo Closing Indebtedness or the Proposed Excess Factored Customer Receivables, the Company shall notify SpinCo in writing of its objections within 60 days after receipt of the SpinCo Proposed Statement, and shall set forth, in writing and in reasonable detail, the reasons for the Company’s objections the amount of each item in dispute and the basis therefor and the amount that the Company believes is the correct amount for each such disputed item (such writing, the “SpinCo Dispute Notice”) (including if the Company believes that it does not have sufficient information because SpinCo failed to make available to the Company all books, records, documents and work papers required to be made available to the Company under Section 2.10(e); provided that, in such circumstance, the Company’s obligation to provide reasonable detail of its objections set forth in the

SpinCo Dispute Notice shall be limited to the information that it has actually received from or on behalf of SpinCo). The Company shall be deemed to have agreed with all other items and amounts contained in the SpinCo Proposed Statement not so objected to in a SpinCo Dispute Notice within the 60-day review period specified in this Section 2.10(b). In the event that the Company fails to provide a SpinCo Dispute Notice to SpinCo within the 60-day review period specified in this Section 2.10(b), the Company will be deemed to have agreed with all of the items in the SpinCo Proposed Statement, and the SpinCo Proposed Statement shall be final, binding and conclusive upon the parties.

(c)	In the event that the Company timely delivers a SpinCo Dispute Notice to SpinCo in accordance with the terms hereof, SpinCo and the Company shall negotiate in good faith to reconcile their differences, and any resolution by them as to any such disputes shall be final, binding and conclusive on all of the parties. If the Company and SpinCo are unable to resolve any such dispute within 10 Business Days of SpinCo’s receipt of the SpinCo Dispute Notice from the Company, SpinCo and the Company shall submit the items remaining in dispute (such items, the “SpinCo Unresolved Items”) for resolution to Deloitte & Touche LLP or, if such firm is unwilling to act, a nationally recognized accounting firm mutually agreed by SpinCo and the Company (the “SpinCo Independent Accounting Firm”). Promptly following the engagement of the SpinCo Independent Accounting Firm, and in any event within 10 Business Days following such engagement, SpinCo and the Company shall submit to such SpinCo Independent Accounting Firm (and the other party) all documentary materials and analyses that SpinCo or the Company, as the case may be, believes to be relevant to a resolution of the SpinCo Unresolved Items; provided that the value of any SpinCo Unresolved Items submitted to the SpinCo Independent Accounting Firm shall not be (x) greater than the greatest value for such item claimed in the SpinCo Dispute Notice, on the one hand, and the SpinCo Proposed Statement, on the other hand, or (y) less than the smallest value for such item claimed in the SpinCo Dispute Notice, on the one hand, and the SpinCo Proposed Statement, on the other hand. The parties agree that there shall be no ex parte discussions with the SpinCo Independent Accounting Firm. The SpinCo Independent Accounting Firm shall consider only the SpinCo Unresolved Items. The SpinCo Independent Accounting Firm shall, within 30 days after receipt of all such submissions by SpinCo and the Company, determine and deliver to SpinCo and the Company a written report containing such SpinCo Independent Accounting Firm’s determination of all SpinCo Unresolved Items (which determinations shall be made in accordance with the Accounting Principles), and such written report and the determinations contained therein shall be final, binding and conclusive on all of the parties; provided that the SpinCo Independent Accounting Firm shall not assign a value to any SpinCo Unresolved Items greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. All fees and expenses of the SpinCo Independent Accounting Firm relating to the work, if any, to be performed by the SpinCo Independent Accounting Firm hereunder shall be borne between SpinCo, on the one hand, and the Company, on the other hand, based upon a fraction, the numerator of which is the portion of the aggregate amount of the SpinCo Unresolved Items not awarded to the applicable party and the denominator of which is the aggregate amount of all of the SpinCo Unresolved Items. For example, if the Company challenges items underlying the calculations of Proposed SpinCo Closing Indebtedness in the net amount of $1,000,000, and the SpinCo Independent Accounting Firm determines that the Company has a valid claim for $400,000 of the $1,000,000, the Company shall bear 60% of the fees and expenses of the SpinCo Independent Accounting Firm and SpinCo shall bear 40% of the fees and expenses of the SpinCo Independent Accounting Firm. The SpinCo Cash Amount as of immediately prior to the Distribution Effective Time, as finally determined pursuant to this Section 2.10 (whether by agreement of the Company and SpinCo or by determination of the SpinCo Independent Accounting Firm), is referred to herein as the “Final SpinCo Closing Cash”. The SpinCo Indebtedness as of immediately prior to the Distribution Effective Time, as finally determined pursuant to this Section 2.10 (whether by agreement of the Company and SpinCo or by determination of the SpinCo Independent Accounting Firm), is referred to herein as the “Final SpinCo Closing Indebtedness”. The Excess Factored Customer Receivables, as finally determined pursuant to this Section 2.10 (whether by agreement of the Company and SpinCo or by determination of the SpinCo Independent Accounting Firm), is referred to herein as the “Final Excess Factored Customer Receivables”.
(d)	If the SpinCo Adjustment Amount is a positive number (such amount, the “SpinCo Increase

Amount”), then, promptly (and in any event within three Business Days) following the determination of Final SpinCo Closing Cash, Final SpinCo Closing Indebtedness and Final Excess Factored Customer Receivables, SpinCo shall pay to the Company an amount equal to the SpinCo Increase Amount in immediately available funds by wire transfer to a bank account or accounts designated in writing by the Company. If the SpinCo Adjustment Amount is a negative number (the absolute value of such amount, the “SpinCo Deficit Amount”), then, promptly (and in any event within three Business Days) following the determination of Final SpinCo Closing Cash, Final SpinCo Closing Indebtedness and Final Excess Factored Customer Receivables, the Company shall pay, or cause to be paid, to SpinCo an amount equal to the SpinCo Deficit Amount in immediately available funds by wire transfer to a bank account designated in writing by SpinCo.

(e)	Each of the Company and SpinCo shall make available to the other party and, if applicable, to the SpinCo Independent Accounting Firm, all books, records, documents and work papers (subject to, in the case of independent accountant work papers, such other party or the SpinCo Independent Accounting Firm, as applicable, entering into a customary release agreement with respect thereto) used, created or prepared by or for SpinCo in connection with the preparation of the SpinCo Proposed Statement; provided that the Company shall not be obligated to provide books, records, documents and work papers pursuant to this Section 2.10 other than to the extent such books, records, documents and work papers relate to the Tiger Business and existed prior to the Closing.

Section 2.11.   Direct Sale Cash and Indebtedness Adjustment.   (a) Promptly following the Distribution Date, but in no event later than 60 days after the Distribution Date, Direct Sale Purchaser shall, at its expense, prepare and submit to the Company a statement (the “Direct Sale Proposed Statement”) prepared in accordance with the Accounting Principles setting forth, in reasonable detail, Direct Sale Purchaser’s calculation of (i) the Direct Sale Cash Amount as of immediately prior to the consummation of the Direct Sale (the “Proposed Direct Sale Closing Cash”) and (ii) the Direct Sale Indebtedness as of immediately prior to the consummation of the Direct Sale (the “Proposed Direct Sale Closing Indebtedness”). For the avoidance of doubt, pursuant to Section 2.03(c), each Liability to a member of the SpinCo Group which would constitute Direct Sale Indebtedness if it remained in existence as of immediately prior to the consummation of the Direct Sale shall be settled or otherwise terminated prior to the consummation of the Direct Sale and, accordingly, shall not be taken into account in determining Proposed Direct Sale Closing Indebtedness or Final Direct Sale Closing Indebtedness.

(b)	In the event the Company disputes the correctness of the Proposed Direct Sale Closing Cash or the Proposed Direct Sale Closing Indebtedness, the Company shall notify Direct Sale Purchaser in writing of its objections within 60 days after receipt of the Direct Sale Proposed Statement, and shall set forth, in writing and in reasonable detail, the reasons for the Company’s objections the amount of each item in dispute and the basis therefor and the amount that the Company believes is the correct amount for each such disputed item (such writing, the “Direct Sale Dispute Notice”) (including if the Company believes that it does not have sufficient information because Direct Sale Purchaser failed to make available to the Company all books, records, documents and work papers required to be made available to the Company under Section 2.11(e); provided that, in such circumstance, the Company’s obligation to provide reasonable detail of its objections set forth in the Direct Sale Dispute Notice shall be limited to the information that it has actually received from or on behalf of Direct Sale Purchaser). The Company shall be deemed to have agreed with all other items and amounts contained in the Direct Sale Proposed Statement not so objected to in a Direct Sale Dispute Notice within the 60-day review period specified in this Section 2.11(b). In the event that the Company fails to provide a Direct Sale Dispute Notice to Direct Sale Purchaser within the 60-day review period specified in this Section 2.11(b), the Company will be deemed to have agreed with all of the items in the Direct Sale Proposed Statement, and the Direct Sale Proposed Statement shall be final, binding and conclusive upon the parties.
(c)	In the event that the Company timely delivers a Direct Sale Dispute Notice to Direct Sale Purchaser in accordance with the terms hereof, Direct Sale Purchaser and the Company shall negotiate in good faith to reconcile their differences, and any resolution by them as to any such disputes shall be final, binding and conclusive on all of the parties. If the Company and Direct Sale Purchaser are unable to resolve any such dispute within 10 Business Days of Direct Sale Purchaser’s receipt of the Direct Sale Dispute Notice from the Company, Direct Sale Purchaser and the Company shall submit the items remaining in dispute (such items, the “Direct Sale Unresolved Items”) for resolution to Deloitte & Touche LLP or, if such firm is unwilling to act, a nationally recognized accounting firm mutually agreed by Direct Sale Purchaser and the Company (the “Direct Sale Independent Accounting Firm”). Promptly following the engagement of the Direct Sale Independent Accounting Firm, and in any event within 10 Business Days following such engagement, Direct Sale Purchaser and the Company shall submit to such Direct Sale Independent Accounting Firm (and the other party) all documentary materials and analyses that Direct Sale Purchaser or the Company, as the case may be, believes to be relevant to a resolution of the Direct Sale Unresolved Items; provided that the value of any Direct Sale Unresolved Items submitted to the Direct Sale Independent Accounting Firm shall not be (x) greater than the greatest value for such item claimed in the Direct Sale Dispute Notice, on the one hand, and the Direct Sale Proposed Statement, on the other hand, or (y) less than the smallest value for such item claimed in the Direct Sale Dispute Notice, on the one hand, and the Direct Sale Proposed Statement, on the other hand. The parties agree that there shall be no ex parte discussions with the Direct Sale Independent Accounting Firm. The Direct Sale Independent Accounting Firm shall consider only the Direct Sale Unresolved Items. The Direct Sale Independent Accounting Firm shall, within 30 days after receipt of all such submissions by Direct Sale Purchaser and the Company, determine and deliver to Direct Sale Purchaser and the Company a written report containing such Direct Sale Independent Accounting Firm’s determination of all Direct Sale Unresolved Items (which determinations shall be made in accordance with the Accounting Principles), and such written report and the determinations contained therein shall be final, binding and conclusive on all of the parties; provided that the Direct Sale Independent Accounting Firm shall not assign a value to any Direct Sale Unresolved Items greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. All fees and expenses of the Direct Sale Independent Accounting Firm relating to the work, if any, to be performed by the Direct Sale Independent Accounting Firm hereunder shall be borne between Direct Sale Purchaser, on the one hand, and the Company, on the other hand, based upon a fraction, the numerator of which is the portion of the aggregate amount of the Direct Sale Unresolved Items not awarded to the applicable party and the denominator of which is the aggregate amount of all of the Direct Sale Unresolved Items. For example, if the Company challenges items underlying the calculations of Proposed Direct Sale Closing Indebtedness in the net amount of $1,000,000, and the Direct Sale Independent Accounting Firm determines that the Company has a valid claim for $400,000 of the $1,000,000, the Company shall bear 60% of the fees and expenses of the Direct Sale Independent Accounting Firm and Direct Sale Purchaser shall bear 40% of the fees and expenses of the Direct Sale Independent Accounting Firm. The Direct Sale Cash Amount as of immediately prior to the consummation of the Direct Sale, as finally determined pursuant to this Section 2.11 (whether by agreement of the Company and Direct Sale Purchaser or by determination of the Direct Sale Independent Accounting Firm), is referred to herein as the “Final Direct Sale Closing Cash”. The Direct Sale Indebtedness as of immediately prior to the consummation of the Direct Sale, as finally determined pursuant to this Section 2.11 (whether by agreement of the Company and Direct Sale Purchaser or by determination of the Direct Sale Independent Accounting Firm), is referred to herein as the “Final Direct Sale Closing Indebtedness”.

(d)	If the Direct Sale Adjustment Amount is a positive number (such amount, the “Direct Sale Increase Amount”), then, promptly (and in any event within three Business Days) following the determination of Final Direct Sale Closing Cash and Final Direct Sale Closing Indebtedness, Direct Sale Purchaser shall pay to the Company an amount equal to the Direct Sale Increase Amount in immediately available funds by wire transfer to a bank account or accounts designated in writing by the Company. If the Direct Sale Adjustment Amount is a negative number (the absolute value of such amount, the “Direct Sale Deficit Amount”), then, promptly (and in any event within three Business Days) following the determination of Final Direct Sale Closing Cash and Final Direct Sale Closing Indebtedness, the Company shall pay, or cause to be paid, to Direct Sale Purchaser an amount equal to the Direct Sale Deficit Amount in immediately available funds by wire transfer to a bank account designated in writing by Direct Sale Purchaser.
(e)	Each of the Company and Direct Sale Purchaser shall make available to the other party and, if applicable, to the Direct Sale Independent Accounting Firm, all books, records, documents and work papers (subject to, in the case of independent accountant work papers, such other party or the Direct

Sale Independent Accounting Firm, as applicable, entering into a customary release agreement with respect thereto) used, created or prepared by or for Direct Sale Purchaser in connection with the preparation of the Direct Sale Proposed Statement; provided that the Company shall not be obligated to provide books, records, documents and work papers pursuant to this Section 2.11 other than to the extent such books, records, documents and work papers relate to the Tiger Business and existed prior to the Closing.

Section 2.12.   Issuance of SpinCo Common Stock.  On or before the Distribution Date, in connection with the Transfer of the SpinCo Assets and the assumption of the SpinCo Liabilities as provided in this Agreement, SpinCo will issue and deliver to the Company 8,700,000,000 (or such other amount as the Company shall determine, subject to the consent of Parent not to be unreasonably withheld, conditioned or delayed) shares of SpinCo Common Stock in book-entry form.

Section 2.13.   Amendments to the Step Plan.   The Company shall be permitted to make, from time to time, such amendments to the then-current Step Plan (and conforming amendments to Annex A-13 and Schedule 2.01(a)) as the Company deems, in its sole discretion, to be necessary or desirable; provided, however, that the Company shall not make any such amendment (a) that is inconsistent with the Agreed Allocation or the Transfer of the Direct Sale Assets and Direct Sale Liabilities otherwise contemplated by this Article 2 or (b) that gives rise to any material third party consent that is not contemplated by the SpinCo Disclosure Schedules (as defined in the Merger Agreement); and provided, further, that the Company shall notify Parent in writing prior to making any such amendment to the then-current Step Plan and shall consult with Parent in connection therewith in good faith. Without limiting or modifying in any respect the rights of the Company set forth in the immediately preceding sentence, the Company shall consider in good faith (x) any timely comments from Parent as to such an amendment and (y) any proposed amendments to the then-current Step Plan reasonably requested in writing by Parent (with the decision whether to implement such comments or amendment being made by the Company in its sole discretion).

Section 2.14.   FIRPTA.  Prior to the Direct Sale and the payment of the Direct Sale Purchase Price, for each member of the Company Group that is both (a) a “transferor” (within the meaning of Treasury Regulations Section 1.1445-1(g)(3)) and (b) not a “foreign person” (within the meaning of Section 1445 of the Code), the Company shall provide Parent with a certification of non-foreign person status prepared in accordance with Treasury Regulations Section 1.1445-2(b)(2) that is reasonably acceptable to Parent. No “foreign person” (within the meaning of Section 1445 of the Code) shall transfer a “United States real property interest” (within the meaning of 897(c)(1) of the Code) in the Direct Sale.

ARTICLE 3
THE DISTRIBUTION

Section 3.01.   Form of Distribution.  (a) The Company shall elect, in its sole discretion, to effect the Distribution in the form of either (i) the One-Step Spin-Off or (ii) the Exchange Offer, including any Clean-Up Spin-Off. In the event the Company elects to effect a One-Step Spin-Off, as promptly as practicable following the Record Date, the Company shall provide to Parent and SpinCo a list of Record Holders entitled to receive SpinCo Common Stock in connection with such Distribution.

(b)	If the Company elects to effect the Distribution in the form of the One-Step Spin-Off, the Board (or a committee of the Board acting pursuant to delegated authority), in accordance with all Applicable Laws and the rules and regulations of NYSE, shall set the Record Date and the Distribution Date, and the Company shall establish appropriate procedures in connection with the Distribution, and shall declare, pay and otherwise effectuate the Distribution, in accordance with all Applicable Laws and the rules and regulations of NYSE. In connection with the One-Step Spin-Off, no less than the Distribution Share Minimum (or more than the Distribution Share Maximum) of the shares of SpinCo Common Stock will be distributed to Record Holders in the manner determined by the Company and in accordance with Section 3.02.
(c)	If the Company elects to effect the Distribution in the form of the Exchange Offer, subject to the terms and conditions of the Merger Agreement, the Company shall determine (and, subject to the 35 Business Day limit set forth below, may amend) the terms and conditions of the Exchange Offer, including the number of shares of SpinCo Common Stock that will be offered for each validly tendered share of Company Common Stock (which number of shares of SpinCo Common Stock shall be at least equal to the Distribution Share Minimum and no more than the Distribution Share Maximum), the period during which the Exchange Offer will remain open, the procedures for the tender and exchange of shares and all other terms and conditions of the Exchange Offer, which terms and conditions shall comply with all Applicable Laws and the rules and regulations of NYSE; provided, however, that except to the extent required by Applicable Law, the period of the Exchange Offer (including any extension thereof) may not be more than 35 Business Days following satisfaction of the conditions to Closing set forth in Sections 9.01 and 9.03 of the Merger Agreement (other than consummation of the transactions contemplated by this Agreement and satisfaction of those conditions to be satisfied as of the Closing Date (as defined in the Merger Agreement); provided that such conditions are capable of being satisfied at such date); provided that, for the avoidance of doubt, the Company may extend the period of the Exchange Offer following the satisfaction of such conditions and the conditions set forth in Section 3.03 so long as the offer period set forth in such extension will not expire after the expiration of the 35 Business Day limit set forth in this sentence. In the event the Company’s stockholders subscribe for less than the Distribution Share Minimum of shares of SpinCo Common Stock in the Exchange Offer, the Company shall (and in the event that the Company’s stockholders subscribe for more than the Distribution Share Minimum but less than the Distribution Share Maximum, the Company may) consummate the Clean-Up Spin-Off on the Distribution Date immediately following consummation of the Exchange Offer, and the Record Date for the Clean-Up Spin-Off shall be set as of such date in the same manner as provided in Section 3.01(b). The terms and conditions of any Clean-Up Spin-Off shall be as determined by the Company (provided that the aggregate number of shares of SpinCo Common Stock subscribed for in the Exchange Offer and distributed to the Company’s stockholders in the Clean-Up Spin-Off shall not be less than the Distribution Share Minimum or more than the Distribution Share Maximum) and shall comply with all Applicable Laws and the rules and regulations of NYSE.

Section 3.02.   Manner of Effecting Distribution.  (a)If the Distribution is effected by means of the One-Step Spin-Off, subject to the terms and conditions established pursuant to Section 3.01(b), each Record Holder shall be entitled to receive a number of shares of SpinCo Common Stock equal to the number of shares of SpinCo Common Stock to be distributed in the One-Step Spin-Off, multiplied by a fraction, the numerator of which is the number of shares of Company Common Stock held by the Record Holder on the Record Date and the denominator of which is the total number of shares of Company Common Stock outstanding on the Record Date (excluding treasury shares held by the Company).

(b)	If the Distribution is effected by means of the Exchange Offer, subject to the terms and conditions established pursuant to Section 3.01(c), each Company stockholder may elect in the Exchange Offer to exchange a number of shares of Company Common Stock held by such Company stockholder for shares of SpinCo Common Stock at such exchange ratio and subject to such other terms and conditions as may be determined by the Company and set forth in the SpinCo Registration Statement. The terms and conditions of any Clean-Up Spin-Off shall be as determined by the Company, subject to the provisions of Section 3.02(a), mutatis mutandis, and in compliance with all Applicable Laws and the rules and regulations of the NYSE.
(c)	No party, nor any of its Affiliates, shall be liable to any Person in respect of any shares of SpinCo Common Stock, or distributions in respect thereof, that are delivered to a public official in accordance with the provisions of any applicable escheat, abandoned property or similar Applicable Law.

Section 3.03.   Conditions to Distribution.  The obligations of the Company, Parent and Direct Sale Purchaser to consummate the Direct Sale and the obligations of the Company to commence and consummate the Distribution is subject to the prior or simultaneous satisfaction or, to the extent permitted by Applicable Law, waiver of each of the conditions to the obligation of the parties to the Merger Agreement to consummate the Merger and effect the other transactions contemplated by the Merger Agreement (other than those conditions that by their nature are to be satisfied contemporaneously with or immediately following the Direct Sale or the Distribution; provided that such conditions are capable of being satisfied at such date); provided that such conditions shall be required to remain satisfied (or capable of being so satisfied, as applicable) from the commencement of the One-Step Spin-Off or Exchange Offer, as the case may be, through the consummation of the One-Step Spin-Off or Exchange Offer (including any Clean-Up Spin-Off), respectively. Notwithstanding anything in this Agreement to the contrary, the parties agree that the Distribution Effective Time shall occur on the same date as the Closing, as determined in accordance with the applicable terms and conditions of the Merger Agreement.

Section 3.04.   Additional Matters in Connection with the Distribution.   (a) The Company, SpinCo and the Exchange Agent appointed in connection with the Distribution, as applicable, shall be entitled to withhold and deduct from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be withheld and deducted in connection with such payments under Applicable Law. Any withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.

(b)	Upon consummation of the One-Step Spin-Off or the Exchange Offer, the Company shall deliver to the Exchange Agent book-entry shares representing the SpinCo Common Stock being distributed in the One-Step Spin-Off or exchanged in the Exchange Offer, as the case may be, for the account of the Company stockholders that are entitled to such shares. Upon a Clean-Up Spin-Off, if any, the Company shall deliver to the Exchange Agent additional book-entry shares representing the SpinCo Common Stock being distributed in the Clean-Up Spin-Off for the account of the Company stockholders that are entitled to receive shares of Company Common Stock in such Clean-Up Spin-Off. The Exchange Agent shall hold such book-entry shares for the account of the Company stockholders pending the Merger, as provided in the Merger Agreement. From immediately after the Distribution Effective Time and to the Merger Effective Time, the shares of SpinCo Common Stock shall not be transferable and the transfer agent for the SpinCo Common Stock shall not transfer any shares of SpinCo Common Stock. the Company shall give written notice of the Distribution Effective Time to the Exchange Agent with written authorization to proceed as set forth in Section 3.02.

ARTICLE 4
CERTAIN COVENANTS

Section 4.01.   Further Assurances.   Subject to the terms and conditions of this Agreement and the Merger Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing or causing to be done, all things necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated hereby as soon as practicable after the date hereof and as may be otherwise required to consummate and make effective the transactions contemplated by this Agreement.

Section 4.02.   Company Names and Marks.   (a) With respect to the licensing of the Company Names and Marks, the parties shall enter into the Trademark License Agreement. Except as otherwise provided in this Section 4.02 or the Trademark License Agreement, SpinCo and its Affiliates shall cease and discontinue all uses of the Company Names and Marks immediately upon the Distribution Effective Time. SpinCo, for itself and its Affiliates, agrees that the rights of the members of the Tiger Group and their respective Affiliates to the Company Names and Marks pursuant to the terms of any trademark agreements or otherwise between the Company or any of its Affiliates, on the one hand, and the members of the Tiger Group or their respective Affiliates, on the other, shall terminate on the Distribution Date and be replaced by such rights as are provided under this Section 4.02 and by the Trademark License Agreement.

(b)	SpinCo and its Affiliates shall (i) except as permitted under this Section 4.02 and the Trademark License Agreement, (A) immediately upon the Distribution Date cease all use of any of the Company Names and Marks on or in connection with all stationery, business cards, purchase orders, lease agreements, warranties, indemnifications, invoices and other similar correspondence and other documents of a contractual nature and (B) complete the removal of the Company Names and Marks from all product, services and technical information promotional brochures prior to expiration of the Trademark License Agreement and (ii) with respect to Assets or SpinCo Assets bearing any Company Names and Marks, use their commercially reasonable efforts to relabel such Assets or SpinCo Assets or remove such Company Names and Marks from such Assets or SpinCo Assets as promptly as practicable, and in any event prior to the expiration of the Trademark License Agreement.
(c)	SpinCo, for itself and its Affiliates, agrees that, after the Distribution Date, SpinCo and its Affiliates (i) will not expressly, or by implication, do business as or represent themselves as the Company or any of its Affiliates, (ii) with respect to Assets or other assets managed, operated or leased after the

Distribution Date, will represent in writing to the owners or lessors of such Assets or other assets that such Assets or other assets are those of SpinCo and its Affiliates and not those of the Company and its Affiliates and (iii) except to the extent otherwise provided in the Trademark License Agreement, will cooperate with the Company and its Affiliates in terminating any Contracts pursuant to which the members of the Company Group or the members of the Tiger Group license any Company Names and Marks to customers in connection with the Tiger Business. SpinCo and its Affiliates shall take all necessary action to ensure that other users of any Company Names and Marks, whose rights terminate upon the Distribution Effective Time pursuant to this Section 4.02, shall cease use of the Company Names and Marks, except as expressly authorized thereafter by the Company.

(d)	Except as contemplated by the Trademark License Agreement, promptly after the Distribution Date, but in any event no later than 10 Business Days after the Distribution Date, SpinCo and its Affiliates shall make all filings with any and all offices, agencies and bodies and take all other actions necessary to adopt new corporate names, registered names, and registered fictitious names of the members of the Tiger Group and their respective Affiliates that do not consist in whole or in part of, and are not dilutive of or confusingly similar to, the Company Names and Marks (“New Corporate Names”). Upon receipt of confirmation from the appropriate registry that such name changes have been effected, SpinCo shall provide the Company with written proof that such name changes have been effected. SpinCo and its Affiliates shall use best efforts to adopt New Corporate Names as soon as possible after the Distribution Effective Time.
(e)	SpinCo, for itself and its Affiliates, acknowledges and agrees that, except to the extent expressly provided in this Section 4.02 or in the Trademark License Agreement, neither SpinCo nor any of its Affiliates shall have any rights in any of the Company Names and Marks and neither SpinCo nor any of its Affiliates shall contest the ownership or validity of any rights of the Company or any of its Affiliates in or to any of the Company Names and Marks.

Section 4.03.   Further Action Regarding Intellectual Property Rights.  (a) If, after the Distribution Date, the Company or SpinCo identifies any item of (i) Tiger Intellectual Property, (ii) Tiger Software, (iii) Tiger Data/Technology, (iv) Registrable IP owned by the Company or any of its Subsidiaries that was not set forth on Annex A-7 or Annex B-10 but for which the Tiger Business is responsible as reflected in the Company’s Intellectual Property Rights docketing systems (it being understood that the Company and SpinCo shall discuss in good faith any identified misallocation of designations of responsibility within such docketing systems) (“Unscheduled Registrable IP”), or (v) Intellectual Property Rights (other than Registrable IP and the Company Names and Marks), Data or Technology owned by the Company or any of its Subsidiaries that is not Used exclusively in the Tiger Business or set forth on Annex B-10 but for which the Tiger Business is responsible as reflected in the Company’s Intellectual Property Rights docketing systems (it being understood that the Company and SpinCo shall discuss in good faith any identified misallocation of designations of responsibility within such docketing systems) (“Tiger Docketed IP/Data/Technology”), in each case, that inadvertently was not previously transferred or set forth on the applicable Annex, as applicable, by any member of the Company Group or any of its Affiliates to SpinCo, then, to the extent that the Company has the right to do so and without paying additional consideration (other than a nominal fee (e.g., $1)) to a Third Party, the Company shall (or shall cause a member of the Company Group or its Affiliates to) Transfer such Tiger Intellectual Property, Tiger Software, Tiger Data/Technology, Unscheduled Registrable IP or Tiger Docketed IP/Data/Technology to SpinCo pursuant to the terms hereof for no additional consideration; provided that if such Transfer requires payment of additional consideration, then SpinCo may elect to have such license so Transferred at its own expense. Until such time that a member of the Company Group or any of its Affiliates Transfers such Tiger Intellectual Property, Tiger Software, Tiger Data/Technology, Unscheduled Registrable IP or Tiger Docketed IP/Data/Technology to SpinCo, such member of the Company Group, on behalf of itself and its Affiliates, hereby grants to SpinCo and its Subsidiaries (i) a non-exclusive, royalty-free, fully paid-up, worldwide, irrevocable, sublicensable and transferable right and license (or sublicense, as the case may be) to fully use, practice and otherwise exploit such Tiger Intellectual Property, Tiger Software, Tiger Data/Technology, Unscheduled Registrable IP, or Tiger Docketed IP/Data/Technology Controlled (as such term is defined in the IP Cross License Agreement) by the applicable member of the Company Group and its Affiliates and (ii) a covenant not to sue with respect to the foregoing activities, in each case under (i) and (ii), effective as of the Distribution Date.

(b)	If, after the Distribution Date, the Company or SpinCo identifies any item of Company Intellectual

Property, Company Software or Company Data/Technology (other than Unscheduled Registrable IP and Tiger Docketed IP/Data/Technology) that was (i) Transferred by a member of the Company Group or any of its Affiliates or (ii) owned by any member of the Tiger Group prior to the Distribution Date and that was not Transferred to the Company or an Affiliate of the Company prior to the Distribution Date, SpinCo shall, or shall cause the applicable member of the Tiger Group to, promptly Transfer such Company Intellectual Property, Company Software or Company Data/Technology to the Company or its designated Affiliate pursuant to the terms hereof for no additional consideration. Until such time that SpinCo or any of its Affiliates Transfers such Company Intellectual Property, Company Software or Company Data/Technology to the Company or its designated Affiliate, SpinCo, on behalf of itself and its Affiliates, hereby grants to the Company and its Affiliates (i) a non-exclusive, royalty-free, fully paid-up, worldwide, irrevocable, sublicensable and transferable right and license (or sublicense, as the case may be) to fully use, practice and otherwise exploit such Company Intellectual Property, Company Software or Company Data/Technology Controlled (as such term is defined in the IP Cross License Agreement) by the applicable member of the Tiger Group and its Affiliates and (ii) a covenant not to sue with respect to the foregoing activities, in each case under (i) and (ii), effective as of the Distribution Date.

Section 4.04.   Third Party Licenses.  To the extent that any Intellectual Property Rights, Software, Technology or Data included in SpinCo Assets or Direct Sale Assets is licensed or sublicensed from a Third Party under a Contract (other than a Contract set forth in clause (iii) of the definition of SpinCo Assets), such Intellectual Property Rights, Software, Technology or Data is subject to all of the terms and conditions of the Contract between the member of the Company Group and such Third Party pursuant to which such Intellectual Property Rights, Software, Technology or Data has been licensed or sublicensed to such member of the Company Group, including limitations to the field or scope of use.

Section 4.05.   Third Party Consents.   Prior to the Distribution Effective Time, each party agrees to cooperate to obtain any Consents (together with novations) from any Third Party (other than a Governmental Authority) that may be required in connection with the transactions contemplated hereby, including taking the actions set forth on Schedule 4.05. Notwithstanding anything in this Agreement to the contrary, except as otherwise set forth on Schedule 4.05, neither the Company nor Parent nor any of their respective Affiliates shall be required to compensate any Third Party, commence or participate in any Action or offer or grant any accommodation (financial or otherwise, including any accommodation or arrangement to remain secondarily liable or contingently liable for any Tiger Liability) to any Third Party to obtain any such Consent.

Section 4.06.   Factored Customer Receivables.  The Company shall cause the Tiger Business not to have any accounts receivable of the Tiger Business as of the Distribution Effective Time sold or otherwise transferred or divested by the Tiger Business to any Person, or otherwise subject to any factoring arrangement, as of the Distribution Effective Time, other than Factored Customer Receivables.

Section 4.07.   Interim Period Agreements.  Each of the parties hereto agrees to (a) negotiate in good faith to finalize (i) a definitive agreement with respect to certain co-location arrangements on the terms set forth in Exhibit H (the terms set forth on Exhibit H, the “Co-Location Term Sheet” and, such definitive agreement, the “Definitive Co-Location Agreement”) and (ii) a digital services agreement on the terms set forth in Exhibit I (the terms set forth on Exhibit I, the “Digital Term Sheet” and, such definitive agreement, the “Definitive Digital Agreement”) and (b) prior to the Distribution Effective Time, cause the applicable parties to enter into the Definitive Co-Location Agreement and the Definitive Digital Agreement. Following the time at which each of the Definitive Co-Location Agreement and Definitive Digital Agreement is entered into, such definitive agreement shall be deemed a Surviving Intercompany Agreement for all purposes hereunder; provided that, notwithstanding anything to the contrary set forth herein or in the Co-Location Term Sheet or Digital Term Sheet (including for clarity any references therein to their non-binding nature), as applicable, in the event that the Definitive Co-Location Agreement or Definitive Digital Agreement is not entered into prior to the Distribution Effective Time, the terms set forth in the Co-Location Term Sheet or Digital Term Sheet, as applicable, shall be binding on the parties hereto and thereto after the Distribution Effective Time (and shall be deemed to be a Surviving Intercompany Agreement for all purposes hereunder), unless and until the Definitive Co-Location Agreement or Definitive Digital Agreement, as applicable, has been executed and delivered in accordance with the terms of this Agreement.

ARTICLE 5
INDEMNIFICATION

Section 5.01.   Release of Pre-Distribution Claims.   (a) Except as provided in Section 5.01(b), effective as of the Distribution Effective Time:

(i)	The Company, for itself and each member of the Company Group and, to the extent permitted by Applicable Law, all Persons who at any time prior to the Distribution Effective Time were directors, officers, partners, managers, agents or employees of any member of the Company Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns, does hereby remise, release and forever discharge SpinCo and the other members of the Tiger Group, their respective Affiliates, successors and assigns, and all Persons who at any time prior to the Distribution Effective Time have been stockholders, members, partners, directors, managers, officers, agents or employees of any member of the Tiger Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns (collectively, the “Tiger Released Persons”) from any and all Liabilities, whether at law or in equity (including any right of contribution), whether arising under any Contract, by operation of law or otherwise, in each case, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Effective Time, including in connection with the Separation and the Distribution and any of the other transactions contemplated hereunder and under the Transaction Agreements. Without limitation, the foregoing release includes a release of any rights and benefits with respect to such Liabilities that the Company and each member of the Company Group, and their respective successors and assigns, now has or in the future may have conferred upon them by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if knowledge of such claims would have materially affected such party’s settlement with the obligor. In this regard, the Company hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and it nevertheless hereby intends to release the Tiger Released Persons from the Liabilities described in the first sentence of this Section 5.01(a)(i).
(ii)	SpinCo, for itself and each member of the Tiger Group and, to the extent permitted by Applicable Law, all Persons who at any time prior to the Distribution Effective Time were directors, officers, partners, managers, agents or employees of Parent or any member of the Tiger Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns, does hereby remise, release and forever discharge the Company and the other members of the Company Group, their respective Affiliates, successors and assigns, and all Persons who at any time prior to the Distribution Effective Time have been stockholders, members, partners, directors, managers, officers, agents or employees of any member of the Company Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns (collectively, the “Company Released Persons”) from any and all Liabilities, whether at law or in equity (including any right of contribution), whether arising under any Contract, by operation of law or otherwise, in each case, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Effective Time, including in connection with the Separation and the Distribution and any of the other transactions contemplated hereunder and under the Transaction Agreements. Without limitation, the foregoing release includes a release of any rights and benefits with respect to such Liabilities that SpinCo and each member of the Tiger Group, and their respective successors and assigns, now has or in the future may have conferred upon them by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if knowledge of such claims would have materially affected such party’s settlement with the obligor. In this regard, each of Parent and SpinCo hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and SpinCo nevertheless hereby intends to release the Company Released Persons from the Liabilities described in the first sentence of this Section 5.01(a)(ii).

(b)	Nothing contained in Section 5.01(a) shall limit or otherwise affect any Person’s rights or obligations pursuant to or contemplated by, or ability to enforce, any Surviving Intercompany Agreement or Surviving Intercompany Account, in each case in accordance with its terms.
(c)	Following the Distribution Effective Time, the Company shall not, and shall cause each other member of the Company Group not to, make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution, recovery or any indemnification, against Parent, SpinCo or any of their respective Affiliates, or any other Person released with respect to any Liabilities released pursuant to Section 5.01(a)(i). Following the Distribution Effective Time, Parent shall not, and shall cause its Affiliates, SpinCo and each other member of the Tiger Group not to, make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution, recovery or any indemnification, against the Company or any of its Affiliates, or any other Person released with respect to any Liabilities released pursuant to Section 5.01(a)(ii).

Section 5.02.   Indemnification by the Company.  Without limiting the indemnity provisions of any Ancillary Agreements, from and after the Distribution Effective Time, the Company shall indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the SpinCo Indemnitees from and against, and shall reimburse such SpinCo Indemnitees with respect to, any and all Indemnifiable Losses of the SpinCo Indemnitees to the extent arising out of, resulting from or related to (without duplication): (a) any Excluded Liabilities, including the failure of any member of the Company Group to assume any Excluded Liabilities or (b) any breach by the Company or any other member of the Company Group of any obligations to be performed by such Persons pursuant to this Agreement subsequent to the Distribution Effective Time (each, a “SpinCo Claim”).

Section 5.03.   Indemnification by Parent.  Without limiting the indemnity provisions of any Ancillary Agreements, from and after the Distribution Effective Time, Parent shall indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Company Indemnitees from and against, and shall reimburse such Company Indemnitees with respect to, any and all Indemnifiable Losses of the Company Indemnitees to the extent arising out of, resulting from or related to (without duplication): (a) any SpinCo Liabilities, including the failure of any member of the SpinCo Group to assume any SpinCo Liabilities, (b) any Direct Sale Liabilities, including the failure of Direct Sale Purchaser to assume any Direct Sale Liabilities, or (c) any breach by SpinCo, any other member of the Tiger Group, Parent or Direct Sale Purchaser of any obligations to be performed by such Persons pursuant to this Agreement subsequent to the Distribution Effective Time (each, a “Company Claim”).

Section 5.04.   Procedures for Indemnification.  (a) Direct Claims. Other than with respect to Third-Party Claims, which shall be governed by Section 5.04(b):

(i)	if a SpinCo Indemnitee has made a determination that it is or may be entitled to indemnification in respect of any SpinCo Claim, the SpinCo Indemnitee shall so notify the Company as promptly as reasonably possible after becoming aware of the existence of such SpinCo Claim; and
(ii)	if a Company Indemnitee has made a determination that it is or may be entitled to indemnification in respect of any Company Claim, the Company Indemnitee shall so notify Parent as promptly as reasonably possible after becoming aware of the existence of such Company Claim (any such claim made pursuant to Section 5.04(a)(i) or this Section 5.04(a)(ii), a “Direct Claim”).

Each such notice shall be in writing and shall describe in reasonable detail the basis for the claim for indemnification hereunder and set forth, to the extent known, the estimated amount of Indemnifiable Losses for which indemnification may be sought hereunder relating to such claim and, to the extent practicable, the method of computation thereof; provided, however, that the failure to provide (or delay in providing) such written notice shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure or delay.

(b)	Third-Party Claims. If an Indemnitee receives notice or otherwise learns of the assertion by any Third Party of any claim or demand or of the commencement by any Third Party of any Action as to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement (a “Third-Party Claim”), the Company (on behalf of the Company Indemnitees) or Parent (on behalf of the SpinCo Indemnitees), as applicable (such claimant, the “Claiming Party”), shall promptly notify the Indemnifying Party of the Third-Party Claim in writing and in reasonable detail describing the basis for any claim for indemnification hereunder; provided, however, that the failure to provide notice of any such Third-Party Claim pursuant to this sentence shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.
(c)	Subject to the provisions of this Section 5.04(c), the Indemnifying Party has the right, exercisable by written notice to the Claiming Party within 30 days after receipt of notice from the Claiming Party pursuant to Section 5.04(b), to assume and conduct the defense (including settlement) of such Third-Party Claim in accordance with the limits set forth in this Agreement with counsel selected by the Indemnifying Party and reasonably acceptable to the other party. If the Indemnifying Party does not assume the defense of a Third-Party Claim in accordance with this Section 5.04(c), the Indemnitee may defend the Third-Party Claim. If the Indemnifying Party has assumed the defense of a Third-Party Claim as provided in this Section 5.04(c), the Indemnifying Party shall not be liable for any legal expenses incurred by the Indemnitee in connection with the defense of the Third-Party Claim; provided, however, that if (A) after consultation with outside counsel, there exists a conflict of interest between the Indemnifying Party and the applicable Indemnitee(s) in the defense of such Third-Party Claim by the Indemnifying Party, (B) the Third-Party Claim seeks an injunction or equitable relief against the Indemnitee or any of its Affiliates, (C) the Third-Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation or (D) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third-Party Claim, then, in each case, the Indemnitee may assume its own defense, and the Indemnifying Party shall be liable for the reasonable costs or expenses incurred in connection with such defense. The Indemnifying Party or the Indemnitee, as the case may be, has the right to participate in (but, subject to the prior sentence, not control), at its own expense, the defense of any Third-Party Claim that the other party is defending as provided in this Agreement. The Indemnifying Party, if it has assumed the defense of any Third-Party Claim as provided in this Agreement, may not, without the prior written consent of the Indemnitee, consent to a settlement or compromise of, or the entry of any judgment arising from, any such Third-Party Claim that (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a complete release from all liability in respect of such Third-Party Claim or (ii) provides for injunctive or other nonmonetary relief affecting the Indemnitee or any of its Affiliates, or for monetary relief with respect to which the Indemnitee and its Affiliates are not entitled to indemnification under this Agreement. The Indemnitee shall not consent to a settlement or compromise of, or the entry of any judgment arising from, any Third-Party Claim, without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed).
(d)	The Claiming Party and the Indemnifying Party shall (and the Claiming Party shall cause the applicable Indemnitee(s) to) make reasonably available to each other and their respective agents and Representatives all relevant information available to them that are necessary or appropriate for the defense of any Third-Party Claim, subject to any bona fide claims of attorney-client privilege, and each of the Indemnifying Party and the Claiming Party shall use its reasonable efforts to assist, and to cause the employees and counsel of such party to assist, in the defense of such Third-Party Claim. If a party asserts its right to participate in the defense of any Third-Party Claim, the party controlling the defense and investigation of such Third-Party Claim shall act in good faith and reasonably consult and cooperate with the Indemnitee or the Indemnifying Party, as the case may be, in connection with any appearances, briefs, arguments and proposals made or submitted by or on behalf of any party in connection with the Third-Party Claim (including considering in good faith all reasonable additions, deletions or changes suggested by the Indemnitee or the Indemnifying Party, as the case may be, in connection any filings made with any Governmental Authority or proposals to the Third Party claimant in connection therewith).

(e)	The provisions of this Section 5.04 (other than this Section 5.04(e)) and Section 5.07 (other than Section 5.07(f)) shall not apply to Taxes (Taxes being governed by the Tax Matters Agreement).
(f)	Each party shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to collect or recover, or allow the Indemnifying Party to collect or recover, or cooperate with each other in collecting or recovering, any Insurance Proceeds that may be collectible or recoverable respecting the Liabilities for which indemnification may be available under this Article 5. If an Indemnifying Party makes any payment for any Indemnifiable Losses pursuant to the provisions of this Article 5, such Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnitee to any insurance benefits or other claims of the Indemnitee with respect to such Indemnifiable Losses and with respect to the matter giving rise to such Indemnifiable Losses.

Section 5.05.   Indemnification Obligations Net of Insurance Proceeds and Other Amounts.   (a) Any recovery by any party (including any of its Indemnitees) for any Indemnifiable Loss subject to indemnification pursuant to this Article 5 shall be calculated (i) net of Insurance Proceeds actually received by such party (or any of its Indemnitees) with respect to any Indemnifiable Loss and (ii) net of any proceeds actually received by such party (or any of its Indemnitees) from any Third Party with respect to any such Liability corresponding to the Indemnifiable Loss (“Third-Party Proceeds”), in the case of (i) and (ii) net of the costs of collection thereof and any increase in premium attributable thereto. Accordingly, the amount which any Indemnifying Party is required to pay pursuant to this Article 5 to any Indemnitee pursuant to this Article 5 shall be reduced by any Insurance Proceeds or Third-Party Proceeds theretofore actually recovered by or on behalf of the Indemnitee corresponding to the related Indemnifiable Loss, in each case net of the costs of collection thereof and any increase in premium attributable thereto. If an Indemnitee receives a payment required by this Agreement from an Indemnifying Party corresponding to any Indemnifiable Loss (an “Indemnity Payment”) and subsequently receives Insurance Proceeds or Third-Party Proceeds, then the Indemnitee shall pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds or Third-Party Proceeds had been received, realized or recovered before the Indemnity Payment was made.

(b)	The parties hereby agree that an insurer or other Third Party that would otherwise be obligated to pay any amount shall not be relieved of the responsibility with respect thereto or have any subrogation rights with respect thereto by virtue of any provision contained in this Agreement or any Transaction Agreement, and that no insurer or any other Third Party shall be entitled to a “windfall” (e.g., a benefit they would not otherwise be entitled to receive, or the reduction or elimination of an insurance coverage obligation that they would otherwise have, in the absence of the indemnification or release provisions) by virtue of any provision contained in this Agreement or any Transaction Agreement. Notwithstanding the foregoing, an Indemnifying Party may not delay making any Indemnity Payment required under the terms of this Agreement, or otherwise satisfying any indemnification obligation, pending the outcome of any Action to collect or recover Insurance Proceeds, and an Indemnitee need not attempt to collect any Insurance Proceeds prior to making a claim for indemnification or receiving any Indemnity Payment otherwise owed to it under this Agreement or any Transaction Agreement.
(c)	Any recovery by any party (including any of its Indemnitees) for any Indemnifiable Loss subject to indemnification pursuant to this Article 5 shall be calculated net of any Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss (determined on a “with and without” basis and by treating the loss or deduction (or a carryforward thereof) attributable to such Indemnifiable Loss as the last item taken into account in determining the applicable Indemnitee’s Tax liability).

Section 5.06.   Contribution.  If the indemnification provided for in this Article 5 is unavailable for any reason to an Indemnitee (other than, and to the extent resulting from, failure to provide notice with respect to any Third-Party Claims in accordance with Section 5.04(b)) in respect of any Indemnifiable Loss, then the Indemnifying Party shall, in accordance with this Section 5.06, contribute to the Indemnifiable Losses incurred, paid or payable by such Indemnitee as a result of such Indemnifiable Loss in such proportion as is appropriate to reflect the relative fault of Parent, Direct Sale Purchaser, SpinCo and each other member of the Tiger Group, on the one hand, and the Company and each other member of the Company Group, on the other hand, in connection with the circumstances which resulted in such Indemnifiable Loss. Solely for purposes of determining relative fault pursuant to this Section 5.06: (a) any fault associated with the conduct of the Company Business prior to the Distribution Effective Time shall be deemed to be allocated to the Company and the other members of the Company Group, and no such fault shall be deemed to be the fault of SpinCo or any other member of the Tiger Group; and (b) any fault associated with the conduct of the Tiger Business prior to the Distribution Effective Time shall be deemed to be the fault of SpinCo and the other members of the Tiger Group, and no such fault shall be deemed to be the fault of the Company or any other member of the Company Group.

Section 5.07.   Additional Matters; Survival of Indemnities.   (a) The agreements contained in this Article 5 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, and (ii) the knowledge by the Indemnitee of Indemnifiable Losses for which it might be entitled to payment hereunder. The agreements contained in this Article 5 shall survive the Distribution.

(b)	The rights and obligations of each party and their respective Indemnitees under this Article 5 shall survive (i) the sale or other Transfer by any party or its Subsidiaries of any Assets or businesses or the assignment by it of any Liabilities and (ii) any merger, consolidation, business combination, sale of all or substantially all of the Assets, restructuring, recapitalization, reorganization or similar transaction involving either party or any of its Subsidiaries.
(c)	The parties intend and hereby agree that this Article 5 sets forth the exclusive remedy of the parties and the parties to the Conveyance and Assumption Instruments, as applicable, following the Distribution Effective Time for any Liabilities arising out of any breach of the covenants contained in this Agreement (including with respect to Indemnifiable Losses arising out of, resulting from or related to Excluded Liabilities, Direct Sale Liabilities or SpinCo Liabilities, as the case may be) or any Conveyance and Assumption Instrument, except that nothing contained in this Section 5.07(c) shall impair any right of any Person (i) to specific performance under this Agreement or (ii) to equitable relief as provided in Section 7.14 or in any other Transaction Agreement. In furtherance of the foregoing, each party waives, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action it may have against the other party in connection herewith or any Conveyance and Assumption Instrument or arising under or based upon any Applicable Law other than the right to seek indemnity pursuant to this Article 5 and the right to seek the relief described in clauses (i) or (ii) of the preceding sentence. Each party shall cause its Representatives to comply with this Section 5.07(c).
(d)	Any amounts payable pursuant to this Article 5 shall be paid without duplication, and in no event shall any party be indemnified or receive contribution under different provisions of any Transaction Agreement for the same Liabilities. In furtherance of the foregoing, the Company shall not be required to indemnify any SpinCo Indemnitee for any Liability pursuant to Section 5.02 if and to the extent such Liability was taken into account in the calculation of Final SpinCo Closing Indebtedness or Final Direct Sale Closing Indebtedness.
(e)	From and after the Distribution Effective Time, with respect to any Action where the Company or SpinCo (or any member of such other party’s Group) is a defendant, when and if requested by such party, the other party shall use commercially reasonable efforts to petition the applicable court or tribunal to remove the requesting party as a defendant to the extent that such Action relates solely to Assets or Liabilities that the other party (or any member of such other party’s Group) has been allocated pursuant to Article 2, and the other party shall cooperate and assist in any required communication with any plaintiff or other related Third Party.
(f)	The parties shall report for all Tax purposes any amounts payable pursuant to this Article 5 in accordance with Section 15(b) of the Tax Matters Agreement.
(g)	No party shall have any right to set off any losses (including Indemnifiable Losses) under this Article 5 against any payments to be made by such party pursuant to this Agreement or any other agreement between the parties, including the Merger Agreement or any of the Ancillary Agreements.
(h)	Notwithstanding anything herein to the contrary, nothing in this Article 5 is intended to provide any rights of indemnification in respect of any other Transaction Agreement.

ARTICLE 6
PRESERVATION OF RECORDS; ACCESS TO INFORMATION; CONFIDENTIALITY; PRIVILEGE

Section 6.01.   Access Generally.  (a) Other than for matters related to provision of Tax records (in which event the provisions of the Tax Matters Agreement shall govern), and subject to appropriate restrictions for Privileged Information or Evaluation Material, from and after the Distribution Effective Time and until the later of (i) the sixth anniversary of the Distribution Effective Time and (ii) the expiration of the relevant statute of limitations period, if applicable, and subject to compliance with the terms of the Transaction Agreements, upon the prior written reasonable request by the Company or SpinCo, the applicable party shall use commercially reasonable efforts to provide, as soon as reasonably practicable following the receipt of such request, reasonable access or, to the extent such information is reasonably practicable to identify and extract, copies of such information in the possession or control of such applicable party (or its Affiliates), but only to the extent such requested information is not already in the possession or control of the requesting party or any of its Affiliates and is necessary for a reasonable business purpose. Each of the Company and SpinCo shall make their respective personnel available during regular business hours to discuss the information exchanged pursuant to this Article 6.

(b)	Each of the Company and SpinCo shall inform their respective Representatives who have or have access to the other party’s Evaluation Material or other information provided pursuant to this Article 6 of their obligation to hold such information confidential in accordance with the provisions of this Agreement.
(c)	Nothing in this Article 6 shall require any party to violate any agreement with any Third Party regarding the confidentiality of confidential and proprietary information relating to that Third Party or its business; provided, however, that in the event that a party would be required under this Section 6.01 to disclose any such information, such party shall use commercially reasonable efforts to seek to obtain such Third Party’s written consent to the disclosure of such information and to otherwise disclose any such information in a manner that would not reasonably be expected to violate such agreement.

Section 6.02.   Financial Statements and Accounting.  Without limitation of Section 6.01, from the Distribution Effective Time, each of the Company and SpinCo agrees to provide reasonable assistance and, subject to Section 6.06, reasonable access to its properties, books and records, other information and personnel, and to use its commercially reasonable efforts to cooperate with the other party’s requests, in each case to enable (a) such other party to meet its timetable for dissemination of its earnings releases, financial statements and management’s assessment of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K, (b) such other party’s accountants to timely complete their review of the quarterly financial statements and audit of the annual financial statements of such other party, including, to the extent applicable to such party, its auditor’s audit of its internal control over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the SEC’s and Public Company Accounting Oversight Board’s rules and auditing standards thereunder, and (c) such other party to respond to any written request or official comment from a Governmental Authority, including in connection with responding to a comment letter from, or investigation by, the SEC; provided, that in connection with this clause (c), each party shall provide reasonable access on the terms set forth in this Section 6.02 until the matter relating to such comment letter or investigation is resolved.

Section 6.03.   Witness Services.  At all times from and after the Distribution Effective Time, each of the Company and SpinCo shall use its commercially reasonable efforts to make available to the other party, upon reasonable written request, its and its Subsidiaries’ officers, directors, employees and agents (taking into account the business demands of such individuals) as witnesses to the extent that (a) such Persons may reasonably be required to testify in connection with the prosecution or defense of any Action in which the requesting party may from time to time be involved (except for claims, demands or Actions in which one or more members of one Group is adverse to one or more members of the other Group) and (b) there is no conflict in the Action between the requesting party and the other party. A party providing a witness to the other party under this Section 6.03 shall be entitled to receive from the recipient of such witness services, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (which shall not include the costs of salaries and benefits of employees who are witnesses or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service as witnesses), as may be reasonably incurred and properly paid under Applicable Law.

Section 6.04.   Reimbursement.  Except as otherwise set forth in the Merger Agreement or any Ancillary Agreement, the party requesting information or services pursuant to this Article 6 agrees to reimburse the other party for the reasonable out-of-pocket costs, if any, actually incurred in connection with delivering such information or services, to the extent that such costs are incurred for the benefit of the requesting party.

Section 6.05.   Retention of Books and Records.  (a) The Company and its Affiliates shall have the right to retain copies of all books and records of the Tiger Business relating to periods ending on or before the Distribution Date; provided, that such copies shall be deemed Evaluation Material and shall be subject to the provisions of Section 6.06. SpinCo agrees that it shall preserve and keep all original books and records in respect of the Tiger Business in the possession or control of SpinCo or its Affiliates for the longer of (i) any applicable statute of limitations and (ii) a period of six years from the Distribution Date.

(b)	During such six-year or statute of limitations period, as applicable, (i) Representatives of the Company and its Affiliates shall, upon reasonable written notice and for any reasonable business purpose, have reasonable access during normal business hours to examine, inspect and copy such books and records and (ii) SpinCo shall provide to the Company and its Affiliates reasonable access to such original books and records of the members of the Tiger Group and the Tiger Business as the Company or its Affiliates shall reasonably request in connection with any Action to which the Company or any of its Affiliates are parties or in connection with the requirements of any Applicable Law. The Company or its Affiliates, as applicable, shall return such original books and records to SpinCo or its Affiliate as soon as such books and records are no longer needed in connection with the circumstances described in the immediately preceding sentence.
(c)	After such six-year or statute of limitations period, as applicable, before SpinCo or any of its Affiliates shall dispose of any of such books and records, SpinCo shall give at least 90 days’ prior written notice of such intention to dispose of any such books and records to the Company, and the Company and its Affiliates shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such books and records as it may elect upon reasonable written notice to SpinCo.
(d)	Notwithstanding anything to the contrary in this Section 6.05, the Tax Matters Agreement will govern the retention of Tax Returns, schedules and work papers and all material records or other documents relating thereto.

Section 6.06.   Confidentiality.  (a) From and after the Distribution Effective Time, the Company shall not, and shall cause each member of the Company Group and its and their respective Representatives not to, directly or indirectly, without the prior written consent of SpinCo, disclose to any Third Party (other than to each other and their respective Representatives who need to know the information and who are advised of the confidential nature of such information) any Evaluation Material related to the Tiger Business; provided, that the foregoing restrictions shall not (i) apply to any information available to the public (other than as a result of disclosure in violation of this Section 6.06(a)) or (ii) prohibit disclosure required by Applicable Law so long as, to the extent legally permissible, the Company or such member of the Company Group provides SpinCo with reasonable prior written notice of such disclosure and a reasonable opportunity to contest such disclosure at SpinCo’s sole expense. From and after the Distribution Effective Time, the Company shall, and shall cause each member of the Company Group and its and their respective Representatives to, use such Evaluation Material related to the Tiger Business only in connection with the purpose for which such Evaluation Material was retained by the Company or such member of the Company Group in accordance with this Agreement, and for no other reason (and only for so long as such purpose continues to be applicable to the Company or such member of the Company Group).

(b)	From and after the Distribution Effective Time, SpinCo shall not, and SpinCo shall cause its Affiliates, including Parent and each other member of the Tiger Group, and its and their respective Representatives not to, directly or indirectly, without the prior written consent of the Company, disclose to any Third Party (other than to each other and their respective Representatives who need to know the information and who are advised of the confidential nature of such information) any Evaluation Material related to the Company Business; provided, that the foregoing restrictions shall not (i) apply to any information available to the public (other than as a result of disclosure in violation of this Section 6.06(b)) or (ii) prohibit disclosure required by Applicable Law so long as, to the extent legally permissible, SpinCo or such member of the Tiger Group provides the Company with reasonable prior written notice of such disclosure and a reasonable opportunity to contest such disclosure at the Company’s sole expense. From and after the Distribution Effective Time, SpinCo shall, and SpinCo shall cause Parent and its Subsidiaries, including SpinCo and each other member of the Tiger Group, and its and their respective Representatives to, use such Evaluation Material related to the Company Business only in connection with the purpose for which such Evaluation Material was retained by SpinCo or such member of the Tiger Group in accordance with this Agreement, and for no other reason (and only for so long as such purpose continues to be applicable to SpinCo or such member of the Tiger Group).

(c)	For the avoidance of doubt and notwithstanding any other provision of this Section 6.06, (i) the sharing of Privileged Information shall be governed solely by Section 6.07, and (ii) information that is subject to any confidentiality provision or other disclosure restriction in any Ancillary Agreement shall be governed by the terms of such Ancillary Agreement.

Section 6.07.   Privilege Matters.  (a) Pre-Distribution Services. The parties recognize in certain instances legal and other professional services that have been and will be provided prior to the Distribution Effective Time have been and will be rendered for the collective benefit of each of the members of the Company Group and the Tiger Group, and, to the fullest extent permitted by Applicable Law, that each of the members of the Company Group and the Tiger Group should be deemed to be the client with respect to such pre-Distribution services for the purposes of asserting all privileges, immunities or other protections from disclosure which may be asserted under Applicable Law, including attorney-client privilege, business strategy privilege, joint defense privilege, common interest privilege and protection under the work-product doctrine (“Privilege”). To the fullest extent permitted by Applicable Law, the Company and SpinCo shall have a shared Privilege with respect to all information subject to Privilege (“Privileged Information”) which relates to such pre-Distribution services. For the avoidance of doubt, Privileged Information within the scope of this Section 6.07(a) includes, but is not limited to, services rendered by legal counsel retained or employed by any the Company or SpinCo (or any member of such party’s respective Group), including outside counsel and in-house counsel.

(b)	Post-Distribution Services. The parties recognize that legal and other professional services will be provided following the Distribution Effective Time to each of the Company and SpinCo. The parties further recognize that certain of such post-Distribution services will be rendered solely for the benefit of the Company or SpinCo, as the case may be, while other such post-Distribution services may be rendered with respect to Actions or other matters which involve both the Company and SpinCo. To the fullest extent permitted by Applicable Law, with respect to such post-Distribution services and related Privileged Information, the parties agree as follows:
(i)	All Privileged Information relating to any claims, proceedings, litigation, disputes or other matters which involve both the Company Group and the Tiger Group shall be subject to a shared Privilege among the parties involved in the claims, proceedings, litigation, disputes or other matters at issue; and
(ii)	Except as otherwise provided in Section 6.07(b)(i), Privileged Information relating to post-Distribution services provided solely to one of the Company Group or the Tiger Group shall not be deemed shared between the parties; provided, that the foregoing shall not be construed or interpreted to restrict the right or authority of the parties (x) to enter into any further agreement, not otherwise inconsistent with the terms of this Agreement, concerning the sharing of Privileged Information or (y) otherwise to share Privileged Information without waiving any Privilege which could be asserted under Applicable Law.
(c)	The parties agree as follows regarding all Privileged Information with respect to which the parties shall have a shared Privilege under Section 6.07(a) or (b):
(i)	subject to Section 6.07(c)(iii), no member of the Company Group or Tiger Group may waive, or allege or purport to waive, any Privilege which could be asserted under any Applicable Law, and in which the other (or a member of its Group) has a shared Privilege, without the written consent of the other party;

(ii)	if a dispute arises between or among the parties or their respective Subsidiaries regarding whether a Privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other party and each of the Company and SpinCo, on behalf of themselves and their respective Group, specifically agrees that it shall not withhold consent to waive for any purpose except to protect its own legitimate interests; and
(iii)	in the event of any litigation or dispute between the parties, or any members of their respective Groups, either the Company or SpinCo, on behalf of themselves and their respective Group, may waive a Privilege in which the other party or member of such Group has a shared Privilege, without obtaining the consent of the other party; provided, that such waiver of a shared Privilege shall to the fullest extent permitted by Applicable Law be effective only as to the use of Privileged Information with respect to the litigation or dispute between the parties and/or the applicable members of their respective Groups, and shall not operate as a waiver of the shared Privilege with respect to Third Parties.
(d)	The transfer of all information pursuant to this Agreement is made in reliance on the agreement of the Company or SpinCo as set forth in Section 6.06 and this Section 6.07(d), to maintain the confidentiality of Privileged Information and to assert and maintain any applicable Privilege. The access to information being granted pursuant to Section 6.01 and Section 6.02, the agreement to provide witnesses and individuals pursuant to Section 6.03, the furnishing of notices and documents and other cooperative efforts contemplated by Section 5.04 and the transfer of Privileged Information between the parties and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.

Section 6.08.   Ownership of Information.  Any information owned by one party or any of its Subsidiaries that is provided to a requesting party pursuant to this Article 6 shall be deemed to remain the property of the providing party. Unless expressly set forth herein, nothing contained in this Agreement shall be construed as granting a license or other rights to any party with respect to any such information, whether by implication, estoppel or otherwise.

Section 6.09.   Other Agreements.  The rights and obligations granted under this Article 6 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in any Transaction Agreement.

ARTICLE 7
MISCELLANEOUS

Section 7.01.   Complete Agreement.  This Agreement, the other Transaction Agreements, the Conveyance and Assumption Instruments and the Confidentiality Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

Section 7.02.   Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by the other parties. Until and unless each party has received a counterpart hereof signed by the other parties, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 7.03.   Survival of Covenants.  Except as otherwise contemplated by this Agreement or any other Transaction Agreement, all covenants of the parties contained in this Agreement and each Transaction Agreement shall survive the Distribution Effective Time and remain in full force and effect in accordance with their applicable terms.

Section 7.04.   Expenses.  Except as otherwise provided in this Agreement or any other Transaction Agreement, each party shall be responsible for its own fees and expenses.

Section 7.05.   Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given:

If to the Company, or to SpinCo prior to the Distribution Effective Time:

General Electric Company
33-41 Farnsworth Street
Boston, MA 02210
Attention:	General Counsel
Facsimile No.:	+44 207302 6834
E-mail:	jim.waterbury@ge.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	William L. Taylor
Lee Hochbaum
Facsimile No.:	(212) 701-5800
E-mail:	william.taylor@davispolk.com
lee.hochbaum@davispolk.com

If to Parent, Direct Sale Purchaser, or to SpinCo after the Distribution Effective Time:

Westinghouse Air Brake Technologies Corporation
1001 Air Brake Avenue
Wilmerding, Pennsylvania
Attention:	David L. DeNinno
Facsimile No.:	412-825-1305
E-mail:	ddeninno@wabtec.com

with a copy to:

Jones Day
250 Vesey Street
New York, New York 10281
Attention:	Robert A. Profusek
Peter E. Izanec
Facsimile No.:	(212) 755-7306
E-mail:	raprofusek@jonesday.com
peizanec@jonesday.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day.

Section 7.06.   Amendment and Waivers.  (a) Except as otherwise provided in Section 2.13 and Schedule 2.01(a), any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Parent and the Company or, in the case of a waiver, by each party against which the waiver is to be effective; provided that any amendments or waivers of this Section 7.06, Section 7.11, Section 7.12, Section 7.13 or Section 7.18 (or of any other provision of this Agreement to the extent that a waiver of such provision would modify the substance of any such Section) (collectively, the “Lender Provisions”), to the extent adversely affecting any of the Lender Related Parties, shall not be effective with respect to such affected Lender Related Parties unless such affected Lender Related Parties provide their prior written consent to such amendment or modification.

(b)	No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 7.07.   Termination.  This Agreement shall terminate without further action at any time before the Distribution Effective Time upon termination of the Merger Agreement. If terminated, no party shall have any Liability of any kind to any other party or any other Person on account of this Agreement, except as provided in the Merger Agreement.

Section 7.08.   Assignment.  This Agreement and the rights and obligations hereunder may not be assigned or delegated in whole or in part by any party by operation of law or otherwise without the express written consent of Parent, in the case of an attempted assignment or delegation by the Company, or the Company, in the case of an attempted assignment or delegation by Parent, Direct Sale Purchaser or SpinCo except that Direct Sale Purchaser may assign or delegate any of its rights or obligations pursuant to this Agreement, in whole or in part, to one or more wholly owned Subsidiaries of Parent (other than Merger Sub or any of its Subsidiaries) without the prior consent of the Company; provided that such assignment or delegation shall not relieve Direct Sale Purchaser of its obligations under this Agreement. Any attempted assignment that is not in accordance with this Section 7.08 shall be null and void.

Section 7.09.   Successors and Assigns.  The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the parties and their respective successors and permitted assigns.

Section 7.10.   Subsidiaries.  Each of the parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any Person that becomes a Subsidiary of such party as a result of the consummation of the transactions contemplated hereby, in each case to the extent such Subsidiary remains a Subsidiary of the applicable party.

Section 7.11.   Third-Party Beneficiaries. Except (a) as provided in Article 5 relating to Indemnitees and for the releases under Section 5.01 of any Person as provided therein and (b) as specifically provided in any Transaction Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, the Lender Related Parties are third party beneficiaries of the Lender Provisions.

Section 7.12.   Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Notwithstanding the foregoing, each of the parties hereto agrees all litigation, suits, proceedings, or actions (whether at law, in equity, in contract, in tort or otherwise) against any of the Lender Related Parties that may be based upon, arising out of or related to this Agreement or the transactions contemplated hereby, including any dispute relating to the Financing or the Parent Financing, shall be exclusively governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law rules of such state. The parties hereto agree that any litigation, suit, proceeding or action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such litigation, suit, proceeding or action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such litigation, suit, proceeding or action in any such court or that any such litigation, suit, proceeding or action brought in any such court has been brought in an inconvenient forum. Process in any such litigation, suit, proceeding or action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.05 shall be deemed effective service of process on such party. Notwithstanding the foregoing, each party hereto agrees (i) that it will not bring or support any litigation, suit, proceeding, or action against any of the Lender Related Parties that may be based upon, arising out of or related to this Agreement or the transactions contemplated hereby, including any dispute relating to the Financing or the Parent Financing, in any forum other than the federal court located in the Borough of Manhattan within the City of New York or, if the federal courts shall not have subject matter jurisdiction, in the New York state court located in the Borough of Manhattan within the City of New York, (ii) to submit and hereby submits to the exclusive jurisdiction of such courts for itself and with respect to its property, generally and unconditionally, with regard to any such litigation, suit, proceeding, or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby, including any dispute relating to the Financing or the Parent Financing, and (iii) to waive and hereby waives, to the fullest extent permitted by Applicable Law, any objection which such party may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such litigation, suit, proceeding, or action in any such court.

Section 7.13.   Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING AGAINST ANY LENDER RELATED PARTY OR IN RESPECT OF THE FINANCING OR THE PARENT FINANCING).

Section 7.14.   Specific Performance.  The parties agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Section 7.15.   Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.16.   No Admission of Liability.  The allocation of Assets and Liabilities herein (including on the Schedules hereto) is solely for the purpose of allocating such Assets and Liabilities between the Company, SpinCo and Direct Sale Purchaser and is not intended as an admission of liability or responsibility for any alleged Liabilities vis-à-vis any Third Party, including with respect to the Liabilities of any non-wholly owned Subsidiary of the Company or SpinCo.

Section 7.17.   Non-Applicability to Taxes and Employee Matters.  Except as otherwise specifically provided herein, Tax matters shall be exclusively governed by the Tax Matters Agreement, employee and employee benefit matters shall be exclusively governed by the Employee Matters Agreement and, in the event of any inconsistency between the Tax Matters Agreement or the Employee Matters Agreement and this Agreement, the Tax Matters Agreement or Employee Matters Agreement, as applicable, shall control. The procedures relating to indemnification for Tax matters shall be exclusively governed by the Tax Matters Agreement.

Section 7.18.   No Recourse to Lender Related Parties.  Without limiting the rights of Parent under the Parent Commitment Letter or under any definitive agreements with respect to any Financing or any Parent Financing, notwithstanding anything to the contrary contained in this Agreement, the Merger Agreement or any Ancillary Agreement, each party hereto irrevocably agrees that none of the Lender Related Parties shall have any liability or obligation to the Company or SpinCo, or any of their respective Affiliates or any of their or their Affiliates’ respective former, current or future stockholders, managers, members, controlling persons, general or limited partners, officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors, relating to this Agreement, the Merger Agreement or any Ancillary Agreement, or the

negotiation, execution or performance of this Agreement, the Merger Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby, including any dispute relating to the Financing or the Parent Financing, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

GENERAL ELECTRIC COMPANY

By:	/s/ Aris Kekedjian
	Name:	Aris Kekedjian
	Title:	Vice President
TRANSPORTATION SYSTEMS HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Separation, Distribution and Sale Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

GENERAL ELECTRIC COMPANY

By:
Name:
Title:
TRANSPORTATION SYSTEMS HOLDINGS INC.

By:	/s/ William John Godsman
	Name:	William John Godsman
	Title:	Vice President

[Signature Page to Separation, Distribution and Sale Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Albert J. Neupaver
	Name:	Albert J. Neupaver
	Title:	Executive Chairman
WABTEC US RAIL, INC.

By:	/s/ Scott E. Wahlstrom
	Name:	Scott E. Wahlstrom
	Title:	Vice President

[Signature Page to Separation, Distribution and Sale Agreement]

Annex C

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of May 20, 2018, by and among General Electric Company, a New York corporation (the “Company”), and each of the Persons listed on Schedule 1 hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Westinghouse Air Brake Technologies Corporation, a Delaware corporation (“Parent”), Wabtec US Rail Holdings, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), the Company and Transportation Systems Holdings Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“SpinCo”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into SpinCo (the “Merger”) with SpinCo surviving the Merger as a wholly owned Subsidiary of Parent;

WHEREAS, as of the date hereof, each of the Stockholders is the Beneficial Owner (as defined herein) of such Stockholder’s Existing Shares (as defined herein);

WHEREAS, as a condition and inducement to the Company entering into the Merger Agreement, the Company has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Shares (as defined herein); and

WHEREAS, the Board of Directors of Parent has adopted the Merger Agreement and approved the transactions contemplated thereby, and has approved the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by each of the Stockholders is a material inducement and condition to the Company’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
GENERAL

Section 1.01.   Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following capitalized terms, as used in this Agreement, shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided that Parent shall not be deemed an Affiliate of any Stockholder. For purposes of this Agreement, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Covered Shares” means, with respect to a Stockholder, the specified Stockholder’s Existing Shares (subject to any Permitted Transfer by such Stockholder of all or a portion of such Existing Shares), together with any shares of Parent Common Stock or other capital stock of Parent and any shares of Parent Common Stock or other capital stock of Parent issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Parent Common Stock or other capital stock of Parent, in each case that such specified Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

“Existing Shares” means, with respect to a Stockholder, the shares of Parent Common Stock set forth opposite such Stockholder’s name on Schedule 1 hereto.

“Expiration Time” means the earliest of (a) the date on which the Parent Stockholder Approval is obtained, (b) the time at which the Merger Agreement is terminated in accordance with its terms and (c) one year after the time either the Company or Parent sends a notice of termination of the Merger Agreement to the other party (a “Notice of Termination Event”) that is not withdrawn prior to the end of such one-year period.

“Faiveley Entities” means Financiére Faiveley S.A. and Famille Faiveley Participations S.A.S.

“Faiveley Shareholders Agreement” means the Shareholder Agreement, dated October 6, 2016, among Parent, the Faiveley Entities and the other parties thereto, as in effect on the date hereof.

“Permitted Transfer” means (a) with respect to any Stockholder, (i) a Transfer of Covered Shares by a Stockholder to an Affiliate of such Stockholder, or (ii) with respect to any Stockholder that is an individual, a Transfer of Covered Shares (A) to any member of such Stockholder’s immediate family or to a trust solely for the benefit of such Stockholder and/or any member of such Stockholder’s immediate family, (B) to any Person for bona fide estate planning purposes or (C) upon the death of such Stockholder pursuant to the terms of any trust or will of such Stockholder or by the Applicable Laws of intestate succession, (b) with respect to any Faiveley Entity, a Transfer of Covered Shares that is permitted under the Faiveley Shareholders Agreement without Parent’s approval, or (c) with respect to any Stockholder, a Transfer of Covered Shares to any third party so long as after giving effect to such Transfer such Stockholder (together with any transferee of such Stockholder pursuant to the foregoing clause (a) or (b)) continues to have Beneficial Ownership and record ownership of a number of shares of Parent Common Stock at least equal to 90% (or, if the Transfer occurs after a Notice of Termination Event and prior to the withdrawal of the related notice of termination, 80%) of such Stockholder’s Existing Shares, provided that (x) in the case of clause (a)(i), such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer and (y) in the case of both clauses (a) and (b) (but, in the case of clause (b), only in connection with a Transfer to a “Permitted Transferee” (as defined in the Faiveley Shareholders Agreement)), prior to the effectiveness of such Transfer, such transferee executes and delivers to the Company a written agreement, in form and substance reasonably acceptable to the Company, to assume all of such Stockholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to such Covered Shares, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of itself and such Covered Shares as such Stockholder shall have made hereunder.

“Representatives” means, with respect to a Person, the officers, directors, employees, agents, advisors and Affiliates of such Person.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, create any Lien upon, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Lien, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE 2
VOTING

Section 2.01.   Agreement To Vote.

(a)	Each Stockholder (severally and not jointly) hereby irrevocably and unconditionally agrees that until the Expiration Time, at the Parent Stockholder Meeting and at any other meeting of the stockholders of Parent, however called, in each case including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that the Covered Shares of such Stockholder are entitled to vote thereon or consent thereto:
(i)	appear at each such meeting or otherwise cause such Covered Shares to be counted as present thereat for purposes of calculating a quorum; and
(ii)	vote (or cause to be voted), in person or by proxy, all of such Covered Shares (A) in favor of the approval of the Parent Share Issuance, the Parent Charter Amendment and any related action reasonably requested by the Company in furtherance of the foregoing, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone the Parent Stockholder Meeting to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the Parent Stockholder Meeting is held to vote upon any of the foregoing matters, (B) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent contained in the Merger Agreement or of such Stockholder contained in this Agreement, and (C) against any Acquisition Proposal or Superior Proposal and against any other action, agreement or transaction involving Parent or any of its Subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone, adversely affect or otherwise materially adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the performance by Parent of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement.
(b)	Each Stockholder hereby agrees (i) not to commence or participate in and (ii) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company, SpinCo or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the Board of Directors of Parent in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.
(c)	The obligations of each Stockholder specified in this Section 2.01 shall apply whether or not the Parent Share Issuance, the Parent Charter Amendment or any action described above is recommended by the Board of Directors of Parent (or any committee thereof).

Section 2.02.   No Inconsistent Agreements.  Except for this Agreement, each Stockholder (severally and not jointly) hereby covenants and agrees that such Stockholder shall not, at any time prior to the Expiration Time (a) enter into any voting agreement or voting trust with respect to the Covered Shares of such Stockholder, (b) grant a proxy (except pursuant to Section 2.03), consent or power of attorney with respect to the Covered Shares of such Stockholder, or (c) knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement; provided, however, that this Section 2.02 shall not preclude such Stockholder from Transferring Covered Shares pursuant to a Permitted Transfer. Each Stockholder (severally and not jointly) hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Covered Shares.

Section 2.03.   Proxy.  Until the Expiration Time, each Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, the Company and any Person designated in writing by the Company, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares regarding the matters referred to in Section 2.01 as provided therein prior to the Expiration Time at the Parent Stockholder Meeting and at any annual or special meeting of stockholders of Parent (or adjournments or postponements thereof) at which any of the matters described in Section 2.01 is to be considered; provided, however, that such Stockholder’s grant of the proxy contemplated by this Section 2.03 shall be effective if, and only if, such Stockholder has not delivered to the Secretary of Parent at least ten Business Days prior to the meeting at which any of the matters described in Section 2.01 is to be considered a duly executed irrevocable proxy card validly directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.01. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of the Company to enter into the Merger Agreement and shall be irrevocable prior to the Expiration Time, at which time any such proxy shall terminate. Each Stockholder (solely in its capacity as such) shall take such further actions or execute such other instruments as may be necessary to effectuate the intent of this proxy. The Company may terminate this proxy with respect to any such Stockholder at any time at its sole election by written notice provided to such Stockholder.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Each Stockholder (severally and not jointly) hereby represents and warrants to the Company as follows:

Section 3.01.   Authorization; Validity of Agreement.  If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (subject to the Bankruptcy Exceptions). If such Stockholder is married and such Stockholder’s Covered Shares constitute community property under Applicable Law, this Agreement has been duly executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse (subject to the Bankruptcy Exceptions).

Section 3.02.   Ownership; Voting Agreements; Proxies.  Unless Transferred pursuant to a Permitted Transfer, and except for Erwan Faiveley and the Faiveley Entities in respect of sub-paragraph (b):

(a)	(i) Such Stockholder’s Existing Shares are, and all of the Covered Shares Beneficially Owned by such Stockholder from the date hereof through and at the Expiration Time will be, Beneficially Owned by such Stockholder and (ii) such Stockholder has good and valid title to such Stockholder’s Existing Shares, free and clear of any Liens other than (x) pursuant to this Agreement, under applicable federal or state securities laws or pursuant to any written policies of Parent only with respect to restrictions upon the trading of securities under applicable securities laws or (y) Liens that would not, individually or in the aggregate, impair such Stockholder’s ability to comply with its obligations under this Agreement.
(b)	As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Parent Common Stock (or any other equity interests of Parent) Beneficially Owned by such Stockholder and all of the shares of Parent Common Stock (or any other equity interests of Parent) owned of record by such Stockholder. No proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Shares, if any, are irrevocable.
(c)	Unless Transferred pursuant to a Permitted Transfer, after giving effect to the revocation contemplated by the last sentence of Section 2.02, such Stockholder has and will have at all times through the Expiration Time sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares Beneficially Owned by such Stockholder at all times through the Expiration Time. References to “sole” in this Section 3.02(c) mean, in the case of the Faiveley Entities, “sole or joint”, provided that in the case of joint voting power the fact that it is joint will not prevent the Faiveley Entities from complying with the terms of this Agreement.

Section 3.03.   No Violation.  The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (a) conflict with or violate any Applicable Law or, if applicable, any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of such Stockholder or (b) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its properties or assets may be bound.

Section 3.04.   Consents and Approvals.  The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any required reports or information with the SEC.

Section 3.05.   Absence of Litigation.  As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to materially impair or materially delay the performance by such Stockholder of its obligations hereunder or to consummate the transactions contemplated hereby.

Section 3.06.   Adequate Information.  Such Stockholder is a sophisticated holder with respect to the Covered Shares and has adequate information concerning the transactions contemplated by the Merger Agreement and concerning the business and financial condition of Parent and SpinCo to make an informed decision regarding the matters referred to herein and has independently, without reliance upon the Company, and based on such information as such Stockholder has deemed appropriate, made such Stockholder’s own analysis and decision to enter into this Agreement.

Section 3.07.   Finder’s Fees.  No investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Company, SpinCo, Merger Sub or Parent in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

Section 3.08.   Reliance by the Company.  Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

Section 3.09.   No Other Representations.  Except for the representations and warranties set forth in this Article 3, no Stockholder makes any express or implied representations or warranties with respect to such Stockholder, the Covered Shares or otherwise.

ARTICLE 4
OTHER COVENANTS

Section 4.01.   Prohibition On Transfers; Other Actions.  Until the Expiration Time, each Stockholder (severally and not jointly) agrees that it shall not (a) Transfer or permit the Transfer of any of such Stockholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer, (b) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement or (c) take any action that could restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. Until the Expiration Time, each Stockholder (severally and not jointly) (i) shall not request that Parent or its transfer agent register the transfer (book-entry or otherwise) of any of such Stockholder’s Covered Shares or any certificate in respect thereof and (ii) hereby consents to the entry of stop transfer instructions by Parent of any transfer of such Stockholder’s Covered Shares, unless, in each case, such transfer is a Permitted Transfer.

Section 4.02   Stock Dividends, Etc.  In the event of any change in Parent Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.03.   No Solicitation; Support Of Acquisition Proposals.

(a)	Subject to the provisions of Section 5.02 of this Agreement, prior to the Expiration Time, each Stockholder (severally and not jointly) agrees that it shall not, and shall cause each of its Subsidiaries, Affiliates and Representatives (it being understood that the Company will not deemed to be a Subsidiary, Affiliate or Representative of any of the Stockholders for purposes of this Section 4.03) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal, (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of Parent Common Stock in connection with any vote or other action on any matter, other than to recommend that the stockholders of Parent vote in favor of the approval of the Parent Share Issuance and the Parent Charter Amendment as otherwise expressly provided in this Agreement, (v) approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, or allow any of its Affiliates to enter into, a merger agreement, letter of intent, term sheet, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, voting, profit capture, tender or other similar contract providing for, with respect to, or in connection with, or that is intended to or could reasonably be expected to result in any Acquisition Proposal, or (vi) agree or propose to do any of the foregoing. Each Stockholder (severally and not jointly) and its Subsidiaries, Affiliates and Representatives shall immediately cease and cause to be terminated all discussions or negotiations with any Person conducted heretofore (other than with the Company) with respect to any Acquisition Proposal, and shall take the necessary steps to inform its Affiliates and Representatives of the obligations undertaken pursuant to this Agreement, including this Section 4.03. Any violation of this Section 4.03 by any such Stockholder’s Affiliates or Representatives shall be deemed to be a violation by such Stockholder of this Section 4.03. Each Stockholder (severally and not jointly) agrees to promptly (and in any event within the next Business Day) notify the Company after receipt of an Acquisition Proposal.
(b)	For the avoidance of doubt, for the purposes of this Section 4.03, any officer, director, employee, agent or advisor of Parent (in each case, in their capacities as such) shall be deemed not to be a Representative of any Stockholder.

Section 4.04.   Notice Of Acquisitions.  Each Stockholder (severally and not jointly) agrees to notify the Company as promptly as reasonably practicable (and in any event within two Business Days after receipt) orally and in writing of the number of any additional shares of Parent Common Stock or other securities of Parent of which such Stockholder acquires Beneficial Ownership on or after the date hereof. For purposes of the preceding sentence, information included in filings of such Stockholder on Form 4 and Schedule 13D, and amendments thereto, made with the Securities and Exchange Commission and publicly available on EDGAR shall be deemed to have been timely provided to the Company provided that such filings are made within the time periods required under Applicable Law.

Section 4.05.   Further Assurances.  From time to time, at the Company’s reasonable request and without further consideration, each Stockholder (severally and not jointly) agrees to use its reasonable best efforts to cooperate with the Company in making all filings and obtaining all consents of Governmental Authorities and third parties and to execute and deliver such additional documents and take all such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement. Without limiting the foregoing, each Stockholder hereby authorizes the Company to publish and disclose in any announcement (but in such a case the information shall be provided on an aggregate basis and shall not identify any Stockholder individually) or any disclosure required by the SEC and in the Proxy Statement, Registration Statements and, if necessary, the Schedule TO such Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

ARTICLE 5
MISCELLANEOUS

Section 5.01.   Termination.  This Agreement shall remain in effect until the Expiration Time, at which time this Agreement shall terminate and be of no further force or effect without liability of any party to the other parties hereto; provided that, if such termination resulted from a willful and material breach by any party (or one or more parties), such party (or parties) shall be fully liable for all liabilities and damages incurred or suffered by the other parties as a result of such breach. Nothing in the Merger Agreement shall relieve any Stockholder from any liability arising out of or in connection with a breach of this Agreement.

Section 5.02.   No Agreement As Director or Officer.  Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder in his or her capacity as a director or officer of Parent from (a) acting in such capacity or voting in such capacity in such person’s sole discretion on any matter, including in exercising rights under the Merger Agreement, and no such actions in and of themselves shall be deemed a breach of this Agreement or (b) exercising such Stockholder’s fiduciary duties as an officer or director of Parent or its Subsidiaries (it being understood that this Agreement shall apply to each Stockholder solely in such Stockholder’s capacity as a stockholder of Parent).

Section 5.03.   No Ownership Interest.  Each Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to a Stockholder’s Covered Shares shall remain vested in and belong to such Stockholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant the Company any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including the Company, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of Applicable Law.

Section 5.04.   Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given:

if to the Company to:

General Electric Company
33-41 Farnsworth Street
Boston, MA 02210
Attention: James M. Waterbury
Facsimile:	+44 207302 6834
E-mail:	jim.waterbury@ge.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	William L. Taylor
Lee Hochbaum
Facsimile:	(212) 701-5133
(212) 701-5736
E-mail:	william.taylor@davispolk.com
lee.hochbaum@davispolk.com

and

if to a Stockholder, to the applicable address set forth on Schedule 1,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day.

Section 5.05.   Interpretation.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto (including Schedule 1) or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, law or regulation shall be deemed to refer to such statute, law or regulation as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 5.06.   Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

Section 5.07.   Entire Agreement.  This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof and thereof.

Section 5.08.   Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial.

(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
(b)	The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.04 shall be deemed effective service of process on such party.

(c)	EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.09.   Amendment; Waiver.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 5.10.   Remedies.  The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Section 5.11.   Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

Section 5.12.   Successors And Assigns; Third Party Beneficiaries.  No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 5.13.   Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

GENERAL ELECTRIC COMPANY

By:	/s/ Aris Kekedjian
	Name:	Aris Kekedjian
	Title:	Vice-President

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/Erwan Faiveley
	Name:	Erwan Faiveley, on behalf of himself
And for and on behalf of
FINANCIÉRE FAIVELEY S.A.,
as its President

And

FAMILLE FAIVELEY PARTICIPATION S.A.S.,
as its President
STOCKHOLDER

By:	/s/ Emilio A. Fernandez
Name: Emilio A. Fernandez
STOCKHOLDER

By:	/s/ David L. DeNinno
Name: David L. DeNinno
STOCKHOLDER

By:	/s/ Lee B. Foster
Name: Lee B. Foster
STOCKHOLDER

By:	/s/ William Kassling
Name: William Kassling
STOCKHOLDER

By:	/s/ Albert Neupaver
Name: Albert Neupaver
STOCKHOLDER

By:	/s/ Philippe Alfroid
Name: Philippe Alfroid
STOCKHOLDER

By:	/s/ Patrick D. Dugan
Name: Patrick D. Dugan

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

By:	/s/ Stéphane Rambaud-Measson
	Name:	Stéphane Rambaud-Measson
	Title:	COO
STOCKHOLDER

By:	/s/ Brian Hehir
Name: Brian Hehir
STOCKHOLDER

By:	/s/ Robert J. Brooks
Name: Robert J. Brooks
STOCKHOLDER

By:	/s/ Scott E. Wahlstrom
Name: Scott E. Wahlstrom
STOCKHOLDER

By:	/s/ Michael W. D. Howell
Name: Michael W. D. Howell
STOCKHOLDER

By:	/s/ Raymond T. Betler
Name: Raymond T. Betler
STOCKHOLDER

By:	/s/ Linda S. Harty
Name: Linda S. Harty

[Signature Page to Voting and Support Agreement]

SCHEDULE 1

OWNERSHIP OF EXISTING SHARES

Beneficial Owner	Number of Existing Shares of Parent Common Stock		Address for Notice
Raymond T. Betler	187744		All notices should be sent to the relevant parties identified for all notices to be sent to Parent under the Merger Agreement, as provided in Section 11.01 thereof.
Patrick D. Dugan	75,295
Stéphanie Rambaud-Measson	16,000
David L. DeNinno	65,888
Scott E. Wahlstrom	125,725
Albert J. Neupaver	683,475
Philippe Alfroid	3,380
Robert J. Brooks	472,145
Erwan Faiveley	3,898	(1)
Financiére Faiveley S.A. Famille Faiveley Participations	6,305,582	(2)
Emilio A. Fernandez	1,388,370.54
Lee B. Foster, II	70,106
Linda S. Harty	6,254
Brian P. Hehir	29,524.54
Michael W.D. Howell	5,650.17
William E. Kassling	1,205,378.20
(1)	For purposes of this Agreement, Erwan Faiveley will not be deemed to Beneficially Own any of the 6,305,582 Existing Shares attributed to Financiére Faiveley S.A. and Famille Faiveley Participations S.A.S. in this table (or any Covered Shares arising therefrom).
(2)	For purposes of this Agreement, Financiére Faiveley S.A. and Famille Faiveley Participations S.A.S. will not be deemed to Beneficially Own any of the 3,034 Existing Shares attributed by Erwan Faiveley in this table (or any Covered Shares arising therefrom).

Annex D

FORM OF SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of [•], is between Westinghouse Air Brake Technologies Corporation, a Delaware corporation (the “Company”), and General Electric Company, a New York corporation (the “Shareholder” and, together with the Company and each Person that has executed and delivered to the Company a joinder to this Agreement in accordance with Section 5.6, collectively, the “Parties”).

RECITALS

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of May 20, 2018 (the “Merger Agreement”), among the Shareholder, Transportation Systems Holdings Inc., a Delaware corporation and a wholly owned Subsidiary of the Shareholder (“SpinCo”), the Company and Wabtec US Rail Holdings, Inc., a Delaware corporation and wholly owned Subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into SpinCo (the “Merger”) and, in connection with the Merger, SpinCo Common Stock was converted into the right to receive shares of common stock of the Company, par value $0.01 per share (“Common Shares”), on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to the Merger, the Shareholder became the Beneficial Owner of [•] Common Shares (the “Initial Shares”); and

WHEREAS, this Agreement sets forth certain rights and obligations of the Parties with respect to the Subject Shares.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I
DEFINITIONS; INTERPRETIVE MATTERS

Section 1.1   Defined Terms.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated when used in this Agreement with initial capital letters:

“1933 Act” means the Securities Act of 1933, together with the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, together with the rules and regulations promulgated thereunder.

“Additional Shares” means any equity securities of the Company issued or issuable directly or indirectly with respect to or on account of the Initial Shares, including Common Shares issued by way of share dividend or distribution, stock split or other subdivision or in a combination of stock, recapitalization, reclassification, merger, amalgamation, consolidation or similar capital transactions.

“Average VWAP” means, for any date of determination, the average of the Daily VWAPs for the ten consecutive trading days ending on and including the trading day that is two trading days prior to the date of determination.

“Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” have the meanings given to those terms in Rule 13d-3 under the 1934 Act, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule.

“Board” means the Board of Directors of the Company.

“Change of Control” means an event or series of events by which (a) any “person” or “group” (within the meaning of Section 13(d)(3) of the 1934 Act) directly or indirectly becomes the Beneficial Owner of 50% or more of the outstanding Common Shares, (b) all or substantially all of the consolidated assets of the Company are sold, exchanged or otherwise transferred to any “person” or “group” (within the meaning of Section 13(d)(3) of the 1934 Act), (c) the Company is consolidated, merged, amalgamated, reorganized or otherwise enters into a similar transaction in which it is combined with another Person, unless the Persons who

Beneficially Own the outstanding Common Shares immediately before consummation of the transaction Beneficially Own a majority of the outstanding voting securities of the combined, resulting or surviving entity (or any parent entity of such entity) immediately thereafter, (d) the Company’s shareholders approve of any plan or proposal for the liquidation or dissolution of the Company, or (e) the Continuing Director Termination Date occurs.

“Confidential Information” means all confidential and proprietary information and data of the Company or any of its Subsidiaries disclosed or otherwise made available to the Shareholder Parties or any representative thereof (together, for this purpose, a “Recipient”) pursuant to the terms of this Agreement, whether disclosed electronically, orally or in writing or through other methods made available to the Recipient. Notwithstanding the foregoing, for purposes of this Agreement, Confidential Information will not include any information (a) already in the public domain at the date of the transmission, or which has become generally available to the public other than as a result of a disclosure by the Recipient in breach of this Agreement, (b) in the Recipient’s possession and which is not, or was not at the time of acquisition of possession, to the Recipient’s actual knowledge, covered by any confidentiality agreements between the Recipient, on the one hand, and the Company or any of its Subsidiaries, on the other hand, (c) which the Recipient may receive on a non-confidential basis from a third party and which is not, to the Recipient’s actual knowledge, covered by a confidentiality agreement with the Company or any of its respective Subsidiaries or (d) that was provided prior to the date hereof and is subject to the Confidentiality Agreement or the confidentiality restrictions set forth in the Merger Agreement, Separation Agreement or any Ancillary Agreement.

“Continuing Director” means, as of any date of determination, any member of the Board who (a) is a member of the Board as of the date hereof, (b) was appointed to the Board pursuant to the Merger Agreement or (c) was nominated for election or elected to the Board with the approval of a majority of the directors who were members of the Board at the time of such nomination or election.

“Continuing Director Termination Date” means the date on which a majority of the Board no longer consists of Continuing Directors.

“Daily VWAP” means, for any given trading day, the volume weighted average of the trading prices of Common Shares on the Principal Exchange (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected in good faith by the Board) on such trading day.

“Existing Faiveley Agreement” means the Shareholders Agreement, dated October 6, 2015, among Wabtec Corporation and the Faiveley Parties.

“Faiveley Parties” means Erwan Faiveley, Francois Faiveley, Financiére Faiveley S.A. and Famille Faiveley Participations S.A.S.

“Faiveley Registration Rights” means the registration rights included in the Existing Faiveley Agreement.

“Law” means any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, directive, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated, enforced or applied by a Governmental Authority.

“Market Disruption Event” means (a) a suspension of the trading of or material limitation on the price for the Common Shares a lack of any trades in Company Common Shares during a trading day, (b) a general suspension of trading in, or material limitation on prices for, securities on NYSE or the NASDAQ Global Market for a period of more than one business day, (c) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), or (d) any decline in any of the Dow Jones Industrial Average, the Standard and Poor’s Index of 500 Industrial Companies or the NASDAQ Computer Index by an amount in excess of 10% during any five trading day period.

“Material Disclosure Event” means (a) a material transaction which the Company or any of its Subsidiaries is in good faith considering, proposes to engage in or is engaged in, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or other material corporate development or (b) any other material non-public event or development, in each case with respect to which the Board determines in good faith that compliance with Article IV may reasonably be expected to either (x) materially and adversely interfere with the Company’s or such Subsidiary’s ability to enter into or consummate such transaction (in the case of clause

(a)) or require the Company to disclose material, non-public information in a manner (including as to timing) that would materially and adversely impact the Company or (y) breach a confidentiality undertaking entered into by the Company or any of its Subsidiaries prior to the date hereof.

“Permitted Transferee” means any Affiliate of a Shareholder Party.

“Principal Exchange” means the New York Stock Exchange or, if the Common Shares cease to be traded on the New York Stock Exchange, such other exchange on which the Common Shares are traded and designated as such by the Board.

“Public Offering” means any primary or secondary public offering of Common Shares pursuant to a Registration Statement under the 1933 Act, other than pursuant to a Registration Statement on Form S-4 or Form S-8 or any successor or similar form.

“Registrable Securities” means, as of any date of determination, all Subject Shares Beneficially Owned by a Shareholder Party; provided, however, that such securities will cease to be Registrable Securities (i) when such securities have been sold or transferred by the applicable Shareholder Party and are no longer Beneficially Owned by any Shareholder Party or (ii) if such securities have ceased to be outstanding.

“Registration Statement” means a registration statement filed with the SEC on which it is permissible to register securities for sale to the public under the 1933 Act.

“Shareholder Parties” means the Shareholder and any of its Permitted Transferees that holds Subject Shares and has executed and delivered to the Company a joinder to this Agreement in accordance with Section 5.6.

“Subject Shares” means the Initial Shares and any Additional Shares.

Section 1.2   Other Definitional and Interpretative Provisions.  The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, law or regulation shall be deemed to refer to such statute, law or regulation as amended from time to time and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. The terms “or,” “any” and “either” are not exclusive, except to the extent expressly provided otherwise.

Section 1.3   Actions by Shareholder.  Unless otherwise expressly provided herein, any action permitted or contemplated to be taken by any Shareholder Party (a “Shareholder Action”) will be by written notice of the Shareholder (acting on behalf of the Shareholder Parties) furnished to the Company pursuant to Section 5.3. The Company will have no obligation to inquire as to the validity of any such written action so provided and may conclusively rely thereon.

ARTICLE II
CORPORATE GOVERNANCE RIGHTS

Section 2.1   Confidentiality.   Each Shareholder Party will, and will cause its Representatives to, (a) keep confidential all Confidential Information received by it from the Company or any of its Affiliates (including pursuant to Section 2.4), (b) not disclose or reveal any such information to any Person without the prior written consent of the Company other than to such Shareholder Party’s Representatives whom such Shareholder Party determines in good faith need to know such information for the purpose of evaluating, monitoring or taking any other action with respect to the investment by such Shareholder Party in the Company, and (c) use its reasonable best efforts to cause its Representatives to observe the terms of this Section 2.1 as if they were Parties to this Agreement; provided, however, that nothing herein will prevent any Shareholder Party from disclosing any information that is required to be disclosed by Law so long as, prior to such disclosure, such Shareholder Party, unless prohibited by Law, uses its reasonable efforts to notify the Company of any such disclosure, uses reasonable efforts (at the Company’s sole expense) to limit the disclosure to only those portions that are required to be disclosed under such Law and maintains the confidentiality of such other information to the maximum extent permitted by Law.

Section 2.2   Standstill Restrictions.   From the date of this Agreement and until the earlier of (i) the later of (x) the 24-month anniversary of the Closing Date and (y) the 3-month anniversary of the date on which the Shareholder Parties first cease to Beneficially Own any Subject Shares and (ii) a Change of Control (the “Expiration Date”), the Shareholder Parties will not, and will cause all of their respective Subsidiaries and controlled Affiliates not to, directly or indirectly through another Person, unless expressly invited in a writing with the approval of a majority of the directors on the Board:

(a)	acquire, offer to acquire or agree to acquire, by purchase or otherwise, Beneficial Ownership of Common Shares or any other security, including any cash-settled option or other derivative security that transfers all or any portion of the economic benefits or risks of the ownership of Common Shares to any Person, other than the acquisition of any Additional Shares;
(b)	make any statement or proposal to the Company or any of the Company’s stockholders regarding, or make any public announcement, proposal or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the 1934 Act) with respect to, or otherwise solicit or effect, or seek or offer or propose to effect (whether directly or indirectly, publicly or otherwise) (i) any business combination, merger, tender offer, exchange offer or similar transaction involving the Company or any of its Subsidiaries that may reasonably be expected to result in a Change of Control, (ii) any restructuring, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, including any material divestiture, break-up or spinoff, (iii) any acquisition of any equity securities of the Company or any of its Subsidiaries or rights or options to acquire interests in the equity securities of the Company or any of its Subsidiaries, or (iv) the composition of or election of any individual to the Board, except as permitted by this Agreement (and as may be required by applicable Law in connection therewith);
(c)	enter into any discussions, negotiations, arrangements or understandings with any third Person with respect to the actions prohibited by Section 2.2(a) or Section 2.2(b), or form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to the Common Shares in connection with any of the actions prohibited by Section 2.2(a) or Section 2.2(b);
(d)	request, call or seek to call a meeting of the stockholders of the Company, nominate any individual for election as a director of the Company at any meeting of stockholders of the Company, submit any stockholder proposal (pursuant to Rule 14a-8 promulgated under the 1934 Act or otherwise) to seek representation on the Board or any other proposal to be considered by the stockholders of the Company, or recommend that any other Company stockholders vote in favor of, or otherwise publicly comment favorably or unfavorably about, or solicit votes or proxies for, any such nomination or proposal submitted by another stockholder of the Company, or otherwise publicly seek to control or influence the Board, management or policies of the Company;
(e)	deposit any Subject Shares or any other Common Shares in a voting trust or similar arrangement or subject any Subject Shares or any other Common Shares to any voting agreement, pooling arrangement or similar arrangement (in each case other than as contemplated in this Agreement or solely among a group comprised solely of the Shareholder Parties and their respective controlled Affiliates); or
(f)	take any action which would reasonably be expected to require the Company to make a public announcement regarding (including any public filing) any of the actions prohibited by this Section 2.2;

provided that the foregoing limitations will (i) not preclude any confidential proposal made to the Board that is expressly conditioned upon the maintenance of the confidentiality thereof or (ii) in no way limit the activities of any Person appointed to the Board pursuant to the terms of the Merger Agreement taken in his or her capacity as a director of the Company. If, after the date hereof and prior to the Expiration Date, the Company enters into any agreement with any of the Faiveley Parties with standstill provisions that are less favorable to the Company in the aggregate than the provisions contained in this Section 2.2 (or if the Company amends or waives the standstill provisions in the Existing Faiveley Agreement in a manner such that the standstill provisions thereunder are less favorable to the Company in the aggregate than the provisions contained in this Section 2.2), the Company shall notify the Shareholder Parties of the terms of such standstill provisions as soon as reasonably practicable after the execution (or amendment or waiver) of such agreement, and in which case this Section 2.2 shall if elected by the Shareholder Parties be amended to be no more favorable to the Company than the enforceable (after giving effect to any waiver) standstill provisions contained in such third party agreement. The Company represents and warrants that, as of the date hereof, it is not party to any agreement with any of the Faiveley Parties containing standstill provisions other than those set forth in the Existing Faiveley Agreement. For the avoidance of doubt, the expiration of the standstill obligations under the Existing Faiveley Agreement in accordance with its current terms shall not be deemed to be an amendment or waiver of the Existing Faiveley Agreement.

Section 2.3   Voting Agreement.    For as long as the Shareholder Parties hold any Subject Shares, with respect to any matter presented for a vote of the Company’s stockholders, each Shareholder Party will vote all Subject Shares that it Beneficially Owns and over which it maintains sole voting power in the same proportion as the votes cast by all Common Shares not Beneficially Owned by the Shareholder Parties on such matter. For purposes of the preceding sentence, a Shareholder Party will be deemed to have “sole” voting power over any Subject Shares if it shares voting power over the Subject Shares solely with other Shareholder Parties.

Section 2.4   Access.   So long as the Shareholder Parties, in the aggregate, hold at least 5% of the then-outstanding Common Shares, the Company shall meet with representatives of the Shareholder Parties at such times as the Shareholder Parties may reasonably request (which meetings may be in person or telephonic, provided that the Company will not be required to meet more with such Representatives any more often than once per calendar quarter, and for no more than two hours at a time). The Company shall furnish to the Shareholder Parties such financial and operating data and other information relating to the Company and its Subsidiaries as such Persons may reasonably request in light of the investment they hold in the Company.

ARTICLE III
TRANSFER OF SHARES

Section 3.1   Lockup.  For a period of 90 days following the Closing Date, the Shareholder Parties will not, directly or indirectly through another Person, offer, sell, contract to sell or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), including establishing or increasing a put equivalent position, or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any Subject Shares or any securities convertible into, or exercisable or exchangeable for Subject Shares, or publicly announce an intention to effect any such transaction (collectively, “Transfer”); provided that such prohibition shall not (x) prevent the filing of a Registration Statement pursuant to an exercise of the Shareholder Parties’ rights under Section 4.1 or 4.3 hereof or (y) apply to Transfers (i) to Permitted Transferees, (ii) pursuant to a bona fide third party tender offer or exchange offer, or (iii) pursuant to any merger or other similar business combination transaction effected by the Company.

Section 3.2   Sales of Shares.  Following the 90-day period contemplated by Section 3.1, the Subject Shares shall not be subject to transfer restrictions pursuant to this Agreement; provided that the Shareholder Parties shall not Transfer any Subject Shares constituting more than 1.0% of the outstanding Common Shares to any “person” or “group” (in each case within the meaning of Section 13(d) of the 1934 Act), in a single transaction or series of related transactions, if such Shareholder Party actually knows, after making such inquiry as such Shareholder Party determines to be reasonable under the circumstances, that such “person” or “group” holds 2.0% or more of the outstanding Common Shares prior to the Transfer; provided, further, that such prohibition shall not apply to, and for the avoidance of doubt no inquiry shall be required in connection with, Transfers (i) to Permitted Transferees, (ii) pursuant to a bona fide tender offer or exchange offer, (iii) pursuant to any merger or other similar business combination transaction effected by the Company, (iv) to an underwriter in connection with a Public Offering, (v) in an open market transaction effected through a broker-dealer, (vi) to a broker-dealer in a block sale so long as such broker-dealer makes block trades in the ordinary course of its business, or (vii) to (A) a registered investment fund, (B) a separately managed account not associated with a hedge fund, (C) a pension fund, or (D) a shareholder of the Company as of March 31, 2018.

Section 3.3   Required Divestiture.  Without limiting any of the requirements set forth in the Tax Matters Agreement, by no later than the third anniversary of the Closing Date (the “Sell-Down Date”), the Shareholder Parties will sell all of the Subject Shares that they Beneficially Own; provided that the Sell-Down Date will be extended by 60 calendar days if a Market Disruption Event has occurred and is continuing within 10 trading days of the original Sell-Down Date.

ARTICLE IV.
REGISTRATION RIGHTS

Section 4.1   Registration on Request.  (a) Subject to Section 4.1(c), if at any time following the two-month anniversary of the Closing Date, the Company receives a written request (a “Registration Request”) from any Shareholder Party by Shareholder Action that the Company file a Registration Statement covering the registration of Common Shares having an aggregate market value (based on Average VWAP) of at least $100.0 million as of the date of such Registration Request, then the Company shall use reasonable best efforts to, as expeditiously as possible, effect the registration of such portion of the Registrable Securities set forth in such Registration Request, together with any securities required to be included in such Registration Statement pursuant to the Faiveley Registration Rights, in accordance with the intended method of distribution stated in such Registration Request, pursuant to a Registration Statement, to the extent necessary to permit the disposition of the Registrable Securities to be so registered. Each Registration Request pursuant to this Section 4.1 must be in writing and specify the number of Registrable Securities requested to be registered and the intended method of distribution. Notwithstanding the foregoing, the Company will not be obligated to file a Registration Statement requested pursuant to this Section 4.1:

(i)	within a period of 90 calendar days after the date of delivery of any other Registration Request pursuant to this Section 4.1;
(ii)	during such time as the Shareholder Parties may sell Registrable Securities, in accordance with the intended method of distribution stated in the Registration Request, pursuant to a Shelf Registration Statement under Section 4.3;
(iii)	on a total of more than three occasions in any calendar year (if, on each such occasion, the registration shall have been deemed to have been effected in accordance with Section 4.1(b) of this Agreement);
(iv)	in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service of process in such jurisdiction and except as may be required by the 1933 Act; or
(vi)	if the Shareholder Parties proposes to dispose of Registrable Securities that may be registered at such time pursuant to a Registration Statement contemplated in Section 4.2.
(b)	A registration requested pursuant to this Section 4.1 will not be deemed to have been effected unless the Registration Statement has become effective; provided, however, that if, within the period ending on the earlier to occur of (i) 90 days after the applicable Registration Statement has become effective (provided, that such period will be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) and (ii) the date on which the distribution of the securities covered thereby has been completed, the offering of securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority, such Registration Statement will be deemed not to have been effected; provided, further, that if the requesting Shareholder Parties, after exercising their right to request a registration pursuant to this Section 4.1 withdraw from a registration so requested after the filing thereof, such registration will be deemed to have been effective with respect to the Shareholder Parties in accordance with this Section 4.1.

(c)	Subject to Section 4.2, if, within five Business Days of the Company’s receipt of a Registration Request, the requesting Shareholder Parties are advised in writing (the “Underwriter’s Advice”) that the Company has in good faith commenced the preparation of a Registration Statement for an underwritten Public Offering in which the Shareholder Parties received a Piggyback Notice in accordance with this Agreement prior to receipt by the Company of such Registration Request and the managing underwriter of the proposed Public Offering has determined that, in such firm’s judgment, a registration at the time and on the terms requested would materially and adversely affect such underwritten Public Offering, then the Company will not be required to effect such requested registration pursuant to this Section 4.1 until the earliest of:
(i)	the abandonment of such underwritten Public Offering by the Company;
(ii)	45 days after receipt of the Underwriter’s Advice by the Shareholder Parties, unless the Registration Statement for such offering has become effective and such Public Offering has commenced on or prior to such 45th day; and
(iii)	if the Registration Statement for such Public Offering has become effective and such Public Offering has commenced on or prior to such 45th day, the day on which the restrictions on the Shareholder Parties contained in the related lock-up agreement lapse with respect to such Public Offering.

Notwithstanding the foregoing, the Company will not be permitted to defer a registration requested pursuant to this Section 4.1 in reliance on this Section 4.1(c) more than once in any 365-day period.

(d)	The Company may postpone the filing or effectiveness of any Registration Statement and suspend the Shareholder Parties’ use of any prospectus which is a part of the Registration Statement (in which event the Shareholder Parties will discontinue sales of the Registrable Securities pursuant to the Registration Statement) for a period of up to an aggregate of 60 days, and no more than once, in any 365-day period, exclusive of days covered by any lock-up agreement executed by the Shareholder Parties in connection with any underwritten Public Offering after the request for registration pursuant to this Section 4.1 if the Company delivers to the Shareholder Parties a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that the conditions constituting a Material Disclosure Event exist at such time.
(e)	The Company will have the right to cause the registration of additional securities for sale for the account of any Person other than the Shareholder Parties (including the Company) in any registration requested pursuant to this Section 4.1 to the extent the managing underwriter or other independent marketing agent for such offering (if any) determines that, in its judgment, the additional securities proposed to be sold will not materially and adversely affect the offering and sale of the Registrable Securities to be registered, and otherwise to the extent required by the Faiveley Registration Rights, in accordance with the intended method or methods of disposition then contemplated by such registration requested pursuant to this Section 4.1.
(b)	Any time a registration requested pursuant to this Section 4.1 involves an underwritten Public Offering, the requesting Shareholder Parties will, after consultation in good faith with the Company, select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) are reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).
(c)	If a holder of Registrable Securities makes a Registration Request that comprises an offer to exchange Registrable Securities for any securities issued by it or any other Person (an “Exchange Offer Registration”), the Company shall effect the registration of such offer to exchange on Form S-4 or any similar successor form under the Securities Act for such Exchange Offer Registration.

Section 4.2   Piggyback Registration.  (a) If, after the three-month anniversary of the Closing Date, the Company proposes or is required to file a Registration Statement under the 1933 Act or any other securities Laws with respect to an offering of any Common Shares, whether or not for sale for its own account (other than a Registration Statement (i) on Form S-4, Form S-8 or any similar form under non-U.S. Laws or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan), then the Company will give prompt written notice of such proposed filing at least 10 Business Days before the anticipated filing date (the “Piggyback Notice”) to the Shareholder Parties. Such Piggyback Notice must specify the number of Common Shares proposed to be registered, the proposed date of filing of such Registration Statement with the SEC, the proposed means of distribution, the proposed managing underwriter(s) (if any) and a good faith estimate by the Company of the proposed minimum offering price of such Common Shares. The Piggyback Notice will offer the Shareholder Parties the opportunity to include in such Registration Statement the number of Registrable Securities as it may request (a “Piggyback Registration”), subject to Section 4.2(b). The Company will include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein from any Shareholder Party (without need for Shareholder Action), subject to Section 4.2(b). The Shareholder Parties will be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least three Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. The Company will be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration for a period of 60 days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold.

(b)	If the managing underwriter or underwriters of a proposed underwritten offering advise the Company and the holders of such Registrable Securities that, in their judgment, because of the size of the offering which the Shareholder Parties, the Company and/or such other Persons (as applicable) intend to make, the success of the offering would be materially and adversely affected by inclusion of the number of Registrable Securities requested to be included (taking into account, in addition to any considerations that the managing underwriter or underwriters reasonably deem relevant, the timing and manner to effect the offering), then the number of Registrable Securities to be offered for the account of the Shareholder Parties shall be reduced to the extent necessary (i) to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters or (ii) to the extent necessary to comply with the requirements of the Faiveley Registration Rights; provided that if Common Shares are being offered for the account of Persons other than the Company, then the Common Shares intended to be offered for the account of such other Persons shall, except to the extent not permitted by the Faiveley Registration Rights, be reduced pro rata to the extent necessary to permit the Shareholder Parties to include all of its Registrable Securities in such offering.

Section 4.3   Shelf Registration.  (a) If at any time following the two-month anniversary of the Closing Date, subject to the availability of registration on Form S-3 or any successor form thereto (“Form S-3”) to the Company, the Company receives a written request (a “Shelf Notice”) from any Shareholder Party, then the Company will use reasonable best efforts to, as expeditiously as possible, file and cause to be declared effective by the SEC, a Registration Statement on Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the 1933 Act (the “Shelf Registration Statement”) relating to the offer and sale from time to time through agents, underwriters or dealers, directly to purchasers, or through a combination of any of these methods of sale, at fixed prices, prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices, of all or any portion of the Registrable Securities then Beneficially Owned by the Shareholder Parties; provided that if the Company remains a well-known seasoned issuer (as defined in Rule 405 under the 1933 Act), a Shelf Notice will not be required and the Company will file, in order that such Shelf Registration Statement is effective on the date of the two-month anniversary of the Closing Date, a Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the 1933 Act) or any successor form thereto registering an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act relating to the offer and sale, from time to time through agents, underwriters or dealers, directly to purchasers, or through a combination of any of these methods of sale, at fixed prices, prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices, of all or any portion of the Registrable Securities then held by the Shareholder Parties.

(b)	Subject to Section 4.1(d), the Company will use reasonable best efforts to keep the Shelf Registration Statement continuously effective, including by renewing the Shelf Registration Statement, until the earlier of (i) three years after the Shelf Registration Statement first becomes effective and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities.

(c)	The Company will be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a period of up to an aggregate of 60 calendar days, and no more than once, in any 365-day period, exclusive of days covered by any lock-up agreement executed by the Shareholder Parties in connection with any underwritten Public Offering if the Company delivers to the Shareholder Parties a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that the conditions constituting a Material Disclosure Event exist at such time. Following the earlier of (i) the termination of the conditions constituting a Material Disclosure Event and (ii) 60 calendar days following delivery of the notice certifying the existence of a Material Disclosure Event, without any further request from a holder of Registrable Securities, the Company to the extent necessary will use reasonable best efforts to, as expeditiously as possible, prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)	At any time that a Shelf Registration Statement is effective, if any Shareholder Party holding Registrable Securities delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement in an underwritten Public Offering (a “Shelf Offering”), then, the Company will, as expeditiously as possible, amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of securities pursuant to the Faiveley Registration Rights). In connection with any Shelf Offering that is an underwritten Public Offering and where the plan of distribution set forth in the Take-Down Notice includes a customary “road show” (including an “electronic road show”) involving substantial marketing efforts by Wabtec and the underwriters (a “Marketed Underwritten Shelf Offering”):
(i)	Wabtec will forward the Take-Down Notice to all other Persons, if any, included on the Shelf Registration Statement pursuant to the Faiveley Registration Rights and Wabtec will permit each such Person to include its securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies Wabtec within five days after delivery of the Take-Down Notice to such Person; and
(ii)	if the managing underwriter(s) advises the Company and the holders of Registrable Securities that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would materially and adversely affect the success thereof, then there will be included in such Marketed Underwritten Shelf Offering only such securities as is advised by such lead managing underwriter(s) can be sold without such effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 4.2(b).

For the avoidance of doubt: (x) an underwritten Public Offering involving a sale to a broker-dealer in a block sale so long as such broker-dealer makes block trades in the ordinary course of its business shall not constitute a Marketed Underwritten Shelf Offering and (y) an underwritten Public Offering that involves representatives of the Company or the underwriters having discussions with potential investors in connection with the underwritten Public Offering, but without a customary “roadshow”, shall not constitute a Marketed Underwritten Shelf Offering.

Section 4.4   Registration Procedures.  If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the 1933 Act as provided herein, the Company covenants that:

(a)	before filing a Registration Statement (which for purposes of this Section 4.4 includes any Shelf Registration Statement) or any amendments or supplements thereto, the Company will furnish to the Shareholder Parties and their respective Representatives copies of all such documents proposed to be filed, which documents will be subject to their review and reasonable comment, and other documents reasonably requested by any Shareholder Party, including any comment letter from the SEC, and, if requested, provide the Shareholder Parties and their respective Representatives reasonable opportunity to participate in the preparation of such documents proposed to be filed and such other opportunities to conduct a reasonable investigation within the meaning of the 1933 Act, including reasonable access to the Company’s officers, accountants and other advisors;

(b)	subject to terms and conditions of this Article IV, the Company will prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company in good faith deems appropriate and which form will be available for the sale of such Registrable Securities in accordance with the intended methods of distribution thereof, use its best efforts to cause such Registration Statement to become and remain effective for the period referred to accordance with this Article IV and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement;
(c)	the Company will prepare and file with the SEC or other Governmental Authority having jurisdiction such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective continuously for the period referred to in accordance with this Article IV;
(d)	if requested by the managing underwriter(s), if any, or any Shareholder Party, the Company will promptly prepare a prospectus supplement or post-effective amendment and include in such prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and any Shareholder Party may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as expeditiously as possible after the Company has received such request;
(e)	the Company will furnish to the managing underwriter(s), if any, and the Shareholder Parties such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the 1933 Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the 1933 Act), all exhibits and other documents filed therewith and such other documents as any Shareholder Party may reasonably request including in order to facilitate the disposition of its Registrable Securities;
(f)	the Company will register or qualify such Registrable Securities under such other securities or blue sky Laws of such jurisdictions as any Shareholder Party or managing underwriter(s), if any, reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable each Shareholder Party to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Shareholder Party, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;
(g)	the Company will notify the Shareholder Parties at any time when a prospectus relating to the Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as soon as reasonably practicable, prepare and furnish to the Shareholder Parties a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
(h)	the Company will notify the Shareholder Parties (i) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other Governmental Authority for amendments or supplements to such

Registration Statement or to amend or to supplement such prospectus or for additional information, and (iii) of the issuance by the SEC or other Governmental Authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any of such purposes;

(i)	the Company will cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, if applicable;
(j)	the Company will provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;
(k)	the Company will make available for inspection by the Shareholder Parties and their counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any Shareholder Party or any underwriter, all financial and other books and records, pertinent corporate documents and documents relating to the business of the Company and customarily provided in a secondary offering, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any Shareholder Party or any underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that it will be a condition to such inspection and receipt of such information that the inspecting Person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) agree to use commercially reasonable efforts to minimize the disruption to the Company’s business in connection with the foregoing;
(l)	the Company will, if requested, obtain a “comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “comfort” letters as any Shareholder Party reasonably requests;
(m)	the Company will, if requested, obtain a legal opinion and “10b-5” disclosure letter of the Company’s outside counsel in customary form and covering such matters of the type customarily covered by legal opinions or “10b-5” disclosure letters of such nature and reasonably satisfactory to the requesting Shareholder Party, which opinion or “10b-5” disclosure letter will be addressed to any underwriters and such Shareholder Party;
(n)	the Company will, if applicable, reasonably cooperate with the Shareholder Parties and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, and any other agencies or authorities as may be reasonably necessary to enable the Shareholder Parties to consummate the disposition of such Registrable Securities;
(o)	the Company will enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and use its reasonable best efforts to take all such other actions reasonably requested by any Shareholder Party therewith (including those reasonably requested by the managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten Public Offering, (i) make such representations and warranties to the Shareholder Parties and the underwriters, if any, with respect to the business of the Company, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) to the extent an underwriting agreement or similar agreement is entered into, provide an indemnity to the Shareholder Parties and the underwriters in form, scope and substance as is customary in underwritten offerings, and (iii) deliver such documents and certificates as reasonably requested by any Shareholder Party and the lead managing underwriters(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company, in each case as and to the extent required thereunder;
(p)	the Company will use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement filed pursuant to this Article IV, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction; and

(q)	the Company will endeavor in good faith to have appropriate officers of the Company prepare and make presentations at a reasonable and customary number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use reasonable best efforts to cooperate as reasonably requested by the Shareholder Parties and the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 4.5   Provision of Information.  As a condition to registering Registrable Securities under this Article IV, each Shareholder Party will furnish the Company such information regarding such Shareholder Party and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

Section 4.6   Registration Expenses.  All expenses incidental to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky Laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and counsel (limited to one law firm) for the Shareholder Parties and all independent certified public accountants and other Persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review and, if applicable, the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. The Shareholder Parties will pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder, the fees and expenses of counsel beyond the one law firm paid for by the Company and any other Registration Expenses required by Law to be paid by the Shareholder Parties.

Section 4.7   (a) No Shareholder Party may participate in any registration hereunder that is underwritten unless such Shareholder Party (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by it (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that such Shareholder Party will not be required to sell more than the number of Registrable Securities that such Shareholder Party has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up or holdback agreements and other documents reasonably required under the terms of such underwriting arrangements and customary in a Public Offering, so long as such provisions are substantially the same for all selling shareholders, and (iii) uses commercially reasonable efforts to cooperate with the Company’s reasonable requests in connection with such registration or qualification. Notwithstanding the foregoing, the liability of any Shareholder Party or any transferee participating in such an underwritten registration will be limited to an amount equal to the amount of net proceeds attributable to the sale of such Shareholder Party’s Registrable Securities in such registration.

(b)	Each Shareholder Party agrees that, in connection with any registration hereunder, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4(g), such Shareholder Party will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Shareholder Party receives copies of a supplemented or amended prospectus as contemplated by such Section 4.4(g). In the event the Company gives any such notice, the applicable time period during which a Registration Statement is to remain effective under this Article IV shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 4.7(b) to and including the date on which the Shareholder Parties will have received the copies of the supplemented or amended prospectus contemplated by Section 4.4(g).

Section 4.8   Holdback.  (a) In consideration for the Company agreeing to its obligations under this Agreement, the Shareholder Parties agree that in the event of an underwritten offering by the Company (whether or not such Person is participating in such registration), upon the request of the Company and the managing underwriter(s), on the same terms to which all directors and officers agree, not to effect (other than pursuant to such underwritten offering, in accordance with this Agreement) any public sale or distribution of Registrable Securities or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company, without the prior written consent of the Company or the managing underwriter(s), as the case may be, during such period as may be required by the managing underwriter(s); provided, that in no event shall such period exceed more than 60 days following the date of the prospectus used in connection with such offering).

(b)	If any Shareholder Party notifies the Company in writing that it intends to effect an underwritten sale under a Shelf Registration Statement pursuant to this Article IV, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities (other than pursuant to registrations on Form S-4 or Form S-8 or any successor form or to the extent required pursuant to the Faiveley Registration Rights), without the prior written consent of the managing underwriter(s) during such period as may be required by the managing underwriter(s); provided, that in no event shall such period exceed more than 60 days following the date of the prospectus used in connection with such offering).

Section 4.9   Indemnification.  (a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by Law, the Shareholder Parties and their respective Affiliates and their and their Affiliates’ respective officers, directors, employees, managers and agents and each Person who controls (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act) any Shareholder Party or such other indemnified Person and the officers, directors, employees, managers and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act) such underwriter, from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or Shelf Registration Statement filed pursuant to this Article IV, and any prospectus or preliminary prospectus or issuer free writing prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 4.9(a)) will reimburse each Shareholder Party, each of its Affiliates, and each of its and their respective officers, directors, employees, managers and agents and each such Person who controls such Shareholder Party and the officers, directors, employees, managers and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to the Company by any other party expressly for use therein.

(b)	In connection with any Registration Statement or Shelf Registration Statement in which a Shareholder Party is participating the Shareholder shall indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement or Shelf Registration Statement, or any prospectus or preliminary prospectus or issuer free writing prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 4.9(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement or Shelf Registration Statement, or any prospectus or preliminary prospectus or issuer free writing prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Shareholder Parties for inclusion in such Registration Statement or Shelf Registration Statement, prospectus or preliminary prospectus or issuer free writing prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Shareholder Party will be liable under this Section 4.9(b) for amounts in excess of the net proceeds received by such Shareholder Party in the offering giving rise to such liability.

(c)	Any Person entitled to indemnification hereunder will give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice will not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.
(d)	In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party will have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party will be promptly reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party will have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party will not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter may be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (iii) does not involve any injunctive or equitable relief that would be binding on the indemnified party or any payment that is not covered by the indemnification hereunder.
(e)	The indemnification provided for under this Agreement shall survive the disposal of the Registrable Securities and the termination of this Agreement.

ARTICLE V
MISCELLANEOUS

Section 5.1   Termination.  This Agreement will terminate, except for this Article V and as otherwise provided in this Agreement, with respect to each Shareholder Party, at the time at which such Shareholder Party ceases to Beneficially Own any Subject Shares or, if earlier, upon the written agreement of the Company and such Shareholder Party.

Section 5.2   Expenses.  Except as otherwise expressly provided herein (including in Section 4.6) or in the Merger Agreement, all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such expenses.

Section 5.3   Notice.  All notices, requests, demands and other communications to any Party hereunder shall be in writing (including facsimile transmission and e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given:

(a)	If to the Company, to:

Westinghouse Air Brake Technologies Corporation
1001 Air Brake Avenue
Wilmerding, Pennsylvania
Attention: David L. DeNinno
Facsimile No.: (412) 825-1305
E-mail: ddeninno@wabtec.com

With a copy to:

Jones Day
250 Vesey Street
New York, New York 10281
	Attention:	Robert A. Profusek
Peter E. Izanec
	Facsimile No.:	(212) 755-7306
	E-mail:	raprofusek@jonesday.com
peizanec@jonesday.com
(b)	If to the Shareholder:

General Electric Company
33-41 Farnsworth Street
Boston, MA 02210
Attention: James M. Waterbury
Facsimile No.: +44 2073026834
E-mail: jim.waterbury@ge.com

With a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
	Attention:	William L. Taylor
Lee Hochbaum
	Facsimile No.:	(212) 701-5800
	E-mail:	william.taylor@davispolk.com
lee.hochbaum@davispolk.com

or to such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day.

Section 5.4   Governing Law; Jurisdiction; Waiver of Jury Trial.  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state

(b)	The Parties agree that any litigation, suit, proceeding, or action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such litigation, suit, proceeding, or action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such litigation, suit, proceeding, or action in any such court or that any such litigation, suit, proceeding, or action brought in any such court has been brought in an inconvenient forum. Process in any such litigation, suit, proceeding, or action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such party as provided in Section 5.3 shall be deemed effective service of process on such Party.
(c)	EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.5   Specific Performance.  The Parties agree that irreparable damage would occur, and that the Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated hereby) or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Section 5.6   Successors and Assigns; Assignment.  Except as otherwise expressly provided herein (a) the provisions hereof will inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties and (b) no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Party; provided that the Shareholder Parties may assign such rights and delegate such obligations to a Permitted Transferee in connection with any Transfer of Subject Shares to such Permitted Transferee. Each Permitted Transferee that receives a Transfer of Subject Shares shall be required, at the time of and as a condition to such Transfer, as applicable, to become a party to this Agreement by executing and delivering to the Company a joinder to this Agreement, which joinder shall be in a form reasonably acceptable to the Company, whereupon such Permitted Transferee shall be treated as a “Shareholder Party” for all purposes of this Agreement.

Section 5.7   Amendment and Waiver.  No amendment, waiver or other modification of, or consent under, any provision of this Agreement will be effective against the Company unless it is approved in writing by the Company, and no amendment, waiver or other modification of, or consent under, any provision of this Agreement will be effective against any Shareholder Party unless it is approved in writing by Shareholder Action; provided, further, that notwithstanding the foregoing, (x) the addition of a Permitted Transferee as a party hereto will not constitute an amendment hereto and may be effected by the execution of a joinder or counterpart hereto executed by the Company and such Permitted Transferee and (y) any amendment effected in accordance with the penultimate sentence of Section 2.2 shall require only the election specified therein. No waiver of any breach of any provision herein contained will be deemed a waiver of any preceding or succeeding breach thereof or of any other provision herein contained. The failure or delay of any of the Parties to assert any of its rights or remedies under this Agreement will not constitute a waiver of such rights nor will it preclude any other or further exercise of the same or of any other right or remedy.

Section 5.8   No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the Parties, their permitted assigns and nothing herein expressed or implied will give or be construed to give any Person, other than the Parties, such permitted assigns, any legal or equitable rights hereunder.

Section 5.9   Entire Agreement.  This Agreement, the Merger Agreement, the Separation Agreement and the Transaction Agreements (as defined in the Separation Agreement) constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. If there is any conflict between this Agreement and Section 10(b)(ix) of the Tax Matters Agreement, Section 10(b)(ix) of the Tax Matters Agreement shall control.

Section 5.10   Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.11   Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:
Name:
Title:

GENERAL ELECTRIC COMPANY

By:
Name:
Title:

Annex E

FORM OF EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT, dated as of [•], 201[•] (this “Agreement”), is entered into by and among General Electric Company, a New York corporation (the “Company”), Transportation Systems Holdings Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“SpinCo”), Westinghouse Air Brake Technologies Corporation, a Delaware corporation (“Parent”), and Wabtec US Rail, Inc., a Delaware corporation and an indirect subsidiary of Parent (“Direct Sale Purchaser”). “Party” or “Parties” means the Company, SpinCo, Parent or Direct Sale Purchaser, as applicable, individually or collectively, as the case may be. Capitalized terms used and not defined herein shall have the meanings set forth in, as applicable, the Separation, Distribution and Sale Agreement by and among the Company, SpinCo, Parent and Direct Sale Purchaser, dated as of May 20, 2018 (the “Separation Agreement”), or the Agreement and Plan of Merger by and among the Company, SpinCo, Parent and Wabtec US Rail Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Parent, dated as of May 20, 2018 (the “Merger Agreement”).

WHEREAS, as contemplated by the Separation Agreement, the Parties desire to enter into this Agreement to provide for the allocation of Assets, Liabilities, and responsibilities with respect to certain matters relating to employees (including employee compensation and benefit plans and programs) among them; and

WHEREAS, in connection with the Separation Agreement and the Merger Agreement, the Company, SpinCo, Parent and Direct Sale Purchaser desire to enter this Agreement with respect to certain employee matters following the Distribution Effective Time and Merger Effective Time.

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1   General. For purposes of this Agreement, the following terms shall have the meanings ascribed to them in this ARTICLE I.

“Automatically Transferring Tiger Employee” means any employee of the Company or any of its Subsidiaries whose employment automatically transfers to a Tiger Group Member by operation of the Regulations as a consequence of the arrangements contained in this Agreement and the Separation Agreement.

“Collective Bargaining Agreement” means each U.S. CBA and each Non-U.S. CBA.

“Company Corporate Rotational Program” means the Company’s corporate rotation program.

“Company Personal Data” means any information relating to an identified or identifiable natural person that (i) is obtained by Parent or any of its Affiliates from the Company or any of its Affiliates or Representatives, (ii) is processed by Parent or any of its Affiliates on behalf of the Company or any of its Affiliates, (iii) pertains to the personnel of the Company or any of its Affiliates, or (iv) is created by Parent or any of its Affiliates based on information of the types referred to in any of clauses (i), (ii) or (iii) above.

“Company Plan” means each Employee Plan which is not a Transferring Arrangement.

“Continuation Period” means for each Continuing Employee, the period of twelve (12) months following the Merger Effective Time or the Closing Date, as applicable.

“Continuing Employee” means each (i) Tiger Employee who continues employment with a SpinCo Group Member or Direct Sale Transferred Subsidiary as of the applicable Employment Commencement Date, (ii) Automatically Transferring Tiger Employee, (iii) Offer Employee (other than an Inactive Offer Employee) who is offered employment with Direct Sale Purchaser or one of its Subsidiaries in accordance with Section 2.1(a)(iii), accepts such offer of employment and commences employment with Direct Sale Purchaser or one of its Subsidiaries as of the Closing Date, and (iv) Inactive Offer Employee who is offered employment with Direct Sale Purchaser or one of its Subsidiaries and commences such employment in accordance with Section 2.1(a)(iv).

“Employee Agreements” means the Retention Agreements and all other individual employment, retention, termination, severance and other similar agreements, in each case (i) (x) materially consistent with the forms of agreement set forth on Annex A to this Agreement or (y) which are governed by non-U.S. law and immaterial to the Tiger Group as a whole and do not provide for the payment of severance, retention or change in control compensation or benefits, and (ii) entered into (x) between a Tiger Group Member and any current employee of such Tiger Group Member, Offer Employee, or Former Tiger Employee or (y) between the Company or its Affiliates and any Continuing Employee or Former Tiger Employee.

“Employee Plans” means all (i) employee benefit plans (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, (ii) retirement, welfare benefit, bonus, stock option, stock purchase, restricted stock, incentive, supplemental retirement, deferred compensation, retiree health, life insurance, severance, Code Section 125 flexible benefit, or vacation plans, programs or agreements, and (iii) individual employment, retention, termination, or severance agreements, in each case pursuant to which the Company or any of its Affiliates currently has any obligation with respect to any Tiger Employee, Offer Employee or Former Tiger Employee, other than governmental plans or arrangements (including severance, termination indemnities or other similar governmental benefits maintained for employees outside of the United States).

“Employment Commencement Date” means (i) for any Continuing Employee who is employed by a SpinCo Group Member or Direct Sale Transferred Subsidiary, the Distribution Date, (ii) for any Automatically Transferring Tiger Employee, the later of the Distribution Date and the date on which such employee’s employment transfers to a Tiger Group Member automatically by operation of the Regulations, (iii) for any Continuing Employee who is an Inactive Offer Employee, the date on which such Continuing Employee commences active employment with Direct Sale Purchaser or one of its Subsidiaries, and (iv) for any Continuing Employee not described in clause (i), (ii) or (iii), the Closing Date.

“Employment Liabilities” means (i) Liabilities, whether arising prior to, at or after the Distribution Effective Time, relating to any Continuing Employee, and (ii) Liabilities, in each case arising prior to the Distribution Effective Time, relating to any Former Tiger Employee or any Tiger Employee or Offer Employee who, in either case, does not become a Continuing Employee, in each of the cases of items (i) and (ii), other than the Excluded Employment Liabilities.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Employment Liabilities” means any Liabilities (i) relating to or arising from the U.S. CBAs (including, but not limited to, any pending grievances, arbitrations, settlements, side letters, memoranda of agreement or other obligations under the U.S. CBAs), (ii) relating to or arising from any Employee Plans that are not expressly allocated to a Tiger Group Member pursuant to the terms of this Agreement, or (iii) expressly allocated to the Company or its Affiliates pursuant to the terms of this Agreement; provided that, any such Liabilities under clause (ii) above that are obligations of a Tiger Group Member that exists as of the date of execution of the Merger Agreement will remain the obligations of such Tiger Group Member, other than those obligations (A) expressly allocated to the Company or its Affiliates pursuant to the terms of this Agreement or (B) that are contractual obligations of the Company or its Affiliates that are not Tiger Group Members but which, as a result of Applicable Law, have become obligations of a Tiger Group Member. For the avoidance of doubt, nothing in this Agreement will require a Tiger Group Member to assume sponsorship or maintenance of any Company Plan, other than the Employee Agreements.

“Former Tiger Employee” means an individual who is not employed by the Company or its Affiliates (including the SpinCo Group or any Direct Sale Transferred Subsidiary) immediately prior to the Distribution Effective Time but was immediately prior to the termination of such individual’s employment either (i) employed by a SpinCo Group Member or any Direct Sale Transferred Subsidiary or (ii) employed by the Company or its Affiliates (excluding the SpinCo Group and any Direct Sale Transferred Subsidiaries) and providing at least 80% of such individual’s business services in support of the Tiger Business.

“Inactive Offer Employee” means each Offer Employee primarily employed in the United States who (i) is employed by the Company or its Affiliates (excluding the SpinCo Group and the Direct Sale Transferred Subsidiaries), (ii) immediately prior to the Distribution Date, is on leave of absence (excluding vacation, holiday, jury duty or similar absence), and (iii) has a right of reinstatement pursuant to a policy of the Company or its Affiliates or Applicable Law.

“Non-U.S. CBA” means each collective bargaining agreement, works agreement or other agreement that was, prior to the Distribution Effective Time, entered into between the Company, or an Affiliate of the Company, and any labor union, works council or other labor organization representing any Non-U.S. Continuing Employee.

“Non-U.S. Company Plan” means a Company Plan which is not a U.S. Company Plan.

“Non-U.S. Continuing Employees” means Continuing Employees who are not U.S. Continuing Employees.

“Non-U.S. Transferring Arrangements” means the Transferring Arrangements that are not U.S. Transferring Arrangements.

“Offer Employee” means each employee who is employed by the Company or its Affiliates (other than a SpinCo Group Member or a Direct Sale Transferred Subsidiary) and is providing at least 80% of such employee’s business services in support of the Tiger Business, provided such employee is not an Automatically Transferring Tiger Employee.

“Parent Benefit Plan” has the meaning set forth in the Merger Agreement.

“Regulations” means (i) the Acquired Rights Directives 2001/23/EC and all national legislation enacted to give effect to the Acquired Rights Directives 2001/23/EC in each member state of the European Economic Area in which one or more Tiger Employees are based or carry out their work from time to time, and (ii) all other national legislation or common law in any applicable country which effects the automatic transfer of employees on the sale or transfer or continuation of a business.

“Restricted Employees” means the categories of employees identified in Section 11.5 and Section 11.6.

“Retention Agreements” means the written agreements regarding retention award payments between the Company or one of its Affiliates and certain employees, a form of which has been provided to Parent prior to the execution of the Merger Agreement.

“SpinCo Group Member” means SpinCo and each other member of the SpinCo Group.

“Tiger Benefit Plan” has the meaning set forth in the Merger Agreement.

“Tiger Employee” means any (i) employee who immediately prior to the Distribution Effective Time is employed by a SpinCo Group Member or a Direct Sale Transferred Subsidiary or (ii) Automatically Transferring Tiger Employee.

“Tiger Group Member” means each member of the Tiger Group.

“Transferring Arrangements” means each of the Employee Plans set forth on Annex B to this Agreement.

“U.S. CBA” means each agreement governed by Section 301 of the Labor Management Relations Act, 29 U.S.C. § 185, between the Company, or an Affiliate of the Company, and any labor organization representing any employees working for the Tiger Business and employed in the United States.

“U.S. Company Plans” means any Company Plans primarily covering (i) current employees of the Company or any of its Affiliates who are employed in the United States or (ii) former employees of the Company or any of its Affiliates who immediately prior to the termination of their employment were employed in the United States.

“U.S. Continuing Employees” means all Continuing Employees employed in the United States.

“U.S. Transferring Arrangements” means each Transferring Arrangement primarily covering Tiger Employees or Offer Employees who are primarily employed in the United States or Former Tiger Employees who were primarily employed in the United States.

ARTICLE II
EMPLOYMENT OF TIGER EMPLOYEES AND OFFER EMPLOYEES

Section 2.1   Continuation of Employment and Offers of Employment.

(a)	As of the applicable Employment Commencement Date,
(i)	(A) SpinCo shall, or shall cause a SpinCo Group Member to, continue to employ each Tiger Employee who immediately prior to such Employment Commencement Date was employed by a SpinCo Group Member, and (B) Direct Sale Purchaser shall cause a Direct Sale Transferred Subsidiary to continue to employ each Tiger Employee who immediately prior to such Employment Commencement Date was employed by such Direct Sale Transferred Subsidiary;
(ii)	SpinCo and Direct Sale Purchaser shall, or shall cause their respective Subsidiaries to, accept the automatic transfer and continue the employment of the Automatically Transferring Tiger Employees as successor employers;
(iii)	Direct Sale Purchaser shall, or shall cause one of its Subsidiaries to, offer employment to each Offer Employee who is not an Inactive Offer Employee;
(iv)	Direct Sale Purchaser shall, or shall cause one of its Subsidiaries to, offer employment to each Inactive Offer Employee, provided that, not later than the later of (i) twelve (12) months after the Distribution Date or (ii) such longer period as required by Applicable Law, such Inactive Offer Employee presents himself or herself to Direct Sale Purchaser or its applicable Subsidiary as able to commence active employment with Direct Sale Purchaser or such Subsidiary and actually commences such employment by such date.

Each offer of employment made pursuant to this Section 2.1 will be consistent with the terms and conditions set out in this Agreement.

(b)	Census. Prior to the execution of the Merger Agreement, the Company provided to Parent a true and complete census (the “Employee Census”), as of the date provided, of all (i) employees of a SpinCo Group Member, (ii) employees of a Direct Sale Transferred Subsidiary, (iii) Automatically Transferring Tiger Employees, and (iv) Offer Employees, with each individual identified by name (where permitted by Applicable Law), employee identification number, employing entity, location, title and active or inactive status. The Company shall provide to Parent between ten (10) Business Days and fifteen (15) Business Days prior to the Distribution Date an updated version of the Employee Census, which shall be true and complete as of the date provided, and which shall (A) reflect employment terminations and new hires and transfers and (B) identify whether each individual is employed by a Tiger Group Member, is an Automatically Transferring Tiger Employee, or is an Offer Employee (separately identifying whether any such individual is in the Company Corporate Rotational Program). Prior to the Distribution Date the Company may only add individuals to the Employee Census (x) who are hired or transferred in the ordinary course of business consistent with past practice either (I) to replace individuals who were removed from the Employee Census due to employment terminations or (II) as manufacturing or production employees or (y) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 2.2   No Guarantee of Employment.  Notwithstanding any other provision of this Agreement, the Separation Agreement, the Merger Agreement or any Collective Bargaining Agreement, and subject to Applicable Law, no Tiger Group Member shall be obligated to continue to employ any Continuing Employee for any specific period of time following his or her Employment Commencement Date.

Section 2.3   Terms and Conditions of Employment.

(a)	Generally. During the applicable Continuation Period, while employed by SpinCo, Parent, Direct Sale Purchaser, any Direct Sale Transferred Subsidiary or any of their respective Affiliates, each Continuing Employee shall be entitled to receive from Parent, SpinCo, Direct Sale Purchaser, any Direct Sale Transferred Subsidiary or one of their respective Affiliates:
(i)	at least the same salary or wages, same cash incentive compensation opportunities and same cash bonus opportunities as were provided to such Continuing Employee immediately prior to the Distribution Effective Time;

(ii)	employee benefits having a comparable aggregate employer-provided value (including the value of tax qualified and non-tax qualified defined benefit plans and retiree health benefits) to those provided to such Continuing Employee by the Company and its Affiliates immediately prior to the Distribution Effective Time; provided, that for purposes of this covenant, stock options and other equity awards shall be disregarded, except as otherwise required by Applicable Law; and
(iii)	to the extent required by Applicable Law or a Transferring Arrangement, other material terms and conditions of employment as were provided to such Continuing Employee immediately prior to the Distribution Effective Time, subject to the terms and conditions of this ARTICLE II.
(b)	Bonuses. As of the Distribution Effective Time, SpinCo, Direct Sale Purchaser and each Direct Sale Transferred Subsidiary shall, or shall cause one of their respective Affiliates to, honor all obligations of the Company and its Affiliates to each Continuing Employee pursuant to any cash incentive or bonus program covering such Continuing Employee as of the Distribution Effective Time. SpinCo, Direct Sale Purchaser and each Direct Sale Transferred Subsidiary shall, or shall cause one of their respective Affiliates to, pay Continuing Employees cash incentives or bonuses for the entire applicable performance measurement period which includes the Distribution Effective Time in accordance with such programs.
(c)	Vacation and Paid Time Off. SpinCo, Direct Sale Purchaser and each Direct Sale Transferred Subsidiary shall, or shall cause one of their respective Affiliates to, provide vacation benefits to Continuing Employees for so long as they are employed with SpinCo, Direct Sale Purchaser, any Direct Sale Transferred Subsidiary or one of their respective Affiliates that are at least as favorable as those provided to Continuing Employees under the applicable vacation program of the Company or its Affiliates immediately prior to the Distribution Effective Time. Effective as of the Distribution Effective Time, SpinCo, Direct Sale Purchaser and each Direct Sale Transferred Subsidiary shall, or shall cause one of their respective Affiliates to, honor all obligations of the Company, SpinCo and their respective Affiliates for the accrued, unused vacation and paid time off as of the Distribution Effective Time for Continuing Employees.
(d)	Severance Benefits. SpinCo, Direct Sale Purchaser and each Direct Sale Transferred Subsidiary shall, or shall cause one of their respective Affiliates to, provide severance benefits to any Continuing Employee who is laid off or terminated by SpinCo, Direct Sale Purchaser, any Direct Sale Transferred Subsidiary or any of their respective Affiliates during the applicable Continuation Period in an amount that is equal to the greater of (i) the severance benefits that the Continuing Employee would have been entitled to pursuant to the terms of any Tiger Benefit Plan or severance and/or layoff plan of the Company or its Affiliates, as applicable, as would have applied to such Continuing Employee immediately prior to the Distribution Effective Time, or (ii) the severance benefits provided under the severance arrangements of Parent, SpinCo, Direct Sale Purchaser, any Direct Sale Transferred Subsidiary or one of their respective Affiliates applicable to similarly-situated employees, in either case to be calculated on the basis of the Continuing Employee’s compensation and service at the time of the layoff or other termination. Severance benefits shall be administered under the terms of the applicable severance plan of Parent, SpinCo, Direct Sale Purchaser, a Direct Sale Transferred Subsidiary or any of their respective Affiliates. In addition, SpinCo shall consider such laid off or terminated Continuing Employee for a pro rata bonus under the terms of the bonus plan of Parent, SpinCo or their respective Affiliates in which the employee participates, including as contemplated by Section 2.3(b).
(e)	Credit for Service. SpinCo, Direct Sale Purchaser, and each Direct Sale Transferred Subsidiary shall, or shall cause one of their respective Affiliates to, credit Continuing Employees for service earned prior to the Distribution Effective Time with the Company or any of its Affiliates based on information provided by the Company to SpinCo, in addition to service earned with Parent, SpinCo, Direct Sale Purchaser, a Direct Sale Transferred Subsidiary and any of their respective Affiliates after the Distribution Effective Time, (i) to the extent that service is relevant for purposes of eligibility, vesting or the calculation of vacation, sick days, severance, layoff and similar benefits under any retirement or other employee benefit plan, program or arrangement of Parent, SpinCo, Direct Sale Purchaser, a Direct

Sale Transferred Subsidiary or any of their respective Affiliates for the benefit of the Continuing Employees after the Distribution Effective Time, and (ii) for such additional purposes as may be required by Applicable Law; provided, however, that nothing herein shall result in a duplication of benefits with respect to the Continuing Employees.

(f)	Pre-existing Conditions; Coordination. SpinCo, Direct Sale Purchaser and each Direct Sale Transferred Subsidiary shall, and shall cause their respective Affiliates to, waive limitations on benefits relating to any pre-existing conditions of the Continuing Employees and their eligible spouses and dependents. SpinCo, Direct Sale Purchaser and each Direct Sale Transferred Subsidiary shall, and shall cause their respective Affiliates to, recognize for purposes of annual deductible and out-of-pocket limits under their health plans applicable to Continuing Employees, deductible and out-of-pocket expenses paid by Continuing Employees and their respective spouses and dependents under the Company’s or any of its Affiliates’ health plans in the calendar year in which the Distribution Effective Time occurs.
(g)	Non-U.S. Continuing Employees. In the case of the Non-U.S. Continuing Employees, SpinCo, Direct Sale Purchaser, each Direct Sale Transferred Subsidiary, and their respective Affiliates shall comply with any additional obligations or standards required by Applicable Laws and any applicable Non-U.S. CBA governing the terms and conditions of their employment or severance of employment in connection with the Distribution, the Direct Sale, the Merger or otherwise.
(h)	Collective Bargaining Agreements. The Parties understand and agree that the obligations referenced in subsections (a), (c), (d) and (e) above shall be superseded by the terms of any collective bargaining agreement entered into on or after the Closing Date with respect to any Continuing Employees covered by such collective bargaining agreement.

Section 2.4   Collective Bargaining Agreements.

(a)	U.S. CBAs. For the Continuing Employees who are Offer Employees covered by any U.S. CBA, Parent shall, or shall cause Direct Sale Purchaser to, consistent with Applicable Law and to the extent Parent and/or Direct Sale Purchaser is deemed to be a successor employer under the National Labor Relations Act, recognize and, if requested to, bargain in good faith as a successor employer with any labor organization that has been certified or recognized as the exclusive collective bargaining representative of any Continuing Employee who is an Offer Employee; provided, that nothing in this Agreement, the Separation Agreement or the Merger Agreement requires Parent, Direct Sale Purchaser or any of their Affiliates to assume any U.S. CBAs.
(b)	Non-U.S. CBAs. Subject to Parent’s compliance with its obligations pursuant to Section 2.4(c), prior to the Distribution Effective Time, the Company shall, or cause an Affiliate of the Company to:
(i)	ensure that a Tiger Group Member assumes or maintains each Non-U.S. CBA that (A) covers any Non-U.S. Continuing Employees, (B) otherwise requires assumption by Applicable Law, or (C) expressly states that such agreement applies to successors;
(ii)	provide notice of the Distribution and Merger to each labor organization representing any Non-U.S. Continuing Employee that is covered by a Non-U.S. CBA in accordance with the Regulations and/or other Applicable Laws, if applicable;
(iii)	ensure that a Tiger Group Member recognizes and bargains in good faith with the applicable representative bodies of any Non-U.S. Continuing Employees, in each case, in connection with the transactions contemplated by this Agreement and the Separation Agreement, to the extent applicable;
(iv)	comply with any consultation obligations with labor unions, works councils or other labor organizations representing employees of the Tiger Business employed outside of the United States in accordance with the Regulations and/or other Applicable Laws; and
(v)	take no actions in violation of the Regulations or other Applicable Laws pertaining to the protection of employee rights in the event of the transfer of undertakings.

(c)	Cooperation by Parent. Parent shall, and shall cause its Affiliates to, cooperate in good faith with the Company and its Affiliates to enable the Company to meet its obligations pursuant to Section 2.4(b), including, without limitation, by promptly providing the Company with any such information as the Company may reasonably request in order to meet its consultation obligations pursuant to Section 2.4(b)(iv).
(d)	Collective Bargaining. Prior to the Merger Effective Time, the Company or an Affiliate of the Company will comply with any notice and/or collective bargaining obligations under Applicable Laws or Regulations with respect to the transactions contemplated by the Merger Agreement, the Separation Agreement and this Agreement. Subject to Applicable Law, the Company shall provide advance notice to Parent of any material modifications to any Collective Bargaining Agreement covering any employees of the Tiger Business; provided that, prior to the Merger Effective Time, the Company shall retain the sole authority to agree to or implement any modifications.
(e)	Indemnification for Certain Excluded Employment Liabilities. Notwithstanding any other provision of this Agreement, Parent will indemnify the Company for any monetary losses suffered by the Company or any of its Affiliates as a result of pending or future claims asserted by any Offer Employees (or labor organizations representing Offer Employees on behalf of such Offer Employees) under any U.S. CBAs (including, but not limited to, grievances, arbitrations, settlements or other obligations under the U.S. CBAs), excluding any claims asserted by Offer Employees (or labor organizations representing Offer Employees) pertaining to modification, termination or denial of any benefits provided under any Employee Plans that are not expressly allocated to a Tiger Group Member, provided that nothing herein shall be construed to require Parent or any Subsidiary or Affiliate of Parent to assume any contractual obligation under such U.S. CBAs.

Section 2.5   Liabilities.  As of the Distribution Effective Time, SpinCo shall, or shall cause another Tiger Group Member or another Affiliate of SpinCo to, assume or retain any and all Employment Liabilities, and such Employment Liabilities shall be treated for all purposes as SpinCo Liabilities under the Separation Agreement. As of the Distribution Effective Time, the Company shall, or shall cause an Affiliate of the Company (other than a Tiger Group Member) to, assume or retain any and all Excluded Employment Liabilities, and such Excluded Employment Liabilities shall be treated for all purposes as Excluded Liabilities under the Separation Agreement, subject to Parent’s indemnification obligations under Section 2.4(e) of this Agreement.

ARTICLE III
CONTINUING EMPLOYEES – ADDITIONAL EMPLOYMENT TERMS

Section 3.1   Individual Employee Agreements.  Within ten (10) Business Days after the execution of the Merger Agreement, the Company shall provide to Parent a true and complete list of all individuals who are a party to a Retention Agreement, including the aggregate retention payment due to each individual under the applicable Retention Agreement. Each SpinCo Group Member and Direct Sale Transferred Subsidiary shall retain exclusive responsibility at and after the Distribution Effective Time for all Employee Agreements applicable to such SpinCo Group Member or Direct Sale Transferred Subsidiary. As of the applicable Employment Commencement Date, SpinCo and Direct Sale Purchaser shall, or shall cause their respective Affiliates to, assume all obligations of the Company and its Affiliates (other than SpinCo Group Members and Direct Sale Transferred Subsidiaries) under all Employee Agreements for any Continuing Employees or Former Tiger Employees to which the Company or any of its Affiliates (other than SpinCo Group Members and any Direct Sale Transferred Subsidiaries) has any obligation, contingent or otherwise; provided, however, that the Company or such Affiliates shall be exclusively responsible for making any payments that vest as of the Closing Date (the “Closing Payments”) under the Retention Agreements, and Parent and its Affiliates shall be exclusively responsible for making any payments that vest under the Retention Agreements following the Closing Date for all Continuing Employees; provided further that, to the extent that the aggregate amount of such payments required to be made by Parent and its Affiliates exceeds $32,500,000, the Company or one of its Affiliates shall promptly pay Parent an amount equal to such excess. All Tax deductions with respect to the Closing Payments shall be for the account of the Company and its Affiliates, and the SpinCo Group and Direct Sale Purchaser shall not claim any such deductions.

Section 3.2   Corporate Program Rotational Employees.  Notwithstanding any provision to the contrary contained herein, each employee of the Company or any of its Affiliates who is in the Company Corporate Rotational Program and engaged in the Tiger Business on the Distribution Date shall be deemed to be an Offer

Employee and may elect prior to the Distribution Effective Time either to (i) accept an offer of employment pursuant to Section 2.1(a)(iii) with the opportunity to become a Continuing Employee in accordance with this Agreement and be allowed to continue the coursework to earn a certificate under the Company Corporate Rotational Program, or (ii) complete his or her rotation with the Tiger Business as an employee of the Company or any of its Affiliates and thereafter be transferred to any of the businesses of the Company or any of its Affiliates other than the Tiger Business.

ARTICLE IV
U.S. COMPANY PLANS

Section 4.1   No Assumption or Transfer of U.S. Company Plans.  Except as otherwise specifically provided herein, the SpinCo Group, Direct Sale Purchaser and each Direct Sale Transferred Subsidiary shall not assume, and the Company or its Affiliates shall retain, any obligations or Liabilities under or with respect to, or receive any right or interest in any trusts relating to, any assets of or any insurance, administration or other contracts pertaining to, any of the U.S. Company Plans.

Section 4.2   Participation in U.S. Company Plans.  Except as otherwise specifically provided herein, all U.S. Continuing Employees will cease, effective as of the applicable Employment Commencement Date, any participation in and any benefit accrual under each of the U.S. Company Plans, except as required by Applicable Law. The Company shall, and shall cause its Affiliates to, take all necessary actions to effect such cessation of participation by U.S. Continuing Employees under the U.S. Company Plans. Notwithstanding the foregoing provisions of this Section 4.2, U.S. Continuing Employees may continue after their respective Employment Commencement Date to participate in accordance with, and subject to, their eligibility under the terms of the applicable U.S. Company Plans as in effect from time to time as follows:

(a)	each U.S. Continuing Employee shall continue participation under the U.S. Company Plans which provide health, disability, worker’s compensation, life insurance or similar benefits with respect to claims incurred by such U.S. Continuing Employee and his or her eligible spouse, dependents or qualified beneficiaries, as applicable, on or prior to the applicable Employment Commencement Date;
(b)	each U.S. Continuing Employee shall continue participation under the U.S. Company Plans which are pension plans with respect to vested, accrued benefits as of the applicable Employment Commencement Date;
(c)	each U.S. Continuing Employee shall continue participation under the U.S. Company Plans with respect to outstanding stock options or other equity awards;
(d)	each eligible U.S. Continuing Employee may elect to participate in post-retirement coverage under the Company Life, Disability and Medical Plan as in effect from time to time; and
(e)	each U.S. Continuing Employee shall continue participation in the U.S. Company Plans to the extent required by Applicable Law or the terms of the U.S. Company Plans.

SpinCo, Direct Sale Purchaser and each Direct Sale Transferred Subsidiary shall, or shall cause one of their respective Affiliates to, reimburse the Company promptly for any payments under Section 4.2(a), as well as accrued and unpaid insurance premiums and other amounts, in each case, with respect to the benefits provided under Section 4.2(a), as of the Distribution Effective Time relating to the U.S. Company Plans with respect to the Tiger Business, upon receipt of periodic billing for such amounts.

Section 4.3   Flexible Spending Plan Treatment.  With respect to any U.S. Continuing Employee who immediately prior to such U.S. Continuing Employee’s Employment Commencement Date was a participant in a health or dependent care flexible spending account plan maintained by the Company or any of its Affiliates (collectively, the “Company FSA Plans”): (i) if SpinCo, Direct Sale Purchaser or any of their respective Affiliates maintains a general purpose health flexible spending account plan (a “GPHFSA Plan”), SpinCo, Direct Sale Purchaser and the Company shall, or shall cause one of their respective Affiliates to, effect an FSA Transfer (as defined below) of such U.S. Continuing Employee’s account balance (if any) under the Company GPHFSA Plan to the GPHFSA Plan of SpinCo, Direct Sale Purchaser or one of their respective Affiliates; (ii) if SpinCo, Direct Sale Purchaser or any of their respective Affiliates maintains a limited purpose health flexible spending account plan (a “LPHFSA Plan”), SpinCo, Direct Sale Purchaser and the Company shall, or shall cause one of their respective Affiliates to, effect an FSA Transfer of such U.S. Continuing Employee’s account balance (if any) under the Company LPHFSA Plan to the LPHFSA Plan of SpinCo or one of its Affiliates; and (iii) if

SpinCo, Direct Sale Purchaser or any of their respective Affiliates maintains a dependent care flexible spending account (a “DCFSA Plan”), SpinCo, Direct Sale Purchaser and the Company shall, or shall cause one of their respective Affiliates to, effect an FSA Transfer of such U.S. Continuing Employee’s account balance (if any) under the Company DCFSA Plan to the applicable DCFSA Plan of SpinCo or one of its Affiliates. For purposes of this Section 4.3 and subject to all applicable rules as required by Applicable Law and SpinCo’s, Direct Sale Purchaser’s or their respective Affiliates’ plans, an “FSA Transfer” involves (A) SpinCo, Direct Sale Purchaser or one of their Affiliates (I) effectuating the election of a U.S. Continuing Employee in effect under the applicable Company FSA Plans immediately prior to the applicable Employment Commencement Date and (II) assuming responsibility for administering and paying under the applicable plans of the Tiger Group all eligible reimbursement claims of such U.S. Continuing Employee incurred in the calendar year in which the applicable Employment Commencement Date occurs that are submitted for payment on or after such Employment Commencement Date, whether such claims arose before, on or after such Employment Commencement Date and (B) as soon as practicable following the applicable Employment Commencement Date, the Company shall (or shall cause any of its Affiliates to) cause to be transferred to a Tiger Group Member in connection with the actions taken pursuant to clauses (A) and (B) an amount in cash equal to (1) the sum of all contributions to the applicable Company FSA Plans made with respect to the calendar year in which such Employment Commencement Date occurs by or on behalf of such U.S. Continuing Employee prior to such Employment Commencement Date, reduced by (2) the sum of all claims incurred by such U.S. Continuing Employee under the applicable Company FSA Plans in the calendar year in which the applicable Employment Commencement Date occurs that are submitted for payment prior to such Employment Commencement Date; provided, however, that if the amount described in clause (2) above exceeds the amount described in clause (1) above, SpinCo or Direct Sale Purchaser shall, or shall cause a SpinCo Group Member or Direct Sale Transferred Subsidiary to, reimburse the Company for such difference.

ARTICLE V
U.S. TRANSFERRING ARRANGEMENTS

Section 5.1   As of the Distribution Effective Time, SpinCo or Direct Sale Purchaser shall assume and discharge, or cause a SpinCo Group Member or Direct Sale Transferred Subsidiary to assume or to continue sponsorship of, as the case may be, each U.S. Transferring Arrangement or shall cause their respective Affiliates to assume and discharge all obligations with respect to the U.S. Transferring Arrangements.

Section 5.2   SpinCo and the Company shall, or shall cause their respective Affiliates to, as the case may be, take any necessary actions to cause, no later than immediately prior to the Distribution Effective Time, any current or former employees of the Company and its Affiliates (other than the Tiger Employees, Offer Employees and Former Tiger Employees) who are covered by any U.S. Transferring Arrangement that is a cash bonus or cash incentive plan to cease coverage under such U.S. Transferring Arrangement.

ARTICLE VI
NON-U.S. CONTINUING EMPLOYEES

Section 6.1   Terms and Conditions of Employment.  In the case of the Non-U.S. Continuing Employees, SpinCo and Direct Sale Purchaser shall, and shall cause one of their respective Affiliates to, in addition to meeting the requirements of this Agreement, comply with any additional obligations or standards required by Applicable Laws governing the terms and conditions of their employment or severance of employment in connection with the transfer of the Tiger Business or otherwise.

Section 6.2   Severance Indemnity.  In the event (i) the SpinCo Group, Direct Sale Purchaser or any of their respective Affiliates do not provide Non-U.S. Continuing Employees a mirror benefit plan that is identical to the provisions that are in effect as of the Distribution Effective Time under each Non-U.S. Company Plan covering Non-U.S. Continuing Employees, or (ii) the SpinCo Group, Direct Sale Purchaser or any of their respective Affiliates amends or otherwise modifies on or after the Merger Effective Time any such mirror benefit plan, any Non-U.S. Transferring Arrangement in which any Non-U.S. Continuing Employee was covered or eligible for coverage immediately prior to the Distribution Effective Time, or other term or condition of employment applicable to such Non-U.S. Continuing Employee immediately prior to the Distribution Effective Time, in each case in a manner that results in any obligation, contingent or otherwise, of the Company or its Affiliates to pay any severance, termination indemnity, or other similar benefit (including such benefits required under Applicable Law) to such person, such severance, termination indemnity, or other similar benefits (and any additional

Liability incurred by the Company or any of its Affiliates in connection therewith) shall be treated as SpinCo Liabilities subject to indemnification under the Separation Agreement.

ARTICLE VII
NON-U.S. COMPANY PLANS

Section 7.1   In the case of a Non-U.S. Company Plan, the Company or its Affiliates shall take any necessary actions to cause, as of their respective applicable Employment Commencement Dates, all Non-U.S. Continuing Employees and their eligible spouses, dependents and beneficiaries who are covered by any Non-U.S. Company Plan to cease coverage under such Non-U.S. Company Plan. With respect to a Non-U.S. Company Plan that is a defined benefit or defined contribution plan with assets set aside in a trust or other vehicle to fund the plan, except as otherwise required by Applicable Law or this Agreement, the Company and its Affiliates shall retain all Assets and Liabilities with respect to such Non-U.S. Continuing Employees and their eligible dependents and beneficiaries.

Section 7.2   In relation to the Pension Regulations 67 Years of Stichting Company - Pensioenfonds (Company Pension Foundation), the SpinCo Group or Direct Sale Purchaser will pay to the trustees of that plan such sum as the trustees shall demand in respect of exit, indexation, recovery and exception costs. Such payment will be made within 30 days of receipt of such demand. With respect to any Non-U.S. Company Plan subject to the laws of the United Kingdom of Great Britain and Northern Ireland, SpinCo Group or Direct Sale Purchaser shall, or shall cause their respective Affiliates to, pay to the trustees of each such plan all Liabilities payable under Section 75 of the Pensions Act 1995 (as modified by regulations under that Act, the Pensions Act 2004 and the Occupational Pension Schemes (Employer Debt) Regulations 2005) related to any Continuing Employee, Tiger Employee, Offer Employee or Former Tiger Employee. Any amounts paid by the SpinCo Group, Direct Sale Purchaser, or any other Tiger Group Member pursuant to this Section 7.2 shall be treated as Excluded Liabilities subject to indemnification under the Separation Agreement.

ARTICLE VIII
NON-U.S. TRANSFERRING ARRANGEMENTS

Section 8.1   As of the Distribution Effective Time, SpinCo or Direct Sale Purchaser shall assume and discharge, or shall cause a SpinCo Group Member or Direct Sale Transferred Subsidiary to assume or to continue sponsorship of, as the case may be, each Non-U.S. Transferring Arrangement or shall cause their respective Affiliates to assume and discharge all obligations with respect to the Non-U.S. Transferring Arrangements.

Section 8.2   SpinCo and the Company shall, or shall cause their respective Affiliates to, as the case may be, take any necessary actions to cause, no later than immediately prior to the Distribution Effective Time, any current or former employees of the Company and its Affiliates (other than the Tiger Employees, Offer Employees and Former Tiger Employees) and their eligible spouses, dependents and beneficiaries who are covered by any Non-U.S. Transferring Arrangement to cease coverage under such Non-U.S. Transferring Arrangement.

ARTICLE IX
AUTOMATICALLY TRANSFERRING TIGER EMPLOYEES

Section 9.1   Without prejudice to SpinCo’s and Direct Sale Purchaser’s obligations under this Agreement, the Regulations will apply to the transactions contemplated by the Separation Agreement, including the Internal Reorganization, in the jurisdictions subject to the Regulations. The Parties confirm that it is their intention that the contracts of employment of the Tiger Employees in such jurisdictions (including any rights, powers, duties and Liabilities under or in connection with their contracts) shall, to the extent required by the Regulations, transfer by operation of Applicable Law to the SpinCo Group and Direct Sale Purchaser with effect from such employee’s Employment Commencement Date, and each such Tiger Employee shall be an Automatically Transferring Tiger Employee for the purposes of this Agreement.

Section 9.2   If any contract of employment (including any rights, powers, duties and Liabilities under or in connection with such contract) of any person who should have been a Continuing Employee, was intended to be an Automatically Transferring Tiger Employee and was listed on the Employee Census (each, an “Intended Transferee”) is found or alleged to continue with the Company or its Affiliates after the Closing Date, the Parties agree that: (a) a SpinCo Group Member, Direct Sale Purchaser or one of their Affiliates shall within fourteen (14) days of discovering such a finding or allegation make to such Intended Transferee an offer in writing to employ him or her under a new contract of employment to take effect upon the termination referred to below; (b) such offer of employment will satisfy the obligations set out in Section 2.1 except as otherwise provided in this ARTICLE IX; and (c) upon that offer being made by such SpinCo Group Member, Direct Sale Purchaser or Affiliate or on the expiry of the fourteen (14)-day period from the date of discovery of such a finding or allegation, the Company or its Affiliates will terminate the employment of the Intended Transferee, and any Liabilities of any kind suffered or incurred by the Company or its Affiliates as a direct or indirect result of the employment or termination of employment of such Intended Transferee shall be treated as SpinCo Liabilities subject to indemnification under the Separation Agreement.

ARTICLE X
PENSION PLAN FUNDING

Section 10.1   Transferred Pension Plan Final PBO Amount.  For purposes of this ARTICLE X, actuarial determinations shall be based upon actuarial assumptions and methodologies used in preparing the most recent audited financial statements of the Company as of the date of the determination (“Company’s GAAP Assumptions”), with the exception that the discount rate used in the Company’s GAAP Assumptions will be adjusted (in a manner consistent with the discount rate calculated in the Company’s GAAP Assumptions) for the movement in the underlying discount rate from the date that the Company’s GAAP Assumptions were originally determined to the Distribution Effective Time. The Company shall cause a qualified actuary (“Company’s Actuary”) to provide a report within forty-five (45) days following the Distribution Effective Time setting forth a detailed calculation and breakdown of its determination of the actuarial present value of the “projected benefit obligation” as defined in Topic 715 in the FASB’s Accounting Standards Codification (the “PBO”) for each Employee Plan that transfers to the Tiger Group, Parent or one of their Affiliates pursuant to Applicable Law and Transferring Arrangement that, in each case, is a defined benefit pension or termination indemnity plan (such Employee Plans and Transferring Arrangements, the “Transferred Pension Plans”), as of the Distribution Effective Time and any back-up information reasonably required by Parent or its qualified actuary (“Parent’s Actuary”) to confirm the accuracy of such determination. Unless Parent notifies the Company of an objection to the determination by the Company’s Actuary of the PBO within forty-five (45) days following the Company’s delivery of the determination by the Company’s Actuary, such initial determinations of the PBO will become final and binding on the Company, Parent and their respective Affiliates. If Parent disputes the accuracy of the determinations, Parent and Parent’s Actuary and the Company and the Company’s Actuary shall cooperate to identify the basis for such disagreement and act in good faith to resolve such dispute. If Parent and the Company are able to reach agreement, then they will reduce such agreement to writing and such agreement will become final and binding on the Company, Parent and their respective Affiliates. To the extent that a dispute is unresolved after a forty-five (45)-day period following identification of such dispute, the determinations shall be verified by an independent third-party actuary selected by the mutual agreement of the Company and Parent. The decision of such third-party actuary shall be made within thirty (30) days after its engagement and shall be final, binding and conclusive on the Company, Parent and their respective Affiliates. The Company and Parent shall share equally the costs of such third-party actuary. The PBO of the Transferred Pension Plans as finally determined in accordance with this Section 10.1 shall be the “Final PBO Amount.”

Section 10.2   Pension Transfer Amounts.  Within forty-five (45) days following the Distribution Effective Time, with respect to any Transferred Pension Plan that is funded immediately prior to the Distribution Effective Time, the Company may cause the assets of the trusts or other funding vehicles under such Transferred Pension Plan to be transferred to the corresponding trusts or other funding vehicles of the Tiger Group in the form of cash (or, if mutually agreed by the Company and Parent, in the form of cash equivalents, marketable securities or insurance contracts (to the extent allowable under the terms of such contracts and exclusively intended to cover plan benefits)). The amount of assets actually transferred to the trust or other funding vehicle of the Tiger Group pursuant to this Section 10.2 with respect to each Transferred Pension Plan is referred to as the “Pension Transfer Amount.”

Section 10.3   Reimbursement for Underfunding.  Notwithstanding anything in this Agreement to the contrary, with respect to each Transferred Pension Plan, in the event the Pension Transfer Amount is less than the Final PBO Amount with respect to such plan, the Company will pay to Parent a cash amount equal to such deficit within thirty (30) days after the determination of the Final PBO Amount with respect to such plan.

ARTICLE XI
EMPLOYEE MATTERS FOLLOWING THE MERGER EFFECTIVE TIME

Section 11.1   Continuing Employees – Additional Employment Terms.  From and after the Merger Effective Time, Parent shall, and shall cause the Tiger Group and their respective Affiliates to, honor all obligations of the Tiger Group under this Agreement. In addition, if Parent or Parent’s Affiliate (other than a Tiger Group Member) employs any Continuing Employee from or after Merger Effective Time, Parent or such Affiliate shall comply with all obligations of the Tiger Group under this Agreement with respect to Parent’s or its Affiliate’s employment of such employee.

Section 11.2   Non-U.S. Continuing Employees.

(a)	Terms and Conditions of Employment. In the case of the Non-U.S. Continuing Employees, Parent shall, and shall cause each Tiger Group Member to, in addition to meeting the requirements of this Section 11.2, comply with any additional obligations or standards required by Applicable Laws governing the terms and conditions of their employment or severance of employment in connection with the Separation, the Direct Sale, the Distribution, the Merger or otherwise.
(b)	Severance Indemnity. In the event (i) Parent, SpinCo, Direct Sale Purchaser or any of their respective Affiliates does not provide Non-U.S. Continuing Employees a mirror benefit plan that is identical to the provisions that are in effect as of the Merger Effective Time under each Non-U.S. Company Plan covering Non-U.S. Continuing Employees, or (ii) Parent, SpinCo, Direct Sale Purchaser or any of their respective Affiliates amends or otherwise modifies on or after the Merger Effective Time any such mirror benefit plan, any Non-U.S. Transferring Arrangements in which any Non-U.S. Continuing Employee was covered or eligible for coverage immediately prior to the Distribution Effective Time, or other term or condition of employment applicable to such Non-U.S. Continuing Employee immediately prior to the Distribution Effective Time, in each case in a manner that results in any obligation, contingent or otherwise, of the Company or its Affiliates to pay any severance, termination indemnity, or other similar benefit (including such benefits required under Applicable Law) to such person, such severance, termination indemnity, or other similar benefits (and any additional Liability incurred by the Company or any of its Affiliates in connection therewith) shall be treated as SpinCo Liabilities under the Separation Agreement.

Section 11.3   Cooperation and Assistance.

(a)	Mutual Cooperation by the Company and Parent. From and after the date of this Agreement and after the Merger Effective Time, the Company and Parent shall, and each shall cause their respective Affiliates (including, in the case of Parent, SpinCo and Direct Sale Purchaser) to, cooperate with the other party and its Affiliates to facilitate the obligations of Parent, SpinCo, Direct Sale Purchaser and their respective Affiliates under this Agreement, including but not limited to (i) providing (to the extent permitted by Applicable Law) such current information regarding Continuing Employees or Former Tiger Employees on an ongoing basis as may be necessary to facilitate determinations of eligibility for, and payments of benefits to, such employees (and their spouses and dependents, as applicable) under the Parent Benefit Plans, Transferring Arrangements or Company Plans, as applicable, and (ii) giving such assistance as either party may reasonably require to comply with Applicable Law and regulations governing the transfer of employment from the Company or its Affiliates to SpinCo, Direct Sale Purchaser or their respective Affiliates (including Parent).
(b)	Consultation with Employee Representative Bodies. The Parties shall, and shall cause their respective Affiliates to, mutually cooperate in undertaking all legally required provision of information to, or consultations, discussions or negotiations with, employee representative bodies (including any unions or works councils that represent any individuals who are intended to become Continuing Employees covered by a Collective Bargaining Agreement) which represent employees affected by the transactions contemplated by this Agreement, the Separation Agreement and the Merger Agreement.

Section 11.4   Employee Data Protection.

(a)	Parent shall, and shall cause SpinCo, Direct Sale Purchaser and any applicable Affiliate of Parent, SpinCo or Direct Sale Purchaser to, comply with all Applicable Laws regarding the maintenance, use, sharing and processing of Company Personal Data, including, but not limited to (i) compliance with any applicable requirements to provide notice to, or obtain consent from, the data subject for processing of Company Personal Data or the identification of such other lawful basis for processing after the Merger Effective Time, and (ii) taking any other steps necessary to comply with Applicable Laws in relation to data protection, including but not limited to, the execution of any separate agreements with the Company or its Affiliates to facilitate the lawful processing of certain Company Personal Data (such agreements to be executed before or after the Merger Effective Time, as necessary).

(b)	The Company shall, and shall cause its Affiliates to, comply with all Applicable Laws regarding the maintenance, use, sharing and processing of Company Personal Data, including, but not limited to (i) compliance with any applicable requirements to provide notice to, or obtain consent from, the data subject for processing of Company Personal Data or the identification of such other lawful basis for processing before the Distribution Effective Time (including with respect to transfer of Company Personal Data to Parent or any of its Affiliates), and (ii) taking any other steps necessary to comply with Applicable Laws in relation to data protection, including but not limited to, the execution of any separate agreements with Parent, SpinCo or their respective Affiliates to facilitate the lawful processing of certain Company Personal Data (such agreements to be executed before or after the Merger Effective Time as necessary, notwithstanding anything to the contrary above).
(c)	Parent shall, and shall cause SpinCo, Direct Sale Purchaser and all applicable Affiliates of Parent, SpinCo and Direct Sale Purchaser to, share and otherwise process Company Personal Data only as legally permitted. Parent, SpinCo, Direct Sale Purchaser and their respective Affiliates shall use appropriate technical and organizational measures to ensure the security and confidentiality of Company Personal Data in order to prevent, among other things, accidental, unauthorized or unlawful destruction, damage, modification, disclosure, access or loss. Parent agrees that, before the Merger Effective Time, neither it nor its Affiliates shall disclose any Company Personal Data to third parties without the express written approval of the Company, unless required by Applicable Law. Parent, SpinCo, Direct Sale Purchaser and their respective Affiliates shall promptly inform the Company of any breach of this security and confidentiality undertaking, unless prohibited from doing so by Applicable Law.

Section 11.5   Non-Solicitation by the Company.  During the twelve (12)-month period following the Merger Effective Time, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, solicit or induce or attempt to solicit or induce any Continuing Employee who was a member of the Company’s executive band or higher immediately prior to the Distribution Effective Time to leave the employ of Parent, SpinCo or their respective Affiliates.

Section 11.6   Non-Solicitation by Parent.  During the twelve (12)-month period following the Merger Effective Time, Parent shall not, and shall cause its Subsidiaries (including SpinCo, Direct Sale Purchaser and its Subsidiaries) not to, directly or indirectly, induce or attempt to induce to leave the employ of the Company or its Affiliates any person who at the time occupies, or at any time during the preceding twelve (12) months occupied, a position: (i) assigned to the executive band or higher and working on matters relating to SpinCo or any other Tiger Group Member or the transactions contemplated by this Agreement, the Ancillary Agreements and the Merger Agreement or (ii) in connection with the provision of services to Parent, SpinCo, Direct Sale Purchaser or their respective Affiliates pursuant to a transition services agreement, in each case, whether or not such employee is a full-time or a temporary employee of the Company or its Affiliates, and whether or not such employment is pursuant to a written agreement.

Section 11.7   Exceptions to Non-Solicitation Restrictions.  Notwithstanding the limitations in Section 11.5 and Section 11.6 applicable to the Restricted Employees, such limitations shall not prohibit the Company and its Affiliates or Parent, SpinCo, Direct Sale Purchaser and their respective Affiliates from: (i) soliciting any Restricted Employee whose employment has been terminated, or who has been provided with formal notice of layoff, by Parent, SpinCo, Direct Sale Purchaser or their respective Affiliates or the Company or its Affiliates, as the case may be, (ii) placing public advertisements or conducting any other form of general solicitation that is not specifically targeted towards the Restricted Employees, or (iii) soliciting specifically identified Restricted Employees with the prior written agreement of the other Party.

ARTICLE XII
MISCELLANEOUS

Section 12.1   Impermissibility; Good Faith.  In the event that any provision of this Agreement is not permissible under any Applicable Law or practice, the Parties agree that they shall proceed in good faith under such Applicable Law or practice to carry out to the fullest extent possible the purposes of such provision.

Section 12.2   No Third Party Beneficiaries.  Notwithstanding the provisions of this Agreement or any provision of the Separation Agreement or the Merger Agreement, nothing in this Agreement (whether express or implied) is intended to or shall (i) create any third party beneficiary or other rights in any employee or former employee of the Company, Parent, the Tiger Group Member or any of their respective Subsidiaries or Affiliates (including any beneficiary or dependent thereof), or any other Person, (ii) amend any Employee Plan or any other employee benefit plan, program, policy or arrangement, (iii) require any Tiger Group Member, Parent, the Company or their respective Affiliates to continue any employee benefit plan, program, policy or arrangement beyond the time when it otherwise lawfully could be terminated or modified or (iv) provide any Tiger Employee, Offer Employee, Continuing Employee or any other individual with any rights to continued employment or in any way limit the ability of the Company, Parent, any Tiger Group Member or any of their respective Affiliates to terminate the employment of any individual at any time and for any reason.

Section 12.3   Incorporation by Reference from Separation Agreement.  The provisions of Article 7 of the Separation Agreement are incorporated by reference into this Agreement mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

GENERAL ELECTRIC COMPANY

By:
Name:
Title:
TRANSPORTATION SYSTEMS HOLDINGS INC.

By:
Name:
Title:
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:
Name:
Title:
WABTEC US RAIL, INC.

By:
Name:
Title:

Annex A

Employee Agreements

All Tiger Benefit Plans that are designated as “Employment Contract Templates” on Section 4.17(a) of the SpinCo Disclosure Schedule are incorporated by reference herein.

Annex B

Transferring Arrangements

1.   Transferred Pension Plans

All Tiger Benefit Plans designated as “Transferring Defined Benefit and Termination Benefit Plans” on Section 4.17(a) of the SpinCo Disclosure Schedule are incorporated by reference herein.

2.   Transferred Bonus Plans

All Tiger Benefit Plans designated as “Incentive Plans” on Section 4.17(a) of the SpinCo Disclosure Schedule are incorporated by reference herein.

Annex F

FORM OF TAX MATTERS AGREEMENT1

among

General Electric Company,
on behalf of itself
and the members
of the Company Group,

and

Transportation Systems Holdings Inc.
on behalf of itself
and the members
of the SpinCo Group

and

Westinghouse Air Brake Technologies Corporation
on behalf of itself
and the members
of the Parent Group

and

Wabtec US Rail, Inc.

Dated as of [•]

[1]	Note to Draft: The parties will revise this form of Tax Matters Agreement appropriately in the event that the Distribution is required to be restructured pursuant to Section [8.07(f)] of the Merger Agreement.

F-i

TAX MATTERS AGREEMENT

This TAX MATTERS AGREEMENT (the “Agreement”) is entered into as of [•] among General Electric Company (the “Company”), a New York corporation, on behalf of itself and the members of the Company Group, Transportation Systems Holdings Inc. (“SpinCo”), a Delaware corporation, on behalf of itself and the members of the SpinCo Group, Westinghouse Air Brake Technologies Corporation (“Parent”), a Delaware corporation, on behalf of itself and the members of the Parent Group, and Wabtec US Rail, Inc. (“Direct Sale Purchaser”), a Delaware corporation.

WITNESSETH:

WHEREAS, pursuant to the Tax laws of various jurisdictions, certain members of the SpinCo Group presently file certain Tax Returns on an affiliated, consolidated, combined, unitary, fiscal unity or other group basis (including as permitted by Section 1501 of the Internal Revenue Code of 1986, as amended (the “Code”)) with certain members of the Company Group;

WHEREAS, the Company, Parent, SpinCo and Direct Sale Purchaser have entered into a Separation, Distribution and Sale Agreement, dated as of May 20, 2018 (the “Separation Agreement”) and the Company, Parent, SpinCo and Merger Sub have entered into an Agreement and Plan of Merger, dated as of May 20, 2018 (the “Merger Agreement”) pursuant to which the Internal Reorganization, the Direct Sale, the SpinCo Transfer, the Distribution and the Merger and other related transactions will be consummated;

WHEREAS, the Direct Sale is intended to be treated as a taxable purchase and sale of the Direct Sale Assets;

WHEREAS, the Distribution, the Merger and the Internal Tax-Free Transactions are intended to qualify for the Tax-Free Status;

WHEREAS, the Company, Parent and SpinCo intend that the Distribution qualify as a “qualified stock disposition” within the meaning of Treasury Regulations Section 1.336-1(b)(6) by reason of the application of Treasury Regulations Section 1.336-1(b)(5)(ii) (a “QSD”), such that an election under Section 336(e) of the Code shall be made with respect to the Distribution;

WHEREAS, Section 355(e) of the Code is intended to apply to the Distribution by reason of the “acquisition” (within the meaning of Section 355(e) of the Code) of a number of the Company’s Parent Shares as part of a plan (or series of related transactions) as described in Section 355(e) of the Code that includes the Distribution (taken together with the Merger);

WHEREAS, the Company, Parent and SpinCo desire to set forth their agreement on the rights and obligations of the Company, SpinCo, Parent and the members of the Company Group, the SpinCo Group, and Parent Group respectively, with respect to (A) the administration and allocation of U.S. federal, state, local and non-U.S. Taxes incurred in Taxable periods beginning prior to the Distribution Date, as defined below, (B) Taxes resulting from the Distribution and transactions effected in connection with the Distribution and (C) various other Tax matters;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

SECTION 1.   Definitions.

(a)	As used in this Agreement:

“Active Trade or Business” means [   ].2

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such specified Person, whether now or in the future, as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of determining whether a Person is an Affiliate, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise. It is expressly agreed that, from and after the Distribution

[2]	Note to Draft: The Company to provide description of one or more active trades or businesses for purposes of Section 355(b) prior to Closing.

F-1

Date, no member of the Company Group shall be deemed to be an Affiliate of any member of the SpinCo Group, and no member of the SpinCo Group shall be deemed to be an Affiliate of any member of the Company Group.

“Agreement” shall have the meaning ascribed thereto in the preamble.

“Alternative Tax Counsel” means a nationally recognized law firm or accounting firm, which may include, for the avoidance of doubt, Company Tax Counsel, Parent Tax Counsel or an Alternative Separation Opinion Tax Counsel.

“Alternative Separation Opinion Tax Counsel” shall have the meaning ascribed thereto in the Merger Agreement.

“Applicable Law” (or “Applicable Tax Law,” as the case may be) shall mean, with respect to any Person, any U.S. federal, state, county, municipal, local, multinational or non-U.S. statute, treaty, law, common law, ordinance, rule, regulation, order, writ, injunction, judicial decision, decree, permit or other legally binding requirement of any Governmental Authority applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person).

“Base Company Structure Amount” shall be determined in the manner set forth on Schedule 2.09 to the Separation Agreement.

“Basis Adjustment” means the cumulative increase to the tax basis of any Reference Asset as a result of (i) the Section 336(e) Elections, (ii) the Internal Reorganization, (iii) the Direct Sale and (iv) payments made pursuant to Section 13, in each case, for U.S. federal income, state, local or non-U.S. tax purposes.

“Business” shall mean the Company Business or the SpinCo Business, as the case may be.

“Business Day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Closing Date” shall have the meaning ascribed thereto in the Merger Agreement.

“Closing of the Books Method” shall mean the apportionment of items between portions of a Taxable period (i) as required under the Treasury regulations promulgated under Section 336(e) of the Code in connection with the Section 336(e) Elections and (ii) if and to the extent the preceding clause (i) is inapplicable, based on a closing of the books and records on the close of the Distribution Date (in the event that the Distribution Date is not the last day of the Taxable period, as if the Distribution Date were the last day of the Taxable period), and in the case of this clause (ii), subject to adjustment for items accrued on the Distribution Date that are properly allocable to the Taxable period following the Distribution, as reasonably agreed by the Company and Parent; provided that, for the avoidance of doubt, any transaction deemed to occur for U.S. federal income tax purposes as a result of the Section 336(e) Elections shall be deemed for all purposes of this Agreement to have occurred prior to the Distribution Effective Time; provided, further, that any items not susceptible to such apportionment shall be apportioned on the basis of elapsed days during the relevant portion of the Taxable period.

“Code” shall have the meaning ascribed thereto in the recitals.

“Combined Group” shall mean any group that filed or was required to file (or will file or be required to file) a Tax Return on an affiliated, consolidated, combined, unitary, fiscal unity or other group basis (including as permitted by Section 1501 of the Code) that includes at least one member of the Company Group and at least one member of the SpinCo Group.

“Combined Tax Return” shall mean a Tax Return filed in respect of U.S. federal, state, local or non-U.S. income Taxes for a Combined Group, or any other affiliated, consolidated, combined, unitary, fiscal unity or other group basis (including as permitted by Section 1501 of the Code) Tax Return of a Combined Group.

“Company” shall have the meaning ascribed thereto in the preamble.

“Company Business” shall mean the business conducted by the Company and its Affiliates, other than the SpinCo Business.

F-2

“Company Disqualifying Action” shall mean (i) any action (or the failure to take any action) within its control by any member of the Company Group (including entering into any agreement or arrangement with respect to any transaction or series of transactions), (ii) any event (or series of events) involving the assets of any member of the Company Group, or (iii) any breach by any member of the Company Group of any representation, warranty, or covenant made by them in this Agreement, in each case that would affect, in whole or in part, the Tax-Free Status; provided, however, the term “Company Disqualifying Action” shall not include any action described in any Transaction Agreement or the Financing Agreements, or that is undertaken pursuant to the Internal Reorganization, the Direct Sale, the SpinCo Transfer, the Distribution, or the Merger;

“Company Group” shall mean the Company and each of its direct and indirect Subsidiaries immediately after the Distribution, including any predecessors or successors thereto (other than those entities comprising the SpinCo Group or the Parent Group). For the avoidance of doubt, any reference herein to the “members” of the Company Group shall include the Company.

“Company Separate Tax Return” shall mean any Tax Return that is required to be filed by, or with respect to, a member of the Company Group that is not a Combined Tax Return.

“Company Tax Counsel” means Davis Polk & Wardwell LLP.

“Company’s Parent Shares” means the shares of Parent Common Stock into which the Retained Shares are converted pursuant to the Merger.

“Compensatory Equity Interests” shall mean any options, stock appreciation rights, restricted stock, stock units or other rights with respect to the Company’s stock that are granted on or prior to the Distribution Date by any member of the Company Group in connection with employee, independent contractor or director compensation or other employee benefits (including, for the avoidance of doubt, options, stock appreciation rights, restricted stock, restricted stock units, performance share units or other rights issued in respect of any of the foregoing by reason of the Distribution or any subsequent transaction).

“Credit Event” means the occurrence of any of the following events: (a) an involuntary proceeding shall be commenced or an involuntary petition shall be filed, and which such filing is not contested within 30 days or dismissed within 60 days after the filing, seeking (i) liquidation, reorganization or other relief in respect of any member of the Parent Group or its debts, or of a substantial part of its assets, under any U.S. federal, state or non-U.S. bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any member of the Parent Group or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (b) any member of the Parent Group shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any U.S. federal, state or non-U.S. bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any member of the Parent Group or for a substantial part of its assets, or (iii) make a general assignment for the benefit of creditors; or (c) any member of the Parent Group engages in any other action or fails to take any action that constitutes an ‘event of default’ under any indebtedness or guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $[•] million if such event of default is not waived by the applicable creditor or cured by the applicable member of the Parent Group within 30 days of its occurrence.

“Default Rate” shall mean a rate per annum equal to LIBOR plus 500 basis points.

“Direct Sale’’ shall have the meaning ascribed to it in the Separation Agreement.

“Direct Sale Allocation Principles” shall mean the principles set forth on Schedule B hereto.

“Direct Sale Assets” shall have the meaning ascribed to it in the Separation Agreement.

“Direct Sale Consideration” means the Direct Sale Purchase Price plus, to the extent properly taken into account under Section 1060 of the Code, the Direct Sale Liabilities.

“Direct Sale Deficit Amount” shall have the meaning ascribed to it in the Separation Agreement.

“Direct Sale Increase Amount” shall have the meaning ascribed to it in the Separation Agreement.

F-3

“Direct Sale Liabilities” shall have the meaning ascribed to it in the Separation Agreement.

“Direct Sale Purchase Price” shall have the meaning ascribed to it in the Separation Agreement.

“Direct Sale Structure Tax Asset” shall mean any (i) Basis Adjustment in respect of a Direct Sale Asset and (ii) any deduction for Imputed Interest with respect to payments under Section 13(c) that are attributable to the Direct Sale.

“Distribution” shall mean the distribution by the Company to its stockholders, pursuant to the Separation Agreement, of all of the issued and outstanding shares of SpinCo Common Stock, other than the Retained Shares.

“Distribution Date” shall mean the date on which the Distribution occurs.

“Distribution Date QBAI” shall mean, for any relevant “controlled foreign corporation” (within the meaning of Section 957 of the Code), the product of (i) such corporation’s “qualified business asset investment” (as defined in Section 951A(d)(1) of the Code) for the taxable year of such corporation that includes the Distribution Date, determined as though such taxable year ended on the Distribution Date, and (ii) a fraction, the numerator of which is the number of days in the portion of such taxable year ending on the Distribution Date and the denominator of which is the total number of days in such taxable year.

“Distribution Effective Time” shall have the meaning ascribed to it in the Separation Agreement; provided that, for the avoidance of doubt, any transaction deemed to occur for U.S. federal income tax purposes as a result of the Section 336(e) Elections shall be deemed for all purposes of this Agreement to have occurred prior to the Distribution Effective Time.

“Distribution Taxes” shall mean any Taxes incurred solely as a result of the failure of the Tax-Free Status of the Internal Tax-Free Transactions or the Distribution.

“Equity Interests” shall mean any stock or other securities treated as equity for Tax purposes, options, warrants, rights, convertible debt, or any other instrument or security that affords any Person the right, whether conditional or otherwise, to acquire stock or to be paid an amount determined by reference to the value of stock.

“Escheat Payment” shall mean any payment required to be made to a Governmental Authority pursuant to an abandoned property, escheat or similar law.

“Final Determination” shall mean (i) with respect to U.S. federal income Taxes, (A) a “determination” as defined in Section 1313(a) of the Code (including, for the avoidance of doubt, an executed IRS Form 906), or (B) the execution of an IRS Form 870-AD (or any successor form thereto), as a final resolution of Tax liability for any Taxable period, except that a Form 870-AD (or successor form thereto) that reserves the right of the taxpayer to file a claim for refund or the right of the IRS to assert a further deficiency shall not constitute a Final Determination with respect to the item or items so reserved; (ii) with respect to Taxes other than U.S. federal income Taxes, any final determination of liability in respect of a Tax that, under Applicable Tax Law, is not subject to further appeal, review or modification through proceedings or otherwise; (iii) with respect to any Tax, any final disposition by reason of the expiration of the applicable statute of limitations (giving effect to any extension, waiver, or mitigation thereof); or (iv) with respect to any Tax, the payment of such Tax by any member of the Company Group, any member of the SpinCo Group or any member of the Parent Group, whichever is responsible for payment of such Tax under Applicable Tax Law, with respect to any item disallowed or adjusted by a Taxing Authority; provided that, in the case of this clause (iv), the provisions of Section 17 have been complied with, or, if such Section is inapplicable, that the Member Company responsible under this Agreement for such Tax is notified by the Member Company paying such Tax that it has determined that no action should be taken to recoup such disallowed item, and the other Member Company agrees with such determination.

“Financing Agreements” shall have the meaning ascribed to it in the Merger Agreement.

“Governmental Authority” shall mean any multinational, U.S., non-U.S., federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“Group” shall mean the SpinCo Group, the Company Group or the Parent Group, as appropriate.

F-4

“Imputed Interest” shall mean any interest imputed under Section 1272, 1274 or 483 of the Code or any other provision of the Code with respect to the payment obligations under Section 13(c).

“Indemnified Party” shall mean the party which is entitled to seek indemnification from another party pursuant to the provisions of Section 14.

“Indemnifying Party” shall mean the party from which another party is entitled to seek indemnification pursuant to the provisions of Section 14.

“Intended Tax Treatment” shall mean the qualification of the Distribution and the Merger for the Tax-Free Status, the qualification of the Distribution as a QSD, and the treatment of the Direct Sale as a taxable purchase and sale of the Direct Sale Assets.

“Internal Reorganization” shall have the meaning ascribed thereto in the Separation Agreement.

“IRS” shall mean the United States Internal Revenue Service.

“Material Breach Payment” has the meaning set forth in Section 13(c)(vi).

“Member Company” shall mean the Company, SpinCo or Parent (or the appropriate member of each of their respective Groups), as appropriate.

“Merger” shall have the meaning ascribed thereto in the Merger Agreement.

“Merger Agreement” shall have the meaning ascribed thereto in the recitals.

“Merger Effective Time” shall have the meaning ascribed thereto in the Merger Agreement.

“Merger Sub” shall have the meaning ascribed to it in the Merger Agreement.

“Non-Stepped-Up Basis” shall mean the tax basis of any Reference Asset in respect of which a Basis Adjustments occurs, as determined before giving effect to the first event described in clauses (i)-(iv) of the definition of “Basis Adjustment” that gave rise to an adjustment to the tax basis of such Reference Asset.

“Parent” shall have the meaning ascribed thereto in the preamble.

“Parent Change of Control” means the occurrence of any of the following events:

(a)	any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the beneficial owner of securities of Parent representing more than fifty percent (50%) of the combined voting power of Parent’s then outstanding voting securities;
(b)	the shareholders of Parent approve a plan of complete liquidation or dissolution of Parent or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly, or indirectly, by Parent of all or substantially all of Parent’s assets, other than such sale, lease or other disposition by Parent of all or substantially all of Parent’s assets to an entity at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of Parent in substantially the same proportions as their ownership of Parent immediately prior to such disposition;
(c)	there is consummated a merger or consolidation of Parent or any direct or indirect subsidiary of Parent with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (i) the board of directors of Parent immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company resulting from or surviving such merger or consolidation or, if such company is a Subsidiary, the ultimate parent thereof, or (ii) all of the Persons who were the respective beneficial owners of the voting securities of Parent immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from or surviving such merger or consolidation or, if such company is a Subsidiary, the ultimate parent thereof;
(d)	a “change of control” or similar defined term in any agreement governing indebtedness of the Parent Group with aggregate principal amount or aggregate commitments outstanding in excess of $[•].

F-5

Notwithstanding the foregoing, except with respect to clause (c)(i) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of Parent Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of Parent immediately following such transaction or series of transactions.

“Parent Common Stock” shall have the meaning ascribed to it in the Merger Agreement.

“Parent Group” shall mean (i) Parent and each of its direct and indirect Subsidiaries immediately prior to the Merger and (ii) after the Merger, the entities described in (i) and the entities comprising the SpinCo Group, including any predecessors or successors thereto (other than those entities comprising the Company Group). For the avoidance of doubt, any reference herein to the “members” of the Parent Group shall include Parent.

“Parent Group Return” shall mean the consolidated U.S. federal income tax return of the “affiliated group” (within the meaning of Section 1504(a) of the Code) of which Parent is the common parent.

“Parent Stock Awards” shall have the meaning ascribed to it in the Merger Agreement.

“Parent Tax Counsel” means Jones Day.

“Person” shall have the meaning ascribed to it in Section 7701(a)(1) of the Code.

“Post-Distribution Period” shall mean any Taxable period (or portion thereof) beginning after the Distribution Date.

“Pre-Distribution Period” shall mean any Taxable period (or portion thereof) ending on or before the Distribution Date.

“Reference Asset” means any asset (i) owned by an Applicable Subsidiary immediately prior to the Distribution or (ii) transferred in the Direct Sale. A Reference Asset also includes any asset of a member of the Parent Group the tax basis of which is determined, in whole or in part, by reference to the tax basis of an asset that is described in the preceding sentence, including “substituted basis property” within the meaning of Section 7701(a)(42) of the Code.

“Retained Shares” shall have the meaning ascribed to it in the Merger Agreement.

“Ruling” shall mean a private letter ruling from the IRS to the effect that the retention and subsequent disposition by the Company of the Retained Shares will not affect the Tax-Free Status of the Distribution.

“Separation Agreement” shall have the meaning ascribed thereto in the recitals.

“Specified SpinCo Pre-Closing Tax Matters” shall mean any (i) change in method of accounting for a Taxable period ending on or prior to the Distribution, including pursuant to Section 481 of the Code, (ii) “closing agreement” as described in Section 7121 of the Code executed on or prior to the Distribution, (iv) installment sale or open transaction disposition made on or prior to the Distribution, (v) prepaid amount received on or prior to the Distribution, (vi) any election under Section 108(i) of the Code made on or prior to the Distribution, or (vii) corresponding or similar item under any provision of state, local or non-U.S. Tax Law.

“SpinCo” shall have the meaning ascribed thereto in the preamble.

“SpinCo Business” shall have the meaning ascribed to the term “Tiger Business” in the Separation Agreement.

“SpinCo Common Stock” shall have the meaning ascribed to it in the Separation Agreement.

“SpinCo Deficit Amount” shall have the meaning ascribed to it in the Separation Agreement.

“SpinCo Disqualifying Action” shall mean (i) any action (or the failure to take any action) within its control by any member of the SpinCo Group (including entering into any agreement or arrangement with respect to any transaction or series of transactions), (ii) any event (or series of events) involving the assets of any member of the SpinCo Group, or (iii) any breach by any member of the SpinCo Group of any representation, warranty, or covenant made by them in this Agreement, in each case that would affect, in whole or in part, the Tax-Free Status; provided, however, the term “SpinCo Disqualifying Action” shall not include any action

F-6

described in any Transaction Agreement or the Financing Agreements, or that is undertaken pursuant to the Internal Reorganization, the Direct Sale, the SpinCo Transfer, the Distribution, or the Merger; provided, further, that from and after the Merger Effective Time, the definition of “SpinCo Disqualifying Action” shall be read as applying to Parent in addition to SpinCo, substituting “Parent” in each place that “SpinCo” appears for this purpose.

“SpinCo Group” shall mean SpinCo, each of its direct and indirect Subsidiaries immediately after the Distribution, including any predecessors or successors thereto (other than those entities comprising the Company Group). For the avoidance of doubt, any reference herein to the “members” of the SpinCo Group shall include SpinCo.

“SpinCo Increase Amount” shall have the meaning ascribed to it in the Separation Agreement.

“SpinCo SAG” shall mean a group made up of one or more chains of includible corporations connected through stock ownership if SpinCo owns directly stock meeting the Stock Ownership Requirement in at least one other includible corporation, and stock meeting the Stock Ownership Requirement in each of the includible corporations (except SpinCo) is owned directly by one or more of the other includible corporations.

“SpinCo Tax Attribute” means any Tax Attribute allocated, or otherwise made available, to a member of the SpinCo Group pursuant to Section 6.

“SpinCo Separate Tax Return” shall mean any Tax Return that is required to be filed by, or with respect to, any member of the SpinCo Group that is not a Combined Tax Return.

“SpinCo Transfer” shall mean the contribution of the SpinCo Assets (as defined in the Separation Agreement) by the Company to SpinCo in consideration for the issuance of the SpinCo Common Stock and the assumption of the SpinCo Liabilities (as defined in the Separation Agreement), in each case, in accordance with the Separation Agreement.

“Stock Ownership Requirement” shall mean, with respect to a corporation and as determined for U.S. federal income tax purposes, stock owned representing at least 80% of the total voting power and at least 80% of the total value of the stock of such corporation.

“Structure Benefits” means the reduction in cash Taxes actually payable by the Parent Group (calculated on a “with and without” basis) derived from the Structure Tax Assets, including, for the avoidance of doubt any such reduction in cash Taxes actually payable that is derived from a Basis Adjustment in respect of any “qualified property” within the meaning of Section 168(k)(2) of the Code; provided that Structure Benefits shall be determined disregarding any reduction in Taxes attributable to any transaction entered into outside of the ordinary course of business and which has a significant purpose of reducing Taxes payable by the Parent Group (excluding, for the avoidance of doubt, mergers, acquisitions, dispositions, and other similar commercial transactions that may occur outside the ordinary course of business but that are not primarily motivated by Tax planning).

“Structure Tax Assets” means (i) the Basis Adjustments and (ii) any deduction for Imputed Interest.

“Subsidiary” shall mean, with respect to any Person, any other Person of which the specified Person, either directly or through or together with any other of its Subsidiaries, owns more than 50% of the voting power in the election of directors or their equivalents, other than as affected by events of default.

“Subsidiary Stock” means the stock of any member of the SpinCo Group that is classified as an association taxable as a corporation for U.S. federal income tax purposes, other than SpinCo.

“Supporting Information” shall mean documentation and information reasonably necessary to verify the calculation or determination for which such documentation and information is requested or provided.

“Tax” (and the correlative meaning, “Taxes,” “Taxing” and “Taxable”) shall mean (i) any tax, including any net income, gross income, gross receipts, alternative or add-on minimum, sales, use, business and occupation, business, professional and occupational license, value-added, trade, goods and services, ad valorem, franchise, profits, license, business royalty, withholding, payroll, employment, capital, excise, transfer, recording, severance, stamp, occupation, premium, property, asset, real estate transfer, environmental, custom duty, impost, obligation, assessment, levy, tariff or other tax or other like assessment or charge of any kind whatsoever (including, but not limited to, any Escheat Payment), together with any interest and any penalty, addition to tax

F-7

or additional amount imposed by a Taxing Authority; or (ii) any liability of any member of the Company Group, the SpinCo Group or the Parent Group for the payment of any amounts described in clause (i) as a result of any express or implied obligation to indemnify any other Person, as a transferee or successor, or by operation of Law (including Treasury Regulations Section 1.1502-6).

“Tax Attribute” shall mean a net operating loss, net capital loss, unused foreign tax credit, excess charitable contribution, unused general business credit, or any other Tax Item that could reduce a Tax liability.

“Tax-Free Status” shall mean the qualification of (i) the SpinCo Transfer and the Distribution, taken together, as a “reorganization” described in Section 368(a)(1)(D) of the Code and of each of the Company and SpinCo as a “party to the reorganization” within the meaning of Section 368(b) of the Code, (ii) the Distribution, as such, as a distribution of SpinCo Common Stock to the Company’s stockholders pursuant to Section 355(a) of the Code, (iii) the Merger as a “reorganization” within the meaning of Section 368(a) of the Code and of each of Parent, Merger Sub and SpinCo as a “party to the reorganization” within the meaning of Section 368(b) of the Code, and (iv) the transactions described on Schedule A as being free from Tax to the extent set forth therein. Such term does not include, in the case of the Company Group or the SpinCo Group, any intercompany items or excess loss accounts taken into account pursuant to the Treasury Regulations promulgated under Section 1502 of the Code.

“Tax Item” shall mean any item of income, gain, loss, deduction, credit, recapture of credit or any other item that increases or decreases Taxes paid or payable.

“Tax Proceeding” shall mean any Tax audit, dispute, examination, contest, litigation, arbitration, action, suits, claim, cause of action, review, inquiry, assessment, hearing, complaint, demand, investigation or proceeding (whether administrative, judicial or contractual).

“Tax Refund” shall mean any refund of Taxes (or credit in lieu thereof).

“Tax-Related Losses” shall mean, with respect to any Taxes imposed pursuant to any settlement, determination, judgment or otherwise: (i) all accounting, legal and other professional fees, and court costs incurred in connection with such Taxes, as well as any other out-of-pocket costs incurred in connection with such Taxes and (ii) all damages, costs, and expenses associated with stockholder litigation or controversies and any amount paid by any member of the Company Group, any member of the SpinCo Group or any member of the Parent Group in respect of the liability of stockholders, whether paid to stockholders or to the IRS or any other Taxing Authority, in each case, resulting from the failure of the Tax-Free Status of the Internal Reorganization, Merger or the Distribution.

“Tax Representation Letters” shall have the meaning ascribed thereto in the Merger Agreement.

“Tax Return” shall mean any Tax return, statement, report, form, election, bill, certificate, claim or surrender (including estimated Tax returns and reports, extension requests and forms, and information returns and reports), or statement or other document or written information filed or required to be filed with any Taxing Authority, including any amendment thereof, appendix, schedule or attachment thereto.

“Tax Year” shall mean the taxable year of Parent for U.S. federal income tax purposes, as defined in Section 441(b) of the Code.

“Taxing Authority” shall mean any Governmental Authority (U.S. or non-U.S.), including any state, municipality, political subdivision or governmental agency, responsible for the imposition, assessment, administration, collection, enforcement or determination of any Tax.

“Transaction Agreement” shall have the meaning ascribed to it in the Separation Agreement.

“Transfer Taxes” shall mean all U.S. federal, state, local or non-U.S. sales, use, privilege, transfer, documentary, stamp, duties, real estate transfer, controlling interest transfer, recording and similar non-income Taxes and fees (including any penalties, interest or additions thereto) imposed upon any member of the Company Group, any member of the SpinCo Group or any member of the Parent Group in connection with the Internal Reorganization, the Direct Sale, the SpinCo Transfer or the Distribution.

F-8

“Valuation Assumptions” shall mean, as of the date that a Material Breach Payment becomes payable pursuant to Section 13(c)(iv), the assumptions that:

(1)	in each Tax Year ending on or after such date of a Material Breach Payment, the Parent Group will have taxable income sufficient to fully use (x) the deductions arising from the Basis Adjustments and (y) the SpinCo Tax Attributes, in each case, during such Tax Year or future Tax Years (including, for the avoidance of doubt, Basis Adjustments that would result from future payments pursuant to Section 13(c) that would be paid in accordance with the Valuation Assumptions) in which such deductions or SpinCo Tax Attributes, as the case may be, would become available;
(2)	the U.S. federal, state and local income tax rates that will be in effect for each such Tax Year will be those specified for each such Tax Year by the Code and other Law as in effect on the date of a Material Breach Payment, except to the extent any change to such tax rates for such Tax Year have already been enacted into law, in which case the changed tax rates shall be used as the tax rates in effect for such Tax Year;
(3)	all taxable income of the Parent Group will be subject to the maximum applicable tax rates for U.S. federal, state and local income taxes throughout the relevant period;
(4)	any loss or credit carryovers generated by any Basis Adjustment or SpinCo Tax Attribute (including such Basis Adjustment generated as a result of payments under this Agreement) and available as of such date of the Material Breach Payment will be used by the Parent Group ratably in each Tax Year from such date of the Material Breach Payment through the scheduled expiration date of such loss or credit carryovers or, if there is no scheduled expiration date for any such loss or credit carryover, the fifth anniversary of the date of such a Material Breach Payment;
(5)	any non-amortizable Reference Assets (other than Subsidiary Stock) will be disposed of in a fully taxable transaction on the later of (i) the fifteenth anniversary of the applicable Basis Adjustment and (ii) such date of the Material Breach Payment, for an amount sufficient to fully utilize the Basis Adjustment with respect to such Reference Asset;
(6)	any Subsidiary Stock will be deemed never to be disposed of; and
(7)	any payment obligations pursuant to Section 13© will be satisfied on the date that any Tax Return to which such payment obligation relates is required to be filed excluding any extensions.
(b)	Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
336(e) Agreement	Section 11(b)
336(e) Allocation Statement	Section 11(c)
336(e) Value Allocation	Section 11(c)
Additional Rulings	Section 3(c)
Applicable Subsidiary	Section 11(b)
Certification	Section 13(b)(iii)
Company Structure Benefits	Section 13(a)
Company Tax Proceeding	Section 17(b)
Direct Sale Allocation	Section 12(a)
Direct Sale Allocation Statement	Section 12(b)
Due Date	Section 15(a)
Election Statement	Section 11(b)
Internal Tax-Free Transactions	Schedule B
IRS Submissions	Section 3(b)
Material Breach Payment	Section 13(c)(vi)
Past Practices	Section 5(f)(i)
Redactable Information	Section 3(b)
Section 336(e) Election	Section 11(b)
Shareholders Agreement	Section 10(b)(ix)

F-9

Term	Section
SpinCo Subpart F Taxes	Section 4(c)(i)
Tax Arbiter	Section 25
Tax Referee	Section 11(c)
Tax Refund Recipient	Section 9(c)
(c)	All capitalized terms used but not defined herein shall have the same meanings as in the Separation Agreement. Any term used in this Agreement which is not defined in this Agreement or the Separation Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or the applicable Treasury Regulations thereunder (as interpreted in administrative pronouncements and judicial decisions) or in comparable provisions of Applicable Tax Law. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections and Schedules are to Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, law or regulation shall be deemed to refer to such statute, law or regulation as amended from time to time and to any rules or regulations promulgated thereunder. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”. The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The terms “or”, “any” and “either” are not exclusive, except to the extent expressly provided otherwise.

SECTION 2.   Sole Tax Sharing Agreement.  Any and all existing Tax sharing agreements or arrangements, written or unwritten, between any member of the Company Group, on the one hand, and any member of the SpinCo Group, on the other hand, if not previously terminated, shall be terminated as of the Distribution Date without any further action by the parties thereto. Following the Distribution, no member of the SpinCo Group or the Company Group shall have any further rights or liabilities thereunder, and, [except for [•]]3, this Agreement shall be the sole Tax sharing agreement between the members of the SpinCo Group or the Parent Group, on the one hand, and the members of the Company Group, on the other hand.

SECTION 3.   Certain Pre-Closing Matters.

(a)	Parent shall cooperate in good faith with any written request by the Company to obtain a private letter ruling, closing agreement, or similar determination with respect to the U.S. federal, state, local, or non-U.S. income tax consequences of the Internal Reorganization, the SpinCo Transfer, the Distribution, or the Merger.
(b)	The Company and SpinCo shall use their reasonable best efforts to seek, as promptly as practicable, the Ruling, in form and substance reasonably satisfactory to the Company and Parent unless the Company elects to waive the condition set forth in [clause (y) of Section 9.03(b)][4] of the Merger Agreement and
[3]	Note to Draft: Tax-related provisions of other Ancillary Agreements to be cross-referenced.
[4]	Note to Draft: To include cross-reference to opinion condition provision of Merger Agreement. Delivery of opinion will require receipt of the Ruling.

F-10

subject to Section [8.07(f)]5 of the Merger Agreement. Parent shall cooperate and use its reasonable best efforts to, and to cause its Subsidiaries to, assist in obtaining the Ruling, including by providing such information, representations, and covenants as the IRS shall reasonably require in connection with the Ruling; provided that the foregoing shall not require Parent or any Subsidiary of Parent to (i) make any representation that such Person does not believe to be accurate or (ii) agree to any covenant with which it is not reasonably practicable to comply; and provided, further, that Parent may redact any information that Parent, in its good faith judgment, considers to be confidential information that is not (and is not reasonably expected to become) a part of any other publicly available information. The Company, in consultation with Parent, shall be responsible for the preparation and filing of all ruling requests and supplements thereto to be submitted to the IRS in connection with the Ruling (the “IRS Submissions”). The Company shall provide Parent with consultation rights and a reasonable opportunity to review and comment on a draft of the IRS Submissions to the extent filed after the date hereof; provided that such rights shall not unreasonably delay the submission to the IRS of the IRS Submissions. Notwithstanding the foregoing, the Company may redact from any IRS Submission any information (“Redactable Information”) that (x) the Company, in its good faith judgment, considers to be confidential information or legal analysis/qualifications which, in either case, is not information about Parent or its Subsidiaries or the actions that Spinco or its Subsidiaries will take (or refrain from taking) after the Distribution and (y) is not (and is not reasonably expected to become) a part of any other publicly available information. The Company shall provide Parent with copies of each IRS Submission as filed with the IRS promptly following the filing thereof (subject to the proviso regarding Redactable Information, below). The Company shall notify Parent of any substantive communications with or from the IRS regarding any material issue arising with respect to the IRS Rulings, including the IRS Submissions; provided that the Company may redact from such IRS Submission any Redactable Information prior to providing such IRS Submission to Parent. Parent shall have the right to attend any meetings between the Company and the IRS in respect of the Ruling.

(c)	In addition to the matters described in the definition of “Ruling” in Section 1(a), in the event that the Company and SpinCo jointly determine to seek to obtain one or more determinations from the IRS in the Ruling (or a supplemental private letter ruling) with respect to the application of Section 355(e) of the Code to the Distribution (“Additional Rulings”), the provisions of Section 3(b) shall apply to any request for such Additional Rulings mutatis mutandis. The Company shall consider in good faith any written request by Parent that the Company seek to obtain any such Additional Rulings. Notwithstanding anything to the contrary in this Section 3(c), the Company may reject any request by Parent regarding Additional Rulings if the Company, in its reasonable discretion, determines that seeking such Additional Rulings could delay or prevent the receipt of the Ruling or the occurrence of the Closing.

SECTION 4.   Allocation of Taxes.

(a)	General Allocation Principles. Except as provided in Section 4(b), all Taxes shall be allocated as follows:
(i)	Allocation of Taxes for Combined Tax Returns. The Company shall be allocated all Taxes reported, or required to be reported, on any Combined Tax Return that any member of the Company Group files or is required to file under the Code or other Applicable Tax Law; provided, however, that to the extent any such Combined Tax Return includes any Tax Item attributable to any member of the SpinCo Group or the SpinCo Business for any Post-Distribution Period, SpinCo shall be allocated all Taxes attributable to such Tax Items, determined on a “with and without” basis.

(ii)   Allocation of Taxes for Separate Tax Returns.

(A)	The Company shall be allocated all Taxes reported, or required to be reported, on (x) a
[5]	Note to Draft: To include cross-reference to restructuring covenant in the Merger Agreement in the event the Ruling cannot be obtained.

F-11

Company Separate Tax Return, (y) a SpinCo Separate Tax Return with respect to a Pre-Distribution Period or (z) any SpinCo Separate Tax Return or a Tax Return of a member of the Parent Group to the extent attributable to, resulting from or arising in connection with a Specified SpinCo Pre-Closing Tax Matter.

(B)	SpinCo shall be allocated all Taxes reported, or required to be reported, on a SpinCo Separate Tax Return with respect to a Post-Distribution Period, other than to the extent attributable to, resulting from or arising in connection with a Specified SpinCo Pre-Closing Tax Matter.
(iii)	Taxes Not Reported on Tax Returns.
(A)	The Company shall be allocated any Tax attributable to any member of the Company Group or the Company Business that is not required to be reported on a Tax Return.
(B)	Any Tax attributable to any member of the SpinCo Group or the SpinCo Business that is not required to be reported on a Tax Return shall be allocated to (x) the Company, if with respect to a Pre-Distribution Period, and (y) SpinCo, if with respect to a Post-Distribution Period.
(b)	Special Allocation Rules. Notwithstanding any other provision in this Section 4, the Taxes set forth in this Section 4(b) shall be allocated as follows:
(i)	Transfer Taxes. Transfer Taxes (other than those attributable to the Internal Reorganization and the SpinCo Transfer) shall be allocated 50% to the Company and 50% to SpinCo. Any Transfer Taxes attributable to the Internal Reorganization or the SpinCo Transfer shall be allocated solely to the Company.
(ii)	Taxes Relating to Compensatory Equity Interests. Any Tax liability (including, for the avoidance of doubt, the satisfaction of any withholding Tax obligation) relating to the issuance, exercise, vesting or settlement of any Compensatory Equity Interest shall be allocated in a manner consistent with Section 8.
(iii)	Distribution Taxes and Tax-Related Losses.
(A)	Any liability for Distribution Taxes and Tax-Related Losses resulting from a SpinCo Disqualifying Action shall be allocated in a manner consistent with Section 14(a)(ii).
(B)	Any liability for Distribution Taxes and Tax-Related Losses not described in Section 4(b)(iii)(A) shall be allocated in a manner consistent with Section 14(b)(ii).
(iv)	Section 355(e) and Section 336(e) Election. Any liability for any Tax of the Company Group (other than Transfer Taxes, the allocation of which shall be governed by Section 4(b)(i)) resulting from the application of Section 355(e) of the Code and the Section 336(e) Elections shall be allocated to the Company.
(v)	Direct Sale Assets and Liabilities. Any liability for (A) Taxes imposed or assessed on or in respect of the Direct Sale Assets or Direct Sale Liabilities for a Pre-Distribution Period and (B) Taxes of any Direct Sale Transferred Subsidiary for a Pre-Distribution Period (in each case, other than Transfer Taxes, the allocation of which shall be governed by Section 4(b)(i)) shall be allocated to the Company.
(c)	Allocation Conventions.
(i)	All Taxes allocated pursuant to Section 4(a) shall be allocated in accordance with the Closing of the Books Method; provided, however, that if Applicable Tax Law does not permit a SpinCo Group member to close its Taxable year on the Distribution Date, the Tax attributable to the operations of the members of the SpinCo Group for any Pre-Distribution Period shall be the Tax computed using the Closing of the Books Method; provided, further, that any and all Taxes reported, or required to be reported, on a SpinCo Separate Tax Return, or a Tax Return of a member of the Parent Group to the extent attributable to a member of the SpinCo Group, under Section 951(a), Section 951A(a) or Section 965(a) of the Code (“SpinCo Subpart F Taxes”) that, in each case, are attributable to Tax Items for a Pre-Distribution Period (determined as though the Taxable year of each specified foreign corporation (within the meaning of Section 965(e) of the

F-12

Code) giving rise to Tax Items ended on the Distribution Date) shall be allocated to the Company, and that any SpinCo Subpart F Taxes that, in each case, are attributable to Tax Items for a Post-Distribution Period (determined as though the Taxable year of each specified foreign corporation (within the meaning of Section 965(e) of the Code) giving rise to Tax Items ended on the Distribution Date) shall be allocated to SpinCo; provided, further, that for purposes of determining the amount of SpinCo Subpart F Taxes allocated to the Company pursuant to the preceding proviso, (i) the portion of any Subpart F Taxes under Section 951A and Section 965(a) of the Code, respectively, allocated to the Company shall not exceed the amount of Taxes that the SpinCo Group would have been required to pay (for the avoidance of doubt, taking into account all items of deduction and credit which would have been allowed to members of the SpinCo Group) in respect of inclusions under Section 951A and Section 965 of the Code, respectively, if (x) the SpinCo Group were a stand-alone affiliated group of corporations the domestic members of which joined in the filing of a consolidated U.S. federal income tax return and (y) the Taxable year of each member of SpinCo Group ended on the Distribution Date, and (ii) the “qualified business asset investment” (as such term is used in Section 951A(d) of the Code) of each relevant controlled foreign corporation (within the meaning of Section 957 of the Code) for a Pre-Distribution Period shall be deemed to be the Distribution Date QBAI of such specified foreign corporation.

(ii)	Any Tax Item of SpinCo, Parent, or any member of their respective Groups arising from a transaction engaged in outside the ordinary course of business on the Distribution Date after the Distribution Effective Time shall be properly allocable to SpinCo and any such transaction by or with respect to SpinCo, Parent, or any member of their respective Groups occurring after the Distribution Effective Time (including the Merger) shall be treated for all Tax purposes (to the extent permitted by Applicable Tax Law) as occurring at the beginning of the day following the Distribution Date in accordance with the principles of Treasury Regulations Section 1.1502-76(b); provided that the foregoing shall not include any action that is undertaken pursuant to the Internal Reorganization, the SpinCo Transfer or the Distribution.

SECTION 5.   Preparation and Filing of Tax Returns.

(a)	Company Group Combined Tax Returns.
(i)	The Company shall prepare and file, or cause to be prepared and filed, Combined Tax Returns which a member of the Company Group is required or, subject to Section 5(f)(iv), permitted, to file. Each member of any such Combined Group shall execute and file such consents, elections and other documents as may be required, appropriate or otherwise requested by the Company in connection with the filing of such Combined Tax Returns (provided that, in the case of any such document the filing of which is not required, the execution and filing of such document could not reasonably be expected to adversely affect such member or the Parent Group (or any member thereof) for a Post-Distribution Period).
(ii)	The parties and their respective Affiliates shall elect to close the Taxable year of each SpinCo Group member on the Distribution Date, to the extent permitted by Applicable Tax Law.
(b)	SpinCo Separate Tax Returns.
(i)	Tax Returns to be Prepared by the Company. The Company shall prepare (or cause to be prepared) and, to the extent permitted by Applicable Law, file (or cause to be filed) all SpinCo Separate Tax Returns for any Taxable period that ends on or before the Distribution Date; provided, however, that with respect to any such Tax Return that is prepared by the Company but required to be filed by a member of the Parent Group under Applicable Law, the Company shall provide such Tax Returns to Parent not less than 3 Business Days prior to the due date for filing such Tax Returns (taking into account any applicable extension periods) with the amount of any Taxes shown as due thereon, and Parent shall execute and file (or cause to be executed and filed) the Tax Returns.
(ii)	Tax Returns to be Prepared by Parent. Parent shall prepare and file (or cause to be prepared and

F-13

filed) all SpinCo Separate Tax Returns that are not described in Section 5(b)(i); provided, however, that Parent shall cause to be made, on each SpinCo Separate Tax Return on which SpinCo Subpart F Taxes under Section 965(a) of the Code are reported (or required to be reported), the election described in Section 965(h) of the Code.

(c)	Provision of Information; Timing. SpinCo and Parent shall maintain all necessary information for the Company (or any of its Affiliates) to file any Tax Return that the Company is required or permitted to file under this Section 5, and shall provide the Company with all such necessary information in accordance with the Company Group’s past practice. The Company shall maintain all necessary information for Parent (or any of its Affiliates) to file any Tax Return that Parent is required or permitted to file under this Section 5, and shall provide Parent with all such necessary information in accordance with the SpinCo Group’s past practice.
(d)	Review of SpinCo Separate Tax Returns. Parent shall submit to the Company a draft of each SpinCo Separate Tax Return (other than a SpinCo Separate Tax Return that (i) relates solely to a Post-Distribution Period or (ii) is a Tax Return filed on an affiliated, consolidated, combined, unitary, fiscal unity or other group basis with Parent or any of its Affiliates (other than any such group that includes solely one or more members of the SpinCo Group, one or more Direct Sale Transferred Subsidiaries, or a combination thereof)) described in Section 5(b)(ii) at least thirty (30) days prior to the due date for the filing of such Tax Return, taking into account any applicable extensions (or, in the case of non-income tax returns, such shorter period as circumstances may reasonably require). The Company shall have the right to review such Tax Return, and Parent (i) shall make any reasonable changes to such Tax Return submitted by the Company, if such changes relate to items in respect of which Parent may have claim for indemnity under Section 14 and (ii) shall consider in good faith any other changes to such Tax Return submitted by the Company, in each case, provided that such changes are submitted no later than fifteen (15) days prior to the due date for the filing of such Tax Return (or, in the case of non-income tax returns, such shorter period as circumstances may reasonably require). The parties agree to consult and to attempt to resolve in good faith any issues arising as a result of the review of any such Tax Return.
(e)	Review of Combined Tax Returns with SpinCo Separate Tax Liability. The Company shall submit to Parent a draft of the portions of any Combined Tax Returns (including pro forma portions thereof) that relate solely to one or more members of the SpinCo Group, one or more Direct Sale Transferred Subsidiaries, or a combination thereof, and that reflect a Tax liability allocated to SpinCo pursuant to Section 4(a)(i) at least thirty (30) days prior to the due date for the filing of such Tax Return, taking into account any applicable extensions (or, in the case of non-income tax returns, such shorter period as circumstances may reasonably require). Parent shall have the right to review such portions, and the Company (i) shall make any reasonable changes to such Tax Return submitted by Parent, if such changes relate to items in respect of which the Company may have claim for indemnity under Section 14 and (ii) shall consider in good faith any other changes to such Tax Return submitted by Parent, in each case, provided that such changes are submitted no later than fifteen (15) days prior to the due date for the filing of such Tax Return (or, in the case of non-income tax returns, such shorter period as circumstances may reasonably require). Notwithstanding anything to the contrary in this Agreement, in no event shall Parent or any of its Affiliates be entitled to receive or review all or any portion of any affiliated, combined, consolidated or unitary Tax Return that includes any member of the Company Group (other than a member of the SpinCo Group and any Direct Sale Transferred Subsidiary), except as expressly set forth in this Section 5(e).
(f)	Special Rules Relating to the Preparation of Tax Returns.
(i)	General Rule. Except as provided in this Section 5(f)(i), the Company shall prepare (or caused to be prepared) any Tax Return for which it is responsible under this Section 5 in accordance with past practices, permissible accounting methods, elections or conventions (“Past Practices”) used by the members of the Company Group and the members of the SpinCo Group prior to the Distribution Date with respect to such Tax Return (except as otherwise required by Applicable Law), and to the extent any items, methods or positions are not covered by Past Practices, in accordance with reasonable Tax accounting practices selected by the Company. With respect to any Tax Return that Parent has the obligation and right to prepare, or cause to be prepared, under this

F-14

Section 5 (other than any Tax Return that (i) relates solely to a Post-Distribution Period or (ii) is a Tax Return filed on an affiliated, consolidated, combined, unitary, fiscal unity or other group basis with Parent or any of its Affiliates (other than any such group that includes solely one or more members of the SpinCo Group, one or more Direct Sale Transferred Subsidiaries, or a combination thereof)), such Tax Return shall be prepared in accordance with Past Practices used by the members of the Company Group and the members of the SpinCo Group prior to the Distribution Date with respect to such Tax Return (except as otherwise required by Applicable Law), and to the extent any items, methods or positions are not covered by Past Practices, in accordance with reasonable Tax accounting practices selected by Parent.

(ii)	Consistency with Intended Tax Treatment.
(A)	The parties shall report the Internal Reorganization in the manner determined by the Company; provided that the Company communicates its treatment of the Internal Reorganization to Parent no fewer than thirty (30) days prior to the due date (taking into account any applicable extensions) for filing an applicable Tax Return that reflects the Internal Reorganization and such treatment is supportable on an at least “more likely than not” level of comfort, unless, and then only to the extent, an alternative position is required pursuant to a Final Determination.
(B)	The parties shall report the SpinCo Transfer, the Distribution, the Merger and the Direct Sale for all Tax purposes in a manner consistent with the Intended Tax Treatment and the making of the Section 336(e) Elections unless, and then only to the extent, an alternative position is required pursuant to a Final Determination.
(iii)	SpinCo Separate Tax Returns. With respect to any SpinCo Separate Tax Return for which Parent is responsible pursuant to this Agreement, Parent and the other members of the Parent Group shall include all Tax Items in such SpinCo Separate Tax Return in a manner that is consistent with the inclusion of such Tax Items in any related Tax Return for which the Company is responsible to the extent such Tax Items are allocated in accordance with this Agreement.
(iv)	Election to File Combined Tax Returns. The Company shall have the sole discretion of filing any Combined Tax Return if the filing of such Tax Return is elective under Applicable Tax Law, except where such an election would be binding on Parent for a Taxable period beginning on or after the Distribution.
(v)	Preparation of Transfer Tax Returns. The Member Company required under Applicable Tax Law to file any Tax Returns in respect of Transfer Taxes shall prepare and file (or cause to be prepared and filed) such Tax Returns. If required by Applicable Tax Law, the Company, SpinCo and Parent shall, and shall cause their respective Affiliates to, cooperate in preparing and filing, and join in the execution of, any such Tax Returns.
(g)	Payment of Taxes. The Company shall pay (or cause to be paid) to the proper Taxing Authority (or to Parent with respect to any SpinCo Separate Tax Return prepared by the Company but required to be filed by a member of the Parent Group under Applicable Tax Law) the Tax shown as due on any Tax Return for which a member of the Company Group is responsible under this Section 5, and Parent shall pay (or cause to be paid) to the proper Taxing Authority the Tax shown as due on any Tax Return for which a member of the Parent Group is responsible under this Section 5. If any member of the Company Group is required to make a payment to a Taxing Authority for Taxes allocated to SpinCo under Section 4, Parent shall pay the amount of such Taxes to the Company in accordance with Section 14 and Section 15. If any member of the Parent Group is required to make a payment to a Taxing Authority for Taxes allocated to the Company under Section 4, the Company shall pay the amount of such Taxes to Parent in accordance with Section 14 and Section 15.
(h)	Notwithstanding anything to the contrary in this Agreement, in no event shall any member of the Company Group or the Parent Group, as the case may be, be entitled to receive, review or otherwise have access to all or any portion of any Tax Return filed on an affiliated, consolidated, combined,

F-15

unitary, fiscal unity or other group basis by members of the other Group, other than pro forma portions thereof that relate solely to one or more members of the SpinCo Group, one or more Direct Sale Transferred Subsidiaries, or a combination thereof, and reflect a Tax liability allocated to a member of such first Group hereunder.

SECTION 6.   Apportionment of Earnings and Profits and Tax Attributes.

(a)	Tax Attributes arising in a Pre-Distribution Period will be allocated to (and the benefits and burdens of such Tax Attribute will inure to) the members of the Company Group and the members of the SpinCo Group in accordance with the Company’s historical practice (except as otherwise required by Applicable Law), the Code, Treasury Regulations, and any applicable state, local and non-U.S. law, as determined by the Company in its reasonable discretion.
(b)	After the close of the Taxable period in which the Distribution Date occurs, the Company shall in good faith advise Parent in writing of the portion, if any, of earnings and profits, Tax Attributes, overall domestic loss or other consolidated, combined or unitary attribute which the Company determines shall be allocated or apportioned to the members of the SpinCo Group under Applicable Tax Law (determined, in the case of earnings and profits, in accordance with Treasury Regulations Section 1.336-2(b)(2)(iv)). All members of the Parent Group shall prepare all Tax Returns in accordance with such written notice, except as otherwise required by Applicable Law. In the event of an adjustment to the earnings and profits, any Tax Attributes, overall domestic loss or other consolidated, combined or unitary attribute determined by the Company, the Company shall promptly notify Parent in writing of such adjustment. For the avoidance of doubt, the Company shall not be liable to any member of the Parent Group for any failure of any determination under this Section 6(b) to be accurate under Applicable Tax Law, provided such determination was made in good faith.
(c)	Except as otherwise provided herein, to the extent that the amount of any Tax Attribute is later reduced or increased by a Taxing Authority or as a result of a Tax Proceeding, such reduction or increase shall be allocated to the Member Company to which such Tax Attribute was allocated pursuant to this Section 6, as determined by the Company in its reasonable discretion.

SECTION 7.   Utilization of Tax Attributes.

(a)	Amended Returns. Any amended Tax Return or claim for a refund with respect to any member of the SpinCo Group may be made only by the party responsible for preparing the original Tax Return with respect to such member of the SpinCo Group pursuant to Section 5. Except as required by Applicable Law, such party shall not file or cause to be filed any such amended Tax Return or claim for a refund without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, if such filing, assuming it is accepted, could reasonably be expected to change the Tax liability of such other party (or any Affiliate of such other party) for any Taxable period.
(b)	Carryback of Tax Attributes.
(i)	To the extent permitted by Applicable Tax Law, Parent shall cause the SpinCo Group to elect to forego carrybacks of any Tax Attributes of the SpinCo Group to a Pre-Distribution Period.
(ii)	If Parent is unable to forego carrybacks of any Tax Attributes of the SpinCo Group to a Pre-Distribution Period, the Company Group shall, at the request of Parent and at Parent’s sole expense, file any amended Tax Returns reflecting such carryback (unless such filing, assuming it is accepted, could reasonably be expected to increase the Tax liability of the Company or any of its Affiliates for any Taxable period). If the Company Group (or any member thereof) receives a refund as a result of such a carryback (or otherwise realizes a reduction in cash Taxes actually payable, determined on a “with and without” basis), the Company shall remit the amount of such refund (or an amount equal to any such other reduction in cash Taxes) to Parent in accordance with Section 9(b).
(c)	Carryforwards to Separate Tax Returns. If (i) any net operating loss, net capital loss, or any tax credit is allocated to a member of a Combined Group pursuant to Section 6 and is carried forward to a SpinCo Separate Tax Return and (ii) the Parent Group (or any member thereof) receives a refund as a result of such a carryforward (or otherwise realizes a reduction in cash Taxes actually payable,

F-16

determined on a “with and without” basis), Parent shall remit the amount of such refund (or an amount equal to any such other reduction in cash Taxes) to the Company in accordance with Section 9(c). If a portion or all of any Tax Attribute is allocated to a member of a Combined Group pursuant to Section 6, and is carried forward to a Company Separate Tax Return, any Tax Refunds arising from such carryforward shall be retained by the Company Group.

Section 8.   Deductions and Reporting for Certain Awards.

(a)	Deductions. Solely the member of the Group for which the relevant individual is currently employed or, if such individual is not currently employed by a member of the Group, was most recently employed at the time of the issuance, vesting, exercise, disqualifying disposition, payment, settlement or other relevant Taxable event, as appropriate, in respect of the Compensatory Equity Interests shall be entitled to claim, in a Post-Distribution Period, any income Tax deduction on its Tax Return in respect of such equity awards and other incentive compensation on its respective Tax Return associated with such event.
(b)	If, notwithstanding clause (a), the SpinCo Group or the Parent Group actually utilizes any deductions for a Taxable period ending after the Distribution Date with respect to (i) the issuance, exercise, vesting or settlement after the Distribution Date of any Compensatory Equity Interests, or (ii) any liability with respect to compensation which is required to be paid or satisfied by, or is otherwise allocated to, any member of the Company Group in accordance with any Transaction Agreement, Parent shall remit an amount to the Company equal to the overall net reduction in actual cash Taxes paid (determined on a “with and without” basis) by the SpinCo Group or the Parent Group, as applicable, resulting from the event giving rise to such deduction (and any income in respect of such event, subject to Section 15(b)) in the year of such event. If a Taxing Authority subsequently reduces or disallows the use by the SpinCo Group or the Parent Group, as applicable, of such a deduction, the Company shall return an amount equal to the overall net increase in Tax liability of the SpinCo Group or the Parent Group, as applicable, owing to the Taxing Authority to the remitting party.
(c)	Withholding and Reporting. For any Taxable period (or portion thereof), except as the Company may at any time otherwise determine in its reasonable discretion, the Company shall satisfy, or shall cause to be satisfied, all applicable withholding and reporting responsibilities (including all income, payroll, or other Tax reporting related to income to any current or former employees) with respect to the issuance, exercise, vesting or settlement of such Compensatory Equity Interests that settle with or with respect to stock of the Company. The Company, SpinCo and Parent acknowledge and agree that the parties shall cooperate with each other and with third-party providers to effectuate withholding and remittance of Taxes, as well as required Tax reporting, in a timely manner.

SECTION 9.   Tax Refunds.

(a)	Company Tax Refunds. The Company shall be entitled to any Tax Refunds (including, in the case of any refund actually received, any interest thereon actually received from a Taxing Authority) received by any member of the Company Group or any member of the Parent Group with respect to any Tax allocated to a member of the Company Group under this Agreement.
(b)	SpinCo and Parent Tax Refunds. SpinCo or Parent, as the case may be, shall be entitled to any Tax Refunds (including, in the case of any refund actually received, any interest thereon actually received from a Taxing Authority) received by any member of the Company Group or any member of the Parent Group after the Distribution Date with respect to any Tax allocated to a member of the SpinCo Group under this Agreement.
(c)	A Member Company receiving (or realizing) a Tax Refund to which another Member Company is entitled hereunder (a “Tax Refund Recipient”) shall pay over the amount of such Tax Refund (including interest received from the relevant Taxing Authority, but net of any Taxes imposed with respect to such Tax Refund and any other reasonable costs) within thirty (30) days of receipt thereof (or from the due date for payment of any Tax reduced thereby); provided, however, that the other

F-17

Member Company, upon the request of such Tax Refund Recipient, shall repay the amount paid to the other Member Company (plus any penalties, interest or other charges imposed by the relevant Taxing Authority) in the event that, as a result of a subsequent Final Determination, a Tax Refund that gave rise to such payment is subsequently disallowed.

SECTION 10.   Certain Representations and Covenants.

(a)	Representations.
(i)	Each of SpinCo and Parent and each other member of their respective Groups represents and warrants that as of the date hereof, it has no plan or intention:
(A)	to liquidate SpinCo or to merge or consolidate any member of the SpinCo Group with any other Person subsequent to the Distribution, in each case, except as provided for under the Merger Agreement;
(B)	to sell or otherwise dispose of any material asset of any member of the SpinCo Group to a Person other than a member of the SpinCo SAG subsequent to the Distribution, except (w) dispositions in the ordinary course of business, (x) any cash paid to acquire assets in arm’s length transactions, (y) transactions that are disregarded for U.S. federal Tax purposes, and (z) mandatory or optional repayment or prepayment of indebtedness;
(C)	to take or fail to take any action in a manner that is inconsistent with the written information and representations furnished by SpinCo or Parent to Company Tax Counsel, Parent Tax Counsel, an Alternative Tax Counsel, or an Alternative Separation Opinion Tax Counsel in connection with the Tax Representation Letters;
(D)	to repurchase stock of Parent other than in a manner that satisfies the requirements of Section 4.05(1)(b) of IRS Revenue Procedure 96-30 (as in effect prior to the amendment of such Revenue Procedure by IRS Revenue Procedure 2003-48) and consistent with any representations made to Company Tax Counsel, Parent Tax Counsel, an Alternative Tax Counsel, or an Alternative Separation Opinion Tax Counsel in connection with the Tax Representation Letters; or
(E)	to take or fail to take any action in a manner that management of SpinCo or Parent knows or should know is reasonably likely to contravene any agreement with a Taxing Authority to which any member of the SpinCo Group is a party that is entered into prior to the Distribution Date.
(ii)	The Company and each other member of the Company Group represents and warrants that as of the date hereof, it has no plan or intention to take or fail to take any action in a manner that is inconsistent with the written information and representations furnished by the Company to Company Tax Counsel, Parent Tax Counsel, an Alternative Tax Counsel, or an Alternative Separation Opinion Tax Counsel in connection with the Tax Representation Letters.
(b)	Covenants.
(i)	Neither SpinCo nor Parent shall, nor shall SpinCo or Parent permit any member of their respective Groups to, take or fail to take, as applicable, any action that constitutes a SpinCo Disqualifying Action;
(ii)	The Company shall not, and shall not permit any member of the Company Group to, take or fail to take, as applicable, any action that constitutes a Company Disqualifying Action.
(iii)	Each of the Company, SpinCo and Parent will not, and will not permit any other member of their respective Groups to, take or fail to take any action in a manner that is inconsistent with the information and representations furnished by the Company, SpinCo or Parent to Company Tax Counsel, Parent Tax Counsel, an Alternative Tax Counsel, or an Alternative Separation Opinion Tax Counsel in connection with the Tax Representation Letters;

F-18

(iv)	Each of SpinCo, Parent and each other member of their respective Groups covenants to the Company that, without the prior written consent of the Company, during the two-year period following the Distribution Date, except as described in the Transaction Agreements or the Financing Agreements:
(A)	SpinCo will (1) maintain its status as a company engaged in the Active Trade or Business for purposes of Section 355(b)(2) of the Code, (2). not engage in any transaction that would result in it ceasing to be a company engaged in the Active Trade or Business for purposes of Section 355(b)(2) of the Code, (3) cause each other member of the SpinCo Group whose Active Trade or Business is relied upon for purposes of qualifying the Distribution for the Tax-Free Status to maintain its status as a company engaged in such Active Trade or Business for purposes of Section 355(b)(2) of the Code and any such other Applicable Tax Law, (4) not engage in any transaction or permit any other member of the SpinCo Group to engage in any transaction that would result in a member of the SpinCo Group described in clause (3) hereof ceasing to be a company engaged in the relevant Active Trade or Business for purposes of Section 355(b)(2) of the Code or such other Applicable Tax Law, taking into account Section 355(b)(3) of the Code for purposes of each of clauses (1) through (4) hereof, and (5) not dispose of or permit any other member of the SpinCo Group to dispose of, directly or indirectly, any interest in a member of the SpinCo Group described in clause (3) hereof or permit any such member of the SpinCo Group to make or revoke any election under Treasury Regulations Section 301.7701-3;
(B)	neither SpinCo nor Parent will repurchase stock of Parent in a manner contrary to the requirements of Section 4.05(1)(b) of IRS Revenue Procedure 96-30 (as in effect prior to the amendment of such Revenue Procedure by IRS Revenue Procedure 2003-48) or inconsistent with any representations made by SpinCo to Company Tax Counsel, Parent Tax Counsel, an Alternative Tax Counsel, or an Alternative Separation Opinion Tax Counsel in connection with the Tax Representation Letters; and
(C)	neither Parent nor SpinCo will, or will agree to, merge, consolidate or amalgamate with any other Person (except as provided for under the Merger Agreement), unless, in the case of a merger or consolidation, Parent or SpinCo is the survivor of the merger, consolidation or amalgamation;
(v)	On or after the Distribution Date, neither SpinCo nor Parent will, nor will either permit any other member of its Groups to, make or change any accounting method, amend any Tax Return or take any Tax position on any Tax Return, take any other action or enter into any transaction that could reasonably be expected to result in any increased Tax liability or reduction of any Tax asset of any member of the Company Group in respect of any Pre-Distribution Period; provided that this Section 10(b)(v) shall not apply to the incurrence of any Tax liability (or the reduction in any Tax asset) of the Company Group as a result of the SpinCo Transfer, the Distribution, the Internal Reorganization, or the Merger;
(vi)	Each of SpinCo and Parent will not take or fail to take, or permit any other member of the SpinCo Group or the Parent Group to take or fail to take, any action which (A) would be inconsistent with any covenant, representation or agreement made by SpinCo, Parent or any of their respective Affiliates in the Tax Representation Letters, the Separation Agreement, the Merger Agreement or any other Transaction Document, or (B) prevents or could reasonably be expected to result in tax treatment that is inconsistent with the Tax-Free Status;
(vii)	The Company will not take or fail to take, or permit any other member of the Company Group to take or fail to take, any action which (A) would be inconsistent with any covenant, representation or agreement made by the Company or any of its Affiliates in the Tax Representation Letters, the Separation Agreement, the Merger Agreement or any other Transaction Document, or (B) prevents or could reasonably be expected to result in tax treatment that is inconsistent with the Tax-Free Status; and
(viii)	If Parent becomes aware of an event described in clause (c) of the definition of Credit Event, Parent shall provide prompt written notice to the Company.

F-19

(ix)	Notwithstanding anything to the contrary in the Shareholders Agreement dated as of [•] between Parent, the Company and the other parties thereto (the “Shareholders Agreement”): (A) before the second anniversary of the Distribution Date, the Company shall, and shall be permitted to, transfer, without limitation, a number of the Company’s Parent Shares in “public offerings” within the meaning of Treasury Regulations Section 1.355-7 equal to the lesser of (1) all of the Company’s Parent Shares and (2) a number of the Company’s Parent Shares that results in the application of Section 355(e) to the Distribution; (B) no restriction on transfer in the Shareholders Agreement other than Section 3.1 and Section 3.2 thereof shall be applicable to any such “public offering” of the Company’s Parent Shares prior to the time the Company has transferred in “public offerings” a number of the Company’s Parent Shares as set forth in clause (A); (C) Parent shall use its reasonable best efforts to facilitate any such transfer; and (D) reasonably in advance of each such “public offering,” the Company shall provide to Parent any information relied upon by the Company in determining its compliance with the obligations of the Company set forth in the clause (A).
(c)	SpinCo Covenants Exceptions. Notwithstanding the provisions of Section 10(b), SpinCo, Parent and the other members of their respective Groups may:
(i)	pay cash to acquire assets in arm’s length transactions, engage in transactions that are disregarded for U.S. federal Tax purposes, and make mandatory or optional repayments or prepayments of indebtedness;
(ii)	dispose of assets if the aggregate fair value of all such assets does not exceed $[•] million; or
(iii)	in the case of any other action that would reasonably be expected to be inconsistent with the covenants contained in Section 10(b), if either: (A) SpinCo or Parent notifies the Company of its proposal to take such action and Parent and the Company obtain a ruling from the IRS to the effect that such actions will not affect the Tax-Free Status, provided that Parent agrees in writing to bear any expenses associated with obtaining such a ruling and, provided, further, that the Parent Group shall not be relieved of any liability under Section 14(a) by reason of seeking or having obtained such a ruling; or (B) SpinCo or Parent notifies the Company of its proposal to take such action and obtains an unqualified opinion of counsel in form and substance reasonably satisfactory to the Company (x) from a Tax advisor recognized as an expert in U.S. federal income Tax matters and reasonably acceptable to the Company, (y) on which the Company may rely and (z) to the effect that such action will not affect the Tax-Free Status (assuming that the Internal Reorganization, the Distribution and the Merger otherwise qualify for the Tax-Free Status), provided, further, that the Parent Group shall not be relieved of any liability under Section 14(a) by reason of having obtained such an opinion. the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cooperate in good faith with any reasonable written request by Parent to obtain any ruling from the IRS or any opinion of counsel described in the preceding sentence, including by providing such information, representations and covenants as the IRS or tax counsel shall reasonably require in connection with the ruling or opinion; provided that neither the Company nor any of its Subsidiaries shall be required to (x) make any representation that such Person does not believe to be accurate, (y) agree to any covenant with which it is not reasonably practicable to comply or (z) deliver any information that the Company, in its good faith judgment, considers to be confidential information that is not (and is not reasonably expected to become) a part of any other publicly available information.

SECTION 11.   Section 336(e) Elections.

(a)	The Company, Parent and SpinCo agree that the Distribution is intended to be treated as (1) a distribution to which Section 355(e) of the Code applies and (2) a QSD.
(b)	The Company and SpinCo agree (and shall cause the members of their respective Groups) to make a timely election under Section 336(e) of the Code and the Treasury Regulations issued thereunder and under any comparable statutes in any other jurisdiction for each member of the SpinCo Group that is a domestic corporation for U.S. federal income Tax purposes with respect to the Distribution (each such subsidiary, an “Applicable Subsidiary,” and each such election, a “Section 336(e) Election”) and to file each such election in accordance with Applicable Law. Without limiting the foregoing: (1) as soon

F-20

as reasonably practicable after the execution of this Agreement, but in any event prior to the due date for the Company’s consolidated U.S. federal income Tax Return for the taxable year that includes the Closing Date, the Company, SpinCo and each Applicable Subsidiary shall enter into a written, binding agreement to make the Section 336(e) Elections as described in Treasury Regulations Sections 1.336-2(h)(1)(i) and 1.336-2(h)(4) (the “336(e) Agreement”), (2) the Company shall retain a copy of the 336(e) Agreement, in accordance with Treasury Regulation Section 1.336-2(h)(1)(i), (3) the Company shall timely file with its consolidated U.S. federal income Tax Return for the taxable year that includes the Closing Date an election statement for each Section 336(e) Election satisfying the requirements of Treasury Regulation Section 1.336-2(h)(1)(i), (h)(5) and (h)(6) (each, an “Election Statement”), a draft of which the Company shall provide to Parent for its review and comment at least 30 days prior to such due date, (4) prior to the due date for the the Company’s consolidated U.S. federal income Tax Return for the taxable year that includes the Closing Date, the Company shall provide SpinCo and each Applicable Subsidiary with its respective Election Statement, in accordance with Treasury Regulation Section 1.336-2(h)(1), and (5) the Company shall timely file or cause to be timely filed two IRS Forms 8883 (or successor or comparable form with respect to elections under Section 336(e)) with respect to SpinCo and each Applicable Subsidiary that is consistent with the 336(e) Value Allocation (as defined in Section 11(c) below), in accordance with Treasury Regulations Section 1.336-2(h)(7). As promptly as practicable (and in any event within ten (10) Business Days) following the due date of the Company’s consolidated U.S. federal income Tax Return for the taxable year that includes the Closing Date, the Company shall provide (or cause to be provided) to Parent written confirmation or other evidence reasonably satisfactory to Parent that the Election Statements have been attached to such Tax Return, in accordance with Treasury Regulation Section 1.336-2(h)(1)(iii). The Section 336(e) Elections shall reflect the 336(e) Value Allocation.

(c)	Within 90 days after the Closing Date, the Company shall deliver to Parent a statement (the “336(e) Allocation Statement”) allocating the “aggregate deemed asset disposition price” and “adjusted grossed-up basis” (as such terms are defined in Treasury Regulations Sections 1.336-3 and 1.336-4) of the assets of SpinCo and each Applicable Subsidiary in accordance with the Treasury regulations promulgated under Section 336(e). Parent shall have the right to review the 336(e) Allocation Statement. If within 45 days after receipt of the 336(e) Allocation Statement Parent notifies the Company in writing that it disagrees with one or more items on the 336(e) Allocation Statement, the Company and Parent shall negotiate in good faith to resolve such dispute. If the Company and Parent fail to resolve such dispute within 30 days, an accounting firm of national standing mutually acceptable to the Company and Parent (the “Tax Referee”) shall determine the appropriate allocation and revise the 336(e) Allocation Statement accordingly. If Parent does not respond within 45 days of its initial receipt of the 336(e) Allocation Statement, or upon resolution of the disputed items, the allocation reflected on the 336(e) Allocation Statement (as such may have been adjusted) shall be the “336(e) Value Allocation” and shall be binding on the parties hereto. The Company, Parent and SpinCo agree to act in accordance with the 336(e) Value Allocation in the preparation, filing and audit of any Tax Return. If an adjustment is made pursuant to Section [2.10][6] of the Separation Agreement, the 336(e) Value Allocation shall be adjusted in accordance with Section 336(e) of the Code and the Treasury Regulations promulgated thereunder, as mutually agreed by the Company and Parent. In the event that agreement is not reached within 20 days after the determination of the [SpinCo Increase Amount] or [SpinCo Deficit Amount] (as the case may be and, in each case, as defined in the Separation Agreement), any disputed items shall be resolved by the Tax Referee.
(d)	[To the extent permitted by Applicable Law, the parties shall treat the assets set forth on Schedule C as “qualified property” within the meaning of Section 168(k)(2) of the Code.7]

SECTION 12.   Direct Sale Matters.

(a)	The Company, Parent and SpinCo agree that the Direct Sale is intended to be treated as a taxable purchase and sale of the Direct Sale Assets.
(b)	Within 90 days after the closing of the Direct Sale, the Company shall deliver to Parent a statement
[6]	Note to Draft: To cross-reference SpinCo Cash/Indebtedness Adjustment provisions.
[7]	Note to Draft: Parties to determine if, at Closing, the SpinCo Group will hold any such property.

F-21

(the “Direct Sale Allocation Statement”) allocating the Direct Sale Consideration among the Direct Sale Assets in accordance with Section 1060 of the Code. Parent, on behalf of Direct Sale Purchaser, shall have the right to review the Direct Sale Allocation Statement. If within 45 days after receipt of the Direct Sale Allocation Statement, Parent notifies the Company in writing that it disagrees with one or more items on the Direct Sale Allocation Statement, the Company and Parent shall negotiate in good faith to resolve such dispute. If the Company and Parent fail to resolve such dispute within 30 days, the Tax Referee shall determine the appropriate allocation and revise the Direct Sale Allocation Statement accordingly. If Parent does not respond within 45 days of its initial receipt of the Direct Sale Allocation Statement, or upon resolution of the disputed items, the allocation reflected on the Direct Sale Allocation Statement (as such may have been adjusted) shall be the “Direct Sale Allocation” and shall be binding on the parties hereto. the Company, Direct Sale Purchaser and Parent agree to act in accordance with the Direct Sale Allocation in the preparation, filing and audit of any Tax Return. In all events, the Direct Sale Allocation shall be consistent with the Direct Sale Allocation Principles. If an adjustment is made pursuant to Section [2.11]8 of the Separation Agreement, the Direct Sale Allocation shall be adjusted in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder, as mutually agreed by the Company and Parent. In the event that agreement is not reached within 20 days after the determination of the [Direct Sale Increase Amount] or [Direct Sale Deficit Amount] (as the case may be and, in each case, as defined in the Separation Agreement), any disputed items shall be resolved by the Tax Referee.

(c)	To the extent permitted by Applicable Law, the parties shall treat the assets set forth on Schedule D as “qualified property” within the meaning of Section 168(k)(2) of the Code.
(d)	If the Company (or any of its Affiliates) and Direct Sale Purchaser (or any of its Affiliates) are eligible to make an election under Section 338(h)(10) of the Code in respect of the actual or deemed purchase and sale of the equity interests of a Direct Sale Transferred Subsidiary in the Direct Sale, the Company and Direct Sale Purchaser shall (or, if applicable, shall cause their respective Affiliates to), in Parent’s discretion, jointly make a timely election under Section 338(h)(10) of the Code and the Treasury Regulations issued thereunder (and under any comparable statutes in any other jurisdiction) in respect of such purchase and sale and shall file each such election in accordance with Applicable Law. The provisions of Section 11(c) shall apply to any such election mutatis mutandis.

SECTION 13.   Allocation of Structure Benefits.

(a)	Structure Benefits shall be allocated as provided below.
(i)	The Company Group shall be entitled to 100% of Structure Benefits until the Company Group has been allocated Structure Benefits equal to the Base Company Structure Amount (“Company Structure Benefits”).
(ii)	The Parent Group shall be entitled to retain any Structure Benefits that are not Company Structure Benefits.
(b)	Determination of Structure Benefits.
(i)	No later than one hundred twenty (120) days after the Closing Date, the Company shall deliver to Parent a certification, signed by the chief financial officer of the Company, setting forth information regarding the Non-Stepped-Up Basis of the Reference Assets at a level of detail reasonably necessary to permit the determination of Structure Benefits for each Tax Year.
(ii)	No later than thirty (30) days after the due date (taking into account extensions validly obtained) for filing the Parent Group Return for each Tax Year, Parent shall provide the Company with a certification signed by the chief financial officer of Parent setting forth the amount, if any, with respect to such Tax Year of the Structure Benefits realized by the Parent Group and the amount of such Structure Benefits that are Company Structure Benefits.
(iii)	The certifications pursuant to clauses (b)(i) and (b)(ii) of this Section (each, a “Certification”) shall (A) set forth in reasonable detail the basis for the applicable calculation or determination, (B) be delivered together with any Supporting Information and (C) in the case of a Certification
[8]	Note to Draft: To cross-reference Direct Sale adjustment provisions.

F-22

described in clause (b)(ii) of this Section, shall include a statement to the effect that all such calculations and determinations have been made without regard to any transaction a significant purpose of which is to reduce or defer any amount payable by Parent. If the chief financial officer of the preparing party determines that it is necessary to adjust any computations required by the preceding sentence, then such chief financial offer will be permitted to make such adjustments in a manner reasonably acceptable to the non-preparing party.

(iv)	Notwithstanding anything to the contrary contained in this Section 13(b), (i) the Company and Parent shall use commercially reasonable efforts to resolve any disputes with respect to the Certifications, and (ii) if the Company and Parent are unable to resolve such dispute within ten (10) days, the applicable Certification and a certification prepared by the chief financial officer of the non-preparing party that resolves the disputed item or items in the manner that such chief financial officer believes is appropriate and sets forth in reasonable detail the basis for the determination shall be submitted to the Tax Arbiter for resolution in accordance with Section 25.
(c)	Payment of Structure Benefits.
(i)	In General. With respect to each Tax Year, within ten (10) days of the agreement by the Company and Parent that the applicable Certification is acceptable to each party, Parent shall make a payment to the Company equal to the Company Structure Benefits with respect to such Tax Year, if any.
(ii)	Tax Treatment. Unless otherwise required pursuant to a Final Determination, the parties agree to treat, for U.S. federal and applicable state and local income tax purposes:
(A)	[Any payment (or portion thereof) pursuant to this Section 13(c) that is not attributable to the Direct Sale as a contribution by Parent to SpinCo and subsequent payment by SpinCo, giving rise to an upward adjustment to the “aggregate deemed asset disposition price” and “adjusted grossed-up basis” (as such terms are defined in Treasury Regulations Section 1.336-3 and 1.336-4) of the assets of SpinCo and each Applicable Subsidiary][9]; and
(B)	Any payment (or portion thereof) pursuant to this Section 13(c) that is attributable to the Direct Sale (other than amounts accounted for as interest under the Code) as an adjustment to the Direct Sale Consideration.

For purposes of this Agreement, a payment (or portion thereof) is attributable to the Direct Sale to the extent that the Structure Benefit corresponding to such payment (or portion thereof) was derived from any Direct Sale Structure Tax Asset.

(iii)	Payments Following a Parent Change of Control. In the event of a Parent Change of Control, all payments with respect to Structure Benefits following such Parent Change of Control shall be mutually determined by the Company and Parent acting in good faith based on the Parent Group’s projected standalone taxable income, which shall be calculated at the time of such Parent Change of Control based on the Parent Group’s standalone activities, balance sheet, Tax Attributes and other characteristics, in each case, immediately before such Parent Change of Control.
(iv)	Late Payments. Any payment required to be made by Parent under this Agreement with respect to Structure Benefits that is not made when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such payment was due and payable.
(v)	Acceleration on Material Breach. In the event that (i) (x) Parent fails to make any payment (other than a payment of a de minimis amount) under this Agreement with respect to Structure Benefits within thirty (30) days after the date when due, (y) following the expiration of such thirty (30) day period, the Company provides written notice to Parent of such failure and (z) Parent fails to cure such failure within ten (10) days of receipt of such written notice, or (ii) a Credit Event has occurred, then all obligations hereunder with respect to such Structure Benefits shall be accelerated and become immediately due and payable, and shall include, without duplication: (1) the Material
[9]	Note to Draft: Treatment to agreed prior to Closing jointly by the Company and Parent, provided that such agreed treatment shall be consistent with delivery of all tax opinions that are conditions to the closing of the Merger.

F-23

Breach Payment; (2) any prior payments with respect to Structure Benefits that are due and payable but that still remain unpaid as of the date of such acceleration; and (3) any current payments with respect to Structure Benefits due for the Tax Year ending with or including the date of such acceleration; provided that, in the event that a Credit Event occurs within the thirty (30) day period described in clause (i)(x) above, such thirty (30) day period shall be deemed to end on the date of the Credit Event and clauses (i)(y) and (i)(z) shall not apply.

(vi)	Payment Upon Material Breach. The “Material Breach Payment” payable to the Company pursuant to Section 13(c)(v) shall equal the present value, discounted at the Default Rate, of all payments with respect to Structure Benefits that would be required to be paid to the Company using the Valuation Assumptions.
(vii)	Repayment Upon Certain Occurrences. In the event that (i) any Structure Benefit is disallowed pursuant to a Final Determination and (ii) after giving effect to such Final Determination, (x) the aggregate amount of payments previously made to the Company in respect of Structure Benefits (and not repaid pursuant to this Section 13(c)(vii)) exceeds (y) the aggregate amount of Structure Benefits previously recognized (and not disallowed), the Company shall pay to Parent an amount equal to such excess; provided that, for purposes of Section 13(a)(i), the portion of such disallowed Structure Benefit in respect of which a payment is made by the Company pursuant to this Section 13(c)(vii) shall thereafter be deemed never to have been allocated to the Company.
(viii)	Withholding. Parent, the Company and their respective Affiliates shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such amounts as are required to be deducted and withheld under the Code or any provision of state, local or non-U.S. Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement, other than Section 13(c)(i), as having been paid to the Person in respect of whom such withholding was made.

SECTION 14.   Indemnities.

(a)	Parent Indemnity to the Company. Parent and each other member of the Parent Group shall jointly and severally indemnify the Company and the other members of the Company Group against, and hold them harmless, without duplication, from:
(i)	any Tax liability allocated to SpinCo pursuant to Section 4;
(ii)	any Distribution Taxes or Tax-Related Losses attributable to a SpinCo Disqualifying Action (including, for the avoidance of doubt, any Taxes and Tax-Related Losses resulting from any action for which the conditions set forth in Section 10(c)(iii) are satisfied); provided that, in the event that any Distribution Taxes or Tax-Related Losses are attributable to both a SpinCo Disqualifying Action, on the one hand, and a Company Disqualifying Action, on the other hand, Parent shall be required to indemnify the Company pursuant to this Section 12(a)(ii) only to the extent that such SpinCo Disqualifying Action contributed to the incurrence of such Distribution Taxes or Tax-Related Losses (relative to the extent that such Company Disqualifying Action contributed to the incurrence of such Distribution Taxes or Tax-Related Losses); and
(iii)	all liabilities, costs, expenses (including reasonable expenses of investigation and attorneys’ fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax liability or damage described in (i) or (ii), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, liability or damage.
(b)	Company Indemnity to Parent. Except in the case of any liabilities described in Section 14(a), the Company and each other member of the Company Group will jointly and severally indemnify Parent and the other members of the Parent Group against, and hold them harmless, without duplication, from:
(i)	any Tax liability allocated to the Company pursuant to Section 4;
(ii)	any Distribution Taxes or Tax-Related Losses, other than the portion of any Distribution Taxes or Tax-Related Losses in respect of which Parent has an indemnification obligation pursuant to Section 14(a);

F-24

(iii)	any Taxes of the Company (or any Subsidiary of the Company immediately prior to the Merger Effective Time) payable as a result of the Internal Reorganization;
(iv)	any Taxes imposed on any member of the SpinCo Group or Parent Group under Treasury Regulations Section 1.1502-6 (or similar or analogous provision of state, local or non-U.S. law) as a result of any such member being or having been a member of a Combined Group; and
(v)	all liabilities, costs, expenses (including reasonable expenses of investigation and attorneys’ fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax liability or damage described in (i), (ii), (iii) or (iv), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, liability or damage.
(c)	Discharge of Indemnity. Parent, the Company and the members of their respective Groups shall discharge their obligations under Section 14(a) or Section 14(b), respectively, by paying the relevant amount in accordance with Section 15, within 30 Business Days of demand therefor. Any such demand shall include a statement showing the amount due under Section 14(a) or Section 14(b), as the case may be. Notwithstanding the foregoing, if any member of the Parent Group or any member of the Company Group disputes in good faith the fact or the amount of its obligation under Section 14(a) or Section 14(b), then no payment of the amount in dispute shall be required until any such good faith dispute is resolved in accordance with Section 25; provided, however, that any amount not paid within 30 Business Days of demand therefor shall bear interest as provided in Section 15.
(d)	Tax Benefits. If an indemnification obligation of any Indemnifying Party under this Section 14 arises in respect of an adjustment that makes allowable to an Indemnified Party any offsetting deduction or other item that would reduce taxes which would not, but for such adjustment, be allowable, then any such indemnification obligation shall be an amount equal to (i) the amount otherwise due but for this Section 14(d), minus (ii) the reduction in actual cash Taxes payable by the Indemnified Party in the year such indemnification obligation arises, determined on a “with and without” basis.

SECTION 15.   Payments.

(a)	Timing. All payments required to be made under this Agreement (excluding, for the avoidance of doubt, any payments to a Taxing Authority described herein) shall be made in immediately available funds. Except as otherwise provided, all such payments will be due thirty (30) Business Days after the receipt of notice of such payment or, where no notice is required, thirty (30) Business Days after the fixing of liability or the resolution of a dispute (the “Due Date”). Payments shall be deemed made when received. Any payment that is not made on or before the Due Date shall bear interest at the rate equal to the “prime” rate as published on such Due Date in the Wall Street Journal, Eastern Edition, for the period from and including the date immediately following the Due Date through and including the date of payment. With respect to any payment required to be made under this Agreement, the Company and Parent have the right to designate, by written notice to the other party, which member of the designating party’s Group will make or receive such payment; provided, however, that all such payments shall be made by a Person that is a “domestic corporation” within the meaning of Section 7701(a) of the Code.
(b)	Treatment of Payments. To the extent permitted by Applicable Tax Law and except as otherwise provided herein, any payment made by the Company or any member of the Company Group to Parent or any member of the Parent Group, or by Parent or any member of the Parent Group to the Company or any member of the Company Group, pursuant to this Agreement, the Separation Agreement, the Merger Agreement or any other Transaction Agreement that relates to Taxable periods (or portions thereof) ending on or before the Distribution Date shall be treated by the parties hereto for all Tax purposes as a distribution by SpinCo to the Company, or capital contribution from the Company to SpinCo, as the case may be; provided, however, that any payment made pursuant to Section 2.05 of the Separation Agreement shall instead be treated as if the party required to make a payment of received amounts received such amounts as agent for the other party; provided, further, that any payment made pursuant to [•][10] shall instead be treated as a payment for services; and provided, further, that any
[10]	Note to Draft: Cross-refer to payment provisions of transition service arrangements and Ancillary Agreements.

F-25

payment made in respect of Direct Sale Assets or Direct Sale Liabilities (including any indemnification payment in respect of the Direct Sale) shall be treated as an adjustment to the Direct Sale Consideration. In the event that a Taxing Authority asserts that a party’s treatment of a payment described in this Section 15(b) should be other than as required herein, such party shall use its reasonable best efforts to contest such assertion in a manner consistent with Section 17.

(c)	No Duplicative Payment. It is intended that the provisions of this Agreement shall not result in a duplicative payment of any amount required to be paid under the Separation Agreement, the Merger Agreement or any other Transaction Agreement, and this Agreement shall be construed accordingly.

SECTION 16.   Communication and Cooperation.

(a)	Consult and Cooperate. SpinCo, the Company and Parent shall consult and cooperate (and shall cause each other member of their respective Groups to consult and cooperate) fully at such time and to the extent reasonably requested by the other party in connection with all matters subject to this Agreement. Such cooperation shall include:
(i)	the retention, and provision on reasonable request, of any and all information including all books, records, documentation or other information pertaining to Tax matters relating to the SpinCo Group, any necessary explanations of information, and access to personnel, until one year after the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof);
(ii)	the execution of any document that may be necessary (including to give effect to Section 17) or helpful in connection with any required Tax Return or in connection with any Tax Proceeding; and
(iii)	the use of the parties’ commercially reasonable efforts to obtain any documentation from a Governmental Authority or a third party that may be necessary or helpful in connection with the foregoing.
(b)	Provide Information. Except as set forth in Section 17, the Company, SpinCo and Parent shall keep each other reasonably informed with respect to any material development relating to the matters subject to this Agreement.
(c)	Tax Attribute Matters. The Company, SpinCo and Parent shall promptly advise each other with respect to any proposed Tax adjustments that are the subject of a Tax Proceeding, and that may affect Structure Benefits or any Tax liability or any Tax Attribute (including, but not limited to, basis in an asset or the amount of earnings and profits) of any member of the Parent Group or any member of the Company Group, respectively.
(d)	Confidentiality and Privileged Information. Any information or documents provided under this Agreement shall be kept confidential by the party receiving the information or documents, except as may otherwise be necessary in connection with the filing of required Tax Returns or in connection with any audit, proceeding, suit or action. Notwithstanding any other provision of this Agreement or any other agreement, (i) no member of the Company Group or Parent Group, respectively, shall be required to provide any member of the Parent Group or Company Group, respectively, or any other Person access to or copies of any information or procedures other than information or procedures that relate solely to SpinCo, the business or assets of any member of the SpinCo Group or matters for which Parent or Company Group, respectively, has an obligation to indemnify under this Agreement, and (ii) in no event shall any member of the Company Group or the Parent Group, respectively, be required to provide any member of the Parent Group or Company Group, respectively, or any other Person access to or copies of any information if such action could reasonably be expected to result in the waiver of any privilege. Notwithstanding the foregoing, in the event that the Company or Parent, respectively, determines that the provision of any information to any member of the Parent Group or Company Group, respectively, could be commercially detrimental or violate any law or agreement to which the Company or Parent, respectively, is bound, the Company or Parent, respectively, shall not be required to comply with the foregoing terms of this Section 16(d) except to the extent that it is able, using commercially reasonable efforts, to do so while avoiding such harm or consequence.

F-26

SECTION 17.   Audits and Contest.

(a)	Notice. Each of the Company, SpinCo and Parent shall promptly notify the other parties in writing upon the receipt from a relevant Taxing Authority of any notice of a Tax Proceeding that may give rise to an indemnification obligation under this Agreement or a change to Structure Benefits; provided that a party’s right to indemnification or with respect to Structure Benefits under this Agreement shall not be limited in any way by a failure to so notify, except to the extent that the Indemnifying Party or the counterparty with respect to Structure Benefits, as the case may be, is prejudiced by such failure.
(b)	Company Control. Notwithstanding anything in this Agreement to the contrary and except as otherwise provided in Section 17(d), the Company shall have the right to control any Tax Proceeding with respect to any Tax matters of (i) a Combined Group or any member of a Combined Group (as such), (ii) any member of the Company Group and (iii) any member of the SpinCo Group with respect to a Pre-Distribution Period (each, a “Company Tax Proceeding”). The Company shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any Tax matter described in the preceding sentence; provided, however, that to the extent that any Tax Proceeding relating to such a Tax matter is reasonably likely to give rise to an indemnity obligation of SpinCo or Parent under Section 14, materially increase the Taxes allocated to any member of the Parent Group pursuant to Section 4 or materially affect the Tax Attributes allocated to any member of the SpinCo Group pursuant to Section 6, the Company shall keep Parent informed of all material developments and events relating to any such Company Tax Proceeding and the Company shall not settle or compromise any such contest without Parent’s written consent, which consent may not be unreasonably withheld, conditioned or delayed.
(c)	Parent Assumption of Control. The Company, in its sole discretion, may permit Parent to elect to assume control of a Company Tax Proceeding at Parent’s sole cost and expense; provided, however, that Parent shall have no obligation to elect to control any Company Tax Proceeding but, if Parent so elects, it will (i) be responsible for the payment of any liability arising from the disposition of such matter notwithstanding any other provision of this Agreement to the contrary and (ii) indemnify the Company Group for any increase in a liability and any reduction of a Tax asset of the Company Group arising from such matter.
(d)	Consolidated Group Tax Matters. The Company, in the case of any Tax Proceeding with respect to the consolidated U.S. federal income Tax Return (or any similar state and local Tax Return filed on a group basis) of the Company Group, and Parent, in the case of any Tax Proceeding with respect to the consolidated U.S. federal income Tax Return (or any similar state and local Tax Return filed on a group basis) of the Parent Group, shall have the right to control any such Tax Proceeding relating to the Intended Tax Treatment; provided that (i) the controlling party shall keep the non-controlling party fully informed of all material developments, (ii) the non-controlling party (at its own cost) shall have the right to participate in the defense of such Tax Proceeding, and (iii) the controlling party shall not settle or compromise any such Tax Proceeding without the non-controlling party’s written consent, which consent may not be unreasonably withheld, conditioned, or delayed (in the case of clause (ii) and (iii), only if such Tax Proceeding could reasonably be expected to (A) result in an obligation under Section 13(c)(vii), Section 14(a) or Section 14(b) or (B) adversely affect the Structure Tax Assets); provided, further, that if the non-controlling party withholds its consent to a settlement or compromise, then (x) the non-controlling party shall be liable for Taxes resulting from a Final Determination to the extent the basis for the Final Determination is such that the non-controlling party would have liability, in whole or in part, under Section 13(c)(vii), Section 14(a) or Section 14(b), as applicable, as a result of such Final Determination, or (y) in the case of Distribution Taxes or Tax-Related Losses, for all of such Taxes resulting from a Final Determination if such Final Determination fails to clearly articulate the basis for liability such that it is not reasonably ascertainable which party would be liable for the Taxes under this Agreement. The Company and Parent shall use their reasonable best efforts to ensure that the Final Determination clearly provides the basis for such determination.
(e)	Parent Control. Parent shall have the right to control any Tax Proceeding with respect to SpinCo, or any member of the SpinCo Group, relating to one or more members of the SpinCo Group and to any Post-Distribution Period; provided, however, that to the extent any such matter may give rise to a claim

F-27

for indemnity by SpinCo or Parent against the Company under Section 14(b) of this Agreement or, except as described in Section 17(d), relates to Structure Benefits allocated to the Company under Section 13(a), (i) Parent shall keep the Company informed of all material developments and events relating to such matters, (ii) at its own cost and expense, the Company shall have the right to participate in (but not to control) the defense of any such tax claim, and (iii) Parent shall not settle or compromise any such tax claim without the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed).

SECTION 18.   Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

if to the Company or the Company Group, to:

General Electric Company

Attention:	[ ]
Telecopy:	( ) -

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Neil Barr
William Curran
Telecopy:	(212) 450-5581

if to SpinCo or the SpinCo Group, to:

Transportation Systems Holdings Inc.

Attention:	[ ]
Telecopy:	( ) -

with a copy (which shall not constitute notice) to:

Transportation Systems Holdings Inc.

Attention:
Telecopy:	( ) -

and

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Neil Barr
William Curran
Telecopy:	(212) 450-5581

F-28

if to Parent or the Parent Group, to:

Westinghouse Air Brake Technologies Corporation

with a copy (which shall not constitute notice) to:

Jones Day
250 Vesey Street
New York, New York 10281
Attention: [ ]
Facsimile No.: [ ]
E-mail: [ ]

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for that purpose by notice to the other party. Each such notice, request or other communication shall be effective (a) on the day delivered (or if that day is not a Business Day, on the first following day that is a Business Day) when (i) delivered personally against receipt or (ii) sent by overnight courier, (b) on the day when transmittal confirmation is received if sent by telecopy (or if that day is not a Business Day, on the first following day that is a Business Day), and (c) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 18.

SECTION 19.   Costs and Expenses. Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred pursuant to this Agreement. For purposes of this Agreement, costs and expenses shall include, but not be limited to, reasonable attorneys’ fees, accountants’ fees and other related professional fees and disbursements. For the avoidance of doubt, unless otherwise specifically provided in the Transaction Agreements, all liabilities, costs and expenses incurred in connection with this Agreement by or on behalf of SpinCo or any member of the SpinCo Group in any Pre-Distribution Period shall be the responsibility of the Company and shall be assumed in full by the Company.

SECTION 20.   Effectiveness;  Termination and Survival. Except as expressly set forth in this Agreement, as between the Company and SpinCo, this Agreement shall become effective upon the consummation of the Distribution, and as between the Company, SpinCo and Parent, this Agreement shall become effective upon the consummation of the Merger. All rights and obligations arising hereunder shall survive until they are fully effectuated or performed; provided that, notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for one year after the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof) and, with respect to any claim hereunder initiated prior to the end of such period, until such claim has been satisfied or otherwise resolved. This agreement shall terminate without any further action at any time before the Merger Effective Time upon termination of the Merger Agreement.

SECTION 21.   Specific Performance.  Each party hereto acknowledges that the remedies at law of the other party for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

SECTION 22.   Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

F-29

SECTION 23.   Entire Agreement; Amendments and Waivers.

(a)	Entire Agreement.
(i)	This Agreement, the other Transaction Agreements and any other agreements contemplated hereby or thereby constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof.
(ii)	THE PARTIES ACKNOWLEDGE AND AGREE THAT NO REPRESENTATION, WARRANTY, PROMISE, INDUCEMENT, UNDERSTANDING, COVENANT OR AGREEMENT HAS BEEN MADE OR RELIED UPON BY ANY PARTY OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE OTHER TRANSACTION DOCUMENTS. WITHOUT LIMITING THE GENERALITY OF THE DISCLAIMER SET FORTH IN THE PRECEDING SENTENCE, NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES IN ANY PRESENTATION OR WRITTEN INFORMATION RELATING TO THE SPINCO BUSINESS GIVEN OR TO BE GIVEN IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR IN ANY FILING MADE OR TO BE MADE BY OR ON BEHALF OF THE COMPANY OR ANY OF ITS AFFILIATES WITH ANY GOVERNMENTAL AUTHORITY, AND NO STATEMENT MADE IN ANY SUCH PRESENTATION OR WRITTEN MATERIALS, MADE IN ANY SUCH FILING OR CONTAINED IN ANY SUCH OTHER INFORMATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE. SPINCO ACKNOWLEDGES THAT THE COMPANY HAS INFORMED IT THAT NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY OR ANY OF ITS AFFILIATES TO MAKE ANY REPRESENTATION OR WARRANTY IN RESPECT OF THE SPINCO BUSINESS OR IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS, UNLESS IN WRITING AND CONTAINED IN THIS AGREEMENT OR IN ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH THEY ARE A PARTY.
(b)	Amendments and Waivers.
(i)	This Agreement may be amended, and any provision of this Agreement may be waived if and only if such amendment or waiver, as the case may be, is in writing and signed, in the case of an amendment, by the parties or, in the case of a waiver, by the party against whom the waiver is to be effective.
(ii)	No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. Any term, covenant or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only by a written notice signed by such party expressly waiving such term, covenant or condition. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

SECTION 24.   Governing Law and Interpretation.  This Agreement shall be construed in accordance with and governed by the law of the State of Delaware (without regard to the choice of law provisions thereof).

SECTION 25.   Dispute Resolution.  In the event of any dispute relating to this Agreement, including but not limited to whether a Tax liability is a liability of the Company Group, the SpinCo Group or the Parent Group, the parties shall work together in good faith to resolve such dispute within thirty (30) days. In the event that such dispute is not resolved, upon written notice by a party after such thirty (30)-day period, the matter shall be referred to a U.S. Tax counsel or other Tax advisor of recognized national standing (the “Tax Arbiter”) that will be jointly chosen by the Company and Parent; provided, however, that, if the Company and the Parent do not

F-30

agree on the selection of the Tax Arbiter after five (5) days of good faith negotiation, the Tax Arbiter shall consist of a panel of three U.S. Tax counsel or other Tax advisors of recognized national standing with one member chosen by the Company, one member chosen by Parent, and a third member chosen by mutual agreement of the other members within the following ten (10)-day period. Each decision of a panel Tax Arbiter shall be made by majority vote of the members. The Tax Arbiter may, in its discretion, obtain the services of any third party necessary to assist it in resolving the dispute. The Tax Arbiter shall furnish written notice to the parties to the dispute of its resolution of the dispute as soon as practicable, but in any event no later than ninety (90) days after acceptance of the matter for resolution. Any such resolution by the Tax Arbiter shall be binding on the parties, and the parties shall take, or cause to be taken, any action necessary to implement such resolution. All fees and expenses of the Tax Arbiter shall be shared equally by the parties to the dispute.

SECTION 26.   Counterparts.  This Agreement may be signed in any number of counterparts (including by facsimile or PDF), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 27.   Successors and Assigns; Third Party Beneficiaries.  Except as provided below, this Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns, by merger, acquisition of assets or otherwise (including but not limited to any successor of a party hereto succeeding to the Tax Attributes of such party under Applicable Tax Law). This Agreement is not intended to benefit any Person other than the parties hereto and such successors and assigns, and no such other Person shall be a third party beneficiary hereof. Upon the Merger Effective Time, this Agreement shall be binding on Parent and Parent shall be subject to the obligations and restrictions imposed on SpinCo hereunder, including the indemnification obligations of SpinCo under Section 14.

SECTION 28.   Authorization, Etc. Each of the parties hereto hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party, and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision or law or of its charter or bylaws or any agreement, instrument or order binding on such party.

SECTION 29.   Change in Tax Law.  Any reference to a provision of the Code, Treasury regulations or any other Applicable Tax Law shall include a reference to any applicable successor provision of the Code, Treasury regulations or other Applicable Tax Law; provided that, in the event of any amendment to any provision of the Code, Treasury regulations or any other Applicable Tax Law (or any successor provision thereto) or any promulgation of official, published guidance with respect thereto, the underlying principles of calculation and allocation in this Agreement shall apply mutatis mutandis, and the parties hereto shall cooperate in good faith to apply such principles in such manner.

[SIGNATURE PAGE FOLLOWS]

F-31

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

The Company on its own behalf and on behalf of the members of the Company Group.

By:
Name:
Title:
SpinCo on its own behalf and on behalf of the members of the SpinCo Group.

By:
Name:
Title:
Parent on its own behalf and on behalf of the members of the Parent Group.

By:
Name:
Title:
Direct Sale Purchaser

By:
Name:
Title:

F-32

SCHEDULE A

The following transactions occurring pursuant to the Internal Reorganization are hereby identified as being free from Tax to the extent set forth herein (the “Internal Tax-Free Transactions”), any:

(A)	transfer and distribution intended to qualify, taken together, as a reorganization described in Section 368(a)(1)(D) of the Code (or any analogous provision of state, local or non-U.S. tax law);
(B)	distribution intended to qualify as a distribution of the “controlled corporation” stock to the shareholders of the “distributing corporation” pursuant to Section 355(a) of the Code (or any analogous provision of state, local or non-U.S. tax law);
(C)	transfer intended to qualify as a transfer pursuant to Section 351 of the Code (or any analogous provision of state, local or non-U.S. tax law); and
(D)	transaction intended to qualify as the distribution of property in complete liquidation of a corporation pursuant to Section 332 of the Code (or any analogous provision of state, local or non-U.S. tax law);[11]

provided that the Company may add to or modify the list of Internal Tax-Free Transactions from time to time prior to the Merger Effective Time, so long as such addition or modification (x) does not impose any material incremental cost on any member of the Parent Group or otherwise impose obligations on Parent that differ materially in kind from the obligations otherwise imposed on Parent under this Agreement with respect to the Internal Tax-Free Transactions prior to such addition or modification, and (y) the intended Tax treatment of such additional or modified Internal Tax-Free Transaction is supportable on an at least “more likely than not” level of comfort.

[11]	Note to Draft: To be amended to add any other provision resulting in tax-free treatment under non-U.S. law.

F-33

SCHEDULE B

DIRECT SALE ALLOCATION PRINCIPLES

[TO COME]

F-34

SCHEDULE C

“QUALIFIED PROPERTY” (DISTRIBUTION)

[TO COME, IF APPLICABLE]

F-35

SCHEDULE D

“QUALIFIED PROPERTY” (DIRECT SALE)

[TO COME]

F-36

Annex G

200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000

May 20, 2018
Board of Directors
Westinghouse Air Brake Technologies Corporation
1001 Air Brake Avenue
Wilmerding, Pennsylvania 15148

Lady and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to Westinghouse Air Brake Technologies Corporation (the “Company”) of the Aggregate Consideration (as defined below) to be paid by the Company pursuant to the Agreement and Plan of Merger, dated as of May 20, 2018 (the “Merger Agreement”), by and among General Electric Company (“Golf”), Transportation Systems Holdings Inc., a wholly owned subsidiary of Golf (“Newco”), the Company and Wabtec Us Rail Holdings, Inc., a wholly owned subsidiary of the Company (“Merger Sub”). For purposes of this opinion, the “Aggregate Consideration” shall mean (i) the New Issuance (as defined in the Merger Agreement), (ii) the Direct Sale Purchase Price (as defined in the Separation, Distribution and Sale Agreement, dated as of May 20, 2018 (the “Separation Agreement”), among Golf, Newco, the Company and Merger Sub), as adjusted pursuant to Section 2.11 of the Separation Agreement, and (iii) the payments relating to the Company Structure Benefits (as defined in Exhibit E to the Separation Agreement (the “Tax Matters Agreement” and, together with the Merger Agreement and the Separation Agreement, the “Agreements”), among Golf, Newco, the Company and Merger Sub) pursuant to Section 13 of the Tax Matters Agreement (the “TMA Payments”).

You have informed us that pursuant to the Separation, Distribution and Sale Agreement, among other things, prior to the Effective Time (as defined in the Merger Agreement), Golf and Newco shall effect the Internal Reorganization, the SpinCo Transfer, the Direct Sale and the Distribution (each, as defined in the Separation Agreement) and that pursuant to the Tax Matters Agreement, among other things, after the Effective Time, the Company shall make the TMA Payments to Golf on the terms contemplated thereby.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Golf, Newco, Merger Sub, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the Agreements (collectively, the “Transactions”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transactions. We expect to receive fees for our services in connection with the Transactions, all of which are contingent upon consummation of the Transactions, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. At your request, an affiliate of Goldman Sachs & Co. LLC has entered into financing commitments to provide the Company with a Senior Unsecured 364 Day Bridge, incremental and refinanced term loan, and revolving credit facilities in connection with the consummation of the Transactions and subject to the terms of such commitments and pursuant to which such affiliate expects to receive compensation. We have provided certain financial advisory and/or underwriting services to Golf and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner with respect to an initial public offering of 260,610,000 shares of common stock of Moneta Money Bank, a former Golf subsidiary (“MMB”), in May 2016; as financial advisor to Golf in connection with the sale of General Electric Appliances, a former Golf subsidiary, in June 2016; as joint bookrunner with respect to a follow on public offering of 125,000,000 shares of common stock of MMB in September 2016; as financial advisor to

Securities and Investment Services Provided by Goldman Sachs & Co. LLC

General Electric Capital Corporation, a subsidiary of Golf (“GCC”), in connection with GCC's sale of a 23.3% stake in Hyundai Capital Services in September 2016; as joint bookrunner with respect to a follow on public offering of 92,214,009 shares of common stock of MMB in November 2016; as financial advisor to GCC in connection with GCC's sale of a 43% stake in Hyundai Card in February 2017; as joint bookrunner with respect to a public offering of the 2.125% Senior Unsecured Notes due 2037, 1.500% Senior Unsecured Notes due 2029, 0.875% Senior Unsecured Notes due 2025 and 0.375% Senior Unsecured Notes due 2022 (aggregate principal amount $8.7 billion) of Golf in May 2017; as financial advisor to Golf in connection with the sale of General Electric Water, a former Golf subsidiary, in September 2017; as financial advisor to Golf in connection with the sale of General Electric Industrial Solutions, a Golf subsidiary, announced in September 2017; as co-manager with respect to the public offering of the 4.080% Senior Notes due 2047, 3.337% Senior Notes due 2027 and 2.773% Senior Notes due 2022 (aggregate principal amount $4 billion) of Baker Hughes, a subsidiary of Golf, in December 2017; and as financial advisor to GCC in connection with the formation of a joint venture involving General Electric Capital Aviation Services in December 2017. We may also in the future provide, and may currently be providing, financial advisory and/or underwriting services to the Company, Golf, Newco, Merger Sub and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Merger Agreement; the Separation Agreement; the Tax Matters Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Golf for the five years ended December 31, 2017; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Golf; certain other communications from the Company and Golf to their respective stockholders; certain publicly available research analyst reports for the Company and Golf; the Tiger Unaudited Financial Statements (as defined in the Merger Agreement); certain internal financial analyses and forecasts for the Tiger Business (as defined in the Merger Agreement) prepared by the management of Golf; certain internal financial analyses and forecasts for the Company standalone and pro forma for the Transactions, certain financial analyses and forecasts for tax benefits, including the Company Structure Benefits, associated with the Transactions, and certain financial analyses and forecasts for the Tiger Business, in each case as prepared by the management of the Company and approved for our use by the Company (the “Forecasts”); certain operating synergies projected by the management of the Company to result from the Transactions, as approved for our use by the Company (the “Synergies”); estimates of the SpinCo Adjustment Amount and the Direct Sale Adjustment Amount (each as defined in the Separation Agreement) prepared by the management of the Company and approved for our use by the Company (the “Adjustment Estimates”); and estimates of the amounts and timing of the TMA Payments prepared by management of the Company and approved for our use by the Company (the “TMA Payment Estimates”). We have also held discussions with members of the senior managements of the Company and Golf regarding their assessment of the past and current business operations, financial condition and future prospects of the Tiger Business, and with the members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company and the strategic rationale for, and the potential benefits of, the Transactions; reviewed the reported price and trading activity for the shares of common stock of the Company; compared certain financial and stock market information for the Company and certain financial information for the Tiger Business with similar financial and stock market information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the rail transportation industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, the Synergies, the Adjustment Estimates and the TMA Payment Estimates have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company, Newco, Merger Sub or Golf or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on the Company, the Tiger Business or Newco or on the expected benefits of the Transactions in any way meaningful to our analysis. We also have assumed that the Transactions will be consummated on the terms set forth in the Agreements, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transactions, or the relative merits of the Transactions as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the Company, as of the date hereof, of the Aggregate Consideration to be paid by the Company pursuant to the Merger Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreements or Transactions or any term or aspect of any other agreement or instrument contemplated by the Agreements or entered into or amended in connection with the Transactions, including, without limitation, the Shareholders Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Internal Reorganization, the SpinCo Transfer, the Distribution, any allocation of the Aggregate Consideration or liabilities assumed as part of the Direct Sale or any indemnification or adjustments contemplated by the Agreements; the fairness of the Transactions to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, Newco, Golf or any class of such persons, in connection with the Transactions, whether relative to the Aggregate Consideration to be paid by the Company pursuant to the Merger Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of common stock of the Company will trade at any time or as to the impact of the Transactions on the solvency or viability of the Company, Newco, Merger Sub, the Tiger Business or Golf or the ability of the Company, Newco, Merger Sub, the Tiger Business or Golf to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of the date hereof, and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transactions and such opinion does not constitute a recommendation as to how any holder of shares of common stock of the Company should vote with respect to such Transactions or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be paid by the Company pursuant to the Merger Agreement is fair from a financial point of view to the Company.

Very truly yours,

/s/ GOLDMAN SACHS & CO. LLC
GOLDMAN SACHS & CO. LLC

Wabtec
CORPORATION

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the special meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the special meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E51700-S76628

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.	**For**	**Against**	**Abstain**
1. Authorize the issuance of shares of Wabtec common stock in the Merger.	☐	☐	☐
2. Amend the Wabtec Charter to increase the number of authorized shares of common stock from 200 Million to 500 Million.	☐	☐	☐
3. Approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business if properly raised at the special meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
SPECIAL MEETING OF STOCKHOLDERS

Wednesday, November 14, 2018
09:00 a.m. Local Time

The Duquesne Club
325 Sixth Avenue
Pittsburgh, Pennsylvania 15222

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

E51701-S76628

proxy

The undersigned stockholder of WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION ("Wabtec") does hereby appoint Albert J. Neupaver and David L. DeNinno, or any one or both of them, with full power of substitution, as proxies of the undersigned to vote at the Special Meeting of Wabtec stockholders, to be held November 14, 2018 (the "Special Meeting"), and at all adjournments and postponements thereof, all the shares of Wabtec common stock which the undersigned may be entitled to vote, on the matters set out on the reverse side of this proxy card and described in the accompanying proxy statement and, at their discretion, on any other business which may properly come before the Special Meeting.

The undersigned stockholder hereby revokes all previous proxies for the Special Meeting and acknowledges receipt of the Notice of Special Meeting and the accompanying proxy statement.

You are urged to promptly return this proxy card in the enclosed envelope whether or not you expect to attend the Special Meeting in person so that these shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Special Meeting.

The shares represented by this proxy card will be voted as directed by the stockholder. If this proxy card is executed but no direction is given, such shares will be voted "FOR" Proposals 1, 2 and 3.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

See reverse for voting instructions.